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                               QUARTERLY BULLETIN

                                   MARCH 2006

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                           SOUTH AFRICAN RESERVE BANK

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                               QUARTERLY BULLETIN

                                   MARCH 2006

                                     No 239

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                           SOUTH AFRICAN RESERVE BANK

SOUTH AFRICAN RESERVE BANK
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(C) South African Reserve Bank

All rights reserved. No part of this publication may be reproduced, stored in a retrieval system, or transmitted in any form or by any means, electronic, mechanical, photocopying, recording or otherwise, without the prior permission of the publisher. The contents of this publication are intended for general information only and are not intended to serve as financial or other advice.
While every precaution is taken to ensure the accuracy of information, the South
African Reserve Bank shall not be liable to any person for inaccurate information or opinions contained in this publication.

Enquiries relating to this Bulletin should be addressed to:
      The Executive General Manager and Chief Economist
      Research Department
      S A Reserve Bank
      P O Box 427
      Pretoria 0001
      Tel. 27-12-3133668/3944

http://www.reservebank.co.za/quarterlybulletin                    ISSN 0038-2620

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CONTENTS

QUARTERLY ECONOMIC REVIEW

STATEMENTS ISSUED BY MR T T MBOWENI, GOVERNOR OF THE SOUTH AFRICAN RESERVE BANK

Statement of the Monetary Policy Committee
8 December 2005..........................................................................     59

Statement of the Monetary Policy Committee
2 February 2006..........................................................................     63

NOTE

Note on flows of funds in South Africa's national financial accounts for the year 2004 ..     67

NOTES TO TABLES..........................................................................     77

STATISTICAL TABLES

Contents.................................................................................    S-0
Key information..........................................................................  S-148

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QUARTERLY ECONOMIC REVIEW

INTRODUCTION

The real growth rate of the South African economy picked up from 4 1/2 per cent in 2004 to virtually 5 per cent in 2005 - the highest annual growth rate since
1984. The rapid expansion in real gross domestic product in 1984 was short-lived, falling between two years of negative growth, and was prompted by a brief and unsustainable episode of fiscal expansion. By contrast, the current sound economic policies and robust policy framework, and the way in which the growth momentum has developed over the past number of years suggest a far more resilient process of growth.

A relatively benign international economic environment contributed to the improved prospects facing the South African economy in 2005. Global output growth continued at a firm pace, rendering support to international trade volumes and commodity prices. At the same time world inflation remained low, with little evidence that the increases in the prices of crude oil and other commodities would trigger a more generalised inflationary spiral.

In recent years the rate of real output growth in the South African economy has exceeded the pace of expansion in the real fixed capital stock by a considerable margin, resulting in a declining capital-output ratio. As the use of capital stock is increasingly stretched to its limits, it is likely to prompt higher fixed capital formation in order to boost the capital stock and accommodate a sustained acceleration in output growth. This outcome was observed as capital expenditure again rose briskly in 2005, but not sufficiently to prevent a further reduction in the capital-output ratio. Further substantial strides in fixed capital formation are required - including the increases to which the public sector is committed, congruent with the Accelerated and Shared Growth
Initiative of South Africa (Asgisa).

      REAL OUTPUT AND THE FIXED CAPITAL STOCK

                                [GRAPHIC OMITTED]

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In 2005 all three of the main components of domestic final demand - final consumption expenditure by households, final consumption expenditure by government, and gross fixed capital formation - rose at strong real growth rates ranging from 5 1/2 to 8 per cent. Household expenditure on durable and semi-durable goods recorded further buoyant increases in 2005, supported by high consumer confidence, rising income and the lowest nominal interest rate levels in 25 years. Real final consumption expenditure by general government was driven by actions to improve service delivery as well as defence procurement. The private sector - particularly the manufacturing, commerce and construction sectors - was responsible for most of the growth in real fixed capital formation in 2005, although public corporations also increased their expenditure on the upgrading of the electricity distribution network and on harbour facilities.

Real value added by the primary sector picked up in 2005 on account of a significantly higher level of agricultural production. The secondary and tertiary sectors broadly retained their earlier growth momentum in 2005.
However, quarterly growth rates were erratic, with the mining sector for instance experiencing strongly positive growth rates in the first half of 2005 but reductions in real production in the second half of the year, partly on account of scheduled maintenance of a smelter. Erratic behaviour was observed in the real value added by manufacturing which registered a contraction in the first quarter of 2005, strong increases in the middle quarters, and again a marginal contraction in the final quarter when petroleum refinery output was temporarily held back by plant conversions to replace leaded fuel. Summing across all sectors, quarter-to-quarter growth in real gross domestic production reached its peak in the second quarter of 2005 and decelerated somewhat in the subsequent two quarters.

Strong domestic production and expenditure in 2005 were accompanied by buoyant demand for imports. For the year as a whole, the volume of merchandise imports rose by 11 1/2 per cent. Over the same period merchandise export volumes expanded by 8 1/2 per cent, consistent with the solid performance of the world economy. Both the trade deficit and the deficit on the service, income and current transfer account widened in 2005, resulting in a deficit on the current account of the balance of payments amounting to 4,2 per cent of gross domestic product. The deficit in the fourth quarter also widened despite the meaningful narrowing of the trade deficit.

The financial account of the balance of payments registered a larger surplus in
2005 than in 2004. A large foreign direct investment transaction in the banking sector contributed significantly towards this outcome and also helped to stimulate interest in investment in South Africa generally. Portfolio investment into South Africa also continued in 2005 and mainly involved investment in shares. The continued surplus on the financial account in respect of the final quarter of 2005 reflected, among other things, further direct investment activity as well as flows related to the domestic private-banking sector.

During each of the quarters of 2005 the overall balance of payments registered a surplus. This was reflected in further increases in the gross holdings of gold and foreign exchange of the South African Reserve Bank (the Bank), which doubled in less than two years, reaching US$20,6 billion at the end of December 2005.
The gross reserves came to US$22,5 billion at the end of February 2006. Given the overall balance-of-payments surplus, alongside sustained high prices of commodity exports and widespread interest in South Africa as an investment destination, the nominal effective exchange rate of the rand, on balance, declined very little in 2005 - a 9-per-cent depreciation of the exchange

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value of the rand in the first half of the year was largely reversed in the second half. Some further appreciation of the rand followed in early 2006.

Overall employment in South Africa increased by a welcome 658 000 jobs, or by
5,7 per cent, over the year to September 2005. Wage settlements and increases in nominal remuneration per worker moderated somewhat in 2005, and increases in unit labour cost were fully aligned with the inflation target. However, at the same time the number of man-days lost due to strikes and other work stoppages more than doubled to 2,3 million.

CPIX inflation continued along its disciplined path, recording its 29th successive month within the target area of 3 to 6 per cent in January 2006. Both the goods and the services components were within the target area. If the price of petrol is excluded from the inflation calculation, administered price inflation fell close to the midpoint of the target range. Similarly, production price inflation remained well contained.

The M3 money supply rose at brisk rates in 2005 and January 2006, consistent with the strength of domestic production and expenditure. Positive wealth effects on account of rising prices of real-estate and financial assets also supported the demand for money. Monetary institutions' loans and advances to the domestic private sector maintained strong momentum over the past year, with mortgage and credit card advances recording exceptionally high rates of increase
- symptomatic of the buoyancy of the real-estate and household goods and services markets, respectively. As a counterpart to these developments, the household debt ratio rose from 58 per cent of disposable income in the fourth quarter of 2004 to a new record level of 65 1/2 per cent in the fourth quarter of 2005.

Interest rates in the money market remained aligned with the Bank's repurchase rate. This policy rate was adjusted only once in 2005, when a reduction from
7 1/2 per cent to 7 per cent was announced in mid-April. Other money-market rates generally declined by a similar margin. Yields on long-term rand-denominated bonds of the South African government trended down during 2005 and reached 35-year lows in February 2006, reflecting the modest Budget deficit and confidence that inflation would remain under control.

With mortgage interest rates at relatively low levels and displaying a high degree of stability, while real income and employment continued to expand, house prices again recorded double-digit rates of increase in 2005 and the first few months of 2006. Sentiment in the real-estate market was also supported by the reduction in transfer duty announced in February 2006.

Reflecting the sound performance of the economy, high international commodity prices, strong profit growth and upbeat expectations, South African share prices rose by 43 per cent from the end of 2004 to the end of 2005 - the seventh highest local-currency price performance in the world according to the World
Federation of Exchanges. While share prices reached successive record highs in
2005 and early 2006, on each of these occasions the historical price-earnings ratio of JSE Limited (JSE) shares still fell short of its upper turning points in a number of previous instances. Non-residents' net purchases of shares on the
JSE reached a record high level in 2005 and continued apace in the first two months of 2006.

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National government revenue was exceptionally buoyant in fiscal 2005/06, exceeding the initially budgeted amount by a significant margin as a reflection of the strength of domestic production and expenditure, as well as further improvements in tax administration. Government expenditure progressed in broad conformity with the initial Budget. As a result, the latest estimates provide for a 2005/06 national government deficit before borrowing and debt repayment of only 0,5 per cent of gross domestic product, compared with an originally budgeted ratio of 3,1 per cent. The strong fiscal position made it possible for government to provide for significant tax relief and increases in real non-interest expenditure in 2006/07, while still restricting the deficit ratio to 1,5 per cent of gross domestic product and allowing the ratio of government debt to gross domestic product to somewhat decline further.

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DOMESTIC ECONOMIC DEVELOPMENTS

DOMESTIC OUTPUT(1)

The South African economy registered a real growth rate of virtually 5 per cent in 2005, the highest since 1984. This solid performance followed the attainment of an already brisk rate of growth of 4 1/2 per cent in 2004. On a quarterly basis, real economic growth lost some momentum in the second half of 2005 and decelerated from an annualised rate of 4 per cent in the third quarter of 2005 to 3 1/2 per cent in the fourth quarter. The diminished performance in the final quarter of 2005 mainly reflected a decline in the real value added by the primary sector and slower growth in the real value added by the secondary sector.

      REAL GROSS DOMESTIC PRODUCT

                                [GRAPHIC OMITTED]

Following an increase of 2 1/2 per cent in the third quarter of 2005, the real value added by the primary sector declined at an annualised rate of 2 per cent in the fourth quarter. This contraction was the net result of a slowdown in the real value added by the agricultural sector, while the real value added by the mining sector declined. However, on an annual basis, real production of the primary sector improved from an increase of 1 1/2 per cent in 2004 to 4 per cent in 2005.

Growth in the real value added by the agricultural sector slowed from an annualised rate of 10 per cent in the third quarter of 2005 to 4 per cent in the fourth quarter partly due to a decline in horticultural output; livestock production continued to edge higher over the period. However, for 2005 as a whole, the real value added by the agricultural sector increased at a rate of
5 1/2 per cent, following a decline of 1 1/2 per cent in 2004.

The real value added by the mining sector declined marginally in the third quarter of 2005 but fell at an annualised rate of 4 1/2 per cent in the fourth quarter. This notable contraction was mainly due to a decline in the real value added by the platinum-mining sector. The production of platinum group metals was adversely affected by the scheduled maintenance

(1)   The quarter-to-quarter growth rates referred to in this section are based on seasonally adjusted data.

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of a smelter at one of the platinum mines. The dampening effect of the stronger rand on export earnings might also have constrained mining production somewhat.

The secular decline in the real value added by the gold-mining sector was interrupted in the fourth quarter of 2005. Following a decline in the third quarter of 2005, gold mining output inched higher in the fourth quarter. Gold production was partly boosted by the re-opening of certain mining operations that were previously closed and by a reduction in the number of working days lost due to work stoppages. The real value added by diamond mining also increased over the same period. Despite a gradual deterioration in the quarter-to-quarter rate of growth in the real value added by the mining sector, the increase in real value added was maintained at 3 per cent in 2005 as a whole.

REAL GROSS DOMESTIC PRODUCT
Percentage change at seasonally adjusted annualised rates

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                                               2004                                          2005
                            ----------------------------------------------------------------------------------------
Sectors                     1st qr   2nd qr   3rd qr   4th qr    Year     1st qr   2nd qr   3rd qr   4th qr    Year
                            ----------------------------------------------------------------------------------------

Primary sector...........    1 1/2    2        7 1/2   -1        1 1/2     8 1/2    3 1/2    2 1/2   -2        4
  Agriculture............    2 1/2    3 1/2    7        3 1/2   -1 1/2     6 1/2    3       10        4        5 1/2
  Mining.................    1        1 1/2    7 1/2   -3        3         9 1/2    4        - 1/2   -4 1/2    3
Secondary sector.........    9       11       10        3        5         - 1/2    7 1/2    5 1/2    1 1/2    4 1/2
  Manufacturing..........    9       11 1/2   11        3        4 1/2    -2 1/2    8        5 1/2    - 1/2    4
Tertiary sector..........    4        5 1/2    5 1/2    5 1/2    4 1/2     6        4 1/2    4 1/2    5        5
Non-agricultural sector..    5        6 1/2    6 1/2    4 1/2    4 1/2     4 1/2    5        4        3 1/2    5
TOTAL....................    5        6 1/2    6 1/2    4 1/2    4 1/2     4 1/2    5 1/2    4        3 1/2    5
--------------------------------------------------------------------------------------------------------------------

Growth in the real value added by the secondary sector slowed from 7 1/2 per cent in the second quarter of 2005 to 5 1/2 per cent in the third quarter and to
1 1/2 per cent in the fourth quarter. This could mainly be attributed to a decline in the growth in manufacturing output. Although growth in real value added accelerated in the sector supplying electricity, gas and water as well as in the construction sector, these increases were not sufficiently strong to offset the decline in manufacturing production.

In manufacturing an annualised rate of growth of 5 1/2 per cent in the third quarter of 2005 made room for a marginal contraction in the fourth quarter.
Quarter-to-quarter growth rates ranging between -2 1/2 and 8 per cent brought the growth in real manufacturing production for 2005 as a whole to 4 per cent, a slight deceleration from the 4 1/2 per cent growth recorded in 2004.

The decline in the real value added by the manufacturing sector in the fourth quarter of 2005 occurred in a number of subsectors. Real output of manufactured food and beverages, petroleum, chemical and plastic products as well as electrical machinery contracted. The plant conversions related to the change-over from leaded to unleaded and lead replacement fuel adversely affected production in the petroleum and chemical products subsector over the period.
However, the real output of manufacturers of basic iron and steel products as well as transport equipment increased over the same period.

The fourth-quarter contraction in the real value added by the manufacturing sector was probably also fuelled by increased competitive pressures from abroad, making it difficult

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for local manufacturers to capitalise on the buoyant domestic demand for consumer goods due to cheaper imports. Export volumes also receded somewhat in the final quarter of 2005.

Following a decline of 1 1/2 per cent in the third quarter of 2005, growth in the real value added by the sector supplying electricity, gas and water accelerated to an annualised rate of 3 1/2 per cent in the fourth quarter. The increased output was mainly evident in electricity production. However, for the year as a whole growth in the real value added by the sector supplying electricity, gas and water slowed from 2 1/2 per cent in 2004 to 1 1/2 per cent in 2005 as the latter year was characterised by an exceptionally mild winter which weighed on electricity consumption.

Growth in the real value added by the construction sector accelerated from an annualised rate of 9 1/2 per cent in the third quarter of 2005 to about 12 1/2 per cent in the fourth quarter - mainly reflecting the continued buoyancy of residential and non-residential building activity. In addition, provincial governments stepped up the pace of civil construction works. Growth in the real value added by the construction sector amounted to 10 per cent in 2005, much the same as the buoyant increase of 10 1/2 per cent recorded in 2004.

      REAL GROSS VALUE ADDED BY THE CONSTRUCTION SECTOR

                                [GRAPHIC OMITTED]

The real value added by the tertiary sector grew at an annualised rate of 5 per cent in the fourth quarter of 2005, slightly higher than the growth rate recorded in the second and third quarters. The relatively robust quarter-to-quarter rates of increase during 2005 lifted the real value added by the tertiary sector by 5 per cent for the year as a whole, following an increase of 4 1/2 per cent in the preceding year.

In the trade sector growth in the real value added accelerated to a robust 9 per cent in the fourth quarter of 2005 after recording a growth rate of 6 1/2 per cent in the third quarter. The brisk performance mainly reflected buoyant activity in the retail and motor trade sectors. Against the backdrop of favourable consumer confidence, real spending on durable consumer goods surged in the fourth quarter of 2005, lifting the real value added

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of the retail subsector. The sale of new motor vehicles surged in the fourth quarter of 2005 and for the calendar year 2005, total new motor vehicles sold amounted to 565 000 or 24 1/2 per cent more than the previous record of 454 000 new motor vehicles sold in 1981.

The real value added by the transport, storage and communication sector increased at brisk annualised rates of 6 per cent in the third quarter of 2005 and 6 1/2 per cent in the fourth quarter. This was broadly in keeping with the sustained high level of domestic demand which led to an increase in the usage of land freight transport across the country. The real value added by the communication subsector was sustained at a high level in the third and fourth quarters of 2005. The strong quarter-to-quarter growth in the transport, storage and communication sector throughout the year culminated in an annual growth rate of 5 1/2 per cent in 2005 as a whole, compared to the 4 1/2 per cent increase recorded in 2004.

Growth in the real value added by the finance, insurance, real-estate and business services sector eased from an annualised rate of 4 1/2 per cent in the third quarter of 2005 to 3 1/2 per cent in the fourth quarter. A slowdown in the real value added by banks was not fully offset by the increased output of other subsectors. Positive sentiment towards equity investment on the Johannesburg
Securities Exchange (JSE) lifted the real value added by securities dealers in the fourth quarter. In addition, the real output of the real-estate sector continued to benefit from sustained buoyancy in fixed property transactions.

Growth in the real value added by general government accelerated from an annualised rate of 1 per cent in both the second and third quarters of 2005 to 2 per cent in the fourth quarter.

Growth in real gross national income slowed from 5 1/2 per cent in 2004 to 5 per cent in 2005 mainly due to a sharp increase in net primary income payments made to the rest of the world, which more than neutralised an improvement in South
Africa's terms of trade. Accordingly, growth in real gross national income per capita also slowed from a rate of 4 per cent in 2004 to 3 1/2 per cent in 2005.

DOMESTIC EXPENDITURE

Growth in aggregate real gross domestic expenditure slowed considerably from an annualised rate of 7 1/2 per cent in the third quarter of 2005 to 4 per cent in the fourth quarter. A substantial slowdown in the pace of inventory investment more than countered a marked acceleration in real domestic final demand. For the calendar year 2005, aggregate real gross domestic expenditure increased by 6 per cent compared with an increase of 7 1/2 per cent in 2004.

After having recorded growth at an annualised rate of 6 per cent in the third quarter of 2005, growth in real final consumption expenditure by households accelerated to an annualised rate of 7 per cent in the fourth quarter. Brisk household spending on durable goods was primarily responsible for the buoyant growth in real household consumption expenditure. Growth in the demand for semi-durable goods moderated over the period. Nevertheless, the growth in real household expenditure for 2005 as a whole amounted to 7 per cent compared with an increase of 6 1/2 per cent in 2004. This was the highest annual growth rate in real consumption expenditure by households registered since 1981.

Robust discretionary spending boosted the surge in real outlays on durable consumer goods from an annualised growth rate of 8 per cent in the third quarter of 2005 to 24 1/2 per cent in the fourth quarter. Relatively stable prices of new vehicles and interest rates which

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remained at 25-year low levels contributed to the high level of spending on personal transport equipment, especially on new motor vehicles. Growth in real outlays on furniture, household appliances and medical equipment slowed in the fourth quarter of 2005.

REAL GROSS DOMESTIC EXPENDITURE
Percentage change at seasonally adjusted annualised rates

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                                               2004                                          2005
                            ----------------------------------------------------------------------------------------
Components                  1st qr   2nd qr   3rd qr   4th qr    Year     1st qr   2nd qr   3rd qr   4th qr    Year
                            ----------------------------------------------------------------------------------------

Final consumption
expenditure by
households ..............    6 1/2    7        7 1/2    7 1/2    6 1/2     6 1/2    6 1/2    6        7        7
Final consumption
expenditure by
general government ......    5 1/2    6        0       12 1/2    7         1        6        5 1/2   14 1/2    5 1/2
Gross fixed capital
formation ...............   11 1/2   10        7 1/2    9 1/2    9        10        4 1/2    7        7 1/2    8
Change in inventories
(R billions)* ...........   10,9     16,7     17,8     12,7     14,5      12,3      6,1     13,3      2,9      8,6
Gross domestic
expenditure .............    9 1/2    9 1/2    4 1/2    4        7 1/2     7        6        7 1/2    4        6
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*     At constant 2000 prices

      REAL FINAL CONSUMPTION EXPENDITURE BY HOUSEHOLDS

                                [GRAPHIC OMITTED]

Real final consumption expenditure on semi-durable goods levelled off in the fourth quarter of 2005, decelerating from a growth rate of 19 1/2 per cent in the third quarter of 2005 to 8 1/2 per cent in the fourth quarter. Slower growth was evident in all the spending categories of semi-durable goods.

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REAL FINAL CONSUMPTION EXPENDITURE BY HOUSEHOLDS
Percentage change at seasonally adjusted annualised rates

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                                               2004                                          2005
                            ----------------------------------------------------------------------------------------
Components                  1st qr   2nd qr   3rd qr   4th qr    Year     1st qr   2nd qr   3rd qr   4th qr    Year
                            ----------------------------------------------------------------------------------------

Durable goods               10 1/2   17       23       26       16        12       20 1/2    8       24 1/2   18
Semi-durable goods          23       23       17       19 1/2   18        17 1/2   13 1/2   19 1/2    8 1/2   17
Non-durable goods            3        5        6        5 1/2    4         5 1/2    4 1/2    4 1/2    6        5
Services                     5        3        3        2 1/2    4         3        3 1/2    3        3        3
Total                        6 1/2    7        7 1/2    7 1/2    6 1/2     6 1/2    6 1/2    6        7        7
--------------------------------------------------------------------------------------------------------------------

Growth in real household expenditure on non-durable goods and services in the fourth quarter of 2005 continued at the modest pace set in the previous quarters. Growth in real outlays on household fuel and power, medical and pharmaceutical products as well as some services accelerated moderately over the period.

A steady increase in real household disposable income underpinned the robust household spending. In addition, households also incurred more debt to satisfy their appetite for consumer goods and property acquisition. As a result, household debt as a percentage of household disposable income rose from 63 1/2 per cent in the third quarter of 2005 to a new record of 65 1/2 per cent in the fourth quarter. The ratio of debt service payments to disposable income edged higher to 7 per cent in the final quarter of 2005.

      HOUSEHOLD DEBT AND DEBT SERVICE COST AS PERCENTAGE OF DISPOSABLE INCOME

                               [GRAPHIC OMITTED]

Subsequent to an annualised increase of 5 1/2 per cent in the third quarter of
2005, real final consumption expenditure by general government gained further momentum in the fourth quarter of 2005, recording an annualised increase of
14 1/2 per cent. This was the result of an increase in real expenditure on goods and non-wage services, which inter

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alia included the acquisition of a submarine by the South African Navy as part of the defence procurement programme. Final consumption expenditure by general government as a percentage of gross domestic product consequently increased from
20 per cent in the third quarter of 2005 to 20 1/2 per cent in the fourth quarter. However, year-on-year growth in real final consumption expenditure by general government decelerated from 7 per cent in 2004 to 5 1/2 per cent in
2005.

REAL GROSS FIXED CAPITAL FORMATION

Real gross fixed capital formation rose at brisk annualised rates of 7 per cent in the third quarter of 2005 and 7 1/2 per cent in the fourth quarter. The increase in the fourth quarter reflected a solid expansion of real capital outlays by private business enterprises and public corporations, whereas real gross fixed capital formation by general government recorded no growth over this period. The year-on-year level of total real gross fixed capital formation rose by 8 per cent in 2005, just short of the 9-per-cent increase attained in 2004.

Growth in real gross fixed capital formation in the private sector picked up from 7 1/2 per cent in the third quarter of 2005 to 8 per cent in the fourth quarter. The manufacturing, construction and commerce sectors stepped up real gross fixed capital formation which more than offset a contraction in real capital expenditure by the agriculture and mining sectors. Capital investment by the agricultural sector remained low partly on account of the lustreless performance of key agricultural product prices. Real fixed investment by manufacturing rose as the automotive and steel manufacturers continued to expand capacity in response to domestic and global demand. Briskly expanding construction activity and the prospect of further projects in the pipeline contributed to higher real capital expenditure in the construction sector.
Moreover, the sustained high level of activity in retail and motor trade boosted growth in real gross fixed capital formation in the commerce sector.

      REAL GROSS FIXED CAPITAL FORMATION

                               [GRAPHIC OMITTED]

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Real gross fixed capital formation by public corporations picked up momentum from annualised growth of 12 per cent in the third quarter of 2005 to 15 1/2 per cent in the fourth quarter. Public corporations stepped up spending to upgrade the capacity of the electricity distribution network and to expand ports and harbours so as to relieve congestion and accommodate larger container ships, thereby facilitating increased external trade.

Gross fixed capital formation by general government lagged that of the other institutional sectors partly due to capacity constraints. Capital expenditure on key projects to address infrastructure backlogs is to be stepped up in later periods. However, the provincial government increased capital investment in the fourth quarter of 2005, mostly geared towards the maintenance of the road network.

Current estimates indicate that, following strong accumulation in the third quarter of 2005, real inventories rose very little in the fourth quarter.
Inventory investment slowed in the manufacturing sector partly due to low imports of crude oil and problems experienced with the change-over to unleaded fuel in the country. Inventories were actually depleted in the mining and trade sectors, with the depletion in the trade sector mainly in agricultural stock-in-trade. Accordingly, real inventories subtracted about 4 percentage points from the rate of growth in gross domestic expenditure in the fourth quarter of 2005. The ratio of industrial and commercial inventories relative to gross domestic product declined from 15 per cent in the third quarter of 2005 to
14 1/2 per cent in the fourth quarter.

FACTOR INCOME

The growth in total factor income, measured over four quarters, accelerated from
8 per cent in the third quarter of 2005 to 10 1/2 per cent in the fourth quarter. This was mainly a reflection of faster growth in the operating surpluses of business enterprises, while the rate of increase in compensation of employees remained virtually unchanged from the second and third quarters of
2005.

The year-on-year rate of increase in compensation of employees amounted to 9 per cent in the fourth quarter of 2005. An analysis of compensation of employees by economic sector indicates that growth in compensation of employees remained broadly the same in most sectors from the third to the fourth quarter. A gradual downward trend in the annual growth of compensation of employees emerged with growth slowing from 10 per cent in 2002 to 9 per cent in 2005.

In contrast to compensation of employees, growth in the gross operating surpluses of business enterprises, measured over a year, accelerated from 7 1/2 per cent in the third quarter of 2005 to 12 1/2 per cent in the fourth quarter.
The main beneficiaries of the strong increase were the construction sector, trade and the finance, insurance, real-estate and business services sectors.
These increases reflected the higher output in these economic sectors during the fourth quarter. Notwithstanding these developments, the ratio of gross operating surplus to total factor income remained at roughly 50 per cent in both the third and fourth quarters of 2005.

GROSS SAVING

The national savings ratio or gross saving as a percentage of gross domestic product declined from 14 per cent in the third quarter of 2005 to 13 per cent in the fourth quarter. The decline in the savings ratio in the fourth quarter was mainly due to a weaker saving

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performance of the general government which offset the saving of the corporate sector. Gross saving of the household sector as a percentage of gross domestic product was sustained at the same rate as in the third quarter. The national savings ratio for the year 2005 amounted to 13 1/2 per cent, down from 14 per cent recorded in 2004, on account of a decline in saving by the private sector.

Gross saving by the corporate sector as a percentage of gross domestic product increased from 10 1/2 per cent in the third quarter of 2005 to 11 per cent in the fourth quarter, mainly on account of strong growth in operating surpluses of business enterprises. Despite the improved performance in the fourth quarter, the corporate savings ratio declined from 12 per cent in 2004 to 11 per cent in
2005. This deterioration was due to strong growth in dividends declared -
stronger than the growth in operating surpluses. As a matter of fact, for 2005 as a whole the growth in dividends declared was double the growth in operating surpluses. Corporations were able to declare sizeable increases in dividends partly on account of substantial cash holdings.

The growth in real disposable income of households for 2005 amounted to 6 1/2 per cent, but final real consumption expenditure increased by 7 per cent, thus putting the saving of the household sector under some strain. Accordingly, the gross savings ratio of households declined slightly from 2 per cent in 2004 to just below 2 per cent in 2005.

Although the gross saving by general government as a percentage of gross domestic product weakened from 1 1/2 per cent in the third quarter of 2005 to less than 1/2 a per cent in the fourth quarter, the savings ratio improved substantially to 1 per cent for 2005 as a whole, compared to a ratio of less than zero per cent recorded in 2004. This was mainly due to an increase in tax revenue collected, which comfortably offset growth in recurrent expenditure.

EMPLOYMENT

The most recent Labour Force Survey (LFS) released by Statistics South Africa indicates that in the year to September 2005 overall employment in South Africa rose at a significantly faster pace than in preceding years. The number of employed persons increased by 658 000, or by 5,7 per cent, over the year to around 12,3 million in September 2005. Notwithstanding the generally improved prospects for employment, the rate of unemployment remained broadly unchanged at
26,7 per cent in September 2005 compared with 26,2 per cent in September 2004.
The increase over this period in the number of people officially classified as unemployed could partly be explained by the fact that about 600 000 discouraged job-seekers, who previously did not actively seek employment, started to engage in active job-searching and accordingly qualified for inclusion as part of the officially unemployed. Following a persistent upward trend in unemployment to roughly 5,1 million in March 2003, unemployment declined to around 4,1 million in September 2004 before rising again to 4,5 million in September 2005.

Enterprise-surveyed formal non-agricultural employment increased meaningfully during the six months to September 2005, following job losses in the closing months of the preceding year and the opening months of 2005. According to the
Quarterly Employment Statistics (QES) survey by Statistics South Africa, enterprise-surveyed formal non-agricultural employment increased at an annualised quarter-to-quarter rate of 7,8 per cent in the second quarter of 2005 and 5,9 per cent in the third quarter, with a total of around 235 000 job gains over this two-quarter period. Consistent with the continued robust performance of the domestic economy, employment gains were fairly widespread throughout the economy with both the private and public sector expanding their employee complements over this period.

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Enterprise-surveyed private-sector employment shrank in the six months to March
2005 but rebounded during the subsequent six months. Employment rose at annualised rates of 9,8 per cent in the second quarter and 6,3 per cent in the third quarter of 2005, with the strongest third-quarter increases recorded in the transport, storage and communication sector. Meaningful increases were also registered in the construction sector, the trade, catering and accommodation services sector, as well as in the finance, insurance, real-estate and business services sector over the same period. In the mining sector, however, some labour paring was registered in the third quarter of 2005.

The firm upward trend in the level of public-sector employment from the middle of 2002 lost some momentum in the first half of 2005 but regained its vigour in the third quarter. Moreover, the pace of increase in employment gains accelerated significantly from an annualised quarter-to-quarter rate of 1,4 per cent in the second quarter of 2005 to 4,7 per cent in the third quarter.
Employment gains at local government level significantly outpaced those at other levels of the public sector over the period - limited employment losses were registered only in the governmental transport, storage and communication sector.
Measured over four quarters, public-sector employment increased by as much as
3,7 per cent in the third quarter of 2005 - the fastest pace of increase in public-sector employment in the current expansionary phase of employment growth which started in the third quarter of 2002.

CHANGE IN ENTERPRISE-SURVEYED FORMAL NON-AGRICULTURAL EMPLOYMENT OVER FOUR
QUARTERS TO SEPTEMBER 2005

------------------------------------------------------------------------------------------------------------
                                                    Sep 2004      Mar 2005      Total for year
                                                       to            to               to          Percentage
                                                    Mar 2005      Sep 2005         Sep 2005         change
                                                    --------------------------------------------------------

Gold mining ..................................       -16 000       -12 000          -28 000         -15,3
Non-gold mining ..............................         6 000         8 000           14 000           5,1
Manufacturing ................................       -38 000        20 000          -18 000          -1,5
Electricity supply ...........................          -300           800              500           1,2
Construction .................................        19 000        66 000           85 000          23,8
Trade, catering and
accommodation ................................        25 000        46 000           71 000           5,4
Transport, storage and
communication ................................         7 000        25 000           32 000          16,1
Finance, insurance, real-estate
and business services ........................      -216 000        53 000         -163 000          -9,8
Community, social and personal
services .....................................        14 000         4 000           18 000           6,2
TOTAL PRIVATE SECTOR .........................      -199 000       211 000           12 000           0,2
National, provincial and local
government ...................................        40 000        27 000           67 000           4,9
Public-sector enterprises ....................        -6 000        -3 000           -9 000          -4,9
TOTAL PUBLIC SECTOR ..........................        34 000        24 000           58 000           3,7
GRAND TOTAL ..................................       165 000       235 000           70 000           1,0
------------------------------------------------------------------------------------------------------------

Source:  Statistics South Africa, Survey of Employment and Earnings and
Quarterly Employment Statistics

Indications are that labour market conditions remained favourable for further employment gains in the closing months of 2005. The volume of job advertisements in the print media, which has historically been fairly well correlated with formal non-agricultural employment, rose further in the fourth quarter of 2005.
At the same time, business confidence according to the Rand Merchant Bank/Bureau for Economic Research Business Confidence Index remained at exceptionally high levels in all sectors of the economy.

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The number of man-days lost due to strikes and other forms of work stoppages more than doubled from 1,1 million in 2004 to 2,3 million during 2005.
Industrial action related to wage disputes accounted for 88,9 per cent of the number of man-days lost during the year. Industrial action occurred in almost 25 per cent of all wage negotiations in 2005, compared with a more sanguine labour relations environment in 2004 when industrial action occurred in only about 7 per cent of instances.

LABOUR COST AND PRODUCTIVITY

Consistent with the general moderation of inflationary pressures in 2005, the pace of increase in average nominal remuneration per worker in the formal non-agricultural sectors of the economy slowed from an annual average rate of
9,1 per cent in 2004 to 7,6 per cent in the year to the second quarter of 2005.
Job losses in the mining sector were biased towards workers on the lower remuneration scales, thereby pushing up the average remuneration earned by those remaining in employment and leading to accelerated remuneration growth per worker in the mining sector in the third quarter of 2005. Consequently, nominal wage growth per worker in the formal non-agricultural sector accelerated somewhat to 7,9 per cent in the year to the third quarter of 2005 but remained below the rates of increase in preceding years. In contrast with the acceleration in private-sector nominal remuneration growth in the year to the third quarter of 2005, public-sector nominal remuneration growth decelerated somewhat over this period.

When measured over four quarters, average salaries, wages and pensions deposited into the bank accounts of almost 5 million salaried and retired workers, as indicated by the Automated Clearing Bureau, increased by 7,7 per cent in the fourth quarter of 2005.

      WAGE SETTLEMENT RATES AND CONSUMER PRICE INFLATION

                                [GRAPHIC OMITTED]

This rate of increase was only marginally higher than in the third quarter.
According to Andrew Levy Employment Publications, the average wage settlement rate in collective bargaining agreements decreased from 6,8 per cent in 2004 to
6,3 per cent in 2005. The growth in the average minimum monthly wage paid across all sectors, however, accelerated from 7,4 per cent in 2004 to 8,4 per cent in
2005. A sectoral determination

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governing the increases in minimum wages for workers in the wholesale and retail sector afforded these workers an increase of 5,6 per cent, effective from 1
February 2006. A higher rate of increase of 8,8 per cent was effected in
February 2005.

The growth in nominal remuneration per worker in the public sector decelerated from an annual average rate of 9,1 per cent in 2004 to 6,9 per cent in the year to the first quarter of 2005, but accelerated to 9,2 per cent in the year to the second quarter. This rate of increase subsequently slowed to 8,0 per cent in the third quarter of 2005 as nominal remuneration increases moderated in the overall public sector, except at national department level.

Unlike the slowdown in the year-on-year pace of increase in nominal wage growth in the public sector from the second to the third quarter of 2005, remuneration increases granted by private-sector enterprises rose somewhat over this period,
i.e. from a year-on-year rate of 6,6 per cent to 7,5 per cent. In conjunction with the already mentioned acceleration in nominal wage growth in the mining sector, higher rates of increase in average remuneration

      NOMINAL REMUNERATION PER WORKER, LABOUR PRODUCTIVITY AND UNIT LABOUR COST
      IN THE NON-AGRICULTURAL SECTOR

                                [GRAPHIC OMITTED]

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per worker in the finance, insurance, real-estate and business services sector also pushed overall private-sector wage growth higher. Apart from these two sectors, wage growth actually slowed in the remaining sectors in the third quarter of 2005.

With formal non-agricultural employment declining steeply in the first quarter of 2005, labour productivity growth accelerated to a year-on-year rate of 5,5 per cent in that quarter. Following a renewed increase in employment, year-on-year growth in real production per worker slowed to 3,9 per cent in the second quarter of 2005 and to 3,6 per cent in the third quarter. Even though labour productivity growth in the manufacturing sector also decelerated, amounting to a year-on-year rate of 5,3 per cent in the third quarter of 2005, it still exceeded economy-wide labour productivity growth by a fair margin.

The increase in the cost of labour per unit of production in the formal non-agricultural sector was contained at a year-on-year rate of 2,7 per cent in the first quarter of 2005, meaningfully lower than the annual average increase of 6,5 per cent in 2004. Following the moderation in labour productivity growth in the second and third quarters of 2005, the year-on-year rate of increase in nominal unit labour cost accelerated to 4,2 per cent in the third quarter.
Unlike the acceleration in the pace of increase in nominal unit labour cost in the overall formal non-agricultural sectors of the economy in the third quarter of 2005, unit labour cost growth in the manufacturing sector slowed quite substantially. The pace of increase in nominal unit labour cost in the manufacturing sector decelerated from a year-on-year rate of 4,4 per cent in the first quarter of 2005 to almost zero in the third quarter, as production rose.

PRICES

CPIX consumer price inflation remained well contained in 2005. Year-on-year CPIX inflation has remained within the inflation target range of between 3 and 6 per cent for 29 consecutive months up to January 2006, while in the past year CPIX inflation has remained mostly below the midpoint of the range. Having amounted to 9,3 per cent as recently as 2002, CPIX inflation moderated to 4,3 per cent in
2004 and 3,9 per cent in 2005. The appreciation in the exchange value of the rand in the second half of 2005, together with relatively subdued rates of increase in food prices, helped to keep a lid on consumer price inflation. At the same time production price inflation picked up from an average annual rate of 0,6 per cent in 2004 to a still-low 3,1 per cent in 2005, mainly due to a persistent increase in international crude oil prices.

International Brent crude oil prices rose from a monthly average of US$40 per barrel in December 2004 to US$57 per barrel in December 2005 and to US$63 per barrel in January 2006. As a result, year-on-year inflation in the production prices of imported goods accelerated substantially from 0,3 per cent in January
2005 to 6,4 per cent in January 2006. Inflation in the prices of imported agricultural products, inclusive of food, also contributed to the acceleration in imported goods price inflation in recent months. When measured from quarter to quarter and expressed at an annualised rate, inflation in the prices of imported goods nonetheless decelerated meaningfully from 13,9 per cent in the third quarter of 2005 to only 0,8 per cent in the fourth quarter. This could largely be attributed to a decline in international crude oil prices from US$61
1/2 per barrel to US$57 per barrel over the same period.

While the import prices of goods in the mining and quarrying category (inclusive of crude oil), weighing 9,9 per cent in the imported goods price index, rose by no less than 48,1 per cent in the year to January 2006, various other categories with a combined weight of about 32 per cent were still experiencing rates of price decline over this period. These price

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declines mainly reflected the renewed appreciation of the exchange value of the rand from the second half of 2005. The most prominent among these categories experiencing price declines were radio, television and communication equipment as well as office, accounting and computing machinery. More generally, international production price pressures remained well contained: The year-on-year rate of increase in the composite wholesale price index of South
Africa's main trading-partner countries decelerated from around 4,5 per cent in the closing months of 2004 to 3,4 per cent in December 2005.

Year-on-year inflation in the production prices of domestically produced goods picked up decisively from around the 2-per-cent level during the first half of
2005 to 5,2 per cent in January 2006. Over and above the steep increases in the prices of petroleum and coal products in the year to January 2006, the production prices of fishing products rose by 15,0 per cent, agricultural food products by 12,8 per cent and electrical machinery and apparatus by 12,2 per cent over the period. Inflation pressures in the prices of the other categories of domestically produced goods were relatively muted. In contrast to the marked acceleration in inflation in the prices of agricultural food products, the prices of manufactured food products increased by only 1,7 per cent in the year to January 2006. This rate of increase nonetheless was significantly higher than in preceding months when manufactured food prices generally declined.

      FOOD PRICES

                                [GRAPHIC OMITTED]

From fairly subdued year-on-year rates of increase in the opening months of
2005, all-goods production price inflation started to advance at a relatively brisk pace towards the end of 2005. The pace of increase in the all-goods production price index actually accelerated almost five-fold in the year to
January 2006, i.e. from a year-on-year rate of 1,2 per cent in February 2005 to
5,5 per cent in January 2006. However, when omitting the rise in energy prices from the calculation, all-goods production prices would have increased by 3,5 per cent in the year to January 2006. Following a deceleration in the quarter-to-quarter pace of increase in the prices of both imported and domestically produced goods, all-goods production price inflation decelerated meaningfully to an annualised rate of 3,5 per cent in the fourth quarter of
2005, less than half of what it had been in the preceding quarter.

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PRICE MOVEMENTS IN THE BUILDING AND CONSTRUCTION INDUSTRY

Activity in the building and construction industry gained considerable momentum from 2003. As shown in the accompanying graph, this was reflected in a rise in building costs beyond the overall pace of inflation in the economy, as the buoyancy of activity plays a pivotal role in price movements in this cyclically sensitive industry.

When price changes are analysed for the building and construction industry, a distinction may be drawn between changes in the cost of building materials and the cost to the client, i.e. the homeowner or property investor, of the completed building. The cost to the client (or so-called tender price) allows not only for building materials but also for items such as labour, fuel and the profit margin of the contractor. The building cost index of the Bureau for
Economic Research (BER) is an indicator of tender prices.

According to the BER building cost index tender prices, or the cost of newly completed buildings, rose by around 85 per cent in the past six years. It thereby outpaced the general price level, as proxied by CPIX or by overall production prices, by a considerable margin. Factors accounting for the difference between these rates of change include the degree of competition in the tendering process as well as the availability of labour and material inputs, and are strongly related to the stance of the business cycle. When conditions are booming in the building industry, tender prices rise more rapidly than input costs as building contractors find themselves in a better position to widen their profit margins. Inversely, during a recessionary phase in the building industry, tender prices rise less rapidly than input costs.

The prices of building materials are also sensitive to demand conditions, although not necessarily to the same extent as building contractors' margins.
According to the production price index for building and construction material as published by Statistics South Africa, the prices of building and construction materials rose by around 60 per cent from January 2000 to September 2005, while the prices of new buildings completed, as already mentioned and indicated by the
BER building cost index, rose by around 85 per cent over the same period. The increase in the production prices of building and construction materials of 60 per cent from January 2000 to January 2006 was well in excess of the rise in the all-goods production price index of around 40 per cent over the same period.
Increases in the prices of individual materials varied around the average rise of 60 per cent over this period. Examples exceeding the average include stock bricks, with an increase of 99 per cent; face bricks, 87 per cent; cement, 99 per cent; structured steel products, 75 per cent; and cement building blocks,
108 per cent. By contrast, the production price of glass rose by only 6 per cent and that of floor and wall tiles by 9 per cent.

P Weideman

      BUILDING AND CONSTRUCTION COST

                                [GRAPHIC OMITTED]

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PRODUCTION PRICES
Quarter-to-quarter percentage change at annualised rates

--------------------------------------------------------------------------------
Period                       Domestically       Imported           Overall
                            produced goods        goods        production prices
                            ----------------------------------------------------
2004: 1st qr ............         5,7             -3,8               3,7
      2nd qr ............         3,3              4,8               2,5
      3rd qr ............         0,5             -1,9               0,6
      4th qr ............         2,2              0,9               1,7
      YEAR ..............         2,3             -3,9               0,6
2005: 1st qr ............         1,9             -3,2               1,3
      2nd qr ............         3,9             13,7               5,1
      3rd qr ............         5,8             13,9               8,6
      4th qr ............         4,6              0,8               3,5
      YEAR ..............         2,9              3,6               3,1
--------------------------------------------------------------------------------

In the course of 2005, CPIX inflation initially accelerated significantly as domestic petrol prices were raised in response to the increase in the international price of crude oil. The domestic price of petrol rose by as much as 60 per cent in the 21 months to October 2005, but subsequently decreased, on balance, by about 9 per cent to February 2006. CPIX inflation accordingly decelerated from a most recent high of 4,8 per cent in the year to August 2005, to 3,7 per cent in the year to November as petrol price declines were effected.
The already mentioned increases in agricultural food prices elevated the average level of consumer food prices, leading to an acceleration in year-on-year CPIX inflation to 4,3 per cent in January 2006.

Despite some upward movement in year-on-year consumer price inflation in
December 2005, the quarter-to-quarter pace of CPIX inflation decelerated to an annualised rate of 2,9 per cent in the fourth quarter of the year. This rate of increase was less than half of what it had been in the third quarter of 2005 and also slightly below the lower limit of the inflation target range. A decline in the domestic price of petrol was not the only factor which moderated the quarter-to-quarter pace of increase in CPIX inflation in the fourth quarter of
2005, but was reinforced by declines in the prices of new and used vehicles, clothing and footwear as well as furniture and equipment. These decreases were most probably related to the appreciation in the value of the rand during that period.

While year-on-year CPIX goods price inflation became fairly erratic in recent months due to changes in the price of petrol, CPIX services price inflation decelerated consistently during the second half of 2005. Since subsiding to below the upper limit of the inflation target range from July 2005, CPIX services price inflation progressively slowed to a year-on-year rate of 4,3 per cent in January 2006 - the lowest rate of increase since the inception of the
CPIX measure in January 1997. At a quarter-to-quarter and annualised rate of 3,4 per cent, CPIX services price inflation in the fourth quarter of 2005 also receded to its lowest level recorded since the existence of the indicator. The slowdown in CPIX services price inflation was mainly the result of waning housing services price inflation, which fell from an annualised rate of 7,8 per cent in the second quarter of 2005 to only 1,0 per cent in the fourth quarter.
Disconcerting is the acceleration in price inflation in the category for services other than housing and transport in the fourth quarter of 2005.

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CPIX goods price inflation generally remained below 3 per cent during the first half of 2005, but accelerated to a year-on-year rate of 4,4 per cent in
September as higher petrol prices added to inflationary pressures. Receding energy price inflation in subsequent months and outright declines in the prices of furniture and equipment, clothing and footwear as well as new and used vehicles, contained goods price inflation to 3,7 per cent in the year to
December 2005, despite a pick-up in consumer food price inflation. As consumer food price inflation rose further, CPIX goods price inflation rebounded to 4,4 per cent in the year to January 2006. At a year-on-year rate of 4,2 per cent in
January 2006, CPIX food price inflation had more than tripled from seven months earlier. As far as the remaining goods in the CPIX basket are concerned, their twelvemonth rates of price increase remained fairly stationary at around the
3-per-cent level during the past year. The pass-through from petrol prices to prices of other goods therefore remained fairly limited.

As indicated in the accompanying table, only three of the ten main components, constituting roughly a quarter of the overall CPIX, increased at an average annual rate in excess of six per cent in 2005. Year-to-year inflation in the prices of five components, with a combined weight of around 44 per cent, fell below the lower boundary of the inflation target range, while only two components fell within the range. Year-to-year inflation in transport running cost, being directly related to petrol prices, exceeded price increases in all other categories of goods and services in the past two calendar years.

INFLATION IN CPIX COMPONENTS
Percentage change over one year

-----------------------------------------------------------------------------------------------
                                                                  2004               2005
                                                  Weights   (annual average)   (annual average)
                                                  ---------------------------------------------

TRANSPORT RUNNING COST .......................      5,7           10,2               14,0
Alcoholic beverages and tobacco ..............      3,1           10,1                8,1
Services excluding housing and transport .....     16,5            6,5                6,2
Total housing services .......................     13,4            8,7                5,9
Total other goods (not included elsewhere) ...     17,5            3,6                3,1
Food .........................................     26,9            2,0                2,1
Total transport services .....................      3,9            3,5                1,9
Furniture and equipment ......................      3,2            0,5               -0,5
Vehicles .....................................      5,7           -0,8               -1,2
Clothing and footwear ........................      4,1           -3,8               -3,4
TOTAL CPIX ...................................    100,0            4,3                3,9
-----------------------------------------------------------------------------------------------

Italics denote values inside the inflation target range of between 3 and 6 per cent

In January 2006, year-on-year inflation in the prices of administered goods and services amounted to 8,6 per cent, 4,3 percentage points higher than overall
CPIX inflation in that month, but nevertheless substantially lower than the rate of 11,2 per cent four months earlier. However, if petrol prices were excluded, administered prices would have increased at a year-on-year rate of 3,7 per cent in January 2006, even less than overall CPIX inflation. Despite the general deceleration in the twelve-month rate of increase in administered prices, average annual inflation in administered prices remained around 8 per cent during the past two calendar years. Of note is the outcome of the multi-year price determination process, whereby Eskom (the national electricity utility)
has been awarded increases in

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electricity tariffs of 5,1 per cent for the period 1 April 2006 to 31 March
2007, 5,9 per cent in the following twelve-month period and 6,2 per cent in the subsequent twelve-month period by the National Electricity Regulator.

      CPIX AND ADMINISTERED PRICES

                               [GRAPHIC OMITTED]

While rising international crude oil prices and accelerating food price inflation may pose some risk to the inflation environment in coming months, the more recent decline in non-energy administered price inflation was gratifying news.

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FOREIGN TRADE AND PAYMENTS

INTERNATIONAL ECONOMIC DEVELOPMENTS

Latest estimates indicate that the global economy continued to expand at a relatively robust pace in the second half of 2005. Output growth is expected to moderate from more than 5 per cent in 2004 to around 4 per cent in 2005, continuing the steady global performance during the past few years driven largely by economic activity in the United States and emerging economies such as
China and India.

Real gross domestic production in the United States expanded by 3 1/2 per cent in 2005 notwithstanding slower real economic growth in the fourth quarter. The euro area experienced a modest recovery in 2005 and the Japanese economy displayed signs of emerging from a period of prolonged stagnation. Most major developing economies in Latin America and particularly in Asia continued to grow at a relatively robust pace in the third quarter of 2005. The latest available data releases indicate that many emerging Asian countries also continued to expand rapidly in the final quarter of 2005.

While the outlook for the global economy remains positive, concerns linger regarding the sustained high oil prices and risk of a disorderly adjustment of global current-account imbalances. Concerns have been expressed in some quarters regarding the possibility of an avian influenza pandemic.

After approaching US$70 per barrel at the end of August 2005, the price of Brent crude oil receded below US$53 per barrel towards the end of November before increasing again to levels of around US$66 per barrel at the end of January
2006. The rising trend in crude oil prices since late 2005 could mainly be attributed to the unrest in Nigeria's oil-rich delta and concerns about Iran's nuclear programme. Brent crude oil prices, however, fell below US$57 per barrel in mid-February after a US government report

      BRENT CRUDE OIL PRICES

                               [GRAPHIC OMITTED]

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showed that US fuel supplies stood at an eleven-month high, while concerns started to fade that Iran would halt crude oil exports if the United Nations considered sanctions on account of its nuclear programme. Crude oil prices again increased towards the end of February, but declined below US$60 per barrel in early March after the Organization of the Petroleum Exporting Countries decided to maintain its current production quotas. Futures prices suggest Brent crude oil prices of around US$61 per barrel in the second quarter of 2006.

Global current-account imbalances have been widening with the increasing US deficit and corresponding surpluses in countries such as Russia, Saudi Arabia,
Japan, China and other emerging Asian countries fuelling concerns about sustainability and the potential for a disorderly correction.

After increasing substantially in the second half of 2005, headline inflation rates in the major industrialised countries moderated towards the end of 2005.
Core inflation rates (headline inflation excluding energy prices), however, increased slightly. Although annual consumer price inflation increased in most emerging Latin American and Asian economies in the fourth quarter of 2005, inflation remained moderate in these regions.

Since mid-2005 monetary policy has been tightened in Canada, Chile, the Czech
Republic, Denmark, the euro area, Hong Kong, India, Indonesia, Israel, Malaysia,
New Zealand, South Korea, Sweden, Switzerland, Taiwan, Thailand and the United
States. However, the central banks of Brazil, Hungary, Mexico, Poland, Russia and the United Kingdom have lowered interest rates.

CURRENT ACCOUNT(2)

In the mature phases of a South African business cycle upswing, domestic expenditure on imported goods and services is buoyant and usually gives rise to growing current-account deficits. This behaviour again came to the fore in 2005:
For the year as a whole the negative imbalance on the current account amounted to 4,2 per cent of gross domestic product, compared with approximately 3,4 per cent in 2004.

BALANCE OF PAYMENTS ON CURRENT ACCOUNT
Seasonally adjusted and annualised
R billions

--------------------------------------------------------------------------------------------------------------------
                                               2004                                 2005
                                           -------------------------------------------------------------------------
                                              Year        1st qr       2nd qr       3rd qr       4th qr        Year
                                           -------------------------------------------------------------------------

Merchandise exports ....................      281,8        281,1        326,7        337,3        337,6        320,7
Net gold exports .......................       28,7         24,9         25,9         26,0         31,3         27,0
Merchandise imports ....................     -311,8       -319,0       -356,8       -384,0       -378,9       -359,7
TRADE BALANCE ..........................       -1,3        -13,0         -4,2        -20,7        -10,0        -12,0
Net service, income and current
transfer payments ......................      -46,2        -49,2        -51,0        -47,7        -61,6        -52,4
BALANCE ON CURRENT ACCOUNT .............      -47,5        -62,2        -55,2        -68,4        -71,6        -64,4
--------------------------------------------------------------------------------------------------------------------

The deficit on the trade account of the balance of payments narrowed considerably in the fourth quarter of 2005, notwithstanding the relative strength of aggregate domestic demand. This smaller trade deficit of 2005 could only partly offset the increased net

(2)  Unless stated to the contrary, the current-account flows referred to in this section are all seasonally adjusted and annualised.

--------------------------------------------------------------------------------
24                                                 QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

service, income and current transfer payments to the rest of the world, and the current-account deficit accordingly widened from R68,4 billion in the third quarter of 2005 to R71,6 billion in the fourth quarter.

The smaller trade deficit in the final quarter of 2005 can be attributed mainly to a strong recovery in the value of net gold exports and a decline in the value of imported goods; the value of non-gold merchandise exports remained broadly unchanged over the period.

      BALANCE OF PAYMENTS: CURRENT ACCOUNT

                               [GRAPHIC OMITTED]

After having increased by 6 1/2 per cent and 3 1/2 per cent in the second and third quarters of 2005, respectively, the volume of merchandise exports contracted by about 3 1/2 per cent in the fourth quarter. The decline in export volumes in the final quarter of 2005 can be attributed mainly to a decrease in the physical quantity of manufactured goods exported. Despite the hesitation in the final quarter, South African export volumes rose by no less than 8 1/2 per cent in 2005 as a whole compared with an increase of 5 1/2 per cent in 2004, consistent with the strength of the world economy. As a percentage of gross domestic product, real merchandise exports accordingly increased from 19,2 per

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                                 25

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

cent to 19,9 per cent over the same period. The prices of merchandise exports benefited from the robust increase in international commodity prices and rose by about 3 1/2 per cent in the fourth quarter of 2005 despite the appreciation of the rand. Expressed in rand, international commodity prices were approximately
18 per cent higher in the final quarter of 2005 compared with the corresponding period in 2004.

Overall, the nominal value of merchandise exports moved sideways in the fourth quarter of 2005. The value of mining and agricultural goods exported increased whereas the value of manufactured goods receded somewhat. Exports in the category for vehicles and transport equipment and machinery and electrical equipment were mainly responsible for the decline in the value of manufactured exports.

The foreign earnings of South African gold producers remained broadly unchanged in the second and third quarters of 2005, but rose considerably in the fourth quarter. The higher value of net gold exports in the fourth quarter resulted from a rise in both volume and price. Having shrunk unabatedly in the first three quarters of 2005, the volume of gold exports rose by about 8 1/2 per cent in the fourth quarter mainly due to a higher average grade of gold-bearing ore milled and a run-down of the stockpile of the gold producers. For the year as a whole, the physical quantity of gold exported nevertheless declined by 12 1/2 per cent.

Having remained fairly stable at a level of around US$428 per fine ounce in the first eight months of 2005, the average fixing price of gold on the London market thereafter rallied, supported by increasing investment demand and geo-political tension, reaching a 25-year high of US$537 per fine ounce on 12
December 2005. The appreciation of the external value of the rand in the fourth quarter of 2005 partly neutralised the higher dollar price of gold; on balance, the average realised rand price of gold increased by 11 per cent from the third to the fourth quarter of 2005, and the value of net gold exports by 20 1/2 per cent.

Mainly on account of a decline in the value of mineral imports, the value of merchandise imports declined by 1 1/2 per cent in the fourth quarter of 2005.
The acquisition of a naval vessel during this quarter, together with the importation of three aeroplanes in the first quarter of the year, lifted the import value of the category for vehicles and transport equipment by about 20 per cent in 2005 as a whole. At the same time, local producers'

      REAL IMPORTS AS A RATIO OF GROSS DOMESTIC EXPENDITURE

                               [GRAPHIC OMITTED]

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26                                                 QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

acquisition of capital goods led to an increase of 15 per cent in the value of imported machinery and electrical equipment. The value of overall merchandise imports surged by 15 1/2 per cent in 2005.

The somewhat slower growth in gross domestic expenditure in the fourth quarter of 2005 coincided with a contraction of about 1 1/2 per cent in the volume of merchandise imports. For the year as a whole, the volume of merchandise imports nevertheless rose by 11 1/2 per cent. This increase was mainly noted in the category for non-oil imports, as crude oil imports dropped by almost 23 per cent in 2005. The share of oil in the value of merchandise imports fell from 12,1 per cent in 2004 - a year of exceptionally strong oil imports - to 11,6 per cent in
2005. Strong domestic demand for internationally produced goods raised South
Africa's import penetration ratio from 22 1/2 per cent in the first quarter of
2005 to 24,2 per cent in the fourth quarter.

Rising output prices in South Africa's main trading-partner countries were partly countered by an increase in the average effective exchange rate of the rand. As a result, import prices moved broadly sideways from the third to the fourth quarter of 2005. Owing mainly to higher international oil prices, the average rand price of imported goods rose by 3 1/2 per cent in 2005 as a whole.

Net service, income and current transfer payments to non-residents increased from R47,7 billion in the third quarter of 2005 to R61,6 billion in the fourth quarter. The larger imbalance on the services account mainly reflected higher dividend payments to nonresident investors following the large-scale acquisition of South African equity securities in 2004 and 2005 - these payments were only partly offset by an increase in tourism expenditure in the country. Furthermore, income receipts from the rest of the world also declined over the period.

South Africa's terms of trade rebounded in the fourth quarter of 2005, after having deteriorated in the third quarter. This improvement resulted from the renewed upward trend in the international prices of commodities produced in
South Africa, alongside the more subdued behaviour of international crude oil prices.

      TERMS OF TRADE AND COMMODITY PRICES

                               [GRAPHIC OMITTED]

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SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

FINANCIAL ACCOUNT

Sound macroeconomic policies in South Africa and continued positive investor sentiment towards emerging markets in general gave rise to sizeable capital inflows into the country in 2005. The net capital inflow on the financial account of the balance of payments amounted to R98,4 billion in 2005 - the largest annual inflow ever to be recorded. In the fourth quarter of 2005 the net inward movement of capital came to R22,8 billion; this inflow largely comprised net inflows of direct and other investment capital which was only partly offset by a net outflow of portfolio investment capital.

NET FINANCIAL TRANSACTIONS NOT RELATED TO RESERVES
R billions

--------------------------------------------------------------------------------------------------------------------
                                               2004                                 2005
                                           -------------------------------------------------------------------------
                                               Year        1st qr       2nd qr       3rd qr       4th qr       Year
                                           -------------------------------------------------------------------------

Change in liabilities
   Direct investment ...................        5,1          1,4          1,4         32,2          5,7         40,7
   Portfolio investment ................       44,9          7,8         25,3          7,3         -4,1         36,3
   Other investment ....................       10,9         22,3         -2,4          1,9          0,3         22,1
Change in assets
   Direct investment ...................       -8,8         -0,6          3,2         -1,7         -1,3         -0,4
   Portfolio investment ................       -6,0          2,3         -1,5         -3,2         -3,4         -5,8
   Other investment ....................       -2,1         -6,3          0,7        -26,4          9,2        -22,8
TOTAL FINANCIAL TRANSACTIONS* ..........       84,6         16,3         35,1         24,2         22,8         98,4
--------------------------------------------------------------------------------------------------------------------

*     Including unrecorded transactions

FOREIGN-OWNED ASSETS IN SOUTH AFRICA

Foreign direct investment into South Africa remained positive in the fourth quarter of 2005. The large inflow of capital in the third quarter of 2005 when a bank domiciled in the United Kingdom obtained the controlling interest in a local bank, was followed by a much smaller inflow of R5,7 billion in the fourth quarter. This inflow of capital resulted largely from the merger of a local and foreign commodity company and the acquisition of a local construction equipment company by a foreign company. A United Kingdom cellular company also initiated the purchase of shares in a South African listed holding company with the eventual aim of acquiring all the shares in this company. Foreign direct investment into South Africa amounted to R40,7 billion in 2005 compared with an inflow of R5,1 billion in 2004, demonstrating increased non-resident appetite for such investment.

After having recorded capital inflows for seven consecutive quarters, foreign portfolio investment into South Africa registered an outflow of R4,1 billion in the fourth quarter of 2005. The turnaround in inward portfolio investment could be attributed to a reduction in non-resident investors' holdings of South
African fixed-interest securities as well as the redemption of a euro-denominated bond to the value of R1,6 billion by a South African parastatal. For 2005 as a whole inward portfolio investment nevertheless amounted to a healthy R36,3 billion, which may be compared with an inflow of
R44,9 billion in the preceding year.

Other foreign investment into South Africa declined from an inflow of R1,9 billion in the third quarter of 2005 to an inflow of R0,3 billion in the fourth quarter. The inflow of capital in the fourth quarter of 2005 mainly reflected an increase in foreign loan finance and in

--------------------------------------------------------------------------------
28                                                 QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

non-resident investors' foreign-currency deposits with South African banks, which was only partly offset by a sizeable decrease in the foreign investors'
short-term rand-denominated deposits with South African banks. Largely due to a substantial increase in foreign deposits with South African banks in the first quarter of 2005, the increase in other investment liabilities amounted to R22,1 billion in 2005 - more than double the inflow of capital recorded in 2004.

      PORTFOLIO INVESTMENT LIABILITIES

                               [GRAPHIC OMITTED]

SOUTH AFRICAN-OWNED ASSETS ABROAD

Outward direct investment (i.e. the acquisition of foreign direct investment assets) declined from R1,7 billion in the third quarter of 2005 to R1,3 billion in the fourth quarter. The outflow of capital in the fourth quarter partly reflected an expansion of the equity capital in an Australian mining company held by a local mining company. At the same time a South African business services company reduced its foreign direct investment assets. For 2005 as a whole, outward foreign direct investment amounted to R0,4 billion, i.e. much less than in 2004.

Outward investment in portfolio assets increased from R3,2 billion in the third quarter of 2005 to R3,4 billion in the fourth quarter. In addition to the acquisition of foreign portfolio assets by South African institutional investors, private individuals also increased their holdings of foreign portfolio assets over the period. Cumulatively, the purchase of foreign equity and debt securities came to R5,8 billion in 2005 - roughly the same amount invested in 2004.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                                 29

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

Other outward investment contracted by R9,2 billion in the fourth quarter of
2005 compared with an increase of R26,4 billion recorded in the third quarter.
The reduction in the claims of South African entities on non-resident parties emanated from a decrease in both rand and foreign-currency deposits of South
African banks abroad. For the year 2005 as a whole, other foreign investment assets increased by R22,8 billion, substantially higher than the capital outflow of R2,1 billion recorded in 2004.

Continuing to pursue the existing strategy of gradual relaxation of exchange control regulations, the Minister of Finance announced the following further relaxations in the February 2006 Budget:

-     The offshore foreign currency allowance for individuals was increased from
      R750 000 to R2 million.

-     South African corporates could henceforth undertake foreign direct investment into Africa by acquiring 25 per cent of the target company, instead of the 50 per cent which was previously required.

INTERNATIONAL RESERVES AND LIQUIDITY

The sizeable net inflow of capital in the fourth quarter of 2005 was sufficient to finance the shortfall on the current account. South Africa's overall balance of payments (i.e. the change in the country's net international reserves due to balance of payments transactions) accordingly improved by R6,6 billion in the fourth quarter of 2005 following an increase of R4,6 billion in the preceding quarter. The country's overall balance of payments registered sizeable consecutive surpluses amounting to no less than R37,5 billion and R34,3 billion in 2004 and 2005, respectively.

      GROSS GOLD AND OTHER FOREIGN RESERVES AND INTERNATIONAL LIQUIDITY
      POSITION OF THE BANK

                               [GRAPHIC OMITTED]

Measured in US dollars, the value of the gross gold and other foreign reserves of the South African Reserve Bank increased from US$19,5 billion at the end of
September to US$20,6 billion at the end of December 2005 and further to US$22,5 billion at the end of February 2006. On balance, the country's official reserves rose by US$5,9 billion in

--------------------------------------------------------------------------------
30                                                 QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

2005. The utilisation of short-term credit facilities by the Bank remained roughly unchanged at US$3,5 billion from the end of July 2004 to the end of
February 2006.

The South African Reserve Bank's international liquidity position improved from
US$16,1 billion at the end of September 2005 to US$17,2 billion at the end of
December and further to US$19,0 billion at the end of February 2006.

GOLD AND FOREIGN EXCHANGE RESERVES OF SELECTED EMERGING-MARKET COUNTRIES

-------------------------------------------------------------------------------------------------
                                                                                   Short-term
                                           Gold and foreign exchange reserves     foreign debt/
End December 2005                          ----------------------------------   gold and foreign
                                              Total              Per capita     exchange reserves
                                           US$ billion               US$           (per cent)*
                                           ------------------------------------------------------

Argentina ..............................       28,1                  728               n/a
Brazil .................................       53,8                  292              30,8
Egypt ..................................       21,9                  313               n/a
India ..................................      137,2                  141               5,8
Indonesia ..............................       34,7                  151               n/a
Malaysia ...............................       70,5                2 698              22,3
Mexico .................................       68,7                  705               n/a
Poland .................................       42,7                1 118              57,8
Russia .................................      182,2                1 195              25,4
Thailand ...............................       52,1                  835              33,6
Turkey .................................       52,4                  727              84,9
SOUTH AFRICA ...........................       20,6                  439              69,5
-------------------------------------------------------------------------------------------------

*     Based on end September 2005 data

Despite the gradual accumulation of foreign reserves, with total holdings rising from US$7,7 billion at the beginning of 2003 to US$20,6 billion at the end of
December 2005, the level of South Africa's gross gold and foreign reserves still remains relatively modest when compared with the international reserve assets of many other emerging-market countries, as shown in the table.

FOREIGN DEBT

South Africa's total outstanding foreign debt rose from US$46,1 billion at the end of June 2005 to US$46,8 billion at the end of September. This increase can be attributed entirely to an increase in rand-denominated debt, since foreign-currency denominated debt remained roughly unchanged during the third quarter of 2005.

FOREIGN DEBT OF SOUTH AFRICA
US$ billions at end of period

---------------------------------------------------------------------------------------------
Period                                         2004                      2005
                                                           1st qr       2nd qr       3rd qr
                                           --------------------------------------------------

FOREIGN-CURRENCY DENOMINATED DEBT ..           27,9         28,8         28,3         28,3
   Bearer bonds ....................            9,7          9,4          9,1          9,8
   Public sector ...................            4,9          4,6          4,5          4,6
   Monetary sector .................            7,0          8,1          8,1          7,5
   Non-monetary private sector .....            6,3          6,7          6,6          6,4
RAND-DENOMINATED DEBT ..............           15,4         17,7         17,8         18,5
   Bonds ...........................            5,5          6,1          7,3          6,5
   Other ...........................            9,9         11,6         10,5         12,0
TOTAL FOREIGN DEBT .................           43,3         46,5         46,1         46,8
---------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
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SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

The reduction in non-residents' foreign-currency denominated deposits with and loans extended to South African banks in the third quarter of 2005 was countered by the issuance of international bonds by the private sector. By contrast, the decline in nonresidents' holdings of domestically issued bonds was more than offset by the increase in non-resident investors' rand-denominated deposits with
South African banks.

Measured in rand, South Africa's foreign debt decreased from R308 billion at the end of June 2005 to R298 billion at the end of September. The decline in rand terms can mainly be attributed to the appreciation of the rand during the period.

Relative to other emerging-market countries, South Africa's outstanding foreign debt has been well contained. The prudent fiscal and monetary policy stance and the relatively low level of South Africa's external debt contributed to the lowering of the country's risk rating. As a result, international rating agencies have afforded South Africa an above-investment-grade rating. Malaysia and Poland have higher credit ratings, while Thailand and Mexico have the same credit rating as South Africa.

EXTERNAL DEBT AND CREDIT RATINGS OF SELECTED EMERGING-MARKET COUNTRIES
US$ billions and credit rating

-------------------------------------------------------------------------------------------------
                       External debt      Debt/export      Moody's Investors         Standard &
                         US$ bn        ratio (estimates)     service rating        Poor's rating
                       --------------------------------------------------------------------------

Poland .............      126,9              114,5             A2 - Stable         BBB+/Positive
Malaysia ...........       58,0               34,8             A3 - Stable           A-/Stable
SOUTH AFRICA .......       46,8               65,3           BAA1 - STABLE          BBB+/STABLE
Mexico .............      128,2               54,8           Baa1 - Stable           No rating
Thailand ...........       51,6               36,1           Baa1 - Stable          BBB+/Stable
Russia .............      228,3               76,1           Baa2 - Stable           BBB/Stable
India ..............      122,1               n/a            Baa3 - Stable           BB+/Stable
Egypt ..............       29,7               89,8            Ba1 - Stable           BB+/Stable
Brazil .............      202,0              131,0           Ba3 - Positive         BB-/Positive
Turkey .............      165,3              134,4            Ba3 - Stable          BB-/Positive
Indonesia ..........      140,1              159,1           B2 - Positive          B+/Stable
Argentina ..........      117,2              220,9             B3 - Stable           B-/Stable
-------------------------------------------------------------------------------------------------

External debt at end September 2005
Ratings in italics depict speculative grade

EXCHANGE RATES

Following three years of significant appreciation, the nominal effective exchange rate of the rand displayed notable fluctuations during the course of
2005, as shown in the accompanying graph. On balance, however, it declined slightly - by 2 per cent - over the course of 2005, having depreciated by 9 per cent during the first half of the year before recovering nearly all the lost ground during the second half. From the end of December 2005 to 28 February
2006, the nominal effective exchange rate of the rand appreciated by a further
2,1 per cent.

Factors influencing the performance of the rand over the past year included strong commodity prices and a strengthening of foreign direct investment into
South Africa.

--------------------------------------------------------------------------------
32                                                 QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

EXCHANGE RATES OF THE RAND
Percentage change

-------------------------------------------------------------------------------------------------------
                                           31 Mar 2005      30 Jun 2005     30 Sep 2005     30 Dec 2005
                                               to               to              to              to
                                           30 Jun 2005      30 Sep 2005     30 Dec 2005     28 Feb 2006
                                           ------------------------------------------------------------

Weighted average* ......................      -2,4              5,6             2,0             2,1
Euro ...................................       0,3              5,3             2,1             2,4
US dollar ..............................      -6,5              4,8             0,8             2,4
British pound ..........................      -2,5              7,5             2,6             1,7
Japanese yen ...........................      -3,4              7,5             4,3             1,5
-------------------------------------------------------------------------------------------------------

*     Against a basket of 13 currencies

The real effective exchange rate of the rand declined by only 0,7 per cent from the end of 2004 to the end of 2005 signalling that, on balance, there was little net change to the international competitiveness of South African exporters.

      NOMINAL EFFECTIVE EXCHANGE RATE OF THE RAND AND THE GOLD PRICE

                               [GRAPHIC OMITTED]

The average daily turnover in the domestic market for foreign exchange which increased to US$13,8 billion in the third quarter of 2005, declined to US$12,0 billion in the fourth quarter. The value of transactions in which non-residents participated decreased from US$10,2 billion per day to US$8,8 billion over the same period.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                                 33

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

MONETARY DEVELOPMENTS, INTEREST RATES AND FINANCIAL MARKETS

MONEY SUPPLY(3)

Growth in the broadly defined money supply, M3, trended higher during the course of 2005, recording brisk rates of increase reflective of continued robust real economic activity. Strong business and consumer confidence, encouraged in part by rising employment and the reduction in the repurchase rate in the second quarter of 2005, underpinned the vigorous performance of the economy. Under these circumstances asset prices also exhibited vibrant increases, which reinforced the growth in money supply.

      GROWTH IN M3

                                [GRAPHIC OMITTED]

The twelve-month growth in M3 accelerated from around 13 per cent in the early months of 2005 to 19,9 per cent in July, at a time when deposits with banks benefited from a large foreign direct investment transaction involving the purchase of shares from residents by a bank domiciled abroad. Subsequently, money growth decelerated to 15,9 per cent in October, from which point it reaccelerated to 19,9 per cent in December and 19,7 per cent in January 2006.

Quarter-to-quarter growth in M3 was uneven during 2005, as shown in the table at the top of the following page. The quarterly growth in the narrower monetary aggregates broadly resembled that of M3. The low growth rate in the monetary aggregates during the fourth quarter of 2005 was partly related to the high base set in the previous quarter and to a brisk accumulation of government deposits on account of buoyant tax receipts; government deposits do not form part of the monetary aggregates.

During the course of 2005, the build-up in M3 was more strongly concentrated in the deposits of the corporate sector than in those of the household sector.
Non-bank financial institutions, in particular, increased their deposits with the banks, against the backdrop of buoyant financial market turnovers and rising asset values.

(3)  The quarter-to-quarter growth rates referred to in this section are seasonally adjusted and annualised.

--------------------------------------------------------------------------------
34                                                 QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

GROWTH FROM QUARTER TO QUARTER IN MONETARY AGGREGATES
Per cent at seasonally adjusted annualised rates

--------------------------------------------------------------------------------
Component                                              2005
                                   ---------------------------------------------
                                    1st qr      2nd qr      3rd qr      4th qr
                                   ---------------------------------------------
M1A ..........................       18,0        36,7        26,8         2,3
M1 ...........................        0,5        32,3        36,9         8,4
M2 ...........................        5,2        21,0        29,8         9,4
M3 ...........................        6,2        21,1        29,3        12,5
--------------------------------------------------------------------------------

Annualised growth in nominal gross domestic product exceeded growth in M3 by 2,5 percentage points during the fourth quarter of 2005. As a result, the income velocity of circulation of M3 increased marginally to 1,50 in the fourth quarter of 2005.

The total change in M3 in the fourth quarter of 2005 was R48,0 billion; the statistical counterparts of this increase are shown in the accompanying table.

COUNTERPARTS OF CHANGE IN M3
R billions

--------------------------------------------------------------------------------
                                                            2005
                                              ----------------------------------
                                               3rd qr        4th qr        Year
                                              ----------------------------------
Net foreign assets .....................        30,3          -3,6         52,4
Net claims on the government sector ....        -9,9         -14,0        -40,7
Claims on the private sector ...........        61,0          54,2        186,9
Net other assets and liabilities .......       -34,0         -11,4        -16,5
TOTAL CHANGE IN M3 .....................        47,4          48,0        182,1
--------------------------------------------------------------------------------

Statistically the increase in M3 during the fourth quarter of 2005 was more than fully explained by the increase in the banks' claims on the private sector, mainly reflecting strong growth in loans and advances. This was partly counteracted by the decline in net claims on the government sector as government deposits with the monetary sector rose vigorously.

CREDIT EXTENSION

Continued robust growth in total loans and advances(4) extended to the private sector in 2005 was supported by favourable lending and borrowing conditions, rising real disposable income, strong growth in domestic expenditure, resilient consumer and business confidence, and the prolonged buoyancy of the real-estate market. Even the conclusion of the largest traditional securitisation transaction by a single bank to date, could not cause a significant slowdown in overall growth in bank credit.

Annualised quarterly growth in total loans and advances accelerated from 18,1 per cent in the third quarter of 2005 to 20,5 per cent in the fourth quarter.
The twelve-month rate of growth in total loans and advances accelerated beyond the 20-per-cent mark from April 2005 to reach a peak of 23,5 per cent in July before decelerating moderately to 19,9 per cent in November. It rebounded to
21,3 per cent in December and 20,9 per cent in January 2006.

(4)  Total loans and advances to the domestic private sector consist of instalment sale credit, leasing finance, mortgage advances, overdrafts, credit card and general advances. The first three categories are referred to as asset-backed credit, while the last three categories together are referred to as other loans and advances.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                                 35

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

      TOTAL LOANS AND ADVANCES TO THE PRIVATE SECTOR

                                [GRAPHIC OMITTED]

Total loans and advances extended to the private sector rose by a record amount of R55,1 billion during the fourth quarter of 2005, following five successive quarterly increases in excess of R40 billion. Asset-backed loans constituted the bulk of the increase in overall credit extension throughout 2005. More specifically, mortgage advances was singularly responsible for well in excess of half of the overall increase in loans and advances as housing advances extended to the household sector remained strong during the fourth quarter of 2005.
Mortgage advances registered twelve-month growth rates of around 28 per cent from July 2005, consistent with buoyant turnover, rising prices and the broadening of home ownership in the real-estate market.

The growth in instalment sale and leasing finance, which is directed at financing expenditure on motor vehicles and other durable goods, continued apace at twelve-month rates of increase in a narrow range between 18 per cent and 22 per cent from September 2004. The strong demand for durable goods finance was supported by relatively stable prices -in some instances declining prices - of such goods, and by the lower level of interest rates.

Other loans and advances, which are mainly dominated by the corporate sector's use of overdrafts and general loans contributed some R12,8 billion, or roughly a quarter, to the overall increase in total loans and advances during the fourth quarter of 2005, as the corporate sector increased its use of bank-intermediated funding. Growth over twelve months in other loans and advances decelerated from
13,3 per cent in September 2005 to 9,9 per cent in November but accelerated to
13,4 per cent in December and to 13,0 per cent in January 2006. However, the credit card advances subcategory of other loans and advances recorded very brisk twelve-month growth rates of 47,4 per cent in December 2005 and 41,4 per cent in
January 2006. While not a large component of total bank loans and advances in absolute terms, the exuberant growth in credit card advances probably reflect a combination of the buoyancy of household expenditure, a shift in payment habits, and more relaxed attitudes regarding debt.

The household sector accounted for most of the increase in total loans and advances during the fourth quarter of 2005. This sector's use of bank credit rose by R36,9 billion whereas that of the corporate sector increased by R18,1 billion. For 2005 as a whole, advances to households similarly rose more rapidly than advances to the corporate sector.

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36                                                 QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

BANK LOANS AND ADVANCES

--------------------------------------------------------------------------------
Component                                    Outstanding balance
                                           -----------------------
                                           End 2004      End 2005     Percentage
                                             R bn          R bn         change
                                           -------------------------------------
Mortgage advances ......................      413           527          27,6
Instalment sale and leasing finance ....      153           183          19,6
Other loans and advances ...............      304           345          13,4
   Overdrafts ..........................       89            84          -5,6
   Credit card advances ................       21            31          47,6
   General advances ....................      194           230          18,6
TOTAL LOANS AND ADVANCES ...............      870         1 055          21,3
--------------------------------------------------------------------------------

Banks' non-performing loans remained low throughout 2005, reflecting the improved performance of the economy and beneficial impact of lower interest rates on debtors' cashflows.

INTEREST RATES AND YIELDS

The Bank's Monetary Policy Committee (MPC) left the repurchase rate unchanged at
7 per cent at the October, December 2005 and February 2006 MPC meetings, mindful of significant risk factors present in the inflation picture but positive that these risks were balanced enough not to require an adjustment to the policy stance. The February 2006 MPC statement discussing the developments underlying the decision at that time is reproduced in full elsewhere in this Bulletin.

Having decreased in mid-April 2005 when the monetary policy stance was adjusted, both the prime overdraft rate and the predominant rate on mortgage loans of the private banks have subsequently remained unchanged at 10 1/2 per cent.

The South African Overnight Interbank Average (SAONIA) rate moved within a range of 6,28 per cent and 6,77 per cent during the fourth quarter of 2005. Sizeable participation of international banks was encountered in the overnight interbank market. In the first 2 1/2 months of 2006 the SAONIA rate fluctuated between a low of 6,51 per cent and a high of 6,95 per cent. The rate amounted to 6,58 per cent on 9 March 2006.

Other money-market interest rates generally were on the increase from early
October 2005, reaching a peak towards the end of November. The three-month
Johannesburg Interbank Agreed Rate (Jibar), for instance, increased from 6,96 per cent on 1 October 2005 to a high of 7,25 per cent on 22 November, reflecting expectations arising from the depreciation of the exchange value of the rand and the upward trend in international crude oil prices. Alongside the strengthening of the exchange value of the rand from November 2005, the Jibar subsequently declined, reaching 7 per cent on 12 January 2006. The Jibar amounted to 7,08 per cent on 9 March 2006.

Similarly, the tender rate on 91 -day Treasury bills trended higher from 6,79 per cent on 1 October 2005 to 6,97 per cent on 18 November, from which level it declined to 6,69 per cent on 11 February 2006. With the R152 bond falling due for redemption at the end of February 2006, demand for liquid assets remained high in the weekly tender auctions as evidenced by the continued decline in the
91 -day Treasury bill rate in early 2006. The rate amounted to 6,56 per cent on
9 March 2005. Similar trends were observed for the 181 -day and 273-day Treasury bill tender rates.

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--------------------------------------------------------------------------------

      MONEY-MARKET RATES

                                [GRAPHIC OMITTED]

Rates on forward rate agreements (FRAs) also reflected the changing expectations in the money market. For instance, the 9x12-month FRA rate picked up from 7,31 per cent on 1 October 2005 to 7,85 per cent on 27 October. Positive sentiment stemming mainly from benign inflation outcomes, lower international oil prices and the notable recovery of the foreign exchange value of the rand in the final two months of 2005 underpinned the subsequent decline in the FRA rate to 6,86 per cent on 5 January 2006. Mildly disappointing economic data outcomes thereafter drove FRA rates higher from 16 January 2006. The rate stood at 7,08 per cent on 9 March.

Following an increase of 30 basis points in November 2005, the predominant rate on twelve-month fixed deposits with the private-sector banks again decreased by
10 basis points in December and by 20 basis points in February 2006 to reach 6,2 per cent. In real terms, using historical year-on-year increases in CPIX to adjust nominal rates, the twelve-month fixed deposit rate rendered investors an average real rate of return before tax of 2,3 per cent in 2005, somewhat lower than the rate of 2,6 per cent recorded in 2004. In January 2006, the real deposit rate came to 2,0 per cent.

Having remained unchanged throughout 2005, the interest rate on the 5-year government retail bond was reduced to 7,75 per cent, with reductions of 25 basis points in January and March. By contrast, the prevailing interest rates on
2-year and 3-year bonds were initially maintained at their respective levels up to February 2006, before being reduced to 7,25 per cent and 7,50 per cent, respectively, effective from 1 March 2006. Launched in May 2004 in order to encourage a savings culture amongst citizens, the prevailing interest rates on the retail bonds are priced off the yield curve and are changed by the National
Treasury when the yields on conventional government bonds of similar maturity move either negatively or positively by more than 50 basis points.

In 2005 and early 2006 long-term government bond yields receded to levels previously observed in the early 1970s. From a recent high of 8,24 per cent on
25 October 2005, the daily average yield on the long-term R157 government bond
(maturing in 2015) fluctuated around a declining trend in the subsequent months to reach a low of 7,31 per

--------------------------------------------------------------------------------
38                                                 QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

cent on 16 January 2006. The bull run in the bond market occurred in an environment of subdued consumer and production price inflation, which frequently fell below market expectations, while the appreciation of the exchange value of the rand from November 2005 also helped to counter inflation fears. During this period the level of the yield curve drifted lower and flattened, while a moderate inversion (short rates exceeding long rates) was experienced from 12
December 2005. A renewed increase in the price of oil and moderately higher-than-expected domestic inflation and money supply data interrupted the downward trend in long-term bond yields from mid-January 2006. This coincided with a general rising trend in bond yields in the major international markets on concerns regarding the inflationary impact of the high oil price. However, the yield on the R157 bond again fell to a new record low of 7,13 per cent on 20
February, alongside the resilience of the exchange value of the rand in early
2006, which served to lessen medium-term inflation concerns, and a lowering of the tax rate on interest income for the retirement fund industry, announced in the February 2006 Budget. On 9 March the yield on the R157 bond came to 7,42 per cent.

      YIELD CURVES

                               [GRAPHIC OMITTED]

Bond yields remained largely unaffected by large financial market flows towards the end of February 2006. The R152, the last of the three tranches of the R150 government bond, was redeemed on 28 February 2006. The capital redemption value of the bond amounted to R26 billion. At the same time coupon payments on these and other outstanding government bonds put a further R12 billion in cash in the hands of investors.

Real yields on inflation-linked government bonds displayed little movement in late 2005 and early 2006, with the real rate on the R189 bond maturing in 2013, for example, remaining around 2,6 per cent. However, the stronger exchange value of the rand from November 2005 and inflation figures which frequently fell below market expectations contributed to a narrowing of the gap between the nominal yield on conventional bonds and the real yield on inflation-linked government bonds towards the end of 2005 and in early 2006. The

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                                 39

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

break-even inflation rate in the five-to-eight-year maturity range initially increased from 4,0 per cent on 5 August 2005 to 5,1 per cent on 13 October due to a moderate increase in the yields on conventional bonds and a sharp decline in the market-determined yields on inflation-linked bonds over the period. From late October yields on conventional bonds declined to reach 35-year lows in
February 2006, resulting in a decline in the break-even rate to 4,33 per cent on
21 February. Subsequently, the break-even rate edged higher towards the end of
February and stood at 4,7 per cent on 9 March. However, this approximation of expected long-term inflation continued to reflect expectations that inflation would remain reasonably benign, supported by, among other things, the long period during which the CPIX inflation rate has remained within the target range.

Tracking a narrowing of emerging-market bond spreads due to continued favourable global conditions, the sovereign risk premium on South Africa's foreign-currency denominated bonds trading in international markets declined to record low levels in February 2006. The spread on the ten-year South African government US dollar-denominated bond, issued at 195 basis points above United States federal government securities of similar maturity at the end of May 2004, on balance, receded to a spread of 68 basis points in February 2006. Simultaneously, the yield spread of the JP Morgan Emerging Markets Bond Index (EMBI+), which traces total returns for external currency-denominated debt instruments of the emerging markets, narrowed by 150 basis points from April 2005 to December, and by a further 54 basis points in the first two months of 2006.

      YIELDS ON LONG-TERM GOVERNMENT BONDS

                                [GRAPHIC OMITTED]

The currency risk premium on South African government bonds (measured as the differential between South African government bond yields on rand-denominated debt in the nine-to-eleven-year maturity range issued in the domestic market and dollar-denominated debt issued in the United States market) narrowed from 308 basis points in May 2005 to 184 basis points in February 2006. The narrowing occurred mostly as a result of the continued decline in bond yields in the domestic market, while the equivalent yields on foreign-issued South African bonds recorded a slight increase over the same period.

--------------------------------------------------------------------------------
40                                                 QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

MONEY MARKET

Overall money-market conditions remained stable during 2005, and adjusted smoothly to the enhancements to the accommodation system which the Bank introduced in May. At the weekly main refinancing tenders, banks generally tendered for amounts close to the expected average liquidity requirement for the week as calculated and announced by the South African Reserve Bank. During the final quarter of 2005 the weekly main repurchase tender amount varied between
R10,65 billion and R12,95 billion, and in the first two months of 2006 between
R11,1 billion and R13,15 billion. Over and above the use of repurchase transactions, banks continued to utilise the standing facilities and their cash reserve accounts in order to square off their end-of-day positions.

The major flows in money-market liquidity from October 2005 to February 2006 are summarised in the accompanying table.

MONEY-MARKET LIQUIDITY FLOWS
R billions (easing +, tightening -)

---------------------------------------------------------------------------------------------
                                                              Oct - Dec 2005  Jan - Feb 2006
                                                              -------------------------------

Notes and coin in circulation.............................         -3,9             1,8
Required cash reserve deposits............................         -1,1            -1,0
Money-market effect of foreign exchange transactions
of the SARB...............................................          5,7            11,1
Government deposits.......................................         -6,0            -9,1
Use of liquidity management instruments*..................          8,5             2,9
Government redemption and interest payments to SARB.......         -0,1            -3,1
Redemption of foreign loans by National Treasury..........         -0,3            -0,7
Other items net...........................................         -3,9            -1,4
BANKS' LIQUIDITY REQUIREMENT (DECREASE +; INCREASE -).....         -1,1             0,5
---------------------------------------------------------------------------------------------

*     South African Reserve Bank debentures and reverse repurchase transactions

The accompanying graph shows the build-up in cash balances in the government Tax and Loan accounts with the private banks, part of which was in preparation for large payments at the end of February each year: Apart from coupon interest payments, the

      GOVERNMENT DEPOSITS IN THE TAX AND LOAN ACCOUNTS

                                [GRAPHIC OMITTED]

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--------------------------------------------------------------------------------

capital redemption of the three tranches of the R150 government bond was effected at the end of each February from 2004 to 2006. Over the past number of years government accordingly accumulated high cash balances in the run-up to
February, in order to effectively pay capital and interest to aggregate amounts of approximately R39 billion at the end of each February. The government Tax and
Loan deposits rose from R21,3 billion in August 2005 to R46,8 billion in January
2006. It is noteworthy that an amount of R3,1 billion paid to the Reserve Bank at the end of February 2006 in respect of government bonds in its Monetary
Policy Portfolio also assisted to sterilise liquidity which had previously been injected in the accumulation of foreign exchange reserves.

The total amount of liquidity absorbed from the money market through reverse repurchase agreements and SARB debentures was reduced from R13,8 billion at the end of the third quarter of 2005 to R5,3 billion at the end of the fourth quarter, partly in order to avoid undue tightening in money-market liquidity conditions over the festive season. The accompanying graph shows the structure of and developments in money-market intervention instruments utilised. Liquidity created through the purchase of foreign exchange from the market was largely countered by moving government deposits from the private-sector banks to the
Bank, to a cumulative amount of R34,4 billion by the end of February 2006.

      LIQUIDITY DRAINING OPERATIONS

                                [GRAPHIC OMITTED]

Notes and coin in circulation outside the Reserve Bank increased by R3,5 billion from R50,3 billion at the end of September 2005 to R53,8 billion at the end of
November. The table and graph on the following page show that during the month of December 2005, the value of notes and coin in circulation rose to a peak of
R57,4 billion, thereby draining liquidity from the market. Currency in circulation declined to R54,2 billion by month-end, counteracting undue tightening in the banks' liquidity position. The downward trend continued during
January 2006 and February, as notes and coin declined by R1,8 billion, thereby easing liquidity conditions.

--------------------------------------------------------------------------------
42                                                 QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

NOTES AND COIN IN CIRCULATION OUTSIDE THE RESERVE BANK
R million

--------------------------------------------------------------------------------
                                                                Change, end Nov
Year                Peak date     Peak level   Year-end level     to end Dec
                   -------------------------------------------------------------
2000 ...........   27 December      34 728         33 619            3 181
2001 ...........   27 December      37 995         36 138            2 764
2002 ...........   24 December      42 058         39 488            2 150
2003 ...........   24 December      47 766         44 671            2 087
2004 ...........   17 December      52 387         48 831              305
2005 ...........   23 December      57 445         54 236              395
--------------------------------------------------------------------------------

      NOTES AND COIN IN CIRCULATION OUTSIDE SARB

                               [GRAPHIC OMITTED]

In order to improve the composition of the Reserve Bank's Monetary Policy
Portfolio of government bonds, the Bank continued to restructure its holdings of interest-bearing government bonds. The Bank conducted a switch auction to a total value of R0,5 billion on 24 November 2005, acquiring R152 bonds and releasing R202 bonds to its counterparts in the process.

BOND MARKET

Public-sector borrowers raised R38,0 billion through net issues of fixed-interest securities in the domestic primary bond market from April 2005 to
January 2006 (the first ten months of fiscal 2005/06), compared with an amount of R55,5 billion raised over the same period of fiscal 2004/05. The National
Treasury also raised R0,5 billion through RSA Government Retail Bonds up to the end of February 2006, substantially less than the R1,3 billion raised over the same period of the previous fiscal year when this instrument was issued for the first time. In the Budget of the national government, presented in February
2006, the issuance of domestic fixed-income bonds was envisaged to remain the principal means of financing, and an amount of R10,2 billion was projected to be raised through net issuance in fiscal 2006/07.

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--------------------------------------------------------------------------------

Private-sector funding through the bond market reached record levels in 2005 and activity remained brisk in the first months of 2006. The outstanding nominal value of private-sector loan stock listed on the Bond Exchange of South Africa
(BESA) increased from R77,7 billion in December 2004 to R109,2 billion in
December 2005. Issuance accelerated substantially from R6,7 billion raised in the first half of 2005 to R24,8 billion in the second half of the year. Funding through asset-backed securitisation dominated activity as it increased from 36 per cent of total issuance in 2004 to 54 per cent in 2005. Private-sector listings increased by a further R1,8 billion in the first two months of 2006.

      PRIVATE-SECTOR FUNDING IN THE INTEREST-BEARING SECURITIES MARKETS

                               [GRAPHIC OMITTED]

The value of commercial paper listed on BESA increased by R10,7 billion in the calendar year to December 2005 to reach R26,4 billion. The listed amount remained unchanged to February 2006. From its inception in April 2005 to
December, the electronic settlement of non-listed commercial paper on BESA amounted to R9,3 billion, in 505 trades. A further 151 trades to the value of
R3,0 billion were effected in the subsequent months to February 2006.

In the international bond markets non-resident issuer interest in rand-denominated bonds remained buoyant in 2005, extending the recovery in interest which started a year earlier. The net issuance of such instruments, totalling R6,5 billion in 2005, was more than double the amount of R3,1 billion raised in 2004. In the first two months of 2006 net redemptions by non-residents of rand-denominated bonds amounted to R0,7 billion.

In addition to the issuance of eurorand bonds, the issuance of rand-denominated bonds by foreign borrowers in the Japanese Uridashi market continued to grow during 2005. Rand-denominated bonds were issued in the Uridashi market for the first time in July 2004 and the total nominal value of issues for that year amounted to R2,5 billion, followed by net issuances of R8,8 billion in 2005 and
R0,2 billion in the two months to February 2006.

--------------------------------------------------------------------------------
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      OUTSTANDING BALANCE OF EURORAND BONDS ISSUED BY NON-RESIDENTS

                               [GRAPHIC OMITTED]

Trading activity in the domestic secondary bond market amounted to R9,8 trillion in 2005, some 3 per cent higher than in 2004. The value of turnover on BESA amounted to R1,8 trillion in the first two months of 2006. Alongside a renewed downward trajectory in bond yields from the end of October 2005, the average daily turnover reached a recent high of around R42 billion in November, maintained a high average of R39 billion in January 2006, and accelerated to R51 billion in February. For the year 2005 as a whole the average daily turnover amounted to R39 billion.

Non-residents' net sales of South African debt securities through BESA amounted to R10,7 billion in 2005, compared to net purchases of R0,4 billion in 2004. Net purchases of R10,6 billion in the first half of 2005 were followed by net sales of R21,3 billion in the second half of the year. Non-resident participation in trading on BESA, measured as the sum of their purchases and sales as a percentage of total purchases and sales of bonds, averaged around 16 per cent in
2005, up from 13 per cent in 2004 and 11 per cent in 2003. From the beginning of
2006 to the end of February, non-residents' net cumulative purchases of bonds amounted to R0,9 billion.

SHARE MARKET

The total value of equity capital raised in the domestic and international primary share markets by companies listed on the JSE amounted to R82,2 billion in 2005, nearly double the R42,1 billion raised in 2004. Dual-listed companies contributed to the heightened capital-raising activity in 2005. Companies constituting the industrial sector accounted for 70 per cent of the total amount raised in 2005, while the financial sector accounted for 18 per cent and the resources sector for 8 per cent. Equity financing amounted to R27,4 billion in the first two months of 2006.

The market capitalisation of the JSE set new record levels in 2005 and continued
to increase to an all-time high of nearly R4 trillion in January 2006, before declining somewhat in February. The JSE's gains in market capitalisation from the end of 2004 to the end of 2005, expressed in dollar terms, placed it at number 19 in a world ranking by the World Federation of Exchanges, an international association comprising the world's leading bourses.

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--------------------------------------------------------------------------------

      TURNOVER IN THE SECONDARY SHARE MARKET

                               [GRAPHIC OMITTED]

Trading activity in the secondary share market remained lively in 2005 and the
R1,3 trillion traded on the JSE in that year exceeded the trade in 2004 by 24 per cent. Buoyed by the continued upward trajectory in share prices, turnover on the JSE scaled new heights. The average daily turnover reached a record high of
R5,9 billion in September 2005, receding to R5,5 billion in December before picking up to a new record average of R8,5 billion per day in February 2006, as share prices continued to rise.

The number of companies listed on Alt(x), the JSE's bourse for small to medium-sized companies, was reduced by one in December 2005 when a pharmaceutical company became the first company to transfer from the alternative exchange to the main board of the JSE. Turnover on Alt(x) amounted to R300 million in 2005, significantly higher than the R44 million traded in 2004, which was its first year of existence. In the first two months of 2006 turnover on this exchange amounted to R100 million.

Non-residents' net purchases of shares on the JSE of R48,2 billion in 2005 was a further improvement on the net purchases of R32,9 billion recorded in 2004. Net purchases of shares exceeded R13 billion in both the second and third quarters of 2005, before declining somewhat to R11,7 billion in the fourth quarter.
Subsequently, the well-performing South African market continued to attract non-residents as their cumulative net purchases of shares amounted to R27,0 billion in the first two months of 2006.

As from 3 January 2006, all JSE-listed companies were re-classified according to the Industry Classification Benchmark (ICB) standard, replacing the FTSE Global
Classification System previously used by the JSE. The ICB was developed by the
FTSE Group and Dow Jones with the aim to standardise the classification of equities on a worldwide basis.

The daily closing level of the all-share price index set a number of record highs during 2005 and ended the year 43 per cent higher than at the end of 2004.
This placed the performance of the JSE's all-share price index, in local currency terms, at number 7 in a world ranking by the World Federation of
Exchanges. As shown in the table on the facing page, the best performance in
2005 was recorded by the Colombia Stock Exchange.

Share prices fell behind the prices of some of the other main asset classes as recently as 2002 and 2003, but the rapid growth in share prices subsequently reversed the situation.

--------------------------------------------------------------------------------
46                                                 QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
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TOP 10 SHARE MARKETS IN 2005, IN LOCAL CURRENCY TERMS

--------------------------------------------------------------------------------
                                                               Percentage change
Exchange                                                        in share prices
                                                               -----------------
1. Columbia Stock Exchange................................           118,9
2. Malta Stock Exchange...................................            63,4
3. Istanbul Stock Exchange................................            59,3
4. Korea Exchange.........................................            54,0
5. Osaka Securities Exchange .............................            50,6
6. Tokyo Stock Exchange...................................            43,5
7. JSE Limited............................................            43,0
8. Wiener Borse...........................................            42,7
9. Bombay Stock Exchange..................................            42,3
10.Budapest Stock Exchange................................            41,0
--------------------------------------------------------------------------------

Source: World Federation of Exchanges. Changes calculated from end 2004 to end
2005 using broad share price indices

Share prices matched money-market returns in 2003, equalling the increase of 12 per cent in the Short-term Fixed Interest Index. Share prices accelerated in the subsequent years and exceeded the year-on-year growth in property prices, bond and cash investments by a wide margin in 2005. From the end of 2005 to the end of February 2006, share prices improved by a further 5,5 per cent, while real-estate prices and the all-bond index increased by close to 2 per cent and money-market investments by 1,1 per cent.

      SHARE PRICES AND PRICE-EARNINGS RATIO

                               [GRAPHIC OMITTED]

The buoyancy in share prices in the first months of 2006 culminated in the all-share index reaching an all-time high on 2 February 2006. This represented an increase of 61 per cent from a recent low on 28 April 2005 and was led by strong price increases of 85 per cent in resources shares and 51 per cent in industrial shares, while financial shares improved by 41 per cent over the same period. Subsequently, the daily all-share index fell by 6 per cent to 9 March alongside weaker global equity markets and a decline in commodity prices.

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--------------------------------------------------------------------------------

The dividend yield on all classes of shares receded from 2,8 per cent in August
2005 to 2,4 per cent in February 2006 as share prices rose somewhat more briskly than historical dividends paid.

The monthly average earnings yield on all classes of shares decreased from 7,3 per cent in May 2005 to 6,2 per cent in January 2006, before increasing to 6,3 per cent in February. Conversely, the price-earnings ratio of all classes of shares declined to 15,9 in February 2006, after it had risen from 13,7 in May
2005 to 16,2 in January 2006. Levels exceeding 16 were last recorded in February
2000. Since January 2004 the price-earnings ratio has exceeded its long-term average (calculated from January 1996 to December 2005) of 13,4, and increased even further in 2005 and early 2006, reflecting that share prices are becoming expensive relative to historical earnings.

MARKET FOR DERIVATIVES

As shown in the accompanying table, during 2005 and early 2006 the financial derivatives turnover on the JSE was bolstered by the buoyant share-market conditions. Commodity derivatives turnover, by contrast, lost some ground.

DERIVATIVES TURNOVER
Change over one year in number of contracts traded on JSE

--------------------------------------------------------------------------------
                                                        2005      Jan - Feb 2006
                                                      --------------------------
                                                      Per cent       Per cent
                                                      --------------------------
Financial futures and options on futures ..........      36            122
Warrants ..........................................      99            286
Agricultural commodity futures and options ........      -6             -2
--------------------------------------------------------------------------------

Turnover on Yield-X, the interest rate derivative market of the JSE which commenced trading on 28 February 2005, amounted to R11,1 billion to the end of
December 2005, gaining momentum as time progressed. In January and February 2006 turnover amounted to R3,5 billion.

REAL-ESTATE MARKET

Although turnover in the real-estate market remained brisk in 2005, the growth in activity slowed from the previous year. The overall value of turnover, measured by transfer duty paid, increased by 25 per cent in 2005 compared with an increase of 54 per cent in 2004. In January 2006, the average level of transfer duty paid increased by 9 per cent compared to January 2005. In the
2006/07 Budget of the national government, the transfer duty exemption threshold was raised from R190 000 to R500 000.

The year-on-year rate of increase in house prices, as measured by Absa, continued to decelerate from a most recent high of 35,5 per cent in September
2004 to 14,5 per cent in February 2006. The month-on-month rate of increase in house prices receded from 2,9 per cent in January 2004 to 0,9 per cent in
February 2006. Over the different price categories, the year-on-year rate of increase of property in the luxury market segment fell sharply, recording a decrease of 1,9 per cent in the fourth quarter of 2005. The year-on-year rate of increase in residential property prices in the affordable houses category

--------------------------------------------------------------------------------
48                                                 QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
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      REAL-ESTATE MARKET

                               [GRAPHIC OMITTED]

fell from its recent high of 21,1 per cent in the third quarter of 2004 to 8,6 per cent in the fourth quarter of 2005. Over the same period, growth in property prices in the middle segment declined from 34,6 per cent to 15,7 per cent.

HOUSE PRICE CHANGES IN DIFFERENT PRICE CLASSES
Percentage change over four quarters

----------------------------------------------------------------------------------------------
                                                               September 2004   December 2005
                                                               -------------------------------

Affordable (40m(2) to 79m(2), below R193 000) ..............        21,1             8,6
Middle segment (80m(2) to 400m(2), below R2,2 million) .....        34,6            15,7
  Small (80m(2) to 140m(2)) ................................        39,0            11,5
  Medium (141m(2) to 220m(2)) ..............................        37,7            17,5
  Large (221m(2) to 400m(2)) ...............................        32,1            19,3
Luxury segment (between R2,2 million and R8,2 million) .....        22,0            -1,9
----------------------------------------------------------------------------------------------
Source: Absa

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SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

PUBLIC FINANCE

NON-FINANCIAL PUBLIC-SECTOR BORROWING REQUIREMENT

The borrowing needs of the non-financial public sector (i.e. the consolidated central, provincial, local governments and non-financial public-sector business enterprises) remained quite limited through the first nine months of fiscal
2005/06. The sector recorded a cash surplus of R12,9 billion in the
October-December quarter of 2005 -R5,7 billion higher than the cash surplus recorded in the corresponding quarter of 2004. In the first nine months of fiscal 2005/06 a cash surplus amounting to R22,4 billion was registered compared to a cash deficit of R15,0 billion recorded in the same period a year earlier.
As a ratio of gross domestic product, the surplus for the first nine months of the current fiscal year amounted to 1,9 per cent, compared with a borrowing requirement of 1,4 per cent recorded in the same period of the previous fiscal year.

NON-FINANCIAL PUBLIC-SECTOR BORROWING REQUIREMENT
R billions

--------------------------------------------------------------------------------
Level of government                                         2004/05*    2005/06*
                                                            --------------------
National government.....................................      24,1         4,0
Extra-budgetary institutions............................      -0,2         2,3
Social security funds...................................      -3,4        -2,9
Provincial governments..................................      -6,5       -10,3
Local governments.......................................      11,7         0,4
Non-financial public enterprises........................     -10,6       -15,9
TOTAL...................................................      15,0       -22,4
--------------------------------------------------------------------------------
*     April - December of each fiscal year. Deficit +, surplus -

The cash surplus of non-financial public enterprises widened to R15,9 billion in the first nine months of fiscal 2005/06 compared to a cash surplus of R10,6 billion recorded in the corresponding period of the previous fiscal year.
Investment in net acquisition of non-financial assets by the major public corporations and enterprises amounted to R19 billion, which was 28,1 per cent more than in the same period a year earlier. It is set to continue rising briskly in order to support sustained strong economic growth.

The financial activities of the national government resulted in a cash deficit of R4,0 billion for the first nine months of fiscal 2005/06, compared with the cash deficit of R24,1 billion recorded in the same period of the previous fiscal year. This significant narrowing of the deficit was mainly the result of the higher-than-budgeted revenue collections.

Preliminary data indicate that extra-budgetary institutions recorded a cash deficit of R2,3 billion in the first nine months of 2005/06, compared with a very small surplus during the same period of the previous fiscal year. For the period under review the cash surplus of social security funds was lower than the surplus recorded a year earlier.

The provincial governments recorded a cash deficit of R1,5 billion in the
October-December quarter of 2005, which lowered their cash surplus for the first nine months of fiscal 2005/06 to R10,3 billion in comparison with a cash surplus of R6,5 billion recorded in the same period of the previous fiscal year.
Provinces' net acquisition of non-financial

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50                                                 QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
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assets for the first nine months of fiscal 2005/06 amounted to R7,6 billion, which represented a year-on-year rate of increase of 28,3 per cent when compared with the same period of the previous fiscal year.

The deposits of provincial governments with the private-sector banks declined from R12,7 billion at the end of March 2005 to R9,9 billion at the end of
December, but their overall indebtedness also declined from R3,9 billion to R2,3 billion between these dates. On the other hand, the deposits of provinces with the Corporation for Public Deposits (CPD) rose significantly from virtually a nil balance to R8,0 billion over the same period.

      BANK DEPOSITS AND DEBT OF PROVINCIAL GOVERNMENTS

                               [GRAPHIC OMITTED]

BUDGET COMPARABLE ANALYSIS OF NATIONAL GOVERNMENT FINANCE

During the first nine months of the fiscal year 2005/06 government expenditure progressed much as had been budgeted originally, but government revenue exceeded the initial projections by a considerable margin. Expenditure by national government in the first nine months of fiscal 2005/06 amounted to R298 billion, or 12,9 per cent more than in the corresponding period of the previous fiscal year. This was closely aligned with the initially budgeted increase of 13,4 per cent for the full fiscal year.

After allowing for cash-flow adjustments (i.e. transactions recorded in the government accounting system but not yet cleared in the banking system, and late departmental requests) cash-flow expenditure in the first nine months of fiscal
2005/06 amounted to R299 billion, representing an increase of 14,1 per cent when compared to the corresponding period of the previous fiscal year.

National government revenue in the first nine months of fiscal 2005/06 amounted to R296 billion, representing an above-budgeted year-on-year rate of increase of no less than 19,1 per cent. The Budget Review 2005 estimated an increase in national government revenue of 6,5 per cent for fiscal 2005/06 as a whole.

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SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

      REVENUE OF NATIONAL GOVERNMENT

                                [GRAPHIC OMITTED]

As shown in the accompanying table, taxes on income, profits and capital gains, the main contributor to total revenue, recorded an increase of more than 18 per cent in the first nine months of fiscal 2005/06 when compared with the same period a year earlier. This increase was mainly the result of strong growth in corporate income tax collections, signalling the increased profitability of companies as well as continued improvements in tax-collection efficiency.

NATIONAL GOVERNMENT REVENUE IN FISCAL 2005/06
---------------------------------------------------------------------------------------------------------------
                                                             R billions                Percentage change
                                                           ----------------------------------------------------
                                                               Actual            Originally           Actual*
Revenue source                                               Apr - Dec            budgeted           Apr - Dec
                                                                2005              full year            2005
                                                           ----------------------------------------------------

Taxes on income, profits and capital gains............         167,2                2,9                18,4
Payroll taxes.........................................           3,6               10,5                12,2
Taxes on property.....................................           8,2                9,0                24,6
Domestic taxes on goods and services..................         107,1                8,8                14,3
Taxes on international trade and transactions.........          13,6               -0,7                42,4
Other revenue.........................................           6,9               38,4                55,8
Less: SACU** payments.................................          10,4               -9,6                 4,5
TOTAL REVENUE.........................................         296,2                6,5                19,1
---------------------------------------------------------------------------------------------------------------

*     April - December 2004 to April - December 2005
**    Southern African Customs Union

Taxes on international trade and transactions and taxes on property recorded sparkling increases during the period under review, reflective of strong demand for imports and buoyant real-estate activity, respectively. However, in absolute terms these two revenue sources are not as important as domestic taxes on goods and services such as value-added tax; collections of the latter tax rose solidly as domestic expenditure recorded robust growth.

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52                                                 QUARTERLY BULLETIN MARCH 2006

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The net result of these developments in revenue and expenditure was a cash book deficit of R1,9 billion in the first nine months of fiscal 2005/06, compared to a deficit of R15,4 billion in the same period a year earlier. The Budget Review
2005 projected a national government deficit of R48,0 billion in fiscal 2005/06 as a whole, but this estimate was reduced to R15,7 billion in the Medium Term
Budget Policy Statement 2005.

The cash-flow deficit before borrowing and debt repayment amounted to R2,8 billion in the first nine months of fiscal 2005/06 - some R11,2 billion less than in the corresponding period of the previous fiscal year. In addition, an extraordinary payment was recorded in respect of the issue of zero-coupon bonds with a face value of R4,5 billion to the South African Reserve Bank, which were subsequently converted into interest-bearing instruments. This issue, which was provided for in the original Budget for fiscal 2005/06, was made in April 2005 to defray part of the realised losses on the Gold and Foreign Exchange
Contingency Reserve Account (GFECRA). Extraordinary receipts in the first nine months of fiscal 2005/06 included proceeds from the foreign exchange amnesty dispensation and a special dividend from Telkom, each amounting to R1,0 billion and both received in July 2005. In August 2005, Eskom paid a special dividend of
R0,7 billion to national government. The cash-flow deficit together with these extraordinary transactions resulted in a net borrowing requirement of national government of R4,5 billion in the first nine months of fiscal 2005/06, compared to a net borrowing requirement of R22,5 billion recorded a year earlier.

NATIONAL GOVERNMENT FINANCING IN FISCAL 2005/06
R billions

--------------------------------------------------------------------------------------------------
                                                                       Originally        Actual
Item or instrument                                                      budgeted       Apr - Dec
                                                                       full year          2005
                                                                   -------------------------------

DEFICIT.....................................................            48,0              2,8*
Plus:  Extraordinary payments...............................             7,0              4,5
       Cost on revaluation of foreign loans at redemption...             0,7              0,0
Less:  Extraordinary receipts...............................             1,0              2,8
NET BORROWING REQUIREMENT...................................            54,7              4,5
Treasury bills..............................................             5,0              3,9
Domestic government bonds...................................            26,3             37,8
Foreign bonds and loans.....................................            12,8              1,9
Change in available cash balances **........................            10,6            -39,1
TOTAL NET FINANCING.........................................            54,7              4,5
--------------------------------------------------------------------------------------------------

*     Cash-flow deficit
**    Increase -, decrease +

As indicated in the accompanying table, the greater part of the net borrowing requirement of national government during the period under review was financed through the issuance of debt instruments in the domestic capital market.
Domestic short-term instruments were sold at an average rate of 6,8 per cent per annum, whereas domestic long-term funding was obtained at an average rate of 8,0 per cent per annum in the first nine months of fiscal 2005/06.

During the first nine months of 2005/06 the National Treasury introduced several new bills and bonds, including 273-day Treasury bills and bonds of various maturities. The average maturity of national government's domestic marketable bonds decreased from 99 months at the end of March 2005 to 94 months at the end of December.

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QUARTERLY BULLETIN MARCH 2006                                                 53

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

Net issues and use of foreign bonds and loans in the first nine months of fiscal
2005/06 amounted to R1,9 billion. Also included in foreign loans was an amount of R2,4 billion drawn from the foreign export credit facilities for the financing of the Strategic Defence Procurement Programme. During the period
April to December 2005, foreign bonds and loans to the amount of R0,6 billion were redeemed. The issues and redemptions of foreign marketable bonds led to the average outstanding maturity on these bonds decreasing from 78 months at the end of March 2005 to 69 months at the end of December 2005.

Government's cash balances increased by R39,1 billion in the first nine months of fiscal 2005/06, largely in preparation for the redemption of and coupon payments on domestic marketable bonds at the end of February 2006.

Total debt of national government remained well contained, increasing from R507 billion at the end of March 2005 to R545 billion at the end of December 2005. As a ratio of gross domestic product, this corresponded to 35,7 per cent and 35,8 per cent on these respective dates.

THE BUDGET FOR THE FISCAL YEARS 2006/07 TO 2008/09

The Minister of Finance presented the 2006 Budget to Parliament on 15 February
2006, building on a sound and sustainable macroeconomic platform and positive economic outlook. The stable foundation laid by prudent monetary and fiscal policies resulted in low inflation and interest rates, and reduced cost of servicing the government debt, thus freeing additional resources for social spending. Government's fiscal plans also emphasised investment spending as government and public enterprises launch substantial infrastructure programmes.
Private-sector investment spending was also expected to remain robust.

The 2006 Budget continued the fiscal approach initiated five years ago by providing additional resources for investment in infrastructure and increasing spending on social and economic services. The tax reforms implemented by the government in the past years, alongside stronger economic growth, resulted in buoyant revenue collections. Over the Budget time horizon, the tax framework was set to support the goals of accelerated and shared economic growth through tax relief measures promoting long-term retirement savings, and reducing the compliance costs and tax burden on all businesses.

Supported by government's economic reforms and a buoyant international economic environment, the economy was placed in a position to grow at a faster pace.
Further reforms to address constraints hampering economic expansion and improve competitiveness would continue.

National government expenditure in fiscal 2006/07 was budgeted to amount to R473 billion, representing a year-on-year rate of increase of 12,8 per cent. This represents 27,6 per cent of the estimated gross domestic product, which can be compared with a revised estimate of 26,9 per cent of gross domestic product in fiscal 2005/06. It was estimated that national government expenditure would increase at an average rate of 10,9 per cent and be kept around 27 per cent of gross domestic product over the three-year budget period.

Revised estimates of the state debt cost for fiscal 2005/06 were lower than the originally budgeted amount, resulting from prudent debt management, lower borrowing requirements, lower interest rates and currency appreciation. It was projected that the state debt cost would increase at a subdued average rate of around 3 per cent per

--------------------------------------------------------------------------------
54                                                 QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
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annum over the medium-term budget cycle, allowing more funds to be utilised for service delivery and infrastructure provision: Expenditure excluding state debt cost was budgeted to increase from R368 billion in fiscal 2005/06 to R516 billion in fiscal 2008/09, or by an average rate of 11,9 per cent per annum over the medium term. Non-interest spending would therefore record substantial real increases, giving greater impetus to social development, public service delivery and poverty reduction. The additional expenditure was provided for to support a wide range of public-sector programmes, with strong emphasis on economic infrastructure, education and health, and fighting crime.

FISCAL PROJECTIONS: NATIONAL GOVERNMENT

------------------------------------------------------------------------------------------------------------------------------
                                       2005/06                  2006/07                2007/08                 2008/09
                                    ------------------------------------------------------------------------------------------
                                    Revised estimate                                 Medium-term estimates
                                    ------------------------------------------------------------------------------------------
                                               Annual                  Annual               Annual                     Annual
                                               change                  change               change                     change

                                       R         Per         R            Per       R          Per           R            Per
                                      bn         cent        bn          cent       bn        cent          bn           cent
                                    ------------------------------------------------------------------------------------------

EXPENDITURE .....................    419,0       13,7      472,7         12,8      519,2        9,8        571,3         10,0
   State debt cost* .............     51,2        4,7       52,0          1,7       53,3        2,4         55,7          4,5
   Current payments .............     77,7       14,0       87,8         12,9       95,4        8,6        102,4          7,4
   Transfers and subsidies ......    284,4       15,6      323,8         13,9      357,6       10,4        395,6         10,6
   Payments for capital
   assets .......................      5,7        4,4        6,0          5,7        6,6       10,5          7,4         12,6
   Contingency reserve and
   unallocated funds ............       --                   3,1                     6,3                    10,1
REVENUE .........................    411,1       18,2      446,4          8,6      492,0       10,2        547,1         11,2
DEFICIT BEFORE BORROWING
AND DEBT REPAYMENT ..............      7,9                  26,4                    27,2                    24,2
Deficit as ratio of GDP .........     -0,5%                 -1,5%                   -1,4%                   -1,2%
Deficit as ratio of GDP:
October 2005 MTBPS ..............     -1,0%                 -2,2%                   -2,1%                   -2,0%
------------------------------------------------------------------------------------------------------------------------------

*     Includes interest, management cost and the cost of raising loans

The division of revenue among the three spheres of government (national departments, provincial governments and local governments) reflected a shift in favour of provincial and local governments, which are at the centre of social service delivery.

As indicated in the graph on the following page, spending on social services would still remain the largest functional category of government spending, estimated to amount to 52,7 per cent of the consolidated national and provincial government and social security funds' expenditure in fiscal 2006/07. Spending on social services was expected to increase at an average annual rate of 11,6 per cent over the three-year budget period. Within the protection services cluster, expenditure on defence and intelligence was set to decline as a share of the total, as outlays on the Strategic Defence Procurement Programme would be phased down, while strong growth was anticipated in police and justice functions.
Provision was made for an average growth rate of 9,6 per cent per year in spending on police services. Although the provision for general government services seemed to increase, it was essentially due to the inclusion of a contingency reserve to the amount of R2,5 billion in fiscal 2006/07, R5 billion in fiscal 2007/08 and R8 billion in fiscal 2008/09. The contingency reserve provides for future unforeseen and unavoidable spending.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                                 55

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

      FUNCTIONAL CLASSIFICATION OF BUDGETED GOVERNMENT EXPENDITURE*

                              [Pie Chart Omitted]

                 2006/07                                 2008/09
      Social              52,7%               Social              53,2%
      Economic            14,0%               Economic            14,5%
      Interest            10,5%               Interest             9,3%
      Protection          16,0%               Protection          15,4%
      General              6,8%               General              7,6%

*     Consolidated national and provincial government and social security funds

The total revised revenue of national government was estimated to increase by
8,6 per cent from fiscal 2005/06 to fiscal 2006/07, and by a further 10,2 per cent for 2007/08. An increase of 11,2 per cent was estimated for fiscal 2008/09.
As a ratio of gross domestic product, national government revenue was estimated to average 26,1 per cent over the medium term.

Due to higher-than-projected customs duties and increased imports from South
Africa to other members of the customs union, transfers to Southern African
Customs Union (SACU) partners would exceed the estimates in the 2005 Budget.

Specific tax adjustments were announced in the Budget, rendering a net tax relief of R19,1 billion in fiscal 2006/07. The tax relief primarily related to adjustments in personal income tax and, to a lesser extent, taxes on businesses.

Major tax proposals included an income tax rate reduction of R13,5 billion for individuals, with adjustment of the income tax brackets for individuals providing relief across the income spectrum; tax relief of R7 billion for businesses resulting from the abolition of regional services council levies; and
a reduction in the tax on retirement funds' interest and rental income from 18 per cent to 9 per cent.

Transfer duty on houses below R500 000 was also abolished, while a 5-per-cent rate would apply between R500 000 and R1 million, and 8 per cent above R1 million. The monetary threshold for qualifying small businesses was increased, as were the monetary thresholds for capital gains and estate duty. Alcohol and tobacco taxes were customarily raised, while certain ad valorem excise duties were abolished.

The net result of the budgeted revenue and expenditure of national government for the 2006/07 fiscal year was an estimated deficit before borrowing and debt repayment of R26,4 billion. As a ratio of gross domestic product, the deficit would amount to 1,5 per cent. It was envisaged that this ratio would recede to
1,4 per cent in fiscal 2007/08 and 1,2 per cent in fiscal 2008/09. The primary balance (i.e. the deficit before borrowing excluding state debt cost) for
2005/06 was expected to be a surplus amounting to

--------------------------------------------------------------------------------
56                                                 QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
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2,8 per cent of gross domestic product. This surplus would decline to approximately 1,5 per cent for fiscal 2006/07 and beyond.

As indicated in the accompanying table, the net borrowing requirement of national government for fiscal 2005/06 was determined after providing for certain extraordinary receipts and payments. Included in the extraordinary payments was an amount of R4,5 billion paid to the South African Reserve Bank to defray losses made on the GFECRA. A liability of R4,3 billion relating to
Saambou Bank originally expected to be paid in fiscal 2007/08 would be settled in fiscal 2005/06.

FINANCING OF NATIONAL GOVERNMENT DEFICIT
R billions

---------------------------------------------------------------------------------------------------------
                                                  Revised estimate          Medium-term estimates
Item or instrument                                -------------------------------------------------------
                                                      2005/06       2006/07       2007/08      2008/09
                                                  -------------------------------------------------------

DEFICIT ......................................          7,9          26,4           27,2         24,2
Plus:  Extraordinary payments(1)..............          8,9            --             --           --
       Cost/profit on repayment of
       maturing foreign loans(2)..............          0,5           1,4            0,6          2,5
Less:  Extraordinary receipts(3)..............          4,5           0,2            0,3          0,3
NET BORROWING REQUIREMENT.....................         12,8          27,6           27,5         26,4
Treasury bills................................          5,9           5,8            5,7          5,8
Domestic government bonds issued(4)...........         25,3          10,2           17,7         24,2
Foreign bonds and loans(5)....................          1,2           3,8            4,3          4,8
Changes in available cash balances(6).........        -19,6           7,8           -0,2         -8,4
TOTAL NET FINANCING...........................         12,8          27,6           27,5         26,4
---------------------------------------------------------------------------------------------------------

(1)   Including payments on the Gold and Foreign Exchange Contingency Reserve
      Account and premiums paid on debt portfolio restructuring previously included in state debt cost expenditure

(2)   Revaluation gains or losses. Cost (+)/profit (-)

(3)   Including proceeds from the restructuring of state assets and strategic stocks

(4)   Including premiums and book profits resulting from debt restructuring previously included in revenue

(5)   Excluding revaluation of maturing foreign loans

(6)   Increase (-), decrease (+)

Although extraordinary receipts of only R1,0 billion in fiscal 2005/06 were provided for in the 2005 Budget, this was revised to R4,5 billion on account of foreign exchange amnesty proceeds and special dividends from Eskom and Telkom.

Sound debt management was set to continue, managing the cost of servicing debt within an acceptable risk management framework. Government intended increasing the stock of Treasury bills annually by R6 billion from fiscal 2006/07 to
2008/09. It was envisaged that financing through the issuance of fixed-income bonds in the domestic capital market would remain the principal means of financing for national government over the medium term, with net issuance more than doubling from fiscal 2006/07 to 2008/09. New fixed-income bonds in the 2021 and 2036 maturity areas would be introduced to spread issuance over the medium to long term. In fiscal 2006/07 an amount equivalent to US$1 billion would be borrowed in the international markets mainly to cover the maturing foreign debt.

It was estimated that national government gross loan debt would increase from
R534 billion at the end of fiscal 2005/06 to R554 billion at the end of March
2007 and to R640 billion at the end of March 2008. As a ratio of gross domestic product, national government gross loan debt was expected to decrease from 34,2 per cent at the end of fiscal 2005/06 to 32,3 per cent at the end of fiscal
2006/07, and eventually to 30,5 per cent at the end of fiscal 2008/09.

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SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

Infrastructure programmes involve not only the various levels of general government, but the public sector at large. Spending on infrastructure by the public sector is expected to amount to R372 billion over the next three years.
Several investment programmes, industrial policy initiatives and regulatory reforms aim to ensure that both infrastructure capacity and improved economic performance underpin accelerated economic growth and rising living standards.
The public-sector borrowing requirement as a ratio of gross domestic product was projected to decrease to 0,6 per cent in fiscal 2005/06 from 1,2 per cent stated
in the Medium Term Budget Policy Statement in October 2005. The borrowing requirement is projected to increase to 2,4 per cent in fiscal 2006/07 and to be broadly maintained at that level over the medium term, as shown in the accompanying graph.

      NON-FINANCIAL PUBLIC-SECTOR BORROWING REQUIREMENT

                                [GRAPHIC OMITTED]

It was expected that this increase in the borrowing requirement would translate into greater economic growth as a result of investment in productive capacity.
Over the medium term infrastructure and capital expenditure at all levels of government were projected to accelerate. Part of this would be financed through greater claims by the public sector on the capital market.

PUBLIC-SECTOR BORROWING REQUIREMENT
R billions

------------------------------------------------------------------------------------------------------------
                                                              Revised
                                                              estimate              Medium-term estimates
Level of government                                         ------------------------------------------------
                                                              2005/06    2006/07    2007/08        2008/09
------------------------------------------------------------------------------------------------------------

National government ......................................       10,3      24,7       25,7           22,7
Reconstruction and Development (RDP) Fund ................       -0,4      -0,2       -0,2           -0,2
Extra-budgetary institutions .............................       -1,6      -1,6       -1,5           -1,2
Social security funds ....................................       -6,5      -5,0       -4,5           -4,7
Provincial governments ...................................       -1,8       0,6       -0,0           -0,8
Local authorities and local government enterprises .......        9,2      10,1       11,0           12,1
GENERAL GOVERNMENT .......................................        9,2      28,5       30,5           27,9
Non-financial public enterprises .........................        0,9      12,0       13,0           21,5
PUBLIC-SECTOR BORROWING REQUIREMENT ......................       10,1      40,5       43,5           49,4
   Per cent of GDP .......................................        0,6       2,4        2,3            2,4
------------------------------------------------------------------------------------------------------------

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58                                                 QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
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STATEMENT OF THE MONETARY POLICY COMMITTEE
8 December 2005

Issued by Mr T T Mboweni, Governor of the South African Reserve Bank, at a
meeting of the Monetary Policy Committee in Pretoria

INTRODUCTION

Inflation has remained under control and within the inflation target range, and growth in gross domestic product (GDP) has been robust. The recent revisions of the GDP data show that the economy has been growing at a faster rate than previously estimated. The most significant change was to the 2004 growth rate, which is now estimated to have been 4,5 per cent. A slightly higher growth rate is expected to be achieved this year, although there are signs that the economy might be losing some of its earlier momentum.

At the October MPC meeting, the inflation outlook had deteriorated somewhat, which was a cause for concern. Since then, however, recorded outcomes have been better than anticipated, and the outlook has changed somewhat. However a number of significant risks remain.

RECENT INFLATION DEVELOPMENTS

Inflation as measured by the consumer price index for metropolitan and other urban areas excluding the interest cost on mortgage bonds (CPIX) declined to 4,7 per cent in September, and 4,4 per cent in October following its peak of 4,8 per cent in August. The decline occurred despite the increases in local petrol prices in September and October of R0,29 and R0,12, respectively. Since then the petrol price has been reduced by R0,31 in November and R0,30 in December. If petrol price increases were excluded from this index, CPIX inflation in
September and October would have measured 3,5 per cent and 3,2 per cent, respectively, reflecting a continued absence of marked second-round effects from petrol price increases.

These more favourable outcomes have been due to a number of factors which partly offset the impact of the petrol price increases. Notable among these were the year-on-year declines in the prices of clothing and footwear, furniture and equipment, and homeowners' costs. Year-on-year food price inflation also remained low, measuring 2,5 per cent in October compared to 3,3 per cent in
September. Services inflation moved further within the inflation target range, having declined to 5,2 per cent in October, compared to goods price inflation of
4,1 per cent. Of significance is the fact that administered prices excluding petrol declined to 4,5 per cent and 4,3 per cent in September and October, respectively. This can be compared to a rate of increase of 7 per cent in May.
Administered price inflation including petrol amounted to 10,0 per cent in
October.

Production price inflation also reversed its recent upward trend in October when it measured 4,2 per cent, compared to 4,6 per cent in September. Prices of domestically produced goods rose by 3,8 per cent and 3,5 per cent in September and October, respectively, while price increases of imported goods amounted to
6,8 per cent and 5,8 per cent. The food price category continued to exhibit price declines.

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--------------------------------------------------------------------------------

THE OUTLOOK FOR INFLATION

As a result of the lower inflation outcomes as well as the changes in some of the determinants of the inflation outlook, CPIX inflation is now forecast to run at a level somewhat below the previous forecast and reach a level of around 5 per cent by the end of 2007.

There are a number of changes that have occurred since the previous meeting of the MPC which have led to this improved inflation outlook. Perhaps the most significant have been developments in the international oil market. In the aftermath of the series of hurricanes and the build-up of oil inventories in the
United States, oil prices have moderated somewhat and Brent crude has averaged around US$55 since November. At the time of the previous MPC meeting, the price of Brent crude had fallen to just below US$60 per barrel, having averaged around
US$64,50 per barrel in August and US$63 per barrel in September. The current levels are therefore significantly lower than they have been for some time.
However given the risks and volatility in the oil markets, including uncertainties related to the Northern Hemisphere winter, this situation could change very rapidly, and will therefore be carefully monitored.

The resultant R0,61 cumulative decline in domestic petrol prices in November and
December will be reflected in the CPIX outcomes for these months. Currently there is a significant overrecovery on the petrol price which, if sustained, is likely to result in a further petrol price reduction in January.

To date the overall impact of the international oil price increases on inflation and output has been far more muted than originally expected, both domestically and internationally. World growth is expected to remain relatively vigorous, particularly in the United States and Asia, and according to IMF projections, world inflation is expected to moderate next year to an average rate below 4 per cent.

According to the inflation expectations survey conducted by the Bureau for
Economic Research at the University of Stellenbosch, overall CPIX inflation expectations in the fourth quarter of 2005 remained unchanged compared to the third quarter. All categories of respondents still expect inflation to remain within the target range over the next two years. CPIX inflation is expected to average 5,2 per cent in both 2006 and 2007. This represents an unchanged picture for 2006, compared to the previous survey, but the expectations for 2007 are now
0,2 percentage points lower than in the third quarter. The expectations of trade unionists and business people increased marginally for next year, but this was offset by the decline in the expectations of analysts.

Inflation expectations as indicated in the long-term break-even inflation rates, measured as the yield differential between conventional bonds and inflation-linked bonds, point to some improvement in inflation expectations. The break-even inflation rate in the five-to-eight year maturity range decreased from a recent high of 5,1 per cent in mid-October to 4,8 per cent at the end of
November.

Exchange rate developments have reinforced the impact of the lower international oil prices on the domestic petrol prices. The rand initially depreciated against the dollar after the previous MPC meeting, but in recent weeks it has appreciated against most currencies. Since the previous meeting the nominal effective exchange rate of the rand has appreciated by almost 7 per cent. This recent rand strength is explained in part by improved international perceptions of South Africa's growth prospects and higher

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commodity prices. In recent days the platinum price has breached the US$1 000 level, and the gold price has exceeded US$500.

Wage growth has remained moderate with unit labour cost increases in the first half of the year being well within the inflation target range. Revised year-on-year increases in unit labour costs in the formal non-agricultural sector measured 3,8 per cent and 4,5 per cent in the first two quarters of this year respectively, while unit labour cost increases in the manufacturing sector measured 4,4 per cent and 0,2 per cent in these quarters. Surveys by Andrew Levy
Employment Publications show that wage settlements for the first 9 months of this year averaged 6,2 per cent, down from 6,7 per cent in the same period of
2004.

Regarding fiscal policy, the October Medium Term Budget Policy Statement indicated that the budget deficit for the current fiscal year is now expected to be approximately one per cent of GDP compared to an initial budgeted estimate of
3,1 per cent. Furthermore, the projected deficits for the forthcoming two fiscal years are expected to be around 2 per cent of GDP.

Output and expenditure trends, however, are likely to be a source of upward pressure on inflation. According to the recently revised data, the economy grew at an annualised rate of 5,2 per cent in the first two quarters of 2005 before slowing to 4,2 per cent in the third quarter. Manufacturing capacity utilisation also remained high in the third quarter and the composite leading business cycle indicator has continued its rising trend. Although growth is expected to continue at a robust pace, there are also some indications of a slowdown in manufacturing-sector growth as seen in the significant decline in the
Investec/BER Purchasing Managers Index over the past four months, and the 4,9 per cent decrease in real manufacturing production in October.

Expenditure also remains robust with real gross domestic final demand growing at a rate of around 6 per cent in the first three quarters of this year. Real household expenditure has been growing at a similar rate. Motor vehicle sales continued to reach new highs, but the rate of increase has declined. In October, the number of new motor vehicles sold decreased by 1,7 per cent compared to
September sales. The strong demand is underpinned by the current level of interest rates and strong asset prices, with the JSE Securities Exchange reaching new record highs in November. Although house prices continue to rise, the rate of increase has declined significantly. These favourable conditions have resulted in household debt as a percentage of disposable income rising to
63,5 per cent in the third quarter of 2005.

Money supply and credit extension growth remain at high rates consistent with expenditure growth, but there may be some signs of moderation. M3 money supply decelerated from a year-on-year rate of 19,0 per cent in August 2005 to 16,8 per cent and 16,4 per cent in September and October, respectively. Growth in total loans and advances, driven mainly by asset-backed credit, declined marginally from 21,9 per cent in August to 20,5 per cent in October. Part of this could be due to increased securitisation. Mortgage advances in particular remained strong, reflecting continued buoyancy in the housing market.

The increasing deficit on the current account of the balance of payments is a potential concern. The latest data show that the current account deficit increased to 4,7 per cent of GDP in the third quarter, up from a revised deficit of 3,7 per cent in the second quarter. These deficits are a reflection of higher domestic expenditure and are not in

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themselves inflationary. To date the deficits have been more than adequately financed by capital inflows which, in turn, are being attracted by the improved growth prospects in the economy. The overall balance of payments has remained in surplus, and the level of gross gold and foreign exchange reserves increased slightly above the US$20 billion level to date.

MONETARY POLICY STANCE

Taking the above factors into consideration, the Monetary Policy Committee has decided to leave the repo rate unchanged at 7 per cent per annum. The MPC will, as is usually the case, remain vigilant in order to ensure that CPIX inflation stays within the inflation target range. Should the outlook deteriorate, the MPC will not hesitate to adjust the repo rate in the appropriate direction.

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STATEMENT OF THE MONETARY POLICY COMMITTEE
2 February 2006

Issued by Mr T T Mboweni, Governor of the South African Reserve Bank, at a
meeting of the Monetary Policy Committee in Pretoria

INTRODUCTION

The inflation outlook remains promising despite the risks posed by an uncertain global environment. World growth is expected to remain buoyant in most regions, although international oil price developments continue to weigh on global growth and inflation prospects. At the same time, world growth has underpinned international commodity prices which, along with positive non-resident investor sentiment, have contributed to the recent strength in the rand. This has been despite monetary policy tightening in a number of countries, in particular the
United States of America and the euro area.

Domestically, there are few signs of a slowdown in domestic demand. Output growth in the manufacturing and mining sectors have shown some signs of moderation in the final quarter of 2005, although overall growth is expected to remain relatively strong. Domestic demand conditions and oil price uncertainties pose the biggest risk to the inflation outlook.

RECENT INFLATION DEVELOPMENTS

Inflation as measured by the consumer price index for metropolitan and other urban areas excluding the interest cost on mortgage bonds (CPIX) declined to 3,7 per cent in November, but increased to 4,0 per cent in December. Although domestic petrol prices were decreased by a total of R0,61 in these two months, these prices nevertheless increased on a year-on-year basis by 17,7 per cent and
16,0 per cent, respectively. If petrol prices were excluded from this index,
CPIX inflation would have measured 3,0 per cent and 3,4 per cent in November and
December, respectively. For the year as a whole, CPIX inflation averaged 3,9 per cent in 2005 compared to 4,3 per cent in 2004.

Services price inflation has declined consistently since June 2005, and measured
5,0 per cent and 4,7 per cent in November and December, respectively, compared to 5,2 per cent in October. Administered price inflation has also continued to decline, falling to 7,5 per cent and 7,0 per cent in November and December, respectively. If petrol prices were excluded, administered prices would have increased at a year-on-year rate of 4,3 per cent in each of the three months to
December 2005, more or less in line with overall CPIX inflation.

Clothing and footwear continue to put downward pressure on inflation, and prices in these two categories declined at year-on-year rates of around 4 per cent in the last four months of 2005. By contrast, food prices rose at an annual rate of
4,0 per cent in December, compared to the average for the year of 2,1 per cent.
The December increase in food prices mainly was attributable to meat prices which rose at a year-on-year rate of 6,9 per cent, compared to 1,1 per cent the previous month.

Production price inflation has exhibited a more discernible rising trend, with year-on-year producer price inflation measuring 4,5 per cent and 5,1 per cent in
November and

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December, respectively. Imported goods inflation measured 5,7 per cent and 6,5 per cent in these two months while domestically produced goods increased by 4,0 per cent and 4,6 per cent, respectively. Producer price inflation for 2005 as a whole averaged 3,1 per cent compared to 0,6 per cent the previous year.

THE OUTLOOK FOR INFLATION

Since the previous MPC meeting, the inflation forecast of the South African
Reserve Bank has changed somewhat, with the inflation trajectory now expected to follow a more moderately rising trend compared to that discussed at the previous meeting. According to the central forecast, CPIX inflation is expected to peak at around 4,9 per cent in the first quarter of 2007 whereafter it is expected to decline slowly to reach around 4,7 per cent at the end of the forecast period.

As usual the MPC considered the factors that brought about this outlook as well as the related risks. The robust domestic demand is an important factor which could negatively affect the inflation outcome. To date, however, there have not been any significant inflationary consequences, although this could change if demand growth were to accelerate unchecked.

Indications are that household consumption expenditure growth has remained strong. According to the latest FNB/BER survey, consumer confidence reached a record high in the fourth quarter of 2005. New vehicle sales reached an all-time high in December, and increased by 25,7 per cent over the year as a whole.
Retail sales have also continued to grow robustly, and recent trading and earnings updates from retailers, as well as credit extension data, suggest that sales growth in November and December of 2005 probably matched or exceeded the
7,7 per cent year-on-year growth recorded in October.

The strong domestic demand has been underpinned by the growth in credit extension. Total loans and advances to the private sector grew at year-on-year rates of around 20 per cent during October and November 2005, and rose to 21,4 per cent in December. This growth in total loans and advances has been driven mainly by an increase in asset-backed credit. Mortgage advances extended to the household sector remain particularly strong.

Asset price developments and their related wealth effects have probably also contributed to the consumption boom. The housing market remains buoyant, although the rate of increase in house prices has moderated somewhat. In
December 2005, the Absa house price index increased on a month-on-month basis by
0,7 per cent. Moreover, the recent stellar performance of the JSE Securities
Exchange could also impact on consumer demand. In the past few months, share prices have continued to reach new highs. Since reaching a low point for 2005 in
April, the all-share index has increased by approximately 60 per cent.

The brisk domestic demand has had an impact on the current account deficit which increased to 4,7 per cent of GDP in the third quarter of 2005.

A sizeable trade surplus was recorded in December following a sharp decline in imports. This has contributed to a significant narrowing of the trade deficit from R19,6 billion in the third quarter to R1,4 billion in the fourth quarter of
2005. This is likely to result in a narrowing of the current account deficit in that quarter.

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Continued strong domestic demand is expected to maintain pressure on the current account. However the current account deficit continues to be more than adequately financed by capital inflows which, in turn, are being attracted by improved economic growth prospects in South Africa. The overall balance of payments has remained in surplus, and the level of official gross gold and foreign exchange reserves increased to US$22,2 billion at the end of January
2006.

The coincident business cycle indicator declined slightly in October 2005, although indications are that the economy is still growing at a healthy but perhaps more moderate pace. The physical volume of mining production declined in
October and November, while manufacturing output declined in October, mainly as a result of supply issues in the petroleum industry related to the change to lead-free fuel. Although refinery shutdowns continued into November, manufacturing output recovered somewhat in that month, recording a year-on-year growth of 2,1 per cent. The latest Investec Purchasing Managers Index (PMI) also indicates that there might be a general slackening in manufacturing-sector growth. The various business confidence indices indicate that confidence generally remains at high levels.

Two exogenous factors, namely oil and food price developments, are potential risks to the inflation outlook. At the time of the previous MPC meeting the price of Brent crude oil was around US$55 per barrel, but since the beginning of
2006 international oil prices have again risen to levels of around US$65 per barrel. Apart from continued strong demand for oil, upward pressure on prices has emanated from supply threats related to geo-political concerns. The higher prices have already resulted in a domestic petrol price increase of R0,14 per litre in February, which more than offset the R0,06 per litre decrease in
January.

Developments in food price inflation are also a potential concern. As noted
earlier, food price inflation has accelerated but is still relatively low. Food price inflation is expected to be higher in 2006, partly as a result of the low base in 2005. Furthermore, the higher food price inflation evident in production prices, along with higher maize prices, also point to a possible acceleration in retail food price inflation going forward.

There are a number of factors which have contributed to the positive inflation outlook. These include continued fiscal discipline, low world inflation and well-anchored inflation expectations. Inflation expectations as indicated in the long-term break-even inflation rates, measured as the yield differential between conventional bonds and inflation-linked bonds, point to some improvement in inflation expectations since the previous meeting.

Nominal wage growth recorded a year-on-year increase of 7,9 per cent in the third quarter of 2005. However, positive productivity growth ensured that unit labour cost increases have remained consistent with the inflation target. Unit labour cost in the formal non-agricultural sectors recorded annual increases of
3,5 per cent and 4,2 per cent in the second and third quarters of 2005, respectively. Unit labour cost in manufacturing grew at an annual rate of 0,2 per cent in the third quarter. These moderate trends in wage increases are consistent with the latest Andrew Levy Employment Publications report which shows that average wage settlements declined from 6,9 per cent in 2004 to 6,3 per cent in 2005.

Since the previous meeting of the MPC, the nominal effective exchange rate of the rand has appreciated by approximately 1,7 per cent. During this period, the rand has fluctuated between R6,75 to the US dollar in November 2005 and R5,95 in
January, and

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is currently trading at levels of around R6,10. The strengthening of the rand was in part a reflection of US dollar depreciation. In addition, the rand was supported by high commodity prices, expectations of further foreign direct investment inflows, positive South African economic data as well as strong demand from non-residents for South African equities.

MONETARY POLICY STANCE

There are significant risk factors to the inflation outlook that the Monetary
Policy Committee is mindful of. Nevertheless, the Monetary Policy Committee has decided for now to leave the repo rate unchanged at 7 per cent per annum. The
MPC will continue to exercise vigilance in order to ensure that CPIX inflation stays within the inflation target range.

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NOTE ON FLOWS OF FUNDS IN SOUTH AFRICA'S NATIONAL FINANCIAL ACCOUNTS FOR THE
YEAR 2004

by Z Nhleko and D H Meyer(1)

INTRODUCTION

The national financial accounts, also referred to as the flow-of-funds accounts, summarise the financial relationships that exist among the monetary and financial statistics, national accounts, balance of payments and government finance. South Africa's national financial accounts for 2004 are presented on pages S-44 to S-53 of this issue of the Quarterly Bulletin.

This note is a concise analysis of both the real and financial activities of the various institutional sectors within the South African economy. The national financial accounts provide a framework for the analysis of lending and borrowing behaviour in the economy and economic agents' changing financial instrument preferences. Changes in the regulation of the financial system and financial markets play a crucial role in the process of financing sectoral deficits.

Institutional sector data used to compile the national financial accounts are obtained from surveys and other sources of information available to the Research
Department of the South African Reserve Bank. Eleven institutional sectors are balanced individually and consolidated by way of contra-entry accounting in two-dimensional tables(2).

FINANCING BALANCES

The uses of funds to invest in any sector cannot exceed saving unless it is supplemented by inflows from other sectors. The saving-investment imbalance within each of the individual sectors is resolved by net lending to or borrowing from the other sectors. Table 1 summarises the saving and investment activity in
South Africa for 2003 and 2004 across the main sectors.

The foreign sector was a net supplier of funds to the domestic economy in both years as gross capital formation in the South African economy outstripped the available gross saving. Accordingly, South Africa ran current-account deficits;
the extent to which domestic economic activities are funded by the rest of the world mirrors the balance on the current account of South Africa.

Private non-financial business enterprises are generally both large savers and large investors. In 2004 private non-financial business enterprises recorded gross saving equal to 8 per cent of gross domestic product and gross capital formation equivalent to 10 per cent of gross domestic product. Although private non-financial business enterprises were responsible for more than 44 per cent of total gross saving in 2004, the sector was a net borrower of funds. General government also remained a net borrower of funds, and was in fact the largest net borrower in both years under review. Financial intermediaries, public non-financial business enterprises and households were net lenders of funds.

(1)   The views expressed are those of the authors and do not necessarily reflect the views of the South African Reserve Bank. The Bank wishes to express its sincere appreciation to all the reporting organisations -government departments, financial market and other public and private-sector institutions
-for their co-operation in furnishing the data used for the compilation of South
Africa's financial accounts.

(2)   For a further technical analysis on the compilation of the accounts see
Kock, M A and Meyer, D H. 2001: "A note on flows of funds in South Africa's national financial accounts for the year 1999." Quarterly Bulletin, No 219,
March.

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TABLE 1      FINANCING BALANCES(1,2) 2003 AND 2004
R millions   Surplus units (+)/deficit units (-)
--------------------------------------------------------------------------------

                                                      2003                                        2004
                                    ------------------------------------------------------------------------------------
                                                  Gross      Net lending (+)                   Gross      Net lending(+)
                                     Gross       capital          /net           Gross        capital          /net
                                    saving      formation     borrowing (-)      saving      formation    borrowing (-)
                                    ------------------------------------------------------------------------------------

Foreign sector(3) ...............    16 761           --        16 761           47 127            --        47 127
Financial intermediaries ........    30 135        4 232        25 903           41 204         7 020        34 184
General government ..............   -11 231       38 871       -50 102          -20 786        37 887       -58 673
Non-financial business
enterprises
   Public .......................    33 877       22 949        10 928           34 720        24 044        10 676
   Private ......................   106 966      120 480       -13 514          106 981       141 736       -34 755
Households(4) ...................    36 487       26 463        10 024           33 521        32 080         1 441
                                    ------------------------------------------------------------------------------------
Total ...........................   212 995      212 995            --          242 767       242 767            --
------------------------------------------------------------------------------------------------------------------------

(1)   Gross saving plus net capital transfers less gross capital formation.
      Gross capital formation consists of total fixed-capital formation and total changes in inventories, before providing for consumption
      (depreciation) of fixed capital.

(2)   A positive amount reflects a net lending position and by implication a net acquisition of financial assets, whereas a negative amount reflects a net borrowing position and by implication a net incurrence of financial liabilities.

(3)   A positive amount reflects a surplus for the rest of the world and is therefore a deficit on South Africa's balance on current account of the balance of payments. A negative amount represents a deficit for the rest of the world and is a surplus on South Africa's balance on current account of the balance of payments.

(4)   Including unincorporated business enterprises and non-profit institutions serving households.

The accompanying diagram depicts a condensed sector-to-sector net flow-of-funds analysis showing the main financial relationships among the various sectors. The net lending or borrowing positions of the various sectors are shown inside the boxes and the

      NET INTERSECTORAL FLOW OF FUNDS, 2004
      R billions

                                -------------
                    87          Non-financial          33
         ---------------------    business    ---------------------
         |                       enterprises                      |
         |                           -24                          |
         |                      -------------                     |
         |                11          |                           |
         |                         41 |                           |
         |                            |                           |
         |                            |                           |
   --------------               --------------               -----------
                       41         Financial                    General
   Foreign sector ------------- intermediaries -------------  government
         47                           34            27           -59
   --------------               --------------               -----------
         |                            |                           |
         |                          7 |                           |
         |                            |                           |
         |                            |                           |
         |                      -------------                     |
         ---------------------   Households    --------------------
                   0                  1                3
                                -------------
                                      1

     -----------------------------------------------------------------

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inter-sectoral flow of funds are shown outside the boxes. The net lending or borrowing position of the sectors is calculated by treating inflows as negatives and outflows as positives. Financial intermediaries played a pivotal role in the financial system and interacted with all sectors as they received R41 billion from private and public non-financial business enterprises and transferred R27 billion to the general government. The bulk of foreign funding in 2004 went to non-financial business enterprises as they were able to attract an R87 billion net flow from the foreign sector. A net flow of R33 billion was recorded from non-financial business enterprises to the general government in 2004.

SECTORAL ANALYSIS

In the process of financing shortfalls or allocating savings, certain patterns of behaviour develop in the various economic sectors. The lending and borrowing needs of individual sectors and changes in preference for financial markets instruments are briefly reviewed in this section.

FOREIGN SECTOR

The foreign sector represents the mirror image of South Africa's balance of payments and includes all non-resident units that enter into transactions with
South African residents.

TABLE 2   FLOW OF FUNDS: FOREIGN SECTOR AND COMBINED DOMESTIC
          SECTORS, 2004

R millions
------------------------------------------------------------------------------------------------------
                                                            Domestic
                                                         institutional         Rest of
                                                            sectors           the world         Total
                                                         ---------------------------------------------

Gross saving ..........................................     195 640             47 127         242 767
Gross capital formation ...............................     242 767                 --         242 767
                                                         ---------------------------------------------
NET LENDING (+)/NET BORROWING (-) .....................     -47 127             47 127              --
                                                         ---------------------------------------------
Net acquisition of financial assets ...................     477 176            104 435         581 611
Net incurrence of financial liabilities ...............     524 303             57 308         581 611
------------------------------------------------------------------------------------------------------

In 2004 South Africa was a net borrower of funds from the rest of the world in order to finance the deficit of R47,1 billion on the current account of the balance of payments. As depicted in Table 2, this meant that the domestic economy's total incurrence of financial liabilities exceeded its net acquisition of financial assets by a similar amount. Net inflows from the rest of the world served to fill the gap between domestic saving and investment. These inflows occurred mainly as non-residents increased their holdings of domestic shares and extended trade credit and short-term loans to domestic sectors. Gold and foreign exchange reserves held by the monetary authority(3) increased significantly in
2004.

FINANCIAL INTERMEDIARIES

As depicted in the diagram at the beginning of this note, financial intermediaries play a pivotal financial intermediation role in the economy.
These institutions convert deposits and

(3)   For an analysis on the recent redefinition of the country's gold and foreign reserves see Motsumi, L and Balance of Payments Division. 2005. "Note
on the redefinition of gold and other foreign reserves in the balance of payments." Quarterly Bulletin, No 238, December.

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investments into financial asset and liabilities that attract financial flows from entities with surplus funds while meeting the financial requirements of those seeking funding. Financial intermediaries in South Africa are grouped into five subsectors and consist of both banks and non-bank institutions. The five subsectors are the monetary authority, other monetary institutions, the Public
Investment Corporation, insurers and retirement funds, and other financial institutions. These are discussed individually in the following paragraphs.

MONETARY AUTHORITY

The monetary authority sector consists of the South African Reserve Bank and the
Corporation for Public Deposits. While fulfilling its functions such as formulation and implementation of monetary policy, bank supervision and international reserves management, this sector interacts mostly with other monetary institutions, the central government and the foreign sector.

Significant deposits amounting to R13,6 billion were made by banks with the
South African Reserve Bank in 2004 in order to comply with the cash reserve requirement. The monetary authority took advantage of the strength of the exchange value of the rand to increase its foreign exchange reserves. Calculated in rand terms and adjusted for valuation, gold and other foreign exchange reserves held by the monetary authority increased by R40,5 billion in 2004.

Realised losses incurred by the South African Reserve Bank in conducting its foreign exchange operations, which were previously accumulated on the Gold and
Foreign Exchange Contingency Reserve Account, were reduced by R7,0 billion by the National Treasury in 2004, thereby improving the balance sheet of the monetary authority sector. Movements in other monetary flows not related to money supply led to significant declines in other financial assets.

OTHER MONETARY INSTITUTIONS

The other monetary institutions sector comprises the consolidated accounts of banks, mutual banks, the Land Bank and the Postbank. Table 3 shows that this sector was a financing-surplus sector and therefore able to provide funds, on a net basis, to other sectors.

Other monetary institutions incurred financial liabilities of R111,3 billion during the period under review, of which R115,4 billion were monetary deposits.
Supported by the low interest rate environment as well as a robust real-estate market, the intermediation of funds to deficit sectors was effected mainly through loans. Bank loans and advances amounting to R44,4 billion and mortgage loans to the value of R80,9 billion were extended to deficit sectors during
2004. Other monetary institutions also reduced bills, bonds and loan stock in issue.

Other monetary institutions increased their gold and other foreign assets by
R12,5 billion in 2004. This amount no longer forms part of the official reserves of South Africa and for the purposes of the flow of funds is now included in deposits with other foreign institutions.

In 2004, other monetary institutions invested 96 per cent of their total resources in financial assets. This sector's asset flows accounted for close to
40 per cent of financial intermediary asset flows and 15 per cent of total asset flows. The sector's total asset and liability flows amounted to 9 per cent of gross domestic product in 2004.

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TABLE 3  FLOW OF FUNDS: OTHER MONETARY INSTITUTIONS, 2004
--------------------------------------------------------------------------------

Transaction items                                                   Sources/           Uses/
                                                                   liabilities        assets
                                                                   R millions       R millions
                                                                   ----------------------------

Gross saving ...................................................     17 544
Gross capital formation ........................................                       5 230

Net lending (+)/net borrowing (-) ..............................     12 314
Net financial investment (+/-)                                                        12 314

Net incurrence of financial liabilities ........................    111 345
Net acquisition of financial assets ............................                     123 659

   Monetary deposits ...........................................    115 394            3 510
   Deposits with other institutions ............................         --           13 984
      Foreign ..................................................         --           12 498
      Domestic .................................................         --            1 486
   Bank loans and advances .....................................        -50           44 424
   Bills, bonds and loan stock .................................       -945           13 713
   Mortgage loans ..............................................         --           80 875
   Other assets/liabilities ....................................     -3 054          -32 847

TOTAL SOURCES/LIABILITIES AND USES/ASSETS ......................    128 889          128 889
                                                                   ----------------------------
                                                                            Per cent
Percentage of total sources used for gross capital formation ...               4,0
Percentage of total sources used to acquire financial assets ...              96,0
Percentage of total asset flows ................................              15,0
Percentage of total financial intermediary asset flows .........              37,0
Total assets/liabilities as a percentage of GDP ................               9,0
-----------------------------------------------------------------------------------------------

The flow-of-funds account for this sector highlights the steep increase of bank loans and advances as well as mortgage loans in 2004. These were mainly taken up by the household sector whose willingness to utilise credit facilities was raised by the favourable economic conditions and enhanced affordability of credit.

PUBLIC INVESTMENT CORPORATION(4)

The main function of the Public Investment Corporation is to invest funds on behalf of public-sector entities. The largest scheme looked after is the government employees' pension and provident funds. The Public Investment
Corporation received inflows of R41,3 billion in 2004 and invested R8,7 billion of this amount in domestic shares and R13,4 billion in government bonds. The
Public Investment Corporation increased the amount allocated to external fund managers in 2004. The share of the Public Investment Corporation in financial intermediation is gradually declining, as reflected in the corporation accounting for 12 per cent of the total financial intermediary asset flows in
2004; in 2003 the sector accounted for 13 per cent of these asset flows and in
2002 for 15 per cent.

INSURERS AND RETIREMENT FUNDS

Insurers and retirement funds recorded a net financing surplus of R7,9 billion in 2004, lower than the R10,5 billion recorded in 2003. Despite the smaller surplus compared with the previous year, insurers and retirement funds accounted for over a quarter of financial intermediary flows and was outdone only by other monetary institutions. As indicated in Table 4, the insurers and retirement funds received the bulk of their funds through premium contributions by members amounting to R52,3 billion in 2004.

(4)   The Public Investment Commissioners was corporatised in April 2005, and renamed Public Investment Corporation in the flow of funds

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                                 71

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

TABLE 4  FLOW OF FUNDS: INSURERS AND RETIREMENT FUNDS, 2004
--------------------------------------------------------------------------------
                                                                      R millions
                                                                      ----------
FINANCING BALANCE .................................................      7 932

NET INCURRENCE OF FINANCIAL LIABILITIES ...........................     86 669
   Members' interest in the reserves of
     retirement and  insurance funds ..............................     52 309
   Other liabilities ..............................................     34 360

NET ACQUISITION OF FINANCIAL ASSETS ...............................     94 301
   Monetary deposits ..............................................     20 386
   Other deposits .................................................     38 725
      Public Investment Corporation ...............................     35 843
      Foreign deposits ............................................       -818
      Other .......................................................      3 700
   Bills and bonds ................................................     26 854
      Short-term government bonds .................................      1 115
      Long-term government bonds ..................................     26 864
      Other .......................................................     -1 125
   Other loan stock and preference shares .........................        689
      Domestic ....................................................      1 084
      Foreign .....................................................       -395
   Shares .........................................................    -14 402
      Domestic ....................................................    -16 902
      Foreign .....................................................      2 500
   Other assets ...................................................     32 349
                                                                      ----------
                                                                       Per cent
Percentage of total asset flows ...................................       11,0
Percentage of total financial intermediary asset flows ............       27,0
Total assets/liabilities as percentage of GDP .....................        7,0
--------------------------------------------------------------------------------

Uncertain global market and risk containment considerations contributed to a preference for investment in those domestic financial instruments carrying limited risk. This was reflected in significant increases in holdings of government bonds and monetary deposits, while investments in shares decreased in the year 2004. The official pension and provident funds increased their investment portfolios with the Public Investment Corporation by R35,8 billion.
This sector's total asset and liability flows amounted to 7 per cent of gross domestic product in 2004.

OTHER FINANCIAL INSTITUTIONS

Other financial institutions comprise, among other things, collective investment schemes, finance companies and public financial enterprises. Collective investment schemes, in turn, comprise unit trusts and participation bond schemes. Unit trusts dominate the activities of the other financial institutions sector. The sector acquires funds and carries out investments through sales of units in unit trusts, purchasing of securities, lending and similar activities.
Table 5 shows that during 2004 other financial institutions received funds from investors amounting to R42,4 billion. Institutional investment with unit trusts grew at a faster pace than that of households and made non-financial business enterprises the largest contributors to the financial activity of the other financial institutions sector in 2004.

--------------------------------------------------------------------------------
72                                                 QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

TABLE 5  FLOW OF FUNDS: OTHER FINANCIAL INSTITUTIONS, 2004
--------------------------------------------------------------------------
                                                                R millions
                                                                ----------
FINANCING BALANCE ...........................................     12 642

NET INCURRENCE OF FINANCIAL LIABILITIES .....................     43 196
   Deposits received ........................................     42 384
   Long-term loans ..........................................      1 523
   Other liabilities ........................................       -711

NET ACQUISITION OF FINANCIAL ASSETS .........................     55 838
   Monetary deposits ........................................     36 274
   Other deposits ...........................................      3 929
      Foreign deposits ......................................      4 016
      Other .................................................        -87
   Bills and bonds ..........................................        135
      Short-term government bonds ...........................     -1 562
      Long-term government bonds ............................       -721
      Other .................................................      2 418
   Trade credit and short-term loans ........................      4 387
   Other loan stock and preference shares ...................      5 504
      Domestic ..............................................      5 149
      Foreign ...............................................        355
   Shares ...................................................     19 818
      Domestic ..............................................     23 874
      Foreign ...............................................     -4 056
   Other assets .............................................    -14 209
                                                                ----------
                                                                 Per cent
Percentage of total asset flows .............................        7,0
Percentage of total financial intermediary asset flows ......       16,0
Total assets/liabilities as percentage of GDP ...............        4,0
--------------------------------------------------------------------------

Similar to insurers and retirement funds, other financial institutions also preferred investment in the domestic financial markets. Their investment in 2004 focused on monetary deposits and shares. Smaller investments in domestic loan stock and preference shares as well as foreign deposits also occurred. This sector accounted for 16 per cent of the total financial intermediary asset flows in 2004, somewhat lower than the 18 per cent recorded in 2003. The total asset and liability flows of other financial institutions amounted to 4 per cent of gross domestic product in 2004.

CENTRAL AND PROVINCIAL GOVERNMENTS

In 2004 the financing deficit of the central and provincial governments amounted to R33,2 billion or 2 per cent of gross domestic product, a ratio similar to
2003. To finance the deficit, financial assets were increased by R6,2 billion while an amount of R39,3 billion was raised in the financial markets, as represented in Table 6.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                                 73

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

TABLE 6  FLOW OF FUNDS: CENTRAL AND PROVINCIAL GOVERNMENTS, 2004
--------------------------------------------------------------------------------
                                                                      R millions
                                                                      ----------
FINANCING BALANCE ...........................................          -33 170
Net acquisition of financial assets .........................            6 162

NET INCURRENCE OF FINANCIAL LIABILITIES BY FINANCIAL
  INSTRUMENT ................................................           39 332
   Treasury bills ...........................................            9 273
   Short-term government bonds ..............................            3 142
   Long-term government bonds ...............................           33 798
   Non-marketable government bonds ..........................           -2 346
   Other ....................................................           -4 535

FINANCING BY SECTOR .........................................           39 332
   Foreign sector ...........................................            1 698
   Public Investment Corporation ............................           14 460
   Insurers and retirement funds ............................           28 655
   Other financial institutions .............................            1 479
   Other domestic sectors ...................................           -6 960
--------------------------------------------------------------------------------

The financing included the issuance of R9,3 billion in Treasury bills and R36,9 billion in government bonds. Financing occurred mainly in the domestic market, accounting for R37,6 billion of the total amount raised. The Public Investment
Corporation and the insurers and retirement funds were the two main sectors which took up new issuances of instruments in 2004.

LOCAL GOVERNMENTS

Local governments recorded a substantial overall financing deficit of R25,5 billion in 2004, almost equalling that of central government. They financed this deficit by raising funds in the domestic financial markets through issuing securities and taking up loans and trade credit from financial institutions.
They also supplemented their equitable share from national government by collecting rates, fines and levies.

PUBLIC NON-FINANCIAL CORPORATE BUSINESS ENTERPRISES

The public non-financial corporate business enterprises sector recorded a net financing surplus of R10,7 billion in 2004. With its capital spending still relatively low, the sector was therefore able to finance its gross capital formation and remained with excess funds to channel to deficit sectors. The excess funds, together with a decrease in financial assets, made it possible for this sector to reduce its financial liabilities by a significant amount.

PRIVATE NON-FINANCIAL CORPORATE BUSINESS ENTERPRISES

Private non-financial corporate business enterprises recorded a financing deficit of R34,8 billion in 2004, significantly higher than the deficit of R6,7 billion recorded in 2003. In order to finance the deficit, the sector utilised a wide range of funding alternatives in the financial markets. This included the issuance of shares mainly in foreign financial markets, bank loans, non-bank long-term loans and mortgage loans, as well as the issuance of bills, bonds and loan stock. Excess funds were deposited with monetary institutions and other non-bank financial institutions while some investment also flowed

--------------------------------------------------------------------------------
74                                                 QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

into foreign shares. However, the gross capital formation of R141,7 billion represented almost 60 per cent of the total domestic gross capital formation in
2004 and, as such, indicates the continued importance of this sector towards real economic activity. The total asset and liability flows of private non-financial business enterprises amounted to 14 per cent of gross domestic product in 2004.

TABLE 7  FLOW OF FUNDS: PRIVATE NON-FINANCIAL CORPORATE BUSINESS
         ENTERPRISES, 2004
--------------------------------------------------------------------------------

Transaction items                                                  Sources/          Uses/
                                                                 liabilities        assets
                                                                  R millions      R millions
                                                                 ---------------------------

Gross saving .................................................     105 926
Capital transfers ............................................       1 060               5
Gross capital formation ......................................                     141 736

Net lending (+)/net borrowing (-) ............................     -34 755
Net financial investment (+/-) ...............................                     -34 755

Net incurrence of financial liabilities ......................      86 699
Net acquisition of financial assets ..........................                      51 944

   Monetary deposits .........................................          --           4 778
   Other deposits ............................................      -1 976          13 984
   Bank loans and advances ...................................      14 561              --
   Trade credit and short-term loans .........................      40 156         -13 749
   Bills, bonds and loan stock ...............................      13 752          -7 499
   Shares ....................................................      49 739          15 105
      Domestic ...............................................      -1 396             -82
      Foreign ................................................      51 135          15 187
   Long-term and mortgage loans ..............................      29 568           4 134
   Other assets/liabilities ..................................     -59 101          35 191

TOTAL SOURCES/LIABILITIES AND USES/ASSETS ....................     193 685         193 685
                                                                 ---------------------------
                                                                          Per cent
Percentage of total sources used for gross capital formation .              73,0
Percentage of total sources used to acquire financial assets .              27,0
Percentage of total asset flows ..............................              23,0
Total asset/liabilities as percentage of GDP .................              14,0
--------------------------------------------------------------------------------------------

HOUSEHOLDS

The gross saving of households in 2004 was just sufficient to finance their gross capital formation. Households took up more credit as they accessed additional funding through mortgage loans, other bank loans and advances. The growth in mortgage advances to households both reflected and contributed to the strong growth in house prices in 2004. Households' interest in retirement and life funds continued to rise while excess funds were deposited with banks and other financial institutions, such as unit trusts. Investment also flowed into shares issued by other institutions.

SUMMARY AND CONCLUSION

The environment of lower inflation and interest rates provided a stable setting within which flow-of-funds decisions could be made and, coupled with the firm exchange value of the rand, boosted domestic financial market activity in 2004.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                                 75

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

In conclusion, the analysis of South Africa's national financial accounts for the year 2004 reveals the following:

-     the continued interest of non-resident investors in South African financial assets resulting in a net inflow of funds from the rest of the world;

-     the rising gold and foreign exchange reserve holdings of the monetary authorities aided by the strength of the exchange value of the rand;

-     continued buoyancy of credit extended by banks to households, alongside a more modest expansion in credit to private non-financial corporate business enterprises;

-     continued preference by general government to finance its net borrowing requirement predominantly in the domestic financial markets;

-     the significant contribution of private non-financial business enterprises towards capital formation; and

-     the continued importance of financial intermediaries as net providers of funds to deficit sectors.

REFERENCES

Boyer, B and Zheng, L. 2002. Who moves the market? A study of stock prices and investment cashflows. Research paper. March. University of Michigan Business
School.

International Monetary Fund. 2000. Monetary and Financial Statistics Manual,
September. Washington, DC: IMF.

Nhleko, Z and Meyer, D H. 2005. "Note on flows of funds in South Africa's national financial accounts for the year 2003" Quarterly Bulletin, No 235,
March. Pretoria: South African Reserve Bank.

Teplin, A M. 2001. "The US flow of funds accounts and their uses." Federal
Reserve Bulletin, July, pp 431 -441. New York: Federal Reserve Bank.

--------------------------------------------------------------------------------
76                                                 QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

NOTE TO TABLES

SHARE PRICES, YIELDS AND STOCK EXCHANGE ACTIVITY - TABLES S-32 AND S-33

From 3 January 2006, all companies listed on the JSE were re-classified according to the Industry Classification Benchmark standard, replacing the FTSE
Global Classification System previously used by the JSE. The new classification system was developed by the FTSE Group and Dow Jones with the aim to standardise the classification of equities on a worldwide basis. The revised classification system necessitated a number of changes to the series covering share prices and yields.

NON-FINANCIAL AND FINANCIAL PUBLIC ENTERPRISES - TABLES S-84 AND S-85

The instruments and sectors covered in the balance sheets of the non-financial as well as financial public enterprises have been amended in conformity with the recommendations of the Government Finance Statistics (GFS) Manual 2001.

INFLATION EXPECTATIONS SURVEY - TABLE S-159

Table S-159 has been added to the Quarterly Bulletin to reflect the results of the Inflation Expectations Survey conducted by the Bureau for Economic Research
(BER) at the University of Stellenbosch.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                                 77

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

STATISTICAL TABLES

MONEY AND BANKING                                                                               PAGE "S"

South African Reserve Bank: Liabilities and assets ..........................................        2-3
Corporation for Public Deposits: Liabilities and assets .....................................        4-5
Banks: Liabilities and assets ...............................................................        6-9

Land and Agricultural Bank of South Africa: Liabilities and assets ..........................      16-17
Monetary sector: Liabilities and assets .....................................................      18-21

CAPITAL MARKET

Official and private self-administered pension and provident funds: Assets and liabilities ..         41
Private self-administered pension and provident funds: Assets and income statement ..........         42
Participation bond schemes ..................................................................         43

NATIONAL FINANCIAL ACCOUNT

Flows for the quarters and the year 2004 ....................................................      44-53

PUBLIC FINANCE

National government finance .................................................................      54-55
Cash-flow statement of national government and financing according to instruments ...........         56
National government financing according to ownership of government debt .....................         57
National government debt ....................................................................      58-59
Ownership distribution of domestic marketable bonds .........................................      60-61
Redemption schedule of domestic marketable bonds of national government .....................      62-63

Interest payment schedule of foreign debt of national government ............................      67-68

--------------------------------------------------------------------------------
S-0                                                QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

INTERNATIONAL ECONOMIC RELATIONS

Services, income and transfers ..............................................................      90-91
Capital movements ...........................................................................      92-93
Foreign liabilities and assets of South Africa ..............................................      94-95
Foreign liabilities and assets of South Africa by selected countries ........................     96-103
Foreign liabilities of South Africa by kind of economic activity ............................    104-105

NATIONAL ACCOUNTS

National income and production accounts of South Africa .....................................        112
Gross value added by kind of economic activity ..............................................    113-114
Expenditure on gross domestic product .......................................................    115-117
Final consumption expenditure by households .................................................    118-121
Gross fixed capital formation ...............................................................    122-128
Fixed capital stock .........................................................................        129
Change in inventories .......................................................................    130-131

GENERAL ECONOMIC INDICATORS

Consumer prices - metropolitan areas ........................................................    142,144
Consumer prices - metropolitan and other urban areas ........................................    143,145
Production prices ...........................................................................        146
Composite business cycle indicators .........................................................        147

KEY INFORMATION

Money and banking: Selected data ............................................................        148
Capital market: Selected data ...............................................................        149
Public finance: Selected data ...............................................................    150-151

GENERAL NOTES

Owing to the rounding off of figures, the sum of the separate items will sometimes differ from the total shown.

....   denotes not available

-     denotes a value equal to nil

0     denotes a value between nil and half of the measuring unit

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                                S-1

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

SOUTH AFRICAN RESERVE BANK
LIABILITIES

R millions

-----------------------------------------------------------------------------------------------------------------------------
                                                                          Deposits
                                 --------------------------------------------------------------------------------------------
                                 Central government          Banks and mutual banks(4)             Other
                                 -------------------------------------------------------------------------------
End of             Notes and      Exchequer              Required      Excess
                    coin in       and P.M.G.              reserve       cash       Other                             Total
                 circulation(1)  accounts(2)  Other(3)  balances(5)   reserves  balances(6)  Domestic    Foreign    deposits

                    (1000M)        (1001M)     (1002M)    (1014M)     (1013M)     (1005M)    (1006M)     (1007M)    (1008M)
-----------------------------------------------------------------------------------------------------------------------------

2001 ..........         36 139          500         0       12 764         351          2          1         69       13 687
2002 ..........         39 487          868         6       16 449          13          2          1         75       17 414
2003 ..........         44 671          153     5 600       17 322          58          2          1         86       23 222
2004 ..........         48 831           45     6 391       22 270         258         79      4 063         85       33 191
2005 ..........         54 237           23    25 280       25 306         491         11     15 038         85       66 234

2003:Jan ......         36 536          438         0       15 335          45          9          1         71       15 899
     Feb ......         36 552          150         0       14 819         141          2          1         75       15 189
     Mar ......         36 886          249         0       15 517          59        572          1         77       16 475
     Apr ......         38 094          399         1       15 723         118          2          1         72       16 316
     May ......         37 497          383         0       14 963          52          1          1         92       15 492
     Jun ......         37 468          290         0       15 254         338         14          1         87       15 984
     Jul ......         38 020          100         8       15 027         105          1          1         93       15 333
     Aug ......         38 712           62         0       14 917          10          2          1        104       15 095
     Sep ......         39 581          105         5       17 171          19          1          1         88       17 389
     Oct ......         40 204          107     5 171       17 099          63          -          1         87       22 528
     Nov ......         42 584          105     4 818       16 892          32          5          1         88       21 941
     Dec ......         44 671          153     5 600       17 322          58          2          1         86       23 222

2004:Jan ......         42 172           42         0       16 707         218          4          1         75       17 047
     Feb ......         41 809          100         0       16 819         116          4          1         83       17 123
     Mar ......         43 116          100         8       17 796         143          2          1         87       18 135
     Apr ......         43 936          141         0       17 635         344          2          1         93       18 217
     May ......         43 440          100         2       17 716         102          2          1         88       18 011
     Jun ......         43 586          123         1       17 446         616          7          1         98       18 292
     Jul ......         44 813          106         0       17 942          19          2          1         93       18 163
     Aug ......         44 621           78        72       18 303         605      1 474          1         89       20 621
     Sep ......         45 014           48         0       20 358       1 944         93      4 647         92       27 182
     Oct ......         46 272           71         5       20 746         358         26      6 015         89       27 310
     Nov ......         48 526           62     1 323       21 507         412         32      5 323         92       28 751
     Dec ......         48 831           45     6 391       22 270         258         79      4 063         85       33 191

2005:Jan ......         47 710           51         0       22 278          47         85      8 810         72       31 343
     Feb ......         46 764           76         1       21 677         554         94      8 003         83       30 489
     Mar ......         49 440           50         1       22 547         708         59      5 969         84       29 417
     Apr ......         49 624          133         0       22 728         334         28      7 322         81       30 624
     May ......         48 457           66     7 662       23 689       1 030          0      9 171         92       41 710
     Jun ......         48 968           11    16 762       23 751         570          0      8 553         84       49 730
     Jul ......         49 302           61    16 778       23 521         354         13      8 957         82       49 765
     Aug ......         49 000           28    16 787       24 477         545          9     12 495         87       54 428
     Sep ......         50 335           15    19 338       24 209         332         10     12 086         76       56 066
     Oct ......         51 208           23    20 398       24 663         375          5     12 475         82       58 020
     Nov ......         53 841           26    21 662       26 142       1 187          6     11 900         81       61 005
     Dec ......         54 237           23    25 280       25 306         491         11     15 038         85       66 234
-----------------------------------------------------------------------------------------------------------------------------

End of              Reserve               Capital
                      Bank      Foreign     and        Other         Total
                   securities  loans(7)   reserves  liabilities   liabilities

                    (1015M)     (1009M)   (1010M)     (1011M)       (1012M)
-----------------------------------------------------------------------------

2001 ..........        1 294     48 217        337      35 034       134 707
2002 ..........        7 679     21 453        338      55 635       142 006
2003 ..........        3 233     19 953        357      15 179       106 614
2004 ..........       11 904     19 687        364      16 236       130 213
2005 ..........        5 306     22 080        365      10 257       158 479

2003:Jan ......        7 554     21 383        338      60 185       141 895
     Feb ......        8 000     20 185        338      56 256       136 520
     Mar ......        7 900     19 654        338      48 902       130 155
     Apr ......        8 000     17 711        338      42 546       123 004
     May ......        8 000     20 017        338      44 641       125 985
     Jun ......        8 000     22 152        338      35 696       119 638
     Jul ......        8 000     21 949        357      35 323       118 982
     Aug ......        8 000     21 838        357      33 584       117 586
     Sep ......        7 750     20 904        357      29 179       115 160
     Oct ......        7 000     20 601        357      22 017       112 706
     Nov ......        6 674     19 184        357      18 662       109 402
     Dec ......        3 233     19 953        357      15 179       106 614

2004:Jan ......        6 891     26 306        357      13 233       106 005
     Feb ......        5 043     24 668        357      13 450       102 450
     Mar ......        6 300     23 773        357      13 783       105 464
     Apr ......        4 800     25 618        357      18 617       111 543
     May ......        5 900     24 354        357      19 597       111 659
     Jun ......        5 105     23 408        357      24 758       115 506
     Jul ......        9 096     21 818        364      23 769       118 023
     Aug ......        9 000     23 382        364      23 111       121 100
     Sep ......        7 800     22 552        364      16 621       119 533
     Oct ......        8 200     21 403        364      18 797       122 346
     Nov ......        9 900     20 248        364      19 976       127 765
     Dec ......       11 904     19 687        364      16 236       130 213

2005:Jan ......       13 209     20 830        364      20 153       133 609
     Feb ......       12 500     20 263        364      18 519       128 899
     Mar ......       13 000     21 806        364      14 904       128 932
     Apr ......       12 854     21 264        364      15 107       129 838
     May ......       11 153     23 357        364      19 337       144 378
     Jun ......       11 100     23 241        364      19 818       153 221
     Jul ......       10 205     23 219        364      20 798       153 654
     Aug ......        8 173     22 668        365      17 269       151 904
     Sep ......        8 200     22 246        365      15 606       152 818
     Oct ......        5 870     23 349        365      21 228       160 040
     Nov ......        5 200     22 655        365      14 240       157 305
     Dec ......        5 306     22 080        365      10 257       158 479
-----------------------------------------------------------------------------

KB101

(1).  Including coin as from March 1994 onwards.

(2).  P.M.G. means Paymaster General. Including deposits of provincial administrations with the Reserve Bank as from December 1992.

(3).  Mainly comprising of government departments, and the Compensatory and
      Contingency Financing Facility of the IMF from December 1993 onwards.
      Exchequer balance includes uninvested part of the Stabilisation Account.

(4).  Until October 1986 only banks, thereafter banks and building societies.
      Banks and mutual banks as from January 1994 onwards.

(5).  From April 1998 the minimum cash reserve requirement was set at 2 1/2 per cent of banks' liabilities but banks' vault cash holdings qualified in full as part of cash reserves, as per notice R572 in Government Gazette
      18810 of April 1998. From September 2001, only 75 per cent of the banks'
      vault cash holdings qualified as cash reserves, and subsequently the qualifying portion was reduced by 25 percentage points each year. In
      September 2004 the concession was fully phased out.

(6).  Not including deposits denominated in foreign currencies.

(7).  Including loans of the South African government for which the Reserve Bank has assumed liability.

--------------------------------------------------------------------------------
S-2                                                QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

SOUTH AFRICAN RESERVE BANK
ASSETS

R millions

---------------------------------------------------------------------------------------------------------------------------------
                   Foreign assets                      Liquidity provided(2)       Advances, investments and overnight loans
                 ----------------------------------------------------------------------------------------------------------------
                                                    Loans granted to
                                                      banks under:                 Advances          Investments
                                      Utilisation   -----------------         ----------------     --------------
End of           Gold coin                of       Resale                                          Govern-
                    and                  cash      agree-    SAMOS                                  ment               Overnight
                 bullion(1)   Total    reserves     ments   penalty   Total    Banks   Other(3)     stock    Other      loans(4)

                  (1020M)    (1021M)    (1033M)    (1034M)  (1035M)  (1036M)  (1025M)   (1026M)    (1027M)  (1028M)     (1032M)
---------------------------------------------------------------------------------------------------------------------------------

2001 ..........      17 302   90 591         315    12 616      --    12 931      416      649      6 994       389        ...
2002 ..........      14 990   65 977         330    12 000      --    12 330       85      594     14 373       279        ...
2003 ..........       9 799   52 905          81    13 000       1    13 082       64      579     16 469       279        ...
2004 ..........       8 887   82 849          23    12 958      --    12 981       67      483     15 057       279        ...
2005 ..........      12 970  130 466         445    11 909      --    12 354      110      360     12 629       279        ...

2003:Jan ......      15 630   66 196         365    11 300      --    11 665       80      591     14 530       279        ...
     Feb ......      13 973   63 410          35    11 400      --    11 435       86      589     14 535       279        ...
     Mar ......      12 816   61 130         738    12 035     384    13 157       85      596     10 521       279        ...
     Apr ......      11 695   54 719          48    11 879      --    11 927       76      588     10 570       279        ...
     May ......      14 676   63 031         114    11 815      --    11 929      100      581     10 759       279        ...
     Jun ......       9 313   57 864         273    10 900       2    11 175       88      584     10 947       279        ...
     Jul ......       9 629   57 826          25    11 126      --    11 151       90      592     10 904       279        ...
     Aug ......       9 607   56 940          56    11 713      --    11 769       90      588     10 791       279        ...
     Sep ......       9 608   54 640           2    13 642      --    13 644       81      585     11 000       279        ...
     Oct ......       9 518   53 980          25    13 000      --    13 025       81      582     18 184       279        ...
     Nov ......       9 045   50 473         373    13 540       0    13 914       80      584     18 136       279        ...
     Dec ......       9 799   52 905          81    13 000       1    13 082       64      579     16 469       279        ...

2004:Jan ......      10 260   55 885         176    13 000      --    13 176       61      558     15 298       279        ...
     Feb ......       9 490   54 486         135    13 218      --    13 353       60      531      8 768       279        ...
     Mar ......       9 576   62 241           -    12 750      --    12 750       58      517      8 671       279        ...
     Apr ......       9 630   68 556          83    12 850      --    12 933       57      452     15 439       279        ...
     May ......       9 069   66 856          10    13 203      --    13 213       57      452     15 322       279        ...
     Jun ......       8 955   70 233         631    13 003       0    13 634       52      452     15 752       279        ...
     Jul ......       8 716   72 670          92    13 602       1    13 694       49      452     15 996       279        ...
     Aug ......       9 728   79 237         288    12 868   1 375    14 531       64      452     15 888       279        ...
     Sep ......       9 455   78 242         238    13 005      --    13 243       82      454     14 941       279        ...
     Oct ......       9 369   78 598          88    13 435      --    13 523       72      454     15 226       279        ...
     Nov ......       9 349   82 280          24    13 019      --    13 043       80      452     14 858       279        ...
     Dec ......       8 887   82 849          23    12 958      --    12 981       67      483     15 057       279        ...

2005:Jan ......       9 091   89 037         155    13 347      --    13 503       68      523     15 204       279        ...
     Feb ......       9 020   89 421         887    13 216      --    14 103       68      526      7 796       279        ...
     Mar ......      10 637   98 832         165    13 310      --    13 476       72      512      7 422       279        ...
     Apr ......      10 516   97 748         154    14 138      --    14 292       71      464     12 273       279        ...
     May ......      11 096  115 298          48    13 218       3    13 269       86      464     12 256       279        ...
     Jun ......      11 599  124 085         151    13 105       4    13 260       90      466     12 436       279        ...
     Jul ......      11 343  124 918         829    12 012      --    12 841       97      343     12 570       279        ...
     Aug ......      11 211  123 210         103    13 303      --    13 405      111      347     12 285       279        ...
     Sep ......      12 007  124 101         584    12 957      --    13 541      129      349     12 151       279        ...
     Oct ......      12 593  131 694         509    12 514      --    13 023      127      353     12 240       279        ...
     Nov ......      12 781  129 149         212    12 379      --    12 592      121      357     12 524       279        ...
     Dec ......      12 970  130 466         445    11 909      --    12 354      110      360     12 629       279        ...
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------
                   Total
End of           (excluding
                  foreign      Other        Total
                  assets)     assets       assets

                  (1029M)     (1030M)      (1031M)
---------------------------------------------------

2001 ..........    21 380     22 736       134 707
2002 ..........    27 661     48 368       142 006
2003 ..........    30 474     23 235       106 614
2004 ..........    28 867     18 498       130 213
2005 ..........    25 733      2 280       158 479

2003:Jan ......    27 145     48 554       141 895
     Feb ......    26 923     46 187       136 520
     Mar ......    24 639     44 386       130 155
     Apr ......    23 440     44 845       123 004
     May ......    23 647     39 307       125 985
     Jun ......    23 073     38 700       119 638
     Jul ......    23 016     38 141       118 982
     Aug ......    23 518     37 127       117 586
     Sep ......    25 588     34 931       115 160
     Oct ......    32 151     26 574       112 706
     Nov ......    32 992     25 937       109 402
     Dec ......    30 474     23 235       106 614

2004:Jan ......    29 372     20 747       106 005
     Feb ......    22 990     24 973       102 450
     Mar ......    22 275     20 948       105 464
     Apr ......    29 159     13 828       111 543
     May ......    29 322     15 481       111 659
     Jun ......    30 169     15 103       115 506
     Jul ......    30 471     14 883       118 023
     Aug ......    31 215     10 649       121 100
     Sep ......    28 999     12 292       119 533
     Oct ......    29 553     14 195       122 346
     Nov ......    28 711     16 774       127 765
     Dec ......    28 867     18 498       130 213

2005:Jan ......    29 577     14 995       133 609
     Feb ......    22 772     16 706       128 899
     Mar ......    21 761      8 339       128 932
     Apr ......    27 379      4 711       129 838
     May ......    26 354      2 727       144 378
     Jun ......    26 530      2 606       153 221
     Jul ......    26 129      2 606       153 654
     Aug ......    26 427      2 267       151 904
     Sep ......    26 450      2 266       152 818
     Oct ......    26 022      2 325       160 040
     Nov ......    25 872      2 284       157 305
     Dec ......    25 733      2 280       158 479
---------------------------------------------------

KB102

(1).  Valued at a market-related price.

(2).  In terms of the new procedures to regulate money-market liquidity introduced on 9 March 1998.

(3).  Including the Central Government, provincial governments, the National
      Supplies Procurement Fund, agricultural control boards and other semi-government bodies.

(4).  According to the system of accommodation of the Reserve Bank which came into effect on 1 May 1993 and ended on 8 March 1998.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                                S-3

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

CORPORATION FOR PUBLIC DEPOSITS
LIABILITIES

R millions

-------------------------------------------------------------------------------------------------------------------------
                                                                 Deposits
                 --------------------------------------------------------------------------------------------------------
                                                   Domestic
                 -----------------------------------------------------------------------------
End of            Central                     Other        Insurance
                    and        Public         public       companies
                 provincial  Investment       enter-          and
                  govern-    Corporation     prises /       pension                                                Total
                   ments                  corporations(1)    funds         Other        Total        Foreign     deposits

                  (1053M)      (1052M)       (1042M)        (1043M)       (1045M)      (1046M)       (1047M)      (1048M)
-------------------------------------------------------------------------------------------------------------------------

2001 ..........      3 093           2              114          139          49         3 398          606        4 004
2002 ..........      3 048          --              111           44          49         3 252        1 408        4 660
2003 ..........      3 452          --              118           32         185         3 787          844        4 631
2004 ..........      4 981          --              220           21       1 059         6 281        1 784        8 065
2005 ..........     13 652          --              283           31       2 203        16 169        2 473       18 642

2003:Jan ......      3 070          --              110           16          45         3 242          799        4 041
     Feb ......      3 104          --               97           19          46         3 265          846        4 111
     Mar ......      3 065          --               82           27          48         3 222          559        3 781
     Apr ......      2 836          --              118           24          49         3 026        1 230        4 256
     May ......      2 996          --              113           28          61         3 199        1 326        4 525
     Jun ......      2 992          --              106           42          72         3 212        1 462        4 673
     Jul ......      3 024          --              112           99          96         3 331        1 067        4 398
     Aug ......      3 024          --               90           18         108         3 241          685        3 925
     Sep ......      3 026          --               68           86         122         3 302          595        3 897
     Oct ......      3 548          --               88           14         174         3 824          751        4 575
     Nov ......      3 497          --               97           32         185         3 811          630        4 440
     Dec ......      3 452          --              118           32         185         3 787          844        4 631

2004:Jan ......      3 409          --              127           21         104         3 661          685        4 346
     Feb ......      3 243          --              148           52         115         3 558          784        4 342
     Mar ......      3 891          --              169           64         131         4 256          509        4 765
     Apr ......      4 570          --              167          128         163         5 028        1 843        6 871
     May ......      5 029          --              154          150         232         5 565        1 501        7 066
     Jun ......      5 048          --              197           94         313         5 652        1 415        7 067
     Jul ......      5 186          --              188           94         403         5 871        1 655        7 525
     Aug ......      4 445          --              166           99         485         5 195        1 643        6 837
     Sep ......      4 301          --              183           82         613         5 178        1 383        6 561
     Oct ......      6 305          --              199           40         666         7 210        1 818        9 028
     Nov ......      4 810          --              205           82         873         5 969        1 533        7 502
     Dec ......      4 981          --              220           21       1 059         6 281        1 784        8 065

2005:Jan ......      9 017          --              217           36       1 196        10 467        1 645       12 112
     Feb ......      7 631          --              225           33       1 362         9 252        1 452       10 704
     Mar ......      4 980          --              186           94       1 527         6 787        1 688        8 475
     Apr ......      9 375          --              188          134       1 779        11 476        2 096       13 571
     May ......      6 554          --              178           33       2 058         8 822        1 497       10 319
     Jun ......      8 246          --              170           31       2 339        10 786        1 218       12 004
     Jul ......      8 082          --              194           32       1 516         9 824        1 323       11 147
     Aug ......     13 159          --              229          148       1 713        15 249        2 222       17 471
     Sep ......     14 017          --              229           23       1 834        16 104          906       17 010
     Oct ......     14 393          --              266           26       1 999        16 683        1 568       18 251
     Nov ......      9 341          --              284          164       2 122        11 911        1 647       13 558
     Dec ......     13 652          --              283           31       2 203        16 169        2 473       18 642
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------
End of

                   Capital
                     and         Other          Total
                  reserves    liabilities    liabilities

                   (1049M)      (1050M)        (1051M)
--------------------------------------------------------

2001 ..........        81            13           4 098
2002 ..........        81           241           4 982
2003 ..........        81           380           5 092
2004 ..........        81           588           8 734
2005 ..........        81         1 262          19 985

2003:Jan ......        81           398           4 520
     Feb ......        81           405           4 598
     Mar ......        81           101           3 962
     Apr ......        81           295           4 632
     May ......        81           224           4 831
     Jun ......        81           225           4 979
     Jul ......        81           415           4 894
     Aug ......        81           444           4 450
     Sep ......        81           346           4 324
     Oct ......        81           318           4 974
     Nov ......        81           334           4 855
     Dec ......        81           380           5 092

2004:Jan ......        81           376           4 803
     Feb ......        81           517           4 940
     Mar ......        81           400           5 246
     Apr ......        81           415           7 367
     May ......        81           490           7 637
     Jun ......        81           516           7 664
     Jul ......        81           517           8 123
     Aug ......        81           785           7 704
     Sep ......        81           526           7 168
     Oct ......        81           569           9 678
     Nov ......        81           707           8 290
     Dec ......        81           588           8 734

2005:Jan ......        81           597          12 790
     Feb ......        81           637          11 422
     Mar ......        81         1 286           9 842
     Apr ......        81         1 330          14 983
     May ......        81         1 310          11 710
     Jun ......        81         1 335          13 420
     Jul ......        81         1 354          12 583
     Aug ......        81         1 463          19 014
     Sep ......        81           376          17 467
     Oct ......        81           467          18 799
     Nov ......        81         1 548          15 187
     Dec ......        81         1 262          19 985
--------------------------------------------------------

KB104

(1).  The Public Investment Corporation Act came into effect from 1 April 2005, repealing the 1984 Public Investment Commissioners Act, resulting in the change in the legal status and name from Public Investment Commissioners to Public Investment Corporation.

--------------------------------------------------------------------------------
S-4                                                QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

CORPORATION FOR PUBLIC DEPOSITS
ASSETS

R millions

---------------------------------------------------------------------------------------------------------------------------
                                                              Other public-sector investments
                                                              -------------------------------
End of                           Government  Land Bank bills
                 Treasury bills    stock     and debentures       Bills(1)      Other          Other assets    Total assets

                    (1061M)       (1062M)        (1063M)          (1068M)       (1069M)          (1065M)         (1066M)
---------------------------------------------------------------------------------------------------------------------------

2001 ..........          1 670      400                 --             --           --              2 028          4 098
2002 ..........          2 137       41                 --             --           --              2 804          4 982
2003 ..........          1 688       42                 --             --           --              3 363          5 092
2004 ..........          1 473       42                 --             --           --              7 219          8 734
2005 ..........          1 371       28                 --             --           --             18 586         19 985

2003:Jan ......          1 364       41                 --             --           --              3 115          4 520
     Feb ......          3 765       41                 --             --           --                792          4 598
     Mar ......          1 177       41                 --             --           --              2 745          3 962
     Apr ......          1 461       41                 --             --           --              3 131          4 632
     May ......          1 396       41                 --             --           --              3 393          4 831
     Jun ......          1 628       42                 --             --           --              3 310          4 979
     Jul ......          1 196       42                 --             --           --              3 657          4 894
     Aug ......          1 200       41                 --             --           --              3 209          4 450
     Sep ......          1 192       42                 --             --           --              3 089          4 324
     Oct ......          1 730       42                 --             --           --              3 202          4 974
     Nov ......          1 716       42                 --             --           --              3 097          4 855
     Dec ......          1 688       42                 --             --           --              3 363          5 092

2004:Jan ......          1 646       41                 --             --           --              3 115          4 803
     Feb ......          4 247       43                 --             --           --                650          4 940
     Mar ......          1 322       43                 --             --           --              3 882          5 246
     Apr ......          1 203       42                 --             --           --              6 122          7 367
     May ......          1 350       42                 --             --           --              6 245          7 637
     Jun ......          1 371       42                 --             --           --              6 251          7 664
     Jul ......          1 397       42                 --             --           --              6 684          8 123
     Aug ......          1 410       43                 --             --           --              6 251          7 704
     Sep ......          1 432       43                 --             --           --              5 693          7 168
     Oct ......          1 463       42                 --             --           --              8 172          9 678
     Nov ......          1 467       42                 --             --           --              6 781          8 290
     Dec ......          1 473       42                 --             --           --              7 219          8 734

2005:Jan ......          1 516       52                 --             --           --             11 221         12 790
     Feb ......          1 523       29                 --             --           --              9 870         11 422
     Mar ......          1 629       28                 --             --           --              8 185          9 842
     Apr ......          1 519       28                 --             --           --             13 435         14 983
     May ......          1 474       28                 --             --           --             10 208         11 710
     Jun ......          1 481       28                 --             --           --             11 910         13 420
     Jul ......          1 367       28                 --             --           --             11 188         12 583
     Aug ......          1 349       28                 --             --           --             17 638         19 014
     Sep ......          1 361       28                 --             --           --             16 078         17 467
     Oct ......          1 366       28                 --             --           --             17 405         18 799
     Nov ......          1 368       28                 --             --           --             13 790         15 187
     Dec ......          1 371       28                 --             --           --             18 586         19 985
---------------------------------------------------------------------------------------------------------------------------

KB103

(1).  Include primarily bankers' acceptances, Eskom project bills and other private sector bills from January 1993 onwards.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                                S-5

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

BANKS(1)
LIABILITIES

R millions

-----------------------------------------------------------------------------------------------------------------------------------
                                                          Deposits                                                    Other
                 ------------------------------------------------------------------------------------------------------------------
                                                                                                                 Loans received
                                                                                                    Foreign     under repurchase
                     Cash                                                                           currency       agreements
End of             managed,              Short-     Other  Medium-     Other                        deposits  ---------------------
                  cheque and     Other    term     short-   term      medium-     Long-             included
                 transmission   demand   savings    term   savings     term       term      Total   in total  Reserve Bank   Other

                    (1070M)     (1071M)  (1072M)   (1073M) (1074M)    (1075M)    (1076M)   (1077M)  (1078M)      (1500M)    (1501M)
-----------------------------------------------------------------------------------------------------------------------------------

2001 ..........      177 690   171 597   35 799    99 505      548   146 943     87 805    719 887    44 544       12 475   17 490
2002 ..........      190 158   190 087   37 179   116 167       22   166 097    112 580    812 290    35 840       12 032   37 630
2003 ..........      225 876   196 151   45 095   146 518       15   190 881    106 749    911 284    24 837       13 006   43 841
2004 ..........      251 241   214 561   51 066   151 078       92   232 161    132 935  1 033 134    27 702       13 444   38 362
2005 ..........      301 472   249 847   57 344   182 612      313   267 637    173 406  1 232 630    33 030       11 909   42 399

2003:Jan ......      184 557   189 689   36 707   119 199       22   184 806    113 344    828 324    31 495       11 328   26 634
     Feb ......      180 178   186 432   36 888   109 302       20   200 380    113 907    827 107    34 593       11 416   26 845
     Mar ......      183 748   194 767   36 954   106 400       17   197 327    116 283    835 498    31 832       11 715   24 159
     Apr ......      179 706   181 884   37 638   134 520       18   197 596    108 270    839 632    28 410       11 890   32 515
     May ......      174 107   180 324   40 119   132 339       18   219 728    110 447    857 081    28 052       11 897   35 234
     Jun ......      189 385   188 973   40 750   136 209       17   219 911    117 894    893 139    28 841       10 920   31 558
     Jul ......      191 346   174 110   41 708   144 698    2 001   213 315    115 630    882 808    27 503       10 872   34 161
     Aug ......      196 527   174 970   42 092   148 741       14   205 757    108 868    876 971    27 976       11 719   34 607
     Sep ......      206 480   182 670   42 516   145 922       13   201 569    109 278    888 450    25 261       13 663   33 778
     Oct ......      200 182   183 330   43 904   147 021       19   204 753    107 473    886 681    23 973       13 009   35 010
     Nov ......      209 704   184 311   44 732   121 775       17   221 105    112 950    894 594    24 081       13 555   37 038
     Dec ......      225 876   196 151   45 095   146 518       15   190 881    106 749    911 284    24 837       13 006   43 841

2004:Jan ......      224 727   209 934   44 693   144 470       15   198 341    110 181    932 361    30 163       13 312   34 490
     Feb ......      230 076   206 305   45 008   129 359        1   210 962    118 342    940 053    29 094       13 634   33 058
     Mar ......      216 396   212 892   45 605   144 220        7   197 380    130 362    946 861    31 028       13 204   29 389
     Apr ......      225 320   198 640   46 142   142 568       13   203 346    130 577    946 605    28 841       13 438   28 828
     May ......      214 211   192 644   46 420   145 709        7   205 821    127 760    932 571    30 331       13 999   32 512
     Jun ......      225 776   206 271   46 989   147 826        6   186 892    136 181    949 942    27 783       13 591   42 024
     Jul ......      219 497   195 493   47 378   143 466      132   201 887    141 640    949 494    26 545       14 097   43 286
     Aug ......      226 229   200 655   47 828   153 747    1 169   208 347    139 303    977 277    31 100       13 318   47 669
     Sep ......      235 395   217 869   48 619   140 529       18   230 563    136 055  1 009 049    30 367       13 237   39 578
     Oct ......      228 680   211 989   49 092   147 302      461   236 999    133 942  1 008 464    28 768       14 013   40 078
     Nov ......      237 739   211 596   50 827    99 406      260   276 649    143 431  1 019 908    28 202       13 436   44 329
     Dec ......      251 241   214 561   51 066   151 078       92   232 161    132 935  1 033 134    27 702       13 444   38 362

2005:Jan ......      254 986   213 977   49 811   149 620      150   246 708    136 503  1 051 755    26 457       13 866   41 542
     Feb ......      240 954   215 996   50 267   153 758      147   256 761    142 300  1 060 184    26 043       13 718   41 307
     Mar ......      251 423   218 578   50 588   165 387      293   239 792    147 629  1 073 689    27 282       14 219   35 636
     Apr ......      253 571   219 036   50 376   164 924      110   249 609    146 196  1 083 822    25 604       14 842   41 168
     May ......      245 292   221 763   51 031   168 896       62   251 077    153 986  1 092 109    28 985       13 796   43 479
     Jun ......      250 761   233 812   53 418   165 462       78   254 129    163 659  1 121 319    30 059       13 716   37 403
     Jul ......      269 717   229 194   52 742   178 309      300   260 142    168 549  1 158 954    30 830       12 879   34 281
     Aug ......      265 866   242 330   53 508   165 602      148   263 099    163 833  1 154 387    30 519       14 159   35 481
     Sep ......      275 635   255 920   54 596   176 827      388   250 019    160 656  1 174 041    28 924       15 218   33 673
     Oct ......      277 220   247 115   55 303   191 251      115   239 180    162 552  1 172 736    28 798       12 514   44 557
     Nov ......      287 814   250 906   57 403   141 237       32   288 036    169 444  1 194 873    29 533       12 252   47 401
     Dec ......      301 472   249 847   57 344   182 612      313   267 637    173 406  1 232 630    33 030       11 909   42 399
-----------------------------------------------------------------------------------------------------------------------------------

KB105

(1).  Banks registered under the Banks Act, Act No. 94 of 1990; it includes the former banks, discount houses and equity building societies. All series may not be strictly comparable due to changes in regulations and returns;
      distortions were concentrated in February and July 1991.

(2).  Only outstanding acceptances up to December 1991.

--------------------------------------------------------------------------------
S-6                                                QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

BANKS(1)
LIABILITIES

R millions

---------------------------------------------------------------------------------------
                Liabilities to the public
                ---------------------------------------------------------
                  Foreign
End of           finance in     Other                                          Total
                 Bank's own    foreign     Other loans                      liabilities
                name on-lent  loans and        and                            to the
                 to clients   advances      advances     Other      Total     public

                  (1080M)      (1081M)       (1082M)    (1083M)    (1084M)    (1085M)
---------------------------------------------------------------------------------------

2001 ..........      9 650     27 074        36 621      17 603   120 914      840 801
2002 ..........      1 430     13 447        39 826      18 608   122 973      935 262
2003 ..........      1 293      5 189        38 850      20 666   122 845    1 034 129
2004 ..........      1 344      6 002        32 881      13 942   105 976    1 139 111
2005 ..........      2 803      9 180        40 288      20 975   127 554    1 360 185

2003:Jan ......      1 923     12 553        29 223      22 765   104 427      932 751
     Feb ......      1 497     11 898        26 691      25 040   103 386      930 493
     Mar ......      1 257      8 528        29 355      24 467    99 481      934 978
     Apr ......        792      7 979        25 764      19 485    98 425      938 057
     May ......      1 056      6 758        26 510      22 055   103 511      960 592
     Jun ......      1 439      6 681        33 154      19 020   102 773      995 911
     Jul ......      1 419      6 718        27 739      20 685   101 593      984 401
     Aug ......      1 508      5 013        29 254      17 728    99 829      976 800
     Sep ......      1 371      3 876        31 866      21 473   106 027      994 477
     Oct ......      1 352      4 111        36 218      21 676   111 376      998 057
     Nov ......      1 362      2 596        35 772      22 395   112 717    1 007 312
     Dec ......      1 293      5 189        38 850      20 666   122 845    1 034 129

2004:Jan ......      1 062      4 788        42 755      21 625   118 032    1 050 393
     Feb ......      1 060      3 838        34 907      23 402   109 899    1 049 951
     Mar ......      1 119      4 008        32 067      24 129   103 916    1 050 778
     Apr ......        785      5 103        32 650      24 123   104 926    1 051 532
     May ......      1 001      4 190        28 725      24 882   105 310    1 037 881
     Jun ......        839      4 592        30 391      24 721   116 157    1 066 099
     Jul ......      1 002      5 469        26 662      11 325   101 842    1 051 336
     Aug ......      1 025      4 969        32 729      12 257   111 966    1 089 243
     Sep ......        733      2 570        31 387      11 489    98 994    1 108 043
     Oct ......      1 155      4 104        34 898      10 951   105 199    1 113 663
     Nov ......      1 532      2 920        31 289      14 565   108 071    1 127 979
     Dec ......      1 344      6 002        32 881      13 942   105 976    1 139 111

2005:Jan ......      1 511     11 419        32 404      12 992   113 734    1 165 489
     Feb ......      1 173     11 695        33 377      13 645   114 915    1 175 098
     Mar ......      2 040     11 798        32 372      13 572   109 637    1 183 325
     Apr ......      2 029      9 749        35 136      15 713   118 637    1 202 458
     May ......      2 304      9 459        38 109      14 541   121 689    1 213 798
     Jun ......      2 453     10 791        36 446      14 218   115 027    1 236 346
     Jul ......      2 304      8 279        45 936      15 158   118 837    1 277 791
     Aug ......      2 181      8 698        48 069      28 678   137 267    1 291 654
     Sep ......      2 103      8 191        53 522      21 421   134 127    1 308 168
     Oct ......      2 751      8 327        59 494      22 475   150 118    1 322 854
     Nov ......      2 765      8 420        56 867      22 298   150 003    1 344 876
     Dec ......      2 803      9 180        40 288      20 975   127 554    1 360 185
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

                         Capital and other liabilities
                 -----------------------------------------------
                  Outstanding
End of            liabilities                Gross                  Total
                   on behalf                capital                capital
                  of clients,     Other       and                    and
                 per contra(2) liabilities  reserves     Total   liabilities

                    (1086M)      (1087M)    (1088M)     (1089M)    (1090M)
------------------------------------------------------------------------------

2001 ..........        2 816      114 089      92 362   209 267   1 050 068
2002 ..........        2 131       64 633     100 833   167 597   1 102 860
2003 ..........        1 415      237 937     108 362   347 714   1 381 843
2004 ..........          481      236 021     123 007   359 509   1 498 619
2005 ..........        1 004      184 580     131 805   317 389   1 677 574

2003:Jan ......        1 946      195 162      99 915   297 022   1 229 773
     Feb ......        2 169      199 999     100 022   302 190   1 232 683
     Mar ......        1 802      193 918     101 944   297 664   1 232 642
     Apr ......        2 853      254 350     101 267   358 470   1 296 527
     May ......        2 800      222 702     104 289   329 790   1 290 382
     Jun ......        1 528      245 570     103 900   350 998   1 346 910
     Jul ......        1 904      240 015     104 020   345 938   1 330 339
     Aug ......        1 979      229 142     103 915   335 036   1 311 836
     Sep ......          734      264 174     106 689   371 596   1 366 073
     Oct ......        1 188      264 508     107 177   372 873   1 370 930
     Nov ......        1 256      288 514     109 355   399 124   1 406 436
     Dec ......        1 415      237 937     108 362   347 714   1 381 843

2004:Jan ......        2 509      215 093     109 177   326 779   1 377 172
     Feb ......        1 727      208 383     109 396   319 505   1 369 456
     Mar ......        1 072      195 187     112 167   308 426   1 359 204
     Apr ......        1 179      176 126     113 939   291 244   1 342 776
     May ......        1 017      171 208     112 897   285 122   1 323 003
     Jun ......          638      169 552     114 510   284 699   1 350 798
     Jul ......        1 001      184 420     114 847   300 268   1 351 604
     Aug ......          641      189 602     115 824   306 067   1 395 310
     Sep ......          403      181 073     116 819   298 295   1 406 338
     Oct ......          535      204 299     117 747   322 581   1 436 244
     Nov ......          569      235 612     120 608   356 789   1 484 767
     Dec ......          481      236 021     123 007   359 509   1 498 619

2005:Jan ......          424      239 470     124 017   363 910   1 529 400
     Feb ......          301      245 371     123 418   369 090   1 544 189
     Mar ......           86      207 115     122 722   329 923   1 513 248
     Apr ......          568      201 934     122 553   325 055   1 527 513
     May ......           68      200 218     127 573   327 859   1 541 657
     Jun ......          129      200 708     126 964   327 801   1 564 147
     Jul ......          129      212 415     127 645   340 190   1 617 981
     Aug ......          303      191 438     128 273   320 013   1 611 667
     Sep ......           88      182 999     129 446   312 533   1 620 701
     Oct ......          228      174 561     130 341   305 130   1 627 984
     Nov ......          575      182 198     131 845   314 619   1 659 495
     Dec ......        1 004      184 580     131 805   317 389   1 677 574
------------------------------------------------------------------------------

 KB106

(1).  Banks registered under the Banks Act, Act No. 94 of 1990; it includes the former banks, discount houses and equity building societies. All series may not be strictly comparable due to changes in regulations and returns;
      distortions were concentrated in February and July 1991.

(2).  Only outstanding acceptances up to December 1991.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                                S-7

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

BANKS
ASSETS

R millions

------------------------------------------------------------------------------------------------------------------------------------
                Central bank money and gold                                                                                Deposits,
              ----------------------------------------------------------------------------------------------------------------------
                                                       Bank group  Inter-bank    Loans     Instalment
              Bank notes             Deposits           funding,    funding,    granted     debtors,                        Bills
End of           and      Gold coin  with the          including   including     under     suspensive           Credit       and
              subsidiary     and      Reserve            NCDs /      NCDs /      resale    sales and   Mortgage  card    acceptances
                 coin      bullion     Bank     Total     PNs         PNs      agreements    leases    advances debtors  discounted

               (1100M)     (1101M)    (1102M)  (1104M)  (1105M)     (1112M)     (1107M)     (1108M)     (1109M) (1110M)    (1111M)
------------------------------------------------------------------------------------------------------------------------------------

2001 ........    10 853     --        12 895    23 749    26 432      42 094      17 932      95 226    252 255  13 532      18 690
2002 ........    10 269      6        16 026    26 300    28 685      36 742      36 814     108 187    279 596  14 639      23 024
2003 ........    10 953      6        17 543    28 501    28 370      49 473      46 417     126 373    325 752  16 950      22 134
2004 ........     9 747     24        22 258    32 028    26 591      46 067      29 173     152 417    405 620  21 169      32 425
2005 ........    10 814     55        27 082    37 951    28 188      66 461      34 648     182 794    521 694  31 207      30 133

2003:Jan ....     7 382      4        15 125    22 511    26 129      44 524      34 308     109 027    282 606  14 821      21 085
     Feb ....     6 860      5        14 869    21 734    24 951      47 608      32 131     110 864    286 312  15 301      21 939
     Mar ....     7 786      6        15 729    23 521    23 520      47 263      30 420     111 622    290 064  15 235      23 737
     Apr ....     8 436      7        15 795    24 238    23 401      43 553      35 319     113 835    293 675  15 496      24 641
     May ....     7 105      6        14 943    22 054    26 005      50 187      35 094     116 182    297 867  15 796      25 175
     Jun ....     7 460      4        15 833    23 297    26 043      65 834      33 034     116 970    300 683  15 854      24 465
     Jul ....     8 113      4        15 576    23 693    24 842      52 625      32 309     118 442    304 735  16 009      21 344
     Aug ....     6 745      4        15 646    22 395    25 696      49 419      34 090     120 543    308 681  16 156      22 458
     Sep ....     8 748      7        17 278    26 033    26 415      51 910      36 050     122 145    312 505  16 354      21 287
     Oct ....     7 998      5        17 225    25 228    29 267      54 679      35 276     124 218    317 123  16 518      22 740
     Nov ....     7 550      7        16 910    24 468    34 038      38 719      38 044     123 288    322 145  16 696      22 815
     Dec ....    10 953      6        17 543    28 501    28 370      49 473      46 417     126 373    325 752  16 950      22 134

2004:Jan ....     7 622      4        16 700    24 326    28 724      53 412      40 820     127 195    328 698  17 328      27 636
     Feb ....     6 330     34        16 977    23 341    29 442      55 564      39 867     129 304    333 444  17 836      28 926
     Mar ....     9 142    112        17 740    26 993    30 327      51 882      39 110     131 845    339 364  17 975      28 906
     Apr ....     8 357     23        17 342    25 722    27 861      49 577      39 303     133 133    343 970  18 375      27 534
     May ....     8 193     53        17 908    26 153    27 857      42 862      39 776     135 416    349 221  18 573      27 368
     Jun ....     8 383     51        17 390    25 824    27 914      48 031      49 050     137 803    356 440  18 803      23 966
     Jul ....     7 586     40        17 966    25 592    27 635      43 197      46 584     140 241    363 047  19 182      23 680
     Aug ....     8 516     74        18 814    27 404    27 600      57 078      45 292     142 380    370 829  19 398      22 990
     Sep ....     8 423     33        20 829    29 286    29 302      58 683      39 742     145 525    377 886  19 801      24 502
     Oct ....     7 027     24        20 898    27 950    25 699      49 220      41 445     148 643    386 615  20 311      25 952
     Nov ....     9 467     26        21 656    31 149    26 113      51 013      38 815     150 474    396 682  20 610      30 357
     Dec ....     9 747     24        22 258    32 028    26 591      46 067      29 173     152 417    405 620  21 169      32 425

2005:Jan ....     8 710     40        22 555    31 305    26 054      62 251      38 146     154 477    411 615  22 735      34 033
     Feb ....     7 423     21        21 685    29 129    22 594      71 988      32 975     156 575    414 576  23 635      36 970
     Mar ....    10 533     25        22 616    33 175    22 335      69 024      35 107     159 014    424 348  24 223      29 074
     Apr ....     8 591     26        23 099    31 716    23 605      58 543      39 321     161 343    432 637  24 992      30 420
     May ....     9 324     37        23 679    33 039    22 580      62 899      38 927     164 228    442 932  25 437      30 016
     Jun ....     9 054     35        24 223    33 312    23 062      65 586      37 339     166 860    454 140  25 851      31 411
     Jul ....     7 030     32        24 734    31 796    25 235      69 847      38 351     169 691    464 667  26 587      29 949
     Aug ....     8 963     37        25 384    34 384    24 195      81 442      33 033     172 802    476 168  27 166      29 182
     Sep ....     8 231     37        25 423    33 691    22 910      73 486      31 807     173 167    488 736  28 113      29 951
     Oct ....     8 851     44        25 864    34 759    23 192      63 707      39 827     175 949    495 992  28 770      29 216
     Nov ....    10 619     39        27 394    38 052    28 083      64 232      40 442     180 238    510 116  29 929      29 864
     Dec ....    10 814     55        27 082    37 951    28 188      66 461      34 648     182 794    521 694  31 207      30 133
-----------------------------------------------------------------------------------------------------------------------------------

KB107

(1).  Including foreign financing in bank's own name on-lent to clients.

--------------------------------------------------------------------------------
S-8                                                QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

BANKS
ASSETS

R millions

---------------------------------------------------------------------------
             loans and advances
             --------------------------------------------------------------
               Foreign
End of        currency      Redeemable   Overdrafts   Less:
              loans and     preference      and      Specific
             advances(1)      shares       loans    provisions     Total

               (1120M)       (1121M)      (1122M)    (1123M)      (1124M)
---------------------------------------------------------------------------

2001 ........   110 249       14 643      231 962    13 911        809 104
2002 ........   117 932       17 388      244 437    17 233        890 210
2003 ........   115 091       15 904      262 294    18 517        990 241
2004 ........   116 959       16 185      278 937    16 047      1 109 496
2005 ........   145 848       18 737      298 357    15 282      1 342 786

2003:Jan ....   110 698       17 771      249 011    17 403        892 578
     Feb ....   107 025       16 809      246 209    17 326        891 824
     Mar ....   103 702       16 664      249 939    17 703        894 463
     Apr ....    92 496       16 897      265 275    18 720        905 870
     May ....   111 589       15 695      258 182    18 880        932 893
     Jun ....   112 559       15 844      266 639    18 723        959 202
     Jul ....   112 946       16 558      263 068    18 711        944 167
     Aug ....   112 311       16 301      257 251    18 446        944 461
     Sep ....   106 555       17 166      259 231    19 015        950 602
     Oct ....   101 444       17 244      258 374    18 679        958 203
     Nov ....    97 162       17 208      266 333    18 611        957 837
     Dec ....   115 091       15 904      262 294    18 517        990 241

2004:Jan ....   130 042       15 488      265 736    18 270      1 016 808
     Feb ....   128 041       15 833      265 669    18 430      1 025 496
     Mar ....   120 557       16 367      267 281    18 239      1 025 376
     Apr ....   131 066       16 496      266 421    18 133      1 035 602
     May ....   127 735       15 721      251 428    17 697      1 018 261
     Jun ....   120 838       14 876      254 232    16 790      1 035 162
     Jul ....   118 317       15 244      250 951    16 930      1 031 148
     Aug ....   130 167       14 639      256 950    16 860      1 070 464
     Sep ....   125 323       15 105      266 312    16 782      1 085 398
     Oct ....   120 315       15 260      277 851    16 362      1 094 948
     Nov ....   106 894       15 764      283 049    16 181      1 103 590
     Dec ....   116 959       16 185      278 937    16 047      1 109 496

2005:Jan ....   115 752       15 898      285 506    15 985      1 150 481
     Feb ....   116 789       15 629      288 714    15 629      1 164 816
     Mar ....   123 781       16 097      287 535    18 114      1 172 424
     Apr ....   120 070       16 282      294 143    17 956      1 183 401
     May ....   119 115       19 294      290 457    17 919      1 197 965
     Jun ....   131 678       19 319      287 618    17 005      1 225 858
     Jul ....   156 721       19 221      290 619    16 869      1 274 018
     Aug ....   154 611       19 080      279 995    16 607      1 281 066
     Sep ....   149 402       17 813      291 467    16 389      1 290 464
     Oct ....   163 153       17 807      293 849    16 130      1 315 334
     Nov ....   146 925       18 193      294 483    15 698      1 326 808
     Dec ....   145 848       18 737      298 357    15 282      1 342 786
---------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                         Investments
             -------------------------------------------------------------------
             Investments other than shares
             -----------------------------
                                                          Less:
End of        Government                                 Specific                   Fixed        Other         Total
                stock           Other        Shares     provisions       Total     assets       assets       assets

                (1125M)        (1126M)       (1127M)      (1128M)       (1129M)     (1130M)     (1131M)      (1132M)
-----------------------------------------------------------------------------------------------------------------------

2001 ........    48 627        101 445        14 478          338       164 212     11 919       41 085     1 050 068
2002 ........    56 840         60 728        11 479          400       128 647     12 564       45 139     1 102 860
2003 ........    71 564        236 584        14 619          534       322 233     12 279       28 589     1 381 843
2004 ........    72 510        235 123        12 736          578       319 791     11 642       25 663     1 498 619
2005 ........    68 441        170 797        11 153          348       250 042     13 836       32 958     1 677 574

2003:Jan ....    51 085        183 670        13 238          385       247 609     12 758       54 317     1 229 773
     Feb ....    51 746        184 437        14 368          397       250 154     12 351       56 621     1 232 683
     Mar ....    49 143        189 680        13 940          392       252 371     12 552       49 735     1 232 642
     Apr ....    54 930        246 320        12 930          372       313 808     12 086       40 524     1 296 527
     May ....    53 296        217 518        13 643          369       284 088     12 205       39 141     1 290 382
     Jun ....    67 183        234 025        13 655          408       314 455     12 323       37 632     1 346 910
     Jul ....    66 980        234 507        13 682          388       314 780     12 373       35 326     1 330 339
     Aug ....    64 253        216 696        13 646          398       294 197     12 402       38 380     1 311 836
     Sep ....    70 018        260 676        13 595          412       343 876     12 337       33 225     1 366 073
     Oct ....    70 026        255 903        14 170          437       339 662     12 347       35 490     1 370 930
     Nov ....    71 958        287 721        16 336          643       375 373     12 328       36 431     1 406 436
     Dec ....    71 564        236 584        14 619          534       322 233     12 279       28 589     1 381 843

2004:Jan ....    69 863        205 620        14 779          531       289 731     12 185       34 121     1 377 172
     Feb ....    63 569        197 424        13 272          465       273 800     12 051       34 769     1 369 456
     Mar ....    60 925        192 933        13 189          424       266 622     11 947       28 265     1 359 204
     Apr ....    60 204        158 853        12 801          408       231 449     11 900       38 102     1 342 776
     May ....    61 612        160 952        12 091          409       234 246     11 654       32 689     1 323 003
     Jun ....    68 272        164 175        12 195          411       244 232     11 514       34 066     1 350 798
     Jul ....    74 148        165 479        12 190          409       251 408     11 390       32 065     1 351 604
     Aug ....    65 884        172 519        12 383          392       250 394     11 367       35 681     1 395 310
     Sep ....    61 912        174 079        12 259          416       247 834     11 396       32 425     1 406 338
     Oct ....    64 106        194 228        12 482          547       270 269     11 459       31 618     1 436 244
     Nov ....    73 960        218 876        12 923          547       305 212     11 528       33 289     1 484 767
     Dec ....    72 510        235 123        12 736          578       319 791     11 642       25 663     1 498 619

2005:Jan ....    70 895        220 479        12 734          578       303 530     11 407       32 676     1 529 400
     Feb ....    58 008        228 743        12 895          501       299 146     11 454       39 643     1 544 189
     Mar ....    57 062        194 653        13 069          634       264 150     11 844       31 656     1 513 248
     Apr ....    61 793        194 249        13 829          634       269 236     11 829       31 331     1 527 513
     May ....    63 929        189 393        14 299          638       266 982     11 833       31 837     1 541 657
     Jun ....    61 746        186 615        14 080          332       262 109     12 159       30 709     1 564 147
     Jul ....    63 445        192 211        14 447          332       269 771     12 115       30 281     1 617 981
     Aug ....    64 513        172 741        14 351          316       251 289     12 113       32 815     1 611 667
     Sep ....    64 961        171 475        13 445          333       249 548     12 132       34 866     1 620 701
     Oct ....    63 920        155 758        13 522          363       232 837     12 835       32 219     1 627 984
     Nov ....    66 445        165 901        12 633          347       244 631     13 099       36 905     1 659 495
     Dec ....    68 441        170 797        11 153          348       250 042     13 836       32 958     1 677 574
-----------------------------------------------------------------------------------------------------------------------

KB108

(1).  Including foreign financing in bank's own name on-lent to clients.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                                S-9

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

BANKS
ANALYSIS OF DEPOSITS BY TYPE OF DEPOSITOR

R millions

-----------------------------------------------------------------------------------------------------------------------------------
                                                                 Residents
                 ------------------------------------------------------------------------------------------------------------------
                                                       Local
                                                      govern-                             Other
End of                                               ments and     Public     Insurers  companies
                                           Govern-    regional  enterprises/    and     and close
                 Bank group  Inter-bank      ment     services    corpora-    pension   corpora-
                  deposits    deposits   deposits(1)  councils    tions(2)     funds      tions    Individuals   Other      Total

                  (1140M)      (1141M)     (1143M)    (1144M)      (1145M)    (1146M)    (1147M)     (1148M)    (1149M)    (1150M)
-----------------------------------------------------------------------------------------------------------------------------------

2004:Oct ....      25 113      40 538       48 282     19 200      60 598      66 880    438 407     197 949     78 769     975 738
     Nov ....      24 588      43 428       51 367     21 167      55 226      65 748    444 281     199 598     80 100     985 502
     Dec ....      25 428      47 041       62 017     18 618      55 833      61 885    445 884     201 978     81 772   1 000 454

2005 Jan ....      26 686      47 616       71 408     21 664      58 314      65 793    444 585     200 574     80 373   1 017 011
     Feb ....      22 542      50 695       41 054     23 161      68 517      66 168    460 931     201 897     81 609   1 016 576
     Mar ....      21 593      44 387       55 563     23 762      65 711      65 668    462 883     203 261     81 651   1 024 477
     Apr ....      23 071      47 275       43 399     25 905      73 754      63 002    476 230     206 994     83 081   1 042 712
     May ....      23 893      45 717       44 507     26 040      71 122      64 854    478 167     208 246     86 740   1 049 287
     Jun ....      24 491      52 117       48 191     24 868      69 955      68 697    490 960     211 313     87 051   1 077 643
     Jul ....      25 843      53 937       56 542     22 013      67 693      73 871    514 130     213 546     88 451   1 116 027
     Aug ....      24 553      47 351       43 046     22 476      74 020      75 929    515 950     215 840     91 666   1 110 829
     Sep ....      26 580      48 099       51 766     23 411      73 224      77 449    520 745     217 375     89 349   1 127 998
     Oct ....      26 498      46 880       56 054     24 841      70 747      75 172    526 742     220 289     89 981   1 137 203
     Nov ....      28 536      47 554       64 550     24 084      71 490      75 390    528 936     223 225     94 142   1 157 907
     Dec ....      28 460      49 506       66 381     25 220      72 318      77 650    554 407     226 501     92 571   1 193 014
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------
                                             of which:
End of                                       denomina-
                                 Total        ted in
                     Non-         all         foreign
                  residents    deposits      currency

                   (1152M)      (1077M)       (1078M)
------------------------------------------------------

2004:Oct ....       32 726     1 008 464       28 768
     Nov ....       34 406     1 019 908       28 202
     Dec ....       32 680     1 033 134       27 702

2005 Jan ....       34 743     1 051 755       26 457
     Feb ....       43 607     1 060 184       26 043
     Mar ....       49 212     1 073 689       27 282
     Apr ....       41 110     1 083 822       25 604
     May ....       42 822     1 092 109       28 985
     Jun ....       43 676     1 121 319       30 059
     Jul ....       42 927     1 158 954       30 830
     Aug ....       43 558     1 154 387       30 519
     Sep ....       46 043     1 174 041       28 924
     Oct ....       35 533     1 172 736       28 798
     Nov ....       36 966     1 194 873       29 533
     Dec ....       39 616     1 232 630       33 030
------------------------------------------------------

KB109

BANKS
SELECTED ASSET ITEMS

R millions

---------------------------------------------------------------------------------------------------------------
                                      Bills discounted                              Advances
                              ---------------------------------------------------------------------------------
                                                                    Govern-
                                                                     ment
                                                       Other,       sector
End of                                    Land Bank   including   (excluding
                    NCD                   bills and   bankers'    Provincial  Provincial   Domestic
                 holdings /   Treasury   promissory    accep-       govern-     govern-     private     Foreign
                    PNs        bills        notes      tances       ments)       ments      sector      sector

                  (1160M)     (1161M)      (1162M)     (1163M)      (1510M)     (1174M)     (1166M)     (1167M)
---------------------------------------------------------------------------------------------------------------

2004:Oct ....      15 250      17 497         13        8 442          737        3 187      824 620    130 243
     Nov ....      18 009      22 103         14        8 240          699        2 586      842 829    120 096
     Dec ....      17 801      22 845         16        9 563          862        3 227      848 585    116 913

2005 Jan ....      21 612      23 897        121       10 015          891        2 346      866 431    129 379
     Feb ....      22 326      24 757        310       11 903          984        3 118      876 133    135 000
     Mar ....      22 189      19 486        409        9 180        1 017        3 899      888 598    142 766
     Apr ....      22 733      19 020         22       11 377        1 341        1 142      909 206    128 873
     May ....      21 863      20 783         13        9 221          831        1 022      921 319    132 933
     Jun ....      24 884      21 518         13        9 881          854        1 007      933 822    141 266
     Jul ....      24 432      21 377         13        8 560        1 010          885      949 923    166 928
     Aug ....      26 391      19 840         13        9 329        1 783          284      957 113    170 848
     Sep ....      24 683      20 351         13        9 587          894        1 258      979 814    166 124
     Oct ....      23 902      20 372         13        8 831          849        1 048      996 204    167 579
     Nov ....      22 418      21 152         13        8 700          823        2 407    1 015 628    156 677
     Dec ....      21 946      21 552         13        8 568          885        2 259    1 035 098    153 312
---------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                                                Investments
                 -----------------------------------------------------------------
                       Government sector            Private sector
                 ------------------------------------------------------
                  Short-     Long-                Stock of
End of             term      term                  public
                 govern-    govern-             enterprises/
                   ment       ment                corpora-                 Foreign
                  stock      stock      Other      tions        Other      sector

                 (1168M)    (1169M)    (1170M)    (1171M)      (1172M)     (1173M)
----------------------------------------------------------------------------------

2004:Oct ....      41 126     22 981       13         789        28 156     26 628
     Nov ....      45 200     28 760       26         871        29 892     29 967
     Dec ....      44 947     27 563       43         848        30 507     29 212

2005 Jan ....      41 227     29 668       44         789        29 514     25 057
     Feb ....      40 865     17 143       44       1 176        31 566     27 125
     Mar ....      41 830     15 233       44         703        31 190     25 924
     Apr ....      46 331     15 462       31         541        32 257     24 049
     May ....      47 025     16 904       63         514        38 648     26 982
     Jun ....      44 147     17 599       86         576        37 741     26 418
     Jul ....      43 196     20 250       65         576        40 586     24 557
     Aug ....      44 026     20 487      128         563        39 150     18 791
     Sep ....      42 828     22 133      133         846        36 221     19 743
     Oct ....      43 944     19 976      176       1 610        36 538     16 140
     Nov ....      44 086     22 359      241       3 365        36 453     14 201
     Dec ....      47 400     21 041      148       4 134        35 845     15 518
----------------------------------------------------------------------------------

KB110

(1).  The Public Investment Commissioners was coporatised in April 2005 and the name changed to Public Corporation, resulting in the exclusion of the
      Corporation from the government sector. The figures were revised back to
      January 1996.

(2).  Including Public Investment Corporation from January 1996.

--------------------------------------------------------------------------------
S-10                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

BANKS AND MUTUAL BANKS
INSTALMENT SALE AND LEASING TRANSACTIONS(1)

R millions

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                              Leasing finance
                                                                         ----------------------------------------------------------
                                                    Instalment
Quarter-end balances according to                   sale credit
type of asset and agreement                   (Hire-purchase credit)          Financial leases               Operating leases
-----------------------------------------------------------------------------------------------------------------------------------
                                             2005/02  2005/03  2005/04   2005/02   2005/03   2005/04   2005/02   2005/03    2005/04
                                             --------------------------------------------------------------------------------------

Passenger cars:
    New                                        29543    31391    34396     13813     14970    16461       3631      4040       4512
    Used                                       35354    36389    36254      6678      7085     7425       1730      2053       2490

Minibuses                                        826      841      949       100       106      122          7         7         10

Trucks and other land transport equipment      26822    28007    30546      8235      8606     9031       1126      1280       1342

Aircraft, ships and boats                       3472     3011     3316       336       231      419         27        27         26

Agricultural machinery and equipment            2819     2745     2710       185       185      182         20        20         24

All household appliances such as
furniture, television and radio sets,
other electrical equipment, etc.                 107       89      100         6         4        4          3         3          3

Industrial, commercial and office equipment    14861    14929    16088      6247      5973     5422        872       920        893

Other goods                                     6968     7353     7542      2405      2272     1934        900       883        851

All goods                                     120772   124755   131901     38005     39432    41000       8316      9233      10151

-----------------------------------------------------------------------------------------------------------------------------------
According to type of purchaser/lessee        Non-incorporated farming            Individuals                       Other
-----------------------------------------------------------------------------------------------------------------------------------

                                             2005/02  2005/03  2005/04   2005/02   2005/03  2005/04    2005/02   2005/03    2005/04
                                             --------------------------------------------------------------------------------------

Instalment sale balances                        2139     2090     2674     66001     69850    73023      52632     52815      56205

Leasing balances                                 375      386      375     24747     27029    29679      21199     21250      21096
-----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------

Quarter-end balances according to                    Total assets
type of asset and agreement                            financed
                                             ----------------------------
                                             2005/02   2005/03    2005/04
                                             ----------------------------

Passenger cars:
    New                                        46987     50401      55369
    Used                                       43762     45527      46169

Minibuses                                        933       954       1081

Trucks and other land transport equipment      36183     37893      40919

Aircraft, ships and boats                       3835      3269       3761

Agricultural machinery and equipment            3024      2950       2916

All household appliances such as
furniture, television and radio sets,
other electrical equipment, etc.                 116        96        107

Industrial, commercial and office equipment    21980     21822      22403

Other goods                                    10273     10508      10327

All goods                                     167093    173420     183052

-------------------------------------------------------------------------
According to type of purchaser/lessee                    Total
-------------------------------------------------------------------------

                                             2005/02   2005/03    2005/04
                                             ----------------------------
Instalment sale balances                      120772    124755     131902

Leasing balances                               46321     48665      51150
-------------------------------------------------------------------------

KB111

(1).  Unearned finance charges excluded.

TERM LENDING RATES AND AMOUNTS PAID OUT BY BANKS

---------------------------------------------------------------------------------------------------------------
                                 Average rates on instalment sale
                                            agreements                   Paid out in respect of new business
                                 ------------------------------------------------------------------------------
Period            Term lending   New fixed rate    Adjustable rate    Instalment sale     Leasing
                  base rate(1)     agreements        agreements        transactions     transactions     Total
                       %               %                  %                 Rm               Rm           Rm

                    (1180M)         (1181M)            (1182M)            (1183M)         (1184M)       (1185M)
---------------------------------------------------------------------------------------------------------------

2004: Oct ....       11.00           13.14              10.79              6 365           2 253          8 618
      Nov ....       11.00           13.59              10.83              6 530           2 137          8 668
      Dec ....       10.75           12.93              11.13              6 255           2 192          8 447

2005  Jan ....         --            12.40              10.81              5 474           1 681          7 155
      Feb ....         --            12.29              10.84              6 368           2 097          8 466
      Mar ....         --            12.13              10.86              6 604           2 262          8 866
      Apr ....         --            11.75              10.30              6 521           1 996          8 517
      May ....         --            11.79              10.33              7 054           2 326          9 380
      Jun ....         --            11.76              10.26              7 427           2 364          9 790
      Jul ....         --            12.01              10.06              6 883           2 516          9 399
      Aug ....         --            12.09               9.98              7 346           2 664         10 010
      Sep ....         --            11.68              10.19              7 788           2 767         10 555
      Oct ....         --            11.70              10.30              7 286           2 691          9 977
      Nov ....         --            11.77              10.10              7 968           2 703         10 671
      Dec ....         --            12.07              10.51              7 266           2 872         10 139
---------------------------------------------------------------------------------------------------------------

KB112

(1).  The last contracts based on the Term Lending Base Rate matured in November
      2004, and as a result the rate has been phased out and the calculation thereof terminated with effect from 1 December 2004. The rate will no longer be distributed from the Banking Council at the end of each month.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-11

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

BANKS CONTINGENT LIABILITIES

R millions

---------------------------------------------------------------------------------------------------------------------------
                                                   Irrevocable                      Other       Aggregate   Notional amount
                                                   letters of                    contingent     net open    underlying all
                       Bills         Indemnities   credit and                    liabilities   position in     unexpired
End of             endorsed and          and       unutilised    Underwriting     and risk       foreign      derivatives
                  rediscounted(1)    guarantees    facilities     exposures       exposures    currencies      contracts

                      (1190M)          (1191M)       (1192M)       (1193M)         (1194M)       (1195M)        (1197M)
---------------------------------------------------------------------------------------------------------------------------

2001 ..........             346          58 817        28 401            13          3 140        2 651          6 554 299
2002 ..........             333          62 393        37 754            39          3 490        2 491          3 093 163
2003 ..........             275          62 700        45 375            --          5 227        1 516          6 925 718
2004 ..........             195          62 432        58 989            12          8 190        1 666          6 209 998
2005 ..........               2          76 404        97 012            46          9 560        2 294          7 922 866

2003:Jan ......             333          61 568        35 448            30          2 700        2 227          6 151 913
     Feb ......             331          61 243        36 930           110          3 703        1 746          7 147 085
     Mar ......             308          61 424        36 545             3          3 134        2 180          6 845 731
     Apr ......             306          60 796        37 931             3          3 033        2 019          6 716 388
     May ......             305          62 196        35 149             3          3 690        2 533          7 311 219
     Jun ......             304          62 857        36 316             0          3 745        2 116          6 786 810
     Jul ......             317          73 558        40 075             0          4 048        2 125          6 792 329
     Aug ......             317          60 896        37 500             0          4 630        1 782          6 880 058
     Sep ......             251          61 585        40 728             0          4 950        2 073          6 941 022
     Oct ......             250          61 743        40 694             0          5 024        1 491          7 334 983
     Nov ......             225          62 665        40 131             0          5 000        1 562          7 302 997
     Dec ......             275          62 700        45 375             0          5 227        1 516          6 925 718

2004:Jan ......             225          68 880        48 284             0          5 460        1 565          6 965 557
     Feb ......             224          77 799        47 141             0          5 580        2 038          6 481 755
     Mar ......             208          77 033        50 879             0          6 690        2 206          6 352 436
     Apr ......             212          79 925        53 622            --          7 149        2 418          6 448 588
     May ......             212          76 680        52 884            --          6 973        2 780          6 423 059
     Jun ......             210          68 172        48 836            --          7 577        2 400          6 368 319
     Jul ......             210          77 110        51 588            --          7 988        2 468          6 508 860
     Aug ......             210          67 862        52 469            --          7 774        2 754          6 771 299
     Sep ......             195          67 310        57 501            --          7 562        1 841          6 683 486
     Oct ......             194          64 220        56 767            --          7 681        1 677          6 911 117
     Nov ......             195          63 102        57 061            --          8 220        1 354          6 757 212
     Dec ......             195          62 432        58 989            12          8 190        1 666          6 209 998

2005:Jan ......             193          62 550        61 293            12          8 739        2 469          6 424 108
     Feb ......             193          63 162        65 401            12          9 137        2 181          6 567 892
     Mar ......               1          63 964        67 364            23          9 120        2 029          6 820 302
     Apr ......               1          64 027        68 338            25          9 505        2 300          7 769 259
     May ......               1          61 766        70 907            15          9 435        2 509          7 512 675
     Jun ......               1          64 170        72 555            15          9 499        2 301          7 447 754
     Jul ......               1          67 839        77 676            15          9 980        2 412          6 596 437
     Aug ......               0          68 971        79 450            32         11 402        2 135          7 359 590
     Sep ......               0          75 687        81 481            33         10 181        2 252          7 880 843
     Oct ......               2          76 175        94 497            50          9 928        2 906          7 956 149
     Nov ......               2          71 965        93 444            46          8 877        2 036          7 951 298
     Dec ......               2          76 404        97 012            46          9 560        2 294          7 922 866
---------------------------------------------------------------------------------------------------------------------------

KB113

(1).  From January 1992: Commercial paper, bills, promissory notes, call bonds and similar acknowledgements of debt endorsed.

--------------------------------------------------------------------------------
S-12                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

BANKS
CREDIT CARDS, CHEQUES AND ELECTRONIC TRANSACTIONS

--------------------------------------------------------------------------------------------------------------------------
                           Credit cards                           Cheques                     Electronic transactions
                  --------------------------------------------------------------------------------------------------------
                  Credit card purchases processed       Cheques processed by the              Electronic magnetic tape
                         during the period           automated clearing bureau(1,2)          transactions processed(2)
                  --------------------------------------------------------------------------------------------------------

Period             Number     Value       Value      Number      Value        Value       Number      Value       Value
                                        seasonally                          seasonally                          seasonally
                                         adjusted                            adjusted                            adjusted
                  Millions  R millions  R millions  Millions   R millions   R millions   Millions   R millions  R millions

                  (1260M)    (1261M)     (1261N)     (1262M)    (1263M)      (1263N)      (1264M)    (1265M)     (1265N)
--------------------------------------------------------------------------------------------------------------------------

2001 ..........    186.657      54 319      54 319    237.781   3 839 540    3 839 540    358.740    3 484 208   3 484 208
2002 ..........    193.170      62 942      62 942    187.442   1 708 618    1 708 618    387.576    1 889 455   1 889 455
2003 ..........    210.328      74 392      74 392    143.848   1 472 067    1 472 067    428.230    2 144 739   2 144 739
2004 ..........    240.965      89 396      89 396    127.496   1 474 893    1 474 893    481.384    2 561 657   2 561 657
2005 ..........    280.097     111 094     111 094    112.826   1 496 533    1 496 533    532.225    2 986 988   2 986 988

2003:Jan ......     16.863       5 721       5 654     12.112     116 392      132 724     33.054      155 257     169 299
     Feb ......     15.077       5 264       5 775     12.100     117 429      134 320     33.586      159 547     174 526
     Mar ......     16.532       5 823       5 791     12.654     122 237      118 448     33.516      163 126     165 785
     Apr ......     16.715       5 794       6 047     11.688     117 394      127 532     34.562      166 492     183 266
     May ......     17.167       6 095       6 086     12.176     122 328      123 644     35.969      174 592     181 181
     Jun ......     17.072       5 822       6 047     11.524     118 350      113 594     34.932      174 819     170 111
     Jul ......     17.833       6 314       6 355     12.373     127 446      122 858     36.563      187 970     187 967
     Aug ......     16.732       6 016       6 126     11.581     121 347      119 650     35.074      178 070     173 951
     Sep ......     17.767       6 409       6 726     11.919     127 312      122 349     36.832      188 739     185 553
     Oct ......     18.216       6 514       6 401     12.558     132 722      115 893     38.208      199 605     177 564
     Nov ......     17.408       6 401       6 269     11.351     118 277      114 741     36.314      186 784     172 797
     Dec ......     22.947       8 219       6 957     11.812     130 832      130 945     39.621      209 739     201 850

2004:Jan ......     19.101       6 579       6 524     10.264     109 715      125 127     36.009      175 054     191 019
     Feb ......     17.354       6 200       6 813     10.614     115 553      132 340     36.282      184 926     204 554
     Mar ......     19.937       7 303       7 370     11.814     129 287      125 444     40.814      217 668     221 493
     Apr ......     19.102       6 855       7 095     10.006     112 647      122 082     39.132      195 098     215 652
     May ......     19.071       6 994       6 992     10.993     120 107      121 738     40.249      207 896     218 108
     Jun ......     19.484       7 123       7 449     10.783     122 465      119 781     39.870      212 395     214 342
     Jul ......     20.440       7 628       7 612     10.606     127 164      122 759     41.008      219 795     213 606
     Aug ......     20.263       7 541       7 707     10.495     122 962      120 063     39.965      217 777     215 864
     Sep ......     20.273       7 534       7 876     10.374     123 135      117 841     40.834      220 559     213 533
     Oct ......     20.601       7 758       7 646     10.437     124 565      106 918     41.412      222 513     194 736
     Nov ......     21.173       8 310       8 240     10.872     134 446      131 582     42.401      241 116     227 137
     Dec ......     24.169       9 570       7 906     10.237     132 847      133 396     43.409      246 860     228 808

2005:Jan ......     20.140       7 540       7 658      8.916     110 947      126 000     40.085      205 827     226 528
     Feb ......     20.247       7 567       8 324      9.442     117 235      130 696     41.385      217 656     237 584
     Mar ......     22.977       8 905       8 962      9.881     125 498      123 527     43.581      236 446     238 623
     Apr ......     23.248       9 612       9 866      9.470     118 346      128 638     43.038      233 720     252 993
     May ......     23.109       8 963       8 988      9.720     124 638      126 657     44.134      241 749     248 987
     Jun ......     22.144       8 778       9 176      9.455     126 100      124 760     43.921      246 462     250 968
     Jul ......     21.828       8 797       8 685      9.054     122 488      118 638     43.566      246 911     239 380
     Aug ......     24.039       9 414       9 680      9.629     130 741      128 565     45.574      265 234     263 240
     Sep ......     23.594       9 620      10 070      9.491     132 099      129 324     45.981      267 274     261 548
     Oct ......     23.982       9 623       9 559      9.252     127 058      112 518     45.411      264 274     241 758
     Nov ......     25.278      10 304      10 051      9.674     130 689      125 588     46.822      276 790     261 148
     Dec ......     29.512      11 971       9 872      8.841     130 695      124 273     48.726      284 645     260 550
--------------------------------------------------------------------------------------------------------------------------

KB117

(1).  Including magnetic ink character recognition (M.I.C.R.), as well as code line clearing transactions from July 1997.

(2).  Risk reduction measures and changes in the processing of cheques and electronic transactions have affected the figures in these columns from
      January 2002.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-13

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

BANKS AND MUTUAL BANKS
LIQUID ASSETS AND CASH RESERVES

R millions

--------------------------------------------------------------------------------------------------------------------------
                                                               Liquid assets
                  --------------------------------------------------------------------------------------------------------
                                           Reserve
                                         and clearing
                                           account
                                           balances
Period            Bank notes  Gold coin   held with               Govern-    Reserve
                  and subsi-     and     the Reserve    Treasury    ment       Bank     Land Bank     Total     Required
                  diary coin   bullion     Bank(1)       bills    stock(2)  securities    bills    holdings(3) holdings(4)

                   (1240M)     (1241M)     (1242M)      (1244M)   (1245M)    (1246M)     (1247M)     (1250M)     (1251M)
--------------------------------------------------------------------------------------------------------------------------

2001 ..........         725         5            8       14 112    23 473       857       1 745       40 926      36 143
2002 ..........       2 427         9            6       13 710    25 962     3 186       1 043       46 342      42 615
2003 ..........       4 682         6            2       16 796    31 633     5 349         722       59 191      52 782
2004 ..........       6 976         3            4       18 963    36 243     3 812         698       66 699      56 791
2005 ..........       8 570        --            6       24 445    35 445     6 515         750       75 731      65 470

2003:Jan ......       4 663         8            2       15 034    26 938     3 370         881       50 895      48 337
     Feb ......       4 061         8            2       16 983    28 345     4 499         851       54 749      49 414
     Mar ......       3 740         7            1       17 794    27 548     4 753         798       54 640      49 969
     Apr ......       3 868         7            2       18 456    27 946     5 083         679       56 040      51 811
     May ......       4 202         8            2       17 698    30 877     5 743         724       59 252      51 732
     Jun ......       3 794         6            2       15 906    29 030    12 542         698       61 976      53 549
     Jul ......       3 713         4            2       15 139    30 310    10 777         675       60 620      53 458
     Aug ......       4 588         3            2       15 693    35 370     4 445         633       60 734      53 418
     Sep ......       5 594         4            2       16 623    34 085     4 546         661       61 515      53 718
     Oct ......       5 860         4            3       16 830    35 120     3 790         679       62 286      55 444
     Nov ......       5 891         5            3       17 292    36 979     1 990         693       62 852      56 391
     Dec ......       6 204         6            3       18 111    37 051     2 656         696       64 727      56 140

2004:Jan ......       7 894         6            3       19 873    36 407     2 297         760       67 240      56 008
     Feb ......       6 275         5            3       21 561    33 996     3 824         766       66 430      56 138
     Mar ......       5 872         4            4       22 117    34 865     1 772         759       65 393      54 570
     Apr ......       6 399         1            3       21 419    34 066     1 605         697       64 190      55 285
     May ......       6 875         1            4       18 981    34 334     5 400         648       66 243      54 530
     Jun ......       6 190         1            4       18 351    35 443     6 331         645       66 964      54 537
     Jul ......       6 115        20            4       17 140    39 396     5 025         596       68 295      55 980
     Aug ......       6 294         0           -2       16 657    38 377     4 031         604       65 960      56 238
     Sep ......       8 098         0           -1       16 814    35 384     3 523         613       64 432      57 006
     Oct ......       7 915         0            1       17 157    36 362     2 655         728       64 818      58 686
     Nov ......       7 816         0           14       18 133    38 840     4 138         755       69 698      60 536
     Dec ......       7 971         0            7       19 350    37 447     5 139         808       70 722      61 983

2005:Jan ......      10 406         0            4       20 179    36 759     5 758         809       73 915      61 921
     Feb ......       8 243         0            2       20 988    32 460     6 683         813       69 189      63 494
     Mar ......       8 022         0            4       24 831    31 721     5 970         815       71 363      63 106
     Apr ......       9 041         0            8       25 486    33 395     6 821         799       75 550      63 372
     May ......       8 537         0            9       25 078    34 911     5 033         767       74 335      63 872
     Jun ......       8 481         0            7       24 061    35 382     5 762         715       74 408      64 968
     Jul ......       8 365         0           19       24 647    35 664     6 362         669       75 726      66 229
     Aug ......       7 874         0            6       25 141    35 853     6 353         671       75 897      66 936
     Sep ......       8 433         0            4       24 317    36 766     9 107         747       79 374      67 457
     Oct ......       8 285         0            4       25 122    36 330     7 450         753       77 944      67 502
     Nov ......       8 427         0           50       25 957    37 437     7 236         755       79 862      67 858
     Dec ......       8 729         0          -42       27 530    38 661     5 650         684       81 213      68 931
--------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
                                   Cash reserves(5)
                  ---------------------------------------------------
                                                 Less:
                                              Qualifying     Minimum
                                               amount of     reserve
                                   Rand       SARB notes     balance
                    Banks'     requirement     and coin       to be
Period            liabilities    (2,5% of     held during   held with
                      as          banks'       reporting     Reserve
                   adjusted    liabilities)      month       Bank(6)

                    (1252M)      (1253M)        (1254M)      (1255M)
---------------------------------------------------------------------

2001 ..........       676 491        16 912         6 434      10 478
2002 ..........       774 713        19 368         4 634      14 733
2003 ..........       765 444        19 136         3 089      16 047
2004 ..........       820 939        20 523         1 209      19 314
2005 ..........       972 313        24 308            --      24 308

2003:Jan ......       749 396        18 735         3 869      14 865
     Feb ......       764 471        19 112         3 627      15 484
     Mar ......       783 691        19 592         3 753      15 839
     Apr ......       770 879        19 272         4 238      15 034
     May ......       768 703        19 217         3 933      15 284
     Jun ......       758 599        18 965         3 685      15 280
     Jul ......       747 885        18 697         3 690      15 007
     Aug ......       759 501        18 987         1 818      17 170
     Sep ......       760 031        19 001         1 925      17 075
     Oct ......       767 396        19 185         1 916      17 269
     Nov ......       773 474        19 337         1 942      17 395
     Dec ......       781 296        19 532         2 675      16 857

2004:Jan ......       770 018        19 250         2 132      17 118
     Feb ......       785 746        19 643         1 918      17 726
     Mar ......       777 623        19 440         2 159      17 281
     Apr ......       804 946        20 123         2 298      17 825
     May ......       799 505        19 987         2 018      17 969
     Jun ......       803 681        20 092         2 019      18 073
     Jul ......       827 715        20 693         1 967      18 726
     Aug ......       819 832        20 496            --      20 496
     Sep ......       825 811        20 645            --      20 645
     Oct ......       856 507        21 413            --      21 413
     Nov ......       882 216        22 055            --      22 055
     Dec ......       897 668        22 442            --      22 442

2005:Jan ......       888 168        22 204            --      22 204
     Feb ......       903 960        22 599            --      22 599
     Mar ......       910 415        22 760            --      22 760
     Apr ......       934 163        23 354            --      23 354
     May ......       954 817        23 870            --      23 870
     Jun ......       962 425        24 060            --      24 060
     Jul ......       979 533        24 488            --      24 488
     Aug ......       992 801        24 820            --      24 820
     Sep ......     1 007 581        25 189            --      25 189
     Oct ......     1 020 074        25 502            --      25 502
     Nov ......     1 039 210        25 980            --      25 980
     Dec ......     1 074 610        26 865            --      26 865
---------------------------------------------------------------------

KB116

(1).  From April 1993 only that part of the reserve balance in excess of the minimum cash reserve requirement can be utilised as liquid assets.

(2).  As from 18 October 2000 all government stock qualifies as liquid assets, irrespective of maturity.

(3).  Total holdings include very small amounts of other liquid assets.

(4).  From April 1993 the liquid asset requirement has been set at 5 per cent of banks' liabilities, as per notice R696 in Government Gazette 14763 of 28
      April 1993.

(5).  From April 1998 the minimum cash reserve requirement was set at 2(1)/2 per cent of banks' liabilities but banks' vault cash holdings qualified in full as part of cash reserves, as per notice R572 in Government Gazette
      18810 of April 1998. From September 2001, only 75 per cent of the banks'
      vault cash holdings qualified as cash reserves, and subsequently the qualifying portion was reduced by 25 percentage points each year. In
      September 2004 the concession was fully phased out.

(6).  The minimum reserve balance calculated in respect of a specific month and shown opposite that month has to be held on deposit with the Reserve Bank from the 15th working day of the following month. For example, the banks'
      liabilities and cash holdings during August give rise to a minimum reserve balance reported opposite August in the table but only held with the
      Reserve Bank from the 15th working day of September.

--------------------------------------------------------------------------------
S-14                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

MUTUAL BANKS(2) AND THE POSTBANK
LIABILITIES

R millions
----------------------------------------------------------------------
                                      Mutual banks
                  ----------------------------------------------------
                                        Deposits
                  ----------------------------------------------------
                                            Other
End of                                    short and    Long
                  Transmission  Savings  medium term   term     Total

                     (1200M)    (1201M)    (1202M)    (1203M)  (1204M)
----------------------------------------------------------------------
2003 ..........             1       137         148      176      462
2004 ..........             1       153         187      202      543
2005 ..........             1       164         231      226      622

2005:Jan ......             1       154         183      199      538
     Feb ......             1       154         188      203      545
     Mar ......             1       156         196      205      558
     Apr ......             1       159         211      202      574
     May ......             1       164         221      199      586
     Jun ......             1       167         220      208      596
     Jul ......             1       169         224      209      603
     Aug ......             1       170         224      222      618
     Sep ......             1       174         223      224      622
     Oct ......             1       181         219      228      629
     Nov ......             1       177         218      234      629
     Dec ......             1       164         231      226      622
----------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                          Mutual banks                               Postbank
                  ----------------------------------------------------------------------------
                      Other        Total      Gross
                   liabilities  liabilities  capital
End of                to the      to the       and        Other        Total
                      public      public     reserves  liabilities  liabilities    Deposits(1)

                     (1205M)      (1206M)    (1207M)     (1208M)      (1210M)        (1209M)
----------------------------------------------------------------------------------------------

2003 ..........            1        463          69         17           549           1 589
2004 ..........            1        545          73         13           630           1 829
2005 ..........            1        624          85         14           722           1 879

2005:Jan ......            1        539          72         13           625           1 763
     Feb ......            2        547          73         13           633           1 815
     Mar ......            2        560          73         14           646           1 841
     Apr ......            2        575          74         14           663           1 865
     May ......            2        588          74         14           676           1 895
     Jun ......            2        598          75         14           686           1 907
     Jul ......            2        605          83         13           701           1 928
     Aug ......            2        620          83         14           717           1 954
     Sep ......            2        624          84         13           721           1 973
     Oct ......            2        630          84         13           728           2 035
     Nov ......            2        631          84         14           729           2 037
     Dec ......            1        624          85         14           722           1 879
----------------------------------------------------------------------------------------------

KB114

(1).  Deposits include the Savings Bank, Telebank, Savings Bank Certificate
      Accounts, National Savings Certificates and Senior Citizen deposits.

(2).  Mutual building societies until December 1993.

MUTUAL BANKS(1) AND THE POSTBANK
ASSETS

R millions

--------------------------------------------------------------------------------------------------------------------------------
                                                                   Mutual banks
--------------------------------------------------------------------------------------------------------------------------------
                   Claims on the private sector                 Claims on the government     Claims on the monetary sector
                                                                     sector
                  --------------------------------------------------------------------------------------------------------------
End of                                                                                                                Land Bank
                                                                              Government  Central bank                bills and
                  Mortgage   Other     Bankers'      Stocks      Treasury       stock        money        Deposits    promissory
                  advances  advances  acceptances  and shares     bills       and other      & gold      with banks     notes

                  (1220M)   (1221M)     (1222M)     (1223M)      (1224M)       (1225M)      (1232M)       (1227M)      (1228M)
--------------------------------------------------------------------------------------------------------------------------------

2003 ..........        223       130          --           13          29            --            12           133           --
2004 ..........        228       173          --           14          32            --            13           163           --
2005 ..........        276       216          --           15          34            --            16           157           --

2005:Jan ......        230       176          --           14          32            --            13           153           --
     Feb ......        231       179          --           14          32            --            13           158           --
     Mar ......        235       181          --           15          33            --            13           163           --
     Apr ......        241       185          --           15          33            --            13           169           --
     May ......        237       186          --           15          33            --            13           185           --
     Jun ......        241       191          --           15          34            --            13           184           --
     Jul ......        247       198          --           15          34            --            13           186           --
     Aug ......        254       203          --           15          34            --            14           190           --
     Sep ......        257       211          --           15          34            --            14           182           --
     Oct ......        265       213          --           15          34            --            14           177           --
     Nov ......        274       214          --           15          34            --            15           168           --
     Dec ......        276       216          --           15          34            --            16           157           --
--------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------
                     Mutual banks         Postbank
----------------------------------------------------
End of
                                          Claims on
                   Other      Total      the private
                  assets      assets        sector

                  (1229M)    (1231M)       (1230M)
----------------------------------------------------

2003 ..........        8        549           1 589
2004 ..........        7        630           1 829
2005 ..........        8        722           1 879

2005:Jan ......        7        625           1 763
     Feb ......        7        633           1 815
     Mar ......        7        646           1 841
     Apr ......        7        663           1 865
     May ......        7        676           1 895
     Jun ......        7        686           1 907
     Jul ......        7        701           1 928
     Aug ......        7        717           1 954
     Sep ......        7        721           1 973
     Oct ......        8        728           2 035
     Nov ......        8        729           2 037
     Dec ......        8        722           1 879
----------------------------------------------------

KB115

(1).  Mutual building societies until December 1993.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-15

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

LAND AND AGRICULTURAL BANK OF SOUTH AFRICA
LIABILITIES

R millions

------------------------------------------------------------------------------------------------------------------------------------
                               Deposits
                  ----------------------------------
                                                         Bank
                             Other                    overdrafts               Land
                           short and                     and        Land       Bank        Land     Capital
End of              Call    medium     Long           overnight     Bank    promissory     Bank       and       Other       Total
                   money     term      term   Total     loans       bills     notes     debentures  reserves liabilities liabilities

                  (1270M)   (1271M)  (1272M) (1273M)   (1274M)     (1275M)   (1276M)     (1277M)    (1278K)    (1279K)     (1280K)
------------------------------------------------------------------------------------------------------------------------------------

2001 ..........      545         --      --     545        635      1 112       9 012       3 401     3 601        193       18 498
2002 ..........      618         --      --     618        712        946       9 531       2 333     3 576        225       17 941
2003 ..........      763         --      --     763        299        604      11 158       2 631     4 767        144       20 365
2004 ..........      841         --      --     841        412        812      13 151       3 270     2 456         --       20 942
2005 ..........      716         --      --     716        497        673      12 143       3 270     2 622         --       19 922

2003:Jan ......      643         --      --     643        790        934       9 631       2 336       ...        ...          ...
     Feb ......      697         --      --     697        639        909       9 614       2 376       ...        ...          ...
     Mar ......      735         --      --     735        635        859       9 942       2 400     3 486        249       18 306
     Apr ......      662         --      --     662        635        693      10 479       2 410       ...        ...          ...
     May ......      601         --      --     601        627        744      10 476       2 489       ...        ...          ...
     Jun ......      806         --      --     806        627        608      10 811       2 623     2 812        175       18 462
     Jul ......      808         --      --     808        427        707      10 884       2 624       ...        ...          ...
     Aug ......      802         --      --     802        325        643      12 041       2 819       ...        ...          ...
     Sep ......      806         --      --     806        310        646      11 545       2 505     3 740        144       19 695
     Oct ......      857         --      --     857        291        689      11 047       2 387       ...        ...          ...
     Nov ......      773         --      --     773        291        703      11 128       2 603       ...        ...          ...
     Dec ......      763         --      --     763        299        604      11 158       2 631     4 767        144       20 365

2004:Jan ......      846         --      --     846        299        782      11 280       2 609       ...        ...          ...
     Feb ......      898         --      --     898        386        772      10 997       2 561       ...        ...          ...
     Mar ......      890         --      --     890        382        772      11 573       2 630     4 599        145       20 991
     Apr ......      890         --      --     890        382        772      11 573       2 630       ...        ...          ...
     May ......      844         --      --     844        442        548      11 468       1 618       ...        ...          ...
     Jun ......      831         --      --     831        429        649      11 729       1 595     4 579        122       19 934
     Jul ......      811         --      --     811        423        604      12 466       2 840       ...        ...          ...
     Aug ......      787         --      --     787        383        603      13 033       2 840       ...        ...          ...
     Sep ......      781         --      --     781        377        616      12 876       2 840     2 631         --       20 122
     Oct ......      811         --      --     811        362        734      12 609       3 019       ...        ...          ...
     Nov ......      802         --      --     802        362        739      11 955       3 164       ...        ...          ...
     Dec ......      841         --      --     841        412        812      13 151       3 270     2 456         --       20 942

2005:Jan ......      817         --      --     817        412        819      13 021       3 270       ...        ...          ...
     Feb ......      893         --      --     893        412        821      12 969       3 270       ...        ...          ...
     Mar ......      856         --      --     856        412        819      12 890       3 270     2 622         --       20 870
     Apr ......      994         --      --     994        415        813      12 058       3 270       ...        ...          ...
     May ......      975         --      --     975        415        803      11 804       3 270       ...        ...          ...
     Jun ......    1 030         --      --   1 030        415        718      11 682       3 270     2 422         --       19 536
     Jul ......      831         --      --     831        415        677      10 884       3 270       ...        ...          ...
     Aug ......      756         --      --     756        415        677      10 849       3 270       ...        ...          ...
     Sep ......      737         --      --     737        424        766      11 291       3 270     2 622         --       19 111
     Oct ......      759         --      --     759        450        762      10 746       3 270       ...        ...          ...
     Nov ......      733         --      --     733        438        762      10 026       3 270       ...        ...          ...
     Dec ......      716         --      --     716        497        673      12 143       3 270     2 622         --       19 922
------------------------------------------------------------------------------------------------------------------------------------

KB118

--------------------------------------------------------------------------------
S-16                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

LAND AND AGRICULTURAL BANK OF SOUTH AFRICA
ASSETS

R millions

----------------------------------------------------------------------------------------------------------------------------
                                                             Loans and advances
                 -----------------------------------------------------------------------------------------------------------
                                  Short term                                       Long term
                 -----------------------------------------------------------------------------------------------------------
                             Cash credit advances                    Mortgage loans
                 -----------------------------------------------------------------------
                                                                                              Other                  Total
                                   Co-      Control                              Co-         loans to              loans and
End of           Individuals   operatives    boards    Total    Individuals   operatives   individuals    Total    advances

                   (1290M)       (1291M)    (1292M)   (1293M)     (1294M)      (1295M)       (1296M)     (1297M)    (1298M)
----------------------------------------------------------------------------------------------------------------------------

2001 .........        1 482         6 986       --     8 468         5 947          808         1 672     8 427       16 895
2002 .........        1 107         7 462       --     8 569         5 486          792         1 399     7 677       16 246
2003 .........        1 186         8 934       --    10 121         5 251          860         1 390     7 502       17 623
2004 .........          981         9 495       --    10 476         5 038        2 078         1 002     8 118       18 594
2005 .........          842         9 270       --    10 112         4 638        1 382           922     6 943       17 055

2003:Jan .....        1 135         7 030       --     8 165         5 490          794         1 393     7 676       15 841
     Feb .....        1 140         6 872       --     8 012         5 486          793         1 394     7 673       15 685
     Mar .....        1 139         7 180       --     8 320         5 509          786         1 398     7 692       16 012
     Apr .....        1 108         7 389       --     8 497         5 536          794         1 406     7 735       16 233
     May .....        1 119         7 286       --     8 406         5 530          809         1 411     7 750       16 156
     Jun .....        1 086         8 210       --     9 296         5 467          823         1 390     7 679       16 975
     Jul .....        1 068         8 109       --     9 177         5 421          825         1 394     7 640       16 817
     Aug .....        1 230         8 309       --     9 539         5 377          834         1 399     7 610       17 149
     Sep .....        1 201         7 927       --     9 129         5 354          836         1 393     7 582       16 711
     Oct .....        1 174         7 826       --     9 000         5 327          843         1 390     7 560       16 560
     Nov .....        1 194         8 221       --     9 415         5 309          870         1 390     7 570       16 985
     Dec .....        1 186         8 934       --    10 121         5 251          860         1 390     7 502       17 623

2004:Jan .....        1 176         8 944       --    10 120         5 236          862         1 398     7 496       17 616
     Feb .....          949         8 784       --     9 733         4 916          678           931     6 526       16 258
     Mar .....        1 193         8 466       --     9 658         4 948          673           903     6 525       16 183
     Apr .....        1 179         9 200       --    10 379         4 904          689           927     6 521       16 899
     May .....        1 172         9 385       --    10 557         4 886          724           924     6 534       17 092
     Jun .....        1 172         9 385       --    10 557         4 886          724           924     6 534       17 092
     Jul .....          818         9 521       --    10 339         4 818          650           929     6 397       16 736
     Aug .....        1 142         9 234       --    10 376         4 832          648           935     6 415       16 791
     Sep .....        1 148         9 716       --    10 864         4 822          949           948     6 719       17 584
     Oct .....        1 227         9 171       --    10 398         4 809          926           961     6 697       17 095
     Nov .....        1 275         8 469       --     9 744         4 821        2 135           990     7 946       17 691
     Dec .....          981         9 495       --    10 476         5 038        2 078         1 002     8 118       18 594

2005:Jan .....          869         9 447       --    10 316         5 070        2 179         1 082     8 331       18 647
     Feb .....          883         9 551       --    10 434         5 070        2 209         1 220     8 499       18 934
     Mar .....          799        10 981       --    11 780         5 052          993           853     6 898       18 678
     Apr .....          761         9 926       --    10 687         5 032        2 040           901     7 974       18 661
     May .....          843         9 432       --    10 275         4 999        2 053           908     7 960       18 235
     Jun .....          837         9 455       --    10 292         4 943        1 249           926     7 118       17 409
     Jul .....          829         9 334       --    10 163         4 912        1 281           927     7 120       17 283
     Aug .....          824         9 521       --    10 345         4 863        1 341           934     7 137       17 482
     Sep .....          828         9 235       --    10 063         4 792        1 402           930     7 124       17 187
     Oct .....          813         8 786       --     9 599         4 748        1 413           933     7 094       16 693
     Nov .....          830         8 929       --     9 760         4 663        1 402           931     6 997       16 756
     Dec .....          842         9 270       --    10 112         4 638        1 382           922     6 943       17 055
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------
                                             Cash credit
                                              advances,
                      Other       Total      seasonally
End of                assets     assets       adjusted

                     (1299K)     (1300K)       (1301M)
--------------------------------------------------------

2001 .........        1 603       18 498           8 090
2002 .........        1 695       17 941           8 109
2003 .........        2 743       20 365           9 797
2004 .........        2 348       20 942          10 041
2005 .........        2 867       19 922           9 687

2003:Jan .....          ...          ...           8 209
     Feb .....          ...          ...           8 247
     Mar .....        2 294       18 306           8 175
     Apr .....          ...          ...           8 407
     May .....          ...          ...           8 141
     Jun .....        1 486       18 462           8 700
     Jul .....          ...          ...           9 149
     Aug .....          ...          ...           9 583
     Sep .....        2 985       19 695           9 417
     Oct .....          ...          ...           9 612
     Nov .....          ...          ...           9 722
     Dec .....        2 743       20 365           9 797

2004:Jan .....          ...          ...          10 105
     Feb .....          ...          ...           9 849
     Mar .....        4 808       20 991           9 399
     Apr .....          ...          ...          10 198
     May .....          ...          ...          10 467
     Jun .....        2 842       19 934           9 852
     Jul .....          ...          ...          10 407
     Aug .....          ...          ...          10 381
     Sep .....        2 538       20 122          11 462
     Oct .....          ...          ...          11 078
     Nov .....          ...          ...          10 128
     Dec .....        2 348       20 942          10 041

2005:Jan .....          ...          ...          10 217
     Feb .....          ...          ...          10 537
     Mar .....        2 192       20 870          11 728
     Apr .....          ...          ...          10 530
     May .....          ...          ...          10 023
     Jun .....        2 328       19 737           9 717
     Jul .....          ...          ...          10 193
     Aug .....          ...          ...          10 444
     Sep .....        1 723       18 910          10 534
     Oct .....          ...          ...          10 051
     Nov .....          ...          ...          10 189
     Dec .....        2 867       19 922           9 687
--------------------------------------------------------

KB119

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-17

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

MONETARY SECTOR(1)
LIABILITIES

R millions

------------------------------------------------------------------------------------------------------------------------------------
                                                        Deposits of domestic private sector, local authorities and public
                   Coin and bank notes(2)                                  enterprises/corporations(3)
                --------------------------------------------------------------------------------------------------------------------
                                                                                                Medium-term
                                                                                             ----------------
End of                                         Cheque and    Other   Short-term    Other
                 Coin    Bank notes   Total   transmission  demand    savings    short-term  Savings    Other   Long-term    Total

                (1310M)   (1311M)    (1312M)    (1313M)     (1314M)   (1315M)     (1316M)    (1317M)   (1318M)   (1319M)    (1320M)
------------------------------------------------------------------------------------------------------------------------------------

2001 ........     1 293     23 990    25 283       150 852  139 421     35 433      75 309      110    117 648    62 220     580 993
2002 ........     1 444     27 771    29 216       167 765  161 271     37 526      94 270       45    142 529    83 196     686 602
2003 ........     1 791     31 924    33 715       185 240  168 833     45 377     130 529       45    169 714    74 594     774 332
2004 ........     1 957     37 123    39 080       205 378  177 036     51 191     135 789       43    210 222    95 410     875 069
2005 ........     3 268     40 151    43 419       248 533  211 101     57 626     163 012      235    237 051   135 264   1 042 600

2003:Jan ....     1 647     27 504    29 151       156 207  161 686     37 023      93 098       44    162 311    82 651     693 020
     Feb ....     1 681     28 007    29 689       158 484  157 047     37 211      87 556       44    176 316    84 292     700 949
     Mar ....     1 581     27 517    29 098       158 248  165 516     37 294      88 430       45    172 390    87 177     709 100
     Apr ....     1 457     28 198    29 655       155 682  161 633     38 023     112 808       45    173 468    82 874     724 533
     May ....     1 743     28 645    30 389       148 865  156 603     40 456     110 651       46    193 394    80 861     730 877
     Jun ....     1 783     28 222    30 005       157 664  149 082     41 097     114 579       47    192 002    83 888     738 360
     Jul ....     1 773     28 132    29 905       156 142  150 363     42 144     121 170       50    189 200    83 580     742 649
     Aug ....     1 800     30 165    31 965       159 020  148 708     42 578     124 211       50    183 492    76 676     734 735
     Sep ....     1 803     29 028    30 831       173 723  157 517     43 131     124 927       51    176 520    77 519     753 388
     Oct ....     1 813     30 390    32 203       165 784  161 695     43 901     123 973       52    183 503    76 108     755 015
     Nov ....     1 884     33 147    35 031       175 906  162 737     45 085     106 594       47    195 664    80 027     766 059
     Dec ....     1 791     31 924    33 715       185 240  168 833     45 377     130 529       45    169 714    74 594     774 332

2004:Jan ....     1 670     32 877    34 547       179 539  177 969     44 558     126 910       49    171 289    78 963     779 277
     Feb ....     1 716     33 759    35 476       197 195  182 987     45 298     107 969       41    187 807    85 437     806 734
     Mar ....     1 584     32 387    33 971       181 551  186 714     45 900     125 029       42    175 334    95 525     810 094
     Apr ....     1 677     33 899    35 576       184 687  175 031     46 462     126 363       50    182 576    99 748     814 916
     May ....     1 617     33 627    35 244       182 211  171 632     46 760     126 998       44    185 282    97 368     810 296
     Jun ....     1 689     33 511    35 201       190 157  177 951     47 295     133 130       46    165 243   105 882     819 703
     Jul ....     1 930     35 296    37 225       181 823  173 453     47 703     124 928       47    183 478   108 534     819 967
     Aug ....     1 909     34 193    36 102       193 588  177 296     48 168     129 517       49    182 106   106 977     837 702
     Sep ....     1 957     34 631    36 588       197 861  185 717     48 855     117 788       51    203 568   106 695     860 534
     Oct ....     2 033     37 209    39 242       190 029  186 080     49 335     130 208      304    212 345   102 035     870 336
     Nov ....     2 018     37 038    39 056       196 434  184 382     51 167      86 226       45    248 027   108 271     874 551
     Dec ....     1 957     37 123    39 080       205 378  177 036     51 191     135 789       43    210 222    95 410     875 069

2005:Jan ....     1 997     37 000    38 997       198 080  180 465     50 027     129 500       45    222 166    99 910     880 193
     Feb ....     2 267     37 071    39 338       206 657  187 383     50 504     135 866       43    222 215   106 331     909 000
     Mar ....     2 167     36 737    38 904       203 618  191 633     50 969     140 692       82    210 743   111 036     908 772
     Apr ....     2 231     38 799    41 030       220 230  194 303     50 580     145 648       83    218 323   107 748     936 915
     May ....     2 206     36 925    39 130       212 399  194 638     51 471     148 959       91    219 140   117 258     943 957
     Jun ....     2 239     37 672    39 911       221 136  197 238     53 854     144 418      108    219 826   124 394     960 974
     Jul ....     2 295     39 974    42 269       226 817  194 618     53 164     151 013      113    230 053   129 383     985 161
     Aug ....     2 260     37 775    40 035       234 288  215 508     53 860     144 003       58    228 190   123 852     999 759
     Sep ....     2 305     39 796    42 101       239 327  218 610     55 039     148 874       60    222 945   121 319   1 006 174
     Oct ....     2 311     40 043    42 354       234 584  214 946     55 588     166 350       56    215 898   124 565   1 011 987
     Nov ....     2 302     40 916    43 219       237 327  216 773     57 725     121 656       57    258 251   128 817   1 026 606
     Dec ....     3 268     40 151    43 419       248 533  211 101     57 626     163 012      235    237 051   135 264   1 052 821
------------------------------------------------------------------------------------------------------------------------------------

KB120

(1).  A consolidation of the balance sheets of institutions within the monetary sector, i.e. the South African Reserve Bank, the former National Finance
      Corporation, Corporation for Public Deposits and the so-called "pooled"
      funds of the former Public Debt Commissioners, the Land Bank, Postbank, private banking institutions (including the former banks, discount houses and equity building societies) and mutual building societies. Coin in circulation is included in this consolidation.

(2).  In circulation outside the monetary sector.

(3).  Deposits of the private non-monetary sector (including Public Investment
      Corporation from January 1996). Foreign deposits and government deposits are excluded.

(4).  "Government" consists of the South African Central Government (including the former Public Debt Commissioners up to December 1995, but excluding the Public Investment Corporation, Transnet, Sapos and Telkom) and
      provincial governments. All transfers to the Stabilisation Account are also included, as are deposits of the International Monetary Fund with the
      South African Reserve Bank arising from drawings on the super reserve tranche or reserve tranche.

--------------------------------------------------------------------------------
S-18                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

MONETARY SECTOR(1)
LIABILITIES

R millions

------------------------------------------------------------------------------------------------------------------------
                                  Foreign liabilities             Capital and reserves
                             -------------------------------------------------------------
                Government   Reserve Bank                                                       Other           Total
End of          deposits(4)    and CPD     Other     Total    Domestic  Foreign    Total     liabilities     liabilities

                  (1506M)      (1339M)    (1507M)   (1508M)    (1334K)  (1335K)   (1336K)      (1509K)         (1338K)
------------------------------------------------------------------------------------------------------------------------

 2001 .......       35 789        48 893   98 811   147 704     83 443    1 486    84 929        205 843       1 080 541
 2002 .......       26 732        22 936   57 812    80 747     90 370    1 245    91 614        208 971       1 123 881
 2003 .......       58 396        20 883   66 947    87 830     94 473    2 734    97 207        307 779       1 359 259
 2004 .......       73 438        21 557   66 620    88 177    108 427    2 368   110 795        314 913       1 501 472
 2005 .......      105 344        24 638   77 945   102 583    119 780    2 330   122 110        280 411       1 706 688

2003:Jan ....       32 892        22 253   70 199    92 452        ...      ...       ...            ...             ...
     Feb ....       26 377        21 106   72 655    93 761        ...      ...       ...            ...             ...
     Mar ....       34 377        20 290   66 907    87 197     90 701    1 710    92 411        290 548       1 242 731
     Apr ....       32 975        19 013   74 618    93 631        ...      ...       ...            ...             ...
     May ....       39 361        21 436   64 453    85 889        ...      ...       ...            ...             ...
     Jun ....       52 983        23 701   74 219    97 920     93 636    1 885    95 521        320 727       1 335 516
     Jul ....       46 001        23 109   70 581    93 690        ...      ...       ...            ...             ...
     Aug ....       52 023        22 627   68 591    91 217        ...      ...       ...            ...             ...
     Sep ....       46 245        21 587   67 553    89 140     92 076    1 908    93 983        336 942       1 350 530
     Oct ....       48 141        21 439   64 468    85 907        ...      ...       ...            ...             ...
     Nov ....       49 427        19 903   66 257    86 160        ...      ...       ...            ...             ...
     Dec ....       58 396        20 883   66 947    87 830     94 473    2 734    97 207        307 779       1 359 259

2004:Jan ....       56 388        27 065   70 576    97 641        ...      ...       ...            ...             ...
     Feb ....       27 193        25 535   71 971    97 506        ...      ...       ...            ...             ...
     Mar ....       36 777        24 368   66 728    91 096     98 919    2 738   101 657        270 441       1 344 037
     Apr ....       34 070        27 553   66 187    93 741        ...      ...       ...            ...             ...
     May ....       34 039        25 943   66 795    92 738        ...      ...       ...            ...             ...
     Jun ....       47 089        24 921   63 521    88 442    102 608    3 398   106 006        265 616       1 362 057
     Jul ....       51 852        23 565   65 977    89 542        ...      ...       ...            ...             ...
     Aug ....       42 972        25 113   71 940    97 053        ...      ...       ...            ...             ...
     Sep ....       53 444        24 026   60 460    84 486    104 854    2 412   107 266        264 428       1 406 746
     Oct ....       54 862        23 310   60 624    83 934        ...      ...       ...            ...             ...
     Nov ....       57 761        21 873   67 931    89 803        ...      ...       ...            ...             ...
     Dec ....       73 438        21 557   66 620    88 177    108 427    2 368   110 795        314 913       1 501 472

2005:Jan ....       80 562        22 547   71 269    93 816        ...      ...       ...            ...             ...
     Feb ....       48 768        21 798   88 597   110 395        ...      ...       ...            ...             ...
     Mar ....       60 598        23 578   85 945   109 524    108 700    2 862   111 562        292 894       1 522 254
     Apr ....       52 975        23 440   78 232   101 673        ...      ...       ...            ...             ...
     May ....       58 913        24 946   88 864   113 810        ...      ...       ...            ...             ...
     Jun ....       73 215        24 543   88 957   113 500    111 927    2 256   114 183        284 170       1 585 954
     Jul ....       81 468        24 624   82 207   106 831        ...      ...       ...            ...             ...
     Aug ....       73 026        24 977   81 690   106 667        ...      ...       ...            ...             ...
     Sep ....       85 143        23 228   81 665   104 893    115 043    2 234   117 277        290 438       1 646 027
     Oct ....       90 875        24 999   69 349    94 348        ...      ...       ...            ...             ...
     Nov ....       95 585        24 383   78 584   102 967        ...      ...       ...            ...             ...
     Dec ....      105 344        24 638   77 945   102 583    119 780    2 330   122 110        280 411       1 706 688
------------------------------------------------------------------------------------------------------------------------

KB121

(1).  A consolidation of the balance sheets of institutions within the monetary sector, i.e. the South African Reserve Bank, the former National Finance
      Corporation, Corporation for Public Deposits (CPD) and the so-called
      "pooled" funds of the former Public Debt Commissioners, the Land Bank,
      Postbank, private banking institutions (including the former banks, discount houses and equity building societies) and mutual building societies. Coin in circulation is included in this consolidation.

(2).  In circulation outside the monetary sector.

(3).  Deposits of the private non-monetary sector (including Public Investment
      Corporation from January 1996). Foreign deposits and government deposits are excluded.

(4).  "Government" consists of the South African Central Government (including the former Public Debt Commissioners up to December 1995, but excluding the Public Investment Corporation, Transnet, Sapos and Telkom) and
      provincial governments. All transfers to the Stabilisation Account are also included, as are deposits of the International Monetary Fund with the
      South African Reserve Bank arising from drawings on the super reserve tranche or reserve tranche.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-19

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

MONETARY SECTOR(1)
ASSETS

R millions
------------------------------------------------------------------------------------------------------------------------------
                                Foreign assets                                 Claims on the private sector of
                 -------------------------------------------------------------------------------------------------------------
                 Gold and foreign exchange
                 --------------------------
End of                                                 Total                                 Other                  of which:
                 Reserve                      Long    foreign  Reserve            Land      monetary                  local
                 Bank(2)    Other    Total    term    assets    Bank    CPD(3)    Bank    institutions    Total    authorities

                 (1021M)   (1349M)  (1511M)  (1342M)  (1512M)  (1344M)  (1345M)  (1298M)    (1346M)      (1347M)     (1348M)
------------------------------------------------------------------------------------------------------------------------------

2001 ..........    90 591   67 380  157 972   25 692  183 663    803         --   16 895       656 044    673 742        2 813
2002 ..........    65 977   84 554  150 530   16 480  167 010    362         --   16 246       686 773    703 381        3 061
2003 ..........    52 905  127 477  180 382   34 107  214 489    341         --   17 623       820 336    838 300        4 442
2004 ..........    82 849  117 200  200 049   29 514  229 564    344         --   18 594       935 087    954 024        1 568
2005 ..........   130 466  153 709  284 175   17 182  301 357    387         --   17 055     1 123 490  1 140 932        4 223

2003:Jan ......    66 196   72 979  139 176   26 473  165 648    357         --   15 841       744 066    760 265        3 048
     Feb ......    63 410   69 932  133 342   28 251  161 593    363         --   15 685       748 600    764 648        3 019
     Mar ......    61 130   72 172  133 302   31 055  164 357    362         --   16 012       761 492    777 866        3 016
     Apr ......    54 719   70 591  125 310   39 617  164 927    353         --   16 233       795 216    811 802        3 091
     May ......    63 031   88 550  151 581   33 124  184 704    377         --   16 156       768 383    784 916        3 038
     Jun ......    57 864  100 376  158 241   33 637  191 878    365         --   16 975       773 455    790 795        3 270
     Jul ......    57 826  101 298  159 124   33 784  192 907    367         --   16 817       777 109    794 293        3 584
     Aug ......    56 940  102 458  159 398   33 085  192 483    367         --   17 149       779 938    797 454        3 406
     Sep ......    54 640  105 421  160 061   39 740  199 802    358         --   16 711       798 395    815 464        4 241
     Oct ......    53 980  110 121  164 101   37 593  201 694    358         --   16 560       808 441    825 359        4 058
     Nov ......    50 473  107 107  157 580   43 400  200 980    357         --   16 985       830 258    847 600        4 065
     Dec ......    52 905  127 477  180 382   34 107  214 489    341         --   17 623       820 336    838 300        4 442

2004:Jan ......   55 885  141 102  196 987   31 239  228 226    338         --   17 616       812 603    830 557        3 545
     Feb ......    54 486  142 141  196 628   30 322  226 950    337         --   16 258       811 143    827 738        3 659
     Mar ......    62 241  132 224  194 465   27 819  222 284    335         --   16 183       818 134    834 652        2 502
     Apr ......    68 556  142 822  211 378   23 901  235 279    334         --   16 899       814 402    831 635        2 833
     May ......    66 856  139 551  206 407   23 906  230 314    334         --   17 092       808 354    825 779        2 311
     Jun ......    70 233  130 620  200 854   25 177  226 030    329         --   17 092       820 400    837 820        2 145
     Jul ......    72 670  127 496  200 165   24 446  224 612    327         --   16 736       826 698    843 761        2 239
     Aug ......    79 237  140 986  220 223   24 243  244 466    341         --   16 791       845 650    862 782        2 224
     Sep ......    78 242  137 740  215 982   22 736  238 718    359         --   17 584       866 418    884 361        1 685
     Oct ......    78 598  130 514  209 112   27 118  236 230    349         --   17 095       894 775    912 219        1 684
     Nov ......    82 280  120 369  202 649   30 567  233 216    357         --   17 691       920 486    938 533        2 102
     Dec ......    82 849  117 200  200 049   29 514  229 564    344         --   18 594       935 087    954 024        1 568

2005:Jan ......   89 037  129 663  218 700   25 768  244 468    345         --   18 647       942 391    961 383        2 432
     Feb ......    89 421  135 261  224 682   28 123  252 805    345         --   18 934       953 769    973 047        1 932
     Mar ......    98 832  143 056  241 889   26 919  268 808    349         --   18 678       960 814    979 841        1 415
     Apr ......    97 748  129 150  226 898   25 681  252 579    348         --   18 661       985 071  1 004 080        2 981
     May ......   115 298  133 284  248 581   28 277  276 859    363         --   18 235       999 376  1 017 974        3 087
     Jun ......   124 085  141 619  265 704   28 173  293 878    367         --   17 409     1 007 922  1 025 697        3 185
     Jul ......   124 918  167 374  292 292   26 209  318 501    374         --   17 283     1 030 022  1 047 678        3 283
     Aug ......   123 210  171 188  294 398   20 254  314 653    388         --   17 482     1 041 046  1 058 916        3 248
     Sep ......   124 101  166 482  290 584   21 215  311 798    406         --   17 187     1 069 133  1 086 727        2 730
     Oct ......   131 694  168 014  299 707   18 131  317 838    404         --   16 693     1 070 726  1 087 822        3 950
     Nov ......   129 149  157 181  286 330   17 114  303 444    398         --   16 756     1 097 791  1 114 945        4 601
     Dec ......   130 466  153 709  284 175   17 182  301 357    387         --   17 055     1 123 490  1 140 932        4 223
---- --------------------------------------------------------------------------------------------------------------------------

KB122

(1).  See footnote 1 on pages S-18 and S-19.

(2).  The gold component of the Reserve Bank's foreign assets is valued at a market related price.

(3).  Including investments in private-sector securities of the so-called
      "pooled funds" administered up to March 1984 by the former Public Debt
      Commissioners.

(4).  Consisting of the Reserve Bank's holdings of SA Treasury bills, SA government securities, loans to the government sector and investments of the Stabilisation Account.

(5).  Including investments in government securities of the so-called "pooled funds" administered up to March 1984 by the former Public Debt
      Commissioners.

--------------------------------------------------------------------------------
S-20                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

MONETARY SECTOR(1)
ASSETS

R millions
-------------------------------------------------------------------------------------------
                           Claims on the government sector
                 ------------------------------------------------------
                                  Credit
                 ----------------------------------------
                                                                          Other     Total
End of           Reserve   CPD(5)      Other       Total   Total claims  assets    assets
                 Bank(4)              monetary                on the
                                    institutions            government
                                                              sector
                 (1350M)   (1351M)    (1352M)     (1353M)    (1359M)     (1513K)   (1358K)
-------------------------------------------------------------------------------------------

2001 ..........     6 994    2 070        58 403   67 467        67 467  155 669  1 080 541
2002 ..........    14 373    2 178        68 386   84 937        84 937  168 553  1 123 881
2003 ..........    16 469    1 729        85 979  104 177       104 177  202 293  1 359 259
2004 ..........    15 057    1 515        99 519  116 092       116 092  201 793  1 501 472
2005 ..........    12 629    1 398        93 320  107 347       107 347  157 051  1 706 688

2003:Jan ......    14 530    1 405        62 919   78 853        78 853      ...        ...
     Feb ......    14 535    3 806        66 260   84 601        84 601      ...        ...
     Mar ......    10 521    1 218        65 440   77 178        77 178  223 329  1 242 731
     Apr ......    10 570    1 501        71 084   83 155        83 155      ...        ...
     May ......    10 759    1 437        69 104   81 300        81 300      ...        ...
     Jun ......    10 947    1 670        81 142   93 759        93 759  259 084  1 335 516
     Jul ......    10 904    1 238        79 206   91 348        91 348      ...        ...
     Aug ......    10 791    1 241        77 674   89 706        89 706      ...        ...
     Sep ......    11 000    1 234        83 417   95 651        95 651  239 613  1 350 530
     Oct ......    18 184    1 772        83 584  103 541       103 541      ...        ...
     Nov ......    18 136    1 758        85 879  105 773       105 773      ...        ...
     Dec ......    16 469    1 729        85 979  104 177       104 177  202 293  1 359 259

2004:Jan ......   15 298    1 688        88 261  105 248       105 248      ...        ...
     Feb ......     8 768    4 289        82 717   95 774        95 774      ...        ...
     Mar ......     8 671    1 364        84 253   94 288        94 288  192 813  1 344 037
     Apr ......    15 439    1 245        81 733   98 417        98 417      ...        ...
     May ......    15 322    1 392        82 640   99 354        99 354      ...        ...
     Jun ......    15 752    1 413        87 377  104 542       104 542  193 665  1 362 057
     Jul ......    15 996    1 440        91 951  109 387       109 387      ...        ...
     Aug ......    15 888    1 453        82 521   99 863        99 863      ...        ...
     Sep ......    14 941    1 475        81 117   97 533        97 533  186 134  1 406 746
     Oct ......    15 226    1 506        85 571  102 302       102 302      ...        ...
     Nov ......    14 858    1 509        99 406  115 773       115 773      ...        ...
     Dec ......    15 057    1 515        99 519  116 092       116 092  201 793  1 501 472

2005:Jan ......   15 204    1 568        98 105  114 878       114 878      ...        ...
     Feb ......     7 796    1 552        86 943   96 291        96 291      ...        ...
     Mar ......     7 422    1 657        81 542   90 621        90 621  182 985  1 522 254
     Apr ......    12 273    1 547        83 360   97 181        97 181      ...        ...
     May ......    12 256    1 503        86 661  100 419       100 419      ...        ...
     Jun ......    12 436    1 510        85 246   99 191        99 191  167 187  1 585 954
     Jul ......    12 570    1 395        86 817  100 781       100 781      ...        ...
     Aug ......    12 285    1 377        86 582  100 243       100 243      ...        ...
     Sep ......    12 151    1 389        87 632  101 172       101 172  146 329  1 646 027
     Oct ......    12 240    1 394        86 398  100 033       100 033      ...        ...
     Nov ......    12 524    1 396        91 102  105 021       105 021      ...        ...
     Dec ......    12 629    1 398        93 320  107 347       107 347  157 051  1 706 688
-------------------------------------------------------------------------------------------

KB123

(1).  See footnote 1 on pages S-18 and S-19.

(2).  The gold component of the Reserve Bank's foreign assets is valued at a market related price.

(3).  Including investments in private-sector securities of the so-called
      "pooled funds" administered up to March 1984 by the former Public Debt
      Commissioners.

(4).  Consisting of the Reserve Bank's holdings of SA Treasury bills, SA government securities, loans to the government sector and investments of the Stabilisation Account.

(5).  Including investments in government securities of the so-called "pooled funds" administered up to March 1984 by the former Public Debt
      Commissioners.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-21

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

CREDIT EXTENSION BY ALL MONETARY INSTITUTIONS(1)

R millions
-----------------------------------------------------------------------------------------------------------------------------------
                                                                Credit extended to the domestic private sector
                                           ----------------------------------------------------------------------------------------
                               Net credit
End of                          extended
                     Total       to the                         Instalment                          Other                 minus:
                    credit     government  Invest-    Bills        sale       Leasing   Mortgage  loans and   Total       Local
                 extension(2)    sector     ments   discounted   credit(3)  finance(3)  advances   advances    (P0)     authorities

                    (1368M)     (1367M)    (1360M)   (1361M)      (1362M)     (1363M)   (1364M)    (1365M)   (1347M)     (1348M)
-----------------------------------------------------------------------------------------------------------------------------------

2001 ..........       705 409      31 667   50 018       8 742      64 901      30 069   259 162    260 852    673 742     2 813
2002 ..........       761 575      58 194   31 246       8 967      76 619      31 329   286 002    269 217    703 381     3 061
2003 ..........       884 070      45 770   84 310       7 785      89 208      37 166   331 842    287 988    838 300     4 442
2004 ..........       996 667      42 643   79 089       5 461     109 469      43 048   412 769    304 188    954 024     1 568
2005 ..........     1 142 923       1 991   81 293       5 006     131 797      51 141   526 656    345 040  1 140 932     4 223

2003:Jan ......       806 215      45 950   80 857       7 530      77 669      31 375   289 003    273 831    760 265     3 048
     Feb ......       822 861      58 213   84 568       5 714      78 910      31 976   292 702    270 778    764 648     3 019
     Mar ......       820 656      42 790   89 784       5 300      79 839      31 812   296 468    274 662    777 866     3 016
     Apr ......       861 971      50 169  102 557       5 119      81 100      32 767   300 115    290 146    811 802     3 091
     May ......       826 845      41 929   77 936       5 291      82 344      33 865   304 291    281 189    784 916     3 038
     Jun ......       831 559      40 764   70 212       6 324      83 191      33 816   307 060    290 192    790 795     3 270
     Jul ......       839 630      45 337   71 156       6 299      85 184      33 315   311 055    287 284    794 293     3 584
     Aug ......       835 126      37 672   71 947       7 325      86 070      34 510   314 943    282 660    797 454     3 406
     Sep ......       864 858      49 394   83 958       6 556      87 346      34 836   318 711    284 057    815 464     4 241
     Oct ......       880 747      55 389   87 337       7 030      89 390      34 866   323 300    283 436    825 359     4 058
     Nov ......       903 935      56 335   95 419       8 044      87 835      35 479   328 342    292 481    847 600     4 065
     Dec ......       884 070      45 770   84 310       7 785      89 208      37 166   331 842    287 988    838 300     4 442

2004:Jan ......       879 406      48 849   68 652       7 449      90 088      37 179   334 836    292 353    830 557     3 545
     Feb ......       896 308      68 570   62 308       6 493      91 832      37 548   339 142    290 414    827 738     3 659
     Mar ......       892 152      57 500   61 437       5 935      93 296      38 631   345 100    290 253    834 652     2 502
     Apr ......       895 971      64 336   51 756       5 312      94 474      38 745   349 652    291 697    831 635     2 833
     May ......       891 083      65 303   53 710       6 420      96 336      39 172   354 884    275 258    825 779     2 311
     Jun ......       895 262      57 442   54 546       5 269      98 063      39 836   362 094    278 011    837 820     2 145
     Jul ......       901 284      57 524   53 164       5 392      99 961      40 379   368 556    276 309    843 761     2 239
     Aug ......       919 662      56 880   55 641       5 485     101 754      40 729   376 347    282 827    862 782     2 224
     Sep ......       928 439      44 077   56 655       5 250     103 410      42 220   383 692    293 135    884 361     1 685
     Oct ......       959 648      47 430   62 773       5 311     105 724      43 028   392 378    303 005    912 219     1 684
     Nov ......       996 534      58 001   70 369       5 187     108 249      42 325   403 653    308 750    938 533     2 102
     Dec ......       996 667      42 643   79 089       5 461     109 469      43 048   412 769    304 188    954 024     1 568

2005:Jan ......       995 686      34 303   68 741       5 326     111 306      43 271   418 868    313 871    961 383     2 432
     Feb ......     1 020 559      47 512   69 870       5 818     112 607      44 069   421 872    318 812    973 047     1 932
     Mar ......     1 009 851      30 011   65 096       5 140     114 377      44 725   430 376    320 126    979 841     1 415
     Apr ......     1 048 274      44 194   68 530       5 321     116 411      45 041   438 980    329 796  1 004 080     2 981
     May ......     1 059 468      41 494   70 928       5 088     118 569      45 771   449 180    328 439  1 017 974     3 087
     Jun ......     1 051 661      25 964   67 460       4 577     120 665      46 311   459 520    327 165  1 025 697     3 185
     Jul ......     1 066 980      19 302   73 423       4 579     122 855      46 957   470 005    329 858  1 047 678     3 283
     Aug ......     1 086 121      27 205   77 559       4 241     125 028      47 902   481 480    322 705  1 058 916     3 248
     Sep ......     1 102 744      16 017   82 621       4 534     124 654      48 655   494 062    332 201  1 086 727     2 730
     Oct ......     1 096 968       9 146   67 456       4 830     126 549      49 543   501 286    338 159  1 087 822     3 950
     Nov ......     1 124 369       9 424   75 173       4 742     129 579      50 803   515 224    339 423  1 114 945     4 601
     Dec ......     1 142 923       1 991   81 293       5 006     131 797      51 141   526 656    345 040  1 140 932     4 223
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------
                 Credit extended to the domestic private sector
                 ----------------------------------------------
                   plus:
                   Loans        plus:
End of            granted      Foreign
                   under       finance               of which:
                   resale     on-lent to    Total        to
                 agreements    clients      (P1)     households

                  (1502M)      (1503M)     (1504M)    (1505M)
---------------------------------------------------------------

2001 ..........     6 539          8 693    686 161     315 071
2002 ..........    13 441            429    714 191     333 265
2003 ..........    18 840            506    853 204     378 568
2004 ..........     8 257          1 154    961 866     478 779
2005 ..........    12 180          2 579  1 151 468     606 776

2003:Jan ......    12 044          1 036    770 297         ...
     Feb ......    12 032            570    774 231         ...
     Mar ......    11 402            491    786 744     353 716
     Apr ......    14 433            398    823 542         ...
     May ......    11 514            351    793 743         ...
     Jun ......     6 985            840    795 350     360 815
     Jul ......    13 649            430    804 788         ...
     Aug ......    12 589            803    807 440         ...
     Sep ......    14 513            851    826 587     374 829
     Oct ......    12 924            968    835 193         ...
     Nov ......    11 128            683    855 347         ...
     Dec ......    18 840            506    853 204     378 568

2004:Jan ......    13 379            693    841 083         ...
     Feb ......    15 348            706    840 132         ...
     Mar ......    13 436          1 035    846 622     408 618
     Apr ......     9 481            684    838 968         ...
     May ......     9 607            925    834 001         ...
     Jun ......    10 554            529    846 758     426 159
     Jul ......    10 835            698    853 054         ...
     Aug ......    12 897            840    874 296         ...
     Sep ......     9 466            588    892 730     448 162
     Oct ......    10 595            916    922 047         ...
     Nov ......     9 801          1 340    947 572         ...
     Dec ......     8 257          1 154    961 866     478 779

2005:Jan ......    9 750          1 416    970 117         ...
     Feb ......    12 946          1 114    985 176         ...
     Mar ......     8 093          1 981    988 500     505 985
     Apr ......     9 667          1 989  1 012 756         ...
     May ......    11 694          2 282  1 028 863         ...
     Jun ......    10 382          2 003  1 034 897     534 199
     Jul ......     8 150          2 302  1 054 847         ...
     Aug ......     8 468          2 181  1 066 317         ...
     Sep ......    10 362          1 980  1 096 339     569 664
     Oct ......     9 958          2 634  1 096 464         ...
     Nov ......    13 903          2 648  1 126 895         ...
     Dec ......    12 180          2 579  1 151 468     606 776
--------------------------------------------------------------

KB124

(1).  Monetary sector as defined on pages S-18 and S-19.

(2).  Total of P0 credit extended to the domestic private sector and net credit extended to the government sector.

(3).  Unearned finance charges excluded.

--------------------------------------------------------------------------------
S-22                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

MONETARY AGGREGATES(1)

R millions
-------------------------------------------------------------------------------------------------------------------------
                  Coin and       Cheque                                        Other
                  banknotes       and                   Other                short and
End of               in       transmission             demand               medium-term            Long-term
                 circulation    deposits    M1A(2)   deposits(3)   M1(4)     deposits(5)   M2(6)   deposits(7)   M3(8)

                   (1312M)      (1313M)     (1370M)    (1314M)    (1371M)     (1372M)     (1373M)   (1319M)     (1374M)
-------------------------------------------------------------------------------------------------------------------------

2001 ..........       25 283       150 852  176 135      139 421   315 556       228 500  544 056       62 220    606 276
2002 ..........       29 216       167 765  196 980      161 271   358 251       274 370  632 621       83 196    715 817
2003 ..........       33 715       185 240  218 955      168 833   387 788       345 665  733 453       74 594    808 047
2004 ..........       39 080       205 378  244 458      177 036   421 494       397 246  818 740       95 410    914 150
2005 ..........       43 419       248 533  291 952      211 101   503 053       457 924  960 977      135 264  1 086 020

2003:Jan ......       29 151       156 207  185 358      161 686   347 044       292 476  639 520       82 651    722 172
     Feb ......       29 689       158 484  188 173      157 047   345 220       301 127  646 346       84 292    730 638
     Mar ......       29 098       158 248  187 346      165 516   352 862       298 159  651 020       87 177    738 197
     Apr ......       29 655       155 682  185 336      161 633   346 970       324 345  671 314       82 874    754 188
     May ......       30 389       148 865  179 254      156 603   335 857       344 548  680 405       80 861    761 266
     Jun ......       30 005       157 664  187 669      149 082   336 752       347 725  684 477       83 888    768 365
     Jul ......       29 905       156 142  186 046      150 363   336 409       352 565  688 974       83 580    772 554
     Aug ......       31 965       159 020  190 985      148 708   339 693       350 331  690 024       76 676    766 700
     Sep ......       30 831       173 723  204 553      157 517   362 070       344 629  706 699       77 519    784 219
     Oct ......       32 203       165 784  197 986      161 695   359 682       351 429  711 110       76 108    787 218
     Nov ......       35 031       175 906  210 937      162 737   373 674       347 389  721 063       80 027    801 090
     Dec ......       33 715       185 240  218 955      168 833   387 788       345 665  733 453       74 594    808 047

2004:Jan ......       34 547       179 539  214 086      177 969   392 055       342 806  734 861       78 963    813 824
     Feb ......       35 476       197 195  232 671      182 987   415 658       341 115  756 772       85 437    842 209
     Mar ......       33 971       181 551  215 522      186 714   402 236       346 304  748 540       95 525    844 065
     Apr ......       35 576       184 687  220 262      175 031   395 294       355 450  750 744       99 748    850 491
     May ......       35 244       182 211  217 456      171 632   389 088       359 084  748 172       97 368    845 540
     Jun ......       35 201       190 157  225 358      177 951   403 309       345 713  749 022      105 882    854 904
     Jul ......       37 225       181 823  219 049      173 453   392 501       356 157  748 658      108 534    857 192
     Aug ......       36 102       193 588  229 690      177 296   406 987       359 840  766 827      106 977    873 804
     Sep ......       36 588       197 861  234 449      185 717   420 166       370 262  790 428      106 695    897 122
     Oct ......       39 242       190 029  229 271      186 080   415 351       392 192  807 543      102 035    909 578
     Nov ......       39 056       196 434  235 490      184 382   419 871       385 465  805 336      108 271    913 607
     Dec ......       39 080       205 378  244 458      177 036   421 494       397 246  818 740       95 410    914 150

2005:Jan ......       38 997       198 080  237 077      180 465   417 542       401 738  819 280       99 910    919 190
     Feb ......       39 338       206 657  245 995      187 383   433 378       408 628  842 007      106 331    948 338
     Mar ......       38 904       203 618  242 522      191 633   434 154       402 486  836 640      111 036    947 676
     Apr ......       41 030       220 230  261 260      194 303   455 563       414 634  870 197      107 748    977 945
     May ......       39 130       212 399  251 530      194 638   446 168       419 661  865 829      117 258    983 088
     Jun ......       39 911       221 136  261 046      197 238   458 285       418 207  876 491      124 394  1 000 885
     Jul ......       42 269       226 817  269 087      194 618   463 705       434 342  898 047      129 383  1 027 430
     Aug ......       40 035       234 288  274 323      215 508   489 831       426 110  915 941      123 852  1 039 793
     Sep ......       42 101       239 327  281 428      218 610   500 038       426 918  926 956      121 319  1 048 275
     Oct ......       42 354       234 584  276 938      214 946   491 884       437 892  929 776      124 565  1 054 341
     Nov ......       43 219       237 327  280 545      216 773   497 319       437 689  935 008      128 817  1 063 825
     Dec ......       43 419       248 533  291 952      211 101   503 053       457 924  960 977      135 264  1 096 240
-------------------------------------------------------------------------------------------------------------------------

KB125

(1).  Based on the consolidated liabilities of the monetary sector.

(2).  Notes and coin in circulation plus cheque and transmission deposits of the domestic private sector with monetary institutions.

(3).  Demand deposits (other than cheque and transmission deposits) of the domestic private sector with the monetary sector.

(4).  M1A plus other demand deposits held by the domestic private sector.

(5).  Short-term deposits (other than demand deposits) and medium-term deposits
      (including all savings deposits) of the domestic private sector with monetary institutions, including savings deposits with and savings bank certificates issued by the Postbank.

(6).  M1 plus other short-term and medium-term deposits held by the domestic private sector.

(7).  Long-term deposits of the domestic private sector with monetary institutions, including national savings certificates issued by the
      Postbank.

(8).  M2 plus long-term deposits held by the domestic private sector.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-23

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

MONETARY ANALYSIS(1)

R millions
------------------------------------------------------------------------------------------------------
                                                Not seasonally adjusted
                 -------------------------------------------------------------------------------------
                                                           Counterparts
                            --------------------------------------------------------------------------
                   M3          Net        Claims on the government sector
End of                       foreign    ------------------------------------
                             assets:                                           Claims on    Net other
                            Cumulative  Gross claims  Government  Net claims  the private   assets and
                             flow(2)                   deposits                 sector     liabilities

                 (1374M)     (1380M)       (1356M)     (1330M)      (1367M)     (1347M)      (1381M)
------------------------------------------------------------------------------------------------------

2004:Oct .....    909 578     138 391       102 291      54 862      47 430      912 219     -188 462
     Nov .....    913 607     133 818       115 762      57 761      58 001      938 533     -216 745
     Dec .....    914 150     135 358       116 080      73 438      42 643      954 024     -217 875

2005:Jan .....    919 190     141 496       114 866      80 562      34 303      961 383     -217 993
     Feb .....    948 338     132 703        96 279      48 768      47 512      973 047     -204 924
     Mar .....    947 676     142 699        90 609      60 598      30 011      979 841     -204 874
     Apr .....    977 945     136 952        97 169      52 975      44 194    1 004 080     -207 281
     May .....    983 088     143 473       100 407      58 913      41 494    1 017 974     -219 853
     Jun .....  1 000 885     161 109        99 179      73 215      25 964    1 025 697     -211 885
     Jul .....  1 027 430     194 093       100 769      81 468      19 302    1 047 678     -233 643
     Aug .....  1 039 793     196 304       100 231      73 026      27 205    1 058 916     -242 632
     Sep .....  1 048 275     191 382       101 160      85 143      16 017    1 086 727     -245 850
     Oct .....  1 054 341     203 399       100 021      90 875       9 146    1 087 822     -246 026
     Nov .....  1 063 825     188 737       105 009      95 585       9 424    1 114 945     -249 281
     Dec .....  1 096 240     187 731       107 335     105 344       1 991    1 140 932     -234 414
------------------------------------------------------------------------------------------------------

---------------------------------------------------------------
                               Seasonally adjusted
                 ----------------------------------------------
                                       Counterparts
                            -----------------------------------
                               Net      Net claims   Claims on
End of                       foreign      on the    the private
                    M3       assets:    government     sector
                            Cumulative    sector
                               flow

                 (1374N)     (1380N)     (1367N)      (1347N)
---------------------------------------------------------------

2004:Oct ......    917 273     138 463      47 420      915 985
     Nov ......    915 252     133 885      57 938      934 666
     Dec ......    910 382     135 358      42 588      948 992

2005:Jan ......    916 346     144 458      36 145      954 095
     Feb ......    939 950     137 836      42 306      963 372
     Mar ......    938 760     146 973      33 087      972 434
     Apr ......    969 189     140 006      41 845    1 003 519
     May ......    979 217     140 128      38 239    1 026 004
     Jun ......    998 515     157 842      31 074    1 033 765
     Jul ......  1 031 917     193 400      22 977    1 059 818
     Aug ......  1 050 787     199 349      33 383    1 066 819
     Sep ......  1 057 852     192 149      17 387    1 089 417
     Oct ......  1 060 572     210 200       9 180    1 089 105
     Nov ......  1 065 055     195 173       3 296    1 108 488
     Dec ......  1 098 866     187 732      -2 356    1 132 208
---------------------------------------------------------------

KB126

CHANGES

R millions
-------------------------------------------------------------------------------------------------------
                                                Not seasonally adjusted
                 --------------------------------------------------------------------------------------
                                                           Counterparts
                            ---------------------------------------------------------------------------
                   M3           Net        Claims on the government sector      Claims on    Net other
Period                        foreign   -------------------------------------  the private  assets and
                             assets(3)                                            sector    liabilities
                                        Gross claims  Government   Net claims
                                                      deposits(4)
                 (1374H)      (1380H)      (1356H)      (1330H)      (1367H)     (1347H)      (1381H)
-------------------------------------------------------------------------------------------------------

2004:Oct ......     12 455      -3 989         4 770       -1 417       3 352       27 857      -14 765
     Nov ......      4 029      -4 574        13 471       -2 900      10 571       26 315      -28 283
     Dec ......        543       1 540           318      -15 676     -15 358       15 490       -1 130

2005:Jan ......     5 040       6 139        -1 215       -7 125      -8 339        7 359         -118
     Feb ......     29 148      -8 794       -18 586       31 795      13 208       11 664       13 069
     Mar ......       -662       9 996        -5 670      -11 831     -17 501        6 793           50
     Apr ......     30 270      -5 746         6 559        7 624      14 183       24 239       -2 407
     May ......      5 142       6 521         3 238       -5 938      -2 700       13 894      -12 572
     Jun ......     17 797      17 636        -1 228      -14 302     -15 530        7 724        7 968
     Jul ......     26 545      32 984         1 590       -8 252      -6 662       21 981      -21 758
     Aug ......     12 363       2 211          -538        8 441       7 903       11 238       -8 989
     Sep ......      8 482      -4 923           929      -12 117     -11 188       27 811       -3 218
     Oct ......      6 066      12 017        -1 140       -5 732      -6 872        1 095         -175
     Nov ......      9 484     -14 663         4 989       -4 710         279       27 123       -3 255
     Dec ......     32 416      -1 005         2 325       -9 758      -7 433       25 987       14 866
-------------------------------------------------------------------------------------------------------

--------------------------------------------------------------
                              Seasonally adjusted
                 ---------------------------------------------
                                      Counterparts
                           -----------------------------------
                   M3           Net    Net claims   Claims on
Period                        foreign    on the    the private
                               assets  government     sector
                                        sector

                 (1374I)      (1380I)    (1367I)     (1347I)
--------------------------------------------------------------

2004:Oct ......    13 658      -3 914       3 363       31 247
     Nov ......    -2 021      -4 577      10 518       18 681
     Dec ......    -4 870       1 473     -15 349       14 326

2005:Jan ......    5 963       9 100      -6 444        5 103
     Feb ......    23 604      -6 621       6 161        9 277
     Mar ......    -1 189       9 136      -9 219        9 063
     Apr ......    30 429      -6 967       8 758       31 085
     May ......    10 028         122      -3 606       22 484
     Jun ......    19 298      17 714      -7 165        7 761
     Jul ......    33 401      35 558      -8 096       26 053
     Aug ......    18 870       5 949      10 406        7 001
     Sep ......     7 064      -7 200     -15 997       22 598
     Oct ......     2 720      18 051      -8 207         -312
     Nov ......     4 483     -15 027      -5 883       19 383
     Dec ......    33 811      -7 442      -5 652       23 720
--------------------------------------------------------------

KB127

(1).  Calculated from the consolidated liabilities and assets of the monetary sector.

(2).  Cumulative change owing to balance of payments transactions from 1 March
      1965.

(3).  The data in this column do not agree with changes calculable from the relevant columns in tables S-18 to S-21 because of valuation adjustments which are taken into account with the calculation of changes.

(4).  Increase -; decrease +.

--------------------------------------------------------------------------------
S-24                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

BANKS AND MUTUAL BANKS
MORTGAGE LOANS

R millions
--------------------------------------------------------------------------------------------------------------
                         New mortgage loans and re-advances granted during period
                 ------------------------------------------------------------------------
                                             Gross amount(1)                               Mortgage   Advances
                 ------------------------------------------------------------------------    loans    granted
                        Asset mortgaged                            Application             paid out   but not
Period           -----------------------------           --------------------------------   during      yet
                  Dwel-      Business                      For con-                           the       paid
                  lings     premises,                     struction       On        On     period(3)   out(4)
                   and      farms and    All                  of       existing   vacant
                  flats      churches   other    Total   buildings(2)  buildings   land

                 (2120M)     (2121M)   (2122M)  (2127M)    (2128M)      (2125M)   (2126M)   (2129M)    (2130M)
--------------------------------------------------------------------------------------------------------------

2001 ..........     74 399     16 864   14 461  105 724        13 391     86 956    5 377    106 021    19 978
2002 ..........     86 685     18 077   18 245  123 006        14 891    100 116    7 999    134 040    22 046
2003 ..........    111 472     18 673   22 467  152 613        15 897    127 638    9 078    166 518    32 770
2004 ..........    179 317     20 985   31 933  232 236        27 565    189 410   15 260    220 207    53 323
2005 ..........    248 801     30 291   56 255  335 348        32 446    277 697   25 205    313 887    71 137

2003:Jan ......      6 684      1 187    1 617    9 487           764      8 190      532     12 524    21 711
     Feb ......      7 836      1 335    1 458   10 629           982      8 968      678     13 308    22 912
     Mar ......      7 935      1 348    1 691   10 974         1 054      9 251      669     11 859    24 296
     Apr ......      7 586      1 798    1 355   10 739         1 202      8 862      675     11 921    24 517
     May ......      8 583      1 393    1 722   11 698         1 328      9 655      715     12 608    25 290
     Jun ......      8 918      1 285    1 851   12 054         1 302     10 070      681     12 526    20 568
     Jul ......     10 472      1 643    2 256   14 370         1 711     11 332    1 326     14 361    28 326
     Aug ......     10 031      1 415    1 637   13 084         1 376     11 061      647     14 046    29 748
     Sep ......     10 102      1 453    1 838   13 393         1 354     11 308      731     14 749    31 276
     Oct ......     11 936      1 800    3 368   17 104         1 631     14 599      874     16 707    32 976
     Nov ......     11 020      1 875    2 120   15 015         1 695     12 660      660     14 669    33 373
     Dec ......     10 369      2 142    1 553   14 064         1 496     11 681      888     17 241    32 770

2004:Jan ......      9 890      1 058    1 554   12 502         1 435     10 438      629     12 749    33 295
     Feb ......     12 727      1 380    1 850   15 956         1 955     13 150      852     18 331    34 963
     Mar ......     14 651      1 633    1 965   18 248         2 155     15 093    1 000     17 239    37 608
     Apr ......     11 693      1 318    1 828   14 839         1 735     12 105      999     15 055    37 954
     May ......     14 999      1 618    2 141   18 758         2 586     15 137    1 036     16 319    41 045
     Jun ......     14 766      2 426    4 040   21 232         2 620     17 111    1 501     19 225    43 472
     Jul ......     15 556      1 810    2 361   19 726         2 494     16 086    1 147     18 105    44 167
     Aug ......     15 441      1 864    2 788   20 093         2 522     16 054    1 517     18 372    46 562
     Sep ......     16 925      1 703    3 080   21 708         2 529     17 649    1 530     19 362    48 274
     Oct ......     17 490      1 913    3 041   22 444         2 555     18 381    1 509     20 507    47 895
     Nov ......     19 038      1 429    3 940   24 408         2 391     20 268    1 748     23 037    50 968
     Dec ......     16 140      2 835    3 345   22 320         2 588     17 939    1 793     21 905    53 323

2005:Jan ......     14 660      1 747    2 444   18 851         1 890     15 156    1 805     16 917    52 614
     Feb ......     18 930      2 142    3 101   24 173         2 348     19 880    1 945     20 841    56 815
     Mar ......     19 733      1 388    3 962   25 084         2 525     20 662    1 897     21 435    60 889
     Apr ......     20 585      2 047    3 860   26 492         2 613     21 983    1 895     22 490    63 015
     May ......     22 244      2 582    3 581   28 408         2 804     23 297    2 306     24 242    63 174
     Jun ......     22 215      2 609    4 071   28 895         3 165     23 362    2 369     25 564    63 079
     Jul ......     20 897      2 457    3 708   27 062         2 735     22 158    2 170     25 440    64 831
     Aug ......     22 270      2 386   13 652   38 307         2 762     33 556    1 990     27 586    70 819
     Sep ......     23 284      3 267    4 582   31 133         3 266     25 738    2 128     30 530    72 257
     Oct ......     22 975      3 740    4 233   30 948         3 435     25 042    2 471     30 365    73 139
     Nov ......     22 884      2 763    4 739   30 386         2 883     25 217    2 286     38 035    75 237
     Dec ......     18 123      3 164    4 322   25 609         2 019     21 646    1 944     30 441    71 137
--------------------------------------------------------------------------------------------------------------

---------------------------------------

                  Capital
                  repay-       Total
                 ments on    mortgage
Period           advances      loans
                  during       out-
                 period(3)  standing(4)

                  (2131M)     (2132M)
---------------------------------------

2001 ..........     77 453      252 508
2002 ..........     96 637      279 823
2003 ..........    113 948      325 976
2004 ..........    146 614      405 847
2005 ..........    183 526      521 970

2003:Jan ......      9 687      282 831
     Feb ......      8 440      286 537
     Mar ......      9 884      290 289
     Apr ......      7 671      293 899
     May ......      8 233      298 092
     Jun ......      8 663      300 906
     Jul ......     10 350      304 959
     Aug ......      8 689      308 905
     Sep ......      9 764      312 725
     Oct ......     10 860      317 345
     Nov ......     10 346      322 368
     Dec ......     11 362      325 976

2004:Jan ......      9 400      328 921
     Feb ......     10 337      333 667
     Mar ......     12 225      339 585
     Apr ......     11 394      344 191
     May ......     12 715      349 442
     Jun ......     13 692      356 662
     Jul ......     11 101      363 273
     Aug ......     11 451      371 056
     Sep ......     12 118      378 112
     Oct ......     13 500      386 842
     Nov ......     13 787      396 912
     Dec ......     14 893      405 847

2005:Jan ......     10 873      411 845
     Feb ......     11 844      414 807
     Mar ......     13 914      424 583
     Apr ......     13 267      432 878
     May ......     14 201      443 169
     Jun ......     14 511      454 381
     Jul ......     14 450      464 914
     Aug ......     15 354      476 422
     Sep ......     17 540      488 993
     Oct ......     17 637      496 258
     Nov ......     22 374      510 390
     Dec ......     17 562      521 970
---------------------------------------

KB208

(1).  From October 1988 only gross amounts are available due to a change in the bank regulations. Gross amount refers to mortgage loans granted before deducting the mortgage balances outstanding on the property purchased.

(2).  Building loans for the construction of buildings.

(3).  Including payments in respect of amounts over and above the principal advances by mortgage.

(4).  As at the end of the period.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-25

SOUTH AFRICAN RESERVE BANK

SELECTED MONEY MARKET AND RELATED INDICATORS

R millions
-----------------------------------------------------------------------------------------------------------------------
                           Average of daily values                             Reserve Bank operations
                 ------------------------------------------------------------------------------------------------------
                                                                                     Total           Total
Period            Liquidity   Government    Notes and coin      Money market        reverse      Reserve Bank    Total
                 provided(1)  deposits(2)  in circulation(3)     swaps with       repurchase     debentures(6)
                                                                  counter       transactions(5)
                                                              foreign-exchange
                                                                deposits(4)

                   (1390M)      (1391M)         (1392M)           (1441M)           (1442M)         (1455M)     (1449M)
-----------------------------------------------------------------------------------------------------------------------

2001 ..........        9 848        521          29 813            19 586             3 500           1 294      24 380
2002 ..........       11 440        498          33 309            45 265             7 640           7 679      60 584
2003 ..........       11 543        238          37 268                --             5 220           3 233       8 453
2004 ..........       12 834         89          43 187                --             7 600          11 904      19 504
2005 ..........       13 256         50          48 003                --                --           5 306       5 306

2003:Jan ......       10 809        467          35 473            44 719            10 490           7 554      62 763
     Feb ......       11 116        439          34 770            42 365             9 990           8 000      60 355
     Mar ......       11 176        307          35 557            34 551            10 270           7 900      52 721
     Apr ......       11 422        251          36 181            30 064            10 270           8 000      48 334
     May ......       11 386        301          36 020            27 259            10 270           8 000      45 529
     Jun ......       11 142        300          35 993            20 741             8 964           8 000      37 705
     Jul ......       10 550        222          36 330            17 976            10 280           8 000      36 256
     Aug ......       11 012        103          36 829            15 729            10 280           8 000      34 009
     Sep ......       11 283        111          37 620            11 613             9 680           7 750      29 043
     Oct ......       12 870        142          37 884             3 605             8 585           7 000      19 190
     Nov ......       12 854        109          39 083               481             8 585           6 674      15 740
     Dec ......       12 892        101          45 483                --             5 220           3 233       8 453

2004:Jan ......       12 911        111          40 898                --             3 370           6 891      10 261
     Feb ......       12 900        105          40 250                --             1 800           5 043       6 843
     Mar ......       12 826        111          41 331                --             3 450           6 300       9 750
     Apr ......       12 597        109          42 882                --             6 000           4 800      10 800
     May ......       12 897        106          41 879                --             8 500           5 900      14 400
     Jun ......       12 910        103          42 217                --            10 500           5 105      15 605
     Jul ......       12 813        104          42 789                --            12 000           9 096      21 096
     Aug ......       12 753         66          43 139                --            11 000           9 000      20 000
     Sep ......       12 747         62          43 463                --             9 500           7 800      17 300
     Oct ......       12 889         75          43 861                --            10 500           8 200      18 700
     Nov ......       12 886         57          44 923                --            11 300           9 900      21 200
     Dec ......       12 872         54          50 611                --             7 600          11 904      19 504

2005:Jan ......       12 908         55          45 761                --            11 200          13 209      24 409
     Feb ......       12 898         62          45 274                --             7 000          12 500      19 500
     Mar ......       12 871         60          47 275                --             7 200          13 000      20 200
     Apr ......       13 227         64          46 528                --             7 100          12 854      19 954
     May ......       13 358         70          46 769                --             6 600          11 153      17 753
     Jun ......       12 218         72          47 043                --             6 625          11 100      17 725
     Jul ......       13 385         56          47 475                --             7 175          10 205      17 380
     Aug ......       13 163         42          47 633                --             6 290           8 173      14 463
     Sep ......       13 889         27          48 054                --             5 600           8 200      13 800
     Oct ......       13 576         30          48 674                --             5 600           5 870      11 470
     Nov ......       13 746         28          49 951                --             2 900           5 200       8 100
     Dec ......       13 834         29          55 601                --                --           5 306       5 306
-----------------------------------------------------------------------------------------------------------------------

KB128

(1).  Accommodation at the discount window, up to 8 March 1998. As from 9 March
      1998 total liquidity provided by Reserve Bank.

(2).  Government deposits in the Exchequer, Paymaster-General and Stabilisation
      Accounts.

(3).  Notes in circulation outside Reserve Bank.

(4).  Outstanding amounts as at month-end.

(5).  Total outstanding amounts on 28-day reverse repurchase transactions (first issued on 26 April 1999), 91-day reverse repurchase transactions (first issued on 17 June 2002) and 56-day reverse repurchase transactions (first issued 24 March 2005), at month-ends.

(6).  Total outstanding amounts on 28-day Reserve Bank debentures (first issued on 16 September 1998), 91-day Reserve Bank debentures (first issued on 14
      August 2002) and 56-day Reserve Bank debentures (first issued 1 December
      2004), at month-ends.

--------------------------------------------------------------------------------
S-26                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

MONEY MARKET ACCOMMODATION
SELECTED DAILY INDICATORS

R millions
--------------------------------------------------------------------------------------------
                     Total liquidity provided and outstanding repurchase agreements
                     -----------------------------------------------------------------------
                     Main repurchase    Standing     Cash reserve accounts   SAMOS    Total
Date                   auction(1)     facilities(2)  ---------------------  penalty
                                                     Withdrawals  Deposits

                         (223D)          (224D)        (1456D)     (1457D)  (1434D)  (1440D)
--------------------------------------------------------------------------------------------

2005/11/09 ........      12 400                0           222         448       9    12 183
2005/11/10 ........      12 400                0           126         663       0    11 863
2005/11/11 ........      12 400                0           126         771       0    11 755
2005/11/12 ........      12 400                0           126         771       0    11 755
2005/11/14 ........      12 400                0           126         819       0    11 707
2005/11/15 ........      12 400                0            32         864       0    11 568
2005/11/16 ........      11 600                0           152         718       6    11 040
2005/11/17 ........      11 600                0            34       1 351       0    10 283
2005/11/18 ........      11 600           -1 054           388         867       0    10 067
2005/11/19 ........      11 600                0           389         867       0    11 122
2005/11/21 ........      11 600             -963           308       1 335       0     9 610
2005/11/22 ........      11 600           -1 257           407         587       0    10 163
2005/11/23 ........      10 650              460           280         697       3    10 696
2005/11/24 ........      10 650                0           301         927       0    10 024
2005/11/25 ........      10 650                0         1 220         544       0    11 326
2005/11/26 ........      10 650                0         1 220         544       0    11 326
2005/11/28 ........      10 650                0           545         501       0    10 694
2005/11/29 ........      10 650              873           212         731       1    11 005
2005/11/30 ........      12 250              127           212       1 187       0    11 402
2005/12/01 ........      12 250                0           855         353       0    12 752
2005/12/02 ........      12 250                0           318         353       0    12 215
2005/12/03 ........      12 250                0           318         353       0    12 215
2005/12/05 ........      12 250                0           239         807       0    11 682
2005/12/06 ........      12 250             -405           222         811       0    11 256
2005/12/07 ........      11 200                0           243         815       0    10 628
2005/12/08 ........      11 200                0            73         810       0    10 463
2005/12/09 ........      11 200                0            71         875       1    10 397
2005/12/10 ........      11 200                0            71         875       1    10 397
2005/12/12 ........      11 200             -733           299         810       0     9 956
2005/12/13 ........      11 200                0           299         751       0    10 748
2005/12/14 ........      11 900             -443           299         850       0    10 906
2005/12/15 ........      11 900                0           307       1 415       0    10 792
2005/12/17 ........      11 900                0           307       1 415       0    10 792
2005/12/19 ........      11 900                0           917         696       0    12 121
2005/12/20 ........      11 900                0           577         662       0    11 815
2005/12/21 ........      12 300             -830         1 364         662       0    12 172
2005/12/22 ........      12 300                0           161         623       3    11 841
2005/12/23 ........      12 300                0           220         389       0    12 131
2005/12/24 ........      12 300                0           220         389       0    12 131
2005/12/27 ........      12 300                0            15         427       0    11 888
2005/12/28 ........      11 900                0            39         389       0    11 550
2005/12/29 ........      11 900                0            15         775       0    11 140
2005/12/30 ........      11 900                0           445         491       0    11 854
2005/12/31 ........      11 900                0           445         491       0    11 854
2006/01/03 ........      11 900             -732           140         651       0    10 657
2006/01/04 ........      11 500              800           361         473       0    12 188
2006/01/05 ........      11 500              492            29         482       4    11 543
2006/01/06 ........      11 500                0           341         721       0    11 120
2006/01/07 ........      11 500                0           341         721       0    11 120
2006/01/09 ........      11 500                0            10       1 330       0    10 180
2006/01/10 ........      11 500                0            10       1 021       0    10 489
2006/01/11 ........      11 700                0            10       1 733       0     9 977
2006/01/12 ........      11 700                0            54         381       0    11 373
2006/01/13 ........      11 700                0            14         455       2    11 261
2006/01/14 ........      11 700                0            14         455       0    11 259
2006/01/16 ........      11 700             -330            14         904       2    10 482
2006/01/17 ........      11 700            -1000            10         991       0     9 719
2006/01/18 ........      11 100                0           117         888       4    10 333
2006/01/19 ........      11 100                0            32       1 024       0    10 108
2006/01/20 ........      11 100              -24            32         901       0    10 207
2006/01/21 ........      11 100                0            32         901       0    10 231
2006/01/23 ........      11 100                0            39       1 248       0     9 891
2006/01/24 ........      11 100                0            40         914       0    10 226
2006/01/25 ........      12 800             -200            40       1 255       0    11 385
2006/01/26 ........      12 800                0           200         677       0    12 323
2006/01/27 ........      12 800                0           111         677       0    12 234
2006/01/28 ........      12 800                0           111         677       0    12 234
2006/01/30 ........      12 800                0           223         624       0    12 399
2006/01/31 ........      12 800                0            78         715       0    12 163
2006/02/01 ........      13 150                0           126       1 087       0    12 189
2006/02/02 ........      13 150              300           277         696       1    13 032
2006/02/03 ........      13 150                0           471         749      10    12 882
2006/02/04 ........      13 150                0           471         749       0    12 872
2006/02/06 ........      13 150                0           530       1 455       0    12 225
2006/02/07 ........      13 150             -351           362       1 223       0    11 938
2006/02/08 ........      12 000                0            35       1 415       0    10 620
--------------------------------------------------------------------------------------------

KB131

(1).  Liquidity provided by SARB on a weekly basis every Wednesday as from 5
      September 2001.

(2).  Standing facilities allotted at a spread of 50 basis points above or below the prevailing repurchase rate. Data include supplementary repurchase auctions whenever conducted.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-27

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

MONEY MARKET AND RELATED INTEREST RATES

-----------------------------------------------------------------------------------------------------------
                                  Predominant prime
                                  overdraft rate of
      Accommodation rates          clearing banks                             Interbank rates
---------------------------------------------------              ------------------------------------------
                                                                   South
                                                                  African               Foreign     Rand
                          SAMOS                                  overnight   Interbank  exchange  overnight
             Repurchase  penalty                                 interbank     carry    forward    deposit
                rate      rate                                   average(1)   rate(2)   rate(3)    rate(4)
   Date          %                   Date       %       Date         %           %         %          %

                                                                  (1444W)     (1445W)   (1446W)    (1447W)
-----------------------------------------------------------------------------------------------------------

2000/01/14     11.75      16.75   1999/07/14  17.50  2005/10/14      6.67        6.47      7.20       6.70
2000/10/17     12.00      17.00   1999/08/08  16.50  2005/10/21      6.62        6.83      6.96       6.70
2001/06/15     11.00      16.00   1999/10/04  15.50  2005/10/28      6.41        6.64      6.95       6.70
2001/09/05     10.00      15.00   2000/01/24  14.50  2005/11/04      6.75        6.78      6.86       6.70
2001/09/21      9.50      14.50   2001/06/18  13.75  2005/11/11      6.41        6.40      6.91       6.70
2002/01/16     10.50      15.50   2001/07/16  13.50  2005/11/18      6.52        6.74      6.93       6.70
2002/03/15     11.50      16.50   2001/09/25  13.00  2005/11/25      6.63        6.94      6.94       6.70
2002/06/14     12.50      17.50   2002/01/16  14.00  2005/12/02      6.54        6.80      7.00       6.70
2002/09/13     13.50      18.50   2002/03/18  15.00  2005/12/09      6.52        6.80      6.91       6.70
2003/06/13     12.00      17.00   2002/06/14  16.00  2005/12/16      6.57        6.65      6.79       6.70
2003/08/15     11.00      16.00   2002/09/16  17.00  2005/12/23      6.58        6.70      6.92       6.70
2003/09/11     10.00      15.00   2003/06/13  15.50  2005/12/30      6.52        6.67      7.78       6.70
2003/10/17      8.50      13.50   2003/08/15  14.50  2006/01/06      6.67        6.67      6.87       6.70
2003/12/12      8.00      13.00   2003/09/11  13.50  2006/01/13      6.71        6.79      6.90       6.70
2004/08/13      7.50      12.50   2003/10/20  12.00  2006/01/20      6.64        6.83      6.92       6.75
2005/04/15      7.00      12.00   2003/12/15  11.50  2006/01/27      6.58        6.79      6.51       6.75
                                  2004/08/16  11.00  2006/02/03      6.56        6.71      6.96       6.75
                                  2005/04/15  10.50  2006/02/17      6.76        6.76      7.31       6.75
-----------------------------------------------------------------------------------------------------------

------------------------------------------

              Negotiable certificates of
              deposit/promissory notes(5)
------------------------------------------

   Date      3 months  6 months  12 months

             (1411W)    (1412W)   (1413W)
------------------------------------------

2000/01/14      7.05       7.24      7.49
2000/10/17      7.05       7.26      7.59
2001/06/15      7.14       7.28      7.73
2001/09/05      7.14       7.29      7.73
2001/09/21      7.16       7.29      7.74
2002/01/16      7.25       7.39      7.78
2002/03/15      7.16       7.31      7.58
2002/06/14      7.15       7.32      7.59
2002/09/13      7.09       7.23      7.39
2003/06/13      7.06       7.21      7.34
2003/08/15      7.05       7.21      7.34
2003/09/11      7.05       7.21      7.34
2003/10/17      7.05       7.14      7.27
2003/12/12      7.00       7.11      7.19
2004/08/13      7.04       7.14      7.25
2005/04/15      7.04       7.14      7.28
                7.04       7.14      7.34
                7.10       7.21      7.39
------------------------------------------

KB129

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Notice deposits with clearing
                                 Other money-market interest rates                                           banks(10)
             ------------------------------------------------------------------------------------  -----------------------------
                                  SARB
                             debentures(7)
                            ----------------
                                               91 day     3-month
               Interbank                      Treasury    bankers'   3-month    9x12
             call money(6)  28 days  56 days    bills   acceptances  JIBAR(8)  FRA(9)              32 days  88-91 days  6 months
   Date            %           %        %         %          %          %         %        Date       %          %         %

                (1410W)     (1448W)  (1458W)   (1405W)    (1406W)     (1450W)  (1451W)             (1414M)   (1415M)     (1416M)
--------------------------------------------------------------------------------------------------------------------------------

2005/10/14          5.50       6.79      ...      6.79       6.92        7.04     7.52  2004: Aug     5.90      6.37        7.14
2005/10/21          5.50       6.80     6.83      6.78       6.92        7.04     7.79     Sep        5.74      6.17        6.91
2005/10/28          5.50       6.80     6.83      6.84       7.00        7.12     7.82     Oct        5.57      6.05        6.73
2005/11/04          5.50       6.79      ...      6.85       7.01        7.14     7.67     Nov        5.58      6.04        6.69
2005/11/11          5.50       6.79     6.82      6.86       7.01        7.14     7.78     Dec        5.54      6.05        6.66
2005/11/18          5.50       6.79     6.83      6.97       7.12        7.25     7.68
2005/11/25          5.50       6.82     6.83      6.89       7.04        7.16     7.49  2005: Jan     5.59      6.08        6.67
2005/12/02          5.50       6.80     6.82      6.87       7.04        7.16     7.43     Feb        5.60      6.07        6.65
2005/12/09          5.50       6.79     6.81      6.82       6.98        7.11     7.19     Mar        5.60      6.08        6.67
2005/12/16          5.50       6.79      ...      6.82       6.95        7.07     7.24     Apr        5.44      6.12        6.50
2005/12/23          5.50       6.77     6.78      6.78       6.93        7.05     7.17     May        5.38      5.96        6.37
2005/12/30          5.50       6.75      ...      6.78       6.93        7.05     7.12     Jun        5.38      5.88        6.34
2006/01/06          5.50       6.80     6.79      6.77       6.93        7.05     6.90     Jul        5.38      5.87        6.34
2006/01/13          5.50       6.78      ...      6.73       6.88        7.00     6.86     Aug        5.57      5.94        6.52
2006/01/20          5.50       6.77      ...      6.72       6.92        7.04     6.96     Sep        5.57      5.92        6.52
2006/01/27          5.50       6.75      ...      6.69       6.93        7.05     7.16     Oct        5.57      5.99        6.63
2006/02/03          5.50       6.78     6.80      6.69       6.93        7.05     7.14     Nov        5.70      6.02        5.06
2006/02/17          5.50       6.79     6.80      6.71       6.98        7.10     7.10     Dec        5.83      6.60        5.04
--------------------------------------------------------------------------------------------------------------------------------

---------------------------------------

                              Weighted
                              average
               12 months'    overdraft
             fixed deposits     rate
             with clearing   on current
               banks(10)      accounts
   Date            %             %

                 (1417M)       (1404M)
---------------------------------------

2005/10/14          7.23         14.53
2005/10/21          6.84         14.36
2005/10/28          6.76         14.24
2005/11/04          6.71         14.33
2005/11/11          6.67         14.34
2005/11/18
2005/11/25          6.72         14.46
2005/12/02          6.71         14.52
2005/12/09          6.77         14.46
2005/12/16          6.72         14.12
2005/12/23          6.48         14.04
2005/12/30          6.47         13.98
2006/01/06          6.48         14.09
2006/01/13          6.59         14.04
2006/01/20          6.66         14.01
2006/01/27          6.82         14.05
2006/02/03          7.06         14.05
2006/02/17          6.75         14.02
---------------------------------------

KB130

(1).  Weighted average rate of unsecured interbank overnight transactions at market rates, generally referred to as SAONIA rate, consistently worked back to September 2001.

(2).  Weighted average rate of overnight rand deposits raised by banks in the overnight carry market.

(3).  Weighted average rate of overnight rand deposits raised by banks in the forward foreign exchange market.

(4).  Weighted average of the overnight call deposit rates paid by A1-rated local and F1-rated foreign financial institutions where Safex places its daily margin deposits received by members.

(5).  From 1 April 2004, the rate reflected related to negotiable certificates of deposits (instead of promisory Notes).

(6).  Predominant interbank call rate quoted by largest banks.

(7).  Average tender rate on SARB debentures established at Wednesday auctions
      (see footnotes 5 and 6 on table S26 for dates of inception).

(8).  Three-month interbank rate agreed upon in Johannesburg.

(9).  Rate on 9x12-month forward rate agreements indicating market expectations of rates on three-month instruments in nine months' time.

(10). Weighted average as quoted by clearing banks on new deposits of more than
      R100 000 by the general public.

--------------------------------------------------------------------------------
S-28                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

CAPITAL MARKET INTEREST RATES AND YIELDS

Percentage
--------------------------------------------------------------------------------------------------
                         Yields(1) and price indices on bonds traded on the bond exchange(2)
                    ------------------------------------------------------------------------------
                                      Government bonds
                    ------------------------------------------------------
Period                                                            Govern-
                                                      10 years      ment
                     0 to       3 to        5 to        and         bond       Eskom     All bond
                    3 years    5 years    10 years      over      index(3)     bonds     index(3)

                    (2000M)    (2001M)    (2002M)     (2003M)     (2013M)     (2004M)    (2014M)
--------------------------------------------------------------------------------------------------

2003 ...........       7.89     8.66        8.92        9.15       184.70      9.08       184.00
2004 ...........       7.21     7.67        8.05        8.38       212.70      8.16       212.00
2005 ...........       6.95     7.27        7.40        7.60       235.64      7.55       234.84

2005: Apr ......       7.16     7.65        8.01        8.45       216.25      8.00       215.61
      May ......       6.88     7.52        7.93        8.40       215.97      7.90       215.40
      Jun ......       6.78     7.33        7.67        8.06       221.84      7.70       221.19
      Jul ......       6.85     7.38        7.70        8.09       223.97      7.73       223.31
      Aug ......       6.86     7.25        7.57        7.92       224.04      7.56       223.44
      Sep ......       7.05     7.48        7.79        8.07       224.18      7.76       223.61
      Oct ......       7.19     7.69        7.90        8.14       225.63      7.97       225.02
      Nov ......       7.08     7.56        7.72        7.93       231.08      7.85       230.36
      Dec ......       6.95     7.27        7.40        7.60       235.64      7.55       234.84

2006: Jan ......       6.86     7.10        7.24        7.41       237.96      7.33       237.15
--------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                             Predominant rates
                    --------------------------------------------------------------------
                           Retail deposits                             Mortgage loans
                    ------------------------------                  --------------------
                          Banks
                    ------------------
Period                Fixed deposits      Postbank    Participa-     Banks:     Partici-
                    ------------------    savings     tion mort-    Dwelling     pation
                                           certi-     gage bond      units      mortgage
                    1 year     3 years    ficates     schemes(4)                 bonds

                    (2007M)    (2008M)    (2009M)      (2010M)      (2011M)     (2012M)
-----------------------------------------------------------------------------------------

2003 ...........     6.10       7.27        7.25         8.00        11.50       11.00
2004 ...........     6.40       7.24        6.75         7.50        11.00        9.85
2005 ...........     6.40       6.95        6.25         6.75        10.50        9.35

2005: Apr ......     6.40       6.89        6.25         7.00        10.50        9.85
      May ......     6.20       7.06        6.25         7.00        10.50        9.85
      Jun ......     6.20       7.12        6.25         6.50        10.50        9.35
      Jul ......     6.20       7.11        6.25         6.50        10.50        9.35
      Aug ......     6.20       6.90        6.25         6.50        10.50        9.35
      Sep ......     6.20       6.92        6.25         6.75        10.50        9.35
      Oct ......     6.20       6.92        6.25         6.75        10.50        9.35
      Nov ......     6.50       6.91        6.25         6.75        10.50        9.35
      Dec ......     6.40       6.95        6.25         6.75        10.50        9.35

2006: Jan ......     6.40        ...        6.25         6.75        10.50        9.35
-----------------------------------------------------------------------------------------

KB201

-------------------------------------------------------------------------------------------------------------------
                      Usury Act: Maximum finance charges rates
                    --------------------------------------------
                        Money loans          Credit and leasing      Prescribed rate of       Rate of interest on
                                                transactions             interest(6)            loans from the
                    --------------------------------------------      (Judgement debt)       State Revenue Fund(7)
Period              Amount categories(5)    Amount categories(5)
                    --------------------------------------------
                      (i)        (ii)        (iii)       (iv)
                    -----------------------------------------------------------------------------------------------
                     R1 -      R10 001 -     R1 -      R10 001 -
                    R10 000    R500 000     R10 000     R500 000       Date                     Date

                    (2020M)     (2021M)     (2022M)      (2023M)                  (2024G)                  (2026G)
-------------------------------------------------------------------------------------------------------------------

2003 ...........      22.00       19.00       22.00        19.00    1976/07/16     11.00     2000/07/01     14.75
2004 ...........      20.00       17.00       20.00        17.00    1985/02/08     20.00     2000/08/01     14.00
2005 ...........      20.00       17.00       20.00        17.00    1986/08/01     15.00     2000/09/01     14.75

2005: Apr ......      20.00       17.00       20.00        17.00    1987/09/01     12.00     2001/07/01     14.00
      May ......      20.00       17.00       20.00        17.00    1989/07/01     18.50     2001/10/01     13.00
      Jun ......      20.00       17.00       20.00        17.00    1993/10/01     15.50     2002/03/01     13.50
      Jul ......      20.00       17.00       20.00        17.00                             2002/04/01     14.50
      Aug ......      20.00       17.00       20.00        17.00                             2002/07/01     15.50
      Sep ......      20.00       17.00       20.00        17.00                             2002/10/01     16.50
      Oct ......      20.00       17.00       20.00        17.00                             2003/07/01     15.00
      Nov ......      20.00       17.00       20.00        17.00                             2003/09/01     14.00
      Dec ......      20.00       17.00       20.00        17.00                             2003/10/01     13.00
                                                                                             2003/12/01     11.50
2006: Jan ......      20.00       17.00       20.00        17.00                             2004/09/01     10.50
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                      Official rate of
                         interest(8)                   Rate of interest on
                       (Fringe benefit               outstanding VAT amounts
                          taxation)
Period                                       ----------------------------------------
                                                           Art. 39(9)    Art. 45(10)
                    ---------------------              ------------------------------
                       Date                     Date          Tax          Refunds

                                  (2025G)                   (2027G)        (2028G)
-------------------------------------------------------------------------------------

2003 ...........    1998/12/01     19.00     1993/06/01      14.40          16.00
2004 ...........    1999/05/01     16.00     1998/12/01      19.20          18.00
2005 ...........    1999/09/01     14.50     1999/05/01      15.60          16.00

2005: Apr ......    2000/03/01     13.00     1999/09/01      14.40          14.50
      May ......    2001/10/01     10.50     2000/03/01      13.20          13.00
      Jun ......    2002/03/01     11.50     2002/10/01      15.60          15.50
      Jul ......    2002/09/01     13.50     2003/04/01      16.50          16.50
      Aug ......    2003/03/01     14.50     2003/07/01      15.00          15.00
      Sep ......    2003/07/01     13.00     2003/09/01      14.00          14.00
      Oct ......    2003/09/01     12.00     2003/10/01      13.00          13.00
      Nov ......    2003/12/01      9.50     2003/12/01      11.50          11.50
      Dec ......    2004/03/01      9.00     2004/11/01      10.50          10.50
                    2004/09/01      8.50
2006: Jan ......    2005/09/01      8.00
-------------------------------------------------------------------------------------

KB202

(1).  Monthly average bond yield.

(2).  Source: The Bond Exchange of South Africa and the Actuarial Society of
      South Africa.

(3).  Indices: 30 June 2000=100. Month-end values.

(4).  Rate on investment after deduction of management fee.

(5).  Amount categories from 5/5/1988 as indicated; 5/12/1986 to 4/5/1988: R1-R4
      000 and R4 001-R70 000; 11/2/1986 to 4/12/1986: R1-R2 500 and R2 501-R50
      000. From 11/9/1981 to 10/2/1986 money loans were R1-R2 000, R2 001-R5 000 and R5 001-R100 000 and credit and leasing transactions R1-R10 000 and R10
      001-R100 000. From 31/12/92 certain exemptions with regard to amounts of less than R6 000. From 01/07/1999 certain categories of money lending transactions of less than R10 000 were exempted. From 16/02/2001the ceiling amount of R6 000 was increased to R10 000 and the amount categories changed from R1-6 000 and R6 001-R500 000 to R1-R10 000 and R10
      001 to R500 000.

(6).  Prescribed rate of interest (Section 1 of Act No. 55 of 1975), Department of Justice. This Act provides for the calculation and payment of interest on certain judgement debts.

(7).  The standard interest rate applicable to loans granted by the State out of the State Revenue Fund, Exchequer Act (Act No. 66 of 1975). As from
      01/04/2000 the Public Finance Management Act, Act No. 1 of 1999 (as
      amended by Act no 29 of 1999).

(8).  Official rate of interest as defined by the Income Tax Act (Act No. 58 of
      1962).

(9).  Interest for failure to pay tax when due. Value Added Tax Act (Act No. 89 of 1991). As from 01/04/2003 determined in terms of the Public Finance
      Management Act, Act No.1 of 1999.

(10). Interest on delayed refunds. Value Added Tax Act (Act No. 89 of 1991). As from 01/04/2003 determined in terms of the Public Finance Management Act,
      Act No.1 of 1999.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-29

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

CAPITAL MARKET ACTIVITY
PRIMARY AND SECONDARY MARKETS

R millions
----------------------------------------------------------------------------------------------------------------------
                                                              Primary market
                    --------------------------------------------------------------------------------------------------
                                   Net issues of marketable bonds                  Capital raised by companies listed
                                                                                                 on the JSE(2)
                    --------------------------------------------------------------------------------------------------
                                          Public-sector(1)                                   Private sector
                    --------------------------------------------------------------------------------------------------
Period                                                                                                        Total
                                                                                     Other      Rights        value
                               Local                                                 share     issues of    of share
                    Govern-    govern-         Public         Other                 capital    ordinary      capital
                    ment       ments(4)    enterprises(5)    borrowers     Total    raised      shares       raised

                    (2030M)    (2031M)          (2032M)       (2033M)     (2034M)   (2046M)      (2044M)      (2043M)
----------------------------------------------------------------------------------------------------------------------

2003 ...........    36 490        -583              514         1 854      38 275    21 042        1 658       22 700
2004 ...........    34 435       1 782            5 476          -515      41 178    35 522        6 550       42 072
2005 ...........    24 914        -586             -210          -290      23 828    80 270        1 895       82 165

2005: Mar ......     3 754         -11            1 364          -163       4 944     2 433           --        2 433
      Apr ......     8 371          -2              492            -6       8 855       744          160          904
      May ......     4 787          --              397            --       5 184     1 135           --        1 135
      Jun ......     3 929        -271              515           -43       4 130       456          110          567
      Jul ......     4 409         -25              971            --       5 355     2 070          216        2 286
      Aug ......     4 092          --              586            --       4 678     7 574          200        7 774
      Sep ......     3 638         -25             -815            --       2 798       813           --          813
      Oct ......     2 656          -3              310            -9       2 954    47 111           --       47 111
      Nov ......     3 380          --              116            --       3 496     1 196          554        1 750
      Dec ......     2 266        -248           -4 389           -63      -2 434    10 918          651       11 568

2006: Jan ......       ...         ...              ...           ...         ...       591           --          591
----------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                                            Secondary market
                    -----------------------------------------------------------------
                     Securities exchange            Bond exchange transactions
                         transactions
                    -----------------------------------------------------------------
                          Shares(2)                          Bonds(3)
                    -----------------------------------------------------------------
                                                                Bonds purchased
Period                Total        Total        Total       ------------------------
                     volume        value        number        Total         Total
                    of shares    of shares    of trans-     considera-     nominal
                    traded(6)     traded      actions(7)       tion         value

                     (2038M)      (2039M)      (2040M)       (2041M)       (2042M)
-------------------------------------------------------------------------------------

2003 ...........       43 053      752 249       355 740    11 965 319    10 665 446
2004 ...........       45 438    1 031 207       328 285     9 504 312     8 378 337
2005 ...........       54 510    1 278 690       298 369     9 828 637     8 136 638

2005: Mar ......        4 518      103 451        28 527       790 121       659 679
      Apr ......        4 089       88 255        26 953       787 909       660 653
      May ......        4 194       91 279        26 429       854 728       705 469
      Jun ......        4 360      105 660        24 611       856 528       699 138
      Jul ......        4 640      106 496        24 633       857 582       696 578
      Aug ......        4 449      107 579        27 516       860 301       706 273
      Sep ......        5 501      136 471        26 644       806 364       681 115
      Oct ......        5 093      125 096        23 142       824 299       689 033
      Nov ......        5 390      127 212        24 136       920 735       767 132
      Dec ......        4 757      113 901        17 525       627 220       512 277

2006: Jan ......        5 544      147 768        20 923       824 679       666 114
-------------------------------------------------------------------------------------

KB203

NON-RESIDENT AND REAL-ESTATE TRANSACTIONS

R millions
------------------------------------------------------------------------------------------------------------------------------------
                                 Transactions by non-residents                                                               Real
                                                                                                                           estate(9)
                   -----------------------------------------------------------------------------------------------------------------
                                 Shares(2)                                            Bonds(8)
                   -----------------------------------------------------------------------------------------------------
Period                                                                                          Net purchases              Transfer
                                                                                      ----------------------------------     duty
                   Purchases     Sales     Net purchases    Purchases      Sales       Total     Repurchases    Outright
                    (2550M)     (2551M)       (2050M)        (2553M)      (2554M)     (2051M)      (2562M)       (2563M)    (2564M)
------------------------------------------------------------------------------------------------------------------------------------

2003 ...........     166 125    166 554             -429    1 293 168    1 301 258     -8 090           -501      -7 589      4 288
2004 ...........     223 588    190 719           32 869    1 224 629    1 224 264        364         -1 332       1 697      6 618
2005 ...........     283 048    234 885           48 163    1 612 410    1 623 087    -10 677             39     -10 717      8 280

2005: Feb ......      20 096     14 662            5 434      150 403      149 127      1 277            102       1 174        628
      Mar ......      22 048     19 540            2 509      114 949      112 365      2 583             20       2 563        660
      Apr ......      18 052     15 270            2 782      129 353      125 672      3 681            216       3 465        711
      May ......      16 808     17 601             -794      130 310      126 326      3 984             83       3 901        602
      Jun ......      28 583     16 800           11 783      150 208      145 849      4 358            162       4 196        709
      Jul ......      25 520     18 280            7 240      147 584      150 246     -2 662             -0      -2 662        642
      Aug ......      24 727     20 227            4 500      127 282      131 178     -3 895            -74      -3 821        818
      Sep ......      28 777     26 975            1 802      131 929      135 969     -4 040             52      -4 092        710
      Oct ......      28 258     23 393            4 866      153 870      158 443     -4 573            477      -5 051        694
      Nov ......      30 185     23 115            7 070      153 676      158 544     -4 868            -39      -4 829        734
      Dec ......      22 335     22 591             -255      105 246      106 491     -1 244            -35      -1 210        753

2006: Jan ......      38 102     26 695           11 406      156 065      158 203     -2 138         -3 712       1 574        ...
------------------------------------------------------------------------------------------------------------------------------------

KB204

(1).  Net cash receipts after repayment of redemptions. Note: Net increase in own securities excluded.

(2).  Source: The JSE Limited.

(3).  Source: The Bond Exchange of South Africa as from January 1995.

(4).  Excluding waterboards as from 1990.

(5).  Including waterboards as from 1990.

(6).  Volume in millions.

(7).  Actual number.

(8).  Source: The Bond Exchange of South Africa as from January 1996.

(9).  Seasonally adjusted.

--------------------------------------------------------------------------------
S-30                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

DERIVATIVE MARKET ACTIVITY

R millions
------------------------------------------------------------------------------------------------------------------------------------
                                                                  Derivative market(1)
                --------------------------------------------------------------------------------------------------------------------
                                       Futures contracts                                   Options on futures contracts
                --------------------------------------------------------------------------------------------------------------------
Period
                    Number of     Number of      Underlying        Open        Number of     Number of      Underlying      Open
                    deals(2)     contracts(2)       value       interest(3)    deals(2)     contracts(2)      value      interest(3)

                     (2052M)       (2053M)         (2054M)        (2055M)       (2552M)       (2555M)        (2556M)       (2557M)
------------------------------------------------------------------------------------------------------------------------------------

2000 ...........      158 144       9 182 363        757 594        241 030       13 130      15 044 477        60 007     2 378 928
2001 ...........      174 018      11 333 675        901 187        227 466       19 701      24 317 784       119 416     2 556 934
2002 ...........      132 575      10 256 935        800 254        256 420       12 818      19 120 789        78 316     3 002 783
2003 ...........      166 508      13 292 576        743 550        491 062       11 335      17 404 419        50 127     2 414 355
2004 ...........      606 912      18 427 582        997 701        908 218       11 299      18 136 543        49 808     2 145 487
2005 ...........      624 262      35 176 298      1 501 428      1 831 406       12 473      14 410 203        49 854     2 076 788

2003: Feb ......       10 023         590 834         41 246        310 572        1 044       1 425 523         4 332     3 711 653
      Mar ......       11 934       1 338 207         82 690        279 066          903       1 428 954         3 799     2 090 507
      Apr ......        8 672         722 301         30 814        293 169          926         971 079         3 692     2 390 002
      May ......       11 835       1 011 622         49 300        361 462        1 333       1 277 545         4 121     2 818 854
      Jun ......       12 297       1 740 515         93 463        315 004        1 102       2 153 276         6 821     2 423 435
      Jul ......       12 107         967 628         47 008        319 494        1 013       2 310 906         4 793     3 368 452
      Aug ......       11 240         845 825         53 859        444 594          762         995 786         3 323     3 645 022
      Sep ......       14 596       1 724 595        102 945        491 623        1 062       1 672 978         5 158     2 896 898
      Oct ......       14 397       1 051 023         58 816        442 190          845       1 395 093         3 705     3 356 783
      Nov ......       23 274         709 064         46 790        455 837          677         954 447         2 375     3 302 460
      Dec ......       27 484       2 109 130        101 377        491 062          714       1 662 718         3 179     2 414 355

2004: Jan ......       44 555       1 112 344         70 374        644 372          851       1 853 670         6 190     2 888 939
      Feb ......       47 617       1 080 285         61 462        774 211          883       2 442 637         6 021     3 599 361
      Mar ......       56 333       2 145 664        126 325        555 759        1 001       1 391 657         3 957     2 584 264
      Apr ......       41 805         678 282         43 853        588 080          800       1 120 455         2 959     2 831 835
      May ......       65 024         998 611         62 173        555 270          905       1 645 742         2 927     2 753 066
      Jun ......       51 845       1 875 915        119 415        497 008          913       1 586 338         3 091     2 560 862
      Jul ......       49 000         989 841         55 481        546 641          795       1 348 071         4 067     3 002 767
      Aug ......       58 620         967 459         73 534        544 142        1 256       1 562 374         5 775     3 260 850
      Sep ......       54 217       2 095 514        131 710        567 890        1 213       1 652 285         3 563     2 832 762
      Oct ......       50 573       1 417 057         60 202        731 791        1 178       1 484 200         4 903     3 034 065
      Nov ......       52 170       1 996 455         65 587        903 662          991       1 071 188         3 377     3 183 481
      Dec ......       35 153       3 070 155        127 585        908 218          513         977 926         2 978     2 145 487

2005: Jan ......       45 465       1 527 675         49 441      1 245 858          902         850 099         2 911     2 364 139
      Feb ......       46 138       1 295 739         56 801      1 388 098        1 197       1 324 648         5 296     2 672 142
      Mar ......       55 146       4 101 556        167 594      1 383 604          801       1 030 094         2 885     1 717 341
      Apr ......       50 342       1 951 094         66 097      1 372 262          834       1 614 426         3 345     2 190 379
      May ......       64 371       1 649 927         66 395      1 498 785          838         992 275         2 965     2 500 798
      Jun ......       63 434       4 445 955        201 666      1 315 088          941       1 023 154         3 880     2 040 897
      Jul ......       62 904       1 963 163         78 566      1 625 807          819       1 366 356         3 714     2 403 220
      Aug ......       60 992       2 154 229         97 512      1 737 699        1 131       1 236 069         4 909     2 780 296
      Sep ......       59 524       5 045 299        247 449      1 689 592        1 424       1 646 058         5 986     2 461 065
      Oct ......       41 633       2 455 242        124 707      1 841 333        1 437       1 062 795         5 272     2 702 628
      Nov ......       40 415       3 062 211        114 777      2 024 542        1 193       1 168 244         4 531     2 918 694
      Dec ......       33 898       5 524 208        230 424      1 831 406          956       1 095 985         4 160     2 076 788

2006: Jan ......       41 978       4 109 708        107 433      2 278 080        1 701       1 329 059         7 319     2 327 010
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------
                        Derivative market(1)
------------------------------------------------
                     Individual      Commodity
                       equity        contracts
                     contracts
                    ----------------------------
Period
                      Number of      Number of
                    contracts(2)    contracts(2)

                       (2560M)        (2561M)
------------------------------------------------

2000 ...........       2 022 570         455 265
2001 ...........       6 840 323       1 001 165
2002 ...........      10 326 223       1 969 239
2003 ...........      11 463 103       2 305 673
2004 ...........      15 738 624       1 894 059
2005 ...........      27 288 035       1 771 470

2003: Feb ......         723 699         269 315
      Mar ......         906 233         194 101
      Apr ......         452 491         143 785
      May ......         734 658         183 286
      Jun ......       1 310 279         309 134
      Jul ......       1 968 674         192 241
      Aug ......         644 598         167 129
      Sep ......         919 806         139 690
      Oct ......       1 094 240         193 795
      Nov ......         622 075         162 198
      Dec ......       1 580 061         162 793

2004: Jan ......       1 133 252         181 821
      Feb ......       1 486 412         244 725
      Mar ......       1 481 599         166 863
      Apr ......         802 017          83 651
      May ......       1 243 299          98 289
      Jun ......       1 492 351         196 643
      Jul ......         918 775         168 727
      Aug ......         663 259         153 917
      Sep ......       1 596 301         111 097
      Oct ......       1 297 615         133 218
      Nov ......       1 600 536         226 468
      Dec ......       2 023 208         128 640

2005: Jan ......       1 342 639         160 661
      Feb ......         984 527         224 018
      Mar ......       2 948 702          98 453
      Apr ......       1 673 184          95 050
      May ......       1 498 864          90 951
      Jun ......       3 169 145         168 946
      Jul ......       2 096 817         124 520
      Aug ......       1 673 203         126 909
      Sep ......       3 526 104         169 213
      Oct ......       1 805 921         119 657
      Nov ......       2 459 178         232 929
      Dec ......       4 109 751         160 163

2006: Jan ......       3 537 183         155 706
------------------------------------------------

KB205

(1).  Source: The JSE Limited.

(2).  Actual number.

(3).  Actual number as at the last business day of the particular month and year.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-31

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

SHARE PRICES(1)

--------------------------------------------------------------------------------

    Share price indices and yields as calculated by the South African Reserve
     Bank are only published in hard copy. Due to an agreement with the JSE
  Securities Exchange South Africa (JSE) this information may not be published or disseminated electronically under the home-page of the SA Reserve Bank.

         Proprietary JSE information is available at http//www.jse.co.za
    "The Information is the proprietary Information of the JSE. All copyright subsisting in the Information vests in the JSE. All rights are reserved."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
S-32                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

YIELDS AND STOCK EXCHANGE ACTIVITY

--------------------------------------------------------------------------------

    Share price indices and yields as calculated by the South African Reserve
     Bank are only published in hard copy. Due to an agreement with the JSE
  Securities Exchange South Africa (JSE) this information may not be published or disseminated electronically under the home-page of the SA Reserve Bank.

         Proprietary JSE information is available at http//www.jse.co.za
    "The Information is the proprietary Information of the JSE. All copyright subsisting in the Information vests in the JSE. All rights are reserved."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-33

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

UNIT TRUSTS(1)
SELECTED ITEMS AND TRANSACTIONS

R millions
-----------------------------------------------------------------------------------------------------------------------
                      Market value of security holdings(2)                                     Money-
                    ----------------------------------------                                   market
                                                                               All funds:      funds:          Total
                       Public-         Stocks,      Ordinary       Cash         market         Market        assets at
Period                 sector        debentures      shares         and        value of       value of         book
                    securities(3)    and prefer-                deposits(4)       net       net assets(5)      value
                                     ence shares                               assets(5)

                       (2410K)         (2411K)      (2412K)       (2414K)       (2415K)        (2423K)        (2422K)
-----------------------------------------------------------------------------------------------------------------------

1998 ...........            5 699            956      42 099         22 657       72 367           12 823       72 121
1999 ...........            7 973          3 020      61 468         35 416      108 794           25 420       97 890
2000 ...........           13 602          1 141      68 648         41 776      126 148           29 769      115 440
2001 ...........           25 268          2 845      88 446         50 193      168 137           38 987      128 929
2002 ...........           20 894          2 279      86 237         69 718      181 129           56 519      151 655
2003 ...........           24 201          4 024     101 782         95 739      227 413           78 718      173 381
2004 ...........           22 023          8 125     142 575        126 791      301 122          102 696      202 797
2005 ...........           28 905         15 183     214 951        150 041      409 654          115 280      292 620

1998: 01 .......            5 522            810      53 203         18 191       78 406            8 578       62 239
      02 .......            5 447            967      54 505         17 672       78 879            7 634       65 822
      03 .......            4 943            904      36 771         18 838       62 389            8 343       65 576
      04 .......            5 699            956      42 099         22 657       72 367           12 823       72 121

1999: 01 .......            8 156          1 315      50 415         29 960       90 589           20 466       84 037
      02 .......            7 987            976      53 895         32 565       96 139           23 000       91 761
      03 .......            7 361            971      47 949         36 800       93 789           26 646       92 658
      04 .......            7 973          3 020      61 468         35 416      108 794           25 420       97 890

2000: 01 .......            9 041          1 601      63 519         38 301      113 129           27 513      105 227
      02 .......            9 869          1 306      62 890         38 904      113 571           29 272      109 842
      03 .......           10 432          1 445      63 947         39 113      116 201           29 262      107 430
      04 .......           13 602          1 141      68 648         41 776      126 148           29 769      115 440

2001: 01 .......           12 254            997      65 224         45 503      124 925           31 505      104 192
      02 .......           16 791          1 672      66 399         48 978      135 080           31 813      118 385
      03 .......           21 204          1 203      64 383         50 388      137 669           38 788      117 740
      04 .......           25 268          2 845      88 446         50 193      168 137           38 987      128 929

2002: 01 .......           20 828          3 887      83 274         61 972      171 034           44 598      140 604
      02 .......           19 517          2 930      86 492         67 215      178 177           49 769      144 299
      03 .......           24 291          2 937      81 296         70 405      180 700           54 606      143 680
      04 .......           20 894          2 279      86 237         69 718      181 129           56 519      151 655

2003: 01 .......           20 250          3 146      77 503         76 419      179 316           68 052      157 910
      02 .......           15 914          3 340      81 564         89 085      192 217           69 000      158 540
      03 .......           20 404          3 913      87 862         89 297      203 521           73 904      162 578
      04 .......           24 201          4 024     101 782         95 739      227 413           78 718      173 381

2004: 01 .......           23 461          3 350     105 310        107 242      240 787           84 388      182 439
      02 .......           23 768          4 468     108 569        108 901      246 935           87 439      186 666
      03 .......           21 917          7 708     129 492        115 930      276 208           93 880      194 644
      04 .......           22 023          8 125     142 575        126 791      301 122          102 696      202 797

2005: 01 .......           26 457          7 988     153 412        130 985      318 958          104 336      218 339
      02 .......           22 529         11 394     166 942        134 872      346 297          115 134      241 801
      03 .......           24 137         12 402     198 274        141 393      386 336          116 512      275 604
      04 .......           28 905         15 183     214 951        150 041      409 654          115 280      292 620
-----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                         Transactions in units(6)            Transactions in securities(9)
                    --------------------------------------------------------------------------
                     Gross          Re-           Net      Purchases     Sales        Net
Period              sales(7)    purchases(8)     sales                             investment

                     (2416K)      (2417K)       (2418K)     (2419K)     (2420K)     (2421K)
----------------------------------------------------------------------------------------------

1998 ...........      59 691          42 266     17 425      103 782     94 964         8 818
1999 ...........      95 283          66 616     28 667      176 059    141 296        34 763
2000 ...........     110 038          90 241     19 797      186 345    157 484        28 861
2001 ...........     121 059          98 244     22 816      235 550    206 136        29 414
2002 ...........     127 979         111 449     16 530      203 145    184 887        18 259
2003 ...........     179 805         139 975     39 830      248 699    213 106        35 592
2004 ...........     267 505         224 141     43 364      342 182    294 860        47 322
2005 ...........     353 677         294 127     59 550      395 799    325 148        70 651

1998: 01 .......      12 748           7 826      4 922       23 098     19 379         3 719
      02 .......      16 079          12 899      3 180       29 026     28 215           811
      03 .......      15 113          12 040      3 073       27 092     27 814          -723
      04 .......      15 751           9 501      6 250       24 566     19 556         5 011

1999: 01 .......      21 106          11 111      9 995       39 171     30 135         9 035
      02 .......      28 308          18 715      9 592       46 276     37 961         8 316
      03 .......      22 095          17 861      4 234       45 013     34 493        10 519
      04 .......      23 775          18 929      4 846       45 600     38 707         6 893

2000: 01 .......      27 194          21 745      5 449       47 868     44 120         3 748
      02 .......      27 955          22 520      5 434       53 235     41 411        11 824
      03 .......      29 025          24 721      4 304       40 823     37 418         3 405
      04 .......      25 865          21 255      4 610       44 420     34 535         9 885

2001: 01 .......      24 383          22 602      1 781       58 902     49 144         9 758
      02 .......      24 138          21 956      2 183       56 354     46 986         9 368
      03 .......      38 208          27 827     10 381       61 624     60 488         1 137
      04 .......      34 330          25 859      8 471       58 671     49 519         9 152

2002: 01 .......      26 737          24 576      2 161       54 430     49 123         5 307
      02 .......      34 748          29 346      5 402       47 535     39 021         8 514
      03 .......      30 528          26 252      4 276       55 079     55 889          -810
      04 .......      35 966          31 276      4 691       46 101     40 854         5 247

2003: 01 .......      34 232          29 797      4 435       51 821     49 209         2 611
      02 .......      43 499          32 703     10 796       53 021     43 423         9 598
      03 .......      44 086          33 589     10 497       66 481     55 329        11 152
      04 .......      57 987          43 886     14 102       77 377     65 144        12 232

2004: 01 .......      56 032          44 646     11 386       78 054     67 651        10 403
      02 .......      56 723          47 427      9 297       78 224     72 053         6 171
      03 .......      71 758          55 973     15 785       90 195     71 822        18 373
      04 .......      82 992          76 096      6 896       95 710     83 334        12 375

2005: 01 .......      75 767          64 284     11 483       92 157     77 318        14 839
      02 .......      88 887          69 242     19 645       94 478     75 248        19 230
      03 .......      93 973          77 229     16 744      107 141     86 895        20 246
      04 .......      95 050          83 373     11 677      102 023     85 687        16 337
----------------------------------------------------------------------------------------------

KB225

(1).  Including unit trusts classified as "fund of funds" from July 1998.
      Including institutional funds from October 2000. Domestic intra-industry holdings of assets are excluded.

(2).  At the end of the period.

(3).  Securities issued by the Government, local governments, the Land Bank,
      Eskom, Rand Water and other securities approved by the Registrar of
      Collective Investment Schemes.

(4).  Including money market unit trusts' portfolios as from May 1997.

(5).  Market value of security holdings, plus cash, deposits and accrued income, less current liabilities and domestic intra-industry assets, as at end of the period.

(6).  By the management companies. Excluding domestic intra-industry transactions.

(7).  At selling prices. Including switching at market values for an equivalent amount of units at selling prices.

(8).  At repurchase prices.

(9).  At actual transaction values. Excluding domestic intra-industry transactions.

--------------------------------------------------------------------------------
S-34                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

PUBLIC INVESTMENT CORPORATION(1)
LIABILITIES

R millions
--------------------------------------------------------------------------------------------------------------
                                                       Funds received from
                    ------------------------------------------------------------------------------------------
                     Social     Reconstruction      Other         Public          Pension
                    security         and          government    enterprises    and provident    Households(3)
End of              funds(2)     Development        funds                          funds
                                  Programme
                                     fund

                    (2520K)        (2543K)         (2521K)        (2522K)         (2523K)          (2544K)
--------------------------------------------------------------------------------------------------------------

1999 ...........       6 418           528             701               --       177 915             1 043
2000 ...........       7 153           660             824               --       202 319             1 237
2001 ...........       7 772         1 014           1 272               --       233 612             1 536
2002 ...........      10 156         1 060           1 694               --       261 109             1 796
2003 ...........      14 794           867           2 032               --       289 422             2 282
2004 ...........      19 928           820           1 902               --       325 265             2 738
2005 ...........      24 943           945           2 093               --       388 230             3 096

2004: 01 .......      16 400           906           1 965               --       301 893             2 412
      02 .......      17 357           849           2 049               --       305 707             2 480
      03 .......      19 084           827           2 096               --       318 445             2 640
      04 .......      19 928           820           1 902               --       325 265             2 738

2005: 01 .......      21 549           879           1 896               --       347 116             2 884
      02 .......      22 885           748           1 858               --       359 224             2 946
      03 .......      24 329           721           1 907               --       380 638             2 982
      04 .......      24 943           945           2 093               --       388 230             3 096
--------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                                 Funds received from
                    ----------------------------------------------
                       Non-residents(4)
                    -----------------------     Other      Total
End of              Short-term    Long-term
                      funds        funds

                     (2526K)        (2527K)    (2528K)    (2529K)
------------------------------------------------------------------

1999 ...........         2 375           --        584    189 564
2000 ...........         1 121           --        916    214 229
2001 ...........            --           --      1 026    246 233
2002 ...........            --           --         --    275 816
2003 ...........            --           --         --    309 398
2004 ...........            --           --         --    350 653
2005 ...........            --           --         --    419 307

2004: 01 .......            --           --         --    323 575
      02 .......            --           --         --    328 441
      03 .......            --           --         --    343 092
      04 .......            --           --         --    350 653

2005: 01 .......            --           --         --    374 324
      02 .......            --           --         --    387 660
      03 .......            --           --         --    410 576
      04 .......            --           --         --    419 307
------------------------------------------------------------------

KB212

ASSETS

R millions
-------------------------------------------------------------------------------------
                                             Fixed-interest securities
                                -----------------------------------------------------
End of              Cash and    Government     Local          Public        Other(7)
                    deposits                  govern-     enterprises(6)
                                              ments(5)

                    (2530K)      (2531K)      (2532K)        (2533K)        (2534K)
-------------------------------------------------------------------------------------

1999 ...........      14 681        84 408       1 097             7 967       4 027
2000 ...........      23 693        90 051       1 445             5 857       3 606
2001 ...........      14 295       115 709       1 348             6 573       3 818
2002 ...........      15 916       126 831         775            10 340       5 862
2003 ...........      16 898       148 866         735             9 987       7 389
2004 ...........      26 939       162 275         269            17 813       8 818
2005 ...........      38 752       185 426         257            19 435      10 768

2004: 01 .......      17 917       159 787         274            10 129       8 105
      02 .......      19 395       164 534         273            11 031       8 125
      03 .......      31 660       162 048         269            15 155       8 125
      04 .......      26 939       162 275         269            17 813       8 818

2005: 01 .......      35 696       166 614         257            18 363       8 526
      02 .......      36 753       173 099         257            19 142       9 413
      03 .......      38 403       180 903         257            19 474      10 567
      04 .......      38 752       185 426         257            19 435      10 768
-------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                      Bills issued by                            Ordinary shares
                    ---------------------------------------------------    ---------------------------
End of               Central          Public          Banks     Other        Direct        Indirect       Other(10)     Total
                    government    corporations(8)                          investment    investment(9)

                     (2535K)          (2545K)        (2542K)    (2538K)    (2546K)          (2547K)        (2541K)      (2539K)
--------------------------------------------------------------------------------------------------------------------------------

1999 ...........           200            2 690        9 214        725        2 195            47 214       15 146     189 564
2000 ...........           738            2 959        1 607        453        4 188            64 342       15 289     214 229
2001 ...........           837            3 724        1 654        420        4 708            74 566       18 582     246 233
2002 ...........             -            2 236        6 258        631       11 521            79 280       16 166     275 816
2003 ...........             -            2 634        8 965      1 157       16 483            81 660       14 624     309 398
2004 ...........         1 071            2 170        5 353      1 028       25 034            95 935        3 948     350 653
2005 ...........         2 916            1 081        2 372      1 541       53 288            91 603       11 867     419 307

2004: 01 .......             -            1 283       11 054      1 387       17 027            83 235       13 378     323 575
      02 .......             -            2 362        5 963        682       16 967            85 610       13 499     328 441
      03 .......             -            1 616        4 302        736       17 371            88 590       13 218     343 092
      04 .......         1 071            2 170        5 353      1 028       25 034            95 935        3 948     350 653

2005: 01 .......         3 068            1 524        3 464        996       46 410            85 865        3 542     374 324
      02 .......         2 346            1 136        2 893        917       48 663            87 693        5 348     387 660
      03 .......         4 707            1 007        2 004      1 127       51 778            87 791       12 559     410 576
      04 .......         2 916            1 081        2 372      1 541       53 288            91 603       11 867     419 307
--------------------------------------------------------------------------------------------------------------------------------

KB213

(1).  Before April 2005 the Public Investment Commissioners.

(2).  Workmen's Compensation Fund, Mines and Works Compensation Fund and
      Unemployment Insurance Fund.

(3).  Mainly trust accounts.

(4).  The administration of these funds is located with the S A Reserve Bank.

(5).  Before January 1992 including water boards.

(6).  Including water boards from January 1992.

(7).  Mainly foreign stock (approved stock of BLNS countries) and debentures.
      Stock debt of former independent and self-governing National States has been reclassified to government stock as from 27 April 1994.

(8).  Including public financial institutions and the state housing funds.

(9).  Funds invested in shares by external portfolio managers.

(10). Including guaranteed investment contracts, unit trusts and investment policies.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-35

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

LONG-TERM INSURERS
INCOME STATEMENT(1)

R millions
------------------------------------------------------------------
                                   Current receipts
                    ----------------------------------------------
                                       Premiums received
                               -----------------------------------
Period              Invest-     Pension     Retire-     Other in-
                     ment      and group    ment an-     surance
                    income       life       nuities     business
                               business

                    (2190K)     (2191K)      (2192K)     (2193K)
------------------------------------------------------------------
1983 ...........      2 071        1 797         828        1 447
1984 ...........      2 563        2 152       1 045        1 831
1985 ...........      3 350        2 465       1 268        2 196
1986 ...........      4 084        3 021       1 952        2 592
1987 ...........      4 717        3 796       3 729        4 038
1988 ...........      6 033        5 200       5 263        4 734
1989 ...........      8 311        6 070       5 282        5 906
1990 ...........     10 579        7 769       6 502        7 779
------------------------------------------------------------------
1991(1) ........     12 237        9 232       7 936        9 838
1992 ...........     13 842       11 274       8 771       12 463
1993 ...........     16 072       11 992       9 908       18 639
1994 ...........     17 179       16 485      10 142       23 597
1995 ...........     23 060       18 187      13 854       30 642
1996 ...........     25 164       24 165      13 791       36 323
1997 ...........     27 256       33 141      16 454       41 479
1998 ...........     30 383       33 717      16 060       44 306
1999 ...........     34 894       34 660      19 903       55 225
2000 ...........     36 295       52 768      23 162       63 805
2001 ...........     38 342       68 884      22 388       71 409
2002 ...........     42 248       75 175      21 063       74 802
2003 ...........     46 813       78 113      19 121       81 642
2004 ...........     43 186       67 841      21 423       72 964

2000: 04 .......      9 692       16 092       5 338       17 997

2001: 01 .......      9 123       16 901       5 607       17 506
      02 .......      9 084       16 852       5 497       18 955
      03 .......     10 086       16 677       4 557       15 264
      04 .......     10 048       18 455       6 727       19 684

2002: 01 .......     10 153       23 443       5 400       19 636
      02 .......     11 441       19 234       5 934       17 146
      03 .......     10 630       15 129       4 497       18 194
      04 .......     10 024       17 368       5 231       19 826

2003: 01 .......     11 934       18 780       4 155       18 576
      02 .......     11 481       23 190       5 049       19 153
      03 .......     11 851       17 212       4 291       22 001
      04 .......     11 546       18 930       5 627       21 912

2004: 01 .......     10 052       15 840       4 447       18 391
      02 .......     11 431       16 946       5 413       17 865
      03 .......     10 895       15 541       5 315       18 102
      04 .......     10 808       19 514       6 248       18 606

2005: 01 .......     11 124       16 494       5 579       18 950
      02 .......     12 941       21 332       5 901       18 982
      03 .......     12 536       23 095       7 028       19 474
------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                             Current expenditure
                    ---------------------------------------------------------------------
                        Claims paid                     Surrenders
                    --------------------                ----------
Period               Lump      Lump sum     Annuities    Pension     Admini-     Taxation     Dividend      Domestic    Net capital
                    sum at     on death                  fund and    strative                payments(2)    current       profits
                    retire-    and other                  other      expenses                                income      and other
                     ment      payments                    life                                              surplus     income(3)
                                                         business

                    (2194K)      (2195K)     (2196K)     (2197K)     (2198K)     (2199K)       (2200K)      (2201K)       (2202K)
------------------------------------------------------------------------------------------------------------------------------------

1983 ...........        295          529          154         511         789        124              47       3 694            838
1984 ...........        424          653          209         654         904        153              54       4 540            386
1985 ...........        490          819          303       1 081       1 150        260              89       5 087          1 165
1986 ...........        667          970          451       1 492       1 383        233              92       6 361          4 743
1987 ...........        744        1 177          804       2 140       1 762        248             126       9 279          7 338
1988 ...........        894        1 499        1 638       2 726       2 436        502             151      11 384         -1 170
1989 ...........      1 206        1 847        2 262       2 737       2 953        561             245      13 758         13 507
1990 ...........      2 133        2 353        3 033       4 469       3 165        618             287      16 571          8 340
------------------------------------------------------------------------------------------------------------------------------------
1991(1) ........      2 874        3 514        3 982       5 452       3 818        654             870      18 079          8 742
1992 ...........      3 619        5 026        5 220       7 213       4 438        792             154      19 888          9 908
1993 ...........      4 220        7 683        6 685       9 975       5 244        934             367      21 503         12 272
1994 ...........      6 122        9 170        8 135      14 083       5 990      1 224             241      22 438         16 323
1995 ...........      8 101        9 768        9 822      17 193       7 231      1 437             978      31 212         21 752
1996 ...........      9 357        9 457       11 436      21 935       7 909      1 929             738      36 683          3 821
1997 ...........     12 845       13 987       13 077      36 516       8 684      2 032           1 859      29 331          7 811
1998 ...........     14 237       14 375       14 292      41 027       9 069      2 035           1 834      27 597        -29 885
1999 ...........     23 885       16 885       15 690      54 910      10 756      3 650           3 633      15 273        111 091
2000 ...........     29 666       22 146       16 887      58 760      11 302      3 672           5 208      28 389         20 653
2001 ...........     32 548       26 761       17 485      72 095      11 003      4 914           7 077      29 141         88 951
2002 ...........     33 967       28 187       21 392      83 420      12 930      5 270           7 660      20 460        -50 610
2003 ...........     31 015       32 033       22 470      83 322      16 021      4 949           4 318      31 561         45 444
2004 ...........     27 523       31 184       20 664      82 648      17 081      7 929           6 142      12 245         99 712

2000: 04 .......      6 755        5 208        4 127      17 505       3 050        906           1 781       9 785            ...

2001: 01 .......      7 098        7 209        4 121      15 488       2 531        536             277      11 876            ...
      02 .......      8 204        6 268        4 309      15 995       2 708      1 446           2 617       8 840            ...
      03 .......      7 854        6 045        4 166      16 168       2 873      1 348             808       7 320            ...
      04 .......      9 391        7 238        4 889      24 444       2 890      1 583           3 375       1 104            ...

2002: 01 .......      9 089        7 308        6 694      23 473       2 668      1 130           4 169       4 099            ...
      02 .......      8 907        6 445        4 956      22 047       3 385      1 591           1 988       4 437            ...
      03 .......      8 733        6 973        4 504      20 658       3 069        952             987       2 573            ...
      04 .......      7 238        7 461        5 239      17 241       3 808      1 597             515       9 350            ...

2003: 01 .......      7 305        8 120        4 400      23 052       3 562        905             989       5 112            ...
      02 .......      8 717        7 528        5 983      17 627       4 051      1 236             935      12 796            ...
      03 .......      6 476        7 169        6 514      16 346       4 077      1 175           1 283      12 315            ...
      04 .......      8 516        9 216        5 573      26 298       4 331      1 634           1 111       1 338            ...

2004: 01 .......      7 263        7 799        4 334      21 100       4 065      1 166             593       2 410            ...
      02 .......      6 744        7 675        5 539      18 053       4 301      1 447           2 646       5 250            ...
      03 .......      6 608        7 962        5 668      19 841       4 236      2 696           2 650         193            ...
      04 .......      6 907        7 748        5 123      23 654       4 479      2 620             253       4 392            ...

2005: 01 .......      5 831        9 165        4 437      19 821       4 261      1 461             627       6 544            ...
      02 .......      8 280       10 251        5 141      22 689       4 755      1 852           3 317       2 872            ...
      03 .......      9 363       11 828        5 906      20 869       4 837      1 906           6 242       1 183            ...
------------------------------------------------------------------------------------------------------------------------------------

KB214

(1).  Source: Registrar of Insurance, annual reports up to 1990 and thereafter
      SA Reserve Bank survey data.

(2).  Data from SA Reserve Bank survey.

(3).  Including all foreign items.

--------------------------------------------------------------------------------
S-36                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

LONG-TERM INSURERS(1)
LIABILITIES

R millions
------------------------------------------------------------------------------------------------------------------------------
                                                                                            Liability under
                                                                                          unmatured policies
                      Banks        Insurer-        Other      Claims not    Unappro-    -----------------------    Insurance
End of              and other    creditors(3)    creditors     yet paid     priated      Pension        Other         fund
                    loans(2)                                     out        profits     business(4)    business    surplus(5)

                     (2210J)       (2211J)        (2212J)      (2213J)       (2214J)      (2215J)      (2216J)      (2217J)
------------------------------------------------------------------------------------------------------------------------------

1996(11) .......        2 487             138        5 075         2 853       3 269        210 657     136 655        64 758
1997 ...........          752             166        3 321         3 761       4 596        226 629     154 700        65 644
1998 ...........          823              76        4 693         5 974       5 069        223 192     163 384        53 944
1999 ...........        1 546             343        6 585         6 409       7 916        277 517     206 667        66 608
2000 ...........        1 915             388        7 904         6 195       5 005        293 121     261 851        50 475
2001 ...........        2 270             601        3 497         7 903       5 719        346 393     334 609        21 721
2002 ...........          328             628        2 495         7 245       5 978        325 688     327 667        22 129
2003 ...........          324             912        2 594         7 666       7 540        348 152     347 518        27 946
2004 ...........          307             358        5 246         8 266      11 305        400 774     372 212        29 054
------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                               Claims in
                     Other        Share       respect of        Other          Total
End of              reserves    capital(6)    derivative     liabilities    liabilities
                                              instruments

                    (2218J)      (2219J)        (2222J)        (2220J)         (2221J)
----------------------------------------------------------------------------------------

1996(11) .......      13 791         7 344             11         10 442        457 480
1997 ...........      18 238         6 676             25          5 335        489 843
1998 ...........      29 528        11 379             32          9 027        507 122
1999 ...........      48 645        10 546             11         11 716        644 509
2000 ...........      58 119        10 079          1 339         10 641        707 033
2001 ...........      79 360        10 069          5 180          7 044        824 367
2002 ...........      64 761        10 319          4 316         13 954        785 508
2003 ...........      65 665        10 526          5 653         11 396        835 892
2004 ...........      79 728        10 276          8 975         17 582        944 081
----------------------------------------------------------------------------------------

KB215

ASSETS

R millions
------------------------------------------------------------------------------------------------
                                             Fixed-interest securities
                      Coin,      -------------------------------------------------
                    banknotes    Govern-       Local         Public       Other(7)    Ordinary
End of                 and        ment      governments   enterprises                 shares(8)
                    deposits
                     (2230K)     (2231K)      (2232K)       (2233K)        (2234K)      (2235K)
------------------------------------------------------------------------------------------------

1996(11) .......       29 475     63 714          3 696          8 830      12 171      248 315
1997 ...........       35 487     71 215          3 582         11 745       8 467      243 843
1998 ...........       43 529     67 875          2 996          9 798      10 356      227 239
1999 ...........       59 933     66 860          2 873         12 008       9 181      299 104
2000 ...........       57 186     84 568          1 698         12 920      15 070      339 621
2001 ...........       66 398     91 757          1 102         16 051      20 588      381 032
2002 ...........       74 369    100 672          2 042         15 706      33 448      342 239
2003 ...........       85 994    100 069          2 457         21 693      35 140      389 914
2004 ...........       95 086    111 288          1 727         12 605      39 657      455 347

2002: 03 .......       76 217    101 366          3 200         13 973      29 014      342 911
      04 .......       74 369    100 672          2 042         15 706      33 448      342 239

2003: 01 .......       75 573    102 712          2 098         19 395      28 591      307 088
      02 .......       83 836    107 153          2 528         21 143      27 956      335 536
      03 .......       83 621    108 671          2 642         20 759      30 003      353 839
      04 .......       85 994    100 069          2 457         21 693      35 140      389 914

2004: 01 .......       85 829    106 082          1 978         20 691      36 798      386 770
      02 .......       91 970     96 742          1 980         18 329      32 325      386 119
      03 .......       87 921    104 386          1 973         17 640      39 680      421 966
      04 .......       95 086    111 288          1 727         12 605      39 657      455 347

2005: 01 .......       94 968    112 987          1 750         11 672      39 360      468 104
      02 .......       95 239    115 635          1 822         12 203      41 780      489 794
      03 .......      103 265    125 307          1 990         12 960      44 004      495 628
------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                       Loans
                    --------------------------------------------
                    Mortgage    Against        To         Other       Fixed       Other        Total
End of                          policies     public                 property    assets(10)     assets
                                            sector(9)

                     (2236K)    (2237K)      (2238K)     (2239K)    (2240K)       (2241K)      (2242K)
-------------------------------------------------------------------------------------------------------

1996(11) .......         776       8 394        2 168     10 119      36 331        33 491     457 480
1997 ...........         798       8 935        2 677      9 908      40 663        52 523     489 843
1998 ...........         842       9 087        2 333     20 954      40 382        71 732     507 122
1999 ...........       1 530      11 810        2 239     31 173      50 151        97 648     644 509
2000 ...........       1 594       9 132          579     37 196      42 967       104 501     707 033
2001 ...........       2 021      10 490        1 260     50 428      41 970       141 271     824 367
2002 ...........       2 472      10 546          462     40 175      37 641       125 735     785 508
2003 ...........       1 326      10 160          399     36 738      38 729       113 274     835 892
2004 ...........       1 559       5 904          383     56 662      38 238       125 626     944 081

2002: 03 .......       1 849       7 730          436     32 972      38 800       143 715     792 182
      04 .......       2 472      10 546          462     40 175      37 641       125 735     785 508

2003: 01 .......       2 382      10 030          483     34 211      38 080       104 904     725 547
      02 .......       2 100      10 136          513     32 583      38 552       109 561     771 597
      03 .......       2 093      10 382          420     36 293      37 957       101 262     787 942
      04 .......       1 326      10 160          399     36 738      38 729       113 274     835 892

2004: 01 .......       1 077      10 369          388     36 237      38 909       118 662     843 790
      02 .......       1 079      10 081          374     33 742      37 398       119 634     829 773
      03 .......       1 194      10 152          382     37 048      37 729       126 998     887 070
      04 .......       1 559       5 904          383     56 662      38 238       125 626     944 081

2005: 01 .......       2 155       5 505          330     55 444      39 107       134 334     965 716
      02 .......       1 795       5 512          317     57 616      40 383       140 956   1 003 052
      03 .......       2 066       5 149          308     53 711      42 341       130 374   1 017 103
-------------------------------------------------------------------------------------------------------

KB216

(1).  Domestic insurers and South African branches of foreign insurers. Only net claims on foreign branches and foreign head offices are included in the data. Data of investment subsidiaries, as well as data of property companies which are directly or indirectly controlled by insurers, are consolidated with those of parent organisations.

(2).  Including mutual banks.

(3).  Balances due to insurers and re-insurers.

(4).  Pension and retirement annuity fund business.

(5).  Difference between insurance fund and liability under unmatured policies.

(6).  Including outside shareholders in subsidiaries.

(7).  Including company stock, debentures and preference shares, and government guaranteed stock.

(8).  Including units of unit and property trusts.

(9).  Including loan levy, loans to local governments, public corporations and, as from September 1979, also universities.

(10). Including net foreign claims.

(11). All annual data as from 1990 and all quarterly data as from December 1991 are recorded at market value.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-37

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

SHORT-TERM INSURERS
INCOME STATEMENT(1)

R millions
----------------------------------------------------------------------------------------------------------------------------------
                               Current receipts                                       Current expenditure
                    --------------------------------------------------------------------------------------------------------------
                                     Premiums received             Claims paid
                                  -------------------------   ----------------------
End of              Investment    Reinsurance      Other      Reinsurance     Other     Premiums on    Administrative    Taxation
                      income                     insurance                              reinsurance       expenses

                     (2600K)        (2601K)       (2602K)       (2603K)      (2604K)      (2605K)         (2606K)        (2607K)
----------------------------------------------------------------------------------------------------------------------------------

1997 ...........         3 614          5 265       18 783          2 132     12 408          4 055             4 993         766
1998 ...........         3 715          6 221       21 073          2 497     13 593          5 317             4 758         373
1999 ...........         3 632          6 267       21 962          3 023     14 645          5 685             5 467         359
2000 ...........         4 006          8 406       22 532          3 296     15 537          5 584             5 677         258
2001 ...........         3 431         11 976       23 749          3 658     17 284          7 776             6 517         697
2002 ...........         2 885         10 899       32 719          2 850     20 041         11 813             9 244         311
2003 ...........         3 722         15 239       32 487          2 755     20 437         11 946             9 297       1 148
2004 ...........         3 868         12 848       37 580          3 127     20 317         12 510            10 613       1 903

1997: 04 .......         1 589          1 657        4 912            726      3 536          1 147             1 357         299

1998: 01 .......           753          1 134        5 264            444      3 155          1 240             1 117          73
      02 .......           819          1 200        4 933            525      3 220            985             1 173         149
      03 .......         1 156          1 279        5 418            464      3 401          1 101             1 188         130
      04 .......           987          2 607        5 458          1 064      3 817          1 990             1 281          20

1999: 01 .......         1 053          1 286        5 053            552      3 634          1 136             1 341          20
      02 .......           768          1 083        5 081            656      3 647            945             1 107          38
      03 .......           888          1 558        5 602            723      3 419          1 455             1 375          11
      04 .......           923          2 339        6 225          1 093      3 944          2 148             1 644         291

2000: 01 .......           677          1 380        5 544            710      3 941          1 192             1 345          66
      02 .......           849          1 076        5 465            195      3 961            844             1 112          68
      03 .......           807          2 048        5 719            802      3 660          1 350             1 330          20
      04 .......         1 673          3 902        5 804          1 589      3 975          2 198             1 890         104

2001: 01 .......           792          4 144        6 162          1 256      4 398          2 188             1 616          59
      02 .......           660          2 191        5 475            611      3 791          1 560             1 572         183
      03 .......           704          2 365        6 018            713      4 207          1 858             1 571         230
      04 .......         1 275          3 277        6 095          1 077      4 888          2 170             1 758         224

2002: 01 .......         1 167          2 460        7 862            731      5 093          2 867             2 346          36
      02 .......           585          2 451        8 170            642      4 905          2 615             2 274         104
      03 .......           705          2 810        8 702            726      4 973          3 157             2 371          85
      04 .......           428          3 178        7 985            751      5 070          3 174             2 252          86

2003: 01 .......           540          2 983        8 878            608      5 396          3 069             2 334         118
      02 .......           821          2 956        7 331            347      4 950          2 352             1 985         261
      03 .......           924          4 141        7 929            788      5 207          2 991             2 294         308
      04 .......         1 436          5 159        8 348          1 012      4 884          3 535             2 684         460

2004: 01 .......           996          3 149        9 222            925      5 033          2 923             2 448         327
      02 .......           434          3 104        8 777            827      4 849          2 847             2 486         266
      03 .......         1 265          3 332        9 932            852      4 960          3 357             2 767         663
      04 .......         1 173          3 263        9 649            523      5 476          3 383             2 912         648

2005: 01 .......         1 163          3 316       10 103            891      5 702          3 103             2 907         295
      02 .......           942          3 412        9 560            611      6 046          3 064             2 828         507
      03 .......         1 245          3 088       10 210            833      5 801          3 019             3 226         672
----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                                   Domestic       Net capital
                    Dividend    current income    profits and
End of              payments       surplus        other income(2)

                    (2608K)        (2609K)           (2610K)
------------------------------------------------------------------

1997 ...........         354             2 955              1 108
1998 ...........         515             3 956             -2 331
1999 ...........       2 766               -84             -6 650
2000 ...........       1 604             2 987              1 048
2001 ...........       1 600             1 624              1 186
2002 ...........         849             1 396              1 728
2003 ...........       1 224             4 640              1 248
2004 ...........       2 053             3 772              2 945

1997: 04 .......         161               932                ...

1998: 01 .......          36             1 087                ...
      02 .......         134               765                ...
      03 .......          22             1 547                ...
      04 .......         324               556                ...

1999: 01 .......         223               486                ...
      02 .......         280               259                ...
      03 .......         448               619                ...
      04 .......       1 816            -1 448                ...

2000: 01 .......          72               275                ...
      02 .......         273               937                ...
      03 .......          68             1 343                ...
      04 .......       1 192               431                ...

2001: 01 .......          87             1 493                ...
      02 .......         261               347                ...
      03 .......         194               313                ...
      04 .......       1 058              -529                ...

2002: 01 .......         202               215                ...
      02 .......         301               365                ...
      03 .......         130               774                ...
      04 .......         215                42                ...

2003: 01 .......         197               679                ...
      02 .......         617               597                ...
      03 .......         342             1 065                ...
      04 .......          68             2 299                ...

2004: 01 .......         429             1 284                ...
      02 .......         335               706                ...
      03 .......       1 149               781                ...
      04 .......         141             1 001                ...

2005: 01 .......         343             1 342                ...
      02 .......         523               336                ...
      03 .......         248               744                ...
------------------------------------------------------------------

KB232

(1).  Source: SA Reserve Bank survey data. Excluding the Road Accident Fund from
      June 1996.

(2).  Including all foreign items.

--------------------------------------------------------------------------------
S-38                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

SHORT-TERM INSURERS(1)
LIABILITIES

R millions
------------------------------------------------------------------------------------------------------------------------------
                      Insurer         Other      Claims not      Foreign      Unappro-    Liability    Insurance      Other
                    creditors(2)    creditors     yet paid     head office    priated       under         fund       reserves
End of                                              out         balances      profits     unmatured    surplus(3)
                                                                                          policies

                      (2250J)        (2251J)      (2252J)        (2253J)      (2254J)      (2255J)      (2256J)      (2257J)
------------------------------------------------------------------------------------------------------------------------------

1994(8) ........             405          929         2 987        --          1 118        4 260        5 916         8 607
1995 ...........             360          266         3 984        --          2 021        7 833        4 735        10 282
1996 ...........             407          265         4 250        --          2 298        6 736        5 366        10 692
1997 ...........             474          184         4 982        --          3 431        5 631        5 703        13 513
1998 ...........             643          134         5 888        --          3 928        5 273        5 658        15 686
1999 ...........           1 133          232         6 348        --          3 813        6 269        9 968        13 015
2000 ...........           1 282          129         6 027        --          4 399        6 154        9 378        12 345
2001 ...........           1 360          441         5 531        --          4 552        4 239        8 336        13 586
2002 ...........           1 898          160         6 205        --          4 692        5 130        7 385        10 657
2003 ...........           2 036          313         6 650        --          5 439        5 990        8 609        12 048
2004 ...........           2 050          290         7 619        --          8 116        6 292        7 724        11 970
------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------
                     Share      Claims in         Other          Total
                    capital     respect of     liabilities    liabilities
End of                          derivative
                               instruments
                    (2258J)      (2261J)         (2259J)        (2260J)
--------------------------------------------------------------------------

1994(8) ........      396          ...            1 238         25 856
1995 ...........      674          ...            2 401         32 556
1996 ...........      551          703            2 330         33 598
1997 ...........      569          766            4 598         39 851
1998 ...........      542          328            3 474         41 554
1999 ...........      697          227            5 507         47 209
2000 ...........    1 646          283            6 032         47 676
2001 ...........    1 638          279            5 233         45 193
2002 ...........    1 694          413            4 398         42 632
2003 ...........    1 758          499            6 508         49 850
2004 ...........    2 288          955            8 173         55 479

--------------------------------------------------------------------------
KB217

ASSETS

R millions
------------------------------------------------------------------------------------------------------------------------------------
                                             Fixed-interest securities                                           Loans
                      Coin,      --------------------------------------------------                 --------------------------------
                    banknotes                                                                                       To
End of                 and        Govern-       Local         Public                   Ordinary                   public
                    deposits       ment      governments    enterprises    Other(4)    shares(5)    Mortgage    sector(6)     Other

                     (2270K)     (2271K)       (2272K)        (2273K)      (2274K)      (2275K)     (2276K)      (2277K)     (2278K)
------------------------------------------------------------------------------------------------------------------------------------

1995(8)........        7 091      4 946           169             636        1 738       13 326          339            2      685
1996 ..........        6 248      4 704           135             467        1 539       16 021          310            6      373
1997 ..........        7 974      5 772           256             434        1 450       18 099          530            1      295
1998 ..........        9 325      6 211           107             425        1 247       18 008          494            0      217
1999 ..........       13 282      4 149            80             505        1 547       19 587          450            0      428
2000 ..........       13 108      5 313            24             485        1 365       18 173          372            0      538
2001 ..........       13 124      4 958            77             590        1 142       17 072          361           --      326
2002 ..........       14 262      4 386            37             503        1 352       14 458          359           --      774
2003 ..........       17 900      4 099            12             648        1 360       16 192          359           --      956
2004 ..........       20 293      4 463           235             807        2 232       18 508          349           --      626

2002: 04 ......       14 262      4 386            37             503        1 352       14 458          359           --      774

2003: 01 ......       16 863      4 365            41             562        1 348       13 355          373           --      882
      02 ......       17 206      4 542            34             595        1 361       13 918          372           --      922
      03 ......       17 785      4 370            13             596        1 390       14 248          352           --      961
      04 ......       17 900      4 099            12             648        1 360       16 192          359           --      956

2004: 01 ......       19 360      4 356            77             584        1 751       16 366          357           --      563
      02 ......       19 794      4 898           182             585        1 628       16 223          355           --      452
      03 ......       19 122      5 232           153             677        1 742       17 549          350           --      546
      04 ......       20 293      4 463           235             807        2 232       18 508          349           --      626

2005: 01 ......       21 239      4 521           125             794        2 537       18 916          349           --      674
      02 ......       20 183      4 488           123             441        2 733       18 707          358           --      726
      03 ......       21 467      4 578           123             445        2 933       20 213          356           --      668
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------
                                 Provision for
                                   unexpired
End of                Fixed          risks         Other       Total
                    property         ceded       assets(7)    assets

                     (2279K)        (2280K)       (2281K)     (2282K)
----------------------------------------------------------------------

1995(8) .......        559             550         2 515       32 556
1996 ..........        546             717         2 532       33 598
1997 ..........        625             641         3 774       39 851
1998 ..........        746             515         4 259       41 554
1999 ..........        907              98         6 176       47 209
2000 ..........        776             114         7 408       47 676
2001 ..........        570             442         6 530       45 193
2002 ..........        564           1 096         4 841       42 632
2003 ..........        636             709         6 978       49 850
2004 ..........        704           1 162         6 099       55 479

2002: 04 ......        564           1 096         4 841       42 632

2003: 01 ......        584             ...           ...          ...
      02 ......        591             ...           ...          ...
      03 ......        643             ...           ...          ...
      04 ......        636             709         6 978       49 850

2004: 01 ......        657             ...           ...          ...
      02 ......        666             ...           ...          ...
      03 ......        701             ...           ...          ...
      04 ......        704           1 162         6 099       55 479

2005: 01 ......        752             ...           ...          ...
      02 ......        739             ...           ...          ...
      03 ......        743             ...           ...          ...
----------------------------------------------------------------------

KB218

(1).  Domestic insurers (excluding their foreign branches) and South African branches of foreign insurers. Only net claims on foreign branches and head offices are included in the data. Excluding the Road Accident Fund from
      June 1996.

(2).  Balances due to insurers and re-insurers.

(3).  Difference between insurance funds and liability under unmatured policies.

(4).  Including preference shares and government guaranteed stock.

(5).  Including a very small amount of units in unit trusts.

(6).  Including loan levy, loans to local governments, public corporations and, as from September 1979, also universities.

(7).  Including net foreign claims.

(8).  All annual data as from 1990 and all quarterly data as from December 1991 are reported at market value.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-39

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

OFFICIAL PENSION AND PROVIDENT FUNDS(1)
INCOME STATEMENT(2)

R millions
----------------------------------------------------------------------------------------------------------------------
                                   Current receipts                           Current expenditure
                    --------------------------------------------------------------------------------------------------
                       Investment income(3)     Contributions by                    Benefits
                    -------------------------------------------------------------------------------------
                                                                                    Lump sum                 Adminis-
                                                                                   at retire-     Other      trative
End of              Interest(4)    Dividends    Members    Employ-    Annuities     ment or      lump sum    expenses
                                                           ers(5)                    death       payments

                      (2290K)       (2291K)     (2292K)    (2293K)     (2294K)      (2295K)      (2296K)     (2297K)
----------------------------------------------------------------------------------------------------------------------

31 March

1997 ..........         15 409            47      4 195      8 146        7 242        3 889          872         326
1998 ..........         19 647           603      4 672     10 151        8 640        9 243          954         490
1999 ..........         16 173         1 285      4 530     10 268        8 898        4 340        1 388         459
2000 ..........         16 110         1 747      4 983     11 006        9 508        5 045        1 882         510
2001 ..........         15 142         2 037      5 103     11 079        8 156        2 964        2 859       1 153
2002 ..........         16 391         3 550      5 321     10 406        9 053        3 270        2 584       1 146
2003 ..........         17 246         4 612      6 432     12 684       11 786        4 082        3 683         942
2004 ..........         16 808         3 498      6 503     11 988       11 104        3 356        3 474         763
2005 ..........         16 058         1 789      7 527     15 290       13 835        4 341        4 987         918

31 December

1998 ..........         17 746           823      4 441     11 031        8 696        4 174        1 300         427
1999 ..........         15 455         1 901      4 911     10 126        9 343        5 478        1 716         507
2000 ..........         17 349         2 135      4 978     10 922        8 558        3 704        2 826       1 026
2001 ..........         13 299         3 287      5 175      9 918        8 289        2 739        2 301         968
2002 ..........         18 862         4 288      6 365     12 564       11 591        3 993        3 500       1 191
2003 ..........         17 799         3 493      6 168     11 440       10 999        3 763        3 832         768
2004 ..........         16 693         2 569      7 500     15 089       13 211        3 641        4 375         866

2001: 04 ......          1 047           896      1 269      2 564        2 077          665          433         224

2002: 01 ......          7 431           660      1 522      3 060        2 778        1 012          865         472
      02 ......          1 594         1 413      1 477      2 885        2 914          795          822         339
      03 ......          8 176           947      1 705      3 356        2 951        1 251          991         195
      04 ......          1 661         1 268      1 661      3 263        2 948          935          822         185

2003: 01 ......          5 815           984      1 589      3 180        2 973        1 101        1 048         223
      02 ......          1 974         1 303      1 611      3 184        3 134          825        1 097         188
      03 ......          7 926           120      1 077      1 570        1 561          728          681         153
      04 ......          2 084         1 086      1 891      3 506        3 331        1 109        1 006         204

2004: 01 ......          4 824           989      1 924      3 728        3 078          694          690         218
      02 ......          4 145           691      1 779      3 626        3 362          807        1 158         186
      03 ......          3 271           248      1 762      3 567        3 385        1 183        1 229         233
      04 ......          4 453           641      2 035      4 168        3 386          957        1 298         229

2005: 01 ......          4 189           209      1 951      3 929        3 702        1 394        1 302         270
      02 ......          4 203           706      2 006      3 601        3 471          850        1 327         295
      03 ......          4 916           293      2 050      3 676        3 494          921        1 270         251
----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                                   Net
                    Domestic     capital     Investment
                    current      profits       income       Total
End of               income     and other       from       net cash      Net asset
                    surplus      income       insurers      inflow     revaluation(6)

                    (2298K)      (2299K)      (2300K)      (2301K)       (2302K)
--------------------------------------------------------------------------------------

31 March

1997 ..........       15 771        5 525           257      21 554               61
1998 ..........       15 745        4 295           459      20 497            8 921
1999 ..........       17 169        1 216           794      19 179               99
2000 ..........       16 899        3 433         4 725      25 056             -139
2001 ..........       18 228        3 904         3 708      25 838              -60
2002 ..........       19 617       10 212         7 191      37 019              -41
2003 ..........       20 481        4 039         4 767      29 287              -88
2004 ..........       20 100        3 969         2 583      26 653             -107
2005 ..........       16 585       19 256        15 584      51 424              133

31 December

1998 ..........       19 442        1 573           527      21 542            7 930
1999 ..........       15 347        3 258         3 308      21 912             -134
2000 ..........       19 268        2 932         4 264      26 463              -74
2001 ..........       17 383       10 624         7 818      35 823              -32
2002 ..........       21 805        4 511         4 454      30 770              -33
2003 ..........       19 538        3 635         2 453      25 627             -167
2004 ..........       19 761       11 552        11 106      42 419               45

2001: 04 ......        2 377          197         2 170       4 744                -

2002: 01 ......        7 547        1 207           572       9 326                1
      02 ......        2 499        3 107         2 259       7 865              -34
      03 ......        8 796         -897           225       8 124                -
      04 ......        2 963        1 094         1 398       5 455                -

2003: 01 ......        6 223          735           885       7 843              -54
      02 ......        2 828        2 758           637       6 223              -31
      03 ......        7 570        1 736            82       9 389              -35
      04 ......        2 917       -1 594           849       2 172              -47

2004: 01 ......        6 785        1 069         1 015       8 869                6
      02 ......        4 730          839         2 613       8 181               12
      03 ......        2 818        3 144         2 650       8 613               13
      04 ......        5 428        6 500         4 828      16 756               14

2005: 01 ......        3 609        8 773         5 493      17 874               94
      02 ......        4 574        4 272         3 478      12 323                8
      03 ......        4 999        7 536         4 270      16 805              -27
--------------------------------------------------------------------------------------

KB219

(1).  Funds administered by the Department of Finance, Transnet, Telkom and the
      Post Office.

(2).  Source: Auditor-General Annual Reports up to 1992, thereafter SA Reserve
      Bank survey.

(3).  Excluding income from policies and funds invested with insurers.

(4).  Including dividends prior to 1992.

(5).  Including special actuarial deficit reduction contributions.

(6).  Including amounts transferred to and from other accounts and, as from
      March 1995, privatisation to other funds.

--------------------------------------------------------------------------------
S-40                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

OFFICIAL AND PRIVATE SELF-ADMINISTERED PENSION AND PROVIDENT FUNDS
ASSETS AND LIABILITIES

R millions
----------------------------------------------------------------------------------------------------------------------------------
                                                                  Official funds(1)
                    --------------------------------------------------------------------------------------------------------------
                                                                      Assets(2)
                    --------------------------------------------------------------------------------------------------------------
                                           Fixed-interest securities
                                ------------------------------------------------
End of              Cash and                                                        Ordinary     Fixed      Accumu-       Other
                    deposits    Govern-       Local         Public        Other      shares     property     lated      Assets(4)
                                 ment      governments    enterprises                                       interest

                    (2330K)     (2331K)      (2332K)        (2333K)      (2334K)    (2335K)      (2337K)     (2343K)     (2338K)
----------------------------------------------------------------------------------------------------------------------------------

31 March

1997 ..........       11 321     70 033          1 063         14 668     14 189      31 797       2 183       5 097        1 282
1998 ..........       12 545     72 631          1 040         13 954     23 201      44 596       2 404         350        2 524
1999 ..........       12 135     81 672            981         15 868     23 373      53 042       2 519         542        3 258
2000 ..........       11 662     89 067            989         17 246     29 375      70 241       2 744       2 453          583
2001 ..........       15 141     96 645          1 364         21 734     16 126     101 555       2 500       2 216        2 046
2002 ..........       13 876    126 386          1 303         13 488     28 534     109 254       1 465       2 942        5 633
2003 ..........       18 733    134 638            775         17 006     31 281     118 032       1 214       2 920        2 117
2004 ..........       14 532    160 112            271         16 706     27 419     132 506       1 252       2 416        1 877
2005 ..........       28 445    163 452            257         22 526     20 963     170 886       1 358       2 644        2 450

31 December

1998 ..........       10 254     78 939          1 014         14 943     23 225      51 452       2 506         261        3 573
1999(6) .......       10 993     82 463            944         17 458     27 385      65 508       2 730       3 342          495
2000 ..........       19 098     88 797          1 429         20 404     17 783      95 999       2 561       4 011        1 919
2001 ..........       13 512    120 912          1 366         16 038     25 069     104 538       1 391       2 795        2 406
2002 ..........       16 101    131 642            785         15 642     31 006     115 858       1 369       3 027        2 637
2003 ..........       14 936    149 702            737         15 697     29 587     127 488       1 174       2 855        2 127
2004 ..........       22 950    162 019            274         23 319     20 224     160 654       1 263       2 520        1 015

2000: 04 ......       19 098     88 797          1 429         20 404     17 783      95 999       2 561       4 011        1 919

2001: 01 ......       15 141     96 645          1 364         21 734     16 126     101 555       2 500       2 216        2 046
      02 ......       20 553    102 976          1 359         16 479     22 674      98 881       1 391       2 924        2 255
      03 ......       18 970    110 705          1 358         17 114     25 754     101 506       1 391       2 924        2 182
      04 ......       13 512    120 912          1 366         16 038     25 069     104 538       1 391       2 795        2 406

2002: 01 ......       13 876    126 386          1 303         13 488     28 534     109 254       1 465       2 942        5 633
      02 ......       12 416    128 947          1 143         13 609     31 733     110 536       1 649       2 864        5 597
      03 ......       15 506    132 561          1 138         15 445     29 514     110 496       1 465       2 963        4 579
      04 ......       16 101    131 642            785         15 642     31 006     115 858       1 369       3 027        2 637

2003: 01 ......       18 733    134 638            775         17 006     31 281     118 032       1 214       2 920        2 117
      02 ......       18 713    134 832            603         17 713     31 421     122 151       1 212       2 896        2 214
      03 ......       23 435    141 959            675         15 825     29 445     124 080       1 232       2 868        3 375
      04 ......       14 936    149 702            737         15 697     29 587     127 488       1 174       2 855        2 127

2004: 01 ......       14 532    160 112            271         16 706     27 419     132 506       1 252       2 416        1 877
      02 ......       16 005    163 982            274         16 728     27 744     135 431       1 261       2 114        1 885
      03 ......       26 140    160 136            269         19 924     26 651     140 790       1 263       2 406        1 058
      04 ......       22 950    162 019            274         23 319     20 224     160 654       1 263       2 520        1 015

2005: 01 ......       28 445    163 452            257         22 526     20 963     170 886       1 358       2 644        2 450
      02 ......       28 520    168 879            253         23 396     22 552     174 781       1 504       5 906        2 652
      03 ......       31 333    174 797            251         23 710     31 898     178 902       1 504       5 150        2 197
----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                      Official              Private self-administered
                      funds(1)                       funds(3)
                                    -------------------------------------------
                                                 Liabilities(6)
                       Total        -------------------------------------------
End of                 assets
                       equal                      Reserves,
                     accumula-      Accumula-    provisions         Total
                    ted funds(4)    ted funds     and other     liabilities(5)
                                                 liabilities

                      (2339K)       (2340K)        (2341K)         (2342K)
-------------------------------------------------------------------------------

31 March

1997 ..........          151 633          ...            ...               ...
1998 ..........          173 245          ...            ...               ...
1999 ..........          193 390          ...            ...               ...
2000 ..........          224 360          ...            ...               ...
2001 ..........          259 327          ...            ...               ...
2002 ..........          302 881          ...            ...               ...
2003 ..........          326 717          ...            ...               ...
2004 ..........          357 391          ...            ...               ...
2005 ..........          412 981          ...            ...               ...

31 December

1998 ..........          186 167      152 719         11 532           164 251
                                    -------------------------------------------
1999(6) .......          211 318      219 660         34 232           253 892
2000 ..........          252 001      224 918         33 967           258 885
2001 ..........          288 028      236 015         43 283           279 298
2002 ..........          318 067      241 130         38 543           279 673
2003 ..........          344 303      243 173         41 802           284 975
2004 ..........          394 239      285 794         49 606           335 400

2000: 04 ......          252 001      224 918         33 967           258 885

2001: 01 ......          259 327      226 973         33 502           260 475
      02 ......          269 491      234 149         36 522           270 671
      03 ......          281 906      229 239         37 122           266 361
      04 ......          288 028      236 015         43 283           279 298

2002: 01 ......          302 881      246 979         42 921           289 900
      02 ......          308 493      249 068         42 597           291 665
      03 ......          313 668      244 477         38 603           283 080
      04 ......          318 067      241 130         38 543           279 673

2003: 01 ......          326 717      232 112         37 644           269 756
      02 ......          331 755      234 492         38 977           273 469
      03 ......          342 894      232 998         39 952           272 950
      04 ......          344 303      243 173         41 802           284 975

2004: 01 ......          357 391      247 765         43 878           291 643
      02 ......          365 424      248 904         44 697           293 601
      03 ......          378 637      269 080         47 069           316 149
      04 ......          394 239      285 794         49 606           335 400

2005: 01 ......          412 981      290 717         54 957           345 674
      02 ......          428 442      299 471         56 154           355 625
      03 ......          449 742      314 330         58 607           372 937
-------------------------------------------------------------------------------

KB221

(1).  Funds administered by the Department of Finance, Transnet, Telkom and the
      Post Office. Deposit administration investments excluded.

(2).  Deposits with the Public Investment Corporation are allocated to the relevant investment items, mainly securities.

(3).  Privately-administered funds registered in terms of the Pension Funds Act, foreign funds registered in South Africa, funds established in terms of industrial agreements, and state controlled funds exempted from the requirements of the Act. Underwritten funds covered by insurance policies or group insurance schemes and included with long-term insurers, are excluded.

(4).  Including unamortised discount as from March 1995.

(5).  Funds invested with long-term insurers in terms of deposit administration contracts and insurance policies are not included in totals of assets and liabilities.

(6).  As from March 1999 data for private self-administered pension and provident funds are reported at market value.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-41

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

PRIVATE SELF-ADMINISTERED PENSION AND PROVIDENT FUNDS(1)
ASSETS

R millions
-----------------------------------------------------------------------------------------------------------------------------------
                                             Fixed-interest securities                                          Loans
                      Coin,      -------------------------------------------------                 -------------------------------
                    banknotes                                                                                     To
End of                 and       Govern-       Local         Public                   Ordinary                  public
                    deposits      ment      governments    enterprises    Other(2)    shares(3)    Mortgage    sector(4)    Other

                     (2350K)     (2351K)      (2352K)        (2353K)      (2354K)       (2355K)     (2356K)     (2357K)    (2358K)
-----------------------------------------------------------------------------------------------------------------------------------

1998 ..........        27 599     29 342            810          4 197      11 070       69 893         443         538        492
-----------------------------------------------------------------------------------------------------------------------------------
1999(7) .......        25 653     32 050            775          2 732      20 722      142 960       1 096         341        579
2000 ..........        22 102     32 500          1 045          3 391      24 818      145 331       1 487         399        669
2001 ..........        27 410     35 693          1 324          4 587      24 770      157 114       1 466         264        575
2002 ..........        27 416     35 592          1 135          4 615      18 767      160 722       1 524         251        599
2003 ..........        22 701     36 583          1 491          4 773      17 773      170 812       1 460         221        686
2004 ..........        42 317     42 586          1 750          5 262      20 176      192 261       1 622         211      1 103

2003: 04 ......        22 701     36 583          1 491          4 773      17 773      170 812       1 460         221        686

2004: 01 ......        24 732     38 252          1 378          4 576      17 537      173 443       1 484         222        742
      02 ......        25 241     40 336          1 565          5 249      14 784      173 820       1 490         219        733
      03 ......        34 580     41 233          1 195          4 812      17 131      186 338       1 605         217        794
      04 ......        42 317     42 586          1 750          5 262      20 176      192 261       1 622         211      1 103

2005: 01 ......        35 997     43 779          1 808          5 570      20 520      204 624       1 222         308      1 115
      02 ......        33 923     46 647          2 001          5 974      21 420      210 304       1 234         284      1 283
      03 ......        32 507     48 303          2 083          5 416      23 126      225 938       1 227         280      1 313
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
                                                                  Funds
                                                                invested
End of                Fixed       Other          Total            with
                    property    assets(5)     assets(6),(7)    insurers(6)

                     (2359)     (2360K)         (2361K)          (2362K)
---------------------------------------------------------------------------

1998 ..........       11 133        8 734          164 251          68 846
1999(7) .......       12 456       14 528          253 892          90 772
2000 ..........       13 764       13 379          258 885         106 139
2001 ..........       11 221       14 874          279 298         108 271
2002 ..........       11 926       17 126          279 673         114 376
2003 ..........       12 571       15 904          284 975         127 055
2004 ..........       10 323       17 790          335 400         140 109

2003: 04 ......       12 571       15 904          284 975         127 055

2004: 01 ......       11 721       17 555          291 643         133 191
      02 ......       12 732       17 432          293 601         134 645
      03 ......       10 760       17 484          316 149         137 750
      04 ......       10 323       17 790          335 400         140 109

2005: 01 ......       11 060       19 670          345 674         141 186
      02 ......       13 569       18 986          355 625         147 689
      03 ......       13 803       18 941          372 937         152 381
---------------------------------------------------------------------------

KB222

INCOME STATEMENT(8)

R millions
------------------------------------------------------------------------------------------------------------------------------
                                          Current receipts                                  Current expenditure
                    ----------------------------------------------------------------------------------------------------------
                          Investment income(9)           Contributions by                  Benefits
                    ---------------------------------------------------------------------------------------------
Period                                                                                      Lump sum
                                                                                           at retire-     Other      Adminis-
                                                                   Employ-                  ment or      lump sum    trative
                    Interest    Dividends      Rent     Members      ers      Annuities      death       payments    expenses

                    (2310K)      (2323K)     (2311K)    (2312K)    (2313K)     (2314K)      (2315K)      (2316K)     (2317K)
------------------------------------------------------------------------------------------------------------------------------

1998 ..........        8 933        4 355      1 244      7 559     11 305        9 095         9 523      10 235       3 081
1999 ..........        9 722        4 273      1 716      8 581     12 245        9 518         9 723      11 013       3 691
2000 ..........        9 433        4 856      2 441      9 587     12 587       10 410        10 976      10 485       3 716
2001 ..........        9 813        5 943      2 149     10 049     12 871        9 837         9 674      11 762       3 425
2002 ..........       10 727        7 182      2 097     10 398     14 819       12 711         8 134      11 212       3 379
2003 ..........       11 583        6 587      1 785      9 981     13 073       11 459         9 410      11 224       3 375
2004 ..........       12 424        6 573      3 042     11 414     14 857       14 505         8 429      11 616       3 065

2003: 04 ......        2 627        1 526        413      2 810      3 688        3 716         2 576       2 695         852

2004: 01 ......        3 390        1 537        553      2 850      3 528        3 632         2 051       2 837         752
      02 ......        2 622        1 700        683      2 929      3 623        3 687         2 290       2 946         753
      03 ......        3 313        1 769        785      2 714      3 686        3 535         1 987       2 785         705
      04 ......        3 099        1 567      1 021      2 921      4 020        3 651         2 101       3 048         855

2005: 01 ......        3 187        1 983        968      2 758      3 662        3 499         1 618       2 471         705
      02 ......        2 985        2 082      1 057      3 002      3 810        3 001         1 410       2 257         631
      03 ......        3 102        2 332      1 051      2 987      3 980        2 895         1 320       2 450         647
------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                   Net
                    Domestic     capital     Investment
                    current      profits       income       Total
Period               income     and other       from       net cash       Net asset
                    surplus      income       insurers      inflow     revaluation(10)

                    (2318K)      (2319K)      (2320K)       (2321K)        (2322K)
---------------------------------------------------------------------------------------

1998 ..........        1 462        2 845         5 623       9 930            -4 791
1999 ..........        2 592        6 083         5 464      14 139             7 284
2000 ..........        3 317        7 518         6 747      17 582               310
2001 ..........        6 127        9 714         5 492      21 333             5 853
2002 ..........        9 787        4 845         8 811      23 443            -2 312
2003 ..........        7 541       11 041         9 668      28 250            -1 929
2004 ..........       10 695       14 573         9 651      34 919             5 017

2003: 04 ......        1 225        3 134         3 065       7 424             2 416

2004: 01 ......        2 586        4 344         2 698       9 628             1 521
      02 ......        1 881        1 758         2 349       5 988               848
      03 ......        3 255        3 187         2 295       8 737             1 334
      04 ......        2 973        5 284         2 309      10 566             1 314

2005: 01 ......        4 265        3 748         3 201      11 214             2 406
      02 ......        5 637        4 500         2 996      13 133             2 813
      03 ......        6 140        5 664         3 401      15 205             5 290
---------------------------------------------------------------------------------------

KB220

(1).  Privately-administered funds registered in terms of the Pension Funds Act, foreign funds registered in South Africa, funds established in terms of industrial agreements, and state controlled funds exempted from requirements of the Act. Underwritten funds covered by insurance policies or group insurance schemes and included with long-term insurers, are excluded.

(2).  Company stock, loan securities, preference shares and foreign securities.

(3).  Including a small amount of units in unit trusts.

(4).  Local governments, public enterprises and, from September 1979, also universities.

(5).  Including unallocated foreign assets.

(6).  Funds invested with long-term insurers in terms of deposit administration contracts and insurance policies are not included in totals of assets and liabilities.

(7).  As from March 1999 data are reported at market value.

(8).  Source: Registrar of Pension Funds, annual reports up to 1990, thereafter
      SA Reserve Bank survey.

(9).  Excluding income from policies and funds invested with insurers.

(10). Including amounts transferred to and from other funds.

--------------------------------------------------------------------------------
S-42                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

PARTICIPATION BOND SCHEMES
FUNDS RECEIVED AND INVESTED

R millions
------------------------------------------------------------------------------------------------------------------------
                                                          Balances as at end of period
                         -----------------------------------------------------------------------------------------------
                                                        Funds received from participants
                         -----------------------------------------------------------------------------------------------
                                                                                                               Total
                          Pension                                                   Manager's                funds re-
                            and                                          Non-          own                   ceived and
Period                   provident    Companies(1)     Individuals     residents      funds      Other(2)     invested
                           funds

                          (2370K)        (2371K)         (2372K)        (2373K)      (2374K)     (2375K)      (2376K)
------------------------------------------------------------------------------------------------------------------------

2000 ..........              9             26             3 341           33            946           3        4 358
2001 ..........              9             14             3 169           23            935           3        4 152
2002 ..........              8             12             2 664            3          1 061          41        3 789
2003 ..........              8             12             2 879            3            891          27        3 820
2004 ..........              8             12             2 970            3            714          24        3 733
2005 ..........              8              2             2 584            3            850          13        3 460

2004:01 .......              8             12             2 847            3            762          34        3 667
     02 .......              8             12             2 835            3            753          34        3 645
     03 .......              8             12             2 901            3            662          34        3 621
     04 .......              8             12             2 970            3            714          24        3 733

2005:01 .......              8              2             2 926            3            813          24        3 777
     02 .......              8              2             2 964            3            777          24        3 779
     03 .......              8              2             2 635            3            792          24        3 465
     04 .......              8              2             2 584            3            850          13        3 460
------------------------------------------------------------------------------------------------------------------------

R millions
------------------------------------------------------------------------------------------
                                     Balances as at end of period
                        ------------------------------------------------------------------
                                          Funds loaned to
                        ------------------------------------------------------------------
                                                                                    Net
                                                                                   funds
      Period                                                            Funds     received
                                                                        held       during
                          Com-      Indivi-                              by         the
                        panies(1)    duals     Other(3)     Total      manager     period

                         (2377K)    (2378K)    (2379K)     (2380K)     (2381K)    (2382K)
------------------------------------------------------------------------------------------

2000 ..........           3 957       274        127        4 358        --         -137
2001 ..........           3 812       238        103        4 152        --         -206
2002 ..........           3 502       211         75        3 789         0         -364
2003 ..........           3 600       157         62        3 820         0           32
2004 ..........           3 583        98         51        3 733        --          -88
2005 ..........           3 324       105         32        3 460         0         -280

2004:01 .......           3 480       129         57        3 667        --         -154
     02 .......           3 471       120         54        3 645        --          -21
     03 .......           3 456       112         53        3 621        --          -25
     04 .......           3 583        98         51        3 733        --          112

2005:01 .......           3 643        96         37        3 777        --           44
     02 .......           3 654        91         33        3 779        --            2
     03 .......           3 320        98         47        3 465        --         -313
     04 .......           3 324       105         32        3 460         0          -13
------------------------------------------------------------------------------------------

KB223

FUNCTIONAL CLASSIFICATION OF MORTGAGE BONDS PAID OUT AND OUTSTANDING(4)

R millions
------------------------------------------------------------------------------------------------------------------------------
                                             New bonds paid out during the period                      Advances        Bond
                           ---------------------------------------------------------------------       granted      repayments
                           Industrial      Commercial      Residential    Other fixed                but not yet      during
Period                     properties      properties       buildings     property(5)     Total      paid out(6)    the period

                             (2390K)         (2391K)         (2392K)        (2393K)      (2394K)       (2395K)       (2396K)
------------------------------------------------------------------------------------------------------------------------------

2000 ..........                 109             633               9             17          769            10           906
2001 ..........                  42             510               2             10          564            14           770
2002 ..........                  95             480               8             11          594            10           958
2003 ..........                  79             977               2              1        1 060            10         1 028
2004 ..........                 133             384              13            111          642            13           729
2005 ..........                 217             553               1             27          798             -         1 078

2004: 01 ......                  23              56               0              0           79            12           233
      02 ......                  22              53               9             56          140            10           161
      03 ......                  21              64               3             53          140            10           165
      04 ......                  67             212               2              2          282            13           171

2005: 01 ......                  71             173               0             26          271            10           226
      02 ......                  49             140               1              1          192            --           190
      03 ......                  54             114               0              0          168            --           482
      04 ......                  42             126               0              0          168            --           180
------------------------------------------------------------------------------------------------------------------------------

R millions
---------------------------------------------------------------------------------------------------------------------------
                                             Outstanding balance as at end of period
                           ---------------------------------------------------------------------------------
                           Industrial     Commercial        Residential           Farm           Other fixed
Period                     properties     properties         buildings         properties        property(7)       Total

                             (2397K)       (2398K)            (2399K)           (2400K)            (2401K)        (2402K)
---------------------------------------------------------------------------------------------------------------------------

2000 ..........                 1 156         3 012                123                41                 26          4 358
2001 ..........                   941         3 074                 87                17                 34          4 152
2002 ..........                   896         2 756                 83                14                 39          3 789
2003 ..........                   814         2 892                 74                10                 29          3 820
2004 ..........                   758         2 767                 74                 5                129          3 733
2005 ..........                   717         2 672                 44                 2                 27          3 460

2004: 01 ......                   760         2 806                 68                 4                 29          3 667
      02 ......                   729         2 754                 75                 5                 83          3 645
      03 ......                   729         2 675                 76                 5                136          3 621
      04 ......                   758         2 767                 74                 5                129          3 733

2005: 01 ......                   766         2 793                 61                 5                153          3 777
      02 ......                   771         2 816                 58                 2                131          3 779
      03 ......                   733         2 655                 55                 2                 20          3 465
      04 ......                   717         2 672                 44                 2                 27          3 460
---------------------------------------------------------------------------------------------------------------------------

KB224

(1).  Excluding finance companies such as hire-purchase finance companies, factoring and other similar finance companies not registered in terms of existing acts on financial institutions.

(2).  Including banks, insurers, public enterprises and finance companies.

(3).  Including banks, insurers, pension and provident funds, public enterprises, finance companies and non-residents.

(4).  Classified according to the main purpose of the mortgaged property.

(5).  Including residential sites, business sites and farm properties.

(6).  As at end of period.

(7).  Including residential and business sites.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-43

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

NATIONAL FINANCIAL ACCOUNT
FLOW OF FUNDS FOR THE FIRST QUARTER 2004(1)

R millions
---------------------------------------------------------------------------------------------------------------
                                                                               Financial intermediaries
                                                                        ---------------------------------------
                                                         Foreign            Monetary          Other monetary
                                                          sector            authority         institutions(2)
                                                     ----------------------------------------------------------
          Transaction items/ Sectors                   S         U         S         U         S          U
---------------------------------------------------------------------------------------------------------------

 1. Net saving(4) ...............................     2 946                 426                3 053
 2. Consumption of fixed capital (4) ............                             4                  789
 3. Capital transfers ...........................                 100
 4. Gross capital formation(4) ..................                                      40                   865
---------------------------------------------------------------------------------------------------------------
 5. Net lending (+)/Net borrowing (-) (S) .......     2 846                 390                2 977
 6. Net financial investment (+) or (-) (U) .....               2 846                 390                 2 977
---------------------------------------------------------------------------------------------------------------
 7. Net incurrence of financial liabilities
    (Total S 9 - 32) ............................    22 932             - 1 067             - 14 484
 8. Net acquisition of financial assets
    (Total U 9 - 32) ............................              25 778               - 677              - 11 507
---------------------------------------------------------------------------------------------------------------
 9. Gold and other foreign reserves .............    12 049                        12 049
10. Cash and demand monetary(5) deposits ........               2 923   - 6 492     - 406      2 353    - 1 615
11. Short/medium-term monetary(5) deposits ......               7 151                          9 102
12. Long-term monetary(5) deposits ..............               - 552                         18 662
13. Deposits with other financial institutions ..                 114                                       487
14. Deposits with other institutions ............    10 179                                              11 209
15. Treasury bills ..............................                                   - 376                 6 320
16. Other bills .................................                                     678        914        816
17. Bank loans and advances .....................   - 2 817               1 137     - 324      - 260     10 756
18. Trade credit and short-term loans ...........     2 663     6 165     5 312       164    - 8 450    - 5 539
19. Short-term government bonds .................                 - 3             - 5 730               - 3 372
20. Long-term government bonds ..................                 255             - 1 648               - 6 344
21. Non-marketable government bonds(6) ..........             - 5 998               - 366
22. Securities of local governments .............
23. Securities of public enterprises ............      - 56        42     - 287                  183    - 1 074
24. Other loan stock and preference shares ......     - 211       255                            - 1        165
25. Ordinary shares .............................       705    14 923                          3 657    - 1 337
26. Foreign branch/head office balances .........
27. Long-term loans .............................       246   - 6 138             - 1 760
28. Mortgage loans ..............................     - 138                                              13 120
29. Interest in retirement and life funds(7) ....                 - 6                                       355
30. Amounts receivable/payable ..................   - 4 573   - 7 103     - 582         5   - 48 024   - 28 729
31. Other assets/liabilities ....................     4 885    13 750     - 155   - 2 963      7 221    - 6 423
32. Balancing item ..............................                                                159      - 302
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                                                     Financial intermediaries
                                                    -----------------------------------------------------------
                                                         Public          Insurers and            Other
                                                       Investment         retirement           financial
                                                     Corporation(3)          funds            institutions
                                                    -----------------------------------------------------------
    Transaction items/ Sectors                         S        U         S         U         S           U
---------------------------------------------------------------------------------------------------------------

 1. Net saving(4) ...............................                         2 333                3 004
 2. Consumption of fixed capital (4) ............         1                  23                  219
 3. Capital transfers ...........................
 4. Gross capital formation(4) ..................                   2                  32                   355
---------------------------------------------------------------------------------------------------------------
 5. Net lending (+)/Net borrowing (-) (S) .......       - 1               2 324                2 868
 6. Net financial investment (+) or (-) (U) .....                 - 1               2 324                 2 868
---------------------------------------------------------------------------------------------------------------
 7. Net incurrence of financial liabilities
    (Total S 9 - 32) ............................    14 177              20 195               12 656
 8. Net acquisition of financial assets
    (Total U 9 - 32) ............................              14 176              22 519                15 524
---------------------------------------------------------------------------------------------------------------
 9. Gold and other foreign reserves .............
10. Cash and demand monetary(5) deposits ........                - 94                 190                 9 846
11. Short/medium-term monetary(5) deposits ......                 528               - 896               - 2 887
12. Long-term monetary(5) deposits ..............                 585               6 314                11 330
13. Deposits with other financial institutions ..               1 083               1 958     10 920
14. Deposits with other institutions ............    14 177     - 283     - 283    11 545                 - 398
15. Treasury bills ..............................                                    - 49                 1 082
16. Other bills .................................                 514      - 20       376        242      2 934
17. Bank loans and advances .....................                             6                  697
18. Trade credit and short-term loans ...........                           872       372        669        308
19. Short-term government bonds .................               8 306               3 786                 - 747
20. Long-term government bonds ..................               2 596               4 102               - 2 444
21. Non-marketable government bonds(6) ..........
22. Securities of local governments .............               - 461                 215                    66
23. Securities of public enterprises ............                 425             - 2 031         60      2 841
24. Other loan stock and preference shares ......                 907       169     1 705        558      - 293
25. Ordinary shares .............................                 548     1 746   - 1 682                 5 716
26. Foreign branch/head office balances .........
27. Long-term loans .............................                            46   - 1 082      - 674    - 2 148
28. Mortgage loans ..............................                                   - 263                 3 234
29. Interest in retirement and life funds(7) ....                        13 065
30. Amounts receivable/payable ..................                 - 7       288     3 892         40      - 193
31. Other assets/liabilities ....................               - 471     4 178   - 5 545        144   - 12 455
32. Balancing item ..............................                           128     - 388                 - 268
---------------------------------------------------------------------------------------------------------------

S = SOURCES, i.e. net increase in liabilities at transaction value.

U = USES, i.e. net increase in assets at transaction value.

KB230

(1).  A negative amount reflects a decrease in that item. In the case of liabilities (sources) it denotes a reduction in the available sources of funds and in the case of assets (uses) it indicates an additional source of funds.

(2).  Including mutual banks and the Postbank.

(3).  Before April 2005 the Public Investment Commissioners.

(4).  As taken from the national income (and production) accounts.

(5).  Namely deposits with the SA Reserve Bank (including coin liabilities),
      Corporation for Public Deposits, banks, the Land Bank, mutual banks and the Postbank.

(6).  Non-marketable bonds and other Treasury bills.

(7).  Members' interest in the reserves of retirement and all insurance funds.

--------------------------------------------------------------------------------
S-44                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

NATIONAL FINANCIAL ACCOUNT (CONTINUED)
FLOW OF FUNDS FOR THE FIRST QUARTER 2004(1)

R millions
------------------------------------------------------------------------------------------------------------------------------------
                                                             General government                  Corporate business enterprises
                                                   ---------------------------------------------------------------------------------
                                                         Central
                                                           and
                                                        provincial             Local              Public               Private
                                                        governments         governments           sector               sector
                                                   ---------------------------------------------------------------------------------
           Transaction items/Sectors                   S         U         S          U         S         U         S          U
------------------------------------------------------------------------------------------------------------------------------------

 1. Net saving(4)...............................    - 6 582              - 6 665             - 1 235                5 630
 2. Consumption of fixed capital(4).............      3 887                2 648               5 456               23 017
 3. Capital transfers...........................                 5 143     1 967               1 100                  535
 4. Gross capital formation(4)..................                 4 774               4 676               6 106                28 904
------------------------------------------------------------------------------------------------------------------------------------
 5. Net lending (+)/Net borrowing (-) (S).......   - 12 612              - 6 726               - 785                  278
 6. Net financial investment (+) or (-) (U).....              - 12 612             - 6 726               - 785                   278
------------------------------------------------------------------------------------------------------------------------------------
 7. Net incurrence of financial liabilities
    (Total S 9 - 32)............................   - 16 347               16 042             - 1 066             - 30 297
 8. Net acquisition of financial assets
    (Total U 9 - 32)............................              - 28 959               9 316             - 1 851              - 30 019
------------------------------------------------------------------------------------------------------------------------------------
 9. Gold and other foreign reserves.............
10. Cash and demand monetary(5) deposits........              - 19 489                 900               1 078               - 3 657
11. Short/medium-term monetary(5) deposits......                 1 312               1 995               5 781               - 2 673
12. Long-term monetary(5) deposits..............               - 1 717               1 166               - 122                 2 632
13. Deposits with other financial institutions..                                      - 12                 510                 2 391
14. Deposits with other institutions............                 1 619                 - 1     1 849   - 4 161    - 4 153        292
15. Treasury bills..............................      3 900                                                                  - 3 077
16. Other bills.................................                                               - 878      - 55      7 312      2 307
17. Bank loans and advances.....................      3 138                  284             - 1 631                3 261
18. Trade credit and short-term loans...........        878      - 505     8 162     4 969     2 759     1 261      4 364      6 783
19. Short-term government bonds.................      2 293                            - 4                                        79
20. Long-term government bonds..................   - 12 841                            - 1             - 1 524               - 7 821
21. Non-marketable government bonds(6)..........    - 6 364
22. Securities of local governments.............                            - 51                             3                   125
23. Securities of public enterprises............                   - 2                       - 2 508                         - 2 784
24. Other loan stock and preference shares......                    28                          - 27       172      2 465       - 11
25. Ordinary shares.............................                  - 23                       - 2 292       994     15 960        628
26. Foreign branch/head office balances.........
27. Long-term loans.............................    - 5 632      - 596     - 477      - 66     - 480        75    - 5 044        504
28. Mortgage loans..............................                                      - 78     3 127     - 740    - 9 344
29. Interest in retirement and life funds(7)....                                                             7                   367
30. Amounts receivable/payable..................        124        580                         5 872     2 249   - 17 989   - 35 618
31. Other assets/liabilities....................    - 1 493   - 10 097     7 690       448   - 6 500   - 7 221   - 25 944      9 500
32. Balancing item..............................      - 350       - 69       434               - 357     - 158    - 1 185         14
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                                       Households,
                                                          etc.                  Total
                                                   -----------------------------------------
           Transaction items/Sectors                  S          U          S          U
--------------------------------------------------------------------------------------------

 1. Net saving(4)...............................      8 279                11 189
 2. Consumption of fixed capital(4).............      5 866                41 910
 3. Capital transfers...........................      1 641                 5 243      5 243
 4. Gross capital formation(4)..................                 7 345                53 099
--------------------------------------------------------------------------------------------
 5. Net lending (+)/Net borrowing (-) (S).......      8 441                     -
 6. Net financial investment (+) or (-) (U).....                 8 441                     -
--------------------------------------------------------------------------------------------
 7. Net incurrence of financial liabilities
    (Total S 9 - 32)............................     19 785                42 526
 8. Net acquisition of financial assets
    (Total U 9 - 32)............................                28 226                42 526
--------------------------------------------------------------------------------------------
 9. Gold and other foreign reserves.............                           12 049     12 049
10. Cash and demand monetary(5) deposits........                 6 185    - 4 139    - 4 139
11. Short/medium-term monetary(5) deposits......               - 1 209      9 102      9 102
12. Long-term monetary(5) deposits..............                 - 974     18 662     18 662
13. Deposits with other financial institutions..                 4 389     10 920     10 920
14. Deposits with other institutions............                 1 947     21 769     21 769
15. Treasury bills..............................                            3 900      3 900
16. Other bills.................................                            7 570      7 570
17. Bank loans and advances.....................      6 617                10 432     10 432
18. Trade credit and short-term loans...........         20      3 271     17 249     17 249
19. Short-term government bonds.................                  - 22      2 293      2 293
20. Long-term government bonds..................                  - 12   - 12 841   - 12 841
21. Non-marketable government bonds(6)..........                          - 6 364    - 6 364
22. Securities of local governments.............                     1       - 51       - 51
23. Securities of public enterprises............                  - 25    - 2 608    - 2 608
24. Other loan stock and preference shares......                    25      2 953      2 953
25. Ordinary shares.............................                     9     19 776     19 776
26. Foreign branch/head office balances.........
27. Long-term loans.............................        247      - 557   - 11 768   - 11 768
28. Mortgage loans..............................     21 628                15 273     15 273
29. Interest in retirement and life funds(7)....                12 342     13 065     13 065
30. Amounts receivable/payable..................       - 80              - 64 924   - 64 924
31. Other assets/liabilities....................    - 8 647      2 856   - 18 621   - 18 621
32. Balancing item..............................                          - 1 171    - 1 171
--------------------------------------------------------------------------------------------

S = SOURCES, i.e. net increase in liabilities at transaction value.

U = USES, i.e. net increase in assets at transaction value.

KB231

(1).  A negative amount reflects a decrease in that item. In the case of liabilities (sources) it denotes a reduction in the available sources of funds and in the case of assets (uses) it indicates an additional source of funds.

(2).  Including mutual banks and the Postbank.

(3).  Before April 2005 the Public Investment Commissioners.

(4).  As taken from the national income (and production) accounts.

(5).  Namely deposits with the SA Reserve Bank (including coin liabilities),
      Corporation for Public Deposits, banks, the Land Bank, mutual banks and the Postbank.

(6).  Non-marketable bonds and other Treasury bills.

(7).  Members' interest in the reserves of retirement and all insurance funds.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-45

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

NATIONAL FINANCIAL ACCOUNT
FLOW OF FUNDS FOR THE SECOND QUARTER 2004(1)

R millions
------------------------------------------------------------------------------------------------------------------------
                                                                                      Financial intermediaries
                                                                               -----------------------------------------
                                                            Foreign                Monetary           Other monetary
                                                             sector                authority          institutions(2)
                                                        ----------------------------------------------------------------
           Transaction items/Sectors                       S           U           S          U         S           U
------------------------------------------------------------------------------------------------------------------------

 1. Net saving(4).................................       15 939                     373                 5 073
 2. Consumption of fixed capital(4)...............                                    5                   803
 3. Capital transfers.............................                       61
 4. Gross capital formation(4)....................                                              38                 1 095
------------------------------------------------------------------------------------------------------------------------
 5. Net lending (+)/Net borrowing (-) (S).........       15 878                     340                 4 781
 6. Net financial investment (+) or (-) (U).......                   15 878                    340                 4 781
------------------------------------------------------------------------------------------------------------------------
 7. Net incurrence of financial liabilities
    (Total S 9 - 32)..............................       17 954                   9 832                 - 804
 8. Net acquisition of financial assets
    (Total U 9 - 32)..............................                   33 832                 10 172                 3 977
------------------------------------------------------------------------------------------------------------------------
 9. Gold and other foreign reserves...............        9 927                              9 927
10. Cash and demand monetary(5) deposits..........                  - 2 726       2 533      1 377      5 916    - 1 108
11. Short/medium-term monetary(5) deposits........                  - 4 144                     61    - 3 540
12. Long-term monetary(5) deposits................                  - 1 200                             9 584
13. Deposits with other financial institutions....                      230                                          781
14. Deposits with other institutions..............      - 1 215                                                  - 1 363
15. Treasury bills................................                                             294               - 3 829
16. Other bills...................................                                             804      - 351    - 1 081
17. Bank loans and advances.......................        2 798                   7 762        254        242      2 836
18. Trade credit and short-term loans.............      - 4 461      21 504       - 399       - 66      3 520    - 1 828
19. Short-term government bonds...................                                           3 101                 2 241
20. Long-term government bonds....................                    4 902                  3 193                 3 632
21. Non-marketable government bonds(6)............                    1 103                     49
22. Securities of local governments...............                                                                    88
23. Securities of public enterprises..............         - 34       - 582       2 255                  - 14      2 512
24. Other loan stock and preference shares........          122       - 579                           - 1 034    - 3 718
25. Ordinary shares...............................       11 037      10 593                               251      - 805
26. Foreign branch/head office balances...........
27. Long-term loans...............................        1 498       4 276                - 7 380
28. Mortgage loans................................          417                                                   16 967
29. Interest in retirement and life funds(7)......                       36                                          218
30. Amounts receivable/payable....................      - 2 879     - 2 017       - 100         11   - 27 871    - 6 461
31. Other assets/liabilities......................          744       2 436     - 2 219    - 1 453     12 328    - 5 105
32. Balancing item................................                                                        165
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                                          Financial intermediaries
                                                        ----------------------------------------------------------------
                                                             Public              Insurers and              Other
                                                           Investment             retirement             financial
                                                         Corporation(3)              funds              institutions
------------------------------------------------------------------------------------------------------------------------
           Transaction items/Sectors                       S          U           S           U         S           U
------------------------------------------------------------------------------------------------------------------------

 1. Net saving(4).................................                                1 821                 3 604
 2. Consumption of fixed capital(4)...............            1                      23                   221
 3. Capital transfers.............................
 4. Gross capital formation(4)....................                        3                    100                   356
------------------------------------------------------------------------------------------------------------------------
 5. Net lending (+)/Net borrowing (-) (S).........          - 2                   1 744                 3 469
 6. Net financial investment (+) or (-) (U).......                      - 2                  1 744                 3 469
------------------------------------------------------------------------------------------------------------------------
 7. Net incurrence of financial liabilities
    (Total S 9 - 32)..............................        4 866                  17 963                11 649
 8. Net acquisition of financial assets
    (Total U 9 - 32)..............................                    4 864                 19 707                15 118
------------------------------------------------------------------------------------------------------------------------
 9. Gold and other foreign reserves...............
10. Cash and demand monetary(5) deposits..........                      105                - 1 204                 - 416
11. Short/medium-term monetary(5) deposits........                    1 372                    632               - 2 351
12. Long-term monetary(5) deposits................                                           4 244
13. Deposits with other financial institutions....                    2 376                  1 040      8 922
14. Deposits with other institutions..............        4 866         110         110      5 251                 - 788
15. Treasury bills................................                                                               - 1 033
16. Other bills...................................                  - 4 716         - 1        763         59      4 544
17. Bank loans and advances.......................                                   10                   374
18. Trade credit and short-term loans.............                                  558    - 4 397        637      1 624
19. Short-term government bonds...................                    - 663                  - 836               - 2 042
20. Long-term government bonds....................                    5 410                  1 559                 1 935
21. Non-marketable government bonds(6)............
22. Securities of local governments...............                      - 1                    293                 1 018
23. Securities of public enterprises..............                      620                - 2 493        432        273
24. Other loan stock and preference shares........                      303     - 4 790        403      - 541      1 149
25. Ordinary shares...............................                     - 55         791      8 204                 5 021
26. Foreign branch/head office balances...........
27. Long-term loans...............................                                   21      2 073      - 436      3 847
28. Mortgage loans................................                                               8                   760
29. Interest in retirement and life funds(7)......                               14 164
30. Amounts receivable/payable....................                        3       1 556      4 922         85        263
31. Other assets/liabilities......................                                5 362      - 504      2 117      1 210
32. Balancing item................................                                  182      - 251                   104
------------------------------------------------------------------------------------------------------------------------

S = SOURCES, i.e. net increase in liabilities at transaction value.

U = USES, i.e. net increase in assets at transaction value.

KB230

(1).  A negative amount reflects a decrease in that item. In the case of liabilities (sources) it denotes a reduction in the available sources of funds and in the case of assets (uses) it indicates an additional source of funds.

(2).  Including mutual banks and the Postbank.

(3).  Before April 2005 the Public Investment Commissioners.

(4).  As taken from the national income (and production) accounts.

(5).  Namely deposits with the SA Reserve Bank (including coin liabilities),
      Corporation for Public Deposits, banks, the Land Bank, mutual banks and the Postbank.

(6).  Non-marketable bonds and other Treasury bills.

(7).  Members' interest in the reserves of retirement and all insurance funds.

--------------------------------------------------------------------------------
S-46                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

NATIONAL FINANCIAL ACCOUNT (CONTINUED)
FLOW OF FUNDS FOR THE SECOND QUARTER 2004(1)

R millions

-------------------------------------------------------------------------------------------------------------------------
                                                                                                      Corporate business
                                                                   General government                    enterprises
                                                        -----------------------------------------------------------------
                                                             Central
                                                               and
                                                            provincial                Local                 Public
                                                           governments             governments              sector
-------------------------------------------------------------------------------------------------------------------------
           Transaction items/Sectors                       S           U           S           U         S          U
-------------------------------------------------------------------------------------------------------------------------

 1. Net saving(4).................................       - 2 200                 - 6 511               - 1 534
 2. Consumption of fixed capital(4)...............         3 977                   2 703                 5 466
 3. Capital transfers.............................                    10 186         710                 8 285
 4. Gross capital formation(4)....................                     4 560                  4 588                 5 292
-------------------------------------------------------------------------------------------------------------------------
 5. Net lending (+)/Net borrowing (-) (S).........      - 12 969                 - 7 686                 6 925
 6. Net financial investment (+) or (-) (U).......                  - 12 969                - 7 686                 6 925
-------------------------------------------------------------------------------------------------------------------------
 7. Net incurrence of financial liabilities
    (Total S 9 - 32)..............................        16 122                   2 273              - 15 389
 8. Net acquisition of financial assets                                3 153                - 5 413               - 8 464
    (Total U 9 - 32)..............................
-------------------------------------------------------------------------------------------------------------------------
 9. Gold and other foreign reserves...............
10. Cash and demand monetary(5) deposits..........                     9 833                  - 794               - 1 969
11. Short/medium-term monetary(5) deposits........                     1 134                    538               - 2 629
12. Long-term monetary(5) deposits................                       427                    892                   574
13. Deposits with other financial institutions....                                             - 68                 - 376
14. Deposits with other institutions..............                       990                               169        948
15. Treasury bills................................           -94
16. Other bills...................................                                                       2 082    - 2 311
17. Bank loans and advances.......................         - 315                   - 358                 1 034
18. Trade credit and short-term loans.............          - 99         364         154    - 3 297    - 1 889       - 89
19. Short-term government bonds...................         1 769
20. Long-term government bonds....................        20 748                                  2                 - 107
21. Non-marketable government bonds(6)............         1 348
22. Securities of local governments...............                        91       1 797                              230
23. Securities of public enterprises..............                                                4    - 1 978
24. Other loan stock and preference shares........                                              428                  - 12
25. Ordinary shares...............................                                                     - 7 952      - 929
26. Foreign branch/head office balances...........
27. Long-term loans...............................       - 5 585         277        - 47      1 161      1 466        235
28. Mortgage loans................................                                            2 539      1 020         22
29. Interest in retirement and life funds(7)......
30. Amounts receivable/payable....................           164       - 614        - 36               - 6 236      - 420
31. Other assets/liabilities......................       - 1 542     - 9 232         763    - 6 546    - 3 070    - 1 420
32. Balancing item................................         - 272       - 117                  - 272       - 35      - 211

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                         Corporate business
                                                            enterprises
                                                        --------------------
                                                             Private               Households,              Total
                                                              sector                  etc.
-------------------------------------------------------------------------------------------------------------------------
           Transaction items/Sectors                       S           U           S          U          S          U
-------------------------------------------------------------------------------------------------------------------------

 1. Net saving(4).................................          -316                   6 298                22 547
 2. Consumption of fixed capital(4)...............        23 630                   5 931                42 760
 3. Capital transfers.............................           197                   1 055                10 247     10 247
 4. Gross capital formation(4)....................                    41 737                  7 538                65 307
-------------------------------------------------------------------------------------------------------------------------
 5. Net lending (+)/Net borrowing (-) (S).........      - 18 226                   5 746                     -
 6. Net financial investment (+) or (-) (U).......                  - 18 226                  5 746                     -
-------------------------------------------------------------------------------------------------------------------------
 7. Net incurrence of financial liabilities
    (Total S 9 - 32)..............................        26 728                  20 380               111 574
 8. Net acquisition of financial assets                                8 502                 26 126               111 574
    (Total U 9 - 32)..............................
-------------------------------------------------------------------------------------------------------------------------
 9. Gold and other foreign reserves...............                                                       9 927      9 927
10. Cash and demand monetary(5) deposits..........                       946                  4 405      8 449      8 449
11. Short/medium-term monetary(5) deposits........                     2 158                  - 311    - 3 540    - 3 540
12. Long-term monetary(5) deposits................                     1 837                  2 810      9 584      9 584
13. Deposits with other financial institutions....                     5 699                  - 760      8 922      8 922
14. Deposits with other institutions..............           968       - 481                    231      4 898      4 898
15. Treasury bills................................                     4 474                              - 94       - 94
16. Other bills...................................       - 3 996       - 210                           - 2 207    - 2 207
17. Bank loans and advances.......................      - 11 332                   2 875                 3 090      3 090
18. Trade credit and short-term loans.............        12 958     - 1 644       1 505        313     12 484     12 484
19. Short-term government bonds...................                      - 32                             1 769      1 769
20. Long-term government bonds....................                       224                    - 2     20 748     20 748
21. Non-marketable government bonds(6)............                                              196      1 348      1 348
22. Securities of local governments...............                        77                      1      1 797      1 797
23. Securities of public enterprises..............                       364                   - 37        661        661
24. Other loan stock and preference shares........       - 1 354     - 5 571                           - 7 597    - 7 597
25. Ordinary shares...............................        32 406      14 239                    265     36 533     36 533
26. Foreign branch/head office balances...........
27. Long-term loans...............................         7 058        - 57         260      - 197      4 235      4 235
28. Mortgage loans................................         3 146                  15 713                20 296     20 296
29. Interest in retirement and life funds(7)......                     1 321                 12 589     14 164     14 164
30. Amounts receivable/payable....................           731    - 30 246          27              - 34 559   - 34 559
31. Other assets/liabilities......................      - 13 110      15 364                  6 623      1 373      1 373
32. Balancing item................................         - 747          40                             - 707      - 707
-------------------------------------------------------------------------------------------------------------------------

S = SOURCES, i.e. net increase in liabilities at transaction value.

U = USES, i.e. net increase in assets at transaction value.

KB231

(1).  A negative amount reflects a decrease in that item. In the case of liabilities (sources) it denotes a reduction in the available sources of funds and in the case of assets (uses) it indicates an additional source of funds.

(2).  Including mutual banks and the Postbank.

(3).  Before April 2005 the Public Investment Commissioners.

(4).  As taken from the national income (and production) accounts.

(5).  Namely deposits with the SA Reserve Bank (including coin liabilities),
      Corporation for Public Deposits, banks, the Land Bank, mutual banks and the Postbank.

(6).  Non-marketable bonds and other Treasury bills.

(7).  Members' interest in the reserves of retirement and all insurance funds.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-47

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

NATIONAL FINANCIAL ACCOUNT
FLOW OF FUNDS FOR THE THIRD QUARTER 2004(1)

R millions
-------------------------------------------------------------------------------------------------------------------------
                                                                                        Financial intermediaries
                                                                                -----------------------------------------
                                                             Foreign                Monetary            Other monetary
                                                              sector                authority          institutions(2)
-------------------------------------------------------------------------------------------------------------------------
           Transaction items/Sectors                       S           U           S          U          S          U
-------------------------------------------------------------------------------------------------------------------------

 1. Net saving(4).................................        14 589                     292                 2 635
 2. Consumption of fixed capital(4)...............                                     5                   804
 3. Capital transfers.............................                        92
 4. Gross capital formation(4)....................                                               30                 1 281
-------------------------------------------------------------------------------------------------------------------------
 5. Net lending (+)/Net borrowing (-) (S).........        14 497                     267                 2 158
 6. Net financial investment (+) or (-) (U).......                    14 497                    267                 2 158
-------------------------------------------------------------------------------------------------------------------------
 7. Net incurrence of financial liabilities
    (Total S 9 - 32)..............................         5 593                   4 254                38 086
 8. Net acquisition of financial assets
    (Total U 9 - 32)..............................                    20 090                  4 521                40 244
-------------------------------------------------------------------------------------------------------------------------
 9. Gold and other foreign reserves...............         5 523                              5 523
10. Cash and demand monetary(5) deposits..........                   - 2 241       3 887      3 238     18 183      3 480
11. Short/medium-term monetary(5) deposits........                     4 464                   - 61     34 756
12. Long-term monetary(5) deposits................                     - 996                           - 2 661
13. Deposits with other financial institutions....                     - 113                                        - 730
14. Deposits with other institutions..............         4 639                                                    4 693
15. Treasury bills................................                                            - 234                 - 142
16. Other bills...................................                                          - 2 273    - 2 567        680
17. Bank loans and advances.......................       - 3 741                      85         50         33     17 595
18. Trade credit and short-term loans.............       - 6 105      13 971       - 811       - 76   - 17 131      - 263
19. Short-term government bonds...................                                          - 1 000               - 3 920
20. Long-term government bonds....................                     1 611                    215                   690
21. Non-marketable government bonds(6)............                     1 595                     62
22. Securities of local governments...............                                                                     14
23. Securities of public enterprises..............            12         186     - 2 501                 - 169    - 2 489
24. Other loan stock and preference shares........         - 597       - 277                             1 245      2 246
25. Ordinary shares...............................         2 097       2 999                             1 537         30
26. Foreign branch/head office balances...........
27. Long-term loans...............................         1 996        - 55                - 2 126
28. Mortgage loans................................         - 332                                                   21 708
29. Interest in retirement and life funds(7)......                       166                                         - 17
30. Amounts receivable/payable....................       - 2 193       - 145          90          4      7 151    - 4 124
31. Other assets/liabilities......................         4 294     - 1 075       3 504      1 199    - 2 194        793
32. Balancing item................................                                                        - 97
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                            Financial intermediaries
                                                        -----------------------------------------------------------------
                                                              Public              Insurers and              Other
                                                            Investment             retirement             financial
                                                          Corporation(3)              funds              institutions
-------------------------------------------------------------------------------------------------------------------------
           Transaction items/Sectors                      S           U           S           U          S          U
-------------------------------------------------------------------------------------------------------------------------

 1. Net saving(4).................................                                 2 018                 3 704
 2. Consumption of fixed capital(4)...............             1                      25                   217
 3. Capital transfers.............................
 4. Gross capital formation(4)....................                         2                     39                   369
-------------------------------------------------------------------------------------------------------------------------
 5. Net lending (+)/Net borrowing (-) (S).........           - 1                   2 004                 3 552
 6. Net financial investment (+) or (-) (U).......                       - 1                  2 004                 3 552
-------------------------------------------------------------------------------------------------------------------------
 7. Net incurrence of financial liabilities
    (Total S 9 - 32)..............................        14 651                  26 610                13 777
 8. Net acquisition of financial assets
    (Total U 9 - 32)..............................                    14 650                 28 614                17 329
-------------------------------------------------------------------------------------------------------------------------
 9. Gold and other foreign reserves...............
10. Cash and demand monetary(5) deposits..........                     3 990                    398                 2 678
11. Short/medium-term monetary(5) deposits........                     5 470                  4 118                15 560
12. Long-term monetary(5) deposits................                     3 531                - 1 579              - 10 673
13. Deposits with other financial institutions....                     2 993                  1 433     15 538
14. Deposits with other institutions..............        14 651       - 273       - 273     14 236                 2 836
15. Treasury bills................................                                              727                  - 43
16. Other bills...................................                   - 2 352         128      - 287        976    - 1 292
17. Bank loans and advances.......................                                    89                   115
18. Trade credit and short-term loans.............                                 3 647      4 179      - 593      1 748
19. Short-term government bonds...................                     1 669                  3 186                 1 478
20. Long-term government bonds....................                   - 4 154                 13 870                 - 344
21. Non-marketable government bonds(6)............
22. Securities of local governments...............                       - 4                   - 86                   250
23. Securities of public enterprises..............                     4 100                - 1 793        225    - 3 041
24. Other loan stock and preference shares........                        24       1 652      2 409         24      3 877
25. Ordinary shares...............................                       428     - 1 334    - 3 828                 5 694
26. Foreign branch/head office balances...........
27. Long-term loans...............................                                  - 39        786      1 085    - 2 171
28. Mortgage loans................................                                              226               - 1 346
29. Interest in retirement and life funds(7)......                                 9 140
30. Amounts receivable/payable....................                         2       3 200      - 509       - 86       - 61
31. Other assets/liabilities......................                     - 774      10 266    - 8 582    - 3 507      1 899
32. Balancing item................................                                   134      - 290                   280
-------------------------------------------------------------------------------------------------------------------------

S = SOURCES, i.e. net increase in liabilities at transaction value.

U = USES, i.e. net increase in assets at transaction value.

KB230

(1).  A negative amount reflects a decrease in that item. In the case of liabilities (sources) it denotes a reduction in the available sources of funds and in the case of assets (uses) it indicates an additional source of funds.

(2).  Including mutual banks and the Postbank.

(3).  Before April 2005 the Public Investment Commissioners.

(4).  As taken from the national income (and production) accounts.

(5).  Namely deposits with the SA Reserve Bank (including coin liabilities),
      Corporation for Public Deposits, banks, the Land Bank, mutual banks and the Postbank.

(6).  Non-marketable bonds and other Treasury bills.

(7).  Members' interest in the reserves of retirement and all insurance funds.

--------------------------------------------------------------------------------
S-48                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

NATIONAL FINANCIAL ACCOUNT (CONTINUED)
FLOW OF FUNDS FOR THE THIRD QUARTER 2004(1)

R millions

-------------------------------------------------------------------------------------------------------------------------
                                                                                                      Corporate business
                                                                    General government                   enterprises
                                                        -----------------------------------------------------------------
                                                             Central
                                                               and
                                                            provincial                Local                 Public
                                                           governments             governments              sector
-------------------------------------------------------------------------------------------------------------------------
           Transaction items/Sectors                       S           U           S          U          S          U
-------------------------------------------------------------------------------------------------------------------------

 1. Net saving(4).................................       - 7 728                 - 3 645                 2 466
 2. Consumption of fixed capital(4)...............         4 057                   2 762                 5 446
 3. Capital transfers.............................                     3 818         952                 1 337
 4. Gross capital formation(4)....................                     4 852                  4 466                 5 894
-------------------------------------------------------------------------------------------------------------------------
 5. Net lending (+)/Net borrowing (-) (S).........      - 12 341                 - 4 397                 3 355
 6. Net financial investment (+) or (-) (U).......                  - 12 341                - 4 397                 3 355
-------------------------------------------------------------------------------------------------------------------------
 7. Net incurrence of financial liabilities
    (Total S 9 - 32)..............................        28 609                   4 043               - 4 431
 8. Net acquisition of financial assets
    (Total U 9 - 32)..............................                    16 268                  - 354               - 1 076
-------------------------------------------------------------------------------------------------------------------------
 9. Gold and other foreign reserves...............
10. Cash and demand monetary(5) deposits..........                       736                - 1 451                 - 725
11. Short/medium-term monetary(5) deposits........                     5 804                  - 466                 2 799
12. Long-term monetary(5) deposits................                   - 2 478                    238                   906
13. Deposits with other financial institutions....                                              413                 - 185
14. Deposits with other institutions..............                     1 804                   - 30        361        286
15. Treasury bills................................         2 300
16. Other bills...................................                                                       - 433    - 1 748
17. Bank loans and advances.......................           246                    - 73               - 1 565
18. Trade credit and short-term loans.............            56         132       3 804      - 877    - 4 384      1 027
19. Short-term government bonds...................         1 361
20. Long-term government bonds....................        12 617                                                    - 716
21. Non-marketable government bonds(6)............         2 197
22. Securities of local governments...............                        10         154                               28
23. Securities of public enterprises..............                                                6      2 890
24. Other loan stock and preference shares........                                               40                 - 892
25. Ordinary shares...............................                                                       6 578      - 204
26. Foreign branch/head office balances...........
27. Long-term loans...............................           489       1 565         267    - 1 183    - 3 142      - 158
28. Mortgage loans................................                                            2 039    - 1 364      - 216
29. Interest in retirement and life funds(7)......                                                                      2
30. Amounts receivable/payable....................       - 5 628       1 458           3                 - 755    - 1 851
31. Other assets/liabilities......................        14 648       7 158       - 112        612    - 2 412        380
32. Balancing item................................           323          79                    305      - 205        191
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                         Corporate business
                                                            enterprises
                                                        --------------------
                                                              Private               Households,
           Transaction items/Sectors                           sector                  etc.                 Total
-------------------------------------------------------------------------------------------------------------------------

 1. Net saving(4).................................         7 097                 - 1 328                20 100
 2. Consumption of fixed capital(4)...............        24 188                   6 043                43 548
 3. Capital transfers.............................           182                   1 439                 3 910      3 910
 4. Gross capital formation(4)....................                    38 421                  8 294                63 648
-------------------------------------------------------------------------------------------------------------------------
 5. Net lending (+)/Net borrowing (-) (S).........       - 6 954                 - 2 140                     -
 6. Net financial investment (+) or (-) (U).......                   - 6 954                - 2 140                     -
-------------------------------------------------------------------------------------------------------------------------

 7. Net incurrence of financial liabilities
    (Total S 9 - 32)..............................        42 989                  26 373               200 554
 8. Net acquisition of financial assets
    (Total U 9 - 32)..............................                    36 035                 24 233               200 554
-------------------------------------------------------------------------------------------------------------------------
 9. Gold and other foreign reserves...............                                                       5 523      5 523
10. Cash and demand monetary(5) deposits..........                     9 928                  2 039     22 070     22 070
11. Short/medium-term monetary(5) deposits........                   - 3 135                    203     34 756     34 756
12. Long-term monetary(5) deposits................                     4 355                  4 035    - 2 661    - 2 661
13. Deposits with other financial institutions....                     7 013                  4 714     15 538     15 538
14. Deposits with other institutions..............           277     - 4 375                    478     19 655     19 655
15. Treasury bills................................                     1 992                             2 300      2 300
16. Other bills...................................         - 938       4 438                           - 2 834    - 2 834
17. Bank loans and advances.......................        15 987                   6 469                17 645     17 645
18. Trade credit and short-term loans.............        20 716    - 20 782       1 202      1 342        401        401
19. Short-term government bonds...................                      - 50                    - 2      1 361      1 361
20. Long-term government bonds....................                     1 447                    - 2     12 617     12 617
21. Non-marketable government bonds(6)............                                              540      2 197      2 197
22. Securities of local governments...............                      - 59                      1        154        154
23. Securities of public enterprises..............                     3 520                   - 32        457        457
24. Other loan stock and preference shares........         8 878       3 775                            11 202     11 202
25. Ordinary shares...............................       - 5 185     - 1 429                      3      3 693      3 693
26. Foreign branch/head office balances...........
27. Long-term loans...............................          - 55       3 582         464        825      1 065      1 065
28. Mortgage loans................................         6 051                  18 056                22 411     22 411
29. Interest in retirement and life funds(7)......                      - 93                  9 082      9 140      9 140
30. Amounts receivable/payable....................       - 4 838       2 352         182               - 2 874    - 2 874
31. Other assets/liabilities......................         1 531      23 401                  1 007     26 018     26 018
32. Balancing item................................           565         155                               720        720
-------------------------------------------------------------------------------------------------------------------------

S = SOURCES, i.e. net increase in liabilities at transaction value.

U = USES, i.e. net increase in assets at transaction value.

KB231

(1).  A negative amount reflects a decrease in that item. In the case of liabilities (sources) it denotes a reduction in the available sources of funds and in the case of assets (uses) it indicates an additional source of funds.

(2).  Including mutual banks and the Postbank.

(3).  Before April 2005 the Public Investment Commissioners.

(4).  As taken from the national income (and production) accounts.

(5).  Namely deposits with the SA Reserve Bank (including coin liabilities),
      Corporation for Public Deposits, banks, the Land Bank, mutual banks and the Postbank.

(6).  Non-marketable bonds and other Treasury bills.

(7).  Members' interest in the reserves of retirement and all insurance funds.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-49

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

NATIONAL FINANCIAL ACCOUNT
FLOW OF FUNDS FOR THE FOURTH QUARTER 2004(1)
R millions

----------------------------------------------------------------------------------------------------------------------
                                                                                       Financial intermediaries
                                                                                --------------------------------------
                                                            Foreign                Monetary          Other monetary
                                                             sector               authority          institutions(2)
                                                     -----------------------------------------------------------------
           Transaction items/Sectors                      S          U           S          U         S          U
----------------------------------------------------------------------------------------------------------------------

 1. Net saving(4)...............................        13 991                    329                 3 582
 2. Consumption of fixed capital(4).............                                    6                   805
 3. Capital transfers...........................            14         99
 4. Gross capital formation(4)..................                                              30                 1 989
----------------------------------------------------------------------------------------------------------------------
 5. Net lending (+)/Net borrowing (-) (S).......        13 906                    305                 2 398
 6. Net financial investment (+) or (-) (U).....                   13 906                    305                 2 398
----------------------------------------------------------------------------------------------------------------------
 7. Net incurrence of financial liabilities
    (Total S 9 - 32)............................        10 829                 12 205                88 547
 8. Net acquisition of financial assets
    (Total U 9 - 32)............................                   24 735                 12 510                90 945
----------------------------------------------------------------------------------------------------------------------
 9. Gold and other foreign reserves.............        12 978                            12 977
10. Cash and demand monetary(5) deposits........                      227      13 629      - 657     13 689      2 753
11. Short/medium-term monetary(5) deposits......                  - 6 997                            13 368
12. Long-term monetary(5) deposits..............                    3 331                           - 4 018
13. Deposits with other financial institutions..                     - 35                                        - 809
14. Deposits with other institutions............       - 1 105                                                   - 555
15. Treasury bills..............................                                             232                 7 690
16. Other bills.................................                                           1 228        419        230
17. Bank loans and advances.....................         1 438                  1 893       - 29       - 65     13 237
18. Trade credit and short-term loans...........       - 5 963      7 091     - 3 045      - 135     13 679    - 1 604
19. Short-term government bonds.................                                           1 655                   970
20. Long-term government bonds..................                      260                - 2 366                 7 640
21. Non-marketable government bonds(6)..........                       51                     41
22. Securities of local governments.............                                                                    50
23. Securities of public enterprises............            74        592     - 2 452                          - 2 441
24. Other loan stock and preference shares......         1 584       - 87                               430      6 139
25. Ordinary shares.............................           327     15 236                             3 266        320
26. Foreign branch/head office balances.........
27. Long-term loans.............................         - 183       - 16                  6 640
28. Mortgage loans..............................             2                                                  29 080
29. Interest in retirement and life funds(7)....                    - 114                                           59
30. Amounts receivable/payable..................         6 411      5 533         461         15     58 248     24 246
31. Other assets/liabilities....................       - 4 734      - 337       1 719    - 7 091   - 10 312      3 626
32. Balancing item..............................                                                      - 157        314
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                          Financial intermediaries
                                                       ---------------------------------------------------------------
                                                             Public              Insurers and             Other
                                                           Investment             retirement            financial
                                                         Coporation(3)              funds             institutions
                                                     -----------------------------------------------------------------
           Transaction items/Sectors                      S          U           S          U          S          U
----------------------------------------------------------------------------------------------------------------------

 1. Net saving(4)...............................                                1 858                 2 904
 2. Consumption of fixed capital(4).............             1                     27                   215
 3. Capital transfers...........................
 4. Gross capital formation(4)..................                        3                     25                   366
----------------------------------------------------------------------------------------------------------------------
 5. Net lending (+)/Net borrowing (-) (S).......           - 2                  1 860                 2 753
 6. Net financial investment (+) or (-) (U).....                      - 2                  1 860                 2 753
----------------------------------------------------------------------------------------------------------------------
 7. Net incurrence of financial liabilities
    (Total S 9 - 32)............................         7 562                 21 901                 5 114
 8. Net acquisition of financial assets
    (Total U 9 - 32)............................                    7 560                 23 761                 7 867
----------------------------------------------------------------------------------------------------------------------
 9. Gold and other foreign reserves.............
10. Cash and demand monetary(5) deposits........                  - 4 405                  3 086               - 1 383
11. Short/medium-term monetary(5) deposits......                    3 178                  7 802                12 039
12. Long-term monetary(5) deposits..............                  - 2 677                - 2 719                 2 531
13. Deposits with other financial institutions..                    6 866                  - 783      7 004
14. Deposits with other institutions............         7 562    - 8 965     - 8 965      4 045                 2 279
15. Treasury bills..............................                    1 071                     30                   942
16. Other bills.................................                    1 898        - 19        304      - 529    - 4 716
17. Bank loans and advances.....................                                   40                  - 33
18. Trade credit and short-term loans...........                                   58      2 507    - 1 632        707
19. Short-term government bonds.................                      168                - 5 021                 - 251
20. Long-term government bonds..................                       57                  7 333                   132
21. Non-marketable government bonds(6)..........
22. Securities of local governments.............                                            - 37                 - 117
23. Securities of public enterprises............                    2 645                  2 943       - 17          7
24. Other loan stock and preference shares......                      400       - 316    - 3 828         15        771
25. Ordinary shares.............................                    7 795         588    -17 096                 3 387
26. Foreign branch/head office balances.........
27. Long-term loans.............................                                - 137     16 922      1 548        446
28. Mortgage loans..............................                                             383                 - 632
29. Interest in retirement and life funds(7)....                               15 940
30. Amounts receivable/payable..................                                2 214        870         52        280
31. Other assets/liabilities....................                    - 471      12 332      7 014    - 1 294    - 8 370
32. Balancing item..............................                                  166          6                 - 185
----------------------------------------------------------------------------------------------------------------------

S = SOURCES, i.e. net increase in liabilities at transaction value.

U = USES, i.e. net increase in assets at transaction value.

KB230

(1).  A negative amount reflects a decrease in that item. In the case of liabilities (sources) it denotes a reduction in the available sources of funds and in the case of assets (uses) it indicates an additional source of funds.

(2).  Including mutual banks and the Postbank.

(3).  Before April 2005 the Public Investment Commissioners.

(4).  As taken from the national income (and production) accounts.

(5).  Namely deposits with the SA Reserve Bank (including coin liabilities),
      Corporation for Public Deposits, banks, the Land Bank, mutual banks and the Postbank.

(6).  Non-marketable bonds and other Treasury bills.

(7).  Members' interest in the reserves of retirement and all insurance funds.

--------------------------------------------------------------------------------
S-50                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

NATIONAL FINANCIAL ACCOUNT (CONTINUED)
FLOW OF FUNDS FOR THE FOURTH QUARTER 2004(1)
R millions

------------------------------------------------------------------------------------------------
                                                                  General government
                                                     -------------------------------------------
                                                            Central
                                                              Top
                                                           provincial                Local
                                                          governments             governments
                                                     -------------------------------------------
           Transaction items/Sectors                      S          U           S          U
------------------------------------------------------------------------------------------------

 1. Net saving(4)...............................         9 704                - 5 415
 2. Consumption of fixed capital(4).............         4 110                  2 800
 3. Capital transfers...........................                    3 904         734
 4. Gross capital formation(4)..................                    5 158                  4 813
------------------------------------------------------------------------------------------------
 5. Net lending (+)/Net borrowing (-) (S).......         4 752                - 6 694
 6. Net financial investment (+) or (-) (U).....                    4 752                - 6 694
------------------------------------------------------------------------------------------------
 7. Net incurrence of financial liabilities
    (Total S 9 - 32)............................        10 948                  2 491
 8. Net acquisition of financial assets
    (Total U 9 - 32)............................                   15 700                - 4 203
------------------------------------------------------------------------------------------------
 9. Gold and other foreign reserves.............                        1
10. Cash and demand monetary(5) deposits........                   23 667                    420
11. Short/medium-term monetary(5) deposits......                  - 6 619                  - 143
12. Long-term monetary(5) deposits..............                    3 936                  - 481
13. Deposits with other financial institutions..                                              97
14. Deposits with other institutions............                      720
15. Treasury bills..............................         3 167
16. Other bills.................................
17. Bank loans and advances.....................            91                  - 172
18. Trade credit and short-term loans...........         - 157      - 102     - 1 545    - 2 593
19. Short-term government bonds.................       - 2 281
20. Long-term government bonds..................        13 274                               395
21. Non-marketable government bonds(6)..........           473
22. Securities of local governments.............                       19       - 118
23. Securities of public enterprises............
24. Other loan stock and preference shares......                                             314
25. Ordinary shares.............................
26. Foreign branch/head office balances.........
27. Long-term loans.............................         6 703      - 670         122       - 36
28. Mortgage loans..............................                                           - 235
29. Interest in retirement and life funds(7)....
30. Amounts receivable/payable..................           - 3      1 762         - 3
31. Other assets/liabilities....................       -10 212    - 7 010       4 138    - 1 628
32. Balancing item..............................         - 107        - 4          69      - 313
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                                            Corporate business enterprises
                                                     -------------------------------------------
                                                             Public                Private
                                                             sector                 sector
                                                     -------------------------------------------
           Transaction items/Sectors                      S          U           S          U
------------------------------------------------------------------------------------------------

 1. Net saving(4)...............................           798                - 1 980
 2. Consumption of fixed capital(4).............         5 509                 24 660
 3. Capital transfers...........................         1 626                    146          5
 4. Gross capital formation(4)..................                    6 752                 32 674
------------------------------------------------------------------------------------------------
 5. Net lending (+)/Net borrowing (-) (S).......         1 181                - 9 853
 6. Net financial investment (+) or (-) (U).....                    1 181                - 9 853
------------------------------------------------------------------------------------------------
 7. Net incurrence of financial liabilities
    (Total S 9 - 32)............................       - 3 664                 47 279
 8. Net acquisition of financial assets
    (Total U 9 - 32)............................                  - 2 483                 37 426
------------------------------------------------------------------------------------------------
 9. Gold and other foreign reserves.............
10. Cash and demand monetary(5) deposits........                    - 783                - 1 931
11. Short/medium-term monetary(5) deposits......                      918                  - 278
12. Long-term monetary(5) deposits..............                  - 1 739                - 5 404
13. Deposits with other financial institutions..                      - 3                  1 927
14. Deposits with other institutions............         1 465        974         932      1 518
15. Treasury bills..............................                                         - 6 798
16. Other bills.................................         - 134        191     - 1 003      - 401
17. Bank loans and advances.....................       - 1 777                  6 645
18. Trade credit and short-term loans...........           363    - 2 381       2 118      1 894
19. Short-term government bonds.................                                             198
20. Long-term government bonds..................                       31                  - 207
21. Non-marketable government bonds(6)..........
22. Securities of local governments.............                       29                   - 64
23. Securities of public enterprises............         2 112                           - 4 010
24. Other loan stock and preference shares......                    - 185       2 388        576
25. Ordinary shares.............................           245      - 351       6 558      1 667
26. Foreign branch/head office balances.........
27. Long-term loans.............................            39      - 549      20 463        105
28. Mortgage loans..............................         - 651        - 3       7 293
29. Interest in retirement and life funds(7)....                                           1 373
30. Amounts receivable/payable..................           959        487      19 224     54 335
31. Other assets/liabilities....................       - 6 190        881     -17 157    - 6 950
32. Balancing item..............................          - 95                  - 182      - 124
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                                          Households,
                                                              etc.                  Total
------------------------------------------------------------------------------------------------
    Transaction items                                     S          U           S          U
------------------------------------------------------------------------------------------------

 1. Net saving(4)...............................       - 9 336                 16 435
 2. Consumption of fixed capital(4).............         6 145                 44 278
 3. Capital transfers...........................         1 497          9       4 017      4 017
 4. Gross capital formation(4)..................                    8 903                 60 713
------------------------------------------------------------------------------------------------
 5. Net lending (+)/Net borrowing (-) (S).......       -10 606                      -
 6. Net financial investment (+) or (-) (U).....                  -10 606                      -
------------------------------------------------------------------------------------------------
 7. Net incurrence of financial liabilities
    (Total S 9 - 32)............................        23 745                226 957
 8. Net acquisition of financial assets
    (Total U 9 - 32)............................                   13 139                226 957
------------------------------------------------------------------------------------------------
 9. Gold and other foreign reserves.............                               12 978     12 978
10. Cash and demand monetary(5) deposits........                    6 324      27 318     27 318
11. Short/medium-term monetary(5) deposits......                    3 468      13 368     13 368
12. Long-term monetary(5) deposits..............                    - 796     - 4 018    - 4 018
13. Deposits with other financial institutions..                    - 256       7 004      7 004
14. Deposits with other institutions............                    - 127       - 111      - 111
15. Treasury bills..............................                                3 167      3 167
16. Other bills.................................                              - 1 266    - 1 266
17. Bank loans and advances.....................         5 148                 13 208     13 208
18. Trade credit and short-term loans...........           938      - 570       4 814      4 814
19. Short-term government bonds.................                              - 2 281    - 2 281
20. Long-term government bonds..................                      - 1      13 274     13 274
21. Non-marketable government bonds(6)..........                      381         473        473
22. Securities of local governments.............                        2       - 118      - 118
23. Securities of public enterprises............                     - 19       - 283      - 283
24. Other loan stock and preference shares......                        1       4 101      4 101
25. Ordinary shares.............................                       26      10 984     10 984
26. Foreign branch/head office balances.........
27. Long-term loans.............................       - 4 250      1 463      24 305     24 305
28. Mortgage loans..............................        21 949                 28 593     28 593
29. Interest in retirement and life funds(7)....                   14 622      15 940     15 940
30. Amounts receivable/payable..................          - 35                 87 528     87 528
31. Other assets/liabilities....................            -5    -11 379     -31 715    -31 715
32. Balancing item..............................                                - 306      - 306
------------------------------------------------------------------------------------------------

S = SOURCES, i.e. net increase in liabilities at transaction value.

U = USES, i.e. net increase in assets at transaction value.

KB231

(1).  A negative amount reflects a decrease in that item. In the case of liabilities (sources) it denotes a reduction in the available sources of funds and in the case of assets (uses) it indicates an additional source of funds.

(2).  Including mutual banks and the Postbank.

(3).  Before April 2005 the Public Investment Commissioners.

(4).  As taken from the national income (and production) accounts.

(5).  Namely deposits with the SA Reserve Bank (including coin liabilities),
      Corporation for Public Deposits, banks, the Land Bank, mutual banks and the Postbank.

(6).  Non-marketable bonds and other Treasury bills.

(7).  Members' interest in the reserves of retirement and all insurance funds.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-51

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

NATIONAL FINANCIAL ACCOUNT
FLOW OF FUNDS FOR THE YEAR 2004(1)

R millions

----------------------------------------------------------------------------------------------------------------------
                                                                                      Financial intermediaries
                                                                              ----------------------------------------
                                                            Foreign                Monetary           Other monetary
                                                             sector               authority          institutions(2)
----------------------------------------------------------------------------------------------------------------------
           Transaction items/Sectors                      S          U           S          U          S          U
----------------------------------------------------------------------------------------------------------------------

 1. Net saving(4)...............................        47 465                  1 420                14 343
 2. Consumption of fixed capital(4).............                                   20                 3 201
 3. Capital transfers...........................            14        352
 4. Gross capital formation(4)..................                                             138                 5 230
----------------------------------------------------------------------------------------------------------------------
 5. Net lending (+)/Net borrowing (-) (S).......        47 127                  1 302                12 314
 6. Net financial investment (+) or (-) (U).....                   47 127                  1 302                12 314
----------------------------------------------------------------------------------------------------------------------
 7. Net incurrence of financial liabilities
    (Total S 9 - 32)............................        57 308                 25 224               111 345
 8. Net acquisition of financial assets
    (Total U 9 - 32)............................                  104 435                 26 526               123 659
----------------------------------------------------------------------------------------------------------------------
 9. Gold and other foreign reserves ............        40 477                            40 476
10. Cash and demand monetary(5) deposits........                  - 1 817      13 557      3 552     40 141      3 510
11. Short/medium-term monetary(5) deposits......                      474                            53 686
12. Long-term monetary(5) deposits..............                      583                            21 567
13. Deposits with other financial institutions..                      196                                        - 271
14. Deposits with other institutions............        12 498                                                  13 984
15. Treasury bills..............................                                            - 84                10 039
16. Other bills.................................                                             437    - 1 585        645
17. Bank loans and advances.....................       - 2 322                 10 877       - 49       - 50     44 424
18. Trade credit and short-term loans...........        13 866     48 731       1 057      - 113    - 8 382    - 9 234
19. Short-term government bonds.................                      - 3                - 1 974               - 4 081
20. Long-term government bonds..................                    7 028                  - 606                 5 618
21. Non-marketable government bonds(6)..........                  - 3 249                  - 214
22. Securities of local governments.............                                                                   152
23. Securities of public enterprises............           - 4        238     - 2 985                          - 3 492
24. Other loan stock and preference shares......           898      - 688                               640      4 832
25. Ordinary shares.............................        14 166     43 751                             8 711    - 1 792
26. Foreign branch/head office balances.........
27. Long-term loans.............................         3 557    - 1 933                - 4 626
28. Mortgage loans..............................          - 51                                                  80 875
29. Interest in retirement and life funds(7)....                       82                                          615
30. Amounts receivable/payable..................       - 3 234    - 3 732       - 131         35    -10 496    -15 068
31. Other assets/liabilities....................         5 189     14 774       2 849    -10 308      7 043    - 7 109
32. Balancing item..............................                                                        70          12
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                          Financial intermediaries
                                                       ---------------------------------------------------------------
                                                             Public              Insurers and             Other
                                                           Investment             retirement            financial
                                                         Corporation(3)             funds              institutions
----------------------------------------------------------------------------------------------------------------------
           Transaction items/Sectors                      S            U           S       U           S         U
----------------------------------------------------------------------------------------------------------------------

 1. Net saving(4)...............................                                8 030                13 216
 2. Consumption of fixed capital(4).............             4                     98                   872
 3. Capital transfers...........................
 4. Gross capital formation(4)..................                       10                    196                 1 446
----------------------------------------------------------------------------------------------------------------------
 5. Net lending (+)/Net borrowing (-) (S).......           - 6                  7 932                12 642
 6. Net financial investment (+) or (-) (U).....                      - 6                  7 932                12 642
----------------------------------------------------------------------------------------------------------------------
 7. Net incurrence of financial liabilities
    (Total S 9 - 32)............................        41 256                 86 669                43 196
 8. Net acquisition of financial assets
    (Total U 9 - 32)............................                   41 250                 94 601                55 838
----------------------------------------------------------------------------------------------------------------------
 9. Gold and other foreign reserves ............
10. Cash and demand monetary(5) deposits........                    - 404                  2 470                10 725
11. Short/medium-term monetary(5) deposits......                   10 548                 11 656                22 361
12. Long-term monetary(5) deposits..............                    1 439                  6 260                 3 188
13. Deposits with other financial institutions..                   13 318                  3 648     42 384
14. Deposits with other institutions............        41 256    - 9 411     - 9 411     35 077                 3 929
15. Treasury bills..............................                    1 071                    708                   948
16. Other bills.................................                  - 4 656          88      1 156        748      1 470
17. Bank loans and advances.....................                                  145                 1 153
18. Trade credit and short-term loans...........                                5 135      2 661      - 919      4 387
19. Short-term government bonds.................                    9 480                  1 115               - 1 562
20. Long-term government bonds..................                    3 909                 26 864                 - 721
21. Non-marketable government bonds(6)..........
22. Securities of local governments.............                    - 466                    385                 1 217
23. Securities of public enterprises............                    7 790                - 3 374        700         80
24. Other loan stock and preference shares......                    1 634     - 3 285        689         56      5 504
25. Ordinary shares.............................                    8 716       1 791    -14 402                19 818
26. Foreign branch/head office balances.........
27. Long-term loans.............................                                - 109     18 699      1 523       - 26
28. Mortgage loans..............................                                             354                 2 016
29. Interest in retirement and life funds(7)....                               52 309
30. Amounts receivable/payable..................                      - 2       7 258      9 175         91        289
31. Other assets/liabilities....................                  - 1 716      32 138    - 7 617    - 2 540    -17 716
32. Balancing item..............................                                  610      - 923                  - 69
----------------------------------------------------------------------------------------------------------------------

S = SOURCES, i.e. net increase in liabilities at transaction value.

U = USES, i.e. net increase in assets at transaction value.

KB230

(1).  A negative amount reflects a decrease in that item. In the case of liabilities (sources) it denotes a reduction in the available sources of funds and in the case of assets (uses) it indicates an additional source of funds.

(2).  Including mutual banks and the Postbank.

(3).  Before April 2005 the Public Investment Commissioners.

(4).  As taken from the national income (and production) accounts.

(5).  Namely deposits with the SA Reserve Bank (including coin liabilities),
      Corporation for Public Deposits, banks, the Land Bank, mutual banks and the Postbank.

(6).  Non-marketable bonds and other Treasury bills.

(7).  Members' interest in the reserves of retirement and all insurance funds.

--------------------------------------------------------------------------------
S-52                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

NATIONAL FINANCIAL ACCOUNT (CONTINUED)
FLOW OF FUNDS FOR THE YEAR 2004(1)

R millions

----------------------------------------------------------------------------------------------------
                                                                    General government
                                                       ---------------------------------------------
                                                               Central
                                                                 and
                                                             provincial              Local
                                                             governments          governments
----------------------------------------------------------------------------------------------------
           Transaction items/Sectors                      S          U           S          U
----------------------------------------------------------------------------------------------------

 1. Net saving(4)...............................       - 6 806                -22 236
 2. Consumption of fixed capital(4).............        16 031                 10 913
 3. Capital transfers...........................                   23 051       4 363
 4. Gross capital formation(4)..................                   19 344                 18 543
----------------------------------------------------------------------------------------------------
 5. Net lending (+)/Net borrowing (-) (S).......       - 3 170                -25 503
 6. Net financial investment (+) or (-) (U).....                  -33 170                -25 503
----------------------------------------------------------------------------------------------------
 7. Net incurrence of financial liabilities
    (Total S 9 - 32)............................        39 332                 24 849
 8. Net acquisition of financial assets                             6 162                  - 654
    (Total U 9 - 32)............................
----------------------------------------------------------------------------------------------------
 9. Gold and other foreign reserves.............                        1
10. Cash and demand monetary(5) deposits........                   14 747                  - 925
11. Short/medium-term monetary(5) deposits......                    1 631                  1 924
12. Long-term monetary(5) deposits..............                      168                  1 815
13. Deposits with other financial institutions..                                             430
14. Deposits with other institutions............                    5 133                   - 31
15. Treasury bills..............................         9 273
16. Other bills.................................
17. Bank loans and advances.....................         3 160                  - 319
18. Trade credit and short-term loans...........           678      - 111      10 575     -1 798
19. Short-term government bonds.................         3 142                               - 4
20. Long-term government bonds..................        33 798                               396
21. Non-marketable government bonds(6)..........       - 2 346
22. Securities of local governments.............                      120       1 782
23. Securities of public enterprises............                      - 2                     10
24. Other loan stock and preference shares......                       28                    782
25. Ordinary shares.............................                     - 23
26. Foreign branch/head office balances.........
27. Long-term loans.............................       - 4 025        576       - 135      - 124
28. Mortgage loans..............................                                           4 265
29. Interest in retirement and life funds(7)....
30. Amounts receivable/payable..................       - 5 343      3 186        - 36
31. Other assets/liabilities....................         1 401    -19 181      12 479     -7 114
32. Balancing item..............................         - 406      - 111         503      - 280
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                                            Corporate business enterprises
                                                       -----------------------------------------
                                                             Public                Private
                                                             sector                 sector
------------------------------------------------------------------------------------------------
           Transaction items/Sectors                      S          U           S          U
------------------------------------------------------------------------------------------------

 1. Net saving(4)...............................           495                 10 431
 2. Consumption of fixed capital(4).............        21 877                 95 495
 3. Capital transfers...........................        12 348                  1 060          5
 4. Gross capital formation(4)..................                   24 044                141 736
------------------------------------------------------------------------------------------------
 5. Net lending (+)/Net borrowing (-) (S).......        10 676                -34 755
 6. Net financial investment (+) or (-) (U).....                   10 676                -34 755
------------------------------------------------------------------------------------------------
 7. Net incurrence of financial liabilities
    (Total S 9 - 32)............................       -24 550                 86 699
 8. Net acquisition of financial assets                           -13 874                 51 944
    (Total U 9 - 32)............................
------------------------------------------------------------------------------------------------
 9. Gold and other foreign reserves.............
10. Cash and demand monetary(5) deposits........                   -2 399                  5 286
11. Short/medium-term monetary(5) deposits......                    6 869                - 3 928
12. Long-term monetary(5) deposits..............                    - 381                  3 420
13. Deposits with other financial institutions..                     - 54                 17 030
14. Deposits with other institutions............         3 844     -1 953     - 1 976    - 3 046
15. Treasury bills..............................                                         - 3 409
16. Other bills.................................           637     -3 923       1 375      6 134
17. Bank loans and advances.....................        -3 939                 14 561
18. Trade credit and short-term loans...........        -3 151      - 182      40 156    -13 749
19. Short-term government bonds.................                                             195
20. Long-term government bonds..................                   -2 316                - 6 357
21. Non-marketable government bonds(6)..........
22. Securities of local governments.............                      290                     79
23. Securities of public enterprises............           516                           - 2 910
24. Other loan stock and preference shares......          - 27      - 917      12 377    - 1 231
25. Ordinary shares.............................        -3 421      - 490      49 739     15 105
26. Foreign branch/head office balances.........
27. Long-term loans.............................        -2 117      - 397      22 422      4 134
28. Mortgage loans..............................         2 132      - 937       7 146
29. Interest in retirement and life funds(7)....                        9                  2 968
30. Amounts receivable/payable..................         - 160        465     - 2 872    - 9 177
31. Other assets/liabilities....................       -18 172     -7 380     -54 680     41 315
32. Balancing item..............................         - 692      - 178     - 1 549         85
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                                          Households,
                                                              etc.                  Total
------------------------------------------------------------------------------------------------
           Transaction items/Sectors                      S          U           S          U
------------------------------------------------------------------------------------------------

 1. Net saving(4)...............................         3 913                 70 271
 2. Consumption of fixed capital(4).............        23 985                172 496
 3. Capital transfers...........................         5 632          9      23 417     23 417
 4. Gross capital formation(4)..................                   32 080                242 767
------------------------------------------------------------------------------------------------
 5. Net lending (+)/Net borrowing (-) (S).......         1 441                      -
 6. Net financial investment (+) or (-) (U).....                    1 441                      -
------------------------------------------------------------------------------------------------
 7. Net incurrence of financial liabilities
    (Total S 9 - 32)............................        90 283                581 611
 8. Net acquisition of financial assets                            91 724                581 611
    (Total U 9 - 32)............................
------------------------------------------------------------------------------------------------
 9. Gold and other foreign reserves.............                               40 477     40 477
10. Cash and demand monetary(5) deposits........                   18 953      53 698     53 698
11. Short/medium-term monetary(5) deposits......                    2 151      53 686     53 686
12. Long-term monetary(5) deposits..............                    5 075      21 567     21 567
13. Deposits with other financial institutions..                    8 087      42 384     42 384
14. Deposits with other institutions............                    2 529      46 211     46 211
15. Treasury bills..............................                                9 273      9 273
16. Other bills.................................                                1 263      1 263
17. Bank loans and advances.....................        21 109                 44 375     44 375
18. Trade credit and short-term loans...........         3 665      4 356      34 948     34 948
19. Short-term government bonds.................                     - 24       3 142      3 142
20. Long-term government bonds..................                     - 17      33 798     33 798
21. Non-marketable government bonds(6)..........                    1 117     - 2 346    - 2 346
22. Securities of local governments.............                        5       1 782      1 782
23. Securities of public enterprises............                    - 113     - 1 773    - 1 773
24. Other loan stock and preference shares......                       26      10 659     10 659
25. Ordinary shares.............................                      303      70 986     70 986
26. Foreign branch/head office balances.........
27. Long-term loans.............................       - 3 279      1 534      17 837     17 837
28. Mortgage loans..............................        77 346                 86 573     86 573
29. Interest in retirement and life funds(7)....                   48 635      52 309     52 309
30. Amounts receivable/payable..................            94                -14 829    -14 829
31. Other assets/liabilities....................       - 8 652      - 893     -22 945    -22 945
32. Balancing item..............................                              - 1 464     -1 464
------------------------------------------------------------------------------------------------

S = SOURCES, i.e. net increase in liabilities at transaction value.

U = USES, i.e. net increase in assets at transaction value.

KB231

(1).  A negative amount reflects a decrease in that item. In the case of liabilities (sources) it denotes a reduction in the available sources of funds and in the case of assets (uses) it indicates an additional source of funds.

(2).  Including mutual banks and the Postbank.

(3).  Before April 2005 the Public Investment Commissioners.

(4).  As taken from the national income (and production) accounts.

(5).  Namely deposits with the SA Reserve Bank (including coin liabilities),
      Corporation for Public Deposits, banks, the Land Bank, mutual banks and the Postbank.

(6).  Non-marketable bonds and other Treasury bills.

(7).  Members' interest in the reserves of retirement and all insurance funds.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-53

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

NATIONAL GOVERNMENT FINANCE(1)

R millions
-----------------------------------------------------------------------------------------------------------------------
                                                                  Revenue
                    ---------------------------------------------------------------------------------------------------
                                                                Tax revenue
                    ---------------------------------------------------------------------------------------------------
                     Taxes on income, profits and capital gains     Payroll taxes             Taxes on property
                    ---------------------------------------------------------------------------------------------------
End of                          Secondary                              Skills
                      Income     tax on                              development      Transfer
                       tax      companies    Other(2)     Total         levy           duties      Other(3)      Total

                     (4570M)     (4571M)     (4572M)     (4573M)       (4574M)         (4575M)     (4576M)      (4577M)
-----------------------------------------------------------------------------------------------------------------------

BUDGET
2004/2005            174 738       6 760       7 700     189 198         4 300           5 200       1 670       6 870
2005/2006            185 605       8 700       6 550     200 855         4 908           7 950       1 870       9 820

31 March

2000 ...........     106 855       3 150       6 144     116 149            --           1 822       1 987       3 808
2001 ...........     115 970       4 031       6 144     126 145         1 257           2 402       1 577       3 979
2002 ...........     132 744       7 163       7 404     147 310         2 717           2 913       1 715       4 628
2003 ...........     150 082       6 326       8 159     164 566         3 352           3 429       1 656       5 085
2004 ...........     159 376       6 133       6 454     171 963         3 896           5 172       1 535       6 707
2005 ...........     181 764       7 487       5 968     195 219         4 443           7 115       1 898       9 013

31 December

2000 ...........     111 088       4 773       4 945     120 806           869           2 296       1 533       3 829
2001 ...........     133 600       6 258       7 901     147 759         2 425           2 728       1 677       4 405
2002 ...........     147 817       6 131       7 657     161 606         3 118           3 319       1 802       5 121
2003 ...........     156 184       6 046       6 808     169 038         3 828           4 650       1 402       6 052
2004 ...........     171 749       7 477       6 148     185 375         4 226           6 618       1 852       8 471
2005 ...........     204 213      10 803       6 221     221 237         4 839           8 280       2 344      10 624

2004: May ......       8 877         598       1 253      10 728           354             581         156         737
      Jun ......      21 718         806         287      22 812           342             595         147         742
      Jul ......      10 558         491         135      11 183           356             580         154         734
      Aug ......      12 236         486         146      12 868           362             565         135         699
      Sep ......      20 735         632       1 017      22 385           356             572         123         695
      Oct ......      12 172         679         146      12 997           356             594         170         764
      Nov ......       9 357         894       1 116      11 367           360             742         183         925
      Dec ......      26 603         471         302      27 376           413             467         191         658

2005: Jan ......      12 460         492          84      13 036           445             566         199         765
      Feb ......      15 466         729         122      16 317           363             631         143         774
      Mar ......      22 915         550       1 244      24 709           393             754         168         921
      Apr ......      10 436       1 702         104      12 241           394             667         182         849
      May ......      10 382         921       1 117      12 420           400             669         158         827
      Jun ......      27 539         366         321      28 226           386             723         177         900
      Jul ......      11 575       1 359         140      13 074           395             672         216         888
      Aug ......      13 534         853         145      14 532           392             794         213       1 006
      Sep ......      24 841       1 162       1 137      27 140           412             653         211         864
      Oct ......      13 105       1 078         163      14 346           394             743         238         982
      Nov ......      11 634       1 071       1 357      14 061           409             853         232       1 085
      Dec ......      30 326         523         287      31 135           457             555         208         764
-----------------------------------------------------------------------------------------------------------------------

R millions
-------------------------------------------------------------------------------
                                              Revenue
                    -----------------------------------------------------------
                                            Tax revenue
                    -----------------------------------------------------------
                                Domestic taxes on goods and services
-------------------------------------------------------------------------------
                                    Excise duties
                                ---------------------
End of                Value-                  Other
                      added       Fuel        excise
                      tax(4)      levy        duties     Other(5)       Total

                     (4578M)     (4579M)     (4580M)     (4581M)       (4582M)
-------------------------------------------------------------------------------
BUDGET
2004/2005             89 500      17 409      13 822         779        121 509
2005/2006            105 975      20 650      15 529         832        142 986

31 March

2000 ...........      48 377      14 290       8 998         593         72 258
2001 ...........      54 455      14 495       9 324         798         79 073
2002 ...........      61 057      14 923      10 070         804         86 853
2003 ...........      70 150      15 334      11 051       1 018         97 552
2004 ...........      80 682      16 652      12 049         764        110 147
2005 ...........      98 158      18 688      13 809         725        131 379

31 December

2000 ...........      52 057      14 632       9 156         711         76 557
2001 ...........      58 523      14 824       9 655         918         83 921
2002 ...........      68 507      15 228      10 856         691         95 282
2003 ...........      76 624      15 918      12 010       1 069        105 622
2004 ...........      93 118      18 384      13 316         831        125 649
2005 ...........     109 274      19 716      14 928         877        144 796

2004: May ......       7 071       1 431         899          38          9 439
      Jun ......       7 879       1 512       1 084          30         10 504
      Jul ......       7 737       1 551       1 130          46         10 465
      Aug ......       7 387       1 415         940          44          9 786
      Sep ......       7 862       1 719       1 085          47         10 713
      Oct ......       8 174       1 600       1 192          43         11 008
      Nov ......       8 313       1 619       1 146         127         11 205
      Dec ......       8 768       1 617       1 229          51         11 664

2005: Jan ......       9 447       1 636       1 486          38         12 607
      Feb ......       6 650       1 490       1 202         124          9 466
      Mar ......      12 437       1 736       1 324         101         15 599
      Apr ......       5 624       1 531       1 494          39          8 687
      May ......       9 242       1 654         853         140         11 889
      Jun ......       8 591       1 617       1 080          55         11 343
      Jul ......      10 204       1 605       1 282          33         13 124
      Aug ......       7 993       1 723         997          25         10 739
      Sep ......       9 275       1 739       1 229          56         12 298
      Oct ......       9 663       1 632       1 411         140         12 847
      Nov ......      10 382       1 667       1 189          52         13 291
      Dec ......       9 765       1 685       1 382          74         12 906
-------------------------------------------------------------------------------

KB401

(1).  The information on this page is an analysis of the National Revenue Fund.
      Before April 2000, the basis of reporting revenue and expenditure was bank statement transactions, whereas the current reporting relies on cash book transactions as reported in the Statement of the National Revenue,
      Expenditure and Borrowing and is therefore not strictly comparable with data prior to April 2000. Total revenue includes amounts in transit before
      April 2000.

(2).  Including tax on retirement funds, interest on overdue income tax and other taxes on income and profits.

(3).  Including donations tax, estate duty, marketable securities tax and demutualisation levy.

(4).  Sales duty is included before 1983 and general sales tax before October
      1991.

(5).  Including levy on financial services, revenue from neighbouring countries and taxes on the use of goods and permission to use goods or to perform activities.

(6).  Including ordinary levy and other taxes on international trade and transactions.

(7).  Including stamp duties and fees and unallocated amounts.

(8).  Southern African Customs Union.

(9).  Including departmental revenue and other miscellaneous revenue.

(10). Including statutory payments to provinces and other expenditure.

--------------------------------------------------------------------------------
S-54                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

NATIONAL GOVERNMENT FINANCE(1)

R millions
---------------------------------------------------------------------------------------------------------------------------
                                                                   Revenue
                  ---------------------------------------------------------------------------------------------------------
                                                    Tax revenue
                  -------------------------------------------------------------------------------
                  Taxes on international trade and transactions
                  ---------------------------------------------
                                                                              Less:        Total
End of               Customs                                      Other       SACU          tax        Non-tax     Total
                      duties          Other(6)         Total     taxes(7)   payments(8)   revenue    revenue(9)  revenue(1)

                     (4590M)          (4591M)         (4592M)    (4593M)     (4594M)      (4595M)     (4596M)     (4597M)
---------------------------------------------------------------------------------------------------------------------------

BUDGET
2004/2005              9 500            976           10 476      1 300       13 328      320 326      6 630     326 956
2005/2006             13 000            200           13 200        900       12 053      360 616      9 253     369 869

31 March

2000 ...........       6 158            260            6 778      1 619        7 197      193 415      5 079     198 494
2001 ...........       7 854            373            8 227      1 562        8 396      211 846      3 746     215 592
2002 ...........       8 632             48            8 680      1 767        8 205      243 752      4 349     248 101
2003 ...........       9 331            289            9 620      2 005        8 259      273 921      4 964     278 885
2004 ...........       8 479            -65            8 414      1 353        9 723      292 758      6 112     298 870
2005 ...........      12 888            398           13 287      1 037       13 328      341 050      6 302     347 352

31 December

2000 ...........       7 714            353            8 067      1 509        8 096      203 541      4 204     207 745
2001 ...........       8 630             58            8 689      1 804        8 253      240 749      3 971     244 721
2002 ...........       9 191            304            9 495      5 035        8 246      271 410      4 173     275 583
2003 ...........       8 269            -97            8 172       -804        9 357      282 551      6 573     289 123
2004 ...........      11 244            333           11 577       -309       12 427      322 561      6 114     328 676
2005 ...........      17 136            211           17 347      1 447       13 776      386 516      8 377     394 892

2004: May ......         768            -17              752        119           --      22 128         166      22 294
      Jun ......         912             48              960       -284           --      35 076         238      35 314
      Jul ......         899            368            1 267        115        3 332      20 787         770      21 558
      Aug ......         950           -142              809         20           --      24 543         484      25 028
      Sep ......         990             44            1 034          6           --      35 190         639      35 829
      Oct ......       1 227            216            1 442        148        3 332      23 384         347      23 731
      Nov ......       1 356           -293            1 063        110           --      25 031         528      25 559
      Dec ......       1 281             55            1 336       -157           --      41 289         295      41 584

2005: Jan ......         909            423            1 332        249        3 332      25 102         776      25 878
      Feb ......       1 151           -208              943         59           --      27 923         493      28 416
      Mar ......       1 782           -359            1 423        547           --      43 592         758      44 350
      Apr ......         709            471            1 181         80        3 042      20 390         391      20 781
      May ......       1 133           -349              784         44           --      26 363         330      26 692
      Jun ......       1 321            122            1 444       -128           --      42 171         560      42 730
      Jul ......       1 446            196            1 641        108        3 004      26 226       1 127      27 353
      Aug ......       1 574            -97            1 476        332          697      27 781       1 460      29 241
      Sep ......       1 834            -67            1 767         36           --      42 517         931      43 448
      Oct ......       1 683            292            1 975        107        3 701      26 951         274      27 224
      Nov ......       1 860            -19            1 841         55           --      30 743         775      31 517
      Dec ......       1 735           -194            1 541        -43           --      46 760         503      47 263
---------------------------------------------------------------------------------------------------------------------------

R millions
--------------------------------------------------------------------------------
                                      Expenditure
                   -------------------------------------------------------------
                                                                       Cash book
End of                                                                  balance
                     Voted                                 Total        before
                    amounts      Interest   Other(10)   expenditure    borrowing

                    (4598M)       (4599M)   (4600M)      (4601M)        (4602M)
--------------------------------------------------------------------------------
BUDGET
2004/2005           150 291       50 172     168 441      368 904       -41 948
2005/2006           221 406       53 013     143 400      417 819       -47 950

31 March

2000 ...........     82 553       44 034      89 818      216 405       -17 911
2001 ...........     91 973       46 272      95 699      233 944       -18 352
2002 ...........    106 817       47 368     108 719      262 905       -14 804
2003 ...........    117 625       46 590     127 315      291 529       -12 644
2004 ...........    133 503       46 086     149 155      328 744       -29 874
2005 ...........    150 465       48 659     169 479      368 603       -21 252

31 December

2000 ...........     85 787       45 271      94 403      225 461       -17 716
2001 ...........    100 524       45 877     105 585      251 987        -7 266
2002 ...........    119 301       46 853     118 032      284 186        -8 603
2003 ...........    127 819       45 981     146 669      320 469       -31 346
2004 ...........    143 205       47 821     166 020      357 047       -28 371
2005 ...........    202 115       51 752     148 712      402 579        -7 686

2004: May ......     12 795        1 528      16 500       30 823        -8 529
      Jun ......      9 947        3 297      14 853       28 097         7 217
      Jul ......     13 136          235      13 254       26 625        -5 068
      Aug ......     13 700       13 191      13 458       40 349       -15 322
      Sep ......     10 388        5 046      12 916       28 350         7 479
      Oct ......     12 291          792      13 189       26 271        -2 540
      Nov ......     13 565          678      13 211       27 454        -1 895
      Dec ......     10 801        3 432      15 388       29 621        11 963

2005: Jan ......     11 395          215      14 151       25 761           117
      Feb ......     13 306       13 398      14 115       40 819       -12 404
      Mar ......     18 372        6 040      13 465       37 878         6 472
      Apr ......     18 015          855      12 617       31 487       -10 706
      May ......     17 702        1 548      13 960       33 210        -6 518
      Jun ......     15 517        4 810      12 648       32 976         9 755
      Jul ......     16 535          301      11 260       28 096          -743
      Aug ......     20 300       11 996      11 282       43 578       -14 337
      Sep ......     17 106        5 928      11 265       34 299         9 148
      Oct ......     15 255          705      10 882       26 841           383
      Nov ......     17 714          814      11 683       30 211         1 306
      Dec ......     20 898        5 142      11 383       37 423         9 840
--------------------------------------------------------------------------------

KB402

(1).  The information on this page is an analysis of the National Revenue Fund.
      Before April 2000, the basis of reporting revenue and expenditure was bank statement transactions, whereas the current reporting relies on cash book transactions as reported in the Statement of the National Revenue,
      Expenditure and Borrowing and is therefore not strictly comparable with data prior to April 2000. Total revenue includes amounts in transit before
      April 2000.

(2).  Including tax on retirement funds, interest on overdue income tax and other taxes on income and profits.

(3).  Including donations tax, estate duty, marketable securities tax and demutualisation levy.

(4).  Sales duty is included before 1983 and general sales tax before October
      1991.

(5).  Including levy on financial services, revenue from neighbouring countries and taxes on the use of goods and permission to use goods or to perform activities.

(6).  Including ordinary levy and other taxes on international trade and transactions.

(7).  Including stamp duties and fees and unallocated amounts.

(8).  Southern African Customs Union.

(9).  Including departmental revenue and other miscellaneous revenue.

(10). Including statutory payments to provinces and other expenditure.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-55

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

CASH-FLOW STATEMENT OF NATIONAL GOVERNMENT AND FINANCING ACCORDING TO
INSTRUMENTS

R millions
---------------------------------------------------------------------------------------------------------------------
                                                 Deficit/                             Cost/profit on
                     Revenue     Expenditure      surplus                              revaluation
                     adjusted     adjusted       adjusted       Extra-     Extra-       of foreign          Net
End of                 for           for            for        ordinary   ordinary       loans at        borrowing
                    cash flows   cash flows    cash flows(1)   receipts   transfers   redemption(2)    requirement(1)

                     (4045M)       (4610M)        (4050M)      (4028M)     (4029M)       (4611M)          (4612M)
---------------------------------------------------------------------------------------------------------------------

31 March

2000 ...........      197 376     214 165        -16 789         7 152     -1 493         -1 984           -13 113
2001 ...........      216 000     234 238        -18 238         2 706     -2 299           -735           -18 566
2002 ...........      247 995     258 810        -10 815         3 988     -2 078            -47            -8 952
2003 ...........      278 718     289 362        -10 645         7 501     -7 971          1 001           -10 113
2004 ...........      299 239     327 685        -28 445             9     -7 443          3 500           -32 380
2005 ...........      347 746     363 652        -15 906            28     -9 787         -1 296           -26 961

31 December

2000 ...........      207 137     226 359        -19 222         4 808     -1 335           -724           -16 473
2001 ...........      243 133     251 626         -8 492         2 866     -4 215            -88            -9 930
2002 ...........      277 206     278 749         -1 543         2 711     -7 478            282            -6 028
2003 ...........      289 173     317 025        -27 852         6 486     -7 764          3 058           -26 072
2004 ...........      328 232     355 603        -27 371            16     -7 531           -135           -35 022
2005 ...........      395 853     400 557         -4 704         2 861     -7 131            -20            -8 994

2004: Jan ......       22 857      23 423           -565             0         -2          1 161               593
      Feb ......       23 470      38 123        -14 653             0        -54             --           -14 706
      Mar ......       34 114      32 233          1 880            --       -276             --             1 604
      Apr ......       17 149      26 839         -9 690             1     -7 004             -1           -16 694
      May ......       22 879      30 818         -7 940            --         --              5            -7 935
      Jun ......       34 048      28 166          5 882            --         --           -817             5 064
      Jul ......       22 284      26 532         -4 248             2       -125              0            -4 371
      Aug ......       24 968      38 925        -13 957            --         -1             --           -13 958
      Sep ......       35 231      28 260          6 971            13         --             --             6 985
      Oct ......       25 172      25 760           -588            --         -1           -481            -1 070
      Nov ......       25 357      26 729         -1 373            --        -61              8            -1 426
      Dec ......       40 705      29 796         10 909             0         -7            -10            10 892

2005: Jan ......       26 721      25 265          1 456            -5         -0              1             1 451
      Feb ......       27 166      41 316        -14 150             0     -2 588             -0           -16 738
      Mar ......       46 069      35 248         10 821            18          -             --            10 839
      Apr ......       20 559      31 811        -11 252             0     -4 539              0           -15 791
      May ......       26 712      32 472         -5 759             0         --             -2            -5 761
      Jun ......       41 310      32 483          8 826             0         --            -13             8 813
      Jul ......       28 663      29 631           -968         2 185         -1              3             1 219
      Aug ......       28 681      42 853        -14 172           662         --             -1           -13 511
      Sep ......       43 097      34 969          8 129             0         -0             -0             8 128
      Oct ......       28 574      26 917          1 657             1         --             -8             1 649
      Nov ......       30 825      30 100            725             0         -0             10               735
      Dec ......       47 477      37 494          9 983             0         -2            -10             9 971
---------------------------------------------------------------------------------------------------------------------

R millions
-----------------------------------------------------------------------------------------------
                                                     Financing
                    ---------------------------------------------------------------------------
                                Domestic      Foreign                      Change in
End of              Treasury   government      bonds          Other          cash
                     bills      bonds(3)    and loans(3)   financing(4)   balances(5)    Total

                    (4023M)     (4022M)        (4026M)       (4031M)        (4003M)     (4030M)
-----------------------------------------------------------------------------------------------

31 March

2000 ...........      1 884      3 311         10 496          -458        -2 119        13 114
2001 ...........      4 979      6 359          2 637           -43         4 635        18 566
2002 ...........     -7 967    -12 312         33 178           -48        -3 899         8 952
2003 ...........      4 214     -4 227         13 309            -3        -3 180        10 113
2004 ...........      6 695     31 197         -2 455          -118        -2 939        32 380
2005 ...........      6 157     31 945          5 834         1 226       -18 201        26 961

31 December

2000 ...........      7 999      2 388          7 490           -44        -1 360        16 474
2001 ...........     -9 578     16 067         12 856           -44        -9 371         9 930
2002 ...........     -2 985    -23 387         34 252          -105        -1 748         6 028
2003 ...........      6 050     36 936          2 930            -0       -19 844        26 072
2004 ...........      9 059     34 009           -389         1 026        -8 683        35 022
2005 ...........      4 576     24 914          2 079           464       -23 039         8 994

2004: Jan ......      1 159      2 968         -6 020            --         1 300          -593
      Feb ......      3 800    -22 596             22            --        33 481        14 706
      Mar ......     -1 425      9 078             --           -21        -9 237        -1 604
      Apr ......       -119     10 531          1 024           -65         5 323        16 694
      May ......        147      4 022             -9            50         3 724         7 935
      Jun ......        -73      3 063          4 906           140       -13 100        -5 064
      Jul ......         27      4 008          1 525           129        -1 318         4 371
      Aug ......        813      5 442             69           279         7 355        13 958
      Sep ......      1 522      4 526             --           132       -13 165        -6 985
      Oct ......      1 354      5 396         -1 896           123        -3 907         1 070
      Nov ......      1 004      4 193            -44           130        -3 857         1 426
      Dec ......        850      3 379             34           128       -15 283       -10 892

2005: Jan ......        520      3 223            220            79        -5 493        -1 451
      Feb ......          7    -19 591              5            50        36 267        16 738
      Mar ......        106      3 754             --            50       -14 749       -10 839
      Apr ......       -110      8 371            299           -15         7 246        15 791
      May ......      5 950      4 787           -122            44        -4 898         5 761
      Jun ......      2 517      3 929              1            44       -15 305        -8 813
      Jul ......      2 035      4 409          1 182            53        -8 899        -1 219
      Aug ......     -5 272      4 092             -9            60        14 640        13 511
      Sep ......     -1 188      3 638             31            34       -10 643        -8 128
      Oct ......     -1 145      2 656            505            17        -3 681        -1 649
      Nov ......      2 354      3 380           -146            15        -6 338          -735
      Dec ......     -1 198      2 266            113            33       -11 186        -9 971
-----------------------------------------------------------------------------------------------

KB403

(1).  Deficit (-) / Surplus (+).

(2).  Before April 1998 the cost of revaluation of foreign loans at redemption was included in expenditure. As from April 1998 cost (-) / profit (+).

(3).  Excluding discount.

(4).  Including RSA Government Retail Bond from May 2004 and the following debt and liabilities assumed by national government:

      -- former TBVC countries, self-governing territories and former Regional
         Authorities in terms of section 239 of the Interim Constitution of the
         Republic of South Africa, Act. No. 200 of 1993;

      -- the Republic of Namibia as contemplated in section 52C(1) of the
         Exchequer Act. No. 66 of 1975 as amended;

      -- the South African Housing Trust in terms of the Disestablishment of the
         South African Housing Trust Limited Act, No. 26 of 2002.

(5).  Including Exchequer and Paymaster-General Account balances with the South
      African Reserve Bank and other banks. Increase (-), decrease (+).

--------------------------------------------------------------------------------
S-56                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

NATIONAL GOVERNMENT FINANCING ACCORDING TO OWNERSHIP OF GOVERNMENT DEBT

R millions
---------------------------------------------------------------------------------------------------------------------------------
                                                               Financing of deficit / Use of surplus
                                 ------------------------------------------------------------------------------------------------
                                                  Change in net indebtedness to(1)
                                 --------------------------------------------------------------------
                                                           Monetary sector                                  Less:
End of                                           --------------------------------------                    Discount/
                        Net          Public       Change in     Change in                Non-monetary     premium on
                     borrowing     Investment       debt          cash                      private       government     Total
                    requirement  Corporation(2)  instruments   balances(3)      Total      sector(4)         bonds     financing

                      (4612M)       (4061M)        (4066M)       (4003M)       (4069M)      (4565M)         (4070M)     (4071M)
---------------------------------------------------------------------------------------------------------------------------------

31 March

2000 ...........     -13 113          3 130           399        -2 119      -1 721         15 458          3 753         13 114
2001 ...........     -18 566          5 632         6 553         4 635      11 188          2 323            577         18 566
2002 ...........      -8 952          9 991          -318        -3 899      -4 217          6 452          3 274          8 952
2003 ...........     -10 113          9 220        14 275        -3 180      11 094         -8 388          1 814         10 113
2004 ...........     -32 380         19 252        10 653        -2 939       7 714          6 328            914         32 380
2005 ...........     -26 961          4 650        -3 366       -18 201     -21 567         46 517          2 639         26 961

31 December

2000 ...........     -16 473          2 242         5 421        -1 360       4 061         11 869          1 698         16 474
2001 ...........      -9 930         15 208           713        -9 371      -8 659          5 588          2 207          9 930
2002 ...........      -6 028          9 043        14 068        -1 748      12 320        -12 874          2 461          6 028
2003 ...........     -26 072         12 757        16 372       -19 844      -3 472         18 121          1 335         26 072
2004 ...........     -35 022         10 382         7 539        -8 683      -1 144         28 257          2 474         35 022
2005 ...........      -8 994         13 418       -10 942       -23 039     -33 981         31 090          1 533          8 994

2004: Jan ......         593          5 164         6 135         1 300       7 435        -13 075            117           -593
      Feb ......     -14 706         -1 130       -13 372        33 481      20 109         -4 049            223         14 706
      Mar ......       1 604          5 231        -2 271        -9 237     -11 508          4 141           -532         -1 604
      Apr ......     -16 694          2 462         4 257         5 323       9 580          4 456           -195         16 694
      May ......      -7 935          2 114         4 061         3 724       7 785         -1 640            324          7 935
      Jun ......       5 064            151        -3 669       -13 100     -16 769         12 142            588         -5 064
      Jul ......      -4 371         -2 614         6 648        -1 318       5 329          2 057            401          4 371
      Aug ......     -13 958            297        -9 903         7 355      -2 548         16 377            168         13 958
      Sep ......       6 985            146           403       -13 165     -12 762          5 942            312         -6 985
      Oct ......      -1 070           -215         2 993        -3 907        -914          2 840            642          1 070
      Nov ......      -1 426         -1 863        11 360        -3 857       7 504         -3 753            461          1 426
      Dec ......      10 892            639           898       -15 283     -14 385          2 819            -34        -10 892

2005: Jan ......       1 451          2 320          -551        -5 493      -6 044          2 392            119         -1 451
      Feb ......     -16 738           -613       -17 914        36 267      18 353         -1 180           -178         16 738
      Mar ......      10 839          1 825        -1 948       -14 749     -16 697          4 065             32        -10 839
      Apr ......     -15 791            438         7 110         7 246      14 356            721           -276         15 791
      May ......      -5 761          2 926         3 024        -4 898      -1 874          4 806             97          5 761
      Jun ......       8 813          1 617        -2 355       -15 305     -17 660          7 321             92         -8 813
      Jul ......       1 219          1 949           921        -8 899      -7 977          4 743            -66         -1 219
      Aug ......     -13 511         -2 354          -562        14 640      14 078          2 029            243         13 511
      Sep ......       8 128          2 914           622       -10 643     -10 021           -546            476         -8 128
      Oct ......       1 649          4 223        -1 387        -3 681      -5 068           -428            377         -1 649
      Nov ......         735           -578         1 480        -6 338      -4 858          5 298            598           -735
      Dec ......       9 971         -1 251           617       -11 186     -10 569          1 870             21         -9 971
---------------------------------------------------------------------------------------------------------------------------------

KB433

(1).  Information based on outright ownership of government debt instruments as reflected in the balance sheets of the respective institutions.

(2).  Before 31 March 1984 the Public Debt Commissioners. Before 1 April 2005
      the Public Investment Commissioners.

(3).  Including Exchequer and Paymaster-General Account balances with the South
      African Reserve Bank and other banks.

(4).  Including domestic bonds held by non-residents and foreign loans entered into.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-57

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

NATIONAL GOVERNMENT DEBT

R millions
------------------------------------------------------------------------------------------------
                                                     Loan debt
                   -----------------------------------------------------------------------------
                                                   Domestic debt
                   -----------------------------------------------------------------------------
                                                    Marketable
                   -----------------------------------------------------------------------------
End of                                      Bills
                   ------------------------------------------------------
                             Corporation
                   Reserve    for Public               Other                             Total
                    Bank     Deposits(2)    Banks    holders(3)   Total      Bonds    marketable

                   (4080M)     (4081M)     (4082M)     (4092M)    (4085M)   (4086M)     (4088M)
------------------------------------------------------------------------------------------------

31 March

2000 ...........     --             --     16 716       5 283     21 999    332 705     354 704
2001 ...........     --             --     13 164      12 335     25 499    339 641     365 140
2002 ...........     --             --      7 517      10 392     17 909    330 545     348 454
2003 ...........     --             --     14 639       7 410     22 049    327 906     349 955
2004 ...........     --             --     19 130       9 469     28 599    359 937     388 536
2005 ...........     --             --     19 486      14 963     34 449    394 436     428 885

31 December

2000 ...........     --             --     12 223      16 976     29 199    335 425     364 624
2001 ...........     --             --      8 605      13 046     21 651    353 642     375 293
2002 ...........     --             --     10 307       7 892     18 199    332 489     350 688
2003 ...........     --             --     12 810      11 889     24 699    370 679     395 378
2004 ...........     --             --     22 845      11 127     33 972    407 076     441 049
2005 ...........     --             --     21 552      17 099     38 651    433 524     472 174

2004: Apr ......     --             --     18 261      10 338     28 599    370 273     398 872
      May ......     --             --     17 073      11 526     28 599    374 619     403 218
      Jun ......     --             --     15 300      13 205     28 505    378 185     406 690
      Jul ......     --             --     13 973      14 532     28 505    382 594     411 099
      Aug ......     --             --     12 588      16 717     29 305    388 203     417 508
      Sep ......     --             --     15 156      15 649     30 805    393 041     423 846
      Oct ......     --             --     17 497      14 631     32 128    399 079     431 207
      Nov ......     --             --     22 103      11 025     33 128    403 732     436 861
      Dec ......     --             --     22 845      11 127     33 972    407 076     441 049

2005: Jan ......     --             --     23 897      10 552     34 449    410 419     444 868
      Feb ......     --             --     24 757       9 692     34 449    390 651     425 100
      Mar ......     --             --     19 486      14 963     34 449    394 436     428 885
      Apr ......     --             --     19 020      15 429     34 449    402 531     436 980
      May ......     --         -3 995     20 783      19 661     36 449    407 415     443 864
      Jun ......     --         -4 004     21 518      21 436     38 949    411 436     450 385
      Jul ......     --         -4 154     21 377      23 726     40 949    415 779     456 728
      Aug ......     --             --     19 840      20 009     39 849    420 113     459 962
      Sep ......     --             --     20 351      18 298     38 649    424 227     462 876
      Oct ......     --            -50     20 372      17 127     37 449    427 259     464 708
      Nov ......     --         -2 000     21 152      18 699     37 851    431 236     469 087
      Dec ......     --             --     21 552      17 099     38 651    433 524     472 174
------------------------------------------------------------------------------------------------

R millions
-----------------------------------------------------------------------
                                 Loan debt
                   ----------------------------------------------------
                               Domestic debt
                   ----------------------------------------------------
                               Non-marketable
End of             -----------------------------------------
                                                     Total
                                                      non-      Total
                                           Loan      market-   domestic
                   Bills(4)   Bonds(5)   levies(6)    able       debt

                   (4100M)    (4093M)     (4103M)    (4104M)   (4105M)
-----------------------------------------------------------------------
31 March

2000 ...........         1         0         3             3    354 708
2001 ...........     1 480        --         3         1 482    366 622
2002 ...........     1 103        --         3         1 106    349 560
2003 ...........     1 177        --         3         1 180    351 135
2004 ...........     1 322        --         3         1 324    389 861
2005 ...........     1 629     1 297         3         2 929    431 814

31 December

2000 ...........     3 700        --         3         3 703    368 327
2001 ...........     1 670        --         3         1 672    376 965
2002 ...........     2 137        --         3         2 140    352 828
2003 ...........     1 688        --         3         1 690    397 069
2004 ...........     1 473     1 118         3         2 594    443 643
2005 ...........     1 371     1 643         3         3 016    475 191

2004: Apr ......     1 203        --         3         1 205    400 077
      May ......     1 350        50         3         1 402    404 620
      Jun ......     1 371       196         3         1 570    408 259
      Jul ......     1 397       326         3         1 726    412 825
      Aug ......     1 410       605         3         2 018    419 526
      Sep ......     1 432       737         3         2 172    426 018
      Oct ......     1 463       860         3         2 326    433 533
      Nov ......     1 467       990         3         2 460    439 321
      Dec ......     1 473     1 118         3         2 594    443 643

2005: Jan ......     1 516     1 197         3         2 716    447 583
      Feb ......     1 523     1 247         3         2 772    427 872
      Mar ......     1 629     1 297         3         2 929    431 814
      Apr ......     1 519     1 344         3         2 865    439 845
      May ......     5 469     1 387         3         6 859    450 723
      Jun ......     5 486     1 431         3         6 920    457 305
      Jul ......     5 521     1 484         3         7 008    463 736
      Aug ......     1 349     1 544         3         2 896    462 858
      Sep ......     1 361     1 578         3         2 942    465 818
      Oct ......     1 416     1 595         3         3 013    467 722
      Nov ......     3 368     1 610         3         4 981    474 068
      Dec ......     1 371     1 643         3         3 016    475 191
-----------------------------------------------------------------------

KB405

(1).  Valued at appropriate foreign exchange rates as at the end of each period.

(2).  Before 30 March 1984 the National Finance Corporation.

(3).  Including the Public Investment Corporation (before 1 April 2005 the
      Public Investment Commissioners). By mutual agreement these bills may only be sold to Treasury.

(4).  Including the Public Investment Corporation (before 1 April 2005 the
      Public Investment Commissioners) and Corporation for Public Deposits.
      Before 31 March 1984 the investments of the "earmarked funds" of the
      Public Debt Commissioners. Before 30 March 1984 the investments of the
      "pooled funds" of the Public Debt Commissioners. Before 31 July 1986 including bills held by the South African Reserve Bank and
      Paymaster-General.

(5).  Including floating rate bonds and from May 2004 RSA Government Retail
      Bond.

(6).  Including tax redemption certificates.

(7).  Including the following debt and liabilities assumed by national government: Former TBVC countries, self-governing territories and former
      Regional Authorities in terms of section 239 of the Interim Constitution of the Republic of South Africa, Act. No. 200 of 1993;the Republic of
      Namibia as contemplated in section 52C(1) of the Exchequer Act. No. 66 of
      1975 as amended; and the South African Housing Trust in terms of the
      Disestablishment of the South African Housing Trust Limited Act, No. 26 of
      2002.

(8).  Amounts recorded in the accounts of the South African Reserve Bank as at the end of the financial year are kept constant, however, part payments from National Treasury are deducted from the outstanding balance.

(9).  Amounts recorded in the accounts of National Treasury are kept constant for the following three months.

--------------------------------------------------------------------------------
S-58                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

NATIONAL GOVERNMENT DEBT

R millions
----------------------------------------------------------------------------------------------------------------------------
                                            Loan debt
                   ------------------------------------------------------------
                            Foreign debt(1)
                   -------------------------------------
                                                                                   Gold and
End of                                                                              Foreign
                                                                                   Exchange                       Financial
                                                 Total                            Contingency                    guarantees
                                    Non-        foreign        Other                Reserve          Total         by the
                   Marketable    marketable      debt         debt(7)    Total    Account(8)          debt      Government(9)

                    (4106M)       (4107M)       (4108M)       (4112M)   (4113M)     (4109M)         (4110M)        (4111M)
----------------------------------------------------------------------------------------------------------------------------

31 March

2000 ...........     25 545           254       25 799         731     381 237        9 200          390 438         79 016
2001 ...........     29 492         2 447       31 938         724     399 284       18 170          417 454         70 032
2002 ...........     57 048        24 962       82 009         606     432 175       28 024          460 199         84 662
2003 ...........     51 588        22 699       74 286         647     426 069       36 577          462 645         69 356
2004 ...........     51 862        12 808       64 670         529     455 060       18 036          473 096         78 058
2005 ...........     53 170        16 236       69 405         458     501 678        5 292          506 970         75 952

31 December

2000 ...........     28 680         2 439       31 118         718     400 163        9 200          409 363         79 016
2001 ...........     58 082         8 537       66 619         692     444 276       18 170          462 446         70 032
2002 ...........     55 641        24 235       79 877         549     433 254       21 024          454 278         84 662
2003 ...........     54 374        18 243       72 617         550     470 235       29 577          499 812         69 356
2004 ...........     49 165        15 042       64 207         458     508 308       11 036          519 344         78 058
2005 ...........     51 625        17 162       68 787         397     544 375          753          545 128            ...

2004:  Apr .....     54 673        14 559       69 231         464     469 773       11 036          480 809         78 058
       May .....     52 373        14 038       66 411         464     471 496       11 036          482 532         78 058
       Jun .....     54 447        13 576       68 022         458     476 740       11 036          487 776         78 058
       Jul .....     53 885        14 989       68 874         458     482 157       11 036          493 193         78 058
       Aug .....     57 853        16 182       74 035         458     494 019       11 036          505 055         78 058
       Sep .....     56 060        15 849       71 909         458     498 385       11 036          509 421         78 058
       Oct .....     51 941        15 512       67 453         458     501 444       11 036          512 480         78 058
       Nov .....     50 040        15 146       65 186         458     504 965       11 036          516 001         78 058
       Dec .....     49 165        15 042       64 207         458     508 308       11 036          519 344         78 058

2005:  Jan .....     51 181        15 592       66 773         458     514 815       11 036          525 851         78 058
       Feb .....     50 031        15 384       65 415         458     493 745        8 575          502 321         78 058
       Mar .....     53 170        16 236       69 405         458     501 678        5 292          506 970         75 952
       Apr .....     52 112        16 165       68 277         397     508 519          753          509 272         75 952
       May .....     56 191        17 008       73 199         397     524 319          753          525 072         75 952
       Jun .....     55 106        16 583       71 690         397     529 392          753          530 144         74 237
       Jul .....     54 834        17 720       72 553         397     536 686          753          537 439         74 237
       Aug .....     53 994        17 489       71 483         397     534 738          753          535 490         74 237
       Sep .....     52 441        16 995       69 436         397     535 651          753          536 404         73 919
       Oct .....     55 010        18 362       73 373         397     541 492          753          542 244         73 919
       Nov .....     52 663        17 394       70 058         397     544 523          753          545 276         73 919
       Dec .....     51 625        17 162       68 787         397     544 375          753          545 128            ...
----------------------------------------------------------------------------------------------------------------------------

KB406

(1).  Valued at appropriate foreign exchange rates as at the end of each period.

(2).  Before 30 March 1984 the National Finance Corporation.

(3).  Including the Public Investment Corporation (before 1 April 2005 the
      Public Investment Commissioners). By mutual agreement these bills may only sold to Treasury.

(4).  Including the Public Investment Corporation (before 1 April 2005 the
      Public Investment Commissioners) and Corporation for Public Deposits.
      Before 31 March 1984 the investments of the "earmarked funds" of the
      Public Debt Commissioners. Before 30 March 1984 the investments of the
      "pooled funds" of the Public Debt Commissioners. Before 31 July 1986 including bills held by the South African Reserve Bank and
      Paymaster-General.

(5).  Including floating rate bonds and from May 2004 RSA Government Retail
      Bond.

(6).  Including tax redemption certificates.

(7).  Including the following debt and liabilities assumed by national government: Former TBVC countries, self-governing territories and former
      Regional Authorities in terms of section 239 of the Interim Constitution of the Republic of South Africa, Act. No. 200 of 1993; the Republic of
      Namibia as contemplated in section 52C(1) of the Exchequer Act. No. 66 of
      1975 as amended; and the South African Housing Trust in terms of the
      Disestablishment of the South African Housing Trust Limited Act, No. 26 of
      2002.

(8).  Amounts recorded in the accounts of the South African Reserve Bank as at the end of the financial year are kept constant, however, part payments from National Treasury are deducted from the outstanding balance.

(9).  Amounts recorded in the accounts of National Treasury are kept constant for the following three months.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-59

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

OWNERSHIP DISTRIBUTION OF DOMESTIC MARKETABLE BONDS(1)

R millions
------------------------------------------------------------------------------------------------------------------
                                                         National government
                   -----------------------------------------------------------------------------------------------
                                                            Short term(2)
                   -----------------------------------------------------------------------------------------------
                                                    Monetary sector
                                        ---------------------------------------
   End of               Public                        Corporation                                           Total
                      Investment        Reserve       for Public                      Non-monetary          short
                    Corporation(4)       Bank         Deposits(5)        Banks      private sector(6)       term

                       (4150M)          (4151M)         (4152M)         (4153M)          (4560M)           (4158M)
------------------------------------------------------------------------------------------------------------------

31 March

2000 ...........       3 546               --             50             18 155         33 582              55 333
2001 ...........       9 909            1 917             50             23 622         36 045              71 544
2002 ...........      11 412              884             50             24 936         36 422              73 704
2003 ...........      34 889            3 650             40             21 683         19 678              79 939
2004 ...........      16 058            3 967             41             38 065         25 987              84 117
2005 ...........      25 723            2 424             27             37 695         24 102              89 972

31 December

2000 ...........         354            1 029             50             22 701         21 704              45 838
2001 ...........      11 205            1 004            400             17 820         39 939              70 368
2002 ...........      23 453            2 433             40             31 994            866              58 786
2003 ...........       7 796            9 698             40             41 437         22 919              81 890
2004 ...........      16 125            7 855             41             37 825         23 572              85 417
2005 ...........      23 741            2 954             27             40 542         24 131              91 395

2004: Jan ......       6 472            9 698             40             39 993         25 687              81 890
      Feb ......      14 316            3 326             27             35 201         22 756              75 626
      Mar ......      16 058            3 967             41             38 065         25 987              84 117
      Apr ......      17 385            6 250             41             35 797         26 067              85 541
      May ......      16 103            7 120             41             41 887         20 729              85 880
      Jun ......      16 046            7 120             41             37 614         25 119              85 939
      Jul ......      15 619            7 120             41             40 321         23 187              86 287
      Aug ......      17 087            7 120             41             35 923         27 116              87 287
      Sep ......      17 610            6 120             41             35 339         28 385              87 494
      Oct ......      17 188            6 120             41             34 366         29 856              87 571
      Nov ......      15 508            7 855             41             36 135         25 644              85 183
      Dec ......      16 125            7 855             41             37 825         23 572              85 417

2005: Jan ......      16 528            9 329             41             33 959         27 008              86 864
      Feb ......      24 444            2 424             41             33 257         25 642              85 808
      Mar ......      25 723            2 424             27             37 695         24 102              89 972
      Apr ......      25 590            2 424             27             41 253         20 793              90 087
      May ......      25 549            2 424             27             41 907         20 472              90 379
      Jun ......      25 749            2 424             27             37 755         24 923              90 878
      Jul ......      25 920            2 424             27             38 735         23 539              90 646
      Aug ......      25 128            2 424             27             40 158         23 053              90 790
      Sep ......      24 087            2 424             27             40 392         24 100              91 030
      Oct ......      24 673            2 424             27             39 298         24 983              91 405
      Nov ......      24 313            2 954             27             40 050         24 061              91 405
      Dec ......      23 741            2 954             27             40 542         24 131              91 395
------------------------------------------------------------------------------------------------------------------

KB431

(1).  Information based on outright ownership of government bonds as reflected in the balance sheets of the respective institutions.

(2).  Outstanding maturity not exceeding 3 years.

(3).  Outstanding maturity exceeding 3 years.

(4).  Before 31 March 1984 the Public Debt Commissioners. Before 1 April 2005
      the Public Investment Commissioners.

(5).  Before 30 March 1984 the National Finance Corporation.

(6).  Including domestic bonds held by non-residents.

--------------------------------------------------------------------------------
S-60                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

OWNERSHIP DISTRIBUTION OF DOMESTIC MARKETABLE BONDS(1)

R millions
------------------------------------------------------------------------------------------------
                                                 National government
                --------------------------------------------------------------------------------
                                           Long term(3)
                -------------------------------------------------------------------
                            Monetary sector
                ---------------------------------------
                                                                Non-
End of               Public                                   monetary       Total       Total
                   Investment       Reserve                   private        long       national
                 Corporation(4)      Bank        Banks       sector(6)       term      government

                     (4160M)        (4161M)     (4162M)       (4562M)       (4167M)     (4086M)
------------------------------------------------------------------------------------------------

31 March

2000 ...........      98 652         6 777        7 982       163 961       277 373     332 705
2001 ...........      97 920         5 054       11 037       154 085       268 097     339 641
2002 ...........     106 409         6 265       15 242       128 926       256 842     330 545
2003 ...........      92 152         6 605       22 487       126 724       247 967     327 906
2004 ...........     130 235         4 302       14 108       127 175       275 820     359 937
2005 ...........     125 220         3 833       12 474       162 938       304 465     394 436

31 December

2000 ...........      99 666         5 930       13 555       170 436       289 587     335 425
2001 ...........     104 023         6 148       24 355       148 748       283 273     353 642
2002 ...........     100 818        11 822       15 329       145 735       273 704     332 489
2003 ...........     129 232         5 950       18 820       134 788       288 789     370 679
2004 ...........     131 286         5 406       22 536       162 432       321 659     407 076
2005 ...........     137 087         7 599       12 993       184 449       342 128     433 524

2004: Jan ......     135 720         5 950       22 103       128 102       291 875     373 765
      Feb ......     126 746         3 244       19 287       126 488       275 765     351 391
      Mar ......     130 235         4 302       14 108       127 175       275 820     359 937
      Apr ......     131 370         8 453       15 186       129 724       284 732     370 273
      May ......     134 766         7 548       14 233       132 193       288 739     374 619
      Jun ......     134 974         7 548       16 588       133 135       292 245     378 185
      Jul ......     132 788         7 772       21 605       134 142       296 307     382 594
      Aug ......     131 616         7 772       17 472       144 056       300 917     388 203
      Sep ......     131 240         7 772       16 869       149 666       305 547     393 041
      Oct ......     131 447         7 772       18 463       153 826       311 507     399 079
      Nov ......     131 263         5 406       24 075       157 805       318 550     403 732
      Dec ......     131 286         5 406       22 536       162 432       321 659     407 076

2005: Jan ......     133 203         3 905       24 783       161 664       323 555     410 419
      Feb ......     124 674         3 833       13 681       162 655       304 843     390 651
      Mar ......     125 220         3 833       12 474       162 938       304 465     394 436
      Apr ......     125 791         8 099       12 335       166 219       312 444     402 531
      May ......     128 758         8 099       12 988       167 192       317 036     407 415
      Jun ......     130 175         8 099       14 042       168 242       320 558     411 436
      Jul ......     131 953         8 099       14 239       170 843       325 133     415 779
      Aug ......     130 392         8 099       13 810       177 023       329 323     420 113
      Sep ......     134 347         8 099       13 674       177 077       333 197     424 227
      Oct ......     137 984         8 099       13 356       176 415       335 854     427 259
      Nov ......     137 766         7 599       13 272       181 194       339 831     431 236
      Dec ......     137 087         7 599       12 993       184 449       342 128     433 524
------------------------------------------------------------------------------------------------

R millions
--------------------------------------------------------------------------
                                    Total         Total non-
End of                Total        sundry         financial        Total
                      local      public-sector     public         public
                    government     borrowers      enterprises     sector

                     (2150K)      (2169K)          (2181K)        (4564K)
--------------------------------------------------------------------------
31 March

2000 ...........      5 632          6 053          61 902        406 292
2001 ...........      5 028          6 982          60 538        412 188
2002 ...........      4 745          4 741          67 978        408 009
2003 ...........      3 474          6 158          61 803        399 342
2004 ...........      3 165          6 519          59 197        428 818
2005 ...........      4 665          5 466          65 800        470 368

31 December

2000 ...........      5 054          7 013          64 200        411 692
2001 ...........      4 805          4 741          64 392        427 580
2002 ...........      3 824          4 667          62 373        403 354
2003 ...........      3 216          6 520          60 995        441 409
2004 ...........      4 677          5 637          64 348        481 739
2005 ...........      4 091          5 346          62 189        505 149

2004: Jan ......        ...            ...             ...            ...
      Feb ......        ...            ...             ...            ...
      Mar ......      3 165          6 519          59 197        428 818
      Apr ......        ...            ...             ...            ...
      May ......        ...            ...             ...            ...
      Jun ......      4 983          5 657          57 938        446 762
      Jul ......        ...            ...             ...            ...
      Aug ......        ...            ...             ...            ...
      Sep ......      4 796          5 647          60 750        464 233
      Oct ......        ...            ...             ...            ...
      Nov ......        ...            ...             ...            ...
      Dec ......      4 677          5 637          64 348        481 739

2005: Jan ......        ...            ...             ...            ...
      Feb ......        ...            ...             ...            ...
      Mar ......      4 665          5 466          65 800        470 368
      Apr ......        ...            ...             ...            ...
      May ......        ...            ...             ...            ...
      Jun ......      4 392          5 418          66 942        488 188
      Jul ......        ...            ...             ...            ...
      Aug ......        ...            ...             ...            ...
      Sep ......      4 341          5 418          66 211        500 197
      Oct ......        ...            ...             ...            ...
      Nov ......        ...            ...             ...            ...
      Dec ......      4 091          5 346          62 189        505 149
--------------------------------------------------------------------------

KB432

(1).  Information based on outright ownership of government bonds as reflected in the balance sheets of the respective institutions.

(2).  Outstanding maturity not exceeding 3 years.

(3).  Outstanding maturity exceeding 3 years.

(4).  Before 31 March 1984 the Public Debt Commissioners. Before 1 April 2005
      the Public Investment Commissioners.

(5).  Before 30 March 1984 the National Finance Corporation.

(6).  Including domestic bonds held by non-residents.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-61

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

REDEMPTION SCHEDULE OF DOMESTIC MARKETABLE BONDS OF NATIONAL GOVERNMENT

R millions
---------------------------------------------------------------------------
                                  Amount outstanding as at 31 December 2005
                                  -----------------------------------------
                                         Held by
                                  ------------------------
           Coupon    Redemption   Reserve          Other
  Bond      rate       date       Bank(1)         parties           Total
---------------------------------------------------------------------------
  R152      12.000   2006-02-28   2 808.7         23 171.1         25 979.8
  R152P     12.000   2006-02-28        --              8.0              8.0
                        2005/06   2 808.7         23 179.1         25 987.8

  Z015       0.000   2006-06-30        --              7.0              7.0
  R126      14.500   2006-10-15        --             77.8             77.8
  R184      12.500   2006-12-21        --          1 906.5          1 906.5
  R007      10.000   2007-02-28        --             43.5             43.5
  R007P     10.000   2007-02-28        --          1 000.0          1 000.0
  R194      10.000   2007-02-28      72.6         23 079.5         23 152.1
  R199    variable   2007-03-30        --          8 800.0          8 800.0
                        2006/07      72.6         34 914.3         34 986.9

  R177       9.500   2007-05-15        --             89.2             89.2
  R133      15.000   2007-09-15        --              7.0              7.0
  NH01      10.000   2007-12-31        --             39.3             39.3
  NH02      10.000   2007-12-31        --             14.9             14.9
  NH03      10.000   2007-12-31        --             20.8             20.8
  NH04      10.000   2007-12-31        --             90.8             90.8
  NH05      10.000   2007-12-31        --             28.5             28.5
  NH06      10.000   2007-12-31        --             20.7             20.7
  NH07      10.000   2007-12-31        --             11.0             11.0
  NH08      10.000   2007-12-31        --             10.2             10.2
  NH10      10.000   2007-12-31        --             19.3             19.3
  R194      10.000   2008-02-28      72.6         23 079.5         23 152.1
  R195      10.000   2008-02-28        --             43.5             43.5
  R195P     10.000   2008-02-28        --          1 000.0          1 000.0
  R198       3.800   2008-03-31        --          5 838.1          5 838.1
                        2007/08      72.6         30 312.8         30 385.4

  Z005       0.000   2008-08-31        --             25.0             25.0
  Z008       0.000   2008-10-31        --             10.2             10.2
  R194      10.000   2009-02-28      72.6         23 079.5         23 152.1
  R196      10.000   2009-02-28                       43.5             43.5
  R196P     10.000   2009-02-28        --          1 000.0          1 000.0
                        2008/09      72.6         24 158.2         24 230.8
---------------------------------------------------------------------------

R millions
---------------------------------------------------------------------------
                                  Amount outstanding as at 31 December 2005
                                  -----------------------------------------
                                          Held by
                                  ------------------------
           Coupon    Redemption   Reserve          Other
 Bond       rate       date       Bank(1)         parties           Total
---------------------------------------------------------------------------
 Z021        0.000   2009-04-30        --             51.1             51.1
 R153       13.000   2009-08-31     747.6         32 166.8         32 914.4
 R008P      13.000   2009-08-31        --            333.3            333.3
                        2009/10     747.6         32 551.2         33 298.8

 R153       13.000   2010-08-31     747.6         32 166.8         32 914.4
 R154P      13.000   2010-08-31        --            333.3            333.3
                        2010/11     747.6         32 500.1         33 247.7

 R153       13.000   2011-08-31     747.6         32 166.8         32 914.4
 R155P      13.000   2011-08-31        --            333.3            333.3
 R205        6.910   2012-03-31        --          2 300.0          2 300.0
                        2011/12     747.6         34 800.1         35 547.7

 R189        6.250   2013-03-31        --         25 037.4         25 037.4
                        2012/13        --         25 037.4         25 037.4
---------------------------------------------------------------------------

KB412

(1).  Including outright ownership and bonds acquired under repurchase agreements.

--------------------------------------------------------------------------------
S-62                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

REDEMPTION SCHEDULE OF DOMESTIC MARKETABLE BONDS OF NATIONAL GOVERNMENT
(CONTINUED)

R millions
---------------------------------------------------------------------------
                                  Amount outstanding as at 31 December 2005
                                  -----------------------------------------
                                          Held by
                                  ------------------------
           Coupon    Redemption   Reserve          Other
  Bond      rate       date       Bank(1)         parties           Total
---------------------------------------------------------------------------
  R179    10.000     2013-08-01        --             60.0             60.0
  Z006     0.000     2013-08-31        --             30.0             30.0
  Z009     0.000     2013-11-30        --              8.9              8.9
  R206     7.500     2014-01-15        --          3 253.0          3 253.0

  Z016     0.000     2014-03-31       0.1               --              0.1

  Z018     0.000     2014-03-31        --              6.8              6.8
                        2013/14       0.1          3 358.7          3 358.8
  Z019     0.000     2014-06-30        --             25.0             25.0
  R009P   13.500     2014-09-15        --            760.0            760.0
  R157    13.500     2014-09-15     529.8         17 905.4         18 435.2
  Z025     0.000     2014-11-30       --             32.6             32.6
  R201     8.750     2014-12-21   1 762.2         32 077.8         33 840.0
                        2014/15   2 292.0         50 800.8         53 092.8

  Z014     0.000     2015-06-30        --            152.3            152.3
  Z071     0.000     2015-07-01        --            500.0            500.0
  R157    13.500     2015-09-15     529.8         17 905.4         18 435.2
  R158P   13.500     2015-09-15        --            760.0            760.0

  Z020     0.000     2015-10-19        --             77.9             77.9
                        2015/16     529.8         19 395.6         19 925.4

  R157    13.500     2016-09-15     529.8         17 905.4         18 435.2
  R159P   13.500     2016-09-15        --            760.0            760.0
  Z109     0.000     2016-09-15        --          1 099.0          1 099.0
                        2016/17     529.8         19 764.4         20 294.2

  R203     8.250     2017-09-15     916.9         17 464.0         18 380.9
                        2017/18     916.9         17 464.0         18 380.9

  R204     8.000     2018-12-21        --         14 002.0         14 002.0
                        2018/19        --         14 002.0         14 002.0

  Z083     0.000     2019-09-30        --            150.0            150.0
  R207     7.250     2020/01/15        --          5 486.0          5 486.0
                        2019/20        --          5 636.0          5 636.0
---------------------------------------------------------------------------

---------------------------------------------------------------------------
                                  Amount outstanding as at 31 December 2005
                                  -----------------------------------------
                                           Held by
                                  ------------------------
           Coupon    Redemption   Reserve            Other
Bond        rate       date       Bank(1)          parties         Total
---------------------------------------------------------------------------
R197         5.500   2023-12-07      --           18 102.7         18 102.7
                        2023/24      --           18 102.7         18 102.7

R186        10.500   2025-12-21   338.3           11 123.3         11 461.6

R010P       10.500   2025-12-21      --              100.0            100.0

                        2025/26   338.3           11 223.3         11 561.6
R186        10.500   2026-12-21   338.3           11 123.3         11 461.6
R187P       10.500   2026-12-21      --              100.0            100.0
                        2026/27   338.3           11 223.3         11 561.6

R186        10.500   2027-12-21   338.3           11 123.3         11 461.6
R188P       10.500   2027-12-21      --              100.0            100.0
                        2027/28   338.3           11 223.3         11 561.6

R202         3.450   2033-12-07      --            3 297.1          3 297.1

                        2033/34      --            3 297.1          3 297.1

sundry    variable    perpetual      --               26.3             26.3
                      PERPETUAL      --               26.3             26.3
---------------------------------------------------------------------------

KB430

(1).  Including outright ownership and bonds acquired under repurchase agreements.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-63

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

INTEREST PAYMENT SCHEDULE OF DOMESTIC MARKETABLE BONDS OF NATIONAL GOVERMENT AS
AT 31 DECEMBER 2005 FOR THE COMING 12 MONTHS

R millions
-------------------------------------------------------------------------------
         Coupon       Capital        Interest   Interest   Interest    Interest
Code      rate      outstanding(1)     date      amount      date        amount
-------------------------------------------------------------------------------
R206        7.500      3 253.0        15 Jan.      122.0     15 Jul.      122.0
R207        7.250      5 486.0        15 Jan.      198.9     15 Jul.      198.9

R179       10.000         60.0        01 Feb.        3.0     01 Aug.        3.0

R153       13.000     98 743.1        28 Feb.    6 418.3     31 Aug.    6 418.3
R194       10.000     69 456.3        28 Feb.    3 472.8     31 Aug.    3 472.8
R007       10.000         43.5        28 Feb.        2.2     31 Aug.        2.2
R195       10.000         43.5        28 Feb.        2.2     31 Aug.        2.2
R196       10.000         43.5        28 Feb.        2.2     31 Aug.        2.2
R152       12.000     25 979.8        28 Feb.    1 558.8     31 Aug.         --
R109C     various      4 008.0        28 Feb.      215.5         --          --
R110C     various      4 008.0            --          --     31 Aug.      215.0

R157       13.500     55 305.7        15 Mar.    3 733.1     15 Sep.    3 733.1
R133       15.000          7.0        15 Mar.        0.5     15 Sep.        0.5
R203        8.250     18 380.9        15 Mar.      758.2     15 Sep.      758.2
R209C      13.500      2 280.0        15 Mar.      153.9         --          --
R210C      13.500      2 280.0            --          --     15 Sep.      153.9

R199     variable      8 800.0        30 Mar.      251.1     30 Sep.      251.1
R205        6.880      2 300.0        30 Mar.       39.9     30 Sep.       39.9

R189        6.250     19 323.4        31 Mar.      817.2     30 Sep.      817.2
R198        3.800      5 215.0        31 Mar.      117.7     30 Sep.      117.7

R002        5.000          0.1        15 Apr.        0.0     15 Oct.        0.0
R126       14.500         77.8        15 Apr.        5.6     15 Oct.        5.6
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
         Coupon       Capital        Interest   Interest   Interest    Interest
Code      rate      outstanding(1)     date      amount      date        amount
-------------------------------------------------------------------------------
R177        9.500         89.2        15 May         4.2    15 Nov.         4.2

R197        5.500     13 427.5        07 Jun.      459.4     07 Dec.      459.4
R202        3.450      3 250.0        07 Jun.       59.1     07 Dec.       59.1

R201        8.750     33 840.0        21 Jun.    1 480.5     21 Dec.    1 480.5
R184       12.500      1 906.5        21 Jun.      119.2     21 Dec.      119.2
R186       10.500     34 384.8        21 Jun.    1 805.2     21 Dec.    1 805.2
R204        8.000     14 002.0        21 Jun.      560.1     21 Dec.      560.1
R309C     various        300.0        21 Jun.       15.8         --          --
R310C     various        300.0             --         --     21 Dec.       15.8

R199     variable      8 800.0        30 Jun.      251.1     30 Dec.      251.1
R205        6.880      2 300.0        30 Jun.       39.9     30 Dec.       39.9

NH01       10.000         39.3        30 Jun.        2.0     31 Dec.        2.0
NH02       10.000         14.9        30 Jun.        0.7     31 Dec.        0.7
NH03       10.000         20.8        30 Jun.        1.0     31 Dec.        1.0
NH04       10.000         90.8        30 Jun.        4.5     31 Dec.        4.5
NH05       10.000         28.5        30 Jun.        1.4     31 Dec.        1.4
NH06       10.000         20.7        30 Jun.        1.0     31 Dec.        1.0
NH07       10.000         11.0        30 Jun.        0.6     31 Dec.        0.6
NH08       10.000         10.2        30 Jun.        0.5     31 Dec.        0.5
NH10       10.000         19.3        30 Jun.        1.0     31 Dec.        1.0

sundry   variable         26.2       monthly         0.2    monthly         0.2
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       Monthly interest payments                     Monthly interest payments
--------------------------------------------------------------------------------
      January 2006           321.1                  July 2006              321.1
      February 2006       11 675.2                  August 2006         10 115.9
      March 2006           5 871.8                  September 2006       5 871.8
      April 2006               5.8                  October 2006             5.8
      May 2006                 4.4                  November 2006            4.4
      June 2006            4 803.2                  December 2006        4 803.2
--------------------------------------------------------------------------------

KB411

(1).  Total nominal value outstanding as at 31 December 2005.

--------------------------------------------------------------------------------
S-64                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

MARKETABLE GOVERNMENT BONDS OF NATIONAL GOVERNMENT BY UNEXPIRED MATURITY

R millions
------------------------------------------------------------------------------------
                                               Domestic
                  ------------------------------------------------------------------
                                    Maturity intervals
                  -------------------------------------------------------
End of               Not      Exceeding   Exceeding                          Average
                  exceeding   1 but not   3 but not   Exceeding             maturity
                    1 year     3 years     10 years   10 years     Total    (months)

                   (4140M)     (4141M)     (4142M)     (4143M)    (4086M)    (4144M)
------------------------------------------------------------------------------------

31 March

2000 ..........    15 118       40 214     137 068     140 305    332 705      110
2001 ..........    22 889       48 655     149 480     118 617    339 641      103
2002 ..........    21 532       52 171     158 389      98 452    330 545      102
2003 ..........    26 873       53 067     157 063      90 904    327 906      101
2004 ..........    26 568       57 549     162 529     113 291    359 937       98
2005 ..........    26 272       63 700     192 001     112 464    394 436       99

31 December

2000 ..........       643       45 195     173 783     115 805    335 425      105
2001 ..........    38 479       31 889     189 999      93 274    353 642       97
2002 ..........     5 791       52 995     164 191     109 513    332 489      102
2003 ..........    26 843       55 046     180 646     108 143    370 679       93
2004 ..........    24 126       61 291     218 402     103 257    407 076       94
2005 ..........    27 979       63 416     227 704     114 424    433 524       94

2004: Jan .....    26 546       55 344     181 046     110 829    373 765       93
      Feb .....    26 545       49 081     163 417     112 348    351 391       99
      Mar .....    26 568       57 549     162 529     113 291    359 937       98
      Apr .....    26 567       58 973     167 555     117 177    370 273       97
      May .....    26 568       59 312     167 466     121 273    374 619       96
      Jun .....    26 601       59 339     167 800     124 445    378 185       96
      Jul .....    26 830       59 456     168 784     127 523    382 594       95
      Aug .....    26 830       60 456     169 182     131 735    388 203       94
      Sep .....    26 830       60 664     189 382     116 165    393 041       94
      Oct .....    26 830       60 741     190 056     121 452    399 079       94
      Nov .....    24 137       61 046     191 337     127 212    403 732       94
      Dec .....    24 126       61 291     218 402     103 257    407 076       94

2005: Jan .....    25 104       61 760     217 689     105 865    410 419       93
      Feb .....    26 274       59 534     195 681     109 162    390 651       99
      Mar .....    26 272       63 700     192 001     112 464    394 436       99
      Apr .....    26 272       63 816     196 185     116 258    402 531       98
      May .....    26 271       64 108     197 322     119 714    407 415       98
      Jun .....    26 238       64 640     197 935     122 623    411 436       97
      Jul .....    26 006       64 640     200 373     124 760    415 779       97
      Aug .....    26 006       64 784     202 553     126 771    420 113       96
      Sep .....    26 005       65 025     223 689     109 507    424 227       95
      Oct .....    26 083       65 323     224 707     111 147    427 259       95
      Nov .....    26 083       65 323     226 482     113 350    431 236       94
      Dec .....    27 979       63 416     227 704     114 424    433 524       94
------------------------------------------------------------------------------------

-------------------------------------------------------------------------
                                        Foreign(1)
                  -------------------------------------------------------
                                Maturity intervals
                  ----------------------------------------------
End of               Not      Exceeding                          Average
                  exceeding   1 but not   Exceeding             maturity
                  1 year(2)    3 years    3 years      Total    (months)

                   (4145M)     (4146M)    (4147M)     (4106M)    (4148M)
------------------------------------------------------------------------
31 March

2000 ..........     1 879           --      23 666     25 545       92
2001 ..........        --        1 808      27 684     29 492       98
2002 ..........        --        8 963      48 085     57 048       90
2003 ..........     2 208        6 518      42 861     51 588       81
2004 ..........     4 790        6 973      40 099     51 862       79
2005 ..........     1 174        9 412      42 584     53 170       78

31 December

2000 ..........        --        1 799      26 881     28 680      101
2001 ..........        --        9 655      48 427     58 082       93
2002 ..........     2 315        5 630      47 697     55 641       84
2003 ..........     4 994        7 361      42 018     54 374       82
2004 ..........        --        9 911      39 254     49 165       81
2005 ..........     6 737        6 984      37 904     51 625       69

2004: Jan .....     5 295        7 770      44 508     57 573       81
      Feb .....     4 919        7 358      41 750     54 027       80
      Mar .....     4 790        6 973      40 099     51 862       79
      Apr .....     4 945        7 367      42 361     54 673       78
      May .....     4 756        7 109      40 509     52 373       77
      Jun .....     2 287        6 828      45 332     54 447       84
      Jul .....     2 256       10 128      41 501     53 885       83
      Aug .....     2 427       10 897      44 528     57 853       82
      Sep .....     2 391       10 556      43 113     56 060       81
      Oct .....        --       10 323      41 618     51 941       83
      Nov .....        --       10 063      39 977     50 040       82
      Dec .....        --        9 911      39 254     49 165       81

2005: Jan .....        --       10 260      40 921     51 181       80
      Feb .....     1 115        8 923      39 993     50 031       79
      Mar .....     1 174        9 412      42 584     53 170       78
      Apr .....     1 166       13 206      37 740     52 112       77
      May .....     5 367        9 882      40 942     56 191       76
      Jun .....     5 218        9 623      40 265     55 106       75
      Jul .....     5 184        9 555      40 094     54 834       74
      Aug .....     5 132        9 420      39 442     53 994       73
      Sep .....     4 953        9 106      38 382     52 441       72
      Oct .....     7 225        7 483      40 302     55 010       71
      Nov .....     6 879        7 070      38 714     52 663       70
      Dec .....     6 737        6 984      37 904     51 625       69
------------------------------------------------------------------------

KB408

(1).  Adjusted for appropriate foreign exchange rates at the end of each period.

(2).  Including revolving credit loans.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-65

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

NATIONAL GOVERNMENT DEBT DENOMINATED IN FOREIGN CURRENCIES

R millions
--------------------------------------------------------------------------------------------
                                          Marketable foreign bonds
                  --------------------------------------------------------------------------
End of                        British   German              Japanese                 Total
                  US dollar    pound    mark(1)   Euro(2)     yen      Other(3)   marketable

                   (4440M)    (4441M)   (4442M)   (4443M)   (4444M)    (4445M)      (4446M)
--------------------------------------------------------------------------------------------

31 March

2000 ..........     13 476     1 049    1 607      5 029      4 383        --       25 545
2001 ..........     16 413     1 142    1 808      5 656      4 473        --       29 492
2002 ..........     26 200     1 621       --     15 456     13 769        --       57 048
2003 ..........     26 202     1 253       --     13 438     10 695        --       51 588
2004 ..........     21 021     1 169       --     19 856      9 816        --       51 862
2005 ..........     26 810     1 174       --     18 184      7 001        --       53 170

31 December

2000 ..........     15 511     1 131    1 799      5 630      4 608        --       28 680
2001 ..........     24 859     1 758    2 743     13 948     14 774        --       58 082
2002 ..........     28 512     1 391       --     14 085     11 653        --       55 641
2003 ..........     21 912     1 183       --     21 346      9 932        --       54 374
2004 ..........     24 209     1 086       --     17 277      6 593        --       49 165
2005 ..........     27 196     1 092       --     16 864      6 472        --       51 625

2004: Jan .....     23 305     1 277       --     22 310     10 681        --       57 573
      Feb .....     21 971     1 232       --     21 057      9 768        --       54 027
      Mar .....     21 021     1 169       --     19 856      9 816        --       51 862
      Apr .....     22 621     1 215       --     20 885      9 950        --       54 673
      May .....     21 450     1 193       --     20 223      9 507        --       52 373
      Jun .....     26 961     1 135       --     19 438      6 912        --       54 447
      Jul .....     26 854     1 134       --     19 178      6 719        --       53 885
      Aug .....     28 724     1 198       --     20 632      7 299        --       57 853
      Sep .....     27 606     1 159       --     20 322      6 973        --       56 060
      Oct .....     26 338     1 122       --     17 557      6 924        --       51 941
      Nov .....     24 875     1 103       --     17 304      6 757        --       50 040
      Dec .....     24 209     1 086       --     17 277      6 593        --       49 165

2005: Jan .....     25 649     1 124       --     17 488      6 920        --       51 181
      Feb .....     24 939     1 115       --     17 300      6 678        --       50 031
      Mar .....     26 810     1 174       --     18 184      7 001        --       53 170
      Apr .....     26 220     1 166       --     17 758      6 969        --       52 112
      May .....     28 875     1 223       --     18 644      7 449        --       56 191
      Jun .....     28 594     1 193       --     18 112      7 207        --       55 106
      Jul .....     28 486     1 166       --     18 085      7 096        --       54 834
      Aug .....     27 971     1 163       --     17 863      6 997        --       53 994
      Sep .....     27 347     1 123       --     17 233      6 738        --       52 441
      Oct .....     28 788     1 190       --     18 120      6 912        --       55 010
      Nov .....     27 864     1 119       --     17 173      6 508        --       52 663
      Dec .....     27 196     1 092       --     16 864      6 472        --       51 625
--------------------------------------------------------------------------------------------

R millions
-----------------------------------------------------------------------
                            Non-marketable foreign debt
                  -------------------------------------------
                              Special                Total
End of                        drawing                 non-
                  US dollar   rights    Other(4)   marketable    Total

                   (4447M)    (4448M)   (4449M)     (4450M)     (4451M)
------------------------------------------------------------------------
31 March

2000 ..........        140         --        114         254     25 799
2001 ..........        643         --      1 804       2 447     31 938
2002 ..........     10 048         --     14 914      24 962     82 009
2003 ..........     14 036         --      8 663      22 699     74 286
2004 ..........      2 511         --     10 297      12 808     64 670
2005 ..........      3 070         --     13 166      16 236     69 405

31 December

2000 ..........        639         --      1 799       2 439     31 118
2001 ..........      1 581         --      6 956       8 537     66 619
2002 ..........      8 474         --     15 761      24 235     79 877
2003 ..........      7 421         --     10 822      18 243     72 616
2004 ..........      2 742         --     12 300      15 042     64 207
2005 ..........      3 227         --     13 935      17 162     68 787

2004: Jan .....      2 767         --     11 521      14 288     71 861
      Feb .....      2 625         --     10 882      13 507     67 534
      Mar .....      2 511         --     10 297      12 808     64 670
      Apr .....      3 080         --     11 480      14 559     69 232
      May .....      2 929         --     11 109      14 038     66 411
      Jun .....      2 837         --     10 739      13 576     68 022
      Jul .....      2 880         --     12 109      14 989     68 874
      Aug .....      3 150         --     13 031      16 182     74 035
      Sep .....      3 028         --     12 821      15 849     71 909
      Oct .....      2 888         --     12 624      15 512     67 453
      Nov .....      2 744         --     12 402      15 146     65 186
      Dec .....      2 742         --     12 300      15 042     64 207

2005: Jan .....      2 906         --     12 686      15 592     66 773
      Feb .....      2 856         --     12 528      15 384     65 415
      Mar .....      3 070         --     13 166      16 236     69 405
      Apr .....      3 001         --     13 164      16 165     68 277
      May .....      3 321         --     13 687      17 008     73 199
      Jun .....      3 336         --     13 248      16 583     71 690
      Jul .....      3 312         --     14 408      17 720     72 553
      Aug .....      3 271         --     14 218      17 489     71 483
      Sep .....      3 239         --     13 756      16 995     69 436
      Oct .....      3 408         --     14 955      18 362     73 373
      Nov .....      3 295         --     14 100      17 394     70 058
      Dec .....      3 227         --     13 935      17 162     68 787
------------------------------------------------------------------------

KB424

(1).  As from 1 January 2002 outstanding German-mark bonds were converted into
      Euro bonds.

(2).  Including bonds issued in other European currencies until March 1999.

(3).  Including Swiss franc, special drawing rights and Austrian schilling.

(4).  Including British pound, German mark, Swiss franc, Austrian schilling,
      Japanese yen, Swedish krona, the gold currency and the euro.

--------------------------------------------------------------------------------
S-66                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

INTEREST PAYMENT SCHEDULE OF FOREIGN DEBT OF NATIONAL GOVERNMENT AS AT 31
DECEMBER 2005 FOR THE COMING 12 MONTHS

Millions
-----------------------------------------------------------------------------------------------------
                                            Coupon       Capital          Interest         Interest
            Description                      rate     outstanding(1)        date            amount
-----------------------------------------------------------------------------------------------------

World Bank ..............................   various             $22.892  15 January           $0.553
Japanese Yen Bond 3rd Series ............     2.000       (Y)60 000.000  17 January       (Y)600.000
AKA-Commerzbank .........................     7.320              $8.345  25 January           $0.215
AKA-Commerzbank .........................   various       (euro)271.244  25 January      (euro)2.830
Mediocredito Centrale ...................   various             $88.919  25 January           $1.930
British Sterling Bond Issue .............     9.375      (pound)100.000  6 February     (pound)9.375
World Bank Municipal Financial Project ..   various              $7.962  5 February           $0.140
Societe Generale ........................     4.890        (euro)65.783  8 February      (euro)1.635
3.8 % JPY 30 000 mil Notes ..............     3.800       (Y)30 000.000   06 March        (Y)570.000
AKA-Commerzbank .........................     7.320             $21.313   20 March            $0.580
AKA-Commerzbank .........................   various       (euro)674.216   20 March       (euro)8.637
Societe Generale ........................     4.890        (euro)34.822   28 March       (euro)0.856
Barclays ................................   various            $354.926   15 April           $10.034
Barclays ................................   various       (euro)258.729   15 April       (euro)5.803
Barclays ................................   various       (pound)71.736   15 April      (pound)2.163
Barclays ................................   various            XAU0.156   15 April          XAU0.001
Barclays ................................   various        SEK1 485.546   15 April         SEK29.181
RSA Notes Series 3 ......................     7.000       (euro)500.000   17 April      (euro)35.000
Yankee Bond Issue .......................     8.375            $300.000   17 April           $12.563
RSA 7.375% $1 billion Notes ............     7.375          $1 000.000   25 April           $36.875
AKA-Commerzbank .........................     7.320              $3.976   29 April            $0.145
AKA-Commerzbank .........................   various        (euro)83.248   29 April       (euro)1.344
RSA 5.25 % Notes Due May 16 2013 ........     5.250     (euro)1 250.000    16 May       (euro)65.625
Euro Medium Term Bond ...................     6.750       (euro)500.000    19 May       (euro)33.750
US Dollar Bond ..........................     9.125            $500.000    19 May            $22.813
RSA Notes ...............................     9.125          $1 000.000    19 May            $45.625
Kwandebele Water Project ................     2.500        (Y)1 458.240    20 May          (Y)18.078
AKA-Commerzbank .........................     7.320              $3.962    28 May             $0.147
AKA-Commerzbank .........................   various       (euro)110.309    28 May        (euro)1.928
Societe Generale ........................     4.890        (euro)61.116    29 May        (euro)1.510
Japanese Yen Notes ......................     3.800       (Y)30 000.000    31 May         (Y)570.000
AKA-Commerzbank .........................     7.320              $4.769    31 May             $0.176
AKA-Commerzbank .........................   various       (euro)117.663    31 May        (euro)2.057
RSA 6.5% $1 billion Notes ..............     6.500          $1 000.000   02 June            $32.500
Yankee Bond Issue .......................     8.500            $500.000   23 June            $21.250
-----------------------------------------------------------------------------------------------------

KB428

(1).  Total nominal value outstanding in foreign currency as at 31 December
      2005.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-67

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

INTEREST PAYMENT SCHEDULE OF FOREIGN DEBT OF NATIONAL GOVERNMENT AS AT 31
DECEMBER 2005 FOR THE COMING 12 MONTHS (CONTINUED)

Millions
----------------------------------------------------------------------------------------------------
                                            Coupon       Capital          Interest         Interest
            Description                      rate     outstanding(1)        date            amount
----------------------------------------------------------------------------------------------------

AKA-Commerzbank .........................     7.320           $3.783     30 June           $0.140
AKA-Commerzbank .........................   various    (euro)102.955     30 June        (euro)1.825
World Bank ..............................   various          $22.106     15 July           $0.505
Japanese Yen Bond 3rd Series ............     2.000    (Y)60 000.000     18 July         (Y)600.000
AKA-Commerzbank .........................     7.320           $7.927     25 July           $0.205
AKA-Commerzbank .........................   various    (euro)257.682     25 July        (euro)2.722
World Bank Municipal Financial Project ..   various          $7.9621     5 August          $0.140
Societe Generale ........................     4.890    (euro)62.1282     8 August       (euro)1.527
3.8 % JPY 30 000 mil Notes ..............     3.800    (Y)30 000.000   06 September      (Y)570.000
AKA-Commerzbank .........................     7.320          $13.386   20 September        $0.501
AKA-Commerzbank .........................   various    (euro)416.534   20 September     (euro)6.348
Societe Generale ........................     4.890     (euro)32.989   28 September     (euro)0.825
Barclays ................................   various         $350.602    15 October         $9.892
Barclays ................................   various    (euro)251.434    15 October      (euro)5.837
Barclays ................................   various    (pound)69.089    15 October      (pound)2.095
Barclays ................................   various         XAU0.139    15 October        XAU0.000
Barclays ................................   various     SEK1 485.546    15 October       SEK29.239
Yankee Bond Issue .......................     8.375         $300.000    17 October        $12.563
RSA 7.375% $1 billion Notes ............     7.375       $1 000.000    25 October        $36.875
AKA-Commerzbank .........................     7.320           $3.742    29 October         $0.138
AKA-Commerzbank .........................   various     (euro)78.351    29 October      (euro)1.210
US Dollar Bond ..........................     9.125         $500.000   19 November        $22.813
RSA Notes ...............................     9.125       $1 000.000   19 November        $45.625
Kwandebele Water Project ................     2.500     (Y)1 411.200   20 November       (Y)17.785
Societe Generale ........................     4.890     (euro)57.807   28 November      (euro)1.437
AKA-Commerzbank .........................     7.320           $3.698   28 November         $0.137
AKA-Commerzbank .........................   various    (euro)102.955   28 November      (euro)2.601
AKA-Commerzbank .........................     7.320           $4.471   30 November         $0.166
AKA-Commerzbank .........................   various    (euro)110.309   30 November      (euro)2.118
Japanese Yen Notes ......................     3.800    (Y)30 000.000   30 November       (Y)570.000
RSA 6.5% $1 billion Notes ..............     6.500       $1 000.000   02 December        $32.500
Yankee Bond Issue .......................     8.500         $500.000   23 December        $21.250
AKA-Commerzbank .........................     7.320           $3.513   30 December         $0.131
AKA-Commerzbank .........................   various     (euro)95.601   30 December      (euro)1.704
----------------------------------------------------------------------------------------------------

KB428

(1).  Total nominal value outstanding in foreign currency as at 31 December
      2005.

--------------------------------------------------------------------------------
S-68                                               QUARTERLY BULLETIN MARCH 2006

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

REDEMPTION SCHEDULE OF FOREIGN DEBT OF NATIONAL GOVERNMENT AS AT 31
DECEMBER 2005

Millions
---------------------------------------------------------------------------------------
                                            Coupon      Redemption        Capital
Description                                  rate          date          repayment
---------------------------------------------------------------------------------------

World Bank ..............................   various     2006-01-15               $0.786
AKA-Commerzbank .........................     7.320     2006-01-25               $0.417
AKA-Commerzbank .........................   various     2006-01-25         (euro)13.562
Mediocredito Centrale ...................   various     2006-01-25              $88.919
British Sterling Bond Issue .............     9.375     2006-02-06       (pound)100.000
Societe Generale ........................     4.890     2006-02-28          (euro)3.655
Societe Generale ........................     4.890     2006-03-28          (euro)1.833
Barclays ................................   various     2006-04-15             XAU0.017
Barclays ................................   various     2006-04-15               $4.324
Barclays ................................   various     2006-04-15         (pound)2.647
Barclays ................................   various     2006-04-15          (euro)7.295
AKA-Commerzbank .........................     7.320     2006-04-29               $0.234
AKA-Commerzbank .........................   various     2006-04-29          (euro)4.897
Euro Medium Term Bond ...................     6.750     2006-05-19        (euro)500.000
Kwandebele Water Project ................     2.500     2006-05-20            (Y)47.040
AKA-Commerzbank .........................     7.320     2006-05-28               $0.264
AKA-Commerzbank .........................   various     2006-05-28          (euro)7.354
Societe Generale ........................     4.890     2006-05-29          (euro)3.309
AKA-Commerzbank .........................     7.320     2006-05-31               $0.298
AKA-Commerzbank .........................   various     2006-05-31          (euro)7.354
AKA-Commerzbank .........................     7.320     2006-06-30               $0.270
AKA-Commerzbank .........................   various     2006-06-30          (euro)7.354
World Bank ..............................   various     2006-07-15               $2.039
AKA-Commerzbank .........................     7.320     2006-07-25               $0.417
AKA-Commerzbank .........................   various     2006-07-25         (euro)13.562
Societe Generale ........................     4.890     2006-08-28          (euro)3.655
Societe Generale ........................     4.890     2006-09-28          (euro)1.833
Barclays ................................   various     2006-10-15             XAU0.017
Barclays ................................   various     2006-10-15              $13.169
Barclays ................................   various     2006-10-15         (pound)2.647
Barclays ................................   various     2006-10-15          (euro)8.607
Yankee Bond Issue .......................     8.375     2006-10-17             $300.000
AKA-Commerzbank .........................     7.320     2006-10-29               $0.234
AKA-Commerzbank .........................   various     2006-10-29          (euro)4.897
Kwandebele Water Project ................     2.500     2006-11-20            (Y)47.040
Societe Generale ........................     4.890     2006-11-28          (euro)3.309
AKA-Commerzbank .........................     7.320     2006-11-28               $0.264
AKA-Commerzbank .........................   various     2006-11-28          (euro)7.354
AKA-Commerzbank .........................     7.320     2006-11-30               $0.298
AKA-Commerzbank .........................   various     2006-11-30          (euro)7.354
AKA-Commerzbank .........................     7.320     2006-12-30               $0.270
AKA-Commerzbank .........................   various     2006-12-30          (euro)7.354
World Bank ..............................   various     2007-01-15               $2.039
AKA-Commerzbank .........................     7.320     2007-01-25               $0.808
AKA-Commerzbank .........................   various     2007-01-25         (euro)25.698
Societe Generale ........................     4.890     2007-02-28          (euro)3.655
Societe Generale ........................     4.890     2007-03-28          (euro)1.833

Fiscal 2007/08 ..........................   various      various          (Y)60 094.080
                                                                                $34.444
                                                                          (euro)148.811
                                                                           (pound)5.293
                                                                               XAU0.035

Fiscal 2008/09 ..........................   various      various              (Y)94.080
                                                                                $34.722
                                                                          (euro)657.502
                                                                           (pound)5.293
                                                                               XAU0.035

Fiscal 2009/10 ..........................   various      various              (Y)94.080
                                                                             $1 543.674
                                                                          (euro)163.782
                                                                           (pound)7.174
                                                                               XAU0.035
                                                                             SEK105.358
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                            Coupon      Redemption        Capital
Description                                  rate          date          repayment
---------------------------------------------------------------------------------------

Fiscal 2010/11 ..........................   various      various              (Y)94.080
                                                                                $51.076
                                                                          (euro)163.782
                                                                           (pound)7.174
                                                                               XAU0.017
                                                                             SEK105.358

Fiscal 2011/12 ..........................   various      various              (Y)94.080
                                                                                $42.478
                                                                          (euro)166.161
                                                                           (pound)7.174
                                                                             SEK148.555

Fiscal 2012/13 ..........................   various      various              (Y)94.080
                                                                             $1 039.798
                                                                          (euro)166.161
                                                                           (pound)7.174
                                                                             SEK148.555

Fiscal 2013/14 ..........................   various      various              (Y)94.080
                                                                                $38.994
                                                                        (euro)1 394.099
                                                                           (pound)7.174
                                                                             SEK148.555

Fiscal 2014/15 ..........................   various      various              (Y)94.080
                                                                             $1 037.899
                                                                          (euro)113.485
                                                                           (pound)7.174
                                                                             SEK148.555

Fiscal 2015/16 ..........................   various      various              (Y)94.080
                                                                                $37.248
                                                                           (euro)82.646
                                                                           (pound)7.174
                                                                             SEK148.555

Fiscal 2016/17 ..........................   various      various              (Y)94.080
                                                                                $18.947
                                                                           (euro)39.488
                                                                           (pound)1.880
                                                                             SEK148.555

Fiscal 2017/18 ..........................   various      various              (Y)94.080
                                                                               $509.433
                                                                           (euro)17.349
                                                                           (pound)1.880
                                                                             SEK148.555

Fiscal 2018/19 ..........................   various      various              (Y)94.080
                                                                                 $9.155
                                                                            (euro)8.659
                                                                           (pound)1.880
                                                                             SEK148.555

Fiscal 2019/20 ..........................   various      various              (Y)94.080
                                                                            (euro)2.379
                                                                              SEK43.196

Fiscal 2020/21 ..........................   various      various          (Y)30 094.080
                                                                            (euro)2.379
                                                                              SEK43.196

Fiscal 2021/22 ..........................   various      various          (Y)30 047.040
---------------------------------------------------------------------------------------

KB429

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-69

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

OWNERSHIP DISTRIBUTION OF DOMESTIC MARKETABLE BONDS OF LOCAL GOVERNMENTS(1)

R millions
-------------------------------------------------------------------------------------------------------------
                                               Private non-banking sector
                           ----------------------------------------------------------------------------------
                                          Self-
                                      administered        Other
End of          Monetary                 pension        financial         Other       Personal       Non-
                 sector    Insurers      funds       institutions(2)   companies(3)    sector    residents(4)

                 (2140K)    (2141K)     (2142K)          (2143K)         (2144K)      (2145K)      (2146K)
-------------------------------------------------------------------------------------------------------------

2001 ........       256        115           54            1 192            1 575          12           0
2002 ........       279         85           49            1 174            1 109          10           0
2003 ........       284         96           15            1 216            1 010          10           0
2004 ........       280        322           14            2 439              672          10           0
2005 ........       270        294           13            2 344              370          14           0

2004: 01 ....       240         96           15            1 216            1 010          10           0
      02 ....       300        332           15            2 439              939          10           0
      03 ....       283        322           15            2 439              785          10           0
      04 ....       280        322           14            2 439              672          10           0

2005: 01 ....       282        322           14            2 490              669          10           0
      02 ....       276        319           13            2 434              543          18           0
      03 ....       276        294           13            2 410              542          18           0
      04 ....       270        294           13            2 344              370          14           0
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------
                               Public sector
                ---------------------------------------------
                                      Local
                   Public          governments
End of            Investment        and public       Internal
                Corporation(5)    enterprises(8)     funds(6)      Total

                  (2147K)            (2148K)          (2149K)     (2150K)
-------------------------------------------------------------------------
2001 ........          994               173             434        4 805
2002 ........          906               169              42        3 824
2003 ........          545                36               2        3 216
2004 ........          633               284              22        4 677
2005 ........          490               276              22        4 091

2004: 01 ....          538                37               2        3 165
      02 ....          638               287              22        4 983
      03 ....          633               285              22        4 796
      04 ....          633               284              22        4 677

2005: 01 ....          572               283              22        4 665
      02 ....          490               278              22        4 392
      03 ....          490               277              22        4 341
      04 ....          490               276              22        4 091
-------------------------------------------------------------------------

KB209

OWNERSHIP DISTRIBUTION OF DOMESTIC MARKETABLE BONDS OF NON-FINANCIAL PUBLIC
ENTERPRISES(7)

R millions
-----------------------------------------------------------------------------------------------------------------------------------
                         Monetary sector                                  Private non-banking sector
                   ----------------------------------------------------------------------------------------------------------------
                     Reserve                                    Self-
                      Bank                                   administered     Other
End of                 and                                     pension      financial           Other       Personal       Non-
                       CPD           Other      Insurers        funds      institutions(2)   companies(3)    sector    residents(4)

                     (2170K)        (2171K)      (2172K)       (2173K)       (2174K)           (2175K)      (2176K)      (2177K)
-----------------------------------------------------------------------------------------------------------------------------------

2002 ...........       ...            ...          ...           ...           ...               ...          ...          ...
2003 ...........       ...            ...          ...           ...           ...               ...          ...          ...
2004 ...........       ...            ...          ...           ...           ...               ...          ...          ...
2005 ...........       ...            ...          ...           ...           ...               ...          ...          ...

2003: 04 .......       ...            ...          ...           ...           ...               ...          ...          ...

2004: 01 .......       ...            ...          ...           ...           ...               ...          ...          ...
      02 .......       ...            ...          ...           ...           ...               ...          ...          ...
      03 .......       ...            ...          ...           ...           ...               ...          ...          ...
      04 .......       ...            ...          ...           ...           ...               ...          ...          ...

2005: 01 .......       ...            ...          ...           ...           ...               ...          ...          ...
      02 .......       ...            ...          ...           ...           ...               ...          ...          ...
      03 .......       ...            ...          ...           ...           ...               ...          ...          ...
      04 .......       ...            ...          ...           ...           ...               ...          ...          ...
-----------------------------------------------------------------------------------------------------------------------------------

R millions
-----------------------------------------------------------------------------
                                Public sector
                  ------------------------------------------
                                      Local
                     Public        authorities
End of              Investment      and public      Internal
                  Corporation(5)  enterprises(8)    funds(6)        Total

                    (2178K)          (2179K)        (2180K)        (2181K)
-----------------------------------------------------------------------------
2002 ...........       ...              ...          2 808         62 373
2003 ...........       ...              ...          4 588         60 995
2004 ...........       ...              ...          2 381         64 348
2005 ...........       ...              ...          1 956         62 189

2003: 04 .......       ...              ...          4 588         60 995

2004: 01 .......       ...              ...          3 659         59 197
      02 .......       ...              ...          2 987         57 938
      03 .......       ...              ...          2 379         60 750
      04 .......       ...              ...          2 381         64 348

2005: 01 .......       ...              ...          2 397         65 800
      02 .......       ...              ...          2 341         66 942
      03 .......       ...              ...          1 844         66 211
      04 .......       ...              ...          1 956         62 189
-----------------------------------------------------------------------------

KB211

(1).  Including metropolitan, district and local municipalities. Before January
      1990 including waterboards.

(2).  Including unit trusts and finance companies.

(3).  Including nominee companies.

(4).  Excluding nominee companies.

(5).  Before 1 April 2005 the Public Investment Commissioners. Including small amounts in respect of social security funds and the national government.

(6).  Own securities held by redemption and other internal funds.

(7).  Public corporations (e.g. Eskom) and government enterprises, including waterboards from January 1990. Information not available at present.

(8).  Including asset acquisition against bonds issued.

--------------------------------------------------------------------------------
S-70                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

GOVERNMENT DEPOSITS

R millions
------------------------------------------------------------------------------------------------------------
                              National government                           Provincial governments
                --------------------------------------------------------------------------------------------
                 Exchequer      Exchequer                                    Corporation
                balance with     and PMG    Paymaster-                           for
End of            Reserve       balances     General               Reserve      Public
                  Bank(1)      with banks   Account(2)    Total     Bank     Deposits(3)    Banks     Total

                  (4120M)        (4072H)     (4121M)     (4125M)   (4126M)     (4127M)     (4128M)   (4129M)
------------------------------------------------------------------------------------------------------------

31 March

2000 ........        501           6 784         --        7 285       --           15       4 354     4 369
2001 ........        540           2 111         --        2 651       --           17       7 898     7 915
2002 ........        492           6 056         --        6 548       --           18       9 618     9 636
2003 ........        249           9 481         --        9 730       --           31       8 403     8 434
2004 ........        196          12 473         --       12 669       --           34       8 428     8 462
2005 ........        908          29 963         --       30 870       --          -41      12 712    12 672

31 December

2000 ........        398           6 851         --        7 249       --           16       5 706     5 722
2001 ........        500          16 121         --       16 621       --           18       9 090     9 108
2002 ........        868          17 501         --       18 369       --           25       6 357     6 382
2003 ........      5 394          32 821         --       38 215       --           33       8 324     8 357
2004 ........      7 130          39 766         --       46 895       --           -4      12 221    12 216
2005 ........     26 525          43 409         --       69 934       --        8 021       9 942    17 963

2004: Jan ...         42          36 871         --       36 913       --           33       9 920     9 953
      Feb ...        100           3 332         --        3 432       --           34       7 678     7 712
      Mar ...        196          12 473         --       12 669       --           34       8 428     8 462
      Apr ...        501           6 846         --        7 347       --           35       8 963     8 998
      May ...        460           3 159         --        3 619       --           36      11 545    11 581
      Jun ...        483          16 239         --       16 722       --          999      12 798    13 797
      Jul ...        466          17 574         --       18 040       --        1 096      14 179    15 275
      Aug ...        438          10 247         --       10 684       --          596      14 011    14 607
      Sep ...        408          23 441         --       23 849       --          168      13 514    13 682
      Oct ...      1 106          26 648         --       27 754       --          538      12 380    12 919
      Nov ...      2 397          29 216         --       31 612       --         -190      11 225    11 035
      Dec ...      7 130          39 766         --       46 895       --           -4      12 221    12 216

2005: Jan ...      4 586          47 803         --       52 389       --          475      12 533    13 008
      Feb ...      3 511          12 611         --       16 121       --          155      13 941    14 097
      Mar ...        908          29 963         --       30 870       --          -41      12 712    12 672
      Apr ...        904          22 721         --       23 625       --        4 599       7 717    12 316
      May ...      7 723          20 800         --       28 522       --        6 587       9 512    16 099
      Jun ...     16 751          27 076         --       43 827       --        8 301       8 512    16 814
      Jul ...     16 801          35 926         --       52 726       --        8 530       8 999    17 529
      Aug ...     16 768          21 318         --       38 086       --        9 528       9 507    19 035
      Sep ...     19 249          29 481         --       48 730       --        9 273       9 596    18 869
      Oct ...     20 278          32 133         --       52 411       --        9 731       9 104    18 835
      Nov ...     21 671          37 077         --       58 748       --        7 760      10 934    18 694
      Dec ...     26 525          43 409         --       69 934       --        8 021       9 942    17 963
------------------------------------------------------------------------------------------------------------

R millions
--------------------------------------------------------------------
                        Other government accounts
                ------------------------------------------
                          Corporation
                              for
End of          Reserve     Public
                 Bank     Deposits(3)   Banks(4)    Total     Total

                (4122M)     (4123M)     (4124M)    (4131M)   (4130M)
--------------------------------------------------------------------
31 March

2000 ........       11        4 466       17 298    21 775    33 430
2001 ........       --        2 495       21 311    23 806    34 371
2002 ........       56        1 914       25 634    27 604    43 788
2003 ........        0        2 000       35 355    37 355    55 519
2004 ........        8        2 810       38 752    41 570    62 701
2005 ........        1        2 389       44 765    47 156    90 697

31 December

2000 ........       34        3 549       17 552    21 136    34 108
2001 ........        0        2 082       17 777    19 859    45 588
2002 ........        6        1 974       15 612    17 592    42 343
2003 ........      620        2 441       32 329    35 390    81 962
2004 ........      341        2 176       40 351    42 868   101 979
2005 ........      478        2 324       49 889    52 690   140 588

2004: Jan ...        0        2 431       25 563    27 995    74 861
      Feb ...       -0        2 258       41 560    43 818    54 962
      Mar ...        8        2 810       38 752    41 570    62 701
      Apr ...        0        3 272       37 657    40 929    57 274
      May ...        2        3 723       33 986    37 710    52 910
      Jun ...        1        2 790       33 973    36 765    67 283
      Jul ...       -0        2 847       39 070    41 917    75 232
      Aug ...       72        2 894       44 949    47 915    73 207
      Sep ...        0        2 913       46 234    49 147    86 677
      Oct ...        5        2 968       41 597    44 570    85 242
      Nov ...       23        2 178       39 057    41 258    83 906
      Dec ...      341        2 176       40 351    42 868   101 979

2005: Jan ...       -0        2 229       39 406    41 634   107 031
      Feb ...        1        2 217       48 755    50 973    81 191
      Mar ...        1        2 389       44 765    47 156    90 697
      Apr ...       -0        2 263       49 790    52 052    87 993
      May ...        5        2 235       47 552    49 793    94 414
      Jun ...       22        2 256       47 729    50 007   110 648
      Jul ...       38        2 118       46 514    48 669   118 925
      Aug ...       47        2 019       48 903    50 970   108 090
      Sep ...      104        2 030       47 830    49 964   117 563
      Oct ...      143        1 989       43 804    45 937   117 183
      Nov ...       17        1 968       48 915    50 900   128 342
      Dec ...      478        2 324       49 889    52 690   140 588
----------------------------------------------------------------------

KB407

(1).  Including net transfers to the Stabilisation Account.

(2).  Including investments.

(3).  Before 30 March 1984 deposits with the "pooled funds" of the Public Debt
      Commissioners.

(4).  Before 29 April 1994 including deposits of the former TBVC countries and self-governing territories.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-71

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

GOVERNMENT FINANCE STATISTICS OF NATIONAL GOVERNMENT(1)
STATEMENT OF SOURCES AND USES OF CASH

R millions
---------------------------------------------------------------------------------------------------------------------------
                                                             2003/2004                         2004/2005
Year ended 31 March                                      ------------------------------------------------------------------
                                                              01     2004       02       03         04       01      2005
---------------------------------------------------------------------------------------------------------------------------

NET CASH FLOW FROM OPERATING ACTIVITIES ...... (4700K)    -9 667   -29 082   -17 275   -11 859    8 520    -6 654   -27 267

Cash receipts from operating activities ...... (4701K)    81 674   305 793    78 106    84 940   93 519   101 538   358 102
    Taxes .................................... (4702K)    79 990   300 395    76 972    83 283   92 466    99 392   352 114
    Social contributions ..................... (4703K)        --        --        --        --       --        --        --
    Grants(2) ................................ (4175K)        64       200        24       112      117        38       291
    Other receipts(3) ........................ (4704K)     1 621     5 198     1 109     1 545      935     2 107     5 697

Cash payments for operating activities ....... (4705K)    91 341   334 875    95 381    96 799   84 998   108 192   385 370
    Compensation of employees ................ (4706K)     9 738    37 147     9 733     9 604   10 697    10 961    40 995
    Purchases of goods and services .......... (4707K)     3 942    23 091     4 734     4 255    5 603     5 222    19 814
    Interest ................................. (4178K)    18 815    46 086     5 633    18 472    4 902    19 653    48 659
    Subsidies ................................ (4708K)     1 588     6 304       525     1 073      976     1 501     4 075
    Grants(4) ................................ (4709K)    55 788   209 724    64 762    60 125   57 947    63 450   246 284
    Social benefits .......................... (4710K)       248     1 469       218       241      348       410     1 217
    Other expense(5) ......................... (4711K)     1 221    11 055     9 775     3 030    4 525     6 994    24 324

NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ......................... (4712K)    -2 521    -5 171      -626    -1 263   -1 555    -1 483    -4 927

    Purchases of non-financial assets ........ (4181K)     2 524     5 188       634     1 275    1 559     1 489     4 957
    Sales of non-financial assets ............ (4173K)         3        16         8        12        4         6        30

CASH SURPLUS (+) / DEFICIT (-) ............... (4713K)   -12 187   -34 254   -17 901   -13 121    6 965    -8 137   -32 194

NET CASH FLOW FROM FINANCING ACTIVITIES ...... (4714K)   -13 301    34 671    23 556    18 427   14 568   -11 609    44 943
    Net acquisition of financial assets
    other than cash(6) ....................... (4715K)      -267      -648       -60       -45      -82       -32      -219
    Net incurrence of liabilities(7) ......... (4716K)   -13 034    35 319    23 616    18 473   14 650   -11 577    45 162
      Domestic ............................... (4717K)    -7 036    37 774    17 696    16 878   16 556   -11 802    39 328
      Foreign ................................ (4718K)    -5 998    -2 455     5 921     1 595   -1 906       225     5 834

NET CHANGE IN THE STOCK OF CASH(8) ........... (4719K)   -25 488       418     5 655     5 306   21 534   -19 746    12 749
---------------------------------------------------------------------------------------------------------------------------

R millions
------------------------------------------------------------------------------------
                                                                  2005/2006
Year ended 31 March                                      ---------------------------
                                                           02         03       04
------------------------------------------------------------------------------------

NET CASH FLOW FROM OPERATING ACTIVITIES ...... (4700K)   -11 496    -1 971    12 867

Cash receipts from operating activities ...... (4701K)    92 585   105 911   108 803
    Taxes .................................... (4702K)    91 409    99 668   107 598
    Social contributions ..................... (4703K)        --        --        --
    Grants(2) ................................ (4175K)        15       115        40
    Other receipts(3) ........................ (4704K)     1 161     6 128     1 165

Cash payments for operating activities ....... (4705K)   104 082   107 882    95 936
    Compensation of employees ................ (4706K)    10 374    11 127    11 575
    Purchases of goods and services .......... (4707K)     2 421     6 240     5 905
    Interest ................................. (4178K)     7 213    18 224     6 661
    Subsidies ................................ (4708K)       649       698       778
    Grants(4) ................................ (4709K)    76 213    67 557    66 852
    Social benefits .......................... (4710K)       254       274       398
    Other expense(5) ......................... (4711K)     6 958     3 762     3 766

NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ......................... (4712K)      -589    -1 179    -1 657

    Purchases of non-financial assets ........ (4181K)       596     1 222     1 659
    Sales of non-financial assets ............ (4173K)         6        43         2

CASH SURPLUS (+) / DEFICIT (-) ............... (4713K)   -12 086    -3 149    11 210

NET CASH FLOW FROM FINANCING ACTIVITIES ...... (4714K)    25 636     9 002     8 529
    Net acquisition of financial assets
    other than cash(6) ....................... (4715K)       -60       -63      -320
    Net incurrence of liabilities(7) ......... (4716K)    25 696     9 065     8 849
      Domestic ............................... (4717K)    25 518     7 861     8 377
      Foreign ................................ (4718K)       178     1 205       471

NET CHANGE IN THE STOCK OF CASH(8) ........... (4719K)    13 550     5 853    19 739
------------------------------------------------------------------------------------

KB413

SELECTED ITEMS

R millions
------------------------------------------------------------------------------------------------------------------
Year ended 31 March                                        1994      1995      1996      1997      1998      1999
------------------------------------------------------------------------------------------------------------------

Cash receipts from operating activities ...... (4701F)    99 291   113 269   128 926   149 264   166 693   188 364
Cash payments for operating activities ....... (4705F)   136 590   136 101   157 063   178 442   189 033   205 904
NET CASH FLOW FROM OPERATING ACTIVITIES ...... (4700F)   -37 299   -22 832   -28 137   -29 178   -22 340   -17 540
NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ......................... (4712F)    -1 820    -2 112    -2 128    -2 801    -3 380    -4 125
CASH SURPLUS (+) / DEFICIT (-) ............... (4713F)   -39 119   -24 944   -30 265   -31 979   -25 720   -21 665
NET CASH FLOW FROM FINANCING ACTIVITIES ...... (4714F)    39 320    26 821    31 229    25 143    26 033    22 125
NET CHANGE IN THE STOCK OF CASH(8) ........... (4719F)       202     1 878       964    -6 836       313       461
------------------------------------------------------------------------------------------------------------------

R millions
----------------------------------------------------------------------------------------------
Year ended 31 March                                        2000    2001(1)     2002      2003
----------------------------------------------------------------------------------------------

Cash receipts from operating activities ...... (4701F)   210 444   224 458   258 402   288 335
Cash payments for operating activities ....... (4705F)   222 263   240 251   264 924   299 313
NET CASH FLOW FROM OPERATING ACTIVITIES ...... (4700F)   -11 819   -15 793    -6 521   -10 977
NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ......................... (4712F)    -3 238    -3 418    -4 529    -5 195
CASH SURPLUS (+) / DEFICIT (-) ............... (4713F)   -15 057   -19 211   -11 050   -16 172
NET CASH FLOW FROM FINANCING ACTIVITIES ...... (4714F)    16 047    14 505    12 898    17 188
NET CHANGE IN THE STOCK OF CASH(8) ........... (4719F)       989    -4 709     1 848     1 016
----------------------------------------------------------------------------------------------

KB438

(1).  Data for the last two years are preliminary and subject to revision. Net flows: Inflow of cash (+) / outflow of cash (-). Before April 2000, the basis of reporting revenue and expenditure was bank statement transactions, whereas the current reporting relies on cash book transactions and is therefore not strictly comparable with data prior to
      April 2000.

(2).  Comprising transfers received from foreign governments, international organisations and other general government units.

(3).  Comprising property income (including interest and dividends), sales of goods and services, fines, penalties and forfeits, and other non-tax revenues.

(4).  Comprising current and capital transfers to foreign governments, international organisations and other general government units.

(5).  Comprising miscellaneous other current and capital expense (including transfers to non-profit institutions serving households and to households for non-social benefits) and property expense other than interest.

(6).  Domestic as well as foreign financial assets.

(7).  Liabilities classified according to currency of issue.

(8).  Cash surplus (+) / deficit (-) plus the net cash flow from financing activities.

--------------------------------------------------------------------------------
S-72                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

GOVERNMENT FINANCE STATISTICS OF EXTRA-BUDGETARY INSTITUTIONS(1)
STATEMENT OF SOURCES AND USES OF CASH

R millions
---------------------------------------------------------------------------------------------------------------------------
                                                             2003/2004                         2004/2005
Year ended 31 March                                      ------------------------------------------------------------------
                                                              01     2004       02       03          04       01     2005
---------------------------------------------------------------------------------------------------------------------------

NET CASH FLOW FROM OPERATING ACTIVITIES ...... (4725K)     1 601     3 632     2 972     1 182    -1 660     1 264    3 759

Cash receipts from operating activities ...... (4726K)    12 752    42 482    13 298    13 173     8 912    13 342   48 724
    Taxes .................................... (4200K)        43       132        39        42        41        45      167
    Social contributions ..................... (4727K)        --        --        --        --        --        --       --
    Grants(2) ................................ (4205K)     9 755    34 042    11 833    10 632     7 021    10 242   39 727
    Other receipts(3) ........................ (4201K)     2 954     8 308     1 426     2 499     1 850     3 055    8 830

Cash payments for operating activities ....... (4728K)    11 151    38 851    10 326    11 990    10 572    12 078   44 965
    Compensation of employees ................ (4729K)     3 354    14 253     3 869     3 917     3 893     3 469   15 148
    Purchases of goods and services .......... (4730K)     5 677    17 781     5 681     7 378     5 919     7 815   26 792
    Interest ................................. (4208K)        99       375        88        93       158       103      442
    Subsidies ................................ (4731K)       295       884       221       234       303       305    1 063
    Grants(4) ................................ (4732K)     1 431     4 349        --        15        12        82      109
    Social benefits .......................... (4733K)        --        --        --        --        --        --       --
    Other expense(5) ......................... (4734K)       295     1 208       467       353       287       305    1 412

NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ......................... (4735K)      -364    -2 383      -989      -626      -648      -371   -2 633

    Purchases of non-financial assets ........ (4211K)       721     3 053     1 097       753       880       740    3 470
    Sales of non-financial assets ............ (4203K)       358       671       108       127       232       370      837

CASH SURPLUS (+) / DEFICIT (-) ............... (4736K)     1 238     1 249     1 984       556    -2 308       894    1 126

NET CASH FLOW FROM FINANCING ACTIVITIES ...... (4737K)        --       -14      -569       -71       963        37      360
    Net acquisition of financial assets
    other than cash(6) ....................... (4738K)        --       -14      -569       -71       963        37      360
    Net incurrence of liabilities(7) ......... (4739K)        --        --        --        --        --        --       --
       Domestic .............................. (4740K)        --        --        --        --        --        --       --
       Foreign ............................... (4741K)        --        --        --        --        --        --       --

NET CHANGE IN THE STOCK OF CASH(8) ........... (4742K)     1 238     1 235     1 415       485    -1 345       931    1 485
---------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                                                  2005/2006
Year ended 31 March                                      ---------------------------
                                                           02         03       04
------------------------------------------------------------------------------------

NET CASH FLOW FROM OPERATING ACTIVITIES ...... (4725K)     1 784    -2 256      -525

Cash receipts from operating activities ...... (4726K)    17 078    10 727    10 148
    Taxes .................................... (4200K)        45        44        37
    Social contributions ..................... (4727K)        --        --        --
    Grants(2) ................................ (4205K)    14 496     8 644     8 062
    Other receipts(3) ........................ (4201K)     2 536     2 040     2 050

Cash payments for operating activities ....... (4728K)    15 294    12 983    10 673
    Compensation of employees ................ (4729K)     4 164     2 854     3 297
    Purchases of goods and services .......... (4730K)     9 977     9 487     6 604
    Interest ................................. (4208K)       145       150       172
    Subsidies ................................ (4731K)       265       276       267
    Grants(4) ................................ (4732K)        --        --        --
    Social benefits .......................... (4733K)        --        --        --
    Other expense(5) ......................... (4734K)       743       215       333

NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ......................... (4735K)      -132      -529      -641

    Purchases of non-financial assets ........ (4211K)       527       546       751
    Sales of non-financial assets ............ (4203K)       395        17       111

CASH SURPLUS (+) / DEFICIT (-) ............... (4736K)     1 652    -2 785    -1 166

NET CASH FLOW FROM FINANCING ACTIVITIES ...... (4737K)      -449       -28       271
    Net acquisition of financial assets
    other than cash(6) ....................... (4738K)       -13        -2       252
    Net incurrence of liabilities(7) ......... (4739K)      -436       -26        19
       Domestic .............................. (4740K)      -436       -26        19
       Foreign ............................... (4741K)        --        --        --

NET CHANGE IN THE STOCK OF CASH(8) ........... (4742K)     1 203    -2 813      -895
------------------------------------------------------------------------------------

KB414

SELECTED ITEMS

R millions
------------------------------------------------------------------------------------------------------------------
Year ended 31 March                                        1994      1995      1996      1997      1998      1999
------------------------------------------------------------------------------------------------------------------

Cash receipts from operating activities ...... (4726F)    15 987    13 776    15 753    17 955    20 418    22 631
Cash payments for operating activities ....... (4728F)    13 039    12 077    13 013    17 716    20 038    22 200
NET CASH FLOW FROM OPERATING ACTIVITIES ...... (4725F)     2 948     1 699     2 740       239       380       431
NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ......................... (4735F)    -2 702    -1 737    -2 811    -1 948    -1 993    -1 555
CASH SURPLUS (+) / DEFICIT (-) ............... (4736F)       246       -38       -71    -1 709    -1 613    -1 124
NET CASH FLOW FROM FINANCING ACTIVITIES ...... (4737F)    -1 004       582        40       113       159       111
NET CHANGE IN THE STOCK OF CASH(8) ........... (4742F)      -758       545       -31    -1 599    -1 454    -1 013
------------------------------------------------------------------------------------------------------------------

R millions
----------------------------------------------------------------------------------------------
Year ended 31 March                                        2000      2001      2002      2003
----------------------------------------------------------------------------------------------

Cash receipts from operating activities ...... (4726F)    24 494    32 548    39 814    40 454
Cash payments for operating activities ....... (4728F)    23 634    28 545    34 947    37 645
NET CASH FLOW FROM OPERATING ACTIVITIES ...... (4725F)       860     4 003     4 867     2 809
NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ......................... (4735F)    -1 143    -1 284    -2 018    -1 701
CASH SURPLUS (+) / DEFICIT (-) ............... (4736F)      -283     2 719     2 849     1 108
NET CASH FLOW FROM FINANCING ACTIVITIES ...... (4737F)        28      -246      -338      -698
NET CHANGE IN THE STOCK OF CASH(8) ........... (4742F)      -255     2 473     2 511       409
----------------------------------------------------------------------------------------------

KB439

(1).  Data for the last two years are preliminary and subject to revision. Net flows: Inflow of cash (+) / outflow of cash (-).

(2).  Comprising transfers received from foreign governments, international organisations and other general government units.

(3).  Comprising property income (including interest and dividends), sales of goods and services, fines, penalties and forfeits, and other non-tax revenues.

(4).  Comprising current and capital transfers to foreign governments, international organisations and other general government units.

(5).  Comprising miscellaneous other current and capital expense (including transfers to non-profit institutions serving households and to households for non-social benefits) and property expense other than interest.

(6).  Domestic as well as foreign financial assets.

(7).  Liabilities classified according to currency of issue.

(8).  Cash surplus (+) / deficit (-) plus the net cash flow from financing activities.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-73

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

GOVERNMENT FINANCE STATISTICS OF SOCIAL SECURITY FUNDS(1)
STATEMENT OF SOURCES AND USES OF CASH

R millions
---------------------------------------------------------------------------------------------------------------------------
                                                             2003/2004                            2004/2005
Year ended 31 March                                      ------------------------------------------------------------------
                                                              01     2004       02       03          04       01     2005
---------------------------------------------------------------------------------------------------------------------------

NET CASH FLOW FROM OPERATING ACTIVITIES ...... (4750K)       853     4 184     1 325     1 372       735       117    3 547

    Cash receipts from operating activities .. (4751K)     3 026    13 216     3 492     3 274     3 330     4 130   14 225
    Taxes .................................... (4752K)       606     3 460       841     1 116     1 130     1 414    4 501
    Social contributions ..................... (4753K)     1 578     8 080     2 355     1 862     1 904     2 284    8 403
    Grants(2) ................................ (4235K)         3        10        --        --        --         4        4
    Other receipts(3) ........................ (4231K)       839     1 666       296       296       296       428    1 316

Cash payments for operating activities ....... (4754K)     2 172     9 031     2 167     1 902     2 595     4 014   10 677
    Compensation of employees ................ (4755K)       159       642       163       163       163       163      654
    Purchases of goods and services .......... (4756K)        72       583        34       145       191       210      579
    Interest ................................. (4247K)         2         2         2         2         2         2        7
    Subsidies ................................ (4757K)        --        --        --        --        --        --       --
    Grants(4) ................................ (4758K)        --        --        --        --        --        --       --
    Social benefits .......................... (4759K)     1 791     7 656     1 935     1 559     2 206     3 606    9 307
    Other expense(5) ......................... (4760K)       148       148        33        33        33        33      131

NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ......................... (4761K)       -15       -18        --        --        --       -18      -18

    Purchases of non-financial assets ........ (4240K)        15        18        --        --        --        18       18
    Sales of non-financial assets ............ (4233K)         0         0        --        --        --         0        0

CASH SURPLUS (+) / DEFICIT (-) ............... (4762K)       839     4 167     1 325     1 372       735        98    3 529

NET CASH FLOW FROM FINANCING ACTIVITIES ...... (4763K)      -632    -3 524    -1 142    -1 142    -1 142    -1 090   -4 517
    Net acquisition of financial assets
    other than cash(6) ....................... (4764K)      -625    -3 517    -1 338    -1 338    -1 338    -1 282   -5 297
    Net incurrence of liabilities(7) ......... (4765K)        -7        -7       196       196       196       192      780
      Domestic ............................... (4766K)        -7        -7       196       196       196       192      780
      Foreign ................................ (4767K)        --        --        --        --        --        --       --

NET CHANGE IN THE STOCK OF CASH(8) ........... (4768K)       206       642       182       229      -408      -992     -987
---------------------------------------------------------------------------------------------------------------------------

R millions
------------------------------------------------------------------------------------
                                                                 2005/2006
Year ended 31 March                                      ---------------------------
                                                           02         03       04
------------------------------------------------------------------------------------

NET CASH FLOW FROM OPERATING ACTIVITIES ...... (4750K)       783     1 416       690

    Cash receipts from operating activities .. (4751K)     3 704     4 430     4 484
    Taxes .................................... (4752K)     1 222     1 430       920
    Social contributions ..................... (4753K)     2 035     2 739     3 146
    Grants(2) ................................ (4235K)        --        --        --
    Other receipts(3) ........................ (4231K)       447       261       418

Cash payments for operating activities ....... (4754K)     2 921     3 014     3 793
    Compensation of employees ................ (4755K)       154       178       193
    Purchases of goods and services .......... (4756K)        74        79       341
    Interest ................................. (4247K)         0         0         1
    Subsidies ................................ (4757K)        --        --        --
    Grants(4) ................................ (4758K)        --        --        --
    Social benefits .......................... (4759K)     1 944     2 436     2 999
    Other expense(5) ......................... (4760K)       749       321       260

NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ......................... (4761K)        -0         0        -5

    Purchases of non-financial assets ........ (4240K)         0         0         5
    Sales of non-financial assets ............ (4233K)        --         0        --

CASH SURPLUS (+) / DEFICIT (-) ............... (4762K)       782     1 416       686

NET CASH FLOW FROM FINANCING ACTIVITIES ...... (4763K)      -901      -930      -571
    Net acquisition of financial assets
    other than cash(6) ....................... (4764K)      -784      -930      -623
    Net incurrence of liabilities(7) ......... (4765K)      -117         0        51
      Domestic ............................... (4766K)      -117         0        51
      Foreign ................................ (4767K)        --        --        --

NET CHANGE IN THE STOCK OF CASH(8) ........... (4768K)      -119       486       114
------------------------------------------------------------------------------------

KB415

SELECTED ITEMS

R millions
------------------------------------------------------------------------------------------------------------------------------------
Year ended 31 March                                  1994    1995    1996    1997    1998    1999    2000     2001    2002     2003
------------------------------------------------------------------------------------------------------------------------------------

Cash receipts from operating activities .. (4751F)   2 324   2 557   3 192   5 579   6 534   6 869   7 128    8 113   8 858   11 616
Cash payments for operating activities ... (4754F)   2 321   2 554   2 777   4 633   5 377   6 427   6 478    7 161   7 505    9 065
NET CASH FLOW FROM OPERATING ACTIVITIES .. (4750F)       3       3     415     946   1 157     442     650      952   1 353    2 551
NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ..................... (4761F)      -3      --      -5      -2      -1     -43     -55      -13     -28      -78
CASH SURPLUS (+) / DEFICIT (-) ........... (4762F)      --       3     410     944   1 156     399     595      939   1 325    2 473
NET CASH FLOW FROM FINANCING ACTIVITIES .. (4763F)    -100     -89      --      --      --      --      --   -1 052    -303     -855
NET CHANGE IN THE STOCK OF CASH(8) ....... (4768F)    -100     -86     410     944   1 156     399     595     -113   1 022    1 618
------------------------------------------------------------------------------------------------------------------------------------

KB440

(1).  Data for the last two years are preliminary and subject to revision. Net flows: Inflow of cash (+) / outflow of cash (-).

(2).  Comprising transfers received from foreign governments, international organisations and other general government units.

(3).  Comprising property income (including interest and dividends), sales of goods and services, fines, penalties and forfeits, and other non-tax revenues.

(4).  Comprising current and capital transfers to foreign governments, international organisations and other general government units.

(5).  Comprising miscellaneous other current and capital expense (including transfers to non-profit institutions serving households and to households for non-social benefits) and property expense other than interest.

(6).  Domestic as well as foreign financial assets.

(7).  Liabilities classified according to currency of issue.

(8).  Cash surplus (+) / deficit (-) plus the net cash flow from financing activities.

--------------------------------------------------------------------------------
S-74                                               QUARTERLY BULLETIN MARCH 2006

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

GOVERNMENT FINANCE STATISTICS OF CONSOLIDATED CENTRAL GOVERMENT(1)
STATEMENT OF SOURCES AND USES OF CASH

R millions
------------------------------------------------------------------------------------------------------------------------
                                                          2003/2004                         2004/2005
Year ended 31 March                                   ------------------------------------------------------------------
                                                        01       2004        02       03        04        01      2005
------------------------------------------------------------------------------------------------------------------------

NET CASH FLOW FROM OPERATING ACTIVITIES ... (4775K)    -7 212   -21 266   -12 978    -9 305    7 595    -5 273   -19 961

Cash receipts from operating activities ... (4776K)    87 934   328 301    83 736    91 385   99 631   109 689   384 441
   Taxes .................................. (4777K)    80 639   303 988    77 852    84 441   93 637   100 851   356 782
   Social contributions ................... (4778K)     1 578     8 080     2 355     1 862    1 904     2 284     8 403
   Grants(2) .............................. (4255K)       304     1 062       698       742    1 009       963     3 412
   Other receipts(3) ...................... (4779K)     5 413    15 172     2 831     4 340    3 081     5 591    15 844

Cash payments for operating activities .... (4780K)    95 146   349 567    96 714   100 690   92 036   114 962   404 402
   Compensation of employees .............. (4781K)    13 251    52 042    13 766    13 684   14 754    14 593    56 797
   Purchases of goods and services ........ (4782K)     9 692    41 455    10 449    11 778   11 713    13 246    47 185
   Interest ............................... (4258K)    18 917    46 464     5 722    18 566    5 061    19 758    49 108
   Subsidies .............................. (4783K)     1 883     7 188       746     1 307    1 279     1 806     5 138
   Grants(4) .............................. (4784K)    47 701   180 883    53 603    50 139   51 830    54 211   209 783
   Social benefits ........................ (4785K)     2 039     9 124     2 152     1 801    2 555     4 016    10 523
   Other expense(5) ....................... (4786K)     1 664    12 411    10 275     3 415    4 845     7 332    25 867

NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ...................... (4787K)    -2 899    -7 572    -1 615    -1 889   -2 203    -1 872    -7 578

   Purchases of non-financial assets ...... (4261K)     3 261     8 259     1 731     2 028    2 439     2 248     8 446
   Sales of non-financial assets .......... (4253K)       361       687       116       139      236       376       867

CASH SURPLUS (+) / DEFICIT (-) ............ (4788K)   -10 111   -28 838   -14 593   -11 193    5 392    -7 145   -27 539

NET CASH FLOW FROM FINANCING ACTIVITIES ... (4789K)   -13 933    31 133    21 845    17 214   14 389   -12 662    40 786
   Net acquisition of financial assets
   other than cash(6) ..................... (4790K)      -892    -4 179    -1 968    -1 455     -457    -1 277    -5 157
   Net incurrence of liabilities(7) ....... (4791K)   -13 041    35 312    23 812    18 669   14 846   -11 385    45 942
     Domestic ............................. (4792K)    -7 044    37 766    17 892    17 074   16 752   -11 610    40 109
     Foreign .............................. (4793K)    -5 998    -2 455     5 921     1 595   -1 906       225     5 834

NET CHANGE IN THE STOCK OF CASH(8) ........ (4794K)   -24 045     2 295     7 252     6 020   19 781   -19 807    13 247
------------------------------------------------------------------------------------------------------------------------

R millions
---------------------------------------------------------------------------------
                                                               2005/2006
Year ended 31 March                                   ---------------------------
                                                         02        03        04
---------------------------------------------------------------------------------

NET CASH FLOW FROM OPERATING ACTIVITIES ... (4775K)    -8 930    -2 810    13 033

Cash receipts from operating activities ... (4776K)    99 596   113 272   115 938
   Taxes .................................. (4777K)    92 676   101 141   108 554
   Social contributions ................... (4778K)     2 035     2 739     3 146
   Grants(2) .............................. (4255K)       741       962       606
   Other receipts(3) ...................... (4779K)     4 144     8 429     3 633

Cash payments for operating activities .... (4780K)   108 526   116 083   102 906
   Compensation of employees .............. (4781K)    14 692    14 158    15 065
   Purchases of goods and services ........ (4782K)    12 472    15 807    12 850
   Interest ............................... (4258K)     7 357    18 375     6 835
   Subsidies .............................. (4783K)       914       974     1 045
   Grants(4) .............................. (4784K)    62 442    59 760    59 355
   Social benefits ........................ (4785K)     2 198     2 710     3 398
   Other expense(5) ....................... (4786K)     8 450     4 298     4 358

NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ...................... (4787K)      -721    -1 708    -2 303

   Purchases of non-financial assets ...... (4261K)     1 123     1 768     2 415
   Sales of non-financial assets .......... (4253K)       401        60       112

CASH SURPLUS (+) / DEFICIT (-) ............ (4788K)    -9 651    -4 518    10 730

NET CASH FLOW FROM FINANCING ACTIVITIES ... (4789K)    24 285     8 045     8 229
   Net acquisition of financial assets
   other than cash(6) ..................... (4790K)      -857      -995      -691
   Net incurrence of liabilities(7) ....... (4791K)    25 142     9 040     8 919
     Domestic ............................. (4792K)    24 964     7 835     8 448
     Foreign .............................. (4793K)       178     1 205       471

NET CHANGE IN THE STOCK OF CASH(8) ........ (4794K)    14 634     3 526    18 958
---------------------------------------------------------------------------------

KB416

SELECTED ITEMS

R millions
-------------------------------------------------------------------------------------------------------------------------
Year ended 31 March                                    1994      1995      1996      1997      1998      1999       2000
-------------------------------------------------------------------------------------------------------------------------

Cash receipts from operating activities ... (4776F)   105 045   120 655   137 544   161 621   180 169   200 494   223 922
Cash payments for operating activities .... (4780F)   139 392   141 784   162 526   189 616   200 972   217 160   234 231
NET CASH FLOW FROM OPERATING ACTIVITIES ... (4775F)   -34 347   -21 129   -24 982   -27 995   -20 803   -16 666   -10 309
NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ...................... (4787F)    -4 525    -3 849    -4 944    -4 752    -5 374    -5 723    -4 436
CASH SURPLUS (+) / DEFICIT (-) ............ (4788F)   -38 872   -24 978   -29 926   -32 747   -26 177   -22 389   -14 745
NET CASH FLOW FROM FINANCING ACTIVITIES ... (4789F)    38 216    27 314    31 269    25 256    26 192    22 236    16 075
NET CHANGE IN THE STOCK OF CASH(8) ........ (4794F)      -656     2 337     1 343    -7 491        15      -153     1 330
-------------------------------------------------------------------------------------------------------------------------

R millions
---------------------------------------------------------------------------------
Year ended 31 March                                     2001     2002       2003
---------------------------------------------------------------------------------

Cash receipts from operating activities ... (4776F)   243 258   280 457   310 231
Cash payments for operating activities .... (4780F)   254 097   280 758   315 849
NET CASH FLOW FROM OPERATING ACTIVITIES ... (4775F)   -10 839      -301    -5 618
NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ...................... (4787F)    -4 715    -6 575    -6 974
CASH SURPLUS (+) / DEFICIT (-) ............ (4788F)   -15 554    -6 877   -12 592
NET CASH FLOW FROM FINANCING ACTIVITIES ... (4789F)    13 206    12 257    15 635
NET CHANGE IN THE STOCK OF CASH(8) ........ (4794F)    -2 348     5 381     3 043
---------------------------------------------------------------------------------

KB441

(1).  Data for the last two years are preliminary and subject to revision. Net flows: Inflow of cash (+) / outflow of cash (-).

(2).  Comprising transfers received from foreign governments, international organisations and other general government units.

(3).  Comprising property income (including interest and dividends), sales of goods and services, fines, penalties and forfeits, and other non-tax revenues.

(4).  Comprising current and capital transfers to foreign governments, international organisations and other general government units.

(5).  Comprising miscellaneous other current and capital expense (including transfers to non-profit institutions serving households and to households for non-social benefits) and property expense other than interest.

(6).  Domestic as well as foreign financial assets.

(7).  Liabilities classified according to currency of issue.

(8).  Cash surplus (+) / deficit (-) plus the net cash flow from financing activities.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-75

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

GOVERNMENT FINANCE STATISTICS OF PROVINCIAL GOVERNMENTS(1)
STATEMENT OF SOURCES AND USES OF CASH

R millions
--------------------------------------------------------------------------------------------------------------------
                                                         2003/2004                       2004/2005
Year ended 31 March                                   --------------------------------------------------------------
                                                        01      2004      02       03        04       01       2005
--------------------------------------------------------------------------------------------------------------------

NET CASH FLOW FROM OPERATING ACTIVITIES ... (4800K)     -954     8 988    9 007    3 411       63     -114    12 368

Cash receipts from operating activities ... (4801K)   43 544   167 924   50 262   45 802   47 076   47 888   191 029
   Taxes .................................. (4280K)    1 013     3 307      625      960      816    1 039     3 441
   Social contributions ................... (4802K)       --        --       --       --       --       --        --
   Grants(2) .............................. (4283K)   41 585   161 532   49 204   44 212   45 583   46 147   185 146
   Other receipts(3) ...................... (4281K)      946     3 085      433      630      677      702     2 442

Cash payments for operating activities .... (4803K)   44 498   158 936   41 255   42 392   47 013   48 002   178 662
   Compensation of employees .............. (4804K)   21 111    80 909   20 863   21 132   23 720   22 131    87 847
   Purchases of goods and services ........ (4805K)    9 075    27 987    4 699    7 061    7 821    8 909    28 490
   Interest ............................... (4286K)        4        19        1       --        1        1         3
   Subsidies .............................. (4806K)      396     1 565      322      449      425      484     1 680
   Grants(4) .............................. (4807K)    1 222     3 594    1 540    1 602    2 038    2 315     7 496
   Social benefits ........................ (4808K)   10 353    37 503   11 656    9 580   10 360   11 200    42 796
   Other expense(5) ....................... (4809K)    2 337     7 359    2 173    2 567    2 648    2 961    10 349

NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ...................... (4810K)   -4 535   -11 197   -1 577   -2 095   -2 269   -4 126   -10 067

   Purchases of non-financial assets ...... (4289K)    4 603    11 419    1 579    2 100    2 284    4 165    10 127
   Sales of non-financial assets .......... (4297K)       68       222        1        5       15       39        60

CASH SURPLUS (+) / DEFICIT (-) ............ (4811K)   -5 489    -2 209    7 430    1 316   -2 206   -4 239     2 300

NET CASH FLOW FROM FINANCING ACTIVITIES ... (4812K)      -54      -207      -22      -31      -34      -19      -106
   Net acquisition of financial assets
   other than cash(6) ..................... (4813K)      -54      -207      -22      -31      -34      -19      -106
   Net incurrence of liabilities(7) ....... (4814K)      --         --       --       --       --       --        --
     Domestic ............................. (4815K)      --         --       --       --       --       --        --
     Foreign .............................. (4816K)      --         --       --       --       --       --        --

NET CHANGE IN THE STOCK OF CASH(8) ........ (4817K)   -5 543    -2 416    7 408    1 285   -2 240   -4 258     2 194
--------------------------------------------------------------------------------------------------------------------

R millions
------------------------------------------------------------------------------
                                                              2005/2006
Year ended 31 March                                   ------------------------
                                                        02       03      04
------------------------------------------------------------------------------
NET CASH FLOW FROM OPERATING ACTIVITIES ... (4800K)   13 606    3 064    1 291

Cash receipts from operating activities ... (4801K)   58 481   53 556   53 148
   Taxes .................................. (4280K)      920    1 095      941
   Social contributions ................... (4802K)       --       --       --
   Grants(2) .............................. (4283K)   57 112   51 786   51 589
   Other receipts(3) ...................... (4281K)      449      675      618

Cash payments for operating activities .... (4803K)   44 875   50 492   51 857
   Compensation of employees .............. (4804K)   23 341   23 838   24 388
   Purchases of goods and services ........ (4805K)    6 368    8 040    9 188
   Interest ............................... (4286K)       --       --       --
   Subsidies .............................. (4806K)      299      500      594
   Grants(4) .............................. (4807K)    1 382    1 593    1 118
   Social benefits ........................ (4808K)   10 610   13 200   12 850
   Other expense(5) ....................... (4809K)    2 875    3 321    3 719

NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ...................... (4810K)   -1 969   -2 814   -2 839

   Purchases of non-financial assets ...... (4289K)    1 972    2 831    2 862
   Sales of non-financial assets .......... (4297K)        4       17       23

CASH SURPLUS (+) / DEFICIT (-) ............ (4811K)   11 638      250   -1 548

NET CASH FLOW FROM FINANCING ACTIVITIES ... (4812K)      -34      -28      -28
   Net acquisition of financial assets
   other than cash(6) ..................... (4813K)      -34      -28      -28
   Net incurrence of liabilities(7) ....... (4814K)       --       --       --
     Domestic ............................. (4815K)       --       --       --
     Foreign .............................. (4816K)       --       --       --

NET CHANGE IN THE STOCK OF CASH(8) ........ (4817K)   11 604      223   -1 576
------------------------------------------------------------------------------

KB417

SELECTED ITEMS

R millions
-------------------------------------------------------------------------------------------------------------------------
Year ended 31 March                                     1994      1995      1996      1997      1998     1999      2000
-------------------------------------------------------------------------------------------------------------------------

Cash receipts from operating activities ... (4801F)    43 388    52 666    77 202    88 772    91 424   100 745   103 551
Cash payments for operating activities .... (4803F)    40 752    50 852    71 962    86 538    89 368    93 535    96 390
NET CASH FLOW FROM OPERATING ACTIVITIES ... (4800F)     2 636     1 814     5 240     2 234     2 056     7 210     7 161
NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ...................... (4810F)    -3 465    -4 132    -3 644    -4 652    -7 968    -3 374    -3 357
CASH SURPLUS (+) / DEFICIT (-) ............ (4811F)      -829    -2 318     1 596    -2 418    -5 912     3 836     3 804
NET CASH FLOW FROM FINANCING ACTIVITIES ... (4812F)       877       -67      -266      -286      -174      -151      -150
NET CHANGE IN THE STOCK OF CASH(8) ........ (4817F)        48    -2 385     1 330    -2 704    -6 086     3 685     3 654
-------------------------------------------------------------------------------------------------------------------------

R millions
---------------------------------------------------------------------------------
Year ended 31 March                                    2001      2002      2003
---------------------------------------------------------------------------------

Cash receipts from operating activities ... (4801F)   113 699   126 272   142 851
Cash payments for operating activities .... (4803F)   105 878   115 623   136 312
NET CASH FLOW FROM OPERATING ACTIVITIES ... (4800F)     7 821    10 649     6 539
NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ...................... (4810F)    -4 304    -6 310    -8 996
CASH SURPLUS (+) / DEFICIT (-) ............ (4811F)     3 517     4 339    -2 457
NET CASH FLOW FROM FINANCING ACTIVITIES ... (4812F)      -142      -244      -175
NET CHANGE IN THE STOCK OF CASH(8) ........ (4817F)     3 375     4 095    -2 632
---------------------------------------------------------------------------------

KB442

(1).  Data for the last two years are preliminary and subject to revision. Net flows: Inflow of cash (+) / outflow of cash (-).

(2).  Comprising transfers received from foreign governments, international organisations and other general government units.

(3).  Comprising property income (including interest and dividends), sales of goods and services, fines, penalties and forfeits, and other non-tax revenues.

(4).  Comprising current and capital transfers to foreign governments, international organisations and other general government units.

(5).  Comprising miscellaneous other current and capital expense (including transfers to non-profit institutions serving households and to households for non-social benefits) and property expense other than interest.

(6).  Domestic as well as foreign financial assets.

(7).  Liabilities classified according to currency of issue.

(8).  Cash surplus (+) / deficit (-) plus the net cash flow from financing activities.

--------------------------------------------------------------------------------
S-76                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

GOVERNMENT FINANCE STATISTICS OF LOCAL GOVERNMENTS(1)
STATEMENT OF SOURCES AND USES OF CASH

R millions
-----------------------------------------------------------------------------------------------------------------------------------
                                                                      2003/2004                        2004/2005
Year ended 31 March                                              ------------------------------------------------------------------
                                                                   01      2004       02        03        04        01       2005
-----------------------------------------------------------------------------------------------------------------------------------

NET CASH FLOW FROM OPERATING ACTIVITIES ............. (4825K)      -688     4 270   -1 657     2 859     1 229     3 538      5 969

Cash receipts from operating activities ............. (4826K)    22 643    81 404   20 319    23 669    22 957    25 969     92 914
  Taxes ............................................. (4827K)     6 115    21 524    4 108     5 737     5 844     6 049     21 739
  Social contributions .............................. (4828K)        --        --       --        --        --        --         --
  Grants(2) ......................................... (4829K)     5 236    14 443    2 503     4 136     4 631     6 669     17 939
  Other receipts(3) ................................. (4830K)    11 292    45 437   13 708    13 796    12 482    13 251     53 236

Cash payments for operating activities .............. (4831K)    23 331    77 133   21 976    20 810    21 728    22 431     86 945
  Compensation of employees ......................... (4832K)     6 589    22 108    5 998     6 136     6 608     6 716     25 458
  Purchases of goods and services ................... (4833K)    15 706    51 343   14 999    13 716    14 014    14 772     57 502
  Interest .......................................... (4834K)       464     1 964      321       351       400       382      1 454
  Subsidies ......................................... (4835K)        --        --       --        --        --        --         --
  Grants(4) ......................................... (4836K)        --        --       --        --        --        --         --
  Social benefits ................................... (4837K)        --        --       --        --        --        --         --
  Other expense(5) .................................. (4838K)       571     1 717      658       607       707       560      2 532

NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ................................ (4839K)    -3 318   -11 201   -3 315    -8 672    -2 155    -2 384    -16 526

  Purchases of non-financial assets ................. (4840K)     3 327    11 249    3 327     8 686     2 171     2 400     16 584
  Sales of non-financial assets ..................... (4841K)         9        48       12        14        16        16         58

CASH SURPLUS (+) / DEFICIT (-) ...................... (4842K)    -4 005    -6 930   -4 972    -5 813      -926     1 154    -10 557

NET CASH FLOW FROM FINANCING ACTIVITIES ............. (4843K)     5 579    11 841    4 054     6 400     1 067     1 249     12 770
  Net acquisition of financial assets other than
  cash(6) ........................................... (4844K)     1 564     4 877       -9       572       128     2 390      3 081
  Net incurrence of liabilities(7) .................. (4849K)     4 015     6 964    4 063     5 828       939    -1 142      9 688
    Domestic ........................................ (4850K)     4 015     6 964    4 063     5 828       939    -1 142      9 688
    Foreign ......................................... (4851K)        --        --       --        --        --        --         --

NET CHANGE IN THE STOCK OF CASH(8)                    (4848K)     1 574     4 911     -918       587       141     2 402      2 212
-----------------------------------------------------------------------------------------------------------------------------------

R millions
--------------------------------------------------------------------------------
                                                               2005/2006
Year ended 31 March                                    -------------------------
                                                         02       03        04
--------------------------------------------------------------------------------
NET CASH FLOW FROM OPERATING ACTIVITIES ... (4825K)     2 037     2 822    1 705

Cash receipts from operating activities ... (4826K)    22 582    25 020   24 064
  Taxes ................................... (4827K)     5 903     6 094    6 014
  Social contributions .................... (4828K)        --        --       --
  Grants(2) ............................... (4829K)     3 500     5 575    5 170
  Other receipts(3) ....................... (4830K)    13 179    13 351   12 880

Cash payments for operating activities .... (4831K)    20 545    22 197   22 359
  Compensation of employees ............... (4832K)     6 643     6 611    6 792
  Purchases of goods and services ......... (4833K)    12 800    14 618   14 440
  Interest ................................ (4834K)       393       369      410
  Subsidies ............................... (4835K)        --        --       --
  Grants(4) ............................... (4836K)        --        --       --
  Social benefits ......................... (4837K)        --        --       --
  Other expense(5) ........................ (4838K)       709       599      718

NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ...................... (4839K)    -2 184    -2 582   -2 239

  Purchases of non-financial assets ....... (4840K)     2 200     2 600    2 255
  Sales of non-financial assets ........... (4841K)        16        18       16

CASH SURPLUS (+) / DEFICIT (-) ............ (4842K)      -147       240     -534

NET CASH FLOW FROM FINANCING ACTIVITIES ... (4843K)       395      -340      756
  Net acquisition of financial assets
  other than cash(6) ...................... (4844K)       233       -18      206
  Net incurrence of liabilities(7) ........ (4849K)       162      -322      550
    Domestic .............................. (4850K)       162      -322      550
    Foreign ............................... (4851K)        --        --       --

NET CHANGE IN THE STOCK OF CASH(8)          (4848K)       248      -100      222
--------------------------------------------------------------------------------

KB418

SELECTED ITEMS

R millions
------------------------------------------------------------------------------------------------------------------------
Year ended 31 March                                     1994     1995      1996      1997      1998      1999      2000
-------------------------------------------------------------------------------------------------------------------------

Cash receipts from operating activities ... (4826F)    15 872    17 658   20 170    39 313    43 792    49 984     52 376
Cash payments for operating activities .... (4831F)    12 277    13 321   16 629    37 273    40 061    45 059     47 603
NET CASH FLOW FROM OPERATING ACTIVITIES ... (4825F)     3 595     4 337    3 541     2 040     3 731     4 926      4 773
NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ...................... (4839F)    -3 693    -4 321   -3 480    -4 665    -5 188    -7 400     -8 170
CASH SURPLUS (+) / DEFICIT (-) ............ (4842F)       -98        16       61    -2 625    -1 457    -2 474     -3 397
NET CASH FLOW FROM FINANCING ACTIVITIES ... (4843F)     2 238       -16     -487     3 845       202     1 811      7 240
NET CHANGE IN THE STOCK OF CASH(8) ........ (4848F)     2 140        --     -426     1 220    -1 255      -663      3 843
-------------------------------------------------------------------------------------------------------------------------

R millions
--------------------------------------------------------------------------------
Year ended 31 March                                     2001      2002     2003
--------------------------------------------------------------------------------
Cash receipts from operating activities ... (4826F)    58 527    58 610   71 935
Cash payments for operating activities .... (4831F)    53 467    53 658   67 938
NET CASH FLOW FROM OPERATING ACTIVITIES ... (4825F)     5 059     4 952    3 997
NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ...................... (4839F)   -11 084   -10 179   -9 073
CASH SURPLUS (+) / DEFICIT (-) ............ (4842F)    -6 025    -5 227   -5 076
NET CASH FLOW FROM FINANCING ACTIVITIES ... (4843F)     5 910     3 030    6 451
NET CHANGE IN THE STOCK OF CASH(8) ........ (4848F)      -115    -2 197    1 375
--------------------------------------------------------------------------------

KB443

(1).  Data for the last two years are preliminary and subject to revision. Net flows: Inflow of cash (+) / outflow of cash (-). Data provided by
      Statistics South Africa. From the 1996/97 fiscal year onwards data were revised based on a census conducted by Statistics South Africa for local government financial year 1997 and annual surveys for financial years
      1998, 2000 and 2002.

(2).  Comprising transfers received from foreign governments, international organisations and other general government units.

(3).  Comprising property income (including interest and dividends), sales of goods and services, fines, penalties and forfeits, and other non-tax revenues.

(4).  Comprising current and capital transfers to foreign governments, international organisations and other general government units.

(5).  Comprising miscellaneous other current and capital expense (including transfers to non-profit institutions serving households and to households for non-social benefits) and property expense other than interest.

(6).  Domestic as well as foreign financial assets.

(7).  Liabilities classified according to currency of issue.

(8).  Cash surplus (+) / deficit (-) plus the net cash flow from financing activities.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-77

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

GOVERNMENT FINANCE STATISTICS OF CONSOLIDATED GENERAL GOVERNMENTS(1)
STATEMENT OF SOURCES AND USES OF CASH

R millions
-------------------------------------------------------------------------------------------------------------------------
                                                          2003/2004                          2004/2005
Year ended 31 March                                    ------------------------------------------------------------------
                                                         01      2004       02        03        04        01       2005
-------------------------------------------------------------------------------------------------------------------------

NET CASH FLOW FROM OPERATING ACTIVITIES ... (4855K)    -8 853    -8 008   -5 627    -3 035     8 887    -1 849     -1 624

Cash receipts from operating activities ... (4856K)   107 060   400 792  101 937   111 878   118 558   129 805    462 179
  Taxes ................................... (4857K)    87 767   328 819   82 586    91 139   100 298   107 939    381 962
  Social contributions .................... (4858K)     1 578     8 080    2 355     1 862     1 904     2 284      8 403
  Grants(2) ............................... (4859K)        64       200       24       112       117        38        291
  Other receipts(3) ....................... (4860K)    17 651    63 694   16 972    18 766    16 240    19 544     71 522

Cash payments for operating activities .... (4861K)   115 914   408 800  107 565   114 913   109 671   131 654    463 803
  Compensation of employees ............... (4862K)    40 952   155 059   40 627    40 952    45 082    43 441    170 102
  Purchases of goods and services ......... (4863K)    34 473   120 785   30 147    32 555    33 547    36 928    133 177
  Interest ................................ (4864K)    19 384    48 447    6 044    18 917     5 462    20 141     50 565
  Subsidies ............................... (4865K)     2 279     8 753    1 068     1 756     1 704     2 290      6 819
  Grants(4) ............................... (4866K)     1 862     7 640    2 763     2 763     2 763     2 785     11 074
  Social benefits ......................... (4867K)    12 392    46 627   13 808    11 381    12 915    15 216     53 319
  Other expense(5) ........................ (4868K)     4 572    21 488   13 106     6 589     8 199    10 853     38 748

NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ...................... (4869K)   -10 752   -29 970   -6 507   -12 656    -6 627    -8 382    -34 172

  Purchases of non-financial assets ....... (4870K)    11 190    30 927    6 637    12 814     6 894     8 812     35 157
  Sales of non-financial assets ........... (4871K)       438       957      129       158       267       431        985

CASH SURPLUS (+) / DEFICIT (-) ............ (4872K)   -19 606   -37 977  -12 135   -15 691     2 260   -10 231    -35 796

NET CASH FLOW FROM FINANCING ACTIVITIES ... (4873K)    -8 408    42 767   25 877    23 582    15 422   -11 432     53 449
  Net acquisition of financial assets
  other than cash(6) ...................... (4874K)       618       491   -1 998      -915      -363     1 095     -2 182
  Net incurrence of liabilities(7) ........ (4875K)    -9 026    42 276   27 875    24 497    15 785   -12 527     55 631
    Domestic .............................. (4876K)    -3 028    44 731   21 955    22 903    17 691   -12 752     49 797
    Foreign ............................... (4877K)    -5 998    -2 455    5 921     1 595    -1 906       225      5 834

NET CHANGE IN THE STOCK OF CASH(8) ........ (4878K)   -28 014     4 790   13 742     7 892    17 682   -21 663     17 653
-------------------------------------------------------------------------------------------------------------------------

R millions
--------------------------------------------------------------------------------
                                                               2005/2006
Year ended 31 March                                    -------------------------
                                                         02       03        04
--------------------------------------------------------------------------------

NET CASH FLOW FROM OPERATING ACTIVITIES ... (4855K)     6 713     3 076   16 028

Cash receipts from operating activities ... (4856K)   119 321   133 640  135 826
  Taxes ................................... (4857K)    99 499   108 331  115 509
  Social contributions .................... (4858K)     2 035     2 739    3 146
  Grants(2) ............................... (4859K)        15       115       40
  Other receipts(3) ....................... (4860K)    17 772    22 455   17 130

Cash payments for operating activities .... (4861K)   112 608   130 564  119 797
  Compensation of employees ............... (4862K)    44 677    44 607   46 245
  Purchases of goods and services ......... (4863K)    31 640    38 465   36 478
  Interest ................................ (4864K)     7 751    18 744    7 244
  Subsidies ............................... (4865K)     1 213     1 474    1 639
  Grants(4) ............................... (4866K)     2 486     3 145    3 149
  Social benefits ......................... (4867K)    12 808    15 910   16 248
  Other expense(5) ........................ (4868K)    12 034     8 218    8 795

NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ...................... (4869K)    -4 874    -7 104   -7 381

  Purchases of non-financial assets ....... (4870K)     5 295     7 199    7 533
  Sales of non-financial assets ........... (4871K)       421        95      152

CASH SURPLUS (+) / DEFICIT (-) ............ (4872K)     1 839    -4 027    8 648

NET CASH FLOW FROM FINANCING ACTIVITIES ... (4873K)    24 647     7 677    8 957
  Net acquisition of financial assets
  other than cash(6) ...................... (4874K)      -657    -1 041     -513
  Net incurrence of liabilities(7) ........ (4875K)    25 304     8 718    9 469
    Domestic .............................. (4876K)    25 126     7 513    8 998
    Foreign ............................... (4877K)       178     1 205      471

NET CHANGE IN THE STOCK OF CASH(8) ........ (4878K)    26 486     3 650   17 604
--------------------------------------------------------------------------------

KB419

SELECTED ITEMS

R millions
-------------------------------------------------------------------------------------------------------------------------
Year ended 31 March                                     1994     1995      1996      1997      1998      1999      2000
-------------------------------------------------------------------------------------------------------------------------

Cash receipts from operating activities ... (4856F)   123 190   141 267  157 588   198 504   221 487   248 561    274 288
Cash payments for operating activities .... (4861F)   151 306   156 245  173 789   222 225   236 503   253 091    272 663
NET CASH FLOW FROM OPERATING ACTIVITIES ... (4855F)   -28 116   -14 978  -16 201   -23 721   -15 016    -4 530      1 625
NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ...................... (4869F)   -11 683   -12 302  -12 068   -14 069   -18 530   -16 497    -15 963
CASH SURPLUS (+) / DEFICIT (-) ............ (4872F)   -39 799   -27 280  -28 269   -37 790   -33 546   -21 027    -14 338
NET CASH FLOW FROM FINANCING ACTIVITIES ... (4873F)    41 331    27 231   30 516    28 815    26 220    23 896     23 165
NET CHANGE IN THE STOCK OF CASH(8) ........ (4878F)     1 532       -48    2 247    -8 975    -7 326     2 869      8 827
-------------------------------------------------------------------------------------------------------------------------

R millions
--------------------------------------------------------------------------------
Year ended 31 March                                     2001      2002     2003
--------------------------------------------------------------------------------
Cash receipts from operating activities ... (4856F)   298 689   334 699  376 428
Cash payments for operating activities .... (4861F)   296 648   319 399  371 509
NET CASH FLOW FROM OPERATING ACTIVITIES ... (4855F)     2 041    15 300    4 918
NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ...................... (4869F)   -20 103   -23 064  -25 044
CASH SURPLUS (+) / DEFICIT (-) ............ (4872F)   -18 061    -7 764  -20 125
NET CASH FLOW FROM FINANCING ACTIVITIES ... (4873F)    18 974    15 043   21 911
NET CHANGE IN THE STOCK OF CASH(8) ........ (4878F)       912     7 279    1 786
--------------------------------------------------------------------------------

KB444

(1).  Data for the last two years are preliminary and subject to revision. Net flows: Inflow of cash (+) / outflow of cash (-).

(2).  Comprising transfers received from foreign governments, international organisations and other general government units.

(3).  Comprising property income (including interest and dividends), sales of goods and services, fines, penalties and forfeits, and other non-tax revenues.

(4).  Comprising current and capital transfers to foreign governments, international organisations and other general government units.

(5).  Comprising miscellaneous other current and capital expense (including transfers to non-profit institutions serving households and to households for non-social benefits) and property expense other than interest.

(6).  Domestic as well as foreign financial assets.

(7).  Liabilities classified according to currency of issue.

(8).  Cash surplus (+) / deficit (-) plus the net cash flow from financing activities.

--------------------------------------------------------------------------------
S-78                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

GOVERNMENT FINANCE STATISTICS OF NON-FINANCIAL PUBLIC ENTERPRISES(1)
STATEMENT OF SOURCES AND USES OF CASH

R millions
--------------------------------------------------------------------------------------------------------------------------------
                                                           2003/2004                               2004/2005
Year ended 31 March                                   --------------------------------------------------------------------------
                                                         01         2004         02         03         04         01      2005
--------------------------------------------------------------------------------------------------------------------------------

NET CASH FLOW FROM OPERATING ACTIVITIES ... (4885K)     3 276      29 089       6 253      8 510     10 573      6 042    31 377

Cash receipts from operating activities ... (4886K)    32 618     144 485      36 460     42 164     49 092     38 868   166 585
    Taxes ................................. (4887K)        --          --          --         --         --         --        --
    Social contributions .................. (4888K)        --          --          --         --         --         --        --
    Grants(2) ............................. (4889K)       582       2 337         669        697        759        708     2 833
    Other receipts(3) ..................... (4890K)    32 036     142 149      35 791     41 468     48 333     38 160   163 752

Cash payments for operating activities .... (4891K)    29 343     115 397      30 207     33 655     38 520     32 827   135 208
    Compensation of employees ............. (4892K)     8 398      32 206       8 319      9 092      9 893      9 833    37 137
    Purchases of goods and services ....... (4893K)    17 204      67 743      17 605     19 729     23 237     18 006    78 576
    Interest .............................. (4894K)     2 639      10 546       1 903      2 436      2 991      2 347     9 677
    Subsidies ............................. (4895K)        --          --          --         --         --         --        --
    Grants(4) ............................. (4896K)        --          --          --         --         --         --        --
    Social benefits ....................... (4897K)       451       2 030         344        398        373        615     1 730
    Other expense(5) ...................... (4898K)       650       2 872       2 036      2 000      2 025      2 026     8 087

NET CASH FLOW FROM INVESTMENT IN
NON--FINANCIAL ASSETS ..................... (4899K)    -6 172     -22 369      -4 219     -4 853     -5 686     -6 406   -21 164

    Purchases of non-financial assets ..... (4900K)     6 278      23 291       4 367      5 014      6 013      6 374    21 768
    Sales of non-financial assets ......... (4901K)       106         922         147        161        327        -32       604

CASH SURPLUS (+) / DEFICIT (-) ............ (4902K)    -2 896       6 720       2 033      3 657      4 886       -364    10 213

NET CASH FLOW FROM FINANCING ACTIVITIES ... (4903K)    -6 666      -4 174        -112       -268       -386        118      -649
    Net acquisition of financial assets
    other than cash(6) .................... (4904K)    -7 616      -7 974      -1 556     -1 556     -1 556     -1 556    -6 222
    Net incurrence of liabilities(7) ...... (4905K)       950       3 800       1 443      1 287      1 169      1 674     5 574
       Domestic ........................... (4906K)       531       2 122         156        156        156        156       625
       Foreign ............................ (4907K)       420       1 678       1 287      1 131      1 013      1 518     4 949

NET CHANGE IN THE STOCK OF CASH(8) ........ (4908K)    -9 562       2 547       1 921      3 389      4 500       -246     9 564
--------------------------------------------------------------------------------------------------------------------------------

R millions
------------------------------------------------------------------------------------------
                                                                    2005/2006
Year ended 31 March                                    -----------------------------------
                                                         02            03            04
------------------------------------------------------------------------------------------

NET CASH FLOW FROM OPERATING ACTIVITIES ... (4885K)    11 275        12 994         10 554

Cash receipts from operating activities ... (4886K)    41 353        49 102         43 394
    Taxes ................................. (4887K)        --            --             --
    Social contributions .................. (4888K)        --            --             --
    Grants(2) ............................. (4889K)       719           600            756
    Other receipts(3) ..................... (4890K)    40 634        48 502         42 638

Cash payments for operating activities .... (4891K)    30 078        36 108         32 840
    Compensation of employees ............. (4892K)     8 969        10 898          8 838
    Purchases of goods and services ....... (4893K)    18 009        19 120         18 843
    Interest .............................. (4894K)     2 242         3 962          3 690
    Subsidies ............................. (4895K)        --            --             --
    Grants(4) ............................. (4896K)        --            --             --
    Social benefits ....................... (4897K)       163           185            455
    Other expense(5) ...................... (4898K)       695         1 943          1 015

NET CASH FLOW FROM INVESTMENT IN
NON--FINANCIAL ASSETS ..................... (4899K)    -4 571        -8 017         -6 320

    Purchases of non-financial assets ..... (4900K)     5 060        10 624          6 821
    Sales of non-financial assets ......... (4901K)       489         2 607            500

CASH SURPLUS (+) / DEFICIT (-) ............ (4902K)     6 704         4 977          4 234

NET CASH FLOW FROM FINANCING ACTIVITIES ... (4903K)       609        -6 376         -1 341
    Net acquisition of financial assets
    other than cash(6) .................... (4904K)      -712        -4 351         -3 843
    Net incurrence of liabilities(7) ...... (4905K)     1 321        -2 025          2 502
       Domestic ........................... (4906K)     1 262        -2 474          2 054
       Foreign ............................ (4907K)        59           449            447

NET CHANGE IN THE STOCK OF CASH(8) ........ (4908K)     7 313        -1 398          2 892
------------------------------------------------------------------------------------------

KB422

SELECTED ITEMS

R millions
---------------------------------------------------------------------------------------------------------------------------------
Year ended 31 March                                    1994       1995        1996        1997        1998        1999       2000
---------------------------------------------------------------------------------------------------------------------------------

Cash receipts from operating activities ... (4886F)     ...        ...         ...         ...         ...         ...        ...
Cash payments for operating activities .... (4891F)     ...        ...         ...         ...         ...         ...        ...
NET CASH FLOW FROM OPERATING ACTIVITIES ... (4885F)   5 934      7 742      11 352      13 318      14 223      15 814     17 648
NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ...................... (4899F)  -8 005     -8 811     -10 971     -12 245     -15 194     -23 608    -15 187
CASH SURPLUS (+) / DEFICIT (-) ............ (4902F)  -2 071     -1 069         381       1 073        -971      -7 794      2 461
NET CASH FLOW FROM FINANCING ACTIVITIES ... (4903F)     ...        ...         ...         ...         ...         ...        ...
NET CHANGE IN THE STOCK OF CASH(8) ........ (4908F)     ...        ...         ...         ...         ...         ...        ...
---------------------------------------------------------------------------------------------------------------------------------

R millions
------------------------------------------------------------------------------------
Year ended 31 March                                  2001(1)        2002        2003
------------------------------------------------------------------------------------

Cash receipts from operating activities ... (4886F)  103 860     117 663     132 970
Cash payments for operating activities .... (4891F)   88 794      97 405     105 827
NET CASH FLOW FROM OPERATING ACTIVITIES ... (4885F)   15 066      20 259      27 143
NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ...................... (4899F)  -14 247     -17 704     -22 261
CASH SURPLUS (+) / DEFICIT (-) ............ (4902F)      819       2 555       4 882
NET CASH FLOW FROM FINANCING ACTIVITIES ... (4903F)     -977       3 945      -6 548
NET CHANGE IN THE STOCK OF CASH(8) ........ (4908F)     -158       6 498      -1 666
------------------------------------------------------------------------------------

KB445

(1).  Data for the last two years are preliminary and subject to revision. Net flows: Inflow of cash (+) / outflow of cash (-). Before April 2000, the information was based on a survey of key statistics only, whereas the current reporting is based on financial statements of the major corporations in compliance with the GFSM 2001 and is therefore not strictly comparable with data prior to April 2000.

(2).  Comprising transfers received from foreign governments, international organisations and other general government units.

(3).  Comprising property income (including interest and dividends), sales of goods and services, fines, penalties and forfeits, and other non-tax revenues.

(4).  Comprising current and capital transfers to foreign governments, international organisations and other general government units.

(5).  Comprising miscellaneous other current and capital expense (including transfers to non-profit institutions serving households and to households for non-social benefits) and property expense other than interest.

(6).  Domestic as well as foreign financial assets.

(7).  Liabilities classified according to currency of issue.

(8).  Cash surplus (+) / deficit (-) plus the net cash flow from financing activities.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-79

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

NON-FINANCIAL PUBLIC-SECTOR BORROWING REQUIREMENT(1)

R millions
----------------------------------------------------------------------------------------------------------------------------------
                                       Extra-                        Consolidated                                     Consolidated
                        National      budgetary   Social security      central        Provincial         Local          general
End of                 government   institutions       funds          government      governments    governments(2)    government

                        (4190K)        (4220K)        (4248K)          (4270K)          (4296K)         (4320K)         (4363K)
----------------------------------------------------------------------------------------------------------------------------------

31 March

2000 ................      15 057            283             -595          14 745          -3 804             3 397         14 338
2001 ................      19 211         -2 719             -939          15 554          -3 517             6 025         18 061
2002 ................      11 050         -2 849           -1 325           6 877          -4 339             5 227          7 764
2003 ................      16 172         -1 108           -2 473          12 592           2 457             5 076         20 125
2004 ................      34 254         -1 249           -4 167          28 838           2 209             6 930         37 977
2005 ................      32 194         -1 126           -3 529          27 539          -2 300            10 557         35 796

31 December

2000 ................      15 729         -3 288           -1 106          11 336          -4 900             6 864         13 300
2001 ................       7 338           -763           -1 470           5 105          -4 752             3 437          3 791
2002 ................      12 941         -2 397           -1 320           9 224           2 758             5 522         17 504
2003 ................      34 171         -1 328           -4 433          28 410          -2 517             3 561         29 454
2004 ................      36 244         -1 469           -4 269          30 505          -1 051            15 716         45 171
2005 ................      12 162          1 405           -2 982          10 585          -6 101              -713          3 771

1999: 03 ............       6 216            690              -46           6 859               5               963          7 826
      04 ............      -6 710            202               56          -6 451          -2 493              -960         -9 904

2000: 01 ............       1 681         -1 089             -265             327            -732               131           -274
      02 ............      11 232         -1 623              -80           9 529          -4 080             3 094          8 543
      03 ............       8 134           -700             -218           7 216            -536             2 888          9 568
      04 ............      -5 317            124             -544          -5 736             448               750         -4 537

2001: 01 ............       5 162           -520              -98           4 544             651              -708          4 487
      02 ............       5 853           -408             -872           4 573          -6 268             1 344           -352
      03 ............       7 792         -1 077              -73           6 643            -996             2 895          8 541
      04 ............     -11 469          1 242             -427         -10 654           1 861               -93         -8 886

2002: 01 ............       8 874         -2 606               48           6 315           1 064             1 081          8 461
      02 ............       1 633            199             -534           1 300          -6 208              -731         -5 640
      03 ............      13 938         -1 093             -486          12 360           5 029             2 694         20 083
      04 ............     -11 504          1 102             -349         -10 751           2 873             2 477         -5 401

2003: 01 ............      12 105         -1 316           -1 105           9 683             763               636         11 082
      02 ............       5 373            899           -1 224           5 048          -4 758             1 716          2 006
      03 ............      20 033           -935           -1 016          18 082             736               238         19 056
      04 ............      -3 341             25           -1 088          -4 404             742               971         -2 691

2004: 01 ............      12 187         -1 238             -839          10 111           5 489             4 005         19 606
      02 ............      17 901         -1 984           -1 325          14 593          -7 430             4 972         12 135
      03 ............      13 121           -556           -1 372          11 193          -1 316             5 813         15 691
      04 ............      -6 965          2 308             -735          -5 392           2 206               926         -2 260

2005: 01 ............       8 137           -894              -98           7 145           4 239            -1 154         10 231
      02 ............      12 086         -1 652             -782           9 651         -11 638               147         -1 839
      03 ............       3 149          2 785           -1 416           4 518            -250              -240          4 027
      04 ............     -11 210          1 166             -686         -10 730           1 548               534         -8 648
----------------------------------------------------------------------------------------------------------------------------------

R millions
-------------------------------------------------------------
                           Non-financial        Non-financial
                               public               public
End of                      enterprises             sector

                              (4410K)              (4411K)
-------------------------------------------------------------

31 March

2000 ................             -2 461               11 877
2001 ................               -819               17 243
2002 ................             -2 555                5 210
2003 ................             -4 882               15 243
2004 ................             -6 720               31 258
2005 ................            -10 213               25 583

31 December

2000 ................                428               13 728
2001 ................             -5 596               -1 805
2002 ................             -8 519                8 985
2003 ................             -5 001               24 453
2004 ................             -7 681               37 490
2005 ................            -15 551              -11 779

1999: 03 ............             -1 487                6 339
      04 ............               -663              -10 567

2000: 01 ............            -816(3)               -1 090
      02 ............                565                9 108
      03 ............             -1 168                8 400
      04 ............              1 848               -2 690

2001: 01 ............             -2 062                2 425
      02 ............                361                    9
      03 ............             -1 555                6 986
      04 ............             -2 340              -11 226

2002: 01 ............                979                9 440
      02 ............             -1 990               -7 630
      03 ............             -3 097               16 986
      04 ............             -4 410               -9 811

2003: 01 ............              4 615               15 697
      02 ............             -1 871                  136
      03 ............             -2 951               16 105
      04 ............             -4 794               -7 485

2004: 01 ............              2 896               22 502
      02 ............             -2 033               10 101
      03 ............             -3 657               12 034
      04 ............             -4 886               -7 147

2005: 01 ............                364               10 595
      02 ............             -6 704               -8 543
      03 ............             -4 977                 -950
      04 ............             -4 234              -12 881
-------------------------------------------------------------

KB423

(1).  Data for the last two years are preliminary and subject to revision. Data are calculated from the cash surplus (+) / deficit (-) of the Statement of sources and uses of cash for all levels of government.

(2).  Including market establishments of local governments not operating as a separate institutional unit.

(3).  Before April 2000, the information was based on a survey of key statistics only, whereas the current reporting is based on more detailed financial statements of the major corporations in compliance with the GFSM 2001 and is therefore not strictly comparable with data prior to April 2000.

--------------------------------------------------------------------------------
S-80                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

GOVERNMENT FINANCE STATISTICS OF FINANCIAL PUBLIC ENTERPRISES(1)
STATEMENT OF SOURCES AND USES OF CASH

R millions
--------------------------------------------------------------------------------------------------------------
                                                          2003/2004                   2004/2005
Year ended 31 March                                   --------------------------------------------------------
                                                          01     2004      02      03      04      01     2005
--------------------------------------------------------------------------------------------------------------

NET CASH FLOW FROM OPERATING ACTIVITIES ... (4915K)      553    2 197     649     641     615     669    2 573

Cash receipts from operating activities ... (4916K)    1 504    5 629   1 343   1 410   1 485   1 574    5 812
    Taxes ................................. (4917K)       --       --      --      --      --      --       --
    Social contributions .................. (4918K)       --       --      --      --      --      --       --
    Grants(2) ............................. (4919K)        6       24      40      39      40      40      158
    Other receipts(3) ..................... (4920K)    1 498    5 605   1 303   1 371   1 445   1 534    5 653

Cash payments for operating activities .... (4921K)      950    3 432     694     769     870     906    3 238
    Compensation of employees ............. (4922K)      113      419     138     141     149     154      582
    Purchases of goods and services ....... (4923K)       44      218     235     170     220     185      811
    Interest .............................. (4924K)      630    2 292     507     552     584     633    2 276
    Subsidies ............................. (4925K)       --       --      --      --      --      --       --
    Grants(4) ............................. (4926K)       --       --      --      --      --      --       --
    Social benefits ....................... (4927K)       --       --      --      --      --      --       --
    Other expense(5) ...................... (4928K)      163      504    -186     -94     -83     -67     -430

NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ...................... (4929K)      -10      -58     -28     -16     -15     -15      -74

    Purchases of non-financial assets ..... (4930K)       16       77      26      20      20      20       86
    Sales of non-financial assets ......... (4931K)        6       19      -2       5       4       5       12

CASH SURPLUS (+) / DEFICIT (-) ............ (4932K)      544    2 139     621     625     599     653    2 499

NET CASH FLOW FROM FINANCING ACTIVITIES ... (4933K)   -1 261   -4 657    -666    -668    -646    -661   -2 640
    Net acquisition of financial assets
    other than cash(6) .................... (4934K)   -1 429   -5 028    -177    -178    -157    -171     -683
    Net incurrence of liabilities(7) ...... (4935K)      168      371    -489    -489    -489    -489   -1 957
       Domestic ........................... (4936K)      159      522    -296    -296    -296    -296   -1 184
       Foreign ............................ (4937K)        9     -151    -193    -193    -193    -193     -773

NET CHANGE IN THE STOCK OF CASH(8) ........ (4938K)     -717   -2 518     -45     -42     -47      -7     -142
--------------------------------------------------------------------------------------------------------------

R millions
-------------------------------------------------------------------------------
                                                               2005/2006
Year ended 31 March                                   -------------------------
                                                        02       03        04
-------------------------------------------------------------------------------
NET CASH FLOW FROM OPERATING ACTIVITIES ... (4915K)      378       278      638

Cash receipts from operating activities ... (4916K)    1 409     1 214    1 615
    Taxes ................................. (4917K)       --        --       --
    Social contributions .................. (4918K)       --        --       --
    Grants(2) ............................. (4919K)       49        37       27
    Other receipts(3) ..................... (4920K)    1 360     1 178    1 587

Cash payments for operating activities .... (4921K)    1 030       936      977
    Compensation of employees ............. (4922K)      208       202      109
    Purchases of goods and services ....... (4923K)       27        33       95
    Interest .............................. (4924K)      337       443      527
    Subsidies ............................. (4925K)       --        --       --
    Grants(4) ............................. (4926K)       --        --       --
    Social benefits ....................... (4927K)       --        --       --
    Other expense(5) ...................... (4928K)      458       258      246

NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS ...................... (4929K)      -26       -15      -19

    Purchases of non-financial assets ..... (4930K)       27        21       22
    Sales of non-financial assets ......... (4931K)        0         6        3

CASH SURPLUS (+) / DEFICIT (-) ............ (4932K)      352       263      619

NET CASH FLOW FROM FINANCING ACTIVITIES ... (4933K)     -292      -384     -562
    Net acquisition of financial assets
    other than cash(6) .................... (4934K)   -1 397   -10 258     -547
    Net incurrence of liabilities(7) ...... (4935K)    1 105     9 873      -15
       Domestic ........................... (4936K)      130     9 385       48
       Foreign ............................ (4937K)      975       489      -62

NET CHANGE IN THE STOCK OF CASH(8) ........ (4938K)       60      -121       57
-------------------------------------------------------------------------------

KB447

SELECTED ITEMS

R millions
------------------------------------------------------------------------------------------------------------------------------------
Year ended 31 March                                  1994    1995    1996    1997    1998    1999    2000   2001(1)   2002     2003
------------------------------------------------------------------------------------------------------------------------------------

Cash receipts from operating activities . (4916F)     ...     ...     ...     ...     ...     ...     ...    3 893    5 138    7 400
Cash payments for operating activities .. (4921F)     ...     ...     ...     ...     ...     ...     ...    2 104    2 393    5 425
NET CASH FLOW FROM OPERATING ACTIVITIES . (4915F)   2 014   1 509   1 512   1 865   2 761   3 137   2 950    1 789    2 744    1 975
NET CASH FLOW FROM INVESTMENT IN
NON-FINANCIAL ASSETS .................... (4929F)      99      53      53      67      67      85     106      -24      -95     -138
CASH SURPLUS (+) / DEFICIT (-) .......... (4932F)   1 915   1 457   1 459   1 798   2 694   3 052   2 844    1 765    2 649    1 837
NET CASH FLOW FROM FINANCING ACTIVITIES . (4933F)     ...     ...     ...     ...     ...     ...     ...    1 640    1 134   -1 233
NET CHANGE IN THE STOCK OF CASH(8) ...... (4938F)     ...     ...     ...     ...     ...     ...     ...    3 405    3 784      604
------------------------------------------------------------------------------------------------------------------------------------

KB446

(1).  Data for the last two years are preliminary and subject to revision. Net flows: Inflow of cash (+) / outflow of cash (-). Before April 2000, the information was based on a survey of key statistics only, whereas the current reporting is based on financial statements of the major corporations in compliance with the GFSM 2001 and is therefore not strictly comparable with data prior to April 2000.

(2).  Comprising transfers received from foreign governments, international organisations and other general government units.

(3).  Comprising property income (including interest and dividends), sales of goods and services, fines, penalties and forfeits, and other non-tax revenues.

(4).  Comprising current and capital transfers to foreign governments, international organisations and other general government units.

(5).  Comprising miscellaneous other current and capital expense (including transfers to non-profit institutions serving households and to households for non-social benefits) and property expense other than interest.

(6).  Domestic as well as foreign financial assets.

(7).  Liabilities classified according to currency of issue.

(8).  Cash surplus (+) / deficit (-) plus the net cash flow from financing activities.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-81

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

TOTAL EXPENDITURE - CONSOLIDATED GENERAL GOVERNMENT
FUNCTIONAL CLASSIFICATION(1)

R millions
-----------------------------------------------------------------------------------------------------------------------
Year ended 31 March                                             1999      2000      2001      2002     2003      2004
-----------------------------------------------------------------------------------------------------------------------

General public services ........................... (4370F)    22 897    29 128    26 328    35 190    43 950    53 848
Defence ........................................... (4371F)    11 970    11 957    14 882    19 546    19 164    21 994
Public order and safety ........................... (4372F)    24 652    25 615    28 247    31 897    37 103    41 118
Education ......................................... (4373F)    50 819    53 451    58 891    64 585    72 879    82 566
Health ............................................ (4374F)    24 856    25 662    29 813    30 549    35 473    39 635
Social security and welfare ....................... (4375F)    27 350    29 959    33 654    36 757    48 439    60 748
Housing and community services .................... (4376F)     7 338     5 957     7 905     8 639     9 070     9 310
Recreation and culture ............................ (4377F)     3 700     4 271     4 511     4 350     6 261     6 952
Environmental protection(2) ....................... (4387F)     5 495     5 080     5 749     6 713     9 635    10 784
Fuel and energy ................................... (4378F)       648       574       546     1 052     1 264     1 793
Agriculture, forestry and fishing ................. (4379F)     3 746     3 743     4 224     5 190     5 855     7 192
Mining, manufacturing and construction ............ (4380F)     1 551     1 530     1 295     1 864     2 850     3 130
Transportation and communication .................. (4381F)    11 250    13 563    16 005    15 966    19 655    21 805
Other economic services ........................... (4382F)     5 053     6 390     7 352     8 100     9 865    10 943
Not classified: Interest(3) ....................... (4383F)    42 665    44 195    46 272    47 368    46 590    46 086
       Other ...................................... (4384F)     2 562     2 429     2 755     2 776     4 324     4 990
TOTAL ............................................. (4385F)   246 552   263 504   288 429   320 542   372 377   422 894
Discrepancy with public-sector accounts ........... (4386F)    23 613    25 786    28 501    22 186    24 751    16 833
TOTAL EXPENDITURE - CONSOLIDATED GENERAL GOVERNMENT (4357F)   270 165   289 290   316 930   342 728   397 128   439 727
-----------------------------------------------------------------------------------------------------------------------

KB420

(1).  Source: Statistics South Africa.

(2).  Before 1997 not identified seperately, but included in other economic services.

(3).  Only includes interest paid by national government. This interest is unallocable and not classified between the different functions of government.

TOTAL EXPENDITURE - CONSOLIDATED GENERAL GOVERNMENT
FUNCTIONAL CLASSIFICATION(1)

Percentage
---------------------------------------------------------------------------------------------------
Year ended 31 March                                  1999    2000    2001     2002     2003    2004
---------------------------------------------------------------------------------------------------

General public services ................. (4370Z)     9.3    11.1     9.1     11.0     11.8    12.7
Defence ................................. (4371Z)     4.9     4.5     5.2      6.1      5.1     5.2
Public order and safety ................. (4372Z)    10.0     9.7     9.8     10.0     10.0     9.7
Education ............................... (4373Z)    20.6    20.3    20.4     20.1     19.6    19.5
Health .................................. (4374Z)    10.1     9.7    10.3      9.5      9.5     9.4
Social security and welfare ............. (4375Z)    11.1    11.4    11.7     11.5     13.0    14.4
Housing and community services .......... (4376Z)     3.0     2.3     2.7      2.7      2.4     2.2
Recreation and culture .................. (4377Z)     1.5     1.6     1.6      1.4      1.7     1.6
Environmental protection(2) ............. (4387Z)     2.2     1.9     2.0      2.1      2.6     2.6
Fuel and energy ......................... (4378Z)     0.3     0.2     0.2      0.3      0.3     0.4
Agriculture, forestry and fishing ....... (4379Z)     1.5     1.4     1.5      1.6      1.6     1.7
Mining, manufacturing and construction .. (4380Z)     0.6     0.6     0.4      0.6      0.8     0.7
Transportation and communication ........ (4381Z)     4.6     5.1     5.5      5.0      5.3     5.2
Other economic services ................. (4382Z)     2.0     2.4     2.5      2.5      2.6     2.6
Not classified: Interest(3) ............. (4383Z)    17.3    16.8    16.0     14.8     12.5    10.9
    Other ............................... (4384Z)     1.0     0.9     1.0      0.9      1.2     1.2
TOTAL ................................... (4357Z)   100.0   100.0   100.0    100.0    100.0   100.0
---------------------------------------------------------------------------------------------------

KB421

(1).  Source: Statistics South Africa.

(2).  Before 1997 not identified seperately, but included in other economic services.

(3).  Only includes interest paid by national government. This interest is unallocable and not classified between the different functions of government.

--------------------------------------------------------------------------------
S-82                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

LOCAL GOVERNMENTS(1)

LIABILITIES(2)

R millions
-------------------------------------------------------------------------------------------------------------
               Accumulated funds                                           Long-term loans
               ------------------                       -----------------------------------------------------
                                                         General Government                 Other
                                                        -----------------------------------------------------
                                     Accu-                                                 Insurers
End of          Urban               mulated   Market-                                        and
               develop-             income     able                                        pension
                 ment      Other    surplus    bonds    Housing(3)   Other(4)   Banks(5)    funds      Other

               (2470K)    (2471K)   (2472K)   (2473K)    (2474K)     (2475K)    (2476K)    (2477K)    (2478K)
-------------------------------------------------------------------------------------------------------------

2002 .......   13 990     42 439    14 129     2 743        857       1 680      3 126       232       4 445
2003 .......   16 212     45 684    16 992     2 139        828       1 343      3 271       228       6 692
2004 .......   22 702     49 835    14 598     5 640      1 169         855      3 224       345       6 469
2005 .......   16 424     60 349    16 240     4 677        820       1 094      3 889       307       7 667

2004: 01 ...   22 217     51 019    16 818     2 496        828       1 345      3 339       278       6 164
      02 ...   19 479     49 048    14 324     4 573      1 209         975      3 139       329       6 016
      03 ...   21 757     49 359    16 966     4 877      1 203         917      3 124       362       6 179
      04 ...   22 702     49 835    14 598     5 640      1 169         855      3 224       345       6 469

2005: 01 ...   16 241     58 624    15 337     4 013      1 161         941      3 332       277       7 237
      02 ...   15 075     60 886    15 819     3 944        770         898      3 322       272       7 454
      03 ...   16 217     60 142    16 033     4 469        770         887      3 682       257       7 460
      04 ...   16 424     60 349    16 240     4 677        820       1 094      3 889       307       7 667
-------------------------------------------------------------------------------------------------------------

R millions
------------------------------------------------------------
               Short-term
End of         loans and
               bank over-      Sundry
                 drafts     creditors(6)    Other     Total

                (2479K)       (2480K)      (2481K)   (2482K)
------------------------------------------------------------
2002 .......     2 667          8 711       8 390    103 409
2003 .......     3 056          9 293       7 058    112 796
2004 .......     3 023         11 477      14 109    133 445
2005 .......     3 412         11 157      20 413    146 451

2004: 01 ...     3 308         11 827       7 162    126 801
      02 ...     3 130         12 056      12 224    126 502
      03 ...     3 095         12 736      13 785    134 360
      04 ...     3 023         11 477      14 109    133 445

2005: 01 ...     3 207          9 593      20 397    140 360
      02 ...     3 073         11 712      19 999    143 224
      03 ...     3 205         10 950      20 098    144 168
      04 ...     3 412         11 157      20 413    146 451
------------------------------------------------------------

KB228

ASSETS(2)

R millions
-------------------------------------------------------------------------------------------------------------------
                                             Long-term loans                               Fixed assets
                                      --------------------------------                -----------------------------
                                             Housing                     Securities
                 Cash,                ----------------------              and re-
End of          deposits                         Instalment               demption               Other
               and short-   Sundry               sale credit              fund in-              trading
               term loans   debtors   Mortgage    and other     Other    vestments    Housing   services   Other(7)

                (2490K)     (2491k)   (2492k)      (2493K)     (2494K)    (2495K)     (2496K)   (2497K)    (2498K)
-------------------------------------------------------------------------------------------------------------------

2002 .......      6 861     17 790       50         1 671       5 276      1 289       2 755     26 562     36 721
2003 .......     10 191     18 701       55         2 623       6 871      1 434       1 980     26 864     39 940
2004 .......     11 446     20 082       27         6 783       7 537      1 990       3 460     34 638     43 765
2005 .......     14 219     15 597       28         7 069       7 857      2 634       6 079     40 227     48 868

2004: 01 ...     11 455     23 766       55         2 545       7 949      1 432       2 405     28 354     44 703
      02 ...     10 718     20 478       46         5 149       8 971      1 758       2 808     30 056     42 393
      03 ...     11 305     22 458       25         6 933       8 188      1 630       3 300     32 116     42 291
      04 ...     11 446     20 082       27         6 783       7 537      1 990       3 460     34 638     43 765

2005: 01 ...     13 848     14 088       27         6 857       7 852      2 429       5 822     38 599     47 275
      02 ...     14 096     15 105       27         6 180       7 804      2 393       5 736     39 261     48 743
      03 ...     13 997     15 375       27         6 847       7 635      2 412       5 857     40 005     48 646
      04 ...     14 219     15 597       28         7 069       7 857      2 634       6 079     40 227     48 868
-------------------------------------------------------------------------------------------------------------------

R millions
----------------------------------------------------
                         Accumu-
End of                    lated
               Inven-     income
               tories    deficit    Other     Total

               (2499K)   (2500K)   (2501K)   (2502K)
----------------------------------------------------
2002 .......      542      965      2 927    103 409
2003 .......      706      611      2 820    112 796
2004 .......      920      625      2 173    133 445
2005 .......    1 161      551      2 161    146 451

2004: 01 ...      732      669      2 736    126 801
      02 ...      627      529      2 969    126 502
      03 ...      676      533      4 905    134 360
      04 ...      920      625      2 173    133 445

2005: 01 ...      853      624      2 087    140 360
      02 ...      922      463      2 493    143 224
      03 ...      939      489      1 939    144 168
      04 ...    1 161      551      2 161    146 451
----------------------------------------------------

KB229

(1).  Metropolitan, district, local municipalities and waterboards. As from
      September 1987 the data are provided by Statistics South Africa.

(2).  Excluding loans and advances from own internal funds and investment in own securities.

(3).  Including the various housing and development funds.

(4).  Including Local Authorities Loans Fund.

(5).  Including mutual banks.

(6).  Including deposits on water and electricity accounts.

(7).  Financed from taxes and general sources.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-83

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

NON-FINANCIAL PUBLIC ENTERPRISES(1)

LIABILITIES(2)

R millions
------------------------------------------------------------------------------------------------------------------------------------
               Securities other than shares                   Loans                             Shares and other equity
               ---------------------------------------------------------------------------------------------------------------------
                     Bonds                          Long-term            Short-term                                       Capital
               ------------------              ------------------------------------------                                 funds,
                                                                                                              Other     reserves &
               Domestic   Foreign                            Non-                             National        share-    unallocated
                issues    issues    Other(3)   Residents   residents    Banks    Other(4)   Government(5)   holders(6)    profits

               (2435K)    (2434K)    (2443K)    (2444K)     (2437K)    (2439K)   (2440K)       (2430K)       (2431K)      {2445K)
------------------------------------------------------------------------------------------------------------------------------------

    2001 ...    57 402     2 170     10 686      17 651     12 226      1 065      5 642       27 062         3 007        58 855
    2002 ...    57 297     2 918      8 423      18 207      9 725        589      3 468       26 880         3 965        73 626
    2003 ...    54 741     3 035      9 365      23 458      6 026        339      4 619       25 304         4 305        76 274
    2004 ...    58 182     2 965      7 239      22 970         59      1 127      7 041       25 281         4 324        84 593

2003: 04 ...    54 741     3 035      9 365      23 458      6 026        339      4 619       25 304         4 305        76 274

2004: 01 ...    52 383     3 066      8 487      24 683      5 509        729      5 658       25 281         4 316        72 041
      02 ...    51 565     3 098      9 426      25 403      1 331      1 701     10 362       25 281         4 324        74 900
      03 ...    55 674     2 861      7 927      23 729        114      2 814      6 699       25 281         4 324        82 156
      04 ...    58 182     2 965      7 239      22 970         59      1 127      7 041       25 281         4 324        84 593

2005: 01 ...    58 562     2 980      7 238      22 876      2 594      1 842      7 409       25 281         4 324        86 850
      02 ...    49 636     1 576      8 095      26 318         96      4 594      7 039       17 221         7 965        89 960
      03 ...    51 903     1 614      8 493      27 474         51      4 489      6 065       17 221         2 895        91 193
------------------------------------------------------------------------------------------------------------------------------------

R millions
-----------------------------------------------------
                                   Other
                 Financial       accounts
               derivatives(7)   (payable(8)    Total

                  (2446K)         (2447K)     (2442K)
-----------------------------------------------------
    2001 ...          432         39 158      235 355
    2002 ...           --         45 044      250 142
    2003 ...       10 053         53 544      271 062
    2004 ...        8 273         58 583      280 636

2003: 04 ...       10 053         53 544      271 062

2004: 01 ...       14 656         58 387      275 196
      02 ...        8 849         55 784      272 025
      03 ...        6 930         57 857      276 365
      04 ...        8 273         58 583      280 636

2005: 01 ...        8 102         59 410      287 466
      02 ...        7 062         60 538      280 099
      03 ...        7 808         63 107      282 313
-----------------------------------------------------

KB226

ASSETS(2)

R millions
------------------------------------------------------------------------------------------------------------------------------
                 Non-financial                                           Financial assets
                   assets(9)
              ----------------------------------------------------------------------------------------------------------------
                                          Currency and deposits         Securities other than shares           Loans
                                    ------------------------------------------------------------------------------------------
                                       Monetary            Other                           Bills and  Mortgage   Other long-
              Domestic    Foreign   institutions(10)  institutions(11)   NCDs     Bonds    other(3)    loans    term loans(12)

              (2463K)     (2464K)       (2450K)           (2465K)       (2467K)  (2466K)    (2468K)   (2455K)      (2469K)
------------------------------------------------------------------------------------------------------------------------------

2001 .......  163 376          --       12 662             8 388            --    3 759      3 800     4 896        6 105
2002 .......  179 883          --       15 401             3 252            --    5 891      6 480     5 340        5 243
2003 .......  177 435      13 752       20 789             4 638            --    8 298      9 135     5 347        3 022
2004 .......  184 413      14 320       31 571             2 681            --    6 012      4 294     4 409        3 324

2003: 04 ...  177 435      13 752       20 789             4 638            --    8 298      9 135     5 347        3 022

2004: 01 ...  178 317      14 018       23 858              697             --    6 797      9 228     4 607        3 098
      02 ...  178 837      14 259       21 717             1 610            --    6 691      6 904     4 629        3 333
      03 ...  180 939      14 421       29 418             1 711            --    5 951      4 288     4 412        3 873
      04 ...  184 413      14 320       31 571             2 681            --    6 012      4 294     4 409        3 324

2005: 01 ...  185 986      14 681       35 404             3 412            --    5 307      3 781     4 209        3 425
      02 ...  170 858      13 389       22 510             2 287         6 691    8 159     11 232         0        9 056
      03 ...  172 919      13 395       20 152             1 959         8 156    9 524     10 238         0        8 682
------------------------------------------------------------------------------------------------------------------------------

R millions
--------------------------------------------------------------------
                            Financial assets
               ------------------------------------------
                 Shares                         Other
                and other    Financial        accounts
                equity(6)  derivatives(7)  receivable(13)    Total
                 (2454K)      (2483K)          (2484K)      (2462K)
--------------------------------------------------------------------
2001 .......      2 654           --           29 714       235 355
2002 .......      1 585           --           27 066       250 142
2003 .......      1 805        3 196           23 645       271 062
2004 .......      1 316        3 661           24 635       280 636

2003: 04 ...      1 805        3 196           23 645       271 062

2004: 01 ...      2 799        5 445           26 335       275 196
      02 ...      1 870        5 025           27 150       272 025
      03 ...      1 666        3 174           26 512       276 365
      04 ...      1 316        3 661           24 635       280 636

2005: 01 ...      1 283        4 241           25 737       287 466
      02 ...      1 675       11 587           22 655       280 099
      03 ...      1 678       13 026           22 584       282 313
--------------------------------------------------------------------

KB227

(1).  Non-financial government enterprises and non-financial public corporations
      e.g. Eskom, Telkom and Transnet.

(2).  Consolidated data; intra-sectoral claims have been eliminated.

(3).  Including RSA Government Treasury bills, stock issued abroad, debentures, domestic and foreign promissory notes. Also included are units in unit trust and property unit trusts as well as other fixed interest securities.

(4).  Including other loans received from domestic non-bank private sector and public-sector institutions as well as foreign loans.

(5).  Including preference and ordinary shares.

(6).  Including domestic and foreign preference and ordinary shares.

(7).  Including domestic and foreign liabilities in respect of derivative instruments.

(8).  Including deposits received from domestic and foreign sectors as well as provision for actuarial deficit on pension fund.

(9).  Including fixed assets, inventories, valuables and non-produced assets.

(10). South African Reserve Bank, Corporation for Public Deposits, Land Bank,
      banks and mutual banks.

(11). Including foreign short-term transferrable and other deposits.

(12). Including other long-term loans to residents and non-residents..

(13). Including insurance technical reserves and other domestic and foreign short-term loans.

--------------------------------------------------------------------------------
S-84                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

FINANCIAL PUBLIC ENTERPRISES(1)

LIABILITIES(2)

R millions
---------------------------------------------------------------------------------------------------------------------------------
              Securities other than shares                      Loans                             Shares and other equity
              -------------------------------------------------------------------------------------------------------------------
                    Bonds                           Long-term             Short-term                                   Capital
              ------------------             -------------------------------------------                                funds,
                                                                                                           Other      reserves &
              Domestic  Foreign                                                             National       share-    unallocated
               issues    issues    Other(3)  Residents  Non-residents   Banks   Other(4)  Government(5)  holders(6)    profits

              (4505K)   (4504K)    (4513K)    (4514K)      (4507K)     (4509K)  (4510K)      (4500K)      (4501K)      (4515K)
---------------------------------------------------------------------------------------------------------------------------------

    2001 ...  4 977        506        --         204        8 630        25      4 993        2 498          200        32 845
    2002 ...  4 679        549        --       2 873        5 700        --      4 630        2 473          200        40 866
    2003 ...  7 480        549        --       1 735        6 742        --        746        2 473          200        36 691
    2004 ...  8 180        490        --         539        6 406        --        984        2 473          200        45 597

2003: 04 ...  7 480        549        --       1 735        6 742        --        746        2 473          200        36 691

2004: 01 ...  7 541      1 038        --       1 250        7 080        --      1 155        2 473          200        38 432
      02 ...  7 972        490        --       1 392        5 696        --        873        2 473          200        42 439
      03 ...  8 197        490        --         623        6 134        --        996        2 473          200        44 509
      04 ...  8 180        490        --         539        6 406        --        984        2 473          200        45 597

2005: 01 ...  8 367        490        --         424        6 367        --        940        2 473          200        48 195
      02 ...  7 281      1 444        43       1 967        7 791        16         76        2 397        1 393        49 688
      03 ...  7 764      1 515        36       2 130        8 178         1         71        2 397        1 393        58 580
---------------------------------------------------------------------------------------------------------------------------------

R millions
---------------------------------------------------
                                  Other
                  Financial      accounts
                derivatives(7)  payable(8)   Total

                   (4516K)       (4517K)    (4512K)
---------------------------------------------------
    2001 ...          --          1 563     56 441
    2002 ...          --          3 377     65 347
    2003 ...          --          2 442     59 059
    2004 ...           0          1 186     66 056

2003: 04 ...          --          2 442     59 059

2004: 01 ...          --          2 403     61 572
      02 ...           0          2 324     63 858
      03 ...           0          1 187     64 809
      04 ...           0          1 186     66 056

2005: 01 ...          --          1 386     68 842
      02 ...         635          4 341     77 072
      03 ...         661          4 342     87 067
---------------------------------------------------

KB425

ASSETS(2)

R millions
------------------------------------------------------------------------------------------------------------------------
                                                           Financial assets
              ----------------------------------------------------------------------------------------------------------
                                Currency and deposits          Securities other than shares      Loans(12)
                         --------------------------------------------------------------------------------------
                                                                                                 Long-Term
                Non-                                                                         ------------------
              financial      Monetary             Other                           Bills and  Mortgage            Short-
              assets(9)  iinstitutions(10)  (institutions(11)    NCDs     Bonds   other(3)    loans      Other    term

               (4533K)        (4520K)            (4535K)       (4537K)   (4536K)   (4538K)   (4525K)    (4539K)  (4534K)
------------------------------------------------------------------------------------------------------------------------

2001 .......      250          8 202             1 490            --      3 365     1 749      3 166    15 810      50
2002 .......      173         11 847             1 748            --      3 373     2 515         --    21 635     117
2003 .......      179          9 169             1 877            --      3 538     1 993         --    27 113      76
2004 .......      200          7 670               499            --      3 966     1 923         --    27 365     145

2003: 04 ...      179          9 169             1 877            --      3 538     1 993         --    27 113      76

2004: 01 ...      359          7 723             2 840            --      3 995     2 963         --    25 081     301
      02 ...      189          7 882               529            --      4 133     1 972         --    29 647      73
      03 ...      193          7 476               501            --      3 962     1 976         --    26 973     152
      04 ...      200          7 670               499            --      3 966     1 923         --    27 365     145

2005: 01 ...      230          7 358               454            --      4 225     2 026         --    27 629     162
      02 ...    1 325          9 028                --           260      5 804       708      1 057    20 218      93
      03 ...    1 317          9 153                50           214        244       392      1 048    20 350     155
------------------------------------------------------------------------------------------------------------------------

R millions
-----------------------------------------------------------------
                  Shares                       Other
                and other   Financial(7)     accounts
                equity(6)   derivatives   receivable(13)   Total
                 (4524K)      (4540K)        (4541K)      (4532K)
-----------------------------------------------------------------
2001 .......     19 945          --            2 416      56 441
2002 .......     22 297          --            1 641      65 347
2003 .......     14 337          --              775      59 059
2004 .......     22 831          --            1 456      66 056

2003: 04 ...     14 337          --              775      59 059

2004: 01 ...     17 911          --              398      61 572
      02 ...     18 579          --              854      63 858
      03 ...     22 516          --            1 059      64 809
      04 ...     22 831          --            1 456      66 056

2005: 01 ...     25 459          --            1 298      68 842
      02 ...     37 059          27            1 491      77 072
      03 ...     52 876           0            1 258      87 067
-----------------------------------------------------------------

KB426

(1).  Financial government enterprises and financial public corporations e.g.
      the Industrial Development Corporation of SA Ltd (IDC). However, the South
      African Reserve Bank, Corporation for Public Deposits and the Land Bank
      are not included because their statistics are covered separately on the statistical pages.

(2).  Consolidated data; intra-sectoral claims have been eliminated.

(3).  Including RSA Government Treasury bills and other deposits, debentures, domestic and foreign promissory notes. Also included are units in unit trust and property unit trusts as well as other fixed interest securities.

(4).  Including other loans received from domestic non-bank private sector and public-sector institutions as well as foreign loans.

(5).  Including preference and ordinary shares.

(6).  Including domestic and foreign preference and ordinary shares.

(7).  Including domestic and foreign liabilities in respect of derivative instruments.

(8).  Including deposits received from domestic and foreign sectors as well as provision for actuarial deficit on pension fund.

(9).  Including fixed assets, inventories, valuables and non-produced assets.

(10). South African Reserve Bank, Corporation for Public Deposits, Land Bank,
      banks and mutual banks.

(11). Including foreign short-term transferrable and other deposits.

(12). Including other long-term loans to residents and non-residents..

(13). Including insurance technical reserves and other domestic and foreign short-term loans.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-85

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

BALANCE OF PAYMENTS(1)
ANNUAL FIGURES

R millions
-------------------------------------------------------------------------------------------------------------------------------
                                                                             1998       1999       2000       2001       2002
                                                                            ---------------------------------------------------

CURRENT ACCOUNT
   Merchandise exports, free on board(2) .....................  (5000J)     135 214    150 619    194 223    236 556    289 608
   Net gold exports(3) .......................................  (5001J)      25 549     23 700     27 838     29 276     43 643
   Service receipts ..........................................  (5002J)      29 690     31 825     34 950     39 752     49 039
   Income receipts ...........................................  (5680J)       8 115     10 947     17 432     21 125     22 711
   Less: Merchandise imports, free on board(2) ...............  (5003J)     150 705    149 854    189 411    221 235    283 004
   Less: Payments for services ...............................  (5004J)      31 267     35 183     40 346     44 692     56 528
   Less: Income payments .....................................  (5681J)      25 603     30 548     39 456     53 301     52 111
   Current transfers (net receipts +) ........................  (5006J)      -4 093     -5 662     -6 422     -6 257     -5 844

   BALANCE ON CURRENT ACCOUNT ................................  (5007J)     -13 100     -4 156     -1 192      1 224      7 514

CAPITAL TRANSFER ACCOUNT (NET RECEIPTS +) ....................  (5682J)        -309       -378       -359       -256       -163

FINANCIAL ACCOUNT
Direct investment
   Liabilities(4) ............................................  (5640J)       3 104      9 184      6 158     58 404      7 958
   Assets(5) .................................................  (5656J)      -9 841     -9 659     -1 878     27 359      4 195
   Net direct investment .....................................  (5683J)      -6 737       -475      4 280     85 763     12 153

Portfolio investment
   Liabilities ...............................................  (5644J)      50 452     83 883     11 793    -24 000      5 344
   Assets ....................................................  (5660J)     -30 077    -31 537    -25 628    -43 626     -9 619
   Net portfolio investment ..................................  (5684J)      20 375     52 346    -13 835    -67 626     -4 275

Other investment
   Liabilities ...............................................  (5650J)       6 534     -9 322     10 828    -10 226        304
   Assets ....................................................  (5666J)      -5 423    -23 170        636    -31 158     -4 329
   Net other investment ......................................  (5685J)       1 111    -32 492     11 464    -41 384     -4 025

   BALANCE ON FINANCIAL ACCOUNT ..............................  (5688J)      14 749     19 379      1 909    -23 247      3 853

Unrecorded transactions(6) ...................................  (5686J)      -8 268     -3 029      5 008     10 042      4 876

CHANGE IN NET GOLD AND OTHER FOREIGN RESERVES OWING TO
BALANCE OF PAYMENTS TRANSACTIONS .............................  (5020J)      -6 928     11 816      5 366    -12 237     16 080

Change in liabilities related to reserves(7) .................  (5021J)       4 529        -65     -1 922     13 571    -20 090

SDR allocations and valuation adjustments ....................  (5022J)       5 168      1 123      8 758     31 630    -20 041

Net monetisation(+) / demonetisation(-) of gold ..............  (5283J)         358        913       -563        622       -563

CHANGE IN GROSS GOLD AND OTHER FOREIGN RESERVES ..............  (5023J)       3 127     13 787     11 639     33 586    -24 614

Memo item: Change in capital transfer and financial accounts
including unrecorded transactions ............................  (5687J)       6 172     15 972      6 558    -13 461      8 566
-------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                                                              2003      2004       2005
                                                                            -----------------------------

CURRENT ACCOUNT
   Merchandise exports, free on board(2) .....................  (5000J)     259 328    281 827    320 650
   Net gold exports(3) .......................................  (5001J)      32 106     28 698     27 023
   Service receipts ..........................................  (5002J)      59 359     57 887     65 054
   Income receipts ...........................................  (5680J)      21 373     20 975     29 304
   Less: Merchandise imports, free on board(2) ...............  (5003J)     264 752    311 759    359 678
   Less: Payments for services ...............................  (5004J)      61 582     66 524     75 354
   Less: Income payments .....................................  (5681J)      56 244     49 083     60 338
   Current transfers (net receipts +) ........................  (5006J)      -6 349     -9 486    -11 035

   BALANCE ON CURRENT ACCOUNT ................................  (5007J)     -16 761    -47 465    -64 374

CAPITAL TRANSFER ACCOUNT (NET RECEIPTS +) ....................  (5682J)         327        338        193

FINANCIAL ACCOUNT
Direct investment
   Liabilities(4) ............................................  (5640J)       5 550      5 155     40 588
   Assets(5) .................................................  (5656J)      -4 275     -8 721       -432
   Net direct investment .....................................  (5683J)       1 275     -3 566     40 156

Portfolio investment
   Liabilities ...............................................  (5644J)       7 548     44 875     36 242
   Assets ....................................................  (5660J)      -1 001     -5 946     -5 868
   Net portfolio investment ..................................  (5684J)       6 547     38 929     30 374

Other investment
   Liabilities ...............................................  (5650J)      14 594     10 881     22 078
   Assets ....................................................  (5666J)     -36 919     -2 163    -22 789
   Net other investment ......................................  (5685J)     -22 325      8 718       -711

   BALANCE ON FINANCIAL ACCOUNT ..............................  (5688J)     -14 503     44 081     69 819

Unrecorded transactions(6) ...................................  (5686J)      26 079     40 574     28 625

CHANGE IN NET GOLD AND OTHER FOREIGN RESERVES OWING TO
BALANCE OF PAYMENTS TRANSACTIONS .............................  (5020J)      -4 858     37 528     34 263

Change in liabilities related to reserves(7) .................  (5021J)       1 911      2 949      2 577

SDR allocations and valuation adjustments ....................  (5022J)     -11 262    -10 617     11 003

Net monetisation(+) / demonetisation(-) of gold ..............  (5283J)       1 137         84       -226

CHANGE IN GROSS GOLD AND OTHER FOREIGN RESERVES ..............  (5023J)     -13 072     29 944     47 617

Memo item: Change in capital transfer and financial accounts
including unrecorded transactions ............................  (5687J)      11 903     84 993     98 637
---------------------------------------------------------------------------------------------------------

KB501

(1).  Data for the previous four years are preliminary and subject to revision.

(2).  Published customs figures adjusted for balance of payments purposes.

(3).  Commodity gold. Prior to 1981 net gold exports comprised net foreign sales of gold plus changes in gold holdings of the Reserve Bank and other banking institutions.

(4).  Investment by foreigners in undertakings in South Africa in which they have individually or collectively in the case of affiliated organisations or persons at least 10 per cent of the voting rights.

(5).  Investment by South African residents in undertakings abroad in which they have at least 10 per cent of the voting rights.

(6).  Transactions on the current, capital transfer and financial accounts.

(7).  Liabilities related to foreign reserves include all foreign liabilities of the Reserve Bank and short-term foreign loans to the Central Government by international organisations.

--------------------------------------------------------------------------------
S-86                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

BALANCE OF PAYMENTS(1)
QUARTERLY FIGURES

R millions
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                   2004
                                                                            ---------------------------------------------------
                                                                              01         02         03         04        2004
                                                                            ---------------------------------------------------

CURRENT ACCOUNT
   Merchandise exports, free on board(2) .....................  (5000K)      64 662     71 160     72 917     73 088    281 827
   Net gold exports(3) .......................................  (5001K)       7 276      7 326      6 446      7 650     28 698
   Service receipts ..........................................  (5002K)      14 422     12 743     13 682     17 040     57 887
   Income receipts ...........................................  (5680K)       3 219      7 157      5 724      4 875     20 975
   Less: Merchandise imports, free on board(2) ...............  (5003K)      66 390     79 419     80 469     85 481    311 759
   Less: Payments for services ...............................  (5004K)      15 094     17 055     16 607     17 768     66 524
   Less: Income payments .....................................  (5681K)       9 184     15 071     13 657     11 171     49 083
   Current transfers (net receipts +) ........................  (5006K)      -1 857     -2 780     -2 625     -2 224     -9 486

   BALANCE ON CURRENT ACCOUNT ................................  (5007K)      -2 946    -15 939    -14 589    -13 991    -47 465

CAPITAL TRANSFER ACCOUNT (NET RECEIPTS +) ....................  (5682K)         100         61         92         85        338

FINANCIAL ACCOUNT
Direct investment
   Liabilities(4) ............................................  (5640K)       8 630     -1 605      2 007     -3 877      5 155
   Assets(5) .................................................  (5656K)         237     -9 785       -380      1 207     -8 721
   Net direct investment .....................................  (5683K)       8 867    -11 390      1 627     -2 670     -3 566

Portfolio investment
   Liabilities ...............................................  (5644K)       5 105     14 095      2 984     22 691     44 875
   Assets ....................................................  (5660K)         -18     -1 493     -1 279     -3 156     -5 946
   Net portfolio investment ..................................  (5684K)       5 087     12 602      1 705     19 535     38 929

Other investment
   Liabilities ...............................................  (5650K)       4 899      5 112     -2 888      3 758     10 881
   Assets ....................................................  (5666K)     -11 102      3 251      1 589      4 099     -2 163
   Net other investment ......................................  (5685K)      -6 203      8 363     -1 299      7 857      8 718

   BALANCE ON FINANCIAL ACCOUNT ..............................  (5688K)       7 751      9 575      2 033     24 722     44 081

Unrecorded transactions(6) ...................................  (5686K)       1 748     16 243     19 410      3 173     40 574

CHANGE IN NET GOLD AND OTHER FOREIGN RESERVES OWING
TO BALANCE OF PAYMENTS TRANSACTIONS ..........................  (5020K)       6 653      9 940      6 946     13 989     37 528

Change in liabilities related to reserves(7) .................  (5021K)       5 396        -13     -1 423     -1 011      2 949

SDR allocations and valuation adjustments ....................  (5022K)      -2 729     -1 696      2 186     -8 378    -10 617

Net monetisation(+) / demonetisation(-) of gold ..............  (5283K)          16       -239        300          7         84

CHANGE IN GROSS GOLD AND OTHER FOREIGN RESERVES ..............  (5023K)       9 336      7 992      8 009      4 607     29 944

Memo item: Change in capital transfer and financial
accounts including unrecorded transactions ...................  (5687K)       9 599     25 879     21 535     27 980     84 993
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                   2005
                                                                            ---------------------------------------------------
                                                                              01         02         03         04        2005
                                                                            ---------------------------------------------------

CURRENT ACCOUNT
   Merchandise exports, free on board(2) .....................  (5000K)      68 699     82 890     85 018     84 043    320 650
   Net gold exports(3) .......................................  (5001K)       6 226      6 474      6 495      7 828     27 023
   Service receipts ..........................................  (5002K)      16 398     14 299     15 550     18 807     65 054
   Income receipts ...........................................  (5680K)       6 433      7 346      9 300      6 225     29 304
   Less: Merchandise imports, free on board(2) ...............  (5003K)      77 422     89 808     97 363     95 085    359 678
   Less: Payments for services ...............................  (5004K)      16 866     18 501     19 763     20 224     75 354
   Less: Income payments .....................................  (5681K)      12 568     16 780     15 820     15 170     60 338
   Current transfers (net receipts +) ........................  (5006K)      -2 763     -2 486     -3 114     -2 672    -11 035

   BALANCE ON CURRENT ACCOUNT ................................  (5007K)     -11 863    -16 566    -19 697    -16 248    -64 374

CAPITAL TRANSFER ACCOUNT (NET RECEIPTS +) ....................  (5682K)          53         38         62         40        193

FINANCIAL ACCOUNT
Direct investment
   Liabilities(4) ............................................  (5640K)       1 369      1 371     32 175      5 673     40 588
   Assets(5) .................................................  (5656K)        -633      3 161     -1 700     -1 260       -432
   Net direct investment .....................................  (5683K)         736      4 532     30 475      4 413     40 156

Portfolio investment
   Liabilities ...............................................  (5644K)       7 808     25 281      7 296     -4 143     36 242
   Assets ....................................................  (5660K)       2 264     -1 541     -3 225     -3 366     -5 868
   Net portfolio investment ..................................  (5684K)      10 072     23 740      4 071     -7 509     30 374

Other investment
   Liabilities ...............................................  (5650K)      22 291     -2 416      1 938        265     22 078
   Assets ....................................................  (5666K)      -6 343        746    -26 375      9 183    -22 789
   Net other investment ......................................  (5685K)      15 948     -1 670    -24 437      9 448       -711

   BALANCE ON FINANCIAL ACCOUNT ..............................  (5688K)      26 756     26 602     10 109      6 352     69 819

Unrecorded transactions(6) ...................................  (5686K)     -10 456      8 501     14 112     16 468     28 625

CHANGE IN NET GOLD AND OTHER FOREIGN RESERVES OWING
TO BALANCE OF PAYMENTS TRANSACTIONS ..........................  (5020K)       4 490     18 575      4 586      6 612     34 263

Change in liabilities related to reserves(7) .................  (5021K)       1 999        515         21         42      2 577

SDR allocations and valuation adjustments ....................  (5022K)       9 494      6 412     -4 610       -293     11 003

Net monetisation(+) / demonetisation(-) of gold ..............  (5283K)           1       -249         19          3       -226

CHANGE IN GROSS GOLD AND OTHER FOREIGN RESERVES ..............  (5023K)      15 984     25 253         16      6 364     47 617

Memo item: Change in capital transfer and financial
accounts including unrecorded transactions ...................  (5687K)      16 353     35 141     24 283     22 860     98 637
-------------------------------------------------------------------------------------------------------------------------------

KB502

(1).  Data for the previous four years are preliminary and subject to revision.

(2).  Published customs figures adjusted for balance of payments purposes.

(3).  Commodity gold. Prior to 1981 net gold exports comprised net foreign sales of gold plus changes in gold holdings of the Reserve Bank and other banking institutions.

(4).  Investment by foreigners in undertakings in South Africa in which they have individually or collectively in the case of affiliated organisations or persons at least 10 per cent of the voting rights.

(5).  Investment by South African residents in undertakings abroad in which they have at least 10 per cent of the voting rights.

(6).  Transactions on the current, capital transfer and financial accounts.

(7).  Liabilities related to foreign reserves include all foreign liabilities of the Reserve Bank and short-term foreign loans to the Central Government by international organisations.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-87

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

CURRENT ACCOUNT OF THE BALANCE OF PAYMENTS
SEASONALLY ADJUSTED FIGURES AT AN ANNUAL RATE

R millions
--------------------------------------------------------------------------------------------------------------------------------
                                                                         Less:        Less:                  Current     BALANCE
                      Merchandise      Net                            Merchandise    Payments    Less:      transfers      ON
Period                 exports,       gold     Service     Income      imports,        for       Income       (net       CURRENT
                     free on board   exports   receipts   receipts   free on board   services   payments   receipts +)   ACCOUNT

                        (5000L)      (5001L)   (5002L)    (5680L)       (5003L)      (5004L)    (5681L)      (5006L)     (5007L)
--------------------------------------------------------------------------------------------------------------------------------

1997 01 ..........      105 840       27 829    22 887      6 402       124 735       26 786     18 869      -3 668      -11 100
     02 ..........      110 996       23 881    25 355      5 960       125 468       27 811     18 417      -3 562       -9 066
     03 ..........      124 835       27 241    25 690      6 149       138 327       28 278     22 781      -2 880       -8 351
     04 ..........      130 377       24 185    25 520      7 397       143 714       27 753     25 217      -3 202      -12 407
1997 .............      118 012       25 784    24 863      6 477       133 061       27 657     21 321      -3 328      -10 231

1998 01 ..........      132 774       25 702    27 604      7 133       140 991       27 860     24 342      -3 675       -3 655
     02 ..........      131 169       22 239    29 624      8 257       137 659       31 379     25 476      -4 240       -7 465
     03 ..........      143 715       27 136    29 981      7 434       165 951       33 111     25 272      -4 170      -20 238
     04 ..........      133 198       27 119    31 551      9 636       158 219       32 718     27 322      -4 287      -21 042
1998 .............      135 214       25 549    29 690      8 115       150 705       31 267     25 603      -4 093      -13 100

1999 01 ..........      148 843       30 589    31 987      9 075       141 604       33 064     30 979      -4 441       10 406
     02 ..........      139 764       21 587    29 855      9 718       142 041       33 995     26 472      -6 011       -7 595
     03 ..........      150 541       23 719    31 109     11 487       151 421       36 114     30 127      -6 072       -6 878
     04 ..........      163 328       18 905    34 349     13 508       164 350       37 559     34 614      -6 124      -12 557
1999 .............      150 619       23 700    31 825     10 947       149 854       35 183     30 548      -5 662       -4 156

2000 01 ..........      174 131       31 925    34 099     15 409       176 867       39 992     33 921      -5 680         -896
     02 ..........      184 250       26 562    34 318     19 486       178 576       40 465     39 572      -6 783         -780
     03 ..........      191 439       28 033    34 147     17 778       191 501       39 732     42 953      -6 777       -9 566
     04 ..........      227 072       24 832    37 236     17 055       210 700       41 195     41 378      -6 448        6 474
2000 .............      194 223       27 838    34 950     17 432       189 411       40 346     39 456      -6 422       -1 192

2001 01 ..........      229 007       26 011    38 449     14 354       211 778       42 885     40 772      -6 607        5 779
     02 ..........      244 808       24 088    40 655     31 224       218 623       44 724     66 747      -6 634        4 047
     03 ..........      221 294       30 570    39 675     17 822       212 476       44 764     54 935      -5 861       -8 675
     04 ..........      251 115       36 435    40 229     21 100       242 063       46 395     50 750      -5 926        3 745
2001 .............      236 556       29 276    39 752     21 125       221 235       44 692     53 301      -6 257        1 224

2002 01 ..........      283 441       43 995    47 447     15 677       277 757       56 413     41 168      -5 708        9 514
     02 ..........      293 509       43 900    47 935     20 292       281 222       55 756     59 480      -5 764        3 414
     03 ..........      280 873       45 475    50 864     30 153       279 208       56 088     60 178      -6 260        5 631
     04 ..........      300 609       41 202    49 910     24 722       293 829       57 855     47 618      -5 644       11 497
2002 .............      289 608       43 643    49 039     22 711       283 004       56 528     52 111      -5 844        7 514

2003 01 ..........      266 896       36 442    59 860     15 046       263 547       56 324     51 974      -5 065        1 334
     02 ..........      256 762       30 703    57 301     25 530       261 033       61 859     77 100      -7 765      -37 461
     03 ..........      266 282       27 449    59 895     20 613       265 284       63 814     45 935      -7 465       -8 259
     04 ..........      247 372       33 830    60 380     24 303       269 144       64 331     49 967      -5 101      -22 658
2003 .............      259 328       32 106    59 359     21 373       264 752       61 582     56 244      -6 349      -16 761

2004 01 ..........      264 244       29 106    53 760     13 238       275 407       63 594     43 125      -7 423      -29 201
     02 ..........      280 791       29 300    57 518     23 039       317 533       66 934     46 585     -11 121      -51 525
     03 ..........      289 134       25 787    57 286     25 175       317 412       65 135     51 648     -10 499      -47 312
     04 ..........      293 139       30 599    62 984     22 448       336 684       70 433     54 974      -8 901      -61 822
2004 .............      281 827       28 698    57 887     20 975       311 759       66 524     49 083      -9 486      -47 465

2005 01 ..........      281 066       24 904    60 961     28 411       319 025       71 040     56 444     -11 057      -62 224
     02 ..........      326 693       25 896    64 756     24 883       356 797       72 492     58 226      -9 943      -55 230
     03 ..........      337 250       25 980    65 103     38 035       384 016       77 614     60 695     -12 451      -68 408
     04 ..........      337 591       31 312    69 396     25 887       378 874       80 270     65 987     -10 689      -71 634
2005 .............      320 650       27 023    65 054     29 304       359 678       75 354     60 338     -11 035      -64 374
--------------------------------------------------------------------------------------------------------------------------------

KB503

--------------------------------------------------------------------------------
S-88                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

FOREIGN TRADE
INDICES OF VOLUME AND PRICES OF GOODS AND SERVICES
SEASONALLY ADJUSTED 2000 = 100

---------------------------------------------------------------------------------------------------------------------------------
                                                Exports(1)                              Imports(1)            Terms of trade(2)
                              ---------------------------------------------------------------------------------------------------
                                  Excluding gold           Including gold
Period                        ----------------------------------------------       Volume        Price      Excluding   Including
                                Volume        Price       Volume      Price                                   gold         gold

                               (5030L)       (5031L)     (5032L)     (5033L)       (5034L)      (5035L)      (5036L)     (5037L)
---------------------------------------------------------------------------------------------------------------------------------

1997 01 ..................        77.3          72.7        82.3        74.0          95.1         69.4         104.7       106.7
     02 ..................        81.8          72.7        84.6        73.7          98.1         68.0         107.0       108.3
     03 ..................        89.0          73.8        88.3        78.3         107.0         67.8         108.9       115.6
     04 ..................        91.3          74.5        93.3        75.1         106.0         70.4         105.8       106.7
1997 .....................        84.9          73.4        87.1        75.3         101.6         68.9         106.6       109.3

1998 01 ..................        92.4          75.8        94.2        76.9         103.0         71.4         106.2       107.7
     02 ..................        90.5          77.5        91.3        78.0         102.9         71.5         108.4       109.1
     03 ..................        88.7          85.4        90.8        86.1         104.7         82.7         103.2       104.0
     04 ..................        86.2          83.4        88.4        84.4         103.7         80.1         104.1       105.4
1998 .....................        89.5          80.5        91.2        81.3         103.6         76.4         105.5       106.6

1999 01 ..................        92.0          85.8        95.3        86.3          94.1         80.8         106.1       106.8
     02 ..................        86.2          85.9        86.1        86.4          93.7         81.8         105.0       105.6
     03 ..................        91.8          86.3        80.5        85.8          94.4         86.5          99.8        99.2
     04 ..................        97.4          88.6        80.7        88.9          97.6         90.1          98.3        98.8
1999 .....................        91.9          86.6        85.6        86.9          94.9         84.8         102.3       102.6

2000 01 ..................        98.8          92.3       100.8        92.7         100.8         93.7          98.5        99.0
     02 ..................        97.2          98.3        97.2        98.3          97.6         97.6         100.7       100.7
     03 ..................        97.0         101.4        97.4       101.3          99.5        101.2         100.3       100.1
     04 ..................       106.9         107.9       104.6       107.6         102.1        107.4         100.4       100.2
2000 .....................       100.0         100.0       100.0       100.0         100.0        100.0         100.0       100.0

2001 01 ..................       104.2         112.0       103.2       110.7         101.1        109.6         102.2       101.0
     02 ..................       107.5         115.9       106.7       112.9         102.4        111.9         103.5       100.8
     03 ..................        98.3         115.8        97.7       116.1          97.3        115.1         100.7       100.9
     04 ..................       100.7         126.2        99.4       128.3         100.0        125.5         100.6       102.2
2001 .....................       102.7         117.5       101.8       117.0         100.2        115.5         101.7       101.2

2002 01 ..................       101.6         142.0       100.5       145.1         104.1        139.7         101.7       103.9
     02 ..................       104.9         142.0       104.0       144.2         105.4        139.1         102.1       103.6
     03 ..................       100.2         144.5        99.6       147.4         104.5        139.7         103.4       105.5
     04 ..................       106.2         144.0       105.2       144.9         107.2        142.8         100.9       101.5
2002 .....................       103.2         143.1       102.3       145.4         105.3        140.3         102.0       103.6

2003 01 ..................       103.2         138.2       101.3       139.5         107.4        129.6         106.6       107.6
     02 ..................       104.0         131.8       101.2       132.5         112.1        125.4         105.1       105.7
     03 ..................       108.7         131.0       105.0       131.0         117.5        121.9         107.4       107.5
     04 ..................       104.3         128.7       102.8       129.3         121.5        119.5         107.7       108.2
2003 .....................       105.0         132.4       102.6       133.1         114.6        124.1         106.7       107.2

2004 01 ..................       101.5         136.7        98.6       137.0         121.8        121.1         112.9       113.1
     02 ..................       106.5         138.6       103.6       138.1         130.9        127.9         108.4       108.0
     03 ..................       110.3         137.1       106.2       136.4         131.9        126.2         108.6       108.1
     04 ..................       115.9         134.1       112.3       134.0         138.3        128.1         104.7       104.6
2004 .....................       108.5         136.6       105.1       136.4         130.7        125.8         108.6       108.5

2005 01 ..................       111.3         134.1       106.7       133.8         135.0        125.7         106.6       106.4
     02 ..................       118.1         144.7       112.5       144.4         142.2        131.4         110.1       109.9
     03 ..................       121.4         144.6       115.3       144.6         149.4        134.5         107.5       107.5
     04 ..................       119.4         148.7       114.1       149.5         148.9        134.2         110.9       111.4
2005 .....................       117.6         143.0       112.1       143.1         143.9        131.4         108.8       108.8
---------------------------------------------------------------------------------------------------------------------------------

KB504

(1).  Derived from the national accounts item "goods and services".

(2).  Export price index divided by import price index.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-89

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

SERVICES, INCOME AND TRANSFERS

R millions
-----------------------------------------------------------------------------------------------------------------------
                                                            1998          1999          2000         2001         2002
                                                           ------------------------------------------------------------

RECEIPTS
Services receipts
Transportation ...........................   (5700Y)        6 029         6 628         8 203        9 890       10 743
   Passenger fares .......................   (5041Y)        3 123         3 706         4 582        5 885        8 101
   Other .................................   (5042Y)        2 906         2 922         3 621        4 005        2 642
Travel ...................................   (5043Y)       15 707        17 103        18 563       22 073       30 665
   Business ..............................   (5701Y)        1 708         1 538         1 660        1 718        2 303
   Other .................................   (5702Y)       13 999        15 565        16 903       20 355       28 362
Other services ...........................   (5051Y)        7 954         8 094         8 184        7 789        7 631
TOTAL SERVICES ...........................   (5002Y)       29 690        31 825        34 950       39 752       49 039
Income receipts
Compensation of employees ................   (5703Y)        1 425         1 875         2 242        2 403        2 814
Investment income
   Direct investment .....................   (5704Y)        3 651         4 252         6 049        5 733        6 663
      Dividends ..........................   (5044Y)        2 159         3 436         5 096        4 713        4 028
      Interest ...........................   (5045Y)        1 240           646           842          862        2 027
      Branch profits, etc. ...............   (5046Y)          252           170           111          158          608
   Non-direct investment(1) ..............   (5705Y)        3 039         4 820         9 141       12 989       13 234
      Dividends ..........................   (5047Y)          240           896         3 690        6 875        6 521
      Interest ...........................   (5048Y)        2 799         3 924         5 451        6 114        6 713
TOTAL INCOME .............................   (5680Y)        8 115        10 947        17 432       21 125       22 711
Current transfer receipts
Central government .......................   (5707Y)          144           174           481          812        1 085
Other sectors ............................   (5708Y)          190           231           260          292          376
TOTAL CURRENT TRANSFERS ..................   (5709Y)          334           405           741        1 104        1 461
Capital transfer receipts
Central government .......................   (5710Y)           --            --            --           --           --
Other sectors ............................   (5711Y)          134           125           132          137          213
TOTAL CAPITAL TRANSFERS ..................   (5712Y)          134           125           132          137          213

-----------------------------------------------------------------------------------------------------------------------

PAYMENTS
Services payments
Transportation ...........................   (5720Y)       12 660        14 543        16 915       18 551       24 531
   Passenger fares .......................   (5057Y)        3 271         4 208         4 133        4 106        4 586
   Other .................................   (5058Y)        9 389        10 335        12 782       14 445       19 945
Travel ...................................   (5059Y)       10 640        12 392        14 478       15 996       19 011
   Business ..............................   (5721Y)        3 317         3 872         4 957        5 669        7 256
   Other .................................   (5722Y)        7 323         8 520         9 521       10 327       11 755
Other services ...........................   (5067Y)        7 967         8 248         8 953       10 145       12 986
TOTAL SERVICES ...........................   (5004Y)       31 267        35 183        40 346       44 692       56 528
Income payments
Compensation of employees ................   (5723Y)        3 378         3 918         4 244        4 438        5 308
Investment income
   Direct investment .....................   (5724Y)        4 423         6 796        16 200       24 402       24 740
      Dividends ..........................   (5060Y)        3 069         5 511        14 246       22 278       23 133
      Interest ...........................   (5061Y)        1 299         1 174         1 030        1 007          821
      Branch profits, etc. ...............   (5062Y)           55           111           924        1 117          786
   Non-direct investment(1) ..............   (5725Y)       17 802        19 834        19 012       24 461       22 063
      Dividends ..........................   (5063Y)        2 615         2 584         3 404        8 637        3 888
      Interest ...........................   (5064Y)       15 187        17 250        15 608       15 824       18 175
TOTAL INCOME .............................   (5681Y)       25 603        30 548        39 456       53 301       52 111
Current transfer payments
Central government .......................   (5727Y)        4 280         5 851         6 955        7 122        7 011
Other sectors ............................   (5728Y)          147           216           208          239          294
TOTAL CURRENT TRANSFERS ..................   (5729Y)        4 427         6 067         7 163        7 361        7 305
Capital transfer payments
Central government .......................   (5730Y)           --            --            --           --           --
Other sectors ............................   (5731Y)          443           503           491          393          375
TOTAL CAPITAL TRANSFERS ..................   (5732Y)          443           503           491          393          375
-----------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                                            2003          2004          2005
                                                           ----------------------------------

RECEIPTS
Services receipts
Transportation ...........................   (5700Y)        9 485         9 115         9 743
   Passenger fares .......................   (5041Y)        7 234         6 810         7 070
   Other .................................   (5042Y)        2 251         2 305         2 673
Travel ...................................   (5043Y)       41 782        40 580        46 596
   Business ..............................   (5701Y)        2 948         2 765         3 114
   Other .................................   (5702Y)       38 834        37 815        43 482
Other services ...........................   (5051Y)        8 092         8 192         8 715
TOTAL SERVICES ...........................   (5002Y)       59 359        57 887        65 054
Income receipts
Compensation of employees ................   (5703Y)        2 931         3 017         3 902
Investment income
   Direct investment .....................   (5704Y)        6 560         6 533         9 020
      Dividends ..........................   (5044Y)        3 392         3 353         5 781
      Interest ...........................   (5045Y)        1 924         1 808         2 547
      Branch profits, etc. ...............   (5046Y)        1 244         1 372           692
   Non-direct investment(1) ..............   (5705Y)       11 882        11 425        16 382
      Dividends ..........................   (5047Y)        5 846         5 781         7 245
      Interest ...........................   (5048Y)        6 036         5 644         9 137
TOTAL INCOME .............................   (5680Y)       21 373        20 975        29 304
Current transfer receipts
Central government .......................   (5707Y)        1 371         1 033           944
Other sectors ............................   (5708Y)          470           589           592
TOTAL CURRENT TRANSFERS ..................   (5709Y)        1 841         1 622         1 536
Capital transfer receipts
Central government .......................   (5710Y)           --            --            --
Other sectors ............................   (5711Y)          327           351           283
TOTAL CAPITAL TRANSFERS ..................   (5712Y)          327           351           283

---------------------------------------------------------------------------------------------

PAYMENTS
Services payments
Transportation ...........................   (5720Y)       25 497        30 287        36 343
   Passenger fares .......................   (5057Y)        5 767         6 963         9 168
   Other .................................   (5058Y)       19 730        23 324        27 175
Travel ...................................   (5059Y)       21 531        20 312        21 463
   Business ..............................   (5721Y)        8 493         8 043         8 506
   Other .................................   (5722Y)       13 038        12 269        12 957
Other services ...........................   (5067Y)       14 554        15 925        17 548
TOTAL SERVICES ...........................   (5004Y)       61 582        66 524        75 354
Income payments
Compensation of employees ................   (5723Y)        5 283         6 030         6 618
Investment income
   Direct investment .....................   (5724Y)       30 271        25 512        32 834
      Dividends ..........................   (5060Y)       29 240        22 733        30 409
      Interest ...........................   (5061Y)          667           565           619
      Branch profits, etc. ...............   (5062Y)          364         2 214         1 806
   Non-direct investment(1) ..............   (5725Y)       20 690        17 541        20 886
      Dividends ..........................   (5063Y)        4 936         3 905         6 101
      Interest ...........................   (5064Y)       15 754        13 636        14 785
TOTAL INCOME .............................   (5681Y)       56 244        49 083        60 338
Current transfer payments
Central government .......................   (5727Y)        7 795        10 637        12 064
Other sectors ............................   (5728Y)          395           471           507
TOTAL CURRENT TRANSFERS ..................   (5729Y)        8 190        11 108        12 571
Capital transfer payments
Central government .......................   (5730Y)           --            --            --
Other sectors ............................   (5731Y)           --            15            90
TOTAL CAPITAL TRANSFERS ..................   (5732Y)           --            15            90
---------------------------------------------------------------------------------------------

KB505

1.    Including portfolio and other investment.

--------------------------------------------------------------------------------
S-90                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

SERVICES, INCOME AND TRANSFERS
SEASONALLY ADJUSTED FIGURES AT ANNUAL RATES

R millions
--------------------------------------------------------------------------------------------------------------
                                                                                  2004
                                                        ------------------------------------------------------
RECEIPTS                                                  01          02          03          04         2004
                                                        ------------------------------------------------------

Services receipts
Transportation ..........................   (5700L)      8 868       8 992       9 149       9 451       9 115
   Passenger fares ......................   (5041L)      6 693       6 867       6 751       6 929       6 810
   Other ................................   (5042L)      2 175       2 125       2 398       2 522       2 305
Travel ..................................   (5043L)     36 996      40 144      40 141      45 039      40 580
   Business .............................   (5701L)      2 623       2 898       2 834       2 705       2 765
   Other ................................   (5702L)     34 373      37 246      37 307      42 334      37 815
Other services ..........................   (5051L)      7 896       8 382       7 996       8 494       8 192
TOTAL SERVICES ..........................   (5002L)     53 760      57 518      57 286      62 984      57 887
Income receipts
Compensation of employees ...............   (5703L)      3 120       2 991       2 601       3 356       3 017
Investment income
   Direct investment ....................   (5704L)      4 419       6 749       7 914       7 050       6 533
      Dividends .........................   (5044L)      1 893       3 178       4 225       4 116       3 353
      Interest ..........................   (5045L)      1 333       1 557       2 054       2 288       1 808
      Branch profits, etc. ..............   (5046L)      1 193       2 014       1 635         646       1 372
   Non-direct investment(1) .............   (5705L)      5 699      13 299      14 660      12 042      11 425
      Dividends .........................   (5047L)        227       8 716       8 401       5 780       5 781
      Interest ..........................   (5048L)      5 472       4 583       6 259       6 262       5 644
TOTAL INCOME ............................   (5680L)     13 238      23 039      25 175      22 448      20 975
Current transfer receipts
Central government ......................   (5707L)        415         297         907       2 513       1 033
Other sectors ...........................   (5708L)        540         584         608         624         589
TOTAL CURRENT TRANSFERS .................   (5709L)        955         881       1 515       3 137       1 622
Capital transfer receipts
Central government ......................   (5710L)         --          --          --          --          --
Other sectors ...........................   (5711L)        400         242         366         396         351
TOTAL CAPITAL TRANSFERS .................   (5712L)        400         242         366         396         351

--------------------------------------------------------------------------------------------------------------

PAYMENTS
Services payments
Transportation ..........................   (5720L)     28 174      30 518      29 943      32 513      30 287
   Passenger fares ......................   (5057L)      6 638       6 973       6 747       7 494       6 963
   Other ................................   (5058L)     21 536      23 545      23 196      25 019      23 324
Travel ..................................   (5059L)     20 148      20 261      20 166      20 673      20 312
   Business .............................   (5721L)      7 671       7 818       8 030       8 653       8 043
   Other ................................   (5722L)     12 477      12 443      12 136      12 020      12 269
Other services ..........................   (5067L)     15 272      16 155      15 026      17 247      15 925
TOTAL SERVICES ..........................   (5004L)     63 594      66 934      65 135      70 433      66 524
Income payments
Compensation of employees ...............   (5723L)      6 464       5 559       6 115       5 982       6 030
Investment income
   Direct investment ....................   (5724L)     20 765      21 658      25 859      33 766      25 512
      Dividends .........................   (5060L)     19 108      18 653      22 600      30 571      22 733
      Interest ..........................   (5061L)        550         480         830         400         565
      Branch profits, etc. ..............   (5062L)      1 107       2 525       2 429       2 795       2 214
   Non-direct investment(1) .............   (5725L)     15 896      19 368      19 674      15 226      17 541
      Dividends .........................   (5063L)      3 572       3 106       4 776       4 166       3 905
      Interest ..........................   (5064L)     12 324      16 262      14 898      11 060      13 636
TOTAL INCOME ............................   (5681L)     43 125      46 585      51 648      54 974      49 083
Current transfer payments
Central government ......................   (5727L)      7 922      11 534      11 542      11 550      10 637
Other sectors ...........................   (5728L)        456         468         472         488         471
TOTAL CURRENT TRANSFERS .................   (5729L)      8 378      12 002      12 014      12 038      11 108
Capital transfer payments
Central government ......................   (5730L)         --          --          --          --          --
Other sectors ...........................   (5731L)         --          --          --          60          15
TOTAL CAPITAL TRANSFERS .................   (5732L)         --          --          --          60          15
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                                                 2005
                                                        ------------------------------------------------------
RECEIPTS                                                  01          02          03          04         2005
                                                        ------------------------------------------------------

Services receipts
Transportation ..........................   (5700L)      9 362       9 877       9 741       9 992       9 743
   Passenger fares ......................   (5041L)      6 855       7 238       6 979       7 208       7 070
   Other ................................   (5042L)      2 507       2 639       2 762       2 784       2 673
Travel ..................................   (5043L)     43 526      46 410      46 631      49 817      46 596
   Business .............................   (5701L)      2 962       3 068       3 218       3 208       3 114
   Other ................................   (5702L)     40 564      43 342      43 413      46 609      43 482
Other services ..........................   (5051L)      8 073       8 469       8 731       9 587       8 715
TOTAL SERVICES ..........................   (5002L)     60 961      64 756      65 103      69 396      65 054
Income receipts
Compensation of employees ...............   (5703L)      3 612       3 908       4 256       3 832       3 902
Investment income
   Direct investment ....................   (5704L)     11 895       5 290      10 932       7 963       9 020
      Dividends .........................   (5044L)      8 906       2 392       7 587       4 239       5 781
      Interest ..........................   (5045L)      1 708       2 456       2 866       3 158       2 547
      Branch profits, etc. ..............   (5046L)      1 281         442         479         566         692
   Non-direct investment(1) .............   (5705L)     12 904      15 685      22 847      14 092      16 382
      Dividends .........................   (5047L)      4 632       6 859      13 346       4 143       7 245
      Interest ..........................   (5048L)      8 272       8 826       9 501       9 949       9 137
TOTAL INCOME ............................   (5680L)     28 411      24 883      38 035      25 887      29 304
Current transfer receipts
Central government ......................   (5707L)        469         420         553       2 334         944
Other sectors ...........................   (5708L)        588         604         584         592         592
TOTAL CURRENT TRANSFERS .................   (5709L)      1 057       1 024       1 137       2 926       1 536
Capital transfer receipts
Central government ......................   (5710L)         --          --          --          --          --
Other sectors ...........................   (5711L)        286         236         346         264         283
TOTAL CAPITAL TRANSFERS .................   (5712L)        286         236         346         264         283

--------------------------------------------------------------------------------------------------------------

PAYMENTS
Services payments
Transportation ..........................   (5720L)     33 261      34 869      39 033      38 209      36 343
   Passenger fares ......................   (5057L)      8 214       7 839      10 178      10 441       9 168
   Other ................................   (5058L)     25 047      27 030      28 855      27 768      27 175
Travel ..................................   (5059L)     21 831      20 916      20 844      22 261      21 463
   Business .............................   (5721L)      8 321       8 076       8 302       9 325       8 506
   Other ................................   (5722L)     13 510      12 840      12 542      12 936      12 957
Other services ..........................   (5067L)     15 948      16 707      17 737      19 800      17 548
TOTAL SERVICES ..........................   (5004L)     71 040      72 492      77 614      80 270      75 354
Income payments
Compensation of employees ...............   (5723L)      6 636       6 240       6 624       6 972       6 618
Investment income
   Direct investment ....................   (5724L)     30 324      31 178      31 703      38 131      32 834
      Dividends .........................   (5060L)     28 755      29 052      28 715      35 114      30 409
      Interest ..........................   (5061L)        578         473         847         578         619
      Branch profits, etc. ..............   (5062L)        991       1 653       2 141       2 439       1 806
   Non-direct investment(1) .............   (5725L)     19 484      20 808      22 368      20 884      20 886
      Dividends .........................   (5063L)      7 316       3 785       6 707       6 596       6 101
      Interest ..........................   (5064L)     12 168      17 023      15 661      14 288      14 785
TOTAL INCOME ............................   (5681L)     56 444      58 226      60 695      65 987      60 338
Current transfer payments
Central government ......................   (5727L)     11 608      10 456      13 092      13 100      12 064
Other sectors ...........................   (5728L)        506         511         496         515         507
TOTAL CURRENT TRANSFERS .................   (5729L)     12 114      10 967      13 588      13 615      12 571
Capital transfer payments
Central government ......................   (5730L)         --          --          --          --          --
Other sectors ...........................   (5731L)         77          86          97         100          90
TOTAL CAPITAL TRANSFERS .................   (5732L)         77          86          97         100          90
--------------------------------------------------------------------------------------------------------------

KB531

(1).  Including portfolio and other investment.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-91

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

CAPITAL MOVEMENTS(1)
ANNUAL FIGURES

R millions
-----------------------------------------------------------------------------------------------------------------------------------
                                                 1998       1999       2000       2001       2002      2003        2004       2005
                                               ------------------------------------------------------------------------------------

FOREIGN LIABILITIES(2)

DIRECT INVESTMENT(3) ..............  (5640J)     3 104      9 184      6 158     58 404      7 958     5 550       5 155     40 588
   Public corporations ............  (5641J)       819      1 357         --         --       -383        --     -12 659         --
   Banking sector .................  (5642J)       398         95        312         --         --       165       1 640     31 134
   Private non-banking sector .....  (5643J)     1 887      7 732      5 846     58 404      8 341     5 385      16 174      9 454

PORTFOLIO INVESTMENT ..............  (5644J)    50 452     83 883     11 793    -24 000      5 344     7 548      44 875     36 242
   Monetary authorities ...........  (5645J)        --         --         --         --         --        --          --         --
   Public authorities .............  (5646J)     3 414     28 777    -13 824    -13 999     10 231     3 899       3 099     -9 967
   Public corporations ............  (5647J)       246      2 380     -1 164     -5 099       -244      -756         238     -7 239
   Banking sector .................  (5648J)     3 099      4 329         20      4 128     -1 745      -707       2 988      3 476
   Private non-banking sector .....  (5649J)    43 693     48 397     26 761     -9 030     -2 898     5 112      38 550     49 972

OTHER INVESTMENT ..................  (5650J)     6 534     -9 322     10 828    -10 226        304    14 594      10 881     22 078
   Monetary authorities(4) ........  (5651J)      -162        709       -592        -46        802      -564         689        688
   Public authorities .............  (5652J)      -410     -1 645        127      1 157     21 906    -1 975      -2 078      2 058
   Public corporations ............  (5653J)       106         92      1 571     -3 709       -680      -646      -3 337     -1 633
   Banking sector .................  (5654J)     4 309     -5 772      8 866     -6 416    -16 676    -1 273       7 527     16 322
   Private non-banking sector .....  (5655J)     2 691     -2 706        856     -1 212     -5 048    19 052       8 080      4 643

FOREIGN ASSETS(5)

DIRECT INVESTMENT(6) ..............  (5656J)    -9 841     -9 659     -1 878     27 359      4 195    -4 275      -8 721       -432
   Public corporations ............  (5657J)      -266     -2 274         --         --         --        --          --         --
   Banking sector .................  (5658J)    -4 337       -787         --         10         --        --          --        638
   Private non-banking sector .....  (5659J)    -5 238     -6 598     -1 878     27 349      4 195    -4 275      -8 721     -1 070

PORTFOLIO INVESTMENT ..............  (5660J)   -30 077    -31 537    -25 628    -43 626     -9 619    -1 001      -5 946     -5 868
   Monetary authorities ...........  (5661J)        --         --         --         --         --        --          --         --
   Public authorities .............  (5662J)        --         --         --         --         --        --          --         --
   Public corporations ............  (5663J)        --         --         --         --         --        --          --         --
   Banking sector .................  (5664J)       178       -506     -1 595         50       -344      -133         408      2 785
   Private non-banking sector .....  (5665J)   -30 255    -31 031    -24 033    -43 676     -9 275      -868      -6 354     -8 653

OTHER INVESTMENT ..................  (5666J)    -5 423    -23 170        636    -31 158     -4 329   -36 919      -2 163    -22 789
   Monetary authorities(7) ........  (5667J)         3         38         -1         -1          3         7          31        -43
   Public authorities .............  (5668J)         5         --         --     -3 361     -4 395    -2 955        -669     -2 678
   Public corporations ............  (5669J)      -154     -1 859        132        102       -482       967        -441         12
   Banking sector .................  (5670J)    -3 078    -13 510     -2 020    -21 537    -25 489   -57 401     -15 260    -20 408
   Private non-banking sector .....  (5671J)    -2 199     -7 839      2 525     -6 361     26 034    22 463      14 176        328
-----------------------------------------------------------------------------------------------------------------------------------

KB529

(1).  Identified capital movements.

(2).  An increase in liabilities (inflow of capital) is indicated by a positive sign. A decrease in liabilities (outflow of capital) is indicated by a negative sign.

(3).  Investment by foreigners in undertakings in South Africa in which they have individually or collectively in the case of affiliated organisations or persons at least 10 per cent of the voting rights.

(4).  These transactions comprise only of the liabilities of the CPD.

(5).  An increase in assets (outflow of capital) is indicated by a negative sign. A decrease in assets (inflow of capital) is indicated by a positive sign.

(6).  Investment by South African residents in undertakings abroad in which they individually or collectively in the case of affiliated organisations or persons have at least 10 per cent of the voting rights.

(7).  Including the long-term assets of the Reserve Bank and the CPD.

--------------------------------------------------------------------------------
S-92                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

CAPITAL MOVEMENTS(1)
QUARTERLY FIGURES

R millions
---------------------------------------------------------------------------------------------------------------------
                                                                                     2004
                                                         ------------------------------------------------------------
                                                            01            02           03           04          2004
                                                         ------------------------------------------------------------

FOREIGN LIABILITIES(2)

DIRECT INVESTMENT(3) ......................  (5640K)       8 630        -1 605        2 007       -3 877        5 155
   Public corporations ....................  (5641K)          --        -6 059           --       -6 600      -12 659
   Banking sector .........................  (5642K)       1 640            --           --           --        1 640
   Private non-banking sector .............  (5643K)       6 990         4 454        2 007        2 723       16 174

PORTFOLIO INVESTMENT ......................  (5644K)       5 105        14 095        2 984       22 691       44 875
   Monetary authorities ...................  (5645K)          --            --           --           --           --
   Public authorities .....................  (5646K)         255           520        1 140        1 184        3 099
   Public corporations ....................  (5647K)          42          -582          186          592          238
   Banking sector .........................  (5648K)         321           508          -64        2 223        2 988
   Private non-banking sector .............  (5649K)       4 487        13 649        1 722       18 692       38 550

OTHER INVESTMENT ..........................  (5650K)       4 899         5 112       -2 888        3 758       10 881
   Monetary authorities(4) ................  (5651K)        -335           906          -32          150          689
   Public authorities .....................  (5652K)      -4 837         1 097        1 595           67       -2 078
   Public corporations ....................  (5653K)        -167           536       -3 348         -358       -3 337
   Banking sector .........................  (5654K)       8 773        -1 157       -3 128        3 039        7 527
   Private non-banking sector .............  (5655K)       1 465         3 730        2 025          860        8 080

FOREIGN ASSETS(5)

DIRECT INVESTMENT(6) ......................  (5656K)         237        -9 785         -380        1 207       -8 721
   Public corporations ....................  (5657K)          --            --           --           --           --
   Banking sector .........................  (5658K)          --            --           --           --           --
   Private non-banking sector .............  (5659K)         237        -9 785         -380        1 207       -8 721

PORTFOLIO INVESTMENT ......................  (5660K)         -18        -1 493       -1 279       -3 156       -5 946
   Monetary authorities ...................  (5661K)          --            --           --           --           --
   Public authorities .....................  (5662K)          --            --           --           --           --
   Public corporations ....................  (5663K)          --            --           --           --           --
   Banking sector .........................  (5664K)         308           398          846       -1 144          408
   Private non-banking sector .............  (5665K)        -326        -1 891       -2 125       -2 012       -6 354

OTHER INVESTMENT ..........................  (5666K)     -11 102         3 251        1 589        4 099       -2 163
   Monetary authorities(7) ................  (5667K)          62            --           -2          -29           31
   Public authorities .....................  (5668K)         597          -328       -1 576          638         -669
   Public corporations ....................  (5669K)          -8          -262         -111          -60         -441
   Banking sector .........................  (5670K)     -10 643          -331       -3 312         -974      -15 260
   Private non-banking sector .............  (5671K)      -1 110         4 172        6 590        4 524       14 176
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                                     2005
                                                         ------------------------------------------------------------
                                                            01            02           03           04          2005
                                                         ------------------------------------------------------------

FOREIGN LIABILITIES(2)

DIRECT INVESTMENT(3) ......................  (5640K)       1 369         1 371       32 175        5 673       40 588
   Public corporations ....................  (5641K)          --            --           --           --           --
   Banking sector .........................  (5642K)          --           988       30 261         -115       31 134
   Private non-banking sector .............  (5643K)       1 369           383        1 914        5 788        9 454

PORTFOLIO INVESTMENT ......................  (5644K)       7 808        25 281        7 296       -4 143       36 242
   Monetary authorities ...................  (5645K)          --            --           --           --           --
   Public authorities .....................  (5646K)      -1 278         9 943       -9 095       -9 537       -9 967
   Public corporations ....................  (5647K)        -204        -2 419       -1 481       -3 135       -7 239
   Banking sector .........................  (5648K)       1 129           625          444        1 278        3 476
   Private non-banking sector .............  (5649K)       8 161        17 132       17 428        7 251       49 972

OTHER INVESTMENT ..........................  (5650K)      22 291        -2 416        1 938          265       22 078
   Monetary authorities(4) ................  (5651K)         -96          -470         -313        1 567          688
   Public authorities .....................  (5652K)         225           164        1 206          463        2 058
   Public corporations ....................  (5653K)      -1 165           211         -305         -374       -1 633
   Banking sector .........................  (5654K)      21 353        -1 782           26       -3 275       16 322
   Private non-banking sector .............  (5655K)       1 974          -539        1 324        1 884        4 643

FOREIGN ASSETS(5)

DIRECT INVESTMENT(6) ......................  (5656K)        -633         3 161       -1 700       -1 260         -432
   Public corporations ....................  (5657K)          --            --           --           --           --
   Banking sector .........................  (5658K)          --            --           --          638          638
   Private non-banking sector .............  (5659K)        -633         3 161       -1 700       -1 898       -1 070

PORTFOLIO INVESTMENT ......................  (5660K)       2 264        -1 541       -3 225       -3 366       -5 868
   Monetary authorities ...................  (5661K)          --            --           --           --           --
   Public authorities .....................  (5662K)          --            --           --           --           --
   Public corporations ....................  (5663K)          --            --           --           --           --
   Banking sector .........................  (5664K)       3 725            54       -1 295          301        2 785
   Private non-banking sector .............  (5665K)      -1 461        -1 595       -1 930       -3 667       -8 653

OTHER INVESTMENT ..........................  (5666K)      -6 343           746      -26 375        9 183      -22 789
   Monetary authorities(7) ................  (5667K)         -29           -14            1           -1          -43
   Public authorities .....................  (5668K)        -237          -414       -1 279         -748       -2 678
   Public corporations ....................  (5669K)         103          -301           53          157           12
   Banking sector .........................  (5670K)      -5 154         3 876      -25 864        6 734      -20 408
   Private non-banking sector .............  (5671K)      -1 026        -2 401          714        3 041          328
---------------------------------------------------------------------------------------------------------------------

KB530

(1).  Identified capital movements.

(2).  An increase in liabilities (inflow of capital) is indicated by a positive sign. A decrease in liabilities (outflow of capital) is indicated by a negative sign.

(3).  Investment by foreigners in undertakings in South Africa in which they have individually or collectively in the case of affiliated organisations or persons at least 10 per cent of the voting rights.

(4).  These transactions comprise only of the liabilities of the CPD.

(5).  An increase in assets (outflow of capital) is indicated by a negative sign. A decrease in assets (inflow of capital) is indicated by a positive sign.

(6).  Investment by South African residents in undertakings abroad in which they individually or collectively in the case of affiliated organisations or persons have at least 10 per cent of the voting rights.

(7).  Including the long-term assets of the Reserve Bank and the CPD.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-93

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

FOREIGN LIABILITIES OF SOUTH AFRICA

R millions
------------------------------------------------------------------------------------------------------------------------------------
                                          End of      1998        1999        2000        2001        2002        2003        2004
                                                     -------------------------------------------------------------------------------
                                                      Total       Total       Total       Total       Total       Total       Total
------------------------------------------------------------------------------------------------------------------------------------

DIRECT INVESTMENT

Public corporations ....................  (5540J)      4 795       5 200       5 461       5 072       4 923      12 207         650
   Equity capital ......................  (5541J)      2 171       2 427       2 446       2 521       2 638       7 949         150
   Reinvested earnings .................  (5585J)      2 624       2 773       3 015       2 551       2 285       4 258         500
   Other capital .......................  (5542J)         --          --          --          --          --          --          --

Banking sector .........................  (5543J)      2 350       3 182       4 084       3 622       3 984       4 265       7 759
   Equity capital ......................  (5544J)      1 366       1 781       2 493       2 523       3 229       3 619       5 777
   Reinvested earnings .................  (5586J)        984       1 401       1 591       1 099         755         646       1 982

Private non-banking sector .............  (5545J)     84 717     310 248     319 314     362 001     246 930     287 073     346 679
   Equity capital ......................  (5546J)     37 472     175 948     177 150     209 962     152 934     166 880     184 183
   Reinvested earnings .................  (5587J)     30 089     113 937     118 229     116 833      62 568      87 586     125 577
   Long-term capital ...................  (5547J)     10 459      13 431      16 548      22 594      22 271      22 567      23 351
   Short-term capital ..................  (5548J)      6 697       6 932       7 387      12 612       9 157      10 040      13 568

TOTAL DIRECT INVESTMENT ................  (5550J)     91 862     318 630     328 859     370 695     255 837     303 545     355 088

------------------------------------------------------------------------------------------------------------------------------------

PORTFOLIO INVESTMENT

Monetary authority .....................  (5551J)         --          --          --          --          --          --          --
   Debt securities .....................  (5552J)         --          --          --          --          --          --          --

Public authorities .....................  (5553J)     48 133      67 922      66 446      89 211      80 120      69 309      67 105
   Debt securities .....................  (5554J)     48 133      67 922      66 446      89 211      80 120      69 309      67 105

Public corporations ....................  (5555J)     18 894      21 275      31 422      24 782      18 975      23 053      18 461
   Equity securities ...................  (5556J)         --          --          --          --          --       4 333       1 785
   Debt securities .....................  (5557J)     18 894      21 275      31 422      24 782      18 975      18 720      16 676

Banking sector .........................  (5558J)     13 657      20 059      21 621      26 345      23 275      28 463      50 870
   Equity securities ...................  (5559J)      9 752      16 237      19 413      24 443      21 374      27 259      50 071
   Debt securities .....................  (5560J)      3 905       3 822       2 208       1 902       1 901       1 204         799

Private non-banking sector .............  (5561J)     99 020     151 033     157 244     179 830     185 876     186 322     215 726
   Equity securities ...................  (5562J)     92 907     146 616     151 625     176 580     180 007     186 168     215 277
   Debt securities .....................  (5563J)      6 113       4 417       5 619       3 250       5 869         154         449

TOTAL PORTFOLIO INVESTMENT .............  (5564J)    179 704     260 289     276 733     320 168     308 246     307 147     352 162

------------------------------------------------------------------------------------------------------------------------------------

OTHER INVESTMENT

Monetary authorities ...................  (5565J)     27 903      35 438      38 714      76 624      44 680      41 004      37 918
   International Monetary Fund .........  (5566J)      9 264      15 371      18 423      27 800      21 818      20 121      16 337
   Long-term loans .....................  (5567J)         --          --          --      36 259      13 192      17 105      17 232
   Short-term loans ....................  (5568J)     18 071      18 770      19 640      11 958       8 262       2 848       2 480
   Deposits ............................  (5569J)        568       1 297         651         607       1 408         930       1 869

Public authorities .....................  (5570J)      5 602       3 861       4 459       8 692      24 237      18 243      15 042
   Long-term loans .....................  (5571J)      5 602       3 861       4 459       8 692      24 237      18 243      15 042
   Short-term loans ....................  (5572J)         --          --          --          --          --          --          --

Public corporations ....................  (5573J)     23 512      24 104      28 235      32 614      21 701      16 786      14 722
   Long-term loans .....................  (5574J)     21 681      23 299      27 771      32 212      21 548      16 786      14 722
   Short-term loans ....................  (5575J)      1 831         805         464         402         153          --          --

Banking sector .........................  (5576J)     56 348      51 058      66 462      86 678      51 491      41 453      45 475
   Long-term loans .....................  (5577J)      1 353         727         652          13          --          --          --
   Short-term loans ....................  (5578J)     22 453      18 849      25 186      39 591      17 331      13 162      13 211
   Deposits ............................  (5579J)     32 542      31 482      40 624      47 074      34 160      28 291      32 264

Private non-banking sector .............  (5580J)     27 003      28 300      31 440      45 961      32 209      33 519      37 627
   Long-term loans .....................  (5581J)     12 627      15 559      17 694      26 342      12 035      12 769      15 290
   Short-term loans and trade finance ..  (5582J)     14 376      12 741      13 746      19 619      20 174      20 750      22 337

TOTAL OTHER INVESTMENT .................  (5583J)    140 368     142 761     169 310     250 569     174 318     151 005     150 784
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FOREIGN LIABILITIES ..............  (5584J)    411 934     721 680     774 902     941 432     738 401     761 697     858 034
------------------------------------------------------------------------------------------------------------------------------------

KB510

--------------------------------------------------------------------------------
S-94                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

FOREIGN ASSETS OF SOUTH AFRICA

------------------------------------------------------------------------------------------------------------------------------------
                                          End of      1998        1999        2000        2001        2002        2003        2004
                                                     -------------------------------------------------------------------------------
                                                      Total       Total       Total       Total       Total       Total       Total
------------------------------------------------------------------------------------------------------------------------------------

DIRECT INVESTMENT

Public corporations ....................  (5590J)        387       2 826       3 819       4 414       6 766       4 707       3 764
   Equity capital ......................  (5591J)        302         714         870          50          75          81          78
   Reinvested earnings .................  (5638J)         85         197         329         274       2 036       1 653       1 421
   Other capital .......................  (5592J)          0       1 915       2 620       4 090       4 655       2 973       2 265

Banking sector .........................  (5593J)      6 538       8 543      14 277       7 284       3 411       3 758       2 818
   Equity capital ......................  (5594J)      4 946       6 683       8 636       3 588       2 364       2 605       1 972
   Reinvested earnings .................  (5639J)      1 592       1 860       5 641       3 696       1 047       1 153         846

Private non-banking sector .............  (5595J)    150 460     191 667     226 557     201 486     179 734     172 042     210 078
   Equity capital ......................  (5596J)     38 233      48 419      61 754      65 917      55 331      58 909      72 397
   Reinvested earnings .................  (5588J)    108 905     138 654     157 985     124 397     112 239     102 727     124 306
   Long-term capital ...................  (5597J)      1 006       1 188       1 961       1 247       2 483       4 231       6 871
   Short-term capital ..................  (5598J)      2 316       3 406       4 857       9 925       9 681       6 175       6 504

TOTAL DIRECT INVESTMENT ................  (5600J)    157 385     203 036     244 653     213 184     189 911     180 507     216 660

------------------------------------------------------------------------------------------------------------------------------------

PORTFOLIO INVESTMENT

Monetary authorities ...................  (5601J)         --          --          --          --          --          --          --
   Debt securities .....................  (5602J)         --          --          --          --          --          --          --

Public authorities .....................  (5603J)         --          --          --          --          --          --          --
   Debt securities .....................  (5604J)         --          --          --          --          --          --          --

Public corporations ....................  (5605J)          2          --          --          --          --          --          --
   Equity securities ...................  (5606J)          2          --          --          --          --          --          --
   Debt securities .....................  (5607J)         --          --          --          --          --          --          --

Banking sector .........................  (5608J)         79         392       1 974       7 289       7 051       7 569       7 149
   Equity securities ...................  (5609J)         34         111         694       1 111       2 058       2 204       2 744
   Debt securities .....................  (5610J)         45         281       1 280       6 178       4 993       5 365       4 405

Private non-banking sector .............  (5611J)    106 796     258 138     341 887     360 638     252 736     263 025     259 174
   Equity securities ...................  (5612J)     92 746     235 910     314 727     344 492     235 282     254 237     244 886
   Debt securities .....................  (5613J)     14 050      22 228      27 160      16 146      17 454       8 788      14 288

TOTAL PORTFOLIO INVESTMENT .............  (5614J)    106 877     258 530     343 861     367 927     259 787     270 594     266 323

------------------------------------------------------------------------------------------------------------------------------------

OTHER INVESTMENT

Monetary authorities ...................  (5615J)     40 957      60 813      75 502     118 468      87 864      73 088      99 217
   International Monetary Fund .........  (5616J)      9 264      15 371      18 423      27 800      21 818      20 121      16 337
   Long-term loans .....................  (5617J)        111          73          74          75          70          62          31
   Short-term loans ....................  (5618J)         --          --          --          --          --          --          --
   Foreign exchange reserves ...........  (5619J)     25 523      39 093      46 023      73 291      50 986      43 106      73 962
   Gold reserves .......................  (5620J)      6 059       6 276      10 982      17 302      14 990       9 799       8 887

Public authorities .....................  (5621J)         90          87       2 036       8 523      10 243      11 370      11 745
   Long-term loans .....................  (5622J)         82          79       2 025       8 512      10 232      11 359      11 733
   Short-term loans ....................  (5623J)          8           8          11          11          11          11          12

Public corporations ....................  (5624J)        906       1 994       2 830       2 985       3 661       3 640       3 787
   Long-term loans .....................  (5625J)         --       1 782       2 629       2 884       3 452       3 481       3 659
   Short-term loans ....................  (5626J)        906         212         201         101         209         159         128

Banking sector .........................  (5627J)     12 329      25 808      30 889      67 348      80 034     119 362     112 854
   Long-term loans .....................  (5628J)         --          --          --          --          --          --          --
   Short-term loans ....................  (5629J)      2 159       6 318       7 936      15 438      10 473       8 904       9 250
   Deposits ............................  (5630J)     10 164      19 489      22 953      51 910      69 556     110 458     103 580
   Gold reserves .......................  (5631J)          6           1          --          --           5          --          24

Private non-banking sector .............  (5632J)     14 624      19 222      23 744      28 861      29 990      30 480      35 532
   Long-term loans                        (5633J)      1 071       1 109       1 869       4 153       3 483       3 475       3 742
   Short-term loans and trade finance ..  (5634J)     13 553      18 113      21 875      24 708      26 507      27 005      31 790

TOTAL OTHER INVESTMENT .................  (5635J)     68 906     107 924     135 001     226 185     211 792     237 940     263 135
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FOREIGN ASSETS ...................  (5636J)    333 168     569 490     723 515     807 296     661 490     689 041     746 118
------------------------------------------------------------------------------------------------------------------------------------

KB512

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-95

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

FOREIGN LIABILITIES OF SOUTH AFRICA BY SELECTED COUNTRIES, 31 DECEMBER 2004

R millions
---------------------------------------------------------------------------------------------------------------------
                                                                             Europe
                                            -------------------------------------------------------------------------
                                              UK        Germany    Switzerland     Luxembourg      France     Belgium
---------------------------------------------------------------------------------------------------------------------

DIRECT INVESTMENT

Public corporations .....................        --          --             --             --          --          --
    Equity capital ......................        --          --             --             --          --          --
    Reinvested earnings .................        --          --             --             --          --          --
    Other capital .......................        --          --             --             --          --          --

Banking sector ..........................     1 154       1 102             63             18       1 708          --
    Equity capital ......................       800       1 047             13             12       1 561          --
    Reinvested earnings .................       354          55             50              6         147          --

Private non-banking sector ..............   226 818      24 653          6 335          1 925       4 807         937
    Equity capital ......................   138 507      11 358          1 602            479       1 586         134
    Reinvested earnings .................    80 381       6 048          3 723            454       2 185         630
    Long-term capital ...................     7 009       3 439            721            641         316          32
    Short-term capital ..................       921       3 808            289            351         720         141

TOTAL DIRECT INVESTMENT .................   227 972      25 755          6 398          1 943       6 515         937

---------------------------------------------------------------------------------------------------------------------

PORFOLIO INVESTMENT

Monetary authorities ....................        --          --             --             --          --          --
    Debt securities .....................        --          --             --             --          --          --

Public authorities ......................    10 426         847            612            936          21       1 446
    Debt securities .....................    10 426         847            612            936          21       1 446

Public corporations .....................     1 740       1 276          1 568          2 168         769         842
    Equity securities ...................       198          --             45             11          --          --
    Debt securities .....................     1 542       1 276          1 523          2 157         769         842

Banking sector ..........................    18 203         201          1 441          2 369         252         213
    Equity securities ...................    18 022         111          1 402          2 340         216         209
    Debt securities .....................       181          90             39             29          36           4

Private non-banking sector ..............    73 886         701          7 505          9 150       2 244       3 107
    Equity securities ...................    73 822         634          7 456          9 150       2 192       3 107
    Debt securities .....................        64          67             49             --          52          --

TOTAL PORTFOLIO INVESTMENT ..............   104 255       3 025         11 126         14 623       3 286       5 608

---------------------------------------------------------------------------------------------------------------------

OTHER INVESTMENT

Monetary authorities ....................     1 290      11 973             --          6 273          --          --
    International Monetary Fund .........        --          --             --             --          --          --
    Long-term loans .....................        --      11 438             --          5 794          --          --
    Short-term loans ....................     1 290         535             --            479          --          --
    Deposits ............................        --          --             --             --          --          --

Public authorities ......................     4 863       8 473             --             --       1 100          --
    Long-term loans .....................     4 863       8 473             --             --       1 100          --
    Short-term loans ....................        --          --             --             --          --          --

Public corporations .....................     3 515       5 134             --            704         670       1 278
    Long-term loans .....................     3 515       5 134             --            704         670       1 278
    Short-term loans ....................        --          --             --             --          --          --

Banking sector ..........................    21 994       2 902            253            961         730         303
    Long-term loans .....................        --          --             --             --          --          --
    Short-term loans ....................    10 087         274              6             40         336          --
    Deposits ............................    11 907       2 628            247            921         394         303

Private non-banking sector ..............     2 962       4 565          2 833            898       1 608         742
    Long-term loans .....................     2 203       3 960          2 105            887         603         316
    Short-term loans and trade finance ..       759         605            728             11       1 005         426

TOTAL OTHER INVESTMENT ..................    34 624      33 047          3 086          8 836       4 108       2 323
---------------------------------------------------------------------------------------------------------------------
TOTAL FOREIGN LIABILITIES ...............   366 851      61 827         20 610         25 402      13 909       8 868
---------------------------------------------------------------------------------------------------------------------

                                            ---------------------------------------------------
                                            Netherlands     Austria     Lichtenstein      Italy
-----------------------------------------------------------------------------------------------

DIRECT INVESTMENT

Public corporations .....................            --          --               --        650
    Equity capital ......................            --          --               --        150
    Reinvested earnings .................            --          --               --        500
    Other capital .......................            --          --               --         --

Banking sector ..........................           912          --               --         --
    Equity capital ......................           430          --               --         --
    Reinvested earnings .................           482          --               --         --

Private non-banking sector ..............        15 299         136              206       1412
    Equity capital ......................         5 887          29               16        361
    Reinvested earnings .................         6 671          46               92        359
    Long-term capital ...................         1 713          21               73        428
    Short-term capital ..................         1 028          40               25        264

TOTAL DIRECT INVESTMENT .................        16 211         136              206       2062

-----------------------------------------------------------------------------------------------

PORFOLIO INVESTMENT

Monetary authorities ....................            --          --               --         --
    Debt securities .....................            --          --               --         --

Public authorities ......................           391          20               --          2
    Debt securities .....................           391          20               --          2

Public corporations .....................           478         327               --        625
    Equity securities ...................           103          --               --         --
    Debt securities .....................           375         327               --        625

Banking sector ..........................           647          17               --         42
    Equity securities ...................           631          17               --         --
    Debt securities .....................            16          --               --         42

Private non-banking sector ..............         1 382          92               24         61
    Equity securities ...................         1 382          92               24         15
    Debt securities .....................            --          --               --         46

TOTAL PORTFOLIO INVESTMENT ..............         2 898         456               24        730

-----------------------------------------------------------------------------------------------

OTHER INVESTMENT

Monetary authorities ....................            --          --               --         --
    International Monetary Fund .........            --          --               --         --
    Long-term loans .....................            --          --               --         --
    Short-term loans ....................            --          --               --         --
    Deposits ............................            --          --               --         --

Public authorities ......................            --          --               --         --
    Long-term loans .....................            --          --               --         --
    Short-term loans ....................            --          --               --         --

Public corporations .....................            --          --               --         --
    Long-term loans .....................            --          --               --         --
    Short-term loans ....................            --          --               --         --

Banking sector ..........................           140          22                6        105
    Long-term loans .....................            --          --               --         --
    Short-term loans ....................            --          --               --         --
    Deposits ............................           140          22                6        105

Private non-banking sector ..............         1 581         201               25        542
    Long-term loans .....................           392          60               --          8
    Short-term loans and trade finance ..         1 189         141               25        534

TOTAL OTHER INVESTMENT ..................         1 721         223               31        647
-----------------------------------------------------------------------------------------------
TOTAL FOREIGN LIABILITIES ...............        20 830         815              261      3 439
-----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
S-96                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

FOREIGN LIABILITIES OF SOUTH AFRICA BY SELECTED COUNTRIES, 31 DECEMBER 2004

R millions
------------------------------------------------------------------------------------------------------------
                                             Sweden       Ireland       Greece         Other           Total
                                            ----------------------------------------------------------------

DIRECT INVESTMENT

Public corporations .....................        --            --           --            --             650
    Equity capital ......................        --            --           --            --             150
    Reinvested earnings .................        --            --           --            --             500
    Other capital .......................        --            --           --            --              --

Banking sector ..........................        --            --           71           483           5 511
    Equity capital ......................        --            --           38           112           4 013
    Reinvested earnings .................        --            --           33           371           1 498

Private non-banking sector ..............       854           158        2 796         8 548         294 884
    Equity capital ......................       154             0          163         7 106         167 382
    Reinvested earnings .................       201             0        2 617           865         104 272
    Long-term capital ...................        55            10           10           319          14 787
    Short-term capital ..................       444           148            6           258           8 443

TOTAL DIRECT INVESTMENT .................       854           158        2 867         9 031         301 045

------------------------------------------------------------------------------------------------------------

PORTFOLIO INVESTMENT

Monetary authorities ....................        --            --           --            --              --
    Debt securities .....................        --            --           --            --              --

Public authorities ......................         2            --           --        17 309          32 012
    Debt securities .....................         2            --           --        17 309          32 012

Public corporations .....................         8            --           --         5 975          15 776
    Equity securities ...................         8            --           --            14             379
    Debt securities .....................        --            --           --         5 961          15 397

Banking sector ..........................        90            93           --           350          23 918
    Equity securities ...................        90            90           --           318          23 446
    Debt securities .....................        --             3           --            32             472

Private non-banking sector ..............       183           344           13           951          99 643
    Equity securities ...................       183           344           13           896          99 310
    Debt securities .....................        --            --           --            55             333

TOTAL PORTFOLIO INVESTMENT ..............       283           437           13        24 585         171 349

------------------------------------------------------------------------------------------------------------

OTHER INVESTMENT

Monetary authorities ....................        --            --           --            13          19 549
    International Monetary Fund .........        --            --           --            --              --
    Long-term loans .....................        --            --           --            --          17 232
    Short-term loans ....................        --            --           --            --           2 304
    Deposits ............................        --            --           --            13              13

Public authorities ......................        --            --           --           387          14 823
    Long-term loans .....................        --            --           --           387          14 823
    Short-term loans ....................        --            --           --            --              --

Public corporations .....................        --            --           --           310          11 611
    Long-term loans .....................        --            --           --           310          11 611
    Short-term loans ....................        --            --           --            --              --

Banking sector ..........................        36           264           15           357          28 088
    Long-term loans .....................        --            --           --            --              --
    Short-term loans ....................        --            --           --            29          10 772
    Deposits ............................        36           264           15           328          17 316

Private non-banking sector ..............       426            89          225         1 008          17 705
    Long-term loans .....................        39            --          224           144          10 941
    Short-term loans and trade finance ..       387            89            1           864           6 764

TOTAL OTHER INVESTMENT                          462           353          240         2 075          91 776
------------------------------------------------------------------------------------------------------------
TOTAL FOREIGN LIABILITIES                     1 599           948        3 120        35 691         564 170
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                               North and South America
                                            ----------------------------------------------------------------
                                                USA        Canada      Bermuda         Other           Total
------------------------------------------------------------------------------------------------------------

DIRECT INVESTMENT

Public corporations .....................        --            --           --            --              --
    Equity capital ......................        --            --           --            --              --
    Reinvested earnings .................        --            --           --            --              --
    Other capital .......................        --            --           --            --              --

Banking sector ..........................     1 829            --           --            --           1 829
    Equity capital ......................     1 417            --           --            --           1 417
    Reinvested earnings .................       412            --           --            --             412

Private non-banking sector ..............    29 387         1 622          627           667          32 303
    Equity capital ......................     8 984         1 542          249           187          10 962
    Reinvested earnings .................    15 249            19          330           101          15 699
    Long-term capital ...................     4 107            37           43           213           4 400
    Short-term capital ..................     1 047            24            5           166           1 242

TOTAL DIRECT INVESTMENT .................    31 216         1 622          627           667          34 132

------------------------------------------------------------------------------------------------------------

PORTFOLIO INVESTMENT

Monetary authorities ....................        --            --           --            --              --
    Debt securities .....................        --            --           --            --              --

Public authorities ......................    25 041            15           --            --          25 056
    Debt securities .....................    25 041            15           --            --          25 056

Public corporations .....................     2 245            12           --            --           2 257
    Equity securities ...................     1 329             0           --            --           1 329
    Debt securities .....................       916            12           --            --             928

Banking sector ..........................    20 368            17        1 145             4          21 534
    Equity securities ...................    20 268             9        1 145             1          21 423
    Debt securities .....................       100             8           --             3             111

Private non-banking sector ..............    97 417            26        5 096            31         102 570
    Equity securities ...................    97 368            26        5 096            31         102 521
    Debt securities .....................        49            --           --            --              49

TOTAL PORTFOLIO INVESTMENT ..............   145 071            70        6 241            35         151 417

------------------------------------------------------------------------------------------------------------

OTHER INVESTMENT

Monetary authorities ....................        --            --           --            --              --
    International Monetary Fund .........        --            --           --            --              --
    Long-term loans .....................        --            --           --            --              --
    Short-term loans ....................        --            --           --            --              --
    Deposits ............................        --            --           --            --              --

Public authorities ......................        --            --           --            --              --
    Long-term loans .....................        --            --           --            --              --
    Short-term loans ....................        --            --           --            --              --

Public corporations .....................       859           102           --            --             961
    Long-term loans .....................       859           102           --            --             961
    Short-term loans ....................        --            --           --            --              --

Banking sector ..........................     3 984           640            6           385           5 015
    Long-term loans .....................        --            --           --            --              --
    Short-term loans ....................       551             1           --           133             685
    Deposits ............................     3 433           639            6           252           4 330

Private non-banking sector ..............     8 421           223           83           264           8 991
    Long-term loans .....................     3 452           100           71           108           3 731
    Short-term loans and trade finance ..     4 969           123           12           156           5 260

TOTAL OTHER INVESTMENT ..................    13 264           965           89           649          14 967
------------------------------------------------------------------------------------------------------------
TOTAL FOREIGN LIABILITIES ...............   189 551         2 657        6 957         1 351         200 516
------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-97

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

FOREIGN LIABILITIES OF SOUTH AFRICA BY SELECTED COUNTRIES, 31 DECEMBER 2004
(CONTINUED)

R millions
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    Africa
                                           -----------------------------------------------------------------------------------------
                                           Botswana    Lesotho     Swaziland     Namibia    Zimbabwe    Mauritius    Other     Total
------------------------------------------------------------------------------------------------------------------------------------

DIRECT INVESTMENT

Public corporations .....................        --         --            --          --          --           --       --        --
    Equity capital ......................        --         --            --          --          --           --       --        --
    Reinvested earnings .................        --         --            --          --          --           --       --        --
    Other capital .......................        --         --            --          --          --           --       --        --

Banking sector ..........................        --         --            --          --          --           --       --        --
    Equity capital ......................        --         --            --          --          --           --       --        --
    Reinvested earnings .................        --         --            --          --          --           --       --        --

Private non-banking sector ..............       211         74           335          22       2 138        1 160      227     4 167
    Equity capital ......................        96         11            22           1       1 553          210       12     1 905
    Reinvested earnings .................        19          6            69          --         456          516        9     1 075
    Long-term capital ...................        23         10            87           5           6          297       35       463
    Short-term capital ..................        73         47           157          16         123          137      171       724

TOTAL DIRECT INVESTMENT .................       211         74           335          22       2 138        1 160      227     4 167
------------------------------------------------------------------------------------------------------------------------------------

PORFOLIO INVESTMENT

Monetary authorities ....................        --         --            --          --          --           --       --        --
    Debt securities .....................        --         --            --          --          --           --       --        --

Public authorities ......................        --        283            70       3 071          --           --        3     3 427
    Debt securities .....................        --        283            70       3 071          --           --        3     3 427

Public corporations .....................        --         --            --         344           3           --        4       351
    Equity securities ...................        --         --            --          44          --           --       --        44
    Debt securities .....................        --         --            --         300           3           --        4       307

Banking sector ..........................         7         22            76       5 119           7           32       21     5 284
    Equity securities ...................         3          0            48       5 103           2           29        2     5 187
    Debt securities .....................         4         22            28          16           5            3       19        97

Private non-banking sector ..............         1          2           140      12 873          14           51        6    13 087
    Equity securities ...................         1          2           140      12 873          14           51        6    13 087
    Debt securities .....................        --         --            --          --          --           --       --        --

TOTAL PORTFOLIO INVESTMENT ..............         8        307           286      21 407          24           83       34    22 149
------------------------------------------------------------------------------------------------------------------------------------

OTHER INVESTMENT

Monetary authorities ....................       683        490            --          --          58           --      625     1 856
    International Monetary Fund .........        --         --            --          --          --           --       --        --
    Long-term loans .....................        --         --            --          --          --           --       --        --
    Short-term loans ....................        --         --            --          --          --           --       --        --
    Deposits ............................       683        490            --          --          58           --      625     1 856

Public authorities ......................        --         --            --          --          --           --       --        --
    Long-term loans .....................        --         --            --          --          --           --       --        --
    Short-term loans ....................        --         --            --          --          --           --       --        --

Public corporations .....................        --         --            --          --          --           --    1 353     1 353
    Long-term loans .....................        --         --            --          --          --           --    1 353     1 353
    Short-term loans ....................        --         --            --          --          --           --       --        --

Banking sector ..........................       432      1 687         2 149       1 281         397          458    2 091     8 495
    Long-term loans .....................        --         --            --          --          --           --       --        --
    Short-term loans ....................       124         --             1          24           6          189      589       933
    Deposits ............................       308      1 687         2 148       1 257         391          269    1 502     7 562

Private non-banking sector ..............       228         24           303          75         462        1 083    1 265     3 440
    Long-term loans .....................        --         --             7          27           1           --      234       269
    Short-term loans and trade finance ..       228         24           296          48         461        1 083    1 031     3 171

TOTAL OTHER INVESTMENT ..................     1 343      2 201         2 452       1 356         917        1 541    5 334    15 144
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FOREIGN LIABILITIES ...............     1 562      2 582         3 073      22 785       3 079        2 784    5 595    41 460
------------------------------------------------------------------------------------------------------------------------------------

                                              -----------------------------------
                                               Japan      Hong Kong        Taiwan
---------------------------------------------------------------------------------

DIRECT INVESTMENT

Public corporations .....................         --             --            --
    Equity capital ......................         --             --            --
    Reinvested earnings .................         --             --            --
    Other capital .......................         --             --            --

Banking sector ..........................         --             --            99
    Equity capital ......................         --             --            53
    Reinvested earnings .................         --             --            46

Private non-banking sector ..............      7 382             36           537
    Equity capital ......................      1 988              5            55
    Reinvested earnings .................      3 290             13           114
    Long-term capital ...................        510              2            --
    Short-term capital ..................      1 594             16           368

TOTAL DIRECT INVESTMENT .................      7 382             36           636
---------------------------------------------------------------------------------

PORFOLIO INVESTMENT

Monetary authorities ....................         --             --            --
    Debt securities .....................         --             --            --

Public authorities ......................      6 598              3            --
    Debt securities .....................      6 598              3            --

Public corporations .....................         32             25            --
    Equity securities ...................         25              8            --
    Debt securities .....................          7             17            --

Banking sector ..........................         49             39             1
    Equity securities ...................          4              2            --
    Debt securities .....................         45             37             1

Private non-banking sector ..............        149            168            17
    Equity securities ...................         82            168            17
    Debt securities .....................         67             --            --

TOTAL PORTFOLIO INVESTMENT ..............      6 828            235            18
---------------------------------------------------------------------------------

OTHER INVESTMENT

Monetary authorities ....................         --             --            --
    International Monetary Fund .........         --             --            --
    Long-term loans .....................         --             --            --
    Short-term loans ....................         --             --            --
    Deposits ............................         --             --            --

Public authorities ......................         95             --            --
    Long-term loans .....................         95             --            --
    Short-term loans ....................         --             --            --

Public corporations .....................        520             --            --
    Long-term loans .....................        520             --            --
    Short-term loans ....................         --             --            --

Banking sector ..........................        163             54            40
    Long-term loans .....................         --             --            --
    Short-term loans ....................          2             15            --
    Deposits ............................        161             39            40

Private non-banking sector ..............      2 289            300           866
    Long-term loans .....................         51             28            11
    Short-term loans and trade finance ..      2 238            272           855

TOTAL OTHER INVESTMENT ..................      3 067            354           906
---------------------------------------------------------------------------------
TOTAL FOREIGN LIABILITIES ...............     17 277            625         1 560
---------------------------------------------------------------------------------

--------------------------------------------------------------------------------
S-98                                               QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

FOREIGN LIABILITIES OF SOUTH AFRICA BY SELECTED COUNTRIES, 31 DECEMBER 2004
(CONTINUED)

R millions
------------------------------------------------------------------------------------------------------------------------
                                                                                Asia
                                            ----------------------------------------------------------------------------
                                                                                        Saudi
                                            Malaysia        China       Singapore       Arabia        Other        Total
------------------------------------------------------------------------------------------------------------------------

DIRECT INVESTMENT

Public corporations .....................         --           --              --           --           --           --
    Equity capital ......................         --           --              --           --           --           --
    Reinvested earnings .................         --           --              --           --           --           --
    Other capital .......................         --           --              --           --           --           --

Banking sector ..........................         --          159              --           15          146          419
    Equity capital ......................         --          159              --           14          121          347
    Reinvested earnings .................         --           --              --            1           25           72

Private non-banking sector ..............      2 371          160             238        3 474          583       14 781
    Equity capital ......................      1 590           12              11          100           50        3 811
    Reinvested earnings .................        775           82              --           --           16        4 290
    Long-term capital ...................          1           --             193        2 836           27        3 569
    Short-term capital ..................          5           66              34          538          490        3 111

TOTAL DIRECT INVESTMENT .................      2 371          319             238        3 489          729       15 200

------------------------------------------------------------------------------------------------------------------------

PORTFOLIO INVESTMENT

Monetary authorities ....................         --           --              --           --           --           --
    Debt securities .....................         --           --              --           --           --           --

Public authorities ......................         --           --              --           --            1        6 602
    Debt securities .....................         --           --              --           --            1        6 602

Public corporations .....................         --           --              --           --           14           71
    Equity securities ...................         --           --              --           --           --           33
    Debt securities .....................         --           --              --           --           14           38

Banking sector ..........................         --            7               1            2           17          116
    Equity securities ...................         --           --              --           --            1            7
    Debt securities .....................         --            7               1            2           16          109

Private non-banking sector ..............         --           --               1            1           34          370
    Equity securities ...................         --           --               1            1           34          303
    Debt securities .....................         --           --              --           --           --           67

TOTAL PORTFOLIO INVESTMENT ..............         --            7               2            3           66        7 159

------------------------------------------------------------------------------------------------------------------------

OTHER INVESTMENT

Monetary authorities ....................         --           --              --          176           --          176
    International Monetary Fund .........         --           --              --           --           --           --
    Long-term loans .....................         --           --              --           --           --           --
    Short-term loans ....................         --           --              --          176           --          176
    Deposits ............................         --           --              --           --           --           --

Public authorities ......................         --           --              --           --           --           95
    Long-term loans .....................         --           --              --           --           --           95
    Short-term loans ....................         --           --              --           --           --           --

Public corporations .....................         --           --             277           --           --          797
    Long-term loans .....................         --           --             277           --           --          797
    Short-term loans ....................         --           --              --           --           --           --

Banking sector ..........................          4          571             238          175        1 878        3 123
    Long-term loans .....................         --           --              --           --           --           --
    Short-term loans ....................         --           --             130           --          542          689
    Deposits ............................          4          571             108          175        1 336        2 434

Private non-banking sector ..............         71          976             126           20          632        5 280
    Long-term loans .....................          3           --              --           --           14          107
    Short-term loans and trade finance ..         68          976             126           20          618        5 173

TOTAL OTHER INVESTMENT ..................         75        1 547             641          371        2 510        9 471
----------------------------------------------------------------------------------------------------------------------
TOTAL FOREIGN LIABILITIES ...............      2 446        1 873             881        3 863        3 305       31 830
------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                           Oceania
                                            -------------------------------------
                                                                                        International
                                            Australia       Other           Total      organisations(1)         Total
----------------------------------------------------------------------------------------------------------------------

DIRECT INVESTMENT

Public corporations .....................           --          --             --                    --           650
    Equity capital ......................           --          --             --                    --           150
    Reinvested earnings .................           --          --             --                    --           500
    Other capital .......................           --          --             --                    --            --

Banking sector ..........................           --          --             --                    --         7 759
    Equity capital ......................           --          --             --                    --         5 777
    Reinvested earnings .................           --          --             --                    --         1 982

Private non-banking sector ..............          528          16            544                    --       346 679
    Equity capital ......................          120           3            123                    --       184 183
    Reinvested earnings .................          241          --            241                    --       125 577
    Long-term capital ...................          126           6            132                    --        23 351
    Short-term capital ..................           41           7             48                    --        13 568

TOTAL DIRECT INVESTMENT .................          528          16            544                    --       355 088

-----------------------------------------------------------------------------------------------------------------------

PORTFOLIO INVESTMENT

Monetary authorities ....................           --          --             --                    --            --
    Debt securities .....................           --          --             --                    --            --

Public authorities ......................            8          --              8                    --        67 105
    Debt securities .....................            8          --              8                    --        67 105

Public corporations .....................            6          --              6                    --        18 461
    Equity securities ...................           --          --             --                    --         1 785
    Debt securities .....................            6          --              6                    --        16 676

Banking sector ..........................           11          --             11                     7        50 870
    Equity securities ...................            8          --              8                    --        50 071
    Debt securities .....................            3          --              3                     7           799

Private non-banking sector ..............           51           5             56                    --       215 726
    Equity securities ...................           51           5             56                    --       215 277
    Debt securities .....................           --          --             --                    --           449

TOTAL PORTFOLIO INVESTMENT ..............           76           5             81                     7       352 162

-----------------------------------------------------------------------------------------------------------------------

OTHER INVESTMENT

Monetary authorities ....................           --          --             --                16 337        37 918
    International Monetary Fund .........           --          --             --                16 337        16 337
    Long-term loans .....................           --          --             --                    --        17 232
    Short-term loans ....................           --          --             --                    --         2 480
    Deposits ............................           --          --             --                    --         1 869

Public authorities ......................           --          --             --                   124        15 042
    Long-term loans .....................           --          --             --                   124        15 042
    Short-term loans ....................           --          --             --                    --            --

Public corporations .....................           --          --             --                    --        14 722
    Long-term loans .....................           --          --             --                    --        14 722
    Short-term loans ....................           --          --             --                    --            --

Banking sector ..........................          243          36            279                   475        45 475
    Long-term loans .....................           --          --             --                    --            --
    Short-term loans ....................           10          --             10                   122        13 211
    Deposits ............................          233          36            269                   353        32 264

Private non-banking sector ..............          340          30            370                 1 841        37 627
    Long-term loans .....................          119          --            119                   123        15 290
    Short-term loans and trade finance ..          221          30            251                 1 718        22 337

TOTAL OTHER INVESTMENT ..................          583          66            649                18 777       150 784
---------------------------------------------------------------------------------------------------------------------
TOTAL FOREIGN LIABILITIES ...............        1 187          87          1 274                18 784       858 034
---------------------------------------------------------------------------------------------------------------------

(1).  Includes unidentified countries.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                               S-99

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

FOREIGN ASSETS OF SOUTH AFRICA BY SELECTED COUNTRIES, 31 DECEMBER 2004

R millions
-----------------------------------------------------------------------------------------------------------------------------
                                                                                 Europe
                                            ---------------------------------------------------------------------------------
                                               UK          Luxembourg       Switzerland    Germany       France       Belgium
-----------------------------------------------------------------------------------------------------------------------------

DIRECT INVESTMENT

Public corporations .....................         4             --               --            --           46            --
    Equity capital ......................         1             --               --            --           46            --
    Reinvested earnings .................         3             --               --            --           --            --
    Other capital .......................        --             --               --            --           --            --

Banking sector ..........................       176            736               19            77           --            --
    Equity capital ......................       123            515               13            54           --            --
    Reinvested earnings .................        53            221                6            23           --            --

Private non-banking sector ..............    64 818         50 330              335         4 237          563        16 459
    Equity capital ......................    27 697         22 666               79         1 458          462         7 525
    Reinvested earnings .................    34 830         27 664               82         2 056           35         8 912
    Long-term capital ...................       342             --               --            32           --            --
    Short-term capital ..................     1 949             --              174           691           66            22

TOTAL DIRECT INVESTMENT .................    64 998         51 066              354         4 314          609        16 459

-----------------------------------------------------------------------------------------------------------------------------

PORFOLIO INVESTMENT

Monetary authorities ....................        --             --               --            --           --            --
    Debt securities .....................        --             --               --            --           --            --

Public authorities ......................        --             --               --            --           --            --
    Debt securities .....................        --             --               --            --           --            --

Public corporations .....................        --             --               --            --           --            --
    Equity securities ...................        --             --               --            --           --            --
    Debt securities .....................        --             --               --            --           --            --

Banking sector ..........................     6 637             --               38           104           --            --
    Equity securities ...................     2 744             --               --            --           --            --
    Debt securities .....................     3 893             --               38           104           --            --

Private non-banking sector ..............   178 321          9 555            1 323           803        1 458            32
    Equity securities ...................   173 828          7 211              612           366        1 011            20
    Debt securities .....................     4 493          2 344              711           437          447            12

TOTAL PORTFOLIO INVESTMENT ..............   184 958          9 555            1 361           907        1 458            32

-----------------------------------------------------------------------------------------------------------------------------

OTHER INVESTMENT

Monetary authorities ....................     2 978             --              157            --           --            --
    International Monetary Fund .........        --             --               --            --           --            --
    Long-term loans .....................        --             --               --            --           --            --
    Short-term loans ....................        --             --               --            --           --            --
    Foreign exchange reserves ...........     2 978             --              157            --           --            --
    Gold reserves .......................        --             --               --            --           --            --

Public authorities ......................     3 861             --               --         6 706          871            --
    Long-term loans .....................     3 849             --               --         6 706          871            --
    Short-term loans ....................        12             --               --            --           --            --

Public corporations .....................        --             --               --            --           --            --
    Long-term loans .....................        --             --               --            --           --            --
    Short-term loans ....................        --             --               --            --           --            --

Banking sector ..........................    65 007            311            1 250         2 426        1 770         4 356
    Long-term loans .....................        --             --               --            --           --            --
    Short-term loans ....................     2 027             --               --           203            8            12
    Deposits ............................    62 980            311            1 250         2 223        1 762         4 344
    Gold reserves                                --             --               --            --           --            --

Private non-banking sector ..............     3 033          6 464              694           560          258            40
    Long-term loans .....................       305             --               --            74           --            --
    Short-term loans and trade finance ..     2 728          6 464              694           486          258            40

TOTAL OTHER INVESTMENT ..................    74 879          6 775            2 101         9 692        2 899         4 396
-----------------------------------------------------------------------------------------------------------------------------
TOTAL FOREIGN ASSETS ....................   324 835         67 396            3 816        14 913        4 966        20 887
-----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                                            Netherlands    Austria
------------------------------------------------------------------

DIRECT INVESTMENT

Public corporations .....................         --            --
    Equity capital ......................         --            --
    Reinvested earnings .................         --            --
    Other capital .......................         --            --

Banking sector ..........................         --            11
    Equity capital ......................         --             8
    Reinvested earnings .................         --             3

Private non-banking sector ..............      8 300        16 717
    Equity capital ......................      2 151         2 893
    Reinvested earnings .................      5 974        13 824
    Long-term capital ...................         86            --
    Short-term capital ..................         89            --
TOTAL DIRECT INVESTMENT .................      8 300        16 728

------------------------------------------------------------------

PORFOLIO INVESTMENT

Monetary authorities ....................         --            --
    Debt securities .....................         --            --

Public authorities ......................         --            --
    Debt securities .....................         --            --

Public corporations .....................         --            --
    Equity securities ...................         --            --
    Debt securities .....................         --            --

Banking sector ..........................         37            --
    Equity securities ...................         --            --
    Debt securities .....................         37            --

Private non-banking sector ..............        471             7
    Equity securities ...................        418             7
    Debt securities .....................         53            --

TOTAL PORTFOLIO INVESTMENT ..............        508             7

------------------------------------------------------------------

OTHER INVESTMENT

Monetary authorities ....................         --            --
    International Monetary Fund .........         --            --
    Long-term loans .....................         --            --
    Short-term loans ....................         --            --
    Foreign exchange reserves ...........         --            --
    Gold reserves .......................         --            --

Public authorities ......................         --            --
    Long-term loans .....................         --            --
    Short-term loans ....................         --            --

Public corporations .....................         --            --
    Long-term loans .....................         --            --
    Short-term loans ....................         --            --

Banking sector ..........................      3 534         1 466
    Long-term loans .....................         --            --
    Short-term loans ....................          1            --
    Deposits ............................      3 533         1 466
    Gold reserves .......................         --            --

Private non-banking sector ..............      4 248            83
    Long-term loans .....................         --            --
    Short-term loans and trade finance ..      4 248            83
TOTAL OTHER INVESTMENT ..................      7 782         1 549
------------------------------------------------------------------
TOTAL FOREIGN ASSETS ....................     16 590        18 284
------------------------------------------------------------------

--------------------------------------------------------------------------------
S-100                                              QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

FOREIGN ASSETS OF SOUTH AFRICA BY SELECTED COUNTRIES, 31 DECEMBER 2004

R millions
------------------------------------------------------------------------------------------------------------------------------------
                                                                                              North and South America
------------------------------------------------------------------------------------------------------------------------------------
                                           Ireland      Other        Total         USA     Canada      Bermuda       Other     Total
------------------------------------------------------------------------------------------------------------------------------------

DIRECT INVESTMENT

Public corporations .....................       --         --           50          --         --           --          --        --
    Equity capital ......................       --         --           47          --         --           --          --        --
    Reinvested earnings .................       --         --            3          --         --           --          --        --
    Other capital .......................       --         --           --          --         --           --          --        --

Banking sector ..........................       --         --        1 019          --         --           --         169       169
    Equity capital ......................       --         --          713          --         --           --         118       118
    Reinvested earnings .................       --         --          306          --         --           --          51        51

Private non-banking sector ..............      432      2 243      164 434      15 309         60           37       1 879    17 285
    Equity capital ......................      429      1 191       66 551       1 718         48           --         238     2 004
    Reinvested earnings .................        3        895       94 275       6 590         10           --       1 146     7 746
    Long-term capital ...................       --         19          479       5 957         --           22          --     5 979
    Short-term capital ..................       --        138        3 129       1 044          2           15         495     1 556

TOTAL DIRECT INVESTMENT .................      432      2 243      165 503      15 309         60           37       2 048    17 454

------------------------------------------------------------------------------------------------------------------------------------

PORTFOLIO INVESTMENT

Monetary authorities ....................       --         --           --          --         --           --          --        --
    Debt securities .....................       --         --           --          --         --           --          --        --

Public authorities ......................       --         --           --          --         --           --          --        --
    Debt securities .....................       --         --           --          --         --           --          --        --

Public corporations .....................       --         --           --          --         --           --          --        --
    Equity securities ...................       --         --           --          --         --           --          --        --
    Debt securities .....................       --         --           --          --         --           --          --        --

Banking sector ..........................       --        104        6 920          71        125           --          --       196
    Equity securities ...................       --         --        2 744          --         --           --          --        --
    Debt securities .....................       --        104        4 176          71        125           --          --       196

Private non-banking sector ..............   19 463      1 382      212 815      37 344        100        6 399         378    44 221
    Equity securities ...................   19 169        843      203 485      33 132         99        5 840         313    39 384
    Debt securities .....................      294        539        9 330       4 212          1          559          65     4 837

TOTAL PORTFOLIO INVESTMENT ..............   19 463      1 486      219 735      37 415        225        6 399         378    44 417

------------------------------------------------------------------------------------------------------------------------------------

OTHER INVESTMENT

    Monetary authorities ................       --      8 944       12 079      59 689         --           --          --    59 689
    International Monetary Fund .........       --         --           --          --         --           --          --        --
    Long-term loans .....................       --         --           --          --         --           --          --        --
    Short-term loans ....................       --         --           --          --         --           --          --        --
    Foreign exchange reserves ...........       --      8 944       12 079      59 689         --           --          --    59 689
    Gold reserves .......................       --         --           --          --         --           --          --        --

Public authorities ......................       --        307       11 745          --         --           --          --        --
    Long-term loans .....................       --        307       11 733          --         --           --          --        --
    Short-term loans ....................       --         --           12          --         --           --          --        --

Public corporations .....................       --        128          128          --         --           --          --        --
    Long-term loans .....................       --         --           --          --         --           --          --        --
    Short-term loans ....................       --        128          128          --         --           --          --        --

Banking sector ..........................    1 008        487       81 615      16 188         48            1          29    16 266
    Long-term loans .....................       --         --           --          --         --           --          --        --
    Short-term loans ....................       --        234        2 485         222         --           --          24       246
    Deposits ............................    1 008        253       79 130      15 966         48            1           5    16 020
    Gold reserves .......................       --         --           --          --         --           --          --        --

Private non--banking sector .............       42      1 882       17 304       6 086         78        1 551       1 510     9 225
    Long-term loans .....................       --         --          379       3 103         --           --          --     3 103
    Short-term loans and trade finance ..       42      1 882       16 925       2 983         78        1 551       1 510     6 122

TOTAL OTHER INVESTMENT ..................    1 050     11 748      122 871      81 963        126        1 552       1 539    85 180
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FOREIGN ASSETS ....................   20 945     15 477      508 109     134 687        411        7 988       3 965   147 051
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                              S-101

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

FOREIGN ASSETS OF SOUTH AFRICA BY SELECTED COUNTRIES, 31 DECEMBER 2004
(CONTINUED)

R millions
----------------------------------------------------------------------------------------------------------------------------
                                                                                 Africa
                                            --------------------------------------------------------------------------------
                                            Botswana      Lesotho      Swaziland      Namibia       Zimbabwe       Mauritius
----------------------------------------------------------------------------------------------------------------------------

DIRECT INVESTMENT

Public corporations .....................         --           --             --           --             --              --
    Equity capital ......................         --           --             --           --             --              --
    Reinvested earnings .................         --           --             --           --             --              --
    Other capital .......................         --           --             --           --             --              --

Banking sector ..........................         --           17             --          336             --             927
    Equity capital ......................         --           12             --          235             --             649
    Reinvested earnings .................         --            5             --          101             --             278

Private non-banking sector ..............        619          239            841          504            645           7 189
    Equity capital ......................         68           35             37          168             81           1 188
    Reinvested earnings .................        419          176            685           73            124           5 828
    Long-term capital ...................         --           --              2            2              5               4
    Short-term capital ..................        132           28            117          261            435             169

TOTAL DIRECT INVESTMENT .................        619          256            841          840            645           8 116

----------------------------------------------------------------------------------------------------------------------------

PORFOLIO INVESTMENT

Monetary authorities ....................         --           --             --           --             --              --
    Debt securities .....................         --           --             --           --             --              --

Public authorities ......................         --           --             --           --             --              --
    Debt securities .....................         --           --             --           --             --              --

Public corporations .....................         --           --             --           --             --              --
    Equity securities ...................         --           --             --           --             --              --
    Debt securities .....................         --           --             --           --             --              --

Banking sector ..........................         --           --             --            5             --              14
    Equity securities ...................         --           --             --           --             --              --
    Debt securities .....................         --           --             --            5             --              14

Private non-banking sector ..............        183           --              7           --             10             139
    Equity securities ...................        183           --              7           --              7             139
    Debt securities .....................         --           --             --           --              3              --

TOTAL PORTFOLIO INVESTMENT ..............        183           --              7            5             10             153

----------------------------------------------------------------------------------------------------------------------------

OTHER INVESTMENT

Monetary authorities ....................         --           --             --           --             31              --
    International Monetary Fund .........         --           --             --           --             --              --
    Long-term loans .....................         --           --             --           --             31              --
    Short-term loans ....................         --           --             --           --             --              --
    Foreign exchange reserves ...........         --           --             --           --             --              --
    Gold reserves .......................         --           --             --           --             --              --

Public authorities ......................         --           --             --           --             --              --
    Long-term loans .....................         --           --             --           --             --              --
    Short-term loans ....................         --           --             --           --             --              --

Public corporations .....................        228          493            172          563             --             232
    Long-term loans .....................        228          493            172          563             --             232
    Short-term loans ....................         --           --             --           --             --              --

Banking sector ..........................        172          300            149        1 237            135           1 223
    Long-term loans .....................         --           --             --           --             --              --
    Short-term loans ....................        114          195             76          859            135              --
    Deposits ............................         58          105             73          378             --           1 223
    Gold reserves .......................         --           --             --           --             --              --

Private non--banking sector .............        236           11            127        1 200            212             191
    Long-term loans .....................          5           --              2            8             19              --
    Short-term loans and trade finance ..        231           11            125        1 192            193             191

TOTAL OTHER INVESTMENT ..................        636          804            448        3 000            378           1 646
----------------------------------------------------------------------------------------------------------------------------
TOTAL FOREIGN ASSETS ....................      1 438        1 060          1 296        3 845          1 033           9 915
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                            Mozambique      Zambia       Other     Total
----------------------------------------------------------------------------------------

DIRECT INVESTMENT

Public corporations .....................        3 714          --          --     3 714
    Equity capital ......................           31          --          --        31
    Reinvested earnings .................        1 418          --          --     1 418
    Other capital .......................        2 265          --          --     2 265

Banking sector ..........................           --          --          --     1 280
    Equity capital ......................           --          --          --       896
    Reinvested earnings .................           --          --          --       384

Private non-banking sector ..............          682         413       7 475    18 607
    Equity capital ......................          410          11         192     2 190
    Reinvested earnings .................          168         313       6 893    14 679
    Long-term capital ...................            4          --         391       408
    Short-term capital ..................          100          88          --     1 330

TOTAL DIRECT INVESTMENT .................        4 396         412       7 476    23 601

----------------------------------------------------------------------------------------

PORFOLIO INVESTMENT

Monetary authorities ....................           --          --          --        --
    Debt securities .....................           --          --          --        --

Public authorities ......................           --          --          --        --
    Debt securities .....................           --          --          --        --

Public corporations .....................           --          --          --        --
    Equity securities ...................           --          --          --        --
    Debt securities .....................           --          --          --        --

Banking sector ..........................           --          --          14        33
    Equity securities ...................           --          --          --        --
    Debt securities .....................           --          --          14        33

Private non-banking sector ..............           --          --          --       339
    Equity securities ...................           --          --          --       336
    Debt securities .....................           --          --          --         3

TOTAL PORTFOLIO INVESTMENT ..............           --          --          14       372

----------------------------------------------------------------------------------------

OTHER INVESTMENT

Monetary authorities ....................           --          --          --        31
    International Monetary Fund .........           --          --          --        --
    Long-term loans .....................           --          --          --        31
    Short-term loans ....................           --          --          --        --
    Foreign exchange reserves ...........           --          --          --        --
    Gold reserves .......................           --          --          --        --

Public authorities ......................           --          --          --        --
    Long-term loans .....................           --          --          --        --
    Short-term loans ....................           --          --          --        --

Public corporations .....................        1 138         499         334     3 659
    Long-term loans .....................        1 138         499         334     3 659
    Short-term loans ....................           --          --          --        --

Banking sector ..........................          435         182         964     4 797
    Long-term loans .....................           --          --          --        --
    Short-term loans ....................          395         176         483     2 433
    Deposits ............................           40           6         481     2 364
    Gold reserves .......................           --          --          --        --

Private non--banking sector .............          245         414       1 572     4 208
    Long-term loans .....................           62         128          27       251
    Short-term loans and trade finance ..          183         286       1 545     3 957

TOTAL OTHER INVESTMENT ..................        1 818       1 095       2 870    12 695
----------------------------------------------------------------------------------------
TOTAL FOREIGN ASSETS ....................        6 214       1 507      10 360    36 668
----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
S-102                                              QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

FOREIGN ASSETS OF SOUTH AFRICA BY SELECTED COUNTRIES, 31 DECEMBER 2004
(CONTINUED)

R millions
------------------------------------------------------------------------------------------------------------------------------------
                                                                      Asia                                        Oceania
                                               -------------------------------------------------------------------------------------
                                               Japan   Hong Kong     Singapore     Other     Total     Australia     Other     Total
------------------------------------------------------------------------------------------------------------------------------------

DIRECT INVESTMENT

Public corporations .....................         --          --            --        --        --            --        --        --
    Equity capital ......................         --          --            --        --        --            --        --        --
    Reinvested earnings .................         --          --            --        --        --            --        --        --
    Other capital .......................         --          --            --        --        --            --        --        --

Banking sector ..........................         --         254            76        20       350            --        --        --
    Equity capital ......................         --         178            53        14       245            --        --        --
    Reinvested earnings .................         --          76            23         6       105            --        --        --

Private non-banking sector ..............        649       1 944            24       207     2 824         6 804         3     6 807
    Equity capital ......................        402         369            18        34       823           826         3       829
    Reinvested earnings .................         --       1 527             4       118     1 649         5 957        --     5 957
    Long-term capital ...................         --          --            --        --        --             5        --         5
    Short-term capital ..................        247          48             2        55       352            16        --        16

TOTAL DIRECT INVESTMENT .................        649       2 198           100       227     3 174         6 804         3     6 807

------------------------------------------------------------------------------------------------------------------------------------

PORTFOLIO INVESTMENT

Monetary authorities ....................         --          --            --        --        --            --        --        --
    Debt securities .....................         --          --            --        --        --            --        --        --

Public authorities ......................         --          --            --        --        --            --        --        --
    Debt securities .....................         --          --            --        --        --            --        --        --

Public corporations .....................         --          --            --        --        --            --        --        --
    Equity securities ...................         --          --            --        --        --            --        --        --
    Debt securities .....................         --          --            --        --        --            --        --        --

Banking sector ..........................         --          --            --        --        --            --        --        --
    Equity securities ...................         --          --            --        --        --            --        --        --
    Debt securities .....................         --          --            --        --        --            --        --        --

Private non-banking sector ..............      1 519          47            23        66     1 655           144        --       144
    Equity securities ...................      1 427          47            23        66     1 563           118        --       118
    Debt securities .....................         92          --            --        --        92            26        --        26

TOTAL PORTFOLIO INVESTMENT ..............      1 519          47            23        66     1 655           144        --       144

------------------------------------------------------------------------------------------------------------------------------------

OTHER INVESTMENT

Monetary authorities ....................         --          --            --        --        --            --        --        --
    International Monetary Fund .........         --          --            --        --        --            --        --        --
    Long-term loans .....................         --          --            --        --        --            --        --        --
    Short-term loans ....................         --          --            --        --        --            --        --        --
    Foreign exchange reserves ...........         --          --            --        --        --            --        --        --
    Gold reserves .......................         --          --            --        --        --            --        --        --

Public authorities ......................         --          --            --        --        --            --        --        --
    Long-term loans .....................         --          --            --        --        --            --        --        --
    Short-term loans ....................         --          --            --        --        --            --        --        --

Public corporations .....................         --          --            --        --        --            --        --        --
    Long-term loans .....................         --          --            --        --        --            --        --        --
    Short-term loans ....................         --          --            --        --        --            --        --        --

Banking sector ..........................      3 956       1 083           532       934     6 505         3 171        13     3 184
    Long-term loans .....................         --          --            --        --        --            --        --        --
    Short-term loans ....................         --         930            --        18       948         3 138        --     3 138
    Deposits ............................      3 956         153           532       916     5 557            33        13        46
    Gold reserves .......................         --          --            --        --        --            --        --        --

Private non-banking sector ..............      1 213          40           -56     2 426     3 623           631         9       640
    Long-term loans .....................         --          --            --        --        --            --        --        --
    Short-term loans and trade finance ..      1 213          40           -56     2 426     3 623           631         9       640

TOTAL OTHER INVESTMENT ..................      5 169       1 123           476     3 360    10 128         3 802        22     3 824
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FOREIGN ASSETS ....................      7 337       3 368           599     3 653    14 957        10 750        25    10 775
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
                                                International
                                               organisations(1)       Total
---------------------------------------------------------------------------

DIRECT INVESTMENT

Public corporations .....................                    --       3 764
    Equity capital ......................                    --          78
    Reinvested earnings .................                    --       1 421
    Other capital .......................                    --       2 265

Banking sector ..........................                    --       2 818
    Equity capital ......................                    --       1 972
    Reinvested earnings .................                    --         846

Private non-banking sector ..............                   121     210 078
    Equity capital ......................                    --      72 397
    Reinvested earnings .................                    --     124 306
    Long-term capital ...................                    --       6 871
    Short-term capital ..................                   121       6 504

TOTAL DIRECT INVESTMENT .................                   121     216 660

---------------------------------------------------------------------------

PORTFOLIO INVESTMENT

Monetary authorities ....................                    --          --
    Debt securities .....................                    --          --

Public authorities ......................                    --          --
    Debt securities .....................                    --          --

Public corporations .....................                    --          --
    Equity securities ...................                    --          --
    Debt securities .....................                    --          --

Banking sector ..........................                    --       7 149
    Equity securities ...................                    --       2 744
    Debt securities .....................                    --       4 405

Private non-banking sector ..............                    --     259 174
    Equity securities ...................                    --     244 886
    Debt securities .....................                    --      14 288

TOTAL PORTFOLIO INVESTMENT ..............                    --     266 323

---------------------------------------------------------------------------

OTHER INVESTMENT

Monetary authorities ....................                27 418      99 217
    International Monetary Fund .........                16 337      16 337
    Long-term loans .....................                    --          31
    Short-term loans ....................                    --          --
    Foreign exchange reserves ...........                 2 194      73 962
    Gold reserves .......................                 8 887       8 887

Public authorities ......................                    --      11 745
    Long-term loans .....................                    --      11 733
    Short-term loans ....................                    --          12

Public corporations .....................                    --       3 787
    Long-term loans .....................                    --       3 659
    Short-term loans ....................                    --         128

Banking sector ..........................                   487     112 854
    Long-term loans .....................                    --          --
    Short-term loans ....................                    --       9 250
    Deposits ............................                   463     103 580
    Gold reserves .......................                    24          24

Private non-banking sector ..............                   532      35 532
    Long-term loans .....................                     9       3 742
    Short-term loans and trade finance ..                   523      31 790

TOTAL OTHER INVESTMENT ..................                28 437     263 135
---------------------------------------------------------------------------
TOTAL FOREIGN ASSETS ....................                28 558     746 118
---------------------------------------------------------------------------

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                              S-103

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

FOREIGN LIABILITIES OF SOUTH AFRICA BY KIND OF ECONOMIC ACTIVITY, 31
DECEMBER 2004

R millions
--------------------------------------------------------------------------------------------------------------------------------
                                                Agriculture,          Mining                         Electricity,
                                              forestry, hunting         and                            gas and
                                                 and fishing         quarrying      Manufacturing       water       Construction
--------------------------------------------------------------------------------------------------------------------------------

DIRECT INVESTMENT

    Equity capital ......................            176               71 166            50 157             --          1 129
    Reinvested earnings .................            213               39 014            43 207             21            600
    Long-term capital ...................            280                1 320            10 073             --            147
    Short-term capital ..................             50                  139             7 917              7            110

TOTAL DIRECT INVESTMENT .................            719              111 639           111 354             28          1 986
--------------------------------------------------------------------------------------------------------------------------------

PORTFOLIO INVESTMENT

    Equity securities ...................             55               61 983            52 414             --             85
    Debt securities .....................             --                   --               408          6 154             --

TOTAL PORTFOLIO INVESTMENT ..............             55               61 983            52 822          6 154             85
--------------------------------------------------------------------------------------------------------------------------------

OTHER INVESTMENT

    International Monetary Fund .........             --                   --                --             --             --
    Long-term loans .....................             83                3 649             5 495            944              6
    Short-term loans and trade finance ..             73                1 030             8 509             49            219
    Deposits ............................             --                   --                --             --             --

TOTAL OTHER INVESTMENT ..................            156                4 679            14 004            993            225
--------------------------------------------------------------------------------------------------------------------------------
TOTAL FOREIGN LIABILITIES ...............            930              178 301           178 180          7 175          2 296
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
S-104                                              QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

FOREIGN LIABILITIES OF SOUTH AFRICA BY KIND OF ECONOMIC ACTIVITY, 31
DECEMBER 2004

R millions
------------------------------------------------------------------------------------------------------------------------------------
                                            Wholesale and                       Financial intermediation,    Community,
                                            retail trade,       Transport,             insurance,            social and
                                            catering and        storage and          real-estate and          personal
                                            accommodation      communication        business services         services       Total
------------------------------------------------------------------------------------------------------------------------------------

DIRECT INVESTMENT

    Equity capital ......................         3 213            4 092                  59 800                  377        190 110
    Reinvested earnings .................         5 633            6 063                  33 224                   84        128 059
    Long-term capital ...................         1 883            3 515                   6 126                    7         23 351
    Short-term capital ..................         3 788              442                   1 065                   50         13 568

TOTAL DIRECT INVESTMENT .................        14 517           14 112                 100 215                  518        355 088
------------------------------------------------------------------------------------------------------------------------------------

PORTFOLIO INVESTMENT

    Equity securities ...................        22 335           16 927                 108 879                4 455        267 133
    Debt securities .....................            --            8 993                   2 369               67 105         85 029

TOTAL PORTFOLIO INVESTMENT ..............        22 335           25 920                 111 248               71 560        352 162
------------------------------------------------------------------------------------------------------------------------------------

OTHER INVESTMENT

    International Monetary Fund .........            --               --                      --               16 337         16 337
    Long-term loans .....................         1 566            5 758                  29 743               15 042         62 286
    Short-term loans and trade finance ..         7 666              725                  18 507                1 250         38 028
    Deposits ............................            --               --                  34 133                   --         34 133

TOTAL OTHER INVESTMENT ..................         9 232            6 483                  82 383               32 629        150 784
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FOREIGN LIABILITIES ...............        46 084           46 515                 293 846              104 707        858 034
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                              S-105

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

FOREIGN DEBT OF SOUTH AFRICA(1)

US$ millions
------------------------------------------------------------------------------------------------------------------------------------
                                                           FOREIGN-CURRENCY DENOMINATED
                          ----------------------------------------------------------------------------------------------
                                                                             OTHER
                                       ---------------------------------------------------------------------------------
                                                                                                  Other non-
                             RENEGO-                                                  Other        monetary
                             TIATED    Bearer bonds   Long-term        Other        monetary       private
End of                       DEBT(2)    and notes     loans(3)     public sector    sector(4)       sector     SUB-TOTAL      TOTAL

                             (5500K)     (5505K)       (5506K)        (5507K)        (5508K)       (5509K)      (5504K)      (5510K)
------------------------------------------------------------------------------------------------------------------------------------

2000 ...................      751         5 545          196           3 764          8 278         6 327       24 110       24 861
2001 ...................       --         5 997          123           3 016          8 912         5 999       24 047       24 047
2002 ...................       --         7 794           30           4 999          6 330         5 888       25 041       25 041
2003 ...................       --         9 651            8           4 942          5 865         6 882       27 348       27 348
2004 ...................       --         9 686           --           4 882          6 974         6 345       27 887       27 887

2004 :03 ...............       --         9 568           --           4 659          5 913         6 191       26 331       26 331
      04 ...............       --         9 686           --           4 882          6 974         6 345       27 887       27 887

2005 :01 ...............       --         9 432           --           4 626          8 115         6 669       28 842       28 842
      02 ...............       --         9 100           --           4 513          8 126         6 612       28 351       28 351
      03 ...............       --         9 800           --           4 645          7 451         6 380       28 276       28 276
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                          RAND-DENOMINATED
                               ---------------------------------------
                                                                             TOTAL
                                                                            FOREIGN
End of                          Bonds         Other(5)         TOTAL          DEBT

                               (5512K)         (5513K)        (5511K)        (5514K)
------------------------------------------------------------------------------------

2000 ...................        8 318           3 833           12 151       37 012
2001 ...................        4 273           2 741            7 014       31 061
2002 ...................        4 516           3 454            7 970       33 011
2003 ...................        4 218           6 576           10 794       38 142
2004 ...................        5 514           9 933           15 447       43 334

2004 :03 ...............        5 102           8 905           14 007       40 338
      04 ...............        5 514           9 933           15 447       43 334

2005 :01 ...............        6 065          11 606           17 671       46 513
      02 ...............        7 344          10 451           17 795       46 146
      03 ...............        6 531          11 968           18 499       46 775
-----------------------------------------------------------------------------------

KB516

FOREIGN DEBT OF SOUTH AFRICA(1)

R millions
------------------------------------------------------------------------------------------------------------------------------------
                                                            FOREIGN-CURRENCY DENOMINATED
                             ------------------------------------------------------------------------------------------
                                                                            OTHER
                                       --------------------------------------------------------------------------------
                                                                                                 Other non-
                             RENEGO-                                                Other        monetary
                             TIATED    Bearer bonds   Long-term       Other        monetary      private
End of                       DEBT(2)     and notes     loans(3)   public sector   sector(4)       sector      SUB-TOTAL      TOTAL

                             (5520K)      (5525K)      (5526K)       (5527K)       (5528K)       (5529K)       (5524K)      (5530K)
------------------------------------------------------------------------------------------------------------------------------------

2000 ...................      5 684        41 966       1 483         28 487        62 650       47 885        182 471      188 155
2001 ...................         --        72 481       1 487         36 452       107 712       72 505        290 637      290 637
2002 ...................         --        67 481         260         43 281        54 805       50 978        216 805      216 805
2003 ...................         --        64 235          53         32 893        39 036       45 805        182 022      182 022
2004 ...................         --        54 586          --         27 513        39 302       35 758        157 159      157 159

2004: 03 ...............         --        61 616          --         30 003        38 079       39 869        169 567      169 567
      04 ...............         --        54 586          --         27 513        39 302       35 758        157 159      157 159

2005: 01 ...............         --        58 860          --         28 868        50 641       41 618        179 987      179 987
      02 ...............         --        60 723          --         30 114        54 223       44 121        189 181      189 181
      03 ...............         --        62 418          --         29 585        47 457       40 635        180 095      180 095
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------
                                      RAND-DENOMINATED
                             ----------------------------------
                                                                     TOTAL
                                                                    FOREIGN
End of                        Bonds       Other(5)      TOTAL         DEBT

                             (5532K)      (5533K)      (5531K)      (5534K)
                             -----------------------------------------------

2000 ...................      62 958        29 011       91 969      280 124
2001 ...................      51 646        33 126       84 772      375 409
2002 ...................      39 097        29 910       69 007      285 812
2003 ...................      28 077        43 766       71 843      253 865
2004 ...................      31 072        55 980       87 052      244 211

2004: 03 ...............      32 854        57 349       90 203      259 770
      04 ...............      31 072        55 980       87 052      244 211

2005: 01 ...............      37 851        72 427      110 278      290 265
      02 ...............      49 005        69 737      118 742      307 923
      03 ...............      41 596        76 231      117 827      297 922
----------------------------------------------------------------------------

KB528

(1).  Valued at middle-market exchange rates as at the end of period.

(2).  Debt renegotiated in terms of 1994 Debt Arrangements with foreign creditors.

(3).  Debt converted to long-term loans outside the standstill net.

(4).  Including onlending to other sectors.

(5).  Including blocked and freely transferable funds, but excluding equity.

--------------------------------------------------------------------------------
S-106                                              QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

MATURITY STRUCTURE OF FOREIGN-CURRENCY DENOMINATED DEBT

US$ millions as at end of September 2005

-----------------------------------------------------------------------------------------------------------------------------------
                                                Total      Short     2005(2)    2006     2007     2008     2009     2010    2011(3)
                                                          term(1)
-----------------------------------------------------------------------------------------------------------------------------------

   BEARER BONDS .............................    9 800        --        240     1 257      529      601    1 500      180    5 493
      Public authorities ....................    8 238        --         --     1 077      529      601    1 500       --    4 531
      Public corporations ...................      240        --        240        --       --       --       --       --       --
      Monetary authorities(4) ...............       --        --         --        --       --       --       --       --       --
      Banking sector ........................       --        --         --        --       --       --       --       --       --
      Non-monetary private sector ...........    1 322        --         --       180       --       --       --      180      962

   DEBT EXCLUDING BEARER BONDS ..............   18 476     9 126        265       779    1 985    1 965      835    1 131    2 390
      Public authorities ....................    2 675        --         44       193      217      252      284      281    1 404
      Public corporations ...................    1 970        --         67       359      195      337      196      187      629
      Monetary sector .......................    7 451     4 891         60        --    1 000    1 000       --      500       --
         Monetary authorities(4) ............    3 505       945         60        --    1 000    1 000       --      500       --
         Banking sector .....................    3 946     3 946         --        --       --       --       --       --       --
      Non-monetary private sector ...........    6 380     4 235         94       227      573      376      355      163      357

TOTAL FOREIGN-CURRENCY DENOMINATED DEBT .....   28 276     9 126        505     2 036    2 514    2 566    2 335    1 311    7 883
-----------------------------------------------------------------------------------------------------------------------------------

KB525

(1).  Liabilities with an original maturity of less than one year, e.g. trade finance. These liabilities are mostly rolled over, renegotiated or replaced with new facilities.

(2).  1 October 2005 to 31 December 2005: Amounts falling due on long-term loans. These loans may also be partly rolled over and/or replaced by new foreign loans.

(3).  Maturities of the year 2011 and afterwards.

(4).  Includes the liabilities of the Reserve Bank and the CPD.

RATIOS OF SELECTED DATA

Percentage
-----------------------------------------------------------------------------------------------------------------------------------
End of                                                                1997    1998    1999     2000    2001    2002     2003   2004
                                                                      -------------------------------------------------------------

Total foreign debt to(1):
  Gross domestic product .................................  (5260J)    26.4    28.3    29.4    27.8    26.2    29.7     23.0   20.2
  Total export earnings ..................................  (5261J)   103.2   105.6   110.3    93.5    81.8    85.7     77.5   71.8
Interest payments to total export earnings ...............  (5262J)     7.9     8.3     8.5     6.1     5.2     4.7      4.4    3.6
Interest and dividend payments to total export earnings ..  (5263J)    10.5    11.2    12.2    12.5    14.6    11.4     13.6   10.5
-----------------------------------------------------------------------------------------------------------------------------------

KB517

(1).  Ratios calculated in US dollar terms for international comparison purposes.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                              S-107

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

GOLD AND OTHER FOREIGN RESERVES(1)

------------------------------------------------------------------------------------
                                          Amount as at end of period
                                                  R millions
                           ---------------------------------------------------------
                                     Reserve Bank
                           --------------------------------
                                                                          Gross gold
Period                                  Foreign                Central    and other
                             Gold       exchange               govern-     foreign
                           reserves     reserves     Total     ment(2)     reserves

                            (5270M)     (5284M)     (5273M)    (5275M)     (5276M)
------------------------------------------------------------------------------------

2000 ..................     10 982       46 023      57 005      11         57 016
2001 ..................     17 302       73 289      90 591      11         90 602
2002 ..................     14 990       50 987      65 977      11         65 988
2003 ..................      9 799       43 106      52 905      11         52 916
2004 ..................      8 887       73 961      82 848      12         82 860
2005 ..................     12 970      117 495     130 465      12        130 477

2003:Jan ..............     15 630       50 566      66 196      11         66 207
     Feb ..............     13 973       49 437      63 410      11         63 421
     Mar ..............     12 816       48 314      61 130      11         61 141
     Apr ..............     11 695       43 024      54 719      11         54 730
     May ..............     14 676       48 355      63 031      11         63 042
     Jun ..............      9 313       48 551      57 864      11         57 875
     Jul ..............      9 629       48 197      57 826      11         57 837
     Aug ..............      9 607       47 334      56 941      11         56 952
     Sep ..............      9 608       45 032      54 640      11         54 651
     Oct ..............      9 518       44 462      53 980      11         53 991
     Nov ..............      9 045       41 428      50 473      11         50 484
     Dec ..............      9 799       43 106      52 905      11         52 916

2004:Jan ..............     10 260       45 625      55 885      11         55 896
     Feb ..............      9 490       44 996      54 486      11         54 497
     Mar ..............      9 576       52 665      62 241      11         62 252
     Apr ..............      9 629       58 927      68 556      11         68 567
     May ..............      9 069       57 787      66 856      11         66 867
     Jun ..............      8 955       61 278      70 233      11         70 244
     Jul ..............      8 716       63 954      72 670      11         72 681
     Aug ..............      9 728       69 509      79 237      11         79 248
     Sep ..............      9 455       68 787      78 242      11         78 253
     Oct ..............      9 365       69 229      78 594      11         78 605
     Nov ..............      9 349       72 930      82 279      11         82 290
     Dec ..............      8 887       73 961      82 848      12         82 860

2005:Jan ..............      9 091       79 946      89 037      12         89 049
     Feb ..............      9 020       80 401      89 421      12         89 433
     Mar ..............     10 637       88 195      98 832      12         98 844
     Apr ..............     10 516       87 232      97 748      12         97 760
     May ..............     11 096      104 202     115 298      12        115 310
     Jun ..............     11 599      112 486     124 085      12        124 097
     Jul ..............     11 343      113 575     124 918      12        124 930
     Aug ..............     11 211      111 999     123 210      12        123 222
     Sep ..............     12 007      112 094     124 101      12        124 113
     Oct ..............     12 593      119 100     131 693      12        131 705
     Nov ..............     12 781      116 368     129 149      12        129 161
     Dec ..............     12 970      117 495     130 465      12        130 477

2006:Jan ..............     13 880      121 058     134 938      11        134 949
------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                   Changes during period                                  Memorandum item
                                                         R millions                                         US$ millions
                           -----------------------------------------------------------------------------------------------------

                                          Net mon-           SDR                                    International
                           Gross gold   etisation(+)/    allocations                    Net gold      liquidity       Gross gold
Period                     and other       demon-            and        Liabilities     and other    position of      and other
                            foreign     etisation(-)/     valuation       related        foreign     the Reserve       foreign
                            reserves       of gold       adjustments    to reserves     reserves       Bank(3)         reserve

                            (5023M)        (5283M)         (5022M)        (5021M)        (5020M)       (5277M)         (5806M)
--------------------------------------------------------------------------------------------------------------------------------

2000 ..................      11 639          -563           8 758          -1 922          5 366        -9 501           7 534
2001 ..................      33 586           622          31 630          13 571        -12 237        -4 801           7 471
2002 ..................     -24 614          -563         -20 041         -20 090         16 080        -1 618           7 636
2003 ..................     -13 072         1 137         -11 262           1 911         -4 858         4 774           7 968
2004 ..................      29 944            84         -10 617           2 949         37 528        11 426          14 733
2005 ..................      47 617          -226          11 003           2 577         34 263        17 186          20 650

2003:Jan ..............         219           627             767            -407           -768        -1 489           7 711
     Feb ..............      -2 786          -984          -4 004              53          2 149        -1 401           7 790
     Mar ..............      -2 280          -155          -2 208             127            -44        -1 220           7 699
     Apr ..............      -6 411           308          -6 039            -171           -509          -986           7 675
     May ..............       8 312            54           9 332            -671           -403           735           7 825
     Jun ..............      -5 167           -15          -4 827           3 582         -3 907         1 082           7 715
     Jul ..............         -38           361            -157              59           -301           867           7 751
     Aug ..............        -885           943          -1 299             504         -1 033         1 443           7 773
     Sep ..............      -2 301            -6          -1 559            -485           -251         1 794           7 839
     Oct ..............        -660             6            -886             -63            283         2 690           7 835
     Nov ..............      -3 507             5          -3 262            -358            108         3 769           7 880
     Dec ..............       2 432            -7           2 880            -259           -182         4 774           7 968

2004:Jan ..............       2 980            -1           2 627           5 480         -5 126         3 962           7 916
     Feb ..............      -1 399             6          -3 063            -297          1 955         4 650           8 185
     Mar ..............       7 755            11          -2 293             213          9 824         6 375           9 778
     Apr ..............       6 315             3           3 796             306          2 210         6 414          10 007
     May ..............      -1 700            10          -3 213            -230          1 733         8 015          10 293
     Jun ..............       3 377          -252          -2 279             -89          5 997         7 890          11 210
     Jul ..............       2 437           269            -644          -1 334          4 146         8 376          11 647
     Aug ..............       6 567            11           5 343              65          1 148         8 551          11 871
     Sep ..............        -995            20          -2 513            -154          1 652         9 034          12 198
     Oct ..............         352             7          -2 754            -398          3 497         9 675          12 845
     Nov ..............       3 685            --          -3 444            -353          7 482        11 018          14 238
     Dec ..............         570            --          -2 180            -260          3 010        11 426          14 733

2005:Jan ..............       6 189            --           3 997           1 881            311        11 660          14 943
     Feb ..............         384            --          -1 654            -181          2 219        12 187          15 435
     Mar ..............       9 411             1           7 151             299          1 960        12 382          15 868
     Apr ..............      -1 084            --          -1 933             -88            937        12 541          16 042
     May ..............      17 550          -256           9 157             370          8 279        13 702          17 188
     Jun ..............       8 787             7            -812             233          9 359        15 177          18 679
     Jul ..............         833             8            -588              97          1 316        15 371          18 876
     Aug ..............      -1 708            --          -1 933            -186            411        15 501          18 961
     Sep ..............         891            11          -2 089             110          2 859        16 056          19 535
     Oct ..............       7 592             1           6 392               6          1 193        16 219          19 691
     Nov ..............      -2 544             1          -3 994             130          1 319        16 488          19 908
     Dec ..............       1 316             1          -2 691             -94          4 100        17 186          20 650

2006:Jan ..............       4 472             1          -2 659            -190          7 320        18 698          22 166
--------------------------------------------------------------------------------------------------------------------------------

KB518

(1).  From 6 March 2005 the gold reserves are valued at market price taken at
      14:30 on each valuation date. Other foreign reserves are valued at the middle market exchange rate applicable on a specific date.

(2).  Including both the reserve and super reserve tranche position in the
      International Monetary Fund.

(3).  Up to the end of February 2004 referred to as the "net open position in foreign currency of the Reserve Bank."

--------------------------------------------------------------------------------
S-108                                              QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

AVERAGE DAILY TURNOVER ON THE SOUTH AFRICAN FOREIGN EXCHANGE MARKET

US$ millions

----------------------------------------------------------------------------------------------------------------------
                                                                 Net turnover(1)
                            ------------------------------------------------------------------------------------------
                                                          Transactions against the rand
                            ------------------------------------------------------------------------------------------
                                         Spot transactions                            Forward transactions
                            ------------------------------------------------------------------------------------------
Period                      Monetary      Other        Non-       TOTAL    Monetary     Other        Non-       TOTAL
                             sector     residents    residents    SPOT      sector    residents    residents   FORWARD

                            (5450M)      (5451M)      (5452M)    (5453M)   (5454M)     (5455M)      (5456M)    (5457M)
----------------------------------------------------------------------------------------------------------------------

2000 ..................          504        295          602      1 401       175        197            87       459
2001 ..................          428        283          564      1 275       183        178           114       475
2002 ..................          234        268          360        861        94        166            62       322
2003 ..................           89        287          393        769       111        187            67       366
2004 ..................          179        347          489      1 015        94        236            85       414
2005 ..................          411        386          716      1 513       142        288           150       580

2005:Jan ..............          260        328          620      1 208        65        270           132       467
     Feb ..............          187        312          627      1 126       117        264           227       608
     Mar ..............          306        415          742      1 463       103        293           146       542
     Apr ..............          454        450          761      1 665       100        326            83       509
     May ..............          406        413          811      1 630        95        282           122       499
     Jun ..............          529        459          968      1 956        91        314            91       496
     Jul ..............          578        394          740      1 712       100        285            83       468
     Aug ..............          495        343          653      1 491       177        280           147       604
     Sep ..............          441        370          638      1 449       156        279           176       611
     Oct ..............          435        352          728      1 515       208        266           246       720
     Nov ..............          447        381          693      1 521       259        288           231       779
     Dec ..............          397        409          613      1 419       227        311           113       651

2006:Jan ..............          425        355          757      1 537       131        339           245       715
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------
                                         Swap transactions
                            --------------------------------------------
Period                      Monetary      Other        Non-       TOTAL
                            sector      residents    residents    SWAP

                            (5458M)     (5459M)       (5460M)    (5461M)
------------------------------------------------------------------------

2000 ..................      1 926         154         3 570      5 650
2001 ..................      2 044         147         3 367      5 557
2002 ..................      2 109          96         2 493      4 697
2003 ..................      2 487         116         3 994      6 597
2004 ..................      2 000         107         4 631      6 738
2005 ..................      1 773         114         5 816      7 703

2005:Jan ..............      1 468          92         5 937      7 497
     Feb ..............      2 143          81         5 587      7 811
     Mar ..............      2 298         126         6 488      8 912
     Apr ..............      1 906         153         6 098      8 157
     May ..............      1 725          86         5 778      7 589
     Jun ..............      1 404         107         5 954      7 465
     Jul ..............      1 671         102         6 502      8 275
     Aug ..............      2 567         111         6 653      9 331
     Sep ..............      1 467         114         5 545      7 126
     Oct ..............      1 768         149         5 582      7 499
     Nov ..............      1 402         130         4 424      5 956
     Dec ..............      1 451         117         5 246      6 814

2006:Jan ..............      1 378         140         5 351      6 869
------------------------------------------------------------------------

KB526

------------------------------------------------------------------------------------------------------------------------------------
                                                                           Net turnover(1)
                                  --------------------------------------------------------------------------------------------------
                                        Transactions against the rand             Transactions in third currencies(2)
                                  --------------------------------------------------------------------------------------------------
                                              Total transactions                       Total transactions                    TOTAL
                                  ---------------------------------------------------------------------------------------     NET
Period                            Monetary     Other       Non-                Monetary     Other       Non-                TURNOVER
                                   sector    residents   residents    TOTAL     sector    residents   residents    TOTAL

                                  (5470M)     (5471M)     (5472M)    (5473M)   (5474M)     (5475M)     (5476M)    (5477M)   (5478M)
------------------------------------------------------------------------------------------------------------------------------------

2000 ........................      2 606        646        4 258      7 510      354         213        1 439      2 006      9 516
2001 ........................      2 655        608        4 044      7 307      260         165        1 893      2 318      9 625
2002 ........................      2 436        530        2 914      5 881      242          46        1 655      1 943      7 823
2003 ........................      2 687        590        4 455      7 733      133          39        2 135      2 308     10 040
2004 ........................      2 273        690        5 204      8 167      344          35        2 752      3 131     11 298
2005 ........................      2 325        788        6 682      9 795      273          46        3 187      3 506     13 301

2005:Jan ....................      1 793        690        6 689      9 172      429          27        3 769      4 225     13 397
     Feb ....................      2 447        657        6 441      9 545      274          63        3 325      3 662     13 207
     Mar ....................      2 707        834        7 376     10 917      291          28        3 938      4 257     15 174
     Apr ....................      2 460        929        6 942     10 331      292          72        3 214      3 578     13 909
     May ....................      2 226        781        6 711      9 718      326          60        3 066      3 452     13 170
     Jun ....................      2 024        880        7 013      9 917      327          29        3 085      3 441     13 358
     Jul ....................      2 349        781        7 325     10 455      256          17        3 361      3 634     14 089
     Aug ....................      3 239        734        7 453     11 426      234          17        3 023      3 274     14 700
     Sep ....................      2 064        763        6 359      9 186      257          24        3 065      3 346     12 532
     Oct ....................      2 411        767        6 556      9 734      250          39        2 760      3 049     12 783
     Nov ....................      2 108        799        5 348      8 255      148         130        2 891      3 169     11 424
     Dec ....................      2 075        837        5 972      8 884      190          50        2 747      2 987     11 871

2006:Jan ....................      1 934        834        6 353      9 121      253          78        2 686      3 017     12 138
------------------------------------------------------------------------------------------------------------------------------------

KB527

(1).  Net turnover figures are gross figures adjusted for double-counting arising from local interbank business.

(2).  Transactions in third currencies refer to transactions between any two currencies other than the South African rand.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                              S-109

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

EXCHANGE RATES(1)

Middle rates in cents (R1=100 cents) per foreign currency unit
------------------------------------------------------------------------------------------------------------------------------------
 SA cent per                      Australia  Botswana   Canada    China    Denmark     EU      Hong Kong    IMF      India   Israel
------------------------------------------------------------------------------------------------------------------------------------
 Foreign currency unit             Dollar      Pula     Dollar    Yuan     Krone     Euro(2)    Dollar      SDR      Rupee   Shekel
------------------------------------------------------------------------------------------------------------------------------------
 Average for                       (5310M)   (5312M)    (5320M)  (5323M)   (5313M)   (5315M)    (5324M)   (5317M)   (5325M)  (5326M)
                                  --------------------------------------------------------------------------------------------------

2000 ........................      402.09     136.03    466.69    83.78     86.13    639.26      89.00      914.42   15.42   170.07
2001 ........................      444.82     146.94    555.06   103.94    103.41    770.56     110.30    1 097.13   18.22   204.32
2002 ........................      570.86     166.06    669.65   127.06    133.27    990.31     134.84    1 361.27   21.64   222.25
2003 ........................      490.55     152.58    539.17    91.39    114.80    853.06      97.12    1 079.51   16.22   166.14
2004 ........................      475.01     137.45    495.66    77.93    107.70    801.35      82.81    1 086.19   14.24   143.90
2005 ........................      484.91     125.34    525.57    77.58    106.19    791.29      81.81      942.24   14.43   141.77

2005:Jan ....................      457.07     134.00    487.79    72.13    105.34    783.77      76.59      910.62   13.65   136.34
     Feb ....................      469.95     134.16    485.85    72.69    105.25    783.38      77.13      914.11   13.78   137.62
     Mar ....................      472.26     134.42    494.12    72.62    106.69    794.42      77.06      911.29   13.76   138.89
     Apr ....................      475.56     134.99    498.74    74.33    106.92    796.56      78.89      929.33   14.07   140.75
     May ....................      485.07     135.08    504.38    76.50    107.99    803.91      81.27      948.46   14.56   144.70
     Jun ....................      517.39     121.99    543.07    81.56    110.35    821.51      86.80      986.83   15.49   150.71
     Jul ....................      504.47     120.80    547.98    81.46    108.26    807.44      86.21      968.95   15.40   147.04
     Aug ....................      492.47     119.24    536.26    79.71    106.54    794.77      83.19      947.19   14.82   143.37
     Sep ....................      486.65     117.97    539.25    78.38    104.50    779.38      81.91      940.55   14.48   140.06
     Oct ....................      496.26     118.24    559.12    81.08    105.96    790.70      84.79      939.80   14.68   142.20
     Nov ....................      489.56     117.71    562.86    82.07    105.29    785.41      85.84      949.21   14.57   141.72
     Dec ....................      472.17     115.46    547.44    78.40    101.18    754.25      82.01      960.56   13.93   137.79

2006:Jan ....................      456.60     113.66    525.69    75.07     98.93    738.14      78.52      957.96   13.74   131.85
------------------------------------------------------------------------------------------------------------------------------------

KB520

------------------------------------------------------------------------------------------------------------------------------------
                                                         South
 SA cent per                        Japan     Norway     Korea   Sweden  Switzerland  Taiwan   Thailand     UK       US     Zimbabwe
------------------------------------------------------------------------------------------------------------------------------------
 Foreign currency unit               Yen      Krone       Won     Krona     Franc    NT dollar   Baht     Pound    Dollar    Dollar
------------------------------------------------------------------------------------------------------------------------------------
 Average for                       (5319M)   (5331M)    (5341M)  (5335M)   (5336M)    (5337M)   (5342M)  (5338M)   (5339M)   (5340M)
                                  --------------------------------------------------------------------------------------------------

2000 ........................       6.434      78.78     0.613    75.69    410.67     22.18      17.32   1 048.63    693.53   15.89
2001 ........................       7.075      95.79     0.667    83.19    511.03     25.42      19.35   1 239.15    860.31   15.58
2002 ........................       8.393     131.87     0.841   108.11    674.92     30.41      24.45   1 575.84  1 051.65   19.02
2003 ........................       6.517     106.91     0.635    93.47    561.79     21.97      18.19   1 234.04    756.47    2.59
2004 ........................       5.964      95.68     0.563    87.80    518.87     19.30      16.03   1 180.78    644.99    0.31
2005 ........................       5.783      98.78     0.621    85.29    511.09     19.78      15.80   1 156.85    636.23    0.12

2005:Jan ....................       5.778      95.34     0.575    86.58    506.61     18.70      15.40   1 121.68    596.98    0.22
     Feb ....................       5.737      94.21     0.588    86.24    505.49     19.09      15.64   1 135.35    601.61    0.21
     Mar ....................       5.717      97.02     0.597    87.46    512.98     19.33      15.59   1 147.07    601.03    0.20
     Apr ....................       5.734      97.37     0.609    86.92    514.78     19.51      15.56   1 165.67    615.21    0.20
     May ....................       5.938      99.44     0.632    87.44    520.25     20.23      15.89   1 174.46    633.14    0.18
     Jun ....................       6.215     104.05     0.667    88.70    533.98     21.52      16.49   1 228.20    675.00    0.14
     Jul ....................       5.987     101.89     0.646    85.67    518.18     21.00      16.06   1 174.07    670.35    0.11
     Aug ....................       5.848     100.38     0.633    85.07    511.81     20.14      15.71   1 159.92    646.50    0.06
     Sep ....................       5.725      99.85     0.618    83.46    503.07     19.32      15.49   1 149.78    635.78    0.05
     Oct ....................       5.731     100.91     0.629    83.93    510.41     19.64      16.08   1 159.89    657.66    0.04
     Nov ....................       5.624     100.34     0.640    82.11    508.24     19.82      16.19   1 155.53    665.65    0.02
     Dec ....................       5.358      94.57     0.622    79.94    487.29     19.09      15.47   1 110.59    635.91    0.02

2006:Jan ....................       5.278      91.79     0.620    79.24    476.47     18.99      15.38   1 075.29    608.91    0.01
------------------------------------------------------------------------------------------------------------------------------------

KB521

(1).  Weighted average of the banks' daily rates at approximately 10:30. Weights are based on the banks' foreign exchange transactions.

(2).  On 1 January 1999 the official European Currency Unit (ECU) was replaced by the euro at a conversion rate of 1 to 1.

--------------------------------------------------------------------------------
S-110                                              QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

EXCHANGE RATES, GOLD PRICE AND TRADE FINANCING RATES

------------------------------------------------------------------------------------------------------------------------------------
                                    Effective exchange rate of the             Forward cover rates(5)          London gold price(3)
                                                rand(1)
                                  --------------------------------------------------------------------------------------------------
                                         Nominal              Real
                                  --------------------------------------------------------------------------------------------------
  Period                           Average      End of     Average       3 months     6 months    12 months      Rand      US dollar
                                  for period    period    for period

                                   (5369M)      (5368M)    (5367M)        (5353M)     (5362M)      (5363M)      (5356M)     (5357M)
------------------------------------------------------------------------------------------------------------------------------------

2000 ........................       100.00       92.35     100.00          699.18       706.76      721.49      1 932.51     279.13
2001 ........................        84.99       60.64      91.39          873.77       887.03      912.31      2 338.18     271.08
2002 ........................        66.54       75.33      82.55        1 079.09     1 106.51    1 158.09      3 242.30     310.16
2003 ........................        83.24       87.53     103.23          776.16       794.28      826.82      2 739.97     363.65
2004 ........................        90.84       97.74     110.13          653.37       665.95      686.65      2 637.10     409.33
2005 ........................        91.86       95.76     110.67          638.26       644.71      657.33      2 825.46     444.83

2003:Jan ....................        74.58       74.55      93.29          894.39       919.69      965.61      3 098.83     356.85
     Feb ....................        77.56       80.66      96.56          855.15       879.67      924.33      2 980.34     359.27
     Mar ....................        80.06       80.97      99.01          829.02       852.60      895.12      2 745.39     341.06
     Apr ....................        83.69       89.21     104.39          794.46       816.98      857.51      2 517.29     328.19
     May ....................        81.04       76.03     100.09          789.82       811.69      848.24      2 725.26     355.54
     Jun ....................        78.09       84.51      97.78          812.88       832.62      865.81      2 812.26     356.65
     Jul ....................        83.03       84.38     104.33          775.05       791.77      820.06      2 648.86     350.89
     Aug ....................        85.85       87.30     107.13          757.16       773.24      800.17      2 654.83     359.55
     Sep ....................        85.95       87.24     106.03          748.61       762.70      790.33      2 767.80     378.90
     Oct ....................        87.55       88.20     107.75          709.96       721.47      744.50      2 642.02     379.01
     Nov ....................        90.50       94.06     110.99          684.62       695.17      715.65      2 627.20     390.05
     Dec ....................        90.92       87.53     111.42          662.85       673.69      694.52      2 659.55     407.79

2004:Jan ....................        83.90       82.34     102.33          704.98       717.57      744.00      2 889.22     414.14
     Feb ....................        85.37       87.98     104.31          689.64       702.50      728.75      2 738.45     404.80
     Mar ....................        88.84       92.49     107.71          675.91       688.88      715.29      2 686.45     406.58
     Apr ....................        90.83       87.67     110.65          667.55       680.10      705.43      2 651.85     403.46
     May ....................        88.38       90.65     106.89          690.60       702.59      726.81      2 603.78     384.52
     Jun ....................        92.10       94.74     113.01          654.92       665.75      687.54      2 511.73     392.17
     Jul ....................        96.04       95.58     117.20          621.63       633.23      652.66      2 436.51     398.27
     Aug ....................        91.83       88.96     111.54          651.68       665.51      684.31      2 598.15     400.73
     Sep ....................        90.56       91.71     108.93          657.87       672.03      689.67      2 650.95     405.29
     Oct ....................        91.50       94.51     109.79          641.57       656.04      672.94      2 684.10     420.34
     Nov ....................        93.77       96.49     112.74          608.33       620.46      633.95      2 655.08     439.22
     Dec ....................        96.97       97.74     116.42          575.73       586.70      598.43      2 538.95     442.50

2005:Jan ....................        94.37       94.46     112.39          599.51       610.62      622.59      2 526.66     424.05
     Feb ....................        94.04       96.53     111.89          604.03       614.61      625.70      2 539.61     423.39
     Mar ....................        93.28       91.07     110.88          603.48       614.09      624.63      2 604.42     434.22
     Apr ....................        92.36       93.09     110.26          617.44       627.45      638.00      2 636.20     429.11
     May ....................        90.78       87.05     109.19          635.20       644.38      654.32      2 670.92     422.20
     Jun ....................        87.21       88.91     106.28          677.09       686.51      697.00      2 901.00     430.64
     Jul ....................        89.19       89.91     109.02          672.40       681.02      691.05      2 838.40     424.61
     Aug ....................        91.02       90.95     111.38          648.38       649.80      664.80      2 821.76     437.73
     Sep ....................        92.59       93.90     111.73          637.55       639.50      655.66      2 889.56     455.99
     Oct ....................        91.04       88.94     109.09          659.41       660.62      677.49      3 081.93     470.01
     Nov ....................        91.28       94.03     110.38          667.29       669.21      684.80      3 164.21     476.67
     Dec ....................        95.13       95.76     115.55          637.36       638.71      651.92      3 230.90     509.32

2006:Jan ....................        97.77       97.53         --          610.24       611.36      622.65      3 332.60     549.65
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                          Rate on three-month trade financing(2)
                                  ------------------------------------------------------
  Period                           UK(4)       US(4)      Eurodollar     South Africa(4)
                                                            loans

                                  (5358M)     (5359M)      (5360M)           (5361M)
----------------------------------------------------------------------------------------

2000 ........................       5.83         6.33        6.34              10.26
2001 ........................       3.99         1.83        1.87               9.55
2002 ........................       3.94         1.30        1.38              13.04
2003 ........................       4.03         1.08        1.14               7.58
2004 ........................       4.85         2.50        2.55               7.33
2005 ........................       4.57         4.46        4.54               6.93

2003:Jan ....................       3.92         1.25        1.34              13.01
     Feb ....................       3.62         1.26        1.32              13.00
     Mar ....................       3.61         1.24        1.30              12.98
     Apr ....................       3.58         1.24        1.31              12.98
     May ....................       3.56         1.20        1.26              12.65
     Jun ....................       3.58         1.03        1.13              11.23
     Jul ....................       3.39         1.05        1.11              10.71
     Aug ....................       3.60         1.08        1.15              10.24
     Sep ....................       3.67         1.06        1.17               8.98
     Oct ....................       3.88         1.10        1.17               7.87
     Nov ....................       3.91         1.08        1.16               7.36
     Dec ....................       4.03         1.08        1.14               7.58

2004:Jan ....................       4.05         1.05        1.12               7.77
     Feb ....................       4.17         1.04        1.11               7.83
     Mar ....................       4.33         1.03        1.10               7.89
     Apr ....................       4.40         1.10        1.15               7.92
     May ....................       4.59         1.24        1.32               7.94
     Jun ....................       4.71         1.56        1.63               7.95
     Jul ....................       4.90         1.62        1.70               7.89
     Aug ....................       4.87         1.74        1.82               7.27
     Sep ....................       4.82         1.91        2.04               7.12
     Oct ....................       4.84         2.09        2.19               7.31
     Nov ....................       4.80         2.35        2.42               7.31
     Dec ....................       4.85         2.50        2.55               7.33

2005:Jan ....................       4.81         2.69        2.77               7.38
     Feb ....................       4.90         2.86        2.92               7.36
     Mar ....................       4.91         3.03        3.11               7.41
     Apr ....................       4.84         3.15        3.21               6.83
     May ....................       4.80         3.28        3.35               6.83
     Jun ....................       4.70         3.44        3.56               6.84
     Jul ....................       4.56         3.66        3.68               6.88
     Aug ....................       4.49         3.83        3.88               6.88
     Sep ....................       4.54         3.99        4.08               6.84
     Oct ....................       4.55         4.23        4.25               7.00
     Nov ....................       4.55         4.37        4.41               7.04
     Dec ....................       4.57         4.46        4.54               6.93

2006:Jan ....................       4.52         4.63        4.69               6.93
----------------------------------------------------------------------------------------

KB522

(1).  The weighted average exchange rate of the rand is based on trade in and consumption of manufactured goods between South Africa and its most important trading partners. The weighting structure is described in an article in the September 1999 Quarterly Bulletin. As from 1 January 2003, the weighted average exchange rate of the rand is calculated against thirteen currencies. The weights of the four major currencies are in brackets: Euro (36,38), US dollar (15,47), British pound (15,37), Japanese yen (10,43). Index: 2000 = 100.

(2).  Figures as at end of the period.

(3).  Average daily fixing prices. Prices per fine ounce.

(4).  Rates on bankers' acceptances.

(5).  Weighted average of the banks' daily rates at approximately 10:30 (US dollar). Weights are based on the banks' foreign exchange transactions.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                              S-111

SOUTH AFRICAN RESERVE BANK                                       KEY INFORMATION
--------------------------------------------------------------------------------

TERMS OF TRADE AND EXCHANGE RATES OF THE RAND

Percentage changes(1)

------------------------------------------------------------------------------------------------------------------------------------
                                    Terms of trade(1)                                                     Exchange rates(3)
                                  ---------------------        Nominal          Real effective   -----------------------------------
Period                            Including   Excluding       effective            exchange        US     British           Japanese
                                     gold       gold      exchange rate(2,3)      rate(2,3)      dollar   pound     Euro      yen

                                   (5037Q)     (5036Q)         (5364Q)             (5366Q)       (5339Q)  (5338Q)  (5322Q)  (5319Q)
------------------------------------------------------------------------------------------------------------------------------------

2000 ........................        -2.5        -2.3             -5.9               -0.9         -11.4     -5.6      2.0     -16.2
2001 ........................         1.2         1.8            -15.0               -8.6         -18.8    -14.4    -16.0      -8.5
2002 ........................         2.4         0.3            -21.7               -9.7         -18.8    -22.2    -23.1     -16.3
2003 ........................         3.5         4.6             25.1               25.1          39.2     27.9     16.2      28.8
2004 ........................         1.1         1.8              9.1                6.7          16.8      4.3      6.3       9.2
2005 ........................         0.3         0.1              1.1                0.5           1.3      2.0      1.1       3.1

2004:01 .....................         4.5         4.8             -4.0               -4.8          -0.6     -7.8     -5.5      -2.1
     02 .....................        -4.5        -4.0              5.1                5.2           2.8      4.6      6.6       5.1
     03 .....................         0.0         0.2              2.6                2.2           3.4      2.7      2.0       3.7
     04 .....................        -3.2        -3.6              1.4                0.4           5.4      2.7     -0.7       1.4

2005:01 .....................         1.7         1.9             -0.2               -1.1           0.8     -0.6     -0.4      -0.4
     02 .....................         3.3         3.3             -4.0               -2.8          -6.3     -4.6     -2.5      -3.6
     03 .....................        -2.2        -2.4              0.9                2.0          -1.6      2.4      1.7       1.8
     04 .....................         3.7         3.1              1.7                0.9          -0.3      1.7      2.2       5.1
------------------------------------------------------------------------------------------------------------------------------------

KB806

(1).  Change compared with preceding period.

(2).  Weighted average exchange rate against most important currencies.

(3).  Percentage changes of averages.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                              S-153

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

NATIONAL INCOME AND PRODUCTION ACCOUNTS OF SOUTH AFRICA*
SUMMARY OF GROSS DOMESTIC PRODUCT, EXPENDITURE AND NATIONAL DISPOSABLE INCOME
AT CURRENT PRICES

R millions
-------------------------------------------------------------------------------------------------------------------
                                                                   1998          1999          2000          2001
                                                                 --------------------------------------------------

Compensation of employees ............................ (6000J)    372 541       404 418       442 301       473 851

Net operating surplus(1) ............................. (6001J)    192 931       210 398       258 533       305 667

Consumption of fixed capital(2) ...................... (6002J)     96 615       107 966       119 237       130 848

GROSS VALUE ADDED AT FACTOR COST ..................... (6003J)    662 087       722 782       820 071       910 366

Other taxes on production ............................ (6600J)     14 746        17 949        20 138        20 268

less Other subsidies on production ................... (6601J)      1 959         1 858         1 991         2 419

GROSS VALUE ADDED AT BASIC PRICES .................... (6645J)    674 874       738 873       838 218       928 215

Taxes on products .................................... (6603J)     74 473        80 528        87 816        96 363

less Subsidies on products ........................... (6604J)      6 923         5 718         3 886         4 571

GROSS DOMESTIC PRODUCT AT MARKET PRICES .............. (6006J)    742 424       813 683       922 148     1 020 007

Final consumption expenditure by households(3) ....... (6007J)    470 165       514 271       580 802       639 800

Final consumption expenditure by general government(4) (6008J)    139 371       149 952       167 348       186 280

   Individual consumption expenditure ................ (6605J)     64 111        66 830        72 753        81 657
   Collective consumption expenditure ................ (6606J)     75 260        83 122        94 595       104 623

Gross capital formation .............................. (6180J)    126 227       133 288       146 743       155 980

   Gross fixed capital formation ..................... (6009J)    126 913       125 754       139 647       153 525
   Change in inventories(5) .......................... (6010J)       -686         7 534         7 096         2 455

Residual item ........................................ (6011J)     -1 820        -4 935             1        -1 710

GROSS DOMESTIC EXPENDITURE ........................... (6012J)    733 943       792 576       894 894       980 350

Exports of goods and services ........................ (6013J)    190 453       206 144       257 011       305 584

   Exports of goods (f.o.b.) ......................... (6608J)    160 763       174 319       222 061       265 832
   Exports of services ............................... (6609J)     29 690        31 825        34 950        39 752

less Imports of goods and services ................... (6014J)    181 972       185 037       229 757       265 927

   Imports of goods (f.o.b.) ......................... (6610J)    150 705       149 854       189 411       221 235
   Imports of services ............................... (6611J)     31 267        35 183        40 346        44 692

EXPENDITURE ON GROSS DOMESTIC PRODUCT
(GDP AT MARKET PRICES) ............................... (6006J)    742 424       813 683       922 148     1 020 007

Primary income from the rest of the world ............ (6612J)      8 115        10 947        17 432        21 125

less Primary income to the rest of the world ......... (6613J)     25 603        30 548        39 456        53 301

GROSS NATIONAL INCOME AT MARKET PRICES ............... (6016J)    724 936       794 082       900 124       987 831

Current transfers from the rest of the world ......... (6614J)        335           406           741         1 104

less Current transfers to the rest of the world ...... (6615J)      4 428         6 068         7 163         7 361

GROSS NATIONAL DISPOSABLE INCOME AT MARKET
PRICES ............................................... (6018J)    720 843       788 420       893 702       981 574

REAL GROSS NATIONAL INCOME (AT 2000 PRICES) .......... (6016Y)    857 630       867 967       900 124       922 582
-------------------------------------------------------------------------------------------------------------------

R millions
---------------------------------------------------------------------------------------------------------------------
                                                                     2002          2003          2004          2005
                                                                  ---------------------------------------------------

Compensation of employees ............................ (6000J)      520 501       570 697       624 529       680 056

Net operating surplus(1) ............................. (6001J)      372 507       385 546       420 005       454 281

Consumption of fixed capital(2) ...................... (6002J)      149 329       161 653       172 496       189 952

GROSS VALUE ADDED AT FACTOR COST ..................... (6003J)    1 042 337     1 117 896     1 217 030     1 324 289

Other taxes on production ............................ (6600J)       25 028        28 243        30 415        33 848

less Other subsidies on production ................... (6601J)        3 485         5 007         4 581         5 185

GROSS VALUE ADDED AT BASIC PRICES .................... (6645J)    1 063 880     1 141 132     1 242 864     1 352 952

Taxes on products .................................... (6603J)      109 660       119 940       146 240       174 167

less Subsidies on products ........................... (6604J)        4 762         4 046         2 446         3 864

GROSS DOMESTIC PRODUCT AT MARKET PRICES .............. (6006J)    1 168 778     1 257 026     1 386 658     1 523 255

Final consumption expenditure by households(3) ....... (6007J)      722 091       785 632       870 411       967 940

Final consumption expenditure by general government(4) (6008J)      215 301       242 913       273 361       307 395

   Individual consumption expenditure ................ (6605J)       95 809       111 351       125 984       138 272
   Collective consumption expenditure ................ (6606J)      119 492       131 562       147 377       169 123

Gross capital formation .............................. (6180J)      187 644       212 995       242 767       273 079

   Gross fixed capital formation ..................... (6009J)      175 594       198 904       223 478       256 590
   Change in inventories(5) .......................... (6010J)       12 050        14 091        19 289        16 489

Residual item ........................................ (6011J)          984        -8 973         9 990        -2 854

GROSS DOMESTIC EXPENDITURE ........................... (6012J)    1 126 020     1 232 567     1 396 529     1 545 560

Exports of goods and services ........................ (6013J)      382 290       350 793       368 412       412 727

   Exports of goods (f.o.b.) ......................... (6608J)      333 251       291 434       310 525       347 673
   Exports of services ............................... (6609J)       49 039        59 359        57 887        65 054

less Imports of goods and services ................... (6014J)      339 532       326 334       378 283       435 032

   Imports of goods (f.o.b.) ......................... (6610J)      283 004       264 752       311 759       359 678
   Imports of services ............................... (6611J)       56 528        61 582        66 524        75 354

EXPENDITURE ON GROSS DOMESTIC PRODUCT
(GDP AT MARKET PRICES) ............................... (6006J)    1 168 778     1 257 026     1 386 658     1 523 255

Primary income from the rest of the world ............ (6612J)       22 711        21 373        20 975        29 304

less Primary income to the rest of the world ......... (6613J)       52 111        56 244        49 083        60 338

GROSS NATIONAL INCOME AT MARKET PRICES ............... (6016J)    1 139 378     1 222 155     1 358 550     1 492 221

Current transfers from the rest of the world ......... (6614J)        1 461         1 841         1 622         1 536

less Current transfers to the rest of the world ...... (6615J)        7 305         8 190        11 108        12 571

GROSS NATIONAL DISPOSABLE INCOME AT MARKET
PRICES ............................................... (6018J)    1 133 534     1 215 806     1 349 064     1 481 186

REAL GROSS NATIONAL INCOME (AT 2000 PRICES) .......... (6016Y)      970 534     1 002 344     1 057 035     1 110 775
---------------------------------------------------------------------------------------------------------------------

KB601

*     Data for the past four years are preliminary and subject to revision.

(1).  After consumption of fixed capital and after inventory valuation adjustment.

(2).  At replacement value.

(3).  Including non-profit institutions serving households.

(4).  Current expenditure on salaries and wages and on goods and other services of a non-capital nature by the service departments (not business enterprises) of general government. General government includes central government, provincial governments and local governments.

(5).  After inventory valuation adjustment.

--------------------------------------------------------------------------------
S-112                                              QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

GROSS VALUE ADDED BY KIND OF ECONOMIC ACTIVITY(1)

R millions
--------------------------------------------------------------------------------------------------------------
                                                                    1998        1999        2000        2001
                                                                   -------------------------------------------

AT CURRENT PRICES

PRIMARY SECTOR ....................................... (6630J)      71 313      78 352      90 842     109 802

Agriculture, forestry and fishing .................... (6631J)      25 434      26 179      27 451      32 588

Mining and quarrying ................................. (6632J)      45 879      52 173      63 391      77 214

SECONDARY SECTOR ..................................... (6633J)     171 311     178 475     203 008     222 346

Manufacturing ........................................ (6634J)     130 897     137 035     159 106     176 907

Electricity, gas and water ........................... (6635J)      20 461      21 200      22 788      23 023

Construction (contractors) ........................... (6636J)      19 953      20 240      21 114      22 416

TERTIARY SECTOR ...................................... (6637J)     432 250     482 046     544 368     596 067

Wholesale and retail trade, catering and
accommodation ........................................ (6638J)      90 936     103 193     122 702     130 387

Transport, storage and communication ................. (6639J)      63 606      70 071      80 873      89 511

Financial intermediation, insurance, real-estate and
business services .................................... (6640J)     122 227     140 673     156 253     177 531

Community, social and personal services .............. (6642J)     155 481     168 109     184 540     198 638

   General government services ....................... (6643J)     116 495     124 107     133 158     142 325
   Other ............................................. (6647J)      38 986      44 002      51 382      56 313

                                                                  ---------------------------------------------
GROSS VALUE ADDED AT BASIC PRICES .................... (6645J)     674 874     738 873     838 218     928 215
--------------------------------------------------------------------------------------------------------------
AT CONSTANT 2000 PRICES

PRIMARY SECTOR ....................................... (6630Y)      89 697      90 329      90 842      89 883

Agriculture, forestry and fishing .................... (6631Y)      24 686      26 213      27 451      26 558

Mining and quarrying ................................. (6632Y)      65 011      64 116      63 391      63 325

SECONDARY SECTOR ..................................... (6633Y)     188 802     189 261     203 008     208 241

Manufacturing ........................................ (6634Y)     146 336     147 179     159 106     164 131

Electricity, gas and water ........................... (6635Y)      22 206      22 097      22 788      21 956

Construction (contractors) ........................... (6636Y)      20 260      19 985      21 114      22 154

TERTIARY SECTOR ...................................... (6637Y)     503 329     523 118     544 368     564 129

Wholesale and retail trade, catering and
accommodation ........................................ (6638Y)     105 518     113 553     122 702     125 017

Transport, storage and communication ................. (6639Y)      70 983      74 705      80 873      85 646

Financial intermediation, insurance, real-estate and
business services .................................... (6640Y)     144 074     151 437     156 253     169 015

Community, social and personal services .............. (6642Y)     182 754     183 423     184 540     184 451

   General government services ....................... (6643Y)     135 560     134 403     133 158     131 914
   Other ............................................. (6647Y)      47 194      49 020      51 382      52 537
                                                                  ---------------------------------------------
GROSS VALUE ADDED AT BASIC PRICES .................... (6645Y)     781 828     802 708     838 218     862 253
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                                                      2002       2003        2004        2005
                                                                  ---------------------------------------------

AT CURRENT PRICES

PRIMARY SECTOR ....................................... (6630J)      136 292     125 147     125 439     128 763

Agriculture, forestry and fishing .................... (6631J)       44 179      40 889      37 946      34 441

Mining and quarrying ................................. (6632J)       92 113      84 258      87 493      94 322

SECONDARY SECTOR ..................................... (6633J)      259 770     276 915     295 430     316 025

Manufacturing ........................................ (6634J)      209 605     221 652     236 822     251 596

Electricity, gas and water ........................... (6635J)       26 046      28 316      29 426      31 029

Construction (contractors) ........................... (6636J)       24 119      26 947      29 182      33 400

TERTIARY SECTOR ...................................... (6637J)      667 818     739 070     821 995     908 164

Wholesale and retail trade, catering and
accommodation ........................................ (6638J)      143 095     157 728     175 570     197 252

Transport, storage and communication ................. (6639J)      100 034     110 439     122 298     135 713

Financial intermediation, insurance, real-estate and
business services .................................... (6640J)      204 667     229 013     260 940     285 757

Community, social and personal services .............. (6642J)      220 022     241 890     263 187     289 442

   General government services ....................... (6643J)      157 391     171 995     186 802     204 560
   Other ............................................. (6647J)       62 631      69 895      76 385      84 882
                                                                  ---------------------------------------------
GROSS VALUE ADDED AT BASIC PRICES .................... (6645J)    1 063 880   1 141 132   1 242 864   1 352 952
---------------------------------------------------------------------------------------------------------------
AT CONSTANT 2000 PRICES

PRIMARY SECTOR ....................................... (6630Y)       92 219      94 202      95 579      99 192

Agriculture, forestry and fishing .................... (6631Y)       28 292      27 700      27 223      28 684

Mining and quarrying ................................. (6632Y)       63 927      66 502      68 356      70 508

SECONDARY SECTOR ..................................... (6633Y)      214 892     214 609     225 459     235 730

Manufacturing ........................................ (6634Y)      168 729     166 405     174 036     181 137

Electricity, gas and water ........................... (6635Y)       22 722      23 151      23 698      24 082

Construction (contractors) ........................... (6636Y)       23 441      25 053      27 725      30 511

TERTIARY SECTOR ...................................... (6637Y)      587 789     613 052     641 698     675 175

Wholesale and retail trade, catering and
accommodation ........................................ (6638Y)      127 870     136 138     143 931     152 712

Transport, storage and communication ................. (6639Y)       93 390      98 864     103 380     109 188

Financial intermediation, insurance, real-estate and
business services .................................... (6640Y)      179 623     187 062     201 170     216 632

Community, social and personal services .............. (6642Y)      186 906     190 988     193 217     196 643

   General government services ....................... (6643Y)      133 054     134 915     136 376     138 373
   Other ............................................. (6647Y)       53 852      56 073      56 841      58 270
                                                                  ---------------------------------------------
GROSS VALUE ADDED AT BASIC PRICES .................... (6645Y)      894 900     921 863     962 736   1 010 097
---------------------------------------------------------------------------------------------------------------

KB602

(1).  Source of data: Statistics South Africa.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                              S-113

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

GROSS VALUE ADDED BY KIND OF ECONOMIC ACTIVITY(1)
SEASONALLY ADJUSTED ANNUALISED RATES

R millions
----------------------------------------------------------------------------------------------------------------------------
                                                                                             2004
                                                                  ----------------------------------------------------------
                                                                       01          02          03          04        2004
                                                                  ----------------------------------------------------------

AT CURRENT PRICES

PRIMARY SECTOR .....................................  (6630L)        125 019     120 274     132 482     123 981     125 439

Agriculture, forestry and fishing ..................  (6631L)         39 404      37 138      46 776      28 466      37 946

Mining and quarrying ...............................  (6632L)         85 615      83 136      85 706      95 515      87 493

SECONDARY SECTOR ...................................  (6633L)        287 908     291 886     295 104     306 822     295 430

Manufacturing ......................................  (6634L)        231 807     233 974     235 373     246 134     236 822

Electricity, gas and water .........................  (6635L)         27 877      29 023      30 100      30 704      29 426

Construction (contractors) .........................  (6636L)         28 224      28 889      29 631      29 984      29 182

TERTIARY SECTOR ....................................  (6637L)        785 247     807 633     838 330     856 770     821 995

Wholesale and retail trade, catering and
accommodation ......................................  (6638L)        167 083     170 394     179 835     184 968     175 570

Transport, storage and communication ...............  (6639L)        115 869     120 062     122 127     131 134     122 298

Financial intermediation, insurance, real-estate and
business services ..................................  (6640L)        245 491     257 447     272 888     267 934     260 940

Community, social and personal services ............  (6642L)        256 804     259 730     263 480     272 734     263 187

     General government services ...................  (6643L)        181 527     184 012     188 107     193 562     186 802
     Other .........................................  (6647L)         75 277      75 718      75 373      79 172      76 385
                                                                  ----------------------------------------------------------
GROSS VALUE ADDED AT BASIC PRICES ..................  (6645L)      1 198 174   1 219 793   1 265 916   1 287 573   1 242 864
----------------------------------------------------------------------------------------------------------------------------
AT CONSTANT 2000 PRICES

PRIMARY SECTOR .....................................  (6630D)         94 446      94 896      96 616      96 358      95 579

Agriculture, forestry and fishing ..................  (6631D)         26 766      26 990      27 453      27 683      27 223

Mining and quarrying ...............................  (6632D)         67 680      67 906      69 163      68 675      68 356

SECONDARY SECTOR ...................................  (6633D)        217 995     223 713     229 150     230 978     225 459

Manufacturing ......................................  (6634D)        168 019     172 572     177 130     178 423     174 036

Electricity, gas and water .........................  (6635D)         23 365      23 549      23 828      24 050      23 698

Construction (contractors) .........................  (6636D)         26 611      27 592      28 192      28 505      27 725

TERTIARY SECTOR ....................................  (6637D)        629 221     637 369     645 617     654 585     641 698

Wholesale and retail trade, catering and
accommodation ......................................  (6638D)        141 530     142 930     144 504     146 760     143 931
Transport, storage and communication ...............  (6639D)        101 573     102 591     103 969     105 387     103 380

Financial intermediation, insurance, real-estate and
business services ..................................  (6640D)        193 963     199 183     203 568     207 966     201 170

Community, social and personal services ............  (6642D)        192 155     192 665     193 576     194 472     193 217

     General government services ...................  (6643D)        135 725     136 140     136 523     137 116     136 376
     Other .........................................  (6647D)         56 430      56 525      57 053      57 356      56 841
                                                                  ----------------------------------------------------------
GROSS VALUE ADDED AT BASIC PRICES ..................  (6645D)        941 662     955 978     971 383     981 921     962 736
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                                                             2005
                                                                  --------------------------------------------------------
                                                                      01          02         03          04         2005
                                                                  --------------------------------------------------------

AT CURRENT PRICES

PRIMARY SECTOR .....................................  (6630L)      127 768     119 313     134 734     133 237     128 763

Agriculture, forestry and fishing ..................  (6631L)       41 860      27 002      39 391      29 511      34 441

Mining and quarrying ...............................  (6632L)       85 908      92 311      95 343     103 726      94 322

SECONDARY SECTOR ...................................  (6633L)      302 794     315 255     320 019     326 032     316 025

Manufacturing ......................................  (6634L)      242 909     251 031     253 844     258 600     251 596

Electricity, gas and water .........................  (6635L)       29 420      30 905      31 604      32 187      31 029

Construction (contractors) .........................  (6636L)       30 465      33 319      34 571      35 245      33 400

TERTIARY SECTOR ....................................  (6637L)      868 366     890 325     915 865     958 100     908 164

Wholesale and retail trade, catering and
accommodation ......................................  (6638L)      186 560     192 590     202 571     207 287     197 252

Transport, storage and communication ...............  (6639L)      127 635     133 683     136 273     145 261     135 713

Financial intermediation, insurance, real-estate and
business services ..................................  (6640L)      274 705     277 079     286 196     305 048     285 757

Community, social and personal services ............  (6642L)      279 466     286 973     290 825     300 504     289 442

     General government services ...................  (6643L)      196 711     202 649     206 376     212 504     204 560
     Other .........................................  (6647L)       82 755      84 324      84 449      88 000      84 882
                                                                 ---------------------------------------------------------
GROSS VALUE ADDED AT BASIC PRICES ..................  (6645L)    1 298 928   1 324 893   1 370 618   1 417 369   1 352 952
--------------------------------------------------------------------------------------------------------------------------
AT CONSTANT 2000 PRICES

PRIMARY SECTOR .....................................  (6630D)       98 378      99 261      99 832      99 297      99 192

Agriculture, forestry and fishing ..................  (6631D)       28 117      28 319      29 012      29 288      28 684

Mining and quarrying ...............................  (6632D)       70 261      70 942      70 820      70 009      70 508

SECONDARY SECTOR ...................................  (6633D)      230 704     235 014     238 101     239 101     235 730

Manufacturing ......................................  (6634D)      177 367     180 769     183 268     183 144     181 137

Electricity, gas and water .........................  (6635D)       24 065      24 086      23 983      24 194      24 082

Construction (contractors) .........................  (6636D)       29 272      30 159      30 850      31 763      30 511

TERTIARY SECTOR ....................................  (6637D)      664 254     671 379     678 477     686 590     675 175

Wholesale and retail trade, catering and
accommodation ......................................  (6638D)      148 842     151 329     153 674     157 003     152 712

Transport, storage and communication ...............  (6639D)      106 715     108 354     109 964     111 719     109 188

Financial intermediation, insurance, real-estate and
business services ..................................  (6640D)      213 282     215 502     217 888     219 856     216 632

Community, social and personal services ............  (6642D)      195 415     196 194     196 951     198 012     196 643

     General government services ...................  (6643D)      137 749     138 154     138 471     139 118     138 373
     Other .........................................  (6647D)       57 666      58 040      58 480      58 894      58 270
                                                                 ---------------------------------------------------------
GROSS VALUE ADDED AT BASIC PRICES ..................  (6645D)      993 336   1 005 654   1 016 410   1 024 988   1 010 097
--------------------------------------------------------------------------------------------------------------------------

KB603

(1).  Source of data: Statistics South Africa.

--------------------------------------------------------------------------------
S-114                                              QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

EXPENDITURE ON GROSS DOMESTIC PRODUCT

R millions
-------------------------------------------------------------------------------------------
                                                       1998      1999      2000      2001
                                            -----------------------------------------------

AT CURRENT PRICES

Final consumption expenditure ............. (6620J)   609 536   664 223   748 150   826 080

  Final consumption expenditure by ........ (6007J)   470 165   514 271   580 802   639 800
  households(1)

  Final consumption expenditure by general
  government(2) ........................... (6008J)   139 371   149 952   167 348   186 280

  Individual consumption expenditure ...... (6605J)    64 111    66 830    72 753    81 657
  Collective consumption expenditure ...... (6606J)    75 260    83 122    94 595   104 623

Gross capital formation ................... (6180J)   126 227   133 288   146 743   155 980

  Gross fixed capital formation ........... (6009J)   126 913   125 754   139 647   153 525
  Change in inventories(3) ................ (6010J)      -686     7 534     7 096     2 455

Residual item ............................. (6011J)    -1 820    -4 935         1    -1 710

GROSS DOMESTIC EXPENDITURE ................ (6012J)   733 943   792 576   894 894   980 350

Exports of goods and services ............. (6013J)   190 453   206 144   257 011   305 584

   Exports of goods (f.o.b.) .............. (6608J)   160 763   174 319   222 061   265 832
   Exports of services .................... (6609J)    29 690    31 825    34 950    39 752

less Imports of goods and services ........ (6014J)   181 972   185 037   229 757   265 927

   Imports of goods (f.o.b.) .............. (6610J)   150 705   149 854   189 411   221 235
   Imports of services .................... (6611J)    31 267    35 183    40 346    44 692

EXPENDITURE ON GROSS DOMESTIC PRODUCT ..... (6006J)   742 424   813 683   922 148 1 020 007
-------------------------------------------------------------------------------------------

AT CONSTANT 2000 PRICES

Final consumption expenditure ............. (6620Y)   710 079   720 309   748 150   773 663

   Final consumption expenditure by ....... (6007Y)   548 196   557 722   580 802   601 090
   households(1)

   Final consumption expenditure by general
   government(2) .......................... (6008Y)   161 883   162 587   167 348   172 573

   Individual consumption expenditure ..... (6605Y)    73 349    71 533    72 753    76 184
   Collective consumption expenditure ..... (6606Y)    88 534    91 054    94 595    96 389

Gross capital formation ................... (6180Y)   143 290   140 654   146 743   145 859

   Gross fixed capital formation .......... (6009Y)   144 931   133 923   139 647   144 548
   Change in inventories(3) ............... (6010Y)    -1 641     6 731     7 096     1 311

Residual item ............................. (6011Y)    15 287     5 233         1    -3 436

GROSS DOMESTIC EXPENDITURE ................ (6012Y)   868 656   866 196   894 894   916 086

Exports of goods and services ............. (6013Y)   234 329   237 284   257 011   261 541

   Exports of goods (f.o.b.) .............. (6608Y)   200 877   203 627   222 061   223 830
   Exports of services .................... (6609Y)    33 452    33 657    34 950    37 711

less Imports of goods and services ........ (6014Y)   238 017   218 115   229 757   230 254

   Imports of goods (f.o.b.) .............. (6610Y)   193 556   175 585   189 411   189 446
   Imports of services .................... (6611Y)    44 461    42 530    40 346    40 808

EXPENDITURE ON GROSS DOMESTIC PRODUCT ..... (6006Y)   864 968   885 365   922 148   947 373
-------------------------------------------------------------------------------------------

R millions
---------------------------------------------------------------------------------------------------
                                                         2002        2003        2004        2005
                                            -------------------------------------------------------

AT CURRENT PRICES

Final consumption expenditure ............. (6620J)     937 392   1 028 545   1 143 772   1 275 335

  Final consumption expenditure by ........ (6007J)     722 091     785 632     870 411     967 940
  households(1)

  Final consumption expenditure by general
  government(2) ........................... (6008J)     215 301     242 913     273 361     307 395

  Individual consumption expenditure ...... (6605J)      95 809     111 351     125 984     138 272
  Collective consumption expenditure ...... (6606J)     119 492     131 562     147 377     169 123

Gross capital formation ................... (6180J)     187 644     212 995     242 767     273 079

  Gross fixed capital formation ........... (6009J)     175 594     198 904     223 478     256 590
  Change in inventories(3) ................ (6010J)      12 050      14 091      19 289      16 489

Residual item ............................. (6011J)         984      -8 973       9 990      -2 854

GROSS DOMESTIC EXPENDITURE ................ (6012J)   1 126 020   1 232 567   1 396 529   1 545 560

Exports of goods and services ............. (6013J)     382 290     350 793     368 412     412 727

   Exports of goods (f.o.b.) .............. (6608J)     333 251     291 434     310 525     347 673
   Exports of services .................... (6609J)      49 039      59 359      57 887      65 054

less Imports of goods and services ........ (6014J)     339 532     326 334     378 283     435 032

   Imports of goods (f.o.b.) .............. (6610J)     283 004     264 752     311 759     359 678
   Imports of services .................... (6611J)      56 528      61 582      66 524      75 354

EXPENDITURE ON GROSS DOMESTIC PRODUCT ..... (6006J)   1 168 778   1 257 026   1 386 658   1 523 255
---------------------------------------------------------------------------------------------------

AT CONSTANT 2000 PRICES

Final consumption expenditure ............. (6620Y)     800 677     833 903     888 846     947 322

   Final consumption expenditure by ....... (6007Y)     620 159     641 616     683 295     730 330
   households(1)

   Final consumption expenditure by general
   government(2) .......................... (6008Y)     180 518     192 287     205 551     216 992

   Individual consumption expenditure ..... (6605Y)      81 258      88 701      94 108      96 540
   Collective consumption expenditure ..... (6606Y)      99 260     103 586     111 443     120 452

Gross capital formation ................... (6180Y)     156 677     171 418     191 004     199 240

   Gross fixed capital formation .......... (6009Y)     149 895     162 266     176 495     190 608
   Change in inventories(3) ............... (6010Y)       6 782       9 152      14 509       8 632

Residual item ............................. (6011Y)       3 949       5 900       7 051       4 647

GROSS DOMESTIC EXPENDITURE ................ (6012Y)     961 303   1 011 221   1 086 901   1 151 209

Exports of goods and services ............. (6013Y)     262 938     263 653     270 214     288 190

   Exports of goods (f.o.b.) .............. (6608Y)     220 794     215 854     224 833     239 396
   Exports of services .................... (6609Y)      42 144      47 799      45 381      48 794

less Imports of goods and services ........ (6014Y)     241 914     263 318     300 344     330 625

   Imports of goods (f.o.b.) .............. (6610Y)     200 991     211 503     246 691     274 854
   Imports of services .................... (6611Y)      40 923      51 815      53 653      55 771

EXPENDITURE ON GROSS DOMESTIC PRODUCT ..... (6006Y)     982 327   1 011 556   1 056 771   1 108 774
---------------------------------------------------------------------------------------------------

KB604

(1).  Including non-profit institutions serving households.

(2).  Current expenditure on salaries and wages and on goods and other services of a non-capital nature by the service departments (not business enterprises) of general government. General government includes central government, provincial governments and local governments.

(3).  After inventory valuation adjustment.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                              S-115

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

EXPENDITURE ON GROSS DOMESTIC PRODUCT
AT CURRENT PRICES

R millions
-----------------------------------------------------------------------------------------------------------------
                                                            Final consumption
                                                               expenditure             Gross capital formation
                                                         -------------------------------------------------------
                                                                                         Gross
  Period                                                                                 fixed
                                                           House-      General          capital      Change in
                                                          holds(1)  government(2)      formation   inventories(3)

                                                           (6007K)     (6008K)         (6009K)       (6010K)
-----------------------------------------------------------------------------------------------------------------

2002 :01 .............................................     167 375      51 034          40 431          -947
     :02 .............................................     176 800      53 745          42 136         7 658
     :03 .............................................     182 256      53 747          44 637         5 762
     :04 .............................................     195 660      56 775          48 390          -423
2002 .................................................     722 091     215 301         175 594        12 050

2003 :01 .............................................     185 200      58 681          49 169        -1 126
     :02 .............................................     193 267      60 628          47 841         8 232
     :03 .............................................     197 156      60 168          49 646         5 289
     :04 .............................................     210 009      63 436          52 248         1 696
2003 .................................................     785 632     242 913         198 904        14 091

2004 :01 .............................................     203 855      66 067          54 085          -986
     :02 .............................................     213 779      67 755          53 564        11 743
     :03 .............................................     217 412      67 652          56 475         7 173
     :04 .............................................     235 365      71 887          59 354         1 359
2004 .................................................     870 411     273 361         223 478        19 289

2005 :01 .............................................     224 954      73 159          60 604          -580
     :02 .............................................     238 320      75 470          61 968         7 012
     :03 .............................................     243 232      77 047          65 073         5 603
     :04 .............................................     261 434      81 719          68 945         4 454
2005 .................................................     967 940     307 395         256 590        16 489
-----------------------------------------------------------------------------------------------------------------
KB605

SEASONALLY ADJUSTED ANNUALISED RATES
-----------------------------------------------------------------------------------------------------------------
                                                          (6007L)      (6008L)         (6009L)        (6010L)
-----------------------------------------------------------------------------------------------------------------
2002 :01 .............................................     689 279     204 858         163 228        10 168
     :02 .............................................     711 916     211 969         171 122         7 724
     :03 .............................................     732 364     218 630         178 826        14 308
     :04 .............................................     754 805     225 747         189 200        16 000
2002 .................................................     722 091     215 301         175 594        12 050

2003 :01 .............................................     762 334     234 065         193 746        10 655
     :02 .............................................     777 543     239 377         197 233        14 635
     :03 .............................................     792 221     244 686         200 122        14 787
     :04 .............................................     810 430     253 524         204 515        16 287
2003 .................................................     785 632     242 913         198 904        14 091

2004 :01 .............................................     839 180     261 575         212 639        12 809
     :02 .............................................     860 326     270 517         220 484        18 101
     :03 .............................................     873 991     274 480         227 169        25 993
     :04 .............................................     908 147     286 872         233 620        20 253
2004 .................................................     870 411     273 361         223 478        19 289

2005 :01 .............................................     926 825     289 160         242 015        21 867
     :02 .............................................     958 078     301 032         253 080        10 107
     :03 .............................................     978 454     312 404         261 498        23 739
     :04 .............................................   1 008 403     326 984         269 767        10 243
2005 .................................................     967 940     307 395         256 590        16 489
-----------------------------------------------------------------------------------------------------------------
KB606

R millions
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                          less
                                                                                        Exports of     Imports of   EXPENDITURE
        Period                                                             GROSS          goods          goods        ON GROSS
                                                           Residual      DOMESTIC          and            and         DOMESTIC
                                                             item       EXPENDITURE      services       services      PRODUCT

                                                           (6011K)        (6012K)        (6013K)       (6014K)        (6006K)
--------------------------------------------------------------------------------------------------------------------------------

2002 :01 .............................................       1 370         259 263        92 796        79 359         272 700
     :02 .............................................        -952         279 387        95 833        84 119         291 101
     :03 .............................................       4 332         290 734        94 798        86 495         299 037
     :04 .............................................      -3 766         296 636        98 863        89 559         305 940
2002 .................................................         984       1 126 020       382 290       339 532       1 168 778

2003 :01 .............................................      -2 585         289 339        90 559        77 632         302 266
     :02 .............................................      -3 373         306 595        85 781        80 647         311 729
     :03 .............................................       3 868         316 127        87 836        84 105         319 858
     :04 .............................................      -6 883         320 506        86 617        83 950         323 173
2003 .................................................      -8 973       1 232 567       350 793       326 334       1 257 026

2004 :01 .............................................      -1 219         321 802        86 360        81 484         326 678
     :02 .............................................        -681         346 160        91 229        96 474         340 915
     :03 .............................................      12 876         361 588        93 045        97 076         357 557
     :04 .............................................        -986         366 979        97 778       103 249         361 508
2004 .................................................       9 990       1 396 529       368 412       378 283       1 386 658

2005 :01 .............................................       4 839         362 976        91 323        94 288         360 011
     :02 .............................................      -8 929         373 841       103 663       108 309         369 195
     :03 .............................................      10 862         401 817       107 063       117 126         391 754
     :04 .............................................      -9 626         406 926       110 678       115 309         402 295
2005 .................................................      -2 854       1 545 560       412 727       435 032       1 523 255
--------------------------------------------------------------------------------------------------------------------------------
KB605

SEASONALLY ADJUSTED ANNUALISED RATES
--------------------------------------------------------------------------------------------------------------------------------
                                                           (6011L)       (6012L)         (6013L)       (6014L)        (6006L)
--------------------------------------------------------------------------------------------------------------------------------
2002 :01 .............................................       7 412       1 074 945       374 883       334 170       1 115 658
     :02 .............................................       2 811       1 105 542       385 344       336 978       1 153 908
     :03 .............................................      -8 501       1 135 627       377 212       335 296       1 177 543
     :04 .............................................       2 214       1 187 966       391 721       351 684       1 228 003
2002 .................................................         984       1 126 020       382 290       339 532       1 168 778

2003 :01 .............................................     -10 453       1 190 347       363 198       319 871       1 233 674
     :02 .............................................     -10 958       1 217 830       344 766       322 892       1 239 704
     :03 .............................................     -12 728       1 239 088       353 626       329 098       1 263 616
     :04 .............................................      -1 753       1 283 003       341 582       333 475       1 291 110
2003 .................................................      -8 973       1 232 567       350 793       326 334       1 257 026

2004 :01 .............................................      -3 344       1 322 859       347 110       339 001       1 330 968
     :02 .............................................      10 042       1 379 470       367 609       384 467       1 362 612
     :03 .............................................      18 019       1 419 652       372 207       382 547       1 409 312
     :04 .............................................      15 243       1 464 135       386 722       407 117       1 443 740
2004 .................................................       9 990       1 396 529       368 412       378 283       1 386 658

2005 :01 .............................................       6 789       1 486 656       366 931       390 065       1 463 522
     :02 .............................................     -26 391       1 495 906       417 345       429 289       1 483 962
     :03 .............................................       2 422       1 578 517       428 333       461 630       1 545 220
     :04 .............................................       5 764       1 621 161       438 299       459 144       1 600 316
2005 .................................................      -2 854       1 545 560       412 727       435 032       1 523 255
--------------------------------------------------------------------------------------------------------------------------------

KB606

(1).  Including non-profit institutions serving households.

(2).  Current expenditure on salaries and wages and on goods and other services of a non-capital nature by the service departments (not business enterprises) of general government. General government includes central government, provincial governments and local governments.

(3).  After inventory valuation adjustment.

--------------------------------------------------------------------------------
S-116                                              QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

EXPENDITURE ON GROSS DOMESTIC PRODUCT
AT CONSTANT 2000 PRICES

R millions
-----------------------------------------------------------------------------------------------------------------
                                                            Final consumption
                                                               expenditure             Gross capital formation
                                                         -------------------------------------------------------
                                                                                         Gross
 Period                                                                                  fixed
                                                           House-      General          capital      Change in
                                                          holds(1)  government(2)      formation    inventories

                                                          (6007C)      (6008C)          (6009C)       (6010C)
-----------------------------------------------------------------------------------------------------------------

2002 :01 .............................................     148 980      43 559           35 967           261
     :02 .............................................     153 161      45 320           36 229         3 387
     :03 .............................................     154 357      44 941           37 623         2 951
     :04 .............................................     163 661      46 698           40 076           183
2002 .................................................     620 159     180 518          149 895         6 782

2003 :01 .............................................     152 861      46 442           40 362          -892
     :02 .............................................     157 642      47 997           39 028         5 613
     :03 .............................................     159 864      47 707           40 432         3 485
     :04 .............................................     171 249      50 141           42 444           946
2003 .................................................     641 616     192 287          162 266         9 152

2004 :01 .............................................     160 861      50 555           43 441           -88
     :02 .............................................     167 615      51 100           42 478         7 467
     :03 .............................................     170 403      50 734           44 274         5 559
     :04 .............................................     184 416      53 162           46 302         1 571
2004 .................................................     683 295     205 551          176 495        14 509

2005 :01 .............................................     171 986      53 108           46 939          -790
     :02 .............................................     179 509      53 529           46 412         5 461
     :03 .............................................     181 670      53 862           47 608         4 652
     :04 .............................................     197 165      56 493           49 649          -691
2005 .................................................     730 330     216 992          190 608         8 632
-----------------------------------------------------------------------------------------------------------------
KB607

SEASONALLY ADJUSTED ANNUALISED RATES
-----------------------------------------------------------------------------------------------------------------
                                                           (6007D)     (6008D)          (6009D)        (6010D)
-----------------------------------------------------------------------------------------------------------------

2002 :01 .............................................     613 505     176 806          145 158         9 851
     :02 .............................................     618 422     179 122          147 142         1 223
     :03 .............................................     622 756     181 761          150 694         8 363
     :04 .............................................     625 953     184 383          156 586         7 691
2002 .................................................     620 159     180 518          149 895         6 782

2003 :01 .............................................     630 760     187 112          159 011         7 616
     :02 .............................................     636 262     189 988          160 925        10 536
     :03 .............................................     645 028     192 919          162 983         9 236
     :04 .............................................     654 414     199 129          166 145         9 220
2003 .................................................     641 616     192 287          162 266         9 152

2004 :01 .............................................     665 174     201 764          170 805        10 870
     :02 .............................................     676 860     204 733          174 880        16 686
     :03 .............................................     689 106     204 762          178 065        17 790
     :04 .............................................     702 040     210 945          182 230        12 690
2004 .................................................     683 295     205 551          176 495        14 509

2005 :01 .............................................     713 125     211 383          186 564        12 274
     :02 .............................................     724 741     214 410          188 654         6 070
     :03 .............................................     735 608     217 300          191 857        13 326
     :04 .............................................     747 846     224 875          195 357         2 858
2005 .................................................     730 330     216 992          190 608         8 632
-----------------------------------------------------------------------------------------------------------------
KB608

R millions
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                          less
                                                                                        Exports of     Imports of    EXPENDITURE
        Period                                                             GROSS          goods          goods         ON GROSS
                                                           Residual      DOMESTIC          and            and          DOMESTIC
                                                             item       EXPENDITURE      services       services       PRODUCT

                                                           (6011C)        (6012C)        (6013C)        (6014C)        (6006C)
--------------------------------------------------------------------------------------------------------------------------------

2002 :01 .............................................      -1 833        226 934         64 364         56 835        234 463
     :02 .............................................       2 709        240 806         66 356         60 470        246 692
     :03 .............................................       6 792        246 664         64 061         61 887        248 838
     :04 .............................................      -3 719        246 899         68 157         62 722        252 334
2002 .................................................       3 949        961 303        262 938        241 914        982 327

2003 :01 .............................................        -611        238 162         65 017         60 247        242 932
     :02 .............................................       3 795        254 075         64 646         64 446        254 275
     :03 .............................................       6 044        257 532         67 017         68 670        255 879
     :04 .............................................      -3 328        261 452         66 973         69 955        258 470
2003 .................................................       5 900      1 011 221        263 653        263 318      1 011 556

2004 :01 .............................................          34        254 803         63 190         67 276        250 717
     :02 .............................................       5 189        273 849         65 931         75 374        264 406
     :03 .............................................       5 976        276 946         68 180         76 995        268 131
     :04 .............................................      -4 148        281 303         72 913         80 699        273 517
2004 .................................................       7 051      1 086 901        270 214        300 344      1 056 771

2005 :01 .............................................        -292        270 951         68 393         74 859        264 485
     :02 .............................................       3 157        288 068         71 726         82 444        277 350
     :03 .............................................       6 850        294 642         74 000         87 408        281 234
     :04 .............................................      -5 068        297 548         74 071         85 914        285 705
2005 .................................................       4 647      1 151 209        288 190        330 625      1 108 774
--------------------------------------------------------------------------------------------------------------------------------
KB607

SEASONALLY ADJUSTED ANNUALISED RATES
--------------------------------------------------------------------------------------------------------------------------------
                                                           (6011D)        (6012D)        (6013D)        (6014D)       (6006D)
--------------------------------------------------------------------------------------------------------------------------------

2002 :01 .............................................         801        946 121        258 283        239 215        965 189
     :02 .............................................       6 968        952 877        267 227        242 186        977 918
     :03 .............................................       9 649        973 223        255 885        239 991        989 117
     :04 .............................................      -1 622        972 991        270 357        246 264        997 084
2002 .................................................       3 949        961 303        262 938        241 914        982 327

2003 :01 .............................................       5 057        989 556        260 426        246 837      1 003 145
     :02 .............................................       7 868      1 005 579        260 187        257 463      1 008 303
     :03 .............................................       3 998      1 014 164        269 846        269 891      1 014 119
     :04 .............................................       6 677      1 035 585        264 153        279 081      1 020 657
2003 .................................................       5 900      1 011 221        263 653        263 318      1 011 556

2004 :01 .............................................      11 216      1 059 829        253 304        279 889      1 033 244
     :02 .............................................      10 956      1 084 115        266 164        300 701      1 049 578
     :03 .............................................       7 028      1 096 751        272 865        303 063      1 066 553
     :04 .............................................        -996      1 106 909        288 523        317 723      1 077 709
2004 .................................................       7 051      1 086 901        270 214        300 344      1 056 771

2005 :01 .............................................       2 576      1 125 922        274 197        310 209      1 089 910
     :02 .............................................       8 289      1 142 164        289 026        326 834      1 104 356
     :03 .............................................       4 749      1 162 840        296 301        343 235      1 115 906
     :04 .............................................       2 974      1 173 910        293 236        342 222      1 124 924
2005 .................................................       4 647      1 151 209        288 190        330 625      1 108 774
--------------------------------------------------------------------------------------------------------------------------------

KB608

(1).  Including non-profit institutions serving households.

(2).  Current expenditure on salaries and wages and on goods and other services of a non-capital nature by the service departments (not business enterprises) of general government. General government includes central government, provincial governments and local governments.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                              S-117

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

FINAL CONSUMPTION EXPENDITURE BY HOUSEHOLDS
AT CURRENT PRICES

R millions
------------------------------------------------------------------------------------------------------------------------------
                                                                                 1998         1999         2000         2001
                                                                --------------------------------------------------------------

DURABLE GOODS ...............................................   (6050J)          37 929       40 553       49 952       55 799

Furniture, household appliances, etc ........................   (6051J)          10 071       10 514       11 431       12 242

Personal transport equipment ................................   (6052J)          18 220       19 289       26 211       30 202

Recreational and entertainment goods ........................   (6053J)           5 780        6 479        7 656        8 286

Other durable goods(1) ......................................   (6054J)           3 858        4 271        4 654        5 069

SEMI-DURABLE GOODS ..........................................   (6055J)          48 886       51 296       57 170       61 521

Clothing and footwear .......................................   (6056J)          28 596       29 309       32 561       34 925

Household textiles, furnishings, glassware, etc .............   (6057J)           7 686        8 125        8 740        9 445

Motorcar tyres, parts and accessories .......................   (6058J)           6 277        6 662        7 631        8 164

Recreational and entertainment goods ........................   (6059J)           5 142        5 535        5 928        6 429

Miscellaneous goods(2) ......................................   (6060J)           1 185        1 665        2 310        2 558

NON-DURABLE GOODS ...........................................   (6061J)         197 060      208 365      227 490      247 385

Food, beverages and tobacco .................................   (6062J)         138 713      143 124      152 519      165 059

Household fuel and power ....................................   (6063J)          14 419       16 648       19 152       21 114

Household consumer goods ....................................   (6064J)          16 624       18 689       21 099       22 983

Medical and pharmaceutical products .........................   (6065J)           7 511        8 058        8 474        9 646

Petroleum products ..........................................   (6066J)          15 059       16 665       20 659       22 621

Recreational and entertainment goods ........................   (6067J)           4 734        5 181        5 587        5 962

SERVICES ....................................................   (6068J)         186 290      214 057      246 190      275 095

Rent(3) .....................................................   (6069J)          43 662       48 726       54 214       59 073

Household services, including domestic servants .............   (6070J)          14 975       16 542       18 238       20 140

Medical services ............................................   (6071J)          23 776       27 973       33 710       40 751

Transport and communication services ........................   (6072J)          40 542       45 197       52 568       61 071

Recreational, entertainment and educational services ........   (6073J)          18 083       21 360       25 965       29 338

Miscellaneous services(4) ...................................   (6074J)          45 252       54 259       61 495       64 722
                                                                --------------------------------------------------------------
TOTAL .......................................................   (6007J)         470 165      514 271      580 802      639 800
------------------------------------------------------------------------------------------------------------------------------

R millions
------------------------------------------------------------------------------------------------------------------------------
                                                                                 2002         2003         2004         2005
                                                                --------------------------------------------------------------

DURABLE GOODS ...............................................   (6050J)          62 888       69 314       80 014       94 400

Furniture, household appliances, etc ........................   (6051J)          13 593       15 000       16 183       18 442

Personal transport equipment ................................   (6052J)          34 257       37 594       45 204       55 598

Recreational and entertainment goods ........................   (6053J)           9 370       10 523       11 834       13 006

Other durable goods(1) ......................................   (6054J)           5 668        6 197        6 793        7 354

SEMI-DURABLE GOODS ..........................................   (6055J)          68 663       74 991       86 005       98 050

Clothing and footwear .......................................   (6056J)          38 764       42 318       48 861       55 860

Household textiles, furnishings, glassware, etc .............   (6057J)          10 497       11 498       13 099       14 767

Motorcar tyres, parts and accessories .......................   (6058J)           9 338       10 456       12 082       14 176

Recreational and entertainment goods ........................   (6059J)           7 168        7 472        8 192        8 903

Miscellaneous goods(2) ......................................   (6060J)           2 896        3 247        3 771        4 344

NON-DURABLE GOODS ...........................................   (6061J)         283 583      309 770      336 351      368 679

Food, beverages and tobacco .................................   (6062J)         191 987      211 183      228 546      250 194

Household fuel and power ....................................   (6063J)          23 600       26 154       29 008       31 302

Household consumer goods ....................................   (6064J)          25 987       28 425       30 897       33 926

Medical and pharmaceutical products .........................   (6065J)          11 041       12 086       12 279       12 249

Petroleum products ..........................................   (6066J)          24 397       24 909       28 097       32 916

Recreational and entertainment goods ........................   (6067J)           6 571        7 013        7 524        8 092

SERVICES ....................................................   (6068J)         306 957      331 557      368 041      406 811

Rent(3) .....................................................   (6069J)          65 633       73 287       81 409       92 944

Household services, including domestic servants .............   (6070J)          21 803       23 561       25 187       26 451

Medical services ............................................   (6071J)          47 902       54 625       61 173       69 212

Transport and communication services ........................   (6072J)          69 699       77 707       85 616       94 115

Recreational, entertainment and educational services ........   (6073J)          32 564       35 439       39 040       42 740

Miscellaneous services(4) ...................................   (6074J)          69 356       66 938       75 616       81 349
                                                                --------------------------------------------------------------
TOTAL .......................................................   (6007J)         722 091      785 632      870 411      967 940
------------------------------------------------------------------------------------------------------------------------------

KB609

(1).  Jewellery, watches, therapeutic appliances, etc.

(2).  Personal goods and writing and drawing equipment and supplies.

(3).  Including imputed rent for owner-occupied dwellings.

(4).  After adjustment for net expenditure of non-residents in the domestic market.

--------------------------------------------------------------------------------
S-118                                              QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

FINAL CONSUMPTION EXPENDITURE BY HOUSEHOLDS
AT CONSTANT 2000 PRICES

R millions
------------------------------------------------------------------------------------------------------------------------------
                                                                                  1998         1999         2000         2001
                                                                                ----------------------------------------------

DURABLE GOODS ...............................................   (6050Y)          44 869       44 437       49 952       52 259

Furniture, household appliances, etc ........................   (6051Y)          10 426       10 486       11 431       11 589

Personal transport equipment ................................   (6052Y)          24 075       22 865       26 211       27 862

Recreational and entertainment goods ........................   (6053Y)           5 924        6 494        7 656        8 148

Other durable goods(1) ......................................   (6054Y)           4 444        4 592        4 654        4 660

SEMI-DURABLE GOODS ..........................................   (6055Y)          51 507       52 447       57 170       60 183

Clothing and footwear .......................................   (6056Y)          29 251       29 492       32 561       35 123

Household textiles, furnishings, glassware, etc .............   (6057Y)           8 105        8 342        8 740        9 075

Motorcar tyres, parts and accessories .......................   (6058Y)           7 516        7 191        7 631        7 426

Recreational and entertainment goods ........................   (6059Y)           5 274        5 651        5 928        6 189

Miscellaneous goods(2) ......................................   (6060Y)           1 361        1 771        2 310        2 370

NON-DURABLE GOODS ...........................................   (6061Y)         232 148      228 767      227 490      230 889

Food, beverages and tobacco .................................   (6062Y)         159 051      154 326      152 519      155 380

Household fuel and power ....................................   (6063Y)          18 128       18 930       19 152       19 465

Household consumer goods ....................................   (6064Y)          19 144       19 946       21 099       21 277

Medical and pharmaceutical products .........................   (6065Y)           8 718        8 659        8 474        8 682

Petroleum products ..........................................   (6066Y)          21 871       21 427       20 659       20 352

Recreational and entertainment goods ........................   (6067Y)           5 236        5 479        5 587        5 733

SERVICES ....................................................   (6068Y)         219 672      232 071      246 190      257 759

Rent(3) .....................................................   (6069Y)          53 372       53 754       54 214       54 634

Household services, including domestic servants .............   (6070Y)          18 239       18 248       18 238       18 868

Medical services ............................................   (6071Y)          27 243       29 608       33 710       37 892

Transport and communication services ........................   (6072Y)          44 398       47 920       52 568       57 013

Recreational, entertainment and educational services ........   (6073Y)          21 883       23 682       25 965       26 852

Miscellaneous services(4) ...................................   (6074Y)          54 537       58 859       61 495       62 500
                                                                                ----------------------------------------------
TOTAL .......................................................   (6007Y)         548 196      557 722      580 802      601 090
------------------------------------------------------------------------------------------------------------------------------

R millions
------------------------------------------------------------------------------------------------------------------------------
                                                                                  2002         2003         2004         2005
                                                                                ----------------------------------------------

DURABLE GOODS ...............................................   (6050Y)          52 624       57 127       66 208       78 116

Furniture, household appliances, etc ........................   (6051Y)          11 833       12 436       13 319       15 197

Personal transport equipment ................................   (6052Y)          27 209       28 764       33 693       41 129

Recreational and entertainment goods ........................   (6053Y)           8 915       11 124       14 192       16 491

Other durable goods(1) ......................................   (6054Y)           4 667        4 803        5 004        5 299

SEMI-DURABLE GOODS ..........................................   (6055Y)          65 559       69 653       82 171       96 066

Clothing and footwear .......................................   (6056Y)          39 461       42 249       50 628       59 921

Household textiles, furnishings, glassware, etc .............   (6057Y)           9 588       10 338       12 076       13 844

Motorcar tyres, parts and accessories .......................   (6058Y)           7 526        7 773        8 904       10 487

Recreational and entertainment goods ........................   (6059Y)           6 552        6 741        7 641        8 495

Miscellaneous goods(2) ......................................   (6060Y)           2 432        2 552        2 922        3 319

NON-DURABLE GOODS ...........................................   (6061Y)         235 748      239 926      248 987      261 822

Food, beverages and tobacco .................................   (6062Y)         158 520      160 222      166 741      176 764

Household fuel and power ....................................   (6063Y)          20 321       21 253       21 955       22 216

Household consumer goods ....................................   (6064Y)          21 835       22 506       24 006       25 858

Medical and pharmaceutical products .........................   (6065Y)           8 836        9 044        8 582        8 436

Petroleum products ..........................................   (6066Y)          20 368       20 926       21 509       22 043

Recreational and entertainment goods ........................   (6067Y)           5 868        5 975        6 194        6 505

SERVICES ....................................................   (6068Y)         266 228      274 910      285 929      294 326

Rent(3) .....................................................   (6069Y)          55 175       55 895       57 384       59 425

Household services, including domestic servants .............   (6070Y)          19 426       19 758       20 091       20 608

Medical services ............................................   (6071Y)          40 235       42 879       42 596       42 449

Transport and communication services ........................   (6072Y)          62 245       65 867       69 811       72 119

Recreational, entertainment and educational services ........   (6073Y)          27 669       27 954       28 812       29 677

Miscellaneous services(4) ...................................   (6074Y)          61 478       62 557       67 235       70 048
                                                                                ----------------------------------------------
TOTAL .......................................................   (6007Y)         620 159      641 616      683 295      730 330
------------------------------------------------------------------------------------------------------------------------------

KB610

(1).  Jewellery, watches, therapeutic appliances, etc.

(2).  Personal goods and writing and drawing equipment and supplies.

(3).  Including imputed rent for owner-occupied dwellings.

(4).  After adjustment for net expenditure of non-residents in the domestic market.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                              S-119

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

FINAL CONSUMPTION EXPENDITURE BY HOUSEHOLDS

R millions
---------------------------------------------------------------------------------------------------------------
                                                                       AT CURRENT  PRICES
                                                   ------------------------------------------------------------
Period                                                            Semi-        Non-
                                                   Durable       durable      durable
                                                    goods         goods        goods     Services(1)    TOTAL

                                                   (6050K)       (6055K)      (6061K)      (6068K)     (6007K)
---------------------------------------------------------------------------------------------------------------

2002 :01 .....................................       13 435       14 224       66 193       73 523      167 375
     :02 .....................................       14 790       16 530       68 720       76 760      176 800
     :03 .....................................       16 669       16 189       71 215       78 183      182 256
     :04 .....................................       17 994       21 720       77 455       78 491      195 660
2002 .........................................       62 888       68 663      283 583      306 957      722 091

2003 :01 .....................................       14 747       16 033       75 008       79 412      185 200
     :02 .....................................       16 002       18 090       75 552       83 623      193 267
     :03 .....................................       18 626       17 379       76 851       84 300      197 156
     :04 .....................................       19 939       23 489       82 359       84 222      210 009
2003 .........................................       69 314       74 991      309 770      331 557      785 632

2004 :01 .....................................       16 631       17 778       80 666       88 780      203 855
     :02 .....................................       18 361       20 672       82 124       92 622      213 779
     :03 .....................................       21 006       20 059       82 950       93 397      217 412
     :04 .....................................       24 016       27 496       90 611       93 242      235 365
2004 .........................................       80 014       86 005      336 351      368 041      870 411

2005 :01 .....................................       19 589       20 731       87 744       96 890      224 954
     :02 .....................................       22 138       23 625       89 636      102 921      238 320
     :03 .....................................       24 752       22 973       91 467      104 040      243 232
     :04 .....................................       27 921       30 721       99 832      102 960      261 434
2005 .........................................       94 400       98 050      368 679      406 811      967 940
---------------------------------------------------------------------------------------------------------------
KB611

SEASONALLY ADJUSTED ANNUALISED RATES
---------------------------------------------------------------------------------------------------------------
                                                    (6050L)      (6055L)      (6061L)      (6068L)      (6007L)
---------------------------------------------------------------------------------------------------------------
2002 :01 .....................................       58 894       64 786      267 963      297 636      689 279
     :02 .....................................       62 334       67 569      279 036      302 977      711 916
     :03 .....................................       64 337       70 179      289 251      308 597      732 364
     :04 .....................................       65 987       72 118      298 082      318 618      754 805
2002 .........................................       62 888       68 663      283 583      306 957      722 091

2003 :01 .....................................       64 837       73 104      302 975      321 418      762 334
     :02 .....................................       67 698       73 868      306 807      329 170      777 543
     :03 .....................................       71 860       75 105      312 421      332 835      792 221
     :04 .....................................       72 861       77 887      316 877      342 805      810 430
2003 .........................................       69 314       74 991      309 770      331 557      785 632

2004 :01 .....................................       73 077       81 310      325 641      359 152      839 180
     :02 .....................................       77 727       84 531      333 503      364 565      860 326
     :03 .....................................       80 773       86 854      337 254      369 110      873 991
     :04 .....................................       88 479       91 325      349 006      379 337      908 147
2004 .........................................       80 014       86 005      336 351      368 041      870 411

2005 :01 .....................................       86 303       94 603      353 977      391 942      926 825
     :02 .....................................       94 009       96 285      363 915      403 869      958 078
     :03 .....................................       94 738       99 405      372 094      412 217      978 454
     :04 .....................................      102 550      101 907      384 730      419 216    1 008 403
2005 .........................................       94 400       98 050      368 679      406 811      967 940
---------------------------------------------------------------------------------------------------------------

R millions
---------------------------------------------------------------------------------------------------------------
                                                                      AT CONSTANT 2000 PRICES
                                                 --------------------------------------------------------------
Period                                                            Semi-         Non-
                                                    Durable      durable      durable
                                                     goods        goods        goods     Services(1)     TOTAL

                                                    (6050C)      (6055C)      (6061C)      (6068C)      (6007C)
---------------------------------------------------------------------------------------------------------------

2002 :01 .....................................       12 345       13 912       58 017       64 706      148 980
     :02 .....................................       12 377       16 047       57 806       66 931      153 161
     :03 .....................................       13 328       15 248       58 250       67 531      154 357
     :04 .....................................       14 574       20 352       61 675       67 060      163 661
2002 .........................................       52 624       65 559      235 748      266 228      620 159

2003 :01 .....................................       12 564       14 821       59 001       66 475      152 861
     :02 .....................................       12 933       16 759       58 706       69 244      157 642
     :03 .....................................       14 901       15 997       59 085       69 881      159 864
     :04 .....................................       16 729       22 076       63 134       69 310      171 249
2003 .........................................       57 127       69 653      239 926      274 910      641 616

2004 :01 .....................................       14 353       16 707       60 593       69 208      160 861
     :02 .....................................       15 006       19 713       60 665       72 231      167 615
     :03 .....................................       16 925       19 158       61 633       72 687      170 403
     :04 .....................................       19 924       26 593       66 096       71 803      184 416
2004 .........................................       66 208       82 171      248 987      285 929      683 295

2005 :01 .....................................       17 138       19 930       63 867       71 051      171 986
     :02 .....................................       18 061       23 102       63 821       74 525      179 509
     :03 .....................................       19 837       22 480       64 629       74 724      181 670
     :04 .....................................       23 080       30 554       69 505       74 026      197 165
2005 .........................................       78 116       96 066      261 822      294 326      730 330
---------------------------------------------------------------------------------------------------------------
KB611

SEASONALLY ADJUSTED ANNUALISED RATES
---------------------------------------------------------------------------------------------------------------
                                                    (6050D)      (6055D)      (6061D)      (6068D)      (6007D)
---------------------------------------------------------------------------------------------------------------
2002 :01 .....................................       52 580       63 296      233 962      263 667      613 505
     :02 .....................................       52 493       65 439      235 447      265 043      618 422
     :03 .....................................       52 914       66 464      236 955      266 423      622 756
     :04 .....................................       52 509       67 037      236 628      269 779      625 953
2002 .........................................       52 624       65 559      235 748      266 228      620 159

2003 :01 .....................................       53 863       67 712      237 835      271 350      630 760
     :02 .....................................       55 119       68 408      239 121      273 614      636 262
     :03 .....................................       59 386       69 751      240 385      275 506      645 028
     :04 .....................................       60 140       72 741      242 363      279 170      654 414
2003 .........................................       57 127       69 653      239 926      274 910      641 616

2004 :01 .....................................       61 649       76 589      244 200      282 736      665 174
     :02 .....................................       64 108       80 632      247 128      284 992      676 860
     :03 .....................................       67 532       83 838      250 654      287 082      689 106
     :04 .....................................       71 543       87 625      253 966      288 906      702 040
2004 .........................................       66 208       82 171      248 987      285 929      683 295

2005 :01 .....................................       73 601       91 232      257 318      290 974      713 125
     :02 .....................................       77 142       94 131      260 078      293 390      724 741
     :03 .....................................       78 654       98 430      263 089      295 435      735 608
     :04 .....................................       83 067      100 471      266 803      297 505      747 846
2005 .........................................       78 116       96 066      261 822      294 326      730 330
---------------------------------------------------------------------------------------------------------------

KB612

(1).  After adjustment for net expenditure by non-residents in the domestic market.

--------------------------------------------------------------------------------
S-120                                              QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

FINAL CONSUMPTION EXPENDITURE BY HOUSEHOLDS ACCORDING TO PURPOSE
AT CURRENT PRICES

R millions
---------------------------------------------------------------------------------------------
                                                          Housing,      Furnishings,
                                    Food,                  water,        household
                                  beverages    Clothing  electricity,    equipment
Period                               and         and       gas and      and routine
                                   tobacco     footwear  other fuels    maintenance   Health

                                   (6062J)     (6359J)     (6351J)        (6352J)     (6353J)
---------------------------------------------------------------------------------------------

1986 ..........................     27 905       5 491     11 355          9 001        3 505
1987 ..........................     32 900       6 743     13 739         10 767        4 117
1988 ..........................     39 492       8 137     15 924         13 328        5 017
1989 ..........................     46 460       9 798     18 817         15 381        6 562
1990 ..........................     54 874      11 270     22 676         18 310        8 092
1991 ..........................     64 924      13 038     24 880         20 194        9 977
1992 ..........................     75 570      14 431     28 745         22 215       12 186
1993 ..........................     82 030      16 803     32 043         24 806       14 678
1994 ..........................     94 429      18 745     35 189         27 818       18 844
1995 ..........................    105 704      21 232     40 490         31 826       23 304
1996 ..........................    116 940      23 534     45 577         35 319       26 513
1997 ..........................    134 156      25 265     50 912         38 811       30 533
1998 ..........................    138 713      28 871     58 080         40 842       33 292
1999 ..........................    143 124      29 592     65 374         43 665       38 330
2000 ..........................    152 519      32 864     73 367         47 374       44 767
2001 ..........................    165 059      35 248     80 186         51 486       53 328
2002 ..........................    191 987      39 116     89 232         56 788       62 296
2003 ..........................    211 183      42 711     99 442         62 076       70 351
2004 ..........................    228 546      49 317    110 417         67 679       77 347
2005 ..........................    250 194      56 377    124 246         74 630       85 667
---------------------------------------------------------------------------------------------
KB635

AT CONSTANT 2000 PRICES
---------------------------------------------------------------------------------------------
                                   (6062Y)     (6359Y)    (6351Y)        (6352Y)      (6353Y)
---------------------------------------------------------------------------------------------
1986 ..........................    143 001      15 741     51 498         35 262       19 110
1987 ..........................    140 377      16 195     53 879         35 977       20 227
1988 ..........................    144 939      16 984     55 669         39 148       22 023
1989 ..........................    150 330      17 649     57 449         39 815       23 071
1990 ..........................    152 084      17 641     59 016         40 684       23 705
1991 ..........................    150 113      18 187     60 122         39 326       24 461
1992 ..........................    142 112      18 530     61 709         39 348       25 380
1993 ..........................    142 006      20 200     62 497         40 017       26 653
1994 ..........................    145 747      21 699     64 175         41 331       31 181
1995 ..........................    149 672      23 473     66 860         43 844       35 446
1996 ..........................    154 705      24 978     68 367         45 091       37 407
1997 ..........................    159 978      26 016     69 710         45 579       38 584
1998 ..........................    159 051      29 541     71 499         46 177       38 291
1999 ..........................    154 326      29 785     72 684         46 175       40 739
2000 ..........................    152 519      32 864     73 367         47 374       44 767
2001 ..........................    155 380      35 451     74 099         48 426       49 215
2002 ..........................    158 520      39 821     75 495         49 937       51 757
2003 ..........................    160 222      42 647     77 147         52 047       54 646
2004 ..........................    166 741      51 112     79 339         55 656       53 900
2005 ..........................    176 764      60 496     81 640         60 840       53 784
---------------------------------------------------------------------------------------------
KB636

R millions
--------------------------------------------------------------------------------------------------------
                                                                                   Miscel-
                                            Recreation,                 Hotels,    laneous
                                           entertainment                 cafes      goods
Period                                          and                       and        and
                                 Transport    culture     Education   restaurants  services       Total

                                  (6354J)     (6355J)       (6357J)     (6358J)    (6356J)       (6007J)
--------------------------------------------------------------------------------------------------------

1986 ..........................    11 895       4 215         1 265       2 402      6 517        83 551
1987 ..........................    14 880       4 717         1 462       3 041      7 916       100 282
1988 ..........................    18 475       5 908         1 679       3 884     10 216       122 060
1989 ..........................    22 257       7 606         1 927       4 672     11 802       145 282
1990 ..........................    26 782       9 508         2 199       5 786     17 257       176 754
1991 ..........................    31 051      10 919         2 390       6 279     20 982       204 634
1992 ..........................    34 180      13 303         2 873       7 072     23 592       234 167
1993 ..........................    41 085      14 718         4 186       7 552     25 526       263 427
1994 ..........................    45 843      15 574         5 083       7 783     28 865       298 173
1995 ..........................    53 562      16 864         6 181       9 214     34 660       343 037
1996 ..........................    60 961      18 546         7 078      10 331     39 825       384 624
1997 ..........................    64 502      20 131         7 857      11 427     47 809       431 403
1998 ..........................    70 952      22 126        11 152      14 007     52 130       470 165
1999 ..........................    77 153      24 081        13 782      16 046     63 124       514 271
2000 ..........................    94 794      26 358        17 618      17 901     73 240       580 802
2001 ..........................   106 018      28 595        19 942      19 140     80 798       639 800
2002 ..........................   118 627      31 674        22 169      21 669     88 533       722 091
2003 ..........................   128 682      33 771        24 499      24 339     88 578       785 632
2004 ..........................   145 697      36 676        27 366      26 924    100 442       870 411
2005 ..........................   167 622      39 516        30 151      29 879    109 658       967 940
--------------------------------------------------------------------------------------------------------
KB635

AT CONSTANT 2000 PRICES
--------------------------------------------------------------------------------------------------------
                                  (6354Y)     (6355Y)       (6357Y)     (6358Y)    (6356Y)       (6007Y)
--------------------------------------------------------------------------------------------------------
1986 ..........................    52 332      13 636        11 914      15 729     25 860       392 499
1987 ..........................    61 221      13 242        11 870      17 130     27 339       407 631
1988 ..........................    67 841      14 466        11 967      18 492     31 348       429 282
1989 ..........................    68 396      15 807        11 346      19 157     31 134       441 046
1990 ..........................    71 673      17 090        10 893      20 419     37 941       453 719
1991 ..........................    71 867      17 231        10 022      18 230     41 456       451 373
1992 ..........................    70 681      18 709         9 774      17 044     41 977       444 948
1993 ..........................    75 329      18 693         9 071      16 575     42 430       453 361
1994 ..........................    78 527      18 609         9 684      15 129     45 373       471 528
1995 ..........................    85 897      18 922        10 881      16 173     48 772       499 474
1996 ..........................    91 369      19 084        11 418      16 807     53 133       521 809
1997 ..........................    92 617      19 733        11 499      16 831     58 261       538 807
1998 ..........................    87 458      23 159        14 633      17 446     60 941       548 196
1999 ..........................    87 827      24 721        15 854      17 949     67 662       557 722
2000 ..........................    94 794      26 358        17 618      17 901     73 240       580 802
2001 ..........................   100 063      27 458        17 983      18 107     74 908       601 090
2002 ..........................   104 226      28 850        18 322      18 342     74 889       620 159
2003 ..........................   109 781      30 362        18 738      19 540     76 486       641 616
2004 ..........................   119 884      34 161        19 107      21 320     82 075       683 295
2005 ..........................   131 595      37 415        19 346      22 563     85 887       730 330
--------------------------------------------------------------------------------------------------------

KB636

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                              S-121

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

GROSS FIXED CAPITAL FORMATION
AT CURRENT PRICES

R millions
----------------------------------------------------------------------------------------------------------------
                                                                             1998      1999      2000      2001
                                                                           -------------------------------------

BY KIND OF ECONOMIC ACTIVITY

Agriculture, forestry and fishing ............................ (6080J)       3 923     3 755     4 101     4 609

Mining and quarrying ......................................... (6081J)      11 317    11 635    13 847    15 871

Manufacturing ................................................ (6082J)      27 086    28 671    30 339    34 025

      Private business enterprises ........................... (6083J)      26 820    28 503    30 132    33 803
      Other .................................................. (6084J)         266       168       207       222

Electricity, gas and water ................................... (6085J)       6 827     6 019     5 411     5 647

Construction (contractors) ................................... (6086J)       1 370     1 584     2 003     2 360

Wholesale and retail trade, catering and accommodation .......  (6087J)      7 179     8 966     9 846    11 128

Transport, storage and communication ......................... (6088J)      23 102    18 227    18 561    20 716

      Transnet ............................................... (6089J)       5 649     2 354     1 772     2 911
      Other .................................................. (6090J)      17 453    15 873    16 789    17 805

Financial intermediation, insurance, real-estate and
business services(1) ......................................... (6091J)      27 748    26 861    31 091    33 806

      Private residential buildings .......................... (6092J)       8 726     8 374    10 165    11 667
      Other(1) ............................................... (6093J)      19 022    18 487    20 926    22 139

Community, social and personal services ...................... (6094J)      18 361    20 036    24 448    25 363

      Central government ..................................... (6095J)       5 338     5 287     5 595     6 041
      Provincial governments ................................. (6096J)       5 277     4 399     5 109     5 767
      Local authorities ...................................... (6097J)       6 741     8 769    11 335    11 070
      Other .................................................. (6098J)       1 005     1 581     2 409     2 485
                                                                           -------------------------------------
TOTAL FIXED CAPITAL FORMATION ................................ (6009J)     126 913   125 754   139 647   153 525
----------------------------------------------------------------------------------------------------------------

BY TYPE OF ORGANISATION

General government ........................................... (6100J)      20 266    21 201    24 908    25 666

      Functional classification: Economic infrastructure(2) .. (6101J)       9 669    10 388    11 481    11 357
                                 Social infrastructure(3) .... (6102J)       6 765     6 789     7 478     8 220
                                 Economic services(4) ........ (6103J)       3 832     4 024     5 949     6 089

      General government services ............................ (6104J)      16 245    17 175    20 271    21 150
      Business enterprises ................................... (6105J)       4 021     4 026     4 637     4 516

Public corporations .......................................... (6106J)      22 508    17 228    14 642    14 821

      Functional classification: Economic infrastructure(2) .. (6107J)      21 511    15 457    12 763    14 006
                                 Economic services(4) ........ (6108J)         997     1 771     1 879       815

Private business enterprises(1) .............................. (6109J)      84 139    87 325   100 097   113 038
----------------------------------------------------------------------------------------------------------------

R millions
----------------------------------------------------------------------------------------------------------------
                                                                             2002      2003      2004      2005
                                                                           -------------------------------------

BY KIND OF ECONOMIC ACTIVITY

Agriculture, forestry and fishing ............................ (6080J)       6 626     6 763     7 279     6 979

Mining and quarrying ......................................... (6081J)      19 802    21 324    21 909    14 942

Manufacturing ................................................ (6082J)      36 477    39 440    43 194    50 445

      Private business enterprises ........................... (6083J)      36 226    39 020    42 954    49 571
      Other .................................................. (6084J)         251       420       240       874

Electricity, gas and water ................................... (6085J)       7 114    10 013    10 253    13 456

Construction (contractors) ................................... (6086J)       2 745     3 158     4 061     5 313

Wholesale and retail trade, catering and accommodation ....... (6087J)      11 550    12 642    15 422    18 598

Transport, storage and communication ......................... (6088J)      23 386    26 046    29 236    35 292

      Transnet ............................................... (6089J)       5 304     9 068     7 193     8 486
      Other .................................................. (6090J)      18 082    16 978    22 043    26 806

Financial intermediation, insurance, real-estate and
business services(1) ......................................... (6091J)      38 579    45 005    53 602    68 551

      Private residential buildings .......................... (6092J)      13 638    15 662    19 043    25 112
      Other(1) ............................................... (6093J)      24 941    29 343    34 559    43 439

Community, social and personal services ...................... (6094J)      29 315    34 513    38 522    43 014

      Central government ..................................... (6095J)       7 949     9 139    10 543    11 856
      Provincial governments ................................. (6096J)       4 676     6 242     8 801    10 518
      Local authorities ...................................... (6097J)      14 047    16 325    15 973    17 214
      Other .................................................. (6098J)       2 643     2 807     3 205     3 426
                                                                           -------------------------------------
TOTAL FIXED CAPITAL FORMATION ................................ (6009J)     175 594   198 904   223 478   256 590
----------------------------------------------------------------------------------------------------------------

BY TYPE OF ORGANISATION

General government ........................................... (6100J)      29 574    34 461    37 872    42 036

      Functional classification: Economic infrastructure(2)... (6101J)      13 225    16 024    16 894    16 391
                                 Social infrastructure(3) .... (6102J)       9 408    11 154    12 887    15 057
                                 Economic services(4) ........ (6103J)       6 941     7 283     8 091    10 588

      General government services ............................ (6104J)      24 520    29 204    32 513    36 145
      Business enterprises ................................... (6105J)       5 054     5 257     5 359     5 891

Public corporations .......................................... (6106J)      18 204    22 306    24 519    32 106

      Functional classification: Economic infrastructure(2)... (6107J)      16 088    20 224    22 601    29 673
                                 Economic services(4) ........ (6108J)       2 116     2 082     1 918     2 433

Private business enterprises(1) .............................. (6109J)     127 816   142 137   161 087   182 448
----------------------------------------------------------------------------------------------------------------

KB613

(1).  Including transfer costs.

(2).  Roads, bridges, dams, electricity and water supply, etc.

(3).  Schools, hospitals, etc. and administrative services.

(4).  Business enterprises not included in economic infrastructure.

--------------------------------------------------------------------------------
S-122                                              QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

GROSS FIXED CAPITAL FORMATION
AT CONSTANT 2000 PRICES

R millions
----------------------------------------------------------------------------------------------------------------
                                                                            1998      1999      2000      2001
                                                                           -------------------------------------

BY KIND OF ECONOMIC ACTIVITY

Agriculture, forestry and fishing ............................ (6080Y)       4 636     4 120     4 101     4 272

Mining and quarrying ......................................... (6081Y)      12 977    12 401    13 847    14 949

Manufacturing ................................................ (6082Y)      29 993    29 971    30 339    32 191

Electricity, gas and water ................................... (6085Y)       8 038     6 553     5 411     5 293

Construction (contractors) ................................... (6086Y)       1 513     1 658     2 003     2 233

Wholesale and retail trade, catering and accommodation ....... (6087Y)       8 168     9 469     9 846    10 502

Transport, storage and communication ......................... (6088Y)      25 568    19 135    18 561    19 581

Financial intermediation, insurance, real-estate and
business services(1) ......................................... (6091Y)      32 256    28 864    31 091    31 733

Community, social and personal services ...................... (6094Y)      21 782    21 752    24 448    23 794

                                                                           -------------------------------------
TOTAL FIXED CAPITAL FORMATION ................................ (6009Y)     144 931   133 923   139 647   144 548
----------------------------------------------------------------------------------------------------------------

BY TYPE OF ORGANISATION

General government ........................................... (6100Y)      24 102    23 039    24 908    24 077

   Functional classification: Economic infrastructure(2) ..... (6101Y)      11 895    11 472    11 481    10 627
                              Social infrastructure(3) ....... (6102Y)       7 892     7 305     7 478     7 715
                              Economic services(4) ........... (6103Y)       4 315     4 262     5 949     5 735

   General government services ............................... (6104Y)      19 357    18 695    20 271    19 828
   Business enterprises ...................................... (6105Y)       4 745     4 344     4 637     4 249

Public corporations .......................................... (6106Y)      25 243    18 325    14 642    13 989

   Functional classification: Economic infrastructure(2) ..... (6107Y)      24 080    16 408    12 763    13 219
                              Economic services(4) ........... (6108Y)       1 162     1 917     1 880       770

Private business enterprises(1) .............................. (6109Y)      95 586    92 559   100 097   106 482
----------------------------------------------------------------------------------------------------------------

R millions
----------------------------------------------------------------------------------------------------------------
                                                                             2002      2003      2004      2005
                                                                           -------------------------------------

BY KIND OF ECONOMIC ACTIVITY

Agriculture, forestry and fishing ............................ (6080Y)       5 131     4 805     4 933     4 531

Mining and quarrying ......................................... (6081Y)      16 977    17 484    17 396    11 133

Manufacturing ................................................ (6082Y)      31 230    32 385    34 252    38 109

Electricity, gas and water ................................... (6085Y)       6 056     8 205     8 136     9 882

Construction (contractors) ................................... (6086Y)       2 359     2 590     3 221     4 025

Wholesale and retail trade, catering and accommodation ....... (6087Y)       9 910    10 362    12 228    13 960

Transport, storage and communication ......................... (6088Y)      20 162    21 330    23 263    26 551

Financial intermediation, insurance, real-estate and
business services(1) ......................................... (6091Y)      33 092    36 832    42 533    50 735

Community, social and personal services ...................... (6094Y)      24 978    28 273    30 533    31 682

                                                                           -------------------------------------
TOTAL FIXED CAPITAL FORMATION ................................ (6009Y)     149 895   162 266   176 495   190 608
----------------------------------------------------------------------------------------------------------------

BY TYPE OF ORGANISATION

General government ........................................... (6100Y)      25 210    28 228    30 019    30 958

   Functional classification: Economic infrastructure(2) ..... (6101Y)      11 280    13 147    13 423    11 974
                              Social infrastructure(3) ....... (6102Y)       8 020     9 123    10 199    11 109
                              Economic services(4) ........... (6103Y)       5 910     5 958     6 397     7 875

   General government services ............................... (6104Y)      20 899    23 924    25 779    26 563
   Business enterprises ...................................... (6105Y)       4 311     4 304     4 240     4 395

Public corporations .......................................... (6106Y)      15 566    18 280    19 477    23 802

   Functional classification: Economic infrastructure(2) ..... (6107Y)      13 760    16 574    17 959    21 990
                              Economic services(4) ........... (6108Y)       1 805     1 705     1 516     1 811

Private business enterprises(1) .............................. (6109Y)     109 119   115 758   126 999   135 848
----------------------------------------------------------------------------------------------------------------

KB614

(1).  Including transfer costs.

(2).  Roads, bridges, dams, electricity and water supply, etc.

(3).  Schools, hospitals, etc. and administrative services.

(4).  Business enterprises not included in economic infrastructure.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                              S-123

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

GROSS FIXED CAPITAL FORMATION
AT CURRENT PRICES

R millions
--------------------------------------------------------------------------------------------------------------------------------
                                                                            BY KIND OF ECONOMIC ACTIVITY
                                                     ---------------------------------------------------------------------------
                                                                                                         Financial,
                                                                                            Transport, intermediation, Community,
Period                                                                                       storage     insurance,     social
                                                       Mining                Electricity,      and      real-estate      and
                                                        and                    gas and       communi-   and business   personal
                                                     quarrying  Manufacturing   water         cation    services(1)    services

                                                      (6081K)     (6082K)      (6085K)       (6088K)      (6091K)      (6094K)
--------------------------------------------------------------------------------------------------------------------------------

2002 :01 .........................................        4 583        7 958        1 298        5 939        9 066        6 648
     :02 .........................................        5 414        8 995        1 446        5 033        9 277        6 955
     :03 .........................................        4 435        9 775        2 045        5 985        9 809        7 361
     :04 .........................................        5 370        9 749        2 325        6 429       10 427        8 351
2002 .............................................       19 802       36 477        7 114       23 386       38 579       29 315

2003 :01 .........................................        4 987        9 724        1 980        7 338       10 482        8 883
     :02 .........................................        5 533        9 712        2 302        5 460       11 035        8 574
     :03 .........................................        5 122        9 898        2 792        6 414       11 415        8 290
     :04 .........................................        5 682       10 106        2 939        6 834       12 073        8 766
2003 .............................................       21 324       39 440       10 013       26 046       45 005       34 513

2004 :01 .........................................        5 511       10 124        2 032        8 091       12 342        9 503
     :02 .........................................        5 825       10 360        2 424        6 622       12 928        9 300
     :03 .........................................        5 979       10 927        2 606        6 834       13 814        9 501
     :04 .........................................        4 594       11 783        3 191        7 689       14 518       10 218
2004 .............................................       21 909       43 194       10 253       29 236       53 602       38 522

2005 :01 .........................................        4 060       11 962        2 915        8 418       15 073       10 524
     :02 .........................................        3 925       12 370        3 180        8 511       16 465       10 359
     :03 .........................................        3 373       12 770        3 657        8 873       18 025       10 703
     :04 .........................................        3 584       13 343        3 704        9 490       18 988       11 428
2005 .............................................       14 942       50 445       13 456       35 292       68 551       43 014
--------------------------------------------------------------------------------------------------------------------------------
KB615

SEASONALLY ADJUSTED ANNUALISED RATES
--------------------------------------------------------------------------------------------------------------------------------
                                                        (6081L)      (6082L)      (6085L)      (6088L)      (6091L)      (6094L)
                                                     ---------------------------------------------------------------------------

2002 :01 .........................................       19 217       34 926        5 778       22 157       36 379       25 533
     :02 .........................................       20 910       36 047        6 251       21 829       37 750       27 913
     :03 .........................................       19 463       37 075        7 693       23 734       39 043       30 433
     :04 .........................................       19 618       37 860        8 734       25 824       41 144       33 381
2002 .............................................       19 802       36 477        7 114       23 386       38 579       29 315

2003 :01 .........................................       20 026       38 836        8 770       27 214       42 301       34 068
     :02 .........................................       21 896       38 907        9 968       25 502       44 949       34 616
     :03 .........................................       21 847       39 560       10 463       25 042       45 203       34 610
     :04 .........................................       21 527       40 457       10 851       26 426       47 567       34 758
2003 .............................................       21 324       39 440       10 013       26 046       45 005       34 513

2004 :01 .........................................       22 187       40 660        8 932       29 733       49 702       36 340
     :02 .........................................       22 690       41 360       10 521       29 902       52 700       38 244
     :03 .........................................       24 907       43 540        9 694       27 193       54 734       39 094
     :04 .........................................       17 852       47 216       11 865       30 116       57 272       40 410
2004 .............................................       21 909       43 194       10 253       29 236       53 602       38 522

2005 :01 .........................................       16 472       48 087       13 176       33 322       60 819       40 629
     :02 .........................................       15 009       49 438       14 297       34 587       67 306       42 726
     :03 .........................................       14 824       51 209       13 075       35 385       71 498       43 947
     :04 .........................................       13 463       53 046       13 276       37 874       74 577       44 754
2005 .............................................       14 942       50 445       13 456       35 292       68 551       43 014
--------------------------------------------------------------------------------------------------------------------------------

R millions
-------------------------------------------------------------------------------------------------------
                                                                  BY TYPE OF ORGANISATION
                                                     --------------------------------------------------
Period
                                                                                            Private
                                                                 General      Public        business
                                                      Total     government corporations  enterprises(1)

                                                     (6009K)     (6100K)      (6106K)       (6109K)
-------------------------------------------------------------------------------------------------------

2002 :01 .........................................     40 431        6 768        4 191       29 472
     :02 .........................................     42 136        7 026        3 657       31 453
     :03 .........................................     44 637        7 377        4 816       32 444
     :04 .........................................     48 390        8 403        5 540       34 447
2002 .............................................    175 594       29 574       18 204      127 816

2003 :01 .........................................     49 169        8 896        6 025       34 248
     :02 .........................................     47 841        8 590        4 339       34 912
     :03 .........................................     49 646        8 245        5 653       35 748
     :04 .........................................     52 248        8 730        6 289       37 229
2003 .............................................    198 904       34 461       22 306      142 137

2004 :01 .........................................     54 085        9 395        6 488       38 202
     :02 .........................................     53 564        9 186        5 292       39 086
     :03 .........................................     56 475        9 299        5 971       41 205
     :04 .........................................     59 354        9 992        6 768       42 594
2004 .............................................    223 478       37 872       24 519      161 087

2005 :01 .........................................     60 604       10 306        7 340       42 958
     :02 .........................................     61 968       10 131        7 559       44 278
     :03 .........................................     65 073       10 472        8 388       46 213
     :04 .........................................     68 945       11 127        8 819       48 999
2005 .............................................    256 590       42 036       32 106      182 448
-------------------------------------------------------------------------------------------------------
KB615

SEASONALLY ADJUSTED ANNUALISED RATES
-------------------------------------------------------------------------------------------------------
                                                      (6009L)      (6100L)      (6106L)      (6109L)
                                                     --------------------------------------------------

2002 :01 .........................................    163 228       26 025       15 744      121 459
     :02 .........................................    171 122       28 198       16 935      125 989
     :03 .........................................    178 826       30 652       18 383      129 791
     :04 .........................................    189 200       33 421       21 754      134 025
2002 .............................................    175 594       29 574       18 204      127 816

2003 :01 .........................................    193 746       34 113       22 659      136 974
     :02 .........................................    197 233       34 691       21 882      140 660
     :03 .........................................    200 122       34 550       21 168      144 404
     :04 .........................................    204 515       34 490       23 515      146 510
2003 .............................................    198 904       34 461       22 306      142 137

2004 :01 .........................................    212 639       35 912       24 074      152 653
     :02 .........................................    220 484       37 816       25 454      157 214
     :03 .........................................    227 169       38 339       22 919      165 911
     :04 .........................................    233 620       39 421       25 629      168 570
2004 .............................................    223 478       37 872       24 519      161 087

2005 :01 .........................................    242 015       39 716       30 449      171 850
     :02 .........................................    253 080       41 818       32 416      178 846
     :03 .........................................    261 498       43 060       32 252      186 186
     :04 .........................................    269 767       43 550       33 307      192 910
2005 .............................................    256 590       42 036       32 106      182 448
-------------------------------------------------------------------------------------------------------

KB616

(1).  Including transfer costs.

--------------------------------------------------------------------------------
S-124                                              QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

GROSS FIXED CAPITAL FORMATION
AT CONSTANT 2000 PRICES

R millions
-----------------------------------------------------------------------------------------------------------------------------------
                                                                               BY KIND OF ECONOMIC ACTIVITY
                                                        ---------------------------------------------------------------------------
                                                                                                            Financial,
                                                                                               Transport, intermediation, Community,
Period                                                                                          storage     insurance,     social
                                                          Mining                Electricity,      and      real-estate       and
                                                           and                    gas and       communi-   and business   personal
                                                        quarrying  Manufacturing   water         cation    services(1)    services

                                                         (6081C)     (6082C)      (6085C)       (6088C)      (6091C)       (6094C)
-----------------------------------------------------------------------------------------------------------------------------------

2002 :01 ........................................         4 083        7 109        1 145         5 339        8 075        5 853
     :02 ........................................         4 676        7 759        1 245         4 373        8 019        5 974
     :03 ........................................         3 750        8 248        1 733         5 079        8 321        6 225
     :04 ........................................         4 468        8 114        1 933         5 371        8 677        6 926
2002 ............................................        16 977       31 230        6 056        20 162       33 092       24 978

2003 :01 ........................................         4 111        7 998        1 638         6 057        8 654        7 329
     :02 ........................................         4 531        7 955        1 891         4 463        9 037        7 033
     :03 ........................................         4 199        8 143        2 285         5 240        9 322        6 781
     :04 ........................................         4 643        8 289        2 391         5 570        9 819        7 130
2003 ............................................        17 484       32 385        8 205        21 330       36 832       28 273

2004 :01 ........................................         4 455        8 203        1 638         6 537        9 952        7 657
     :02 ........................................         4 638        8 244        1 934         5 288       10 298        7 397
     :03 ........................................         4 709        8 595        2 055         5 400       10 890        7 473
     :04 ........................................         3 594        9 210        2 509         6 038       11 393        8 006
2004 ............................................        17 396       34 252        8 136        23 263       42 533       30 533

2005 :01 ........................................         3 153        9 239        2 283         6 579       11 772        8 192
     :02 ........................................         2 947        9 436        2 348         6 459       12 289        7 669
     :03 ........................................         2 456        9 604        2 632         6 606       13 082        7 687
     :04 ........................................         2 577        9 830        2 619         6 907       13 592        8 134
2005 ............................................        11 133       38 109        9 882        26 551       50 735       31 682
-----------------------------------------------------------------------------------------------------------------------------------
KB617

SEASONALLY ADJUSTED ANNUALISED RATES

-----------------------------------------------------------------------------------------------------------------------------------
                                                        (6081D)      (6082D)      (6085D)       (6088D)      (6091D)      (6094D)
-----------------------------------------------------------------------------------------------------------------------------------

2002 :01 ........................................        17 102       31 159        5 092        19 951       32 382       22 490
     :02 ........................................        18 047       31 051        5 376        18 982       32 637       23 981
     :03 ........................................        16 448       31 244        6 511        20 147       33 120       25 748
     :04 ........................................        16 311       31 466        7 245        21 568       34 229       27 693
2002 ............................................        16 977       31 230        6 056        20 162       33 092       24 978

2003 :01 ........................................        16 506       31 942        7 254        22 466       34 913       28 113
     :02 ........................................        17 929       31 866        8 186        20 842       36 806       28 401
     :03 ........................................        17 902       32 543        8 560        20 451       36 917       28 315
     :04 ........................................        17 599       33 189        8 820        21 561       38 692       28 263
2003 ............................................        17 484       32 385        8 205        21 330       36 832       28 273

2004 :01 ........................................        17 933       32 943        7 199        24 027       40 069       29 296
     :02 ........................................        18 066       32 910        8 385        23 885       41 974       30 421
     :03 ........................................        19 620       34 249        7 640        21 493       43 144       30 751
     :04 ........................................        13 965       36 906        9 320        23 647       44 945       31 664
2004 ............................................        17 396       34 252        8 136        23 263       42 533       30 533

2005 :01 ........................................        12 629       37 324        9 277        26 046       47 613       31 630
     :02 ........................................        11 330       37 655        9 793        26 237       50 153       31 600
     :03 ........................................        10 860       38 433        9 994        26 352       51 782       31 633
     :04 ........................................         9 713       39 024       10 464        27 569       53 392       31 865
2005 ............................................        11 133       38 109        9 882        26 551       50 735       31 682
-----------------------------------------------------------------------------------------------------------------------------------

R millions
----------------------------------------------------------------------------------------------------------
                                                                     BY TYPE OF ORGANISATION
                                                        --------------------------------------------------
Period
                                                                                               Private
                                                                    General      Public        business
                                                         Total     government corporations  enterprises(1)

                                                        (6009C)     (6100C)      (6106C)       (6109C)
----------------------------------------------------------------------------------------------------------

                                                        --------------------------------------------------
2002 :01 ........................................        35 967       5 961       3 726         26 280
     :02 ........................................        36 229       6 037       3 152         27 040
     :03 ........................................        37 623       6 241       4 077         27 305
     :04 ........................................        40 076       6 971       4 611         28 494
2002 ............................................       149 895      25 210      15 566        109 119

2003 :01 ........................................        40 362       7 341       4 974         28 047
     :02 ........................................        39 028       7 046       3 557         28 425
     :03 ........................................        40 432       6 742       4 625         29 065
     :04 ........................................        42 444       7 099       5 124         30 221
2003 ............................................       162 266      28 228      18 280        115 758

2004 :01 ........................................        43 441       7 568       5 237         30 636
     :02 ........................................        42 478       7 307       4 220         30 951
     :03 ........................................        44 274       7 314       4 707         32 253
     :04 ........................................        46 302       7 830       5 313         33 159
2004 ............................................       176 495      30 019      19 477        126 999

2005 :01 ........................................        46 939       8 021       5 737         33 181
     :02 ........................................        46 412       7 499       5 638         33 275
     :03 ........................................        47 608       7 520       6 112         33 976
     :04 ........................................        49 649       7 918       6 315         35 416
2005 ............................................       190 608      30 958      23 802        135 848
----------------------------------------------------------------------------------------------------------
KB617

SEASONALLY ADJUSTED ANNUALISED RATES
----------------------------------------------------------------------------------------------------------
                                                        (6009D)     (6100D)     (6106D)        (6109D)
                                                        --------------------------------------------------

2002 :01 ........................................       145 158      22 932      14 000        108 226
     :02 ........................................       147 142      24 233      14 614        108 295
     :03 ........................................       150 694      25 940      15 555        109 199
     :04 ........................................       156 586      27 735      18 095        110 756
2002 ............................................       149 895      25 210      15 566        109 119

2003 :01 ........................................       159 011      28 151      18 706        112 154
     :02 ........................................       160 925      28 458      17 927        114 540
     :03 ........................................       162 983      28 259      17 311        117 413
     :04 ........................................       166 145      28 044      19 176        118 925
2003 ............................................       162 266      28 228      18 280        115 758

2004 :01 ........................................       170 805      28 946      19 436        122 423
     :02 ........................................       174 880      30 082      20 301        124 497
     :03 ........................................       178 065      30 157      18 063        129 845
     :04 ........................................       182 230      30 891      20 108        131 231
2004 ............................................       176 495      30 019      19 477        126 999

2005 :01 ........................................       186 564      30 902      22 963        132 699
     :02 ........................................       188 654      30 925      23 340        134 389
     :03 ........................................       191 857      31 002      24 018        136 837
     :04 ........................................       195 357      31 003      24 887        139 467
2005 ............................................       190 608      30 958      23 802        135 848
----------------------------------------------------------------------------------------------------------

KB618

(1).  Including transfer costs.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                              S-125

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

GROSS FIXED CAPITAL FORMATION BY TYPE OF ASSET
AT CONSTANT 2000 PRICES

R millions
-----------------------------------------------------------------------------------------------------------------------------
                                                   1998      1999      2000      2001      2002      2003      2004      2005
                                                -----------------------------------------------------------------------------

RESIDENTIAL BUILDINGS .............   (6110Y)    12 690    11 183    13 202    14 035    14 963    16 444    18 188    21 703

General government ................   (6111Y)     1 118     1 198     2 307     2 425     2 693     2 868     2 459     2 805

Public corporations ...............   (6112Y)        27        36        29        14        26        66        35        36

Private business enterprises ......   (6113Y)    11 545     9 949    10 866    11 596    12 244    13 510    15 694    18 862

NON-RESIDENTIAL BUILDINGS .........   (6114Y)    16 603    15 491    16 197    16 996    15 575    16 265    17 965    19 233

General government ................   (6115Y)     4 475     4 122     4 224     4 426     4 481     5 856     6 314     7 166

Public corporations ...............   (6116Y)       901       577       518       752     1 083     1 061     1 367     1 288

Private business enterprises ......   (6117Y)    11 227    10 792    11 455    11 818    10 011     9 348    10 284    10 779

CONSTRUCTION WORKS ................   (6118Y)    22 286    21 590    20 410    19 006    21 142    24 904    27 646    29 322

General government ................   (6119Y)    11 849    11 672    11 686    10 712    11 361    13 210    13 490    12 020

Public corporations ...............   (6120Y)     5 298     5 740     4 486     3 765     5 556     7 184     9 922    12 274

Private business enterprises ......   (6121Y)     5 139     4 178     4 238     4 529     4 225     4 510     4 234     5 028

TRANSPORT EQUIPMENT ...............   (6122Y)    21 222    15 975    17 841    18 381    18 460    20 856    22 803    26 428

General government ................   (6123Y)       124        75        92        83        80        69        69        66

Public corporations ...............   (6124Y)     4 902     1 218       750       988     1 231     2 958     2 757     2 859

Private business enterprises ......   (6125Y)    16 196    14 682    16 999    17 310    17 149    17 829    19 977    23 503

MACHINERY AND OTHER EQUIPMENT .....   (6126Y)    68 178    66 209    68 254    72 140    75 465    78 496    82 917    86 030

General government ................   (6127Y)     6 536     5 972     6 599     6 431     6 595     6 225     7 687     8 901

Public corporations ...............   (6128Y)    14 115    10 754     8 859     8 470     7 670     7 011     5 396     7 345

Private business enterprises ......   (6129Y)    47 527    49 483    52 796    57 239    61 200    65 260    69 834    69 784

TRANSFER COSTS(1) .................   (6130Y)     3 952     3 475     3 743     3 990     4 290     5 301     6 976     7 892
                                                -----------------------------------------------------------------------------
TOTAL FIXED CAPITAL FORMATION .....   (6009Y)   144 931   133 923   139 647   144 548   149 895   162 266   176 495   190 608
-----------------------------------------------------------------------------------------------------------------------------

KB620

(1).  Private business enterprises.

S-126                                              QUARTERLY BULLETIN MARCH 2006
--------------------------------------------------------------------------------

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

GROSS FIXED CAPITAL FORMATION BY TYPE OF ASSET
AT CURRENT PRICES

R millions
-----------------------------------------------------------------------------------------------------------------------------
                                                   1998      1999      2000      2001      2002      2003      2004      2005
                                                -----------------------------------------------------------------------------

RESIDENTIAL BUILDINGS .............   (6110J)    10 366    10 155    13 202    15 047    17 611    20 138    23 029    29 898

General government ................   (6111J)       907     1 092     2 307     2 598     3 172     3 506     3 106     3 863

Public corporations ...............   (6112J)        21        32        29        14        30        81        44        50

Private business enterprises ......   (6113J)     9 438     9 031    10 866    12 435    14 409    16 551    19 879    25 985

NON-RESIDENTIAL BUILDINGS .........   (6114J)    13 554    14 048    16 197    18 225    18 345    19 968    22 809    26 515

General government ................   (6115J)     3 657     3 724     4 224     4 752     5 272     7 179     7 999     9 851

Public corporations ...............   (6116J)       726       517       518       803     1 280     1 299     1 730     1 776

Private business enterprises ......   (6117J)     9 171     9 807    11 455    12 670    11 793    11 490    13 080    14 888

CONSTRUCTION WORKS ................   (6118J)    18 116    19 491    20 410    20 316    24 838    30 593    35 051    40 593

General government ................   (6119J)     9 596    10 557    11 686    11 450    13 325    16 107    16 983    16 468

Public corporations ...............   (6120J)     4 312     5 185     4 486     4 031     6 518     8 762    12 506    16 826

Private business enterprises ......   (6121J)     4 208     3 749     4 238     4 835     4 995     5 724     5 562     7 299

TRANSPORT EQUIPMENT ...............   (6122J)    19 167    15 114    17 841    19 585    21 190    25 678    28 633    34 616

General government ................   (6123J)       114        72        92        88        91        86        86        87

Public corporations ...............   (6124J)     4 479     1 155       750     1 046     1 419     3 629     3 438     3 723

Private business enterprises ......   (6125J)    14 574    13 887    16 999    18 451    19 680    21 963    25 109    30 806

MACHINERY AND OTHER EQUIPMENT .....   (6126J)    62 516    63 797    68 254    76 089    88 582    96 061   105 176   114 138

General government ................   (6127J)     5 992     5 756     6 599     6 778     7 714     7 583     9 698    11 767

Public corporations ...............   (6128J)    12 970    10 339     8 859     8 927     8 957     8 535     6 801     9 731

Private business enterprises ......   (6129J)    43 554    47 702    52 796    60 384    71 911    79 943    88 677    92 640

TRANSFER COSTS(1) .................   (6130J)     3 194     3 149     3 743     4 263     5 028     6 466     8 780    10 830
                                                -----------------------------------------------------------------------------
TOTAL FIXED CAPITAL FORMATION .....   (6009J)   126 913   125 754   139 647   153 525   175 594   198 904   223 478   256 590
-----------------------------------------------------------------------------------------------------------------------------

KB619

(1).  Private business enterprises.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                              S-127

SOUTH AFRICAN RESERVE BANK

--------------------------------------------------------------------------------

GROSS FIXED CAPITAL FORMATION BY TYPE OF ASSET

R millions
----------------------------------------------------------------------------------------------------------------------------------
                                                                                AT CURRENT PRICES
                                              ------------------------------------------------------------------------------------
Period                                        Residential        Non-       Construction    Transport      Machinery      Transfer
                                               buildings     residential       works        equipment      and other        costs
                                                              buildings                                    equipment

                                                (6110K)        (6114K)        (6118K)        (6122K)        (6126K)        (6130K)
----------------------------------------------------------------------------------------------------------------------------------

2002 :01 ..................................       3 909          4 675          5 699          5 129         19 870          1 149
     :02 ..................................       4 280          4 415          5 839          4 929         21 440          1 233
     :03 ..................................       4 543          4 455          6 114          5 243         22 994          1 288
     :04 ..................................       4 879          4 800          7 186          5 889         24 278          1 358
2002 ......................................      17 611         18 345         24 838         21 190         88 582          5 028

2003 :01 ..................................       4 657          4 902          7 411          6 475         24 238          1 486
     :02 ..................................       4 945          4 690          7 267          5 917         23 446          1 576
     :03 ..................................       5 160          4 935          7 559          6 471         23 875          1 646
     :04 ..................................       5 376          5 441          8 356          6 815         24 502          1 758
2003 ......................................      20 138         19 968         30 593         25 678         96 061          6 466

2004 :01 ..................................       5 224          5 584          8 405          7 401         25 488          1 983
     :02 ..................................       5 569          5 502          8 408          6 549         25 385          2 151
     :03 ..................................       5 969          5 743          8 778          7 186         26 501          2 298
     :04 ..................................       6 267          5 980          9 460          7 497         27 802          2 348
2004 ......................................      23 029         22 809         35 051         28 633        105 176          8 780

2005 :01 ..................................       6 279          6 116          9 428          8 496         27 816          2 469
     :02 ..................................       7 174          6 425          9 776          8 142         27 884          2 567
     :03 ..................................       7 960          6 762         10 148          8 649         28 664          2 890
     :04 ..................................       8 485          7 212         11 241          9 329         29 774          2 904
2005 ......................................      29 898         26 515         40 593         34 616        114 138         10 830
----------------------------------------------------------------------------------------------------------------------------------
KB621

SEASONALLY ADJUSTED ANNUALISED RATES
----------------------------------------------------------------------------------------------------------------------------------
                                                (6110L)        (6114L)        (6118L)        (6122L)        (6126L)        (6130L)
                                              ------------------------------------------------------------------------------------

2002 :01 ..................................      16 308         18 445         21 984         20 134         81 770          4 587
     :02 ..................................      17 062         18 214         23 943         20 744         86 356          4 803
     :03 ..................................      18 064         18 125         25 282         21 270         90 899          5 186
     :04 ..................................      19 010         18 596         28 143         22 612         95 303          5 536
2002 ......................................      17 611         18 345         24 838         21 190         88 582          5 028

2003 :01 ..................................      19 452         19 093         28 962         24 988         95 317          5 934
     :02 ..................................      19 711         19 236         30 352         25 206         96 578          6 150
     :03 ..................................      20 544         20 399         31 265         26 085         95 195          6 634
     :04 ..................................      20 845         21 144         31 793         26 433         97 154          7 146
2003 ......................................      20 138         19 968         30 593         25 678         96 061          6 466

2004 :01 ..................................      21 446         21 755         33 415         27 590        100 496          7 937
     :02 ..................................      22 627         22 561         34 912         28 462        103 432          8 490
     :03 ..................................      23 700         23 227         35 656         29 065        106 308          9 213
     :04 ..................................      24 343         23 693         36 221         29 415        110 468          9 480
2004 ......................................      23 029         22 809         35 051         28 633        105 176          8 780

2005 :01 ..................................      25 755         24 011         38 500         33 104        110 786          9 859
     :02 ..................................      29 052         26 044         41 270         34 023        112 589         10 102
     :03 ..................................      31 622         27 559         41 113         34 813        114 837         11 554
     :04 ..................................      33 163         28 446         41 489         36 524        118 340         11 805
2005 ......................................      29 898         26 515         40 593         34 616        114 138         10 830
----------------------------------------------------------------------------------------------------------------------------------

R millions
---------------------------------------------------------------------------------------------------------------------------------
                                                                AT CONSTANT 2000 PRICES
                                              -----------------------------------------------------------------------------------
Period                                         Residential       Non-       Construction     Transport     Machinery     Transfer
                                                buildings     residential       works        equipment     and other       costs
                                                               buildings                                   equipment

                                                 (6110C)        (6114C)        (6118C)        (6122C)       (6126C)       (6130C)
---------------------------------------------------------------------------------------------------------------------------------

2002 :01 ..................................        3 423          4 087          5 016          4 704        17 728         1 009
     :02 ..................................        3 666          3 773          5 012          4 336        18 383         1 059
     :03 ..................................        3 840          3 756          5 171          4 476        19 286         1 094
     :04 ..................................        4 034          3 959          5 943          4 944        20 068         1 128
2002 ......................................       14 963         15 575         21 142         18 460        75 465         4 290

2003 :01 ..................................        3 837          4 027          6 094          5 354        19 820         1 230
     :02 ..................................        4 049          3 830          5 928          4 795        19 130         1 296
     :03 ..................................        4 202          4 009          6 129          5 215        19 530         1 347
     :04 ..................................        4 356          4 399          6 753          5 492        20 016         1 428
2003 ......................................       16 444         16 265         24 904         20 856        78 496         5 301

2004 :01 ..................................        4 191          4 472          6 711          5 959        20 510         1 598
     :02 ..................................        4 417          4 350          6 662          5 237        20 095         1 717
     :03 ..................................        4 681          4 490          6 877          5 705        20 709         1 812
     :04 ..................................        4 899          4 653          7 396          5 902        21 603         1 849
2004 ......................................       18 188         17 965         27 646         22 803        82 917         6 976

2005 :01 ..................................        4 885          4 740          7 315          6 693        21 370         1 936
     :02 ..................................        5 238          4 683          7 077          6 297        21 239         1 878
     :03 ..................................        5 615          4 756          7 104          6 577        21 515         2 041
     :04 ..................................        5 965          5 054          7 826          6 861        21 906         2 037
2005 ......................................       21 703         19 233         29 322         26 428        86 030         7 892
---------------------------------------------------------------------------------------------------------------------------------
KB621

SEASONALLY ADJUSTED ANNUALISED RATES
---------------------------------------------------------------------------------------------------------------------------------
                                                 (6110D)        (6114D)        (6118D)        (6122D)       (6126D)       (6130D)
                                              -----------------------------------------------------------------------------------

2002 :01 ..................................       14 273         16 124         19 353         18 450        72 931         4 027
     :02 ..................................       14 611         15 562         20 552         18 246        74 041         4 130
     :03 ..................................       15 258         15 280         21 388         18 144        76 222         4 402
     :04 ..................................       15 710         15 334         23 275         19 000        78 666         4 601
2002 ......................................       14 963         15 575         21 142         18 460        75 465         4 290

2003 :01 ..................................       16 017         15 680         23 812         20 654        77 931         4 917
     :02 ..................................       16 139         15 704         24 769         20 433        78 823         5 057
     :03 ..................................       16 730         16 567         25 361         21 020        77 876         5 429
     :04 ..................................       16 890         17 109         25 674         21 317        79 354         5 801
2003 ......................................       16 444         16 265         24 904         20 856        78 496         5 301

2004 :01 ..................................       17 201         17 432         26 686         22 206        80 886         6 394
     :02 ..................................       17 943         17 837         27 665         22 765        81 897         6 773
     :03 ..................................       18 581         18 158         27 932         23 072        83 057         7 265
     :04 ..................................       19 027         18 433         28 301         23 169        85 828         7 472
2004 ......................................       18 188         17 965         27 646         22 803        82 917         6 976

2005 :01 ..................................       19 990         18 623         28 861         26 074        85 285         7 731
     :02 ..................................       21 158         18 984         29 123         26 294        85 706         7 389
     :03 ..................................       22 356         19 391         29 375         26 466        86 104         8 165
     :04 ..................................       23 308         19 934         29 929         26 878        87 025         8 283
2005 ......................................       21 703         19 233         29 322         26 428        86 030         7 892
---------------------------------------------------------------------------------------------------------------------------------

KB622

--------------------------------------------------------------------------------
S-128                                              QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

FIXED CAPITAL STOCK
AT CONSTANT 2000 PRICES

R millions
----------------------------------------------------------------------------------------------------------------------
AS AT 31 DECEMBER                                                           1998        1999        2000        2001
----------------------------------------------------------------------------------------------------------------------

BY KIND OF ECONOMIC ACTIVITY

Agriculture, forestry and fishing ........................... (6140Y)       80 480      79 588      78 737      78 075

Mining and quarrying ........................................ (6141Y)      156 023     156 421     158 007     160 315

Manufacturing ............................................... (6142Y)      274 495     277 860     279 787     281 969

Electricity, gas and water .................................. (6143Y)      138 447     134 974     130 934     127 435

Construction (contractors) .................................. (6144Y)        8 785       9 190       9 886      10 725

Wholesale and retail trade, catering and accommodation ...... (6145Y)       95 027      97 552     100 130     103 004

Transport, storage and communication ........................ (6146Y)      331 298     337 794     342 740     347 936

Financial intermediation, insurance, real-estate and
business services(1) ........................................ (6147Y)      449 215     453 069     458 443     463 596

Community, social and personal services ..................... (6148Y)      446 263     452 336     460 553     467 581
                                                                         ---------------------------------------------
TOTAL FIXED CAPITAL STOCK ................................... (6149Y)    1 980 034   1 998 784   2 019 217   2 040 636
----------------------------------------------------------------------------------------------------------------------

BY TYPE OF ORGANISATION

General government .......................................... (6150Y)      521 566     526 082     531 945     536 466

   Functional classification: Economic infrastructure(2)..... (6132Y)      323 943     327 322     330 578     332 855
                              Social infrastructure(3) ...... (6133Y)      151 248     150 882     150 594     150 499
                              Economic services(4) .......... (6134Y)       46 375      47 878      50 773      53 112
   General government services .............................. (6151Y)      421 539     426 056     431 785     436 733
   Business enterprises ..................................... (6152Y)      100 027     100 026     100 160      99 733

Public corporations ......................................... (6153Y)      420 797     419 188     414 231     409 329

   Functional classification: Economic infrastructure(2)..... (6135Y)      391 084     392 071     389 739     388 513
                              Economic services(4) .......... (6136Y)       29 712      27 117      24 492      20 816
Private business enterprises(1) ............................. (6154Y)    1 037 671   1 053 514   1 073 040   1 094 842
----------------------------------------------------------------------------------------------------------------------

R millions
----------------------------------------------------------------------------------------------------------------------
AS AT 31 DECEMBER                                                           2002        2003        2004        2005
----------------------------------------------------------------------------------------------------------------------

BY KIND OF ECONOMIC ACTIVITY

Agriculture, forestry and fishing ........................... (6140Y)       78 178      77 865      77 667      77 081

Mining and quarrying ........................................ (6141Y)      164 127     167 874     170 982     167 619

Manufacturing ............................................... (6142Y)      281 682     281 365     281 757     284 707

Electricity, gas and water .................................. (6143Y)      125 207     125 444     125 876     128 238

Construction (contractors) .................................. (6144Y)       11 579      12 518      13 899      15 803

Wholesale and retail trade, catering and accommodation ...... (6145Y)      104 884     106 753     109 979     114 188

Transport, storage and communication ........................ (6146Y)      352 783     358 317     365 325     374 915

Financial intermediation, insurance, real-estate and
business services(1) ........................................ (6147Y)      469 257     477 786     490 990     511 201

Community, social and personal services ..................... (6148Y)      475 269     485 603     497 502     509 753
                                                                         ---------------------------------------------
TOTAL FIXED CAPITAL STOCK ................................... (6149Y)    2 062 966   2 093 525   2 133 977   2 183 505
----------------------------------------------------------------------------------------------------------------------

BY TYPE OF ORGANISATION

General government .......................................... (6150Y)      541 610     549 143     557 810     566 680

   Functional classification: Economic infrastructure(2) .... (6132Y)      335 669     340 215     344 899     348 015
                              Social infrastructure(3) ...... (6133Y)      150 581     151 588     153 445     155 982
                              Economic services(4) .......... (6134Y)       55 360      57 340      59 466      62 683

   General government services .............................. (6151Y)      442 374     450 601     460 177     470 015
   Business enterprises ..................................... (6152Y)       99 236      98 542      97 633      96 665

Public corporations ......................................... (6153Y)      406 368     406 545     408 264     414 524

   Functional classification: Economic infrastructure(2)..... (6135Y)      388 130     390 947     395 455     404 155
                              Economic services(4) .......... (6136Y)       18 238      15 598      12 809      10 369

Private business enterprises(1) ............................. (6154Y)    1 114 988   1 137 837   1 167 903   1 202 301
----------------------------------------------------------------------------------------------------------------------

KB623

(1).  Including transfer costs.

(2).  Roads, bridges, dams, electricity and water supply, etc.

(3).  Schools, hospitals, etc. and administrative services.

(4).  Business enterprises not included in economic infrastructure.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                              S-129

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

CHANGE IN INVENTORIES
AT CURRENT PRICES

R millions
----------------------------------------------------------------------------------------------------
                                                                   1998     1999     2000      2001
                                                                  ----------------------------------

BY KIND OF ECONOMIC ACTIVITY

Agriculture, forestry and fishing(1) ................. (6160J)     1 060      981    1 286     1 753

Mining and quarrying ................................. (6161J)     1 133    2 566   -1 654     1 316

Manufacturing ........................................ (6162J)     4 118    8 381   13 934     6 577

  Private business enterprises ....................... (6163J)     3 934    8 404   13 560     6 468
  Other .............................................. (6164J)       184      -23      374       109

Electricity, gas and water ........................... (6165J)     1 009      406       82         7

Construction (contractors) ........................... (6166J)       -92       98      341       307

Wholesale and retail trade, catering and accommodation (6167J)    -3 094    4 494    7 721     9 001

  Wholesale, retail and motor trade .................. (6168J)    -2 092    3 265    6 604     7 037
  Other .............................................. (6169J)    -1 002    1 229    1 117     1 964

Transport, storage and communication ................. (6170J)       721     -455     -728       322

Financial intermediation, insurance, real-estate and
business services .................................... (6171J)         3        6       15        -5

Community, social and personal services .............. (6172J)       297      224     -101        80
                                                                  ----------------------------------
CHANGE IN INVENTORIES AT BOOK VALUE .................. (6173J)     5 155   16 701   20 896    19 358

INVENTORY VALUATION ADJUSTMENT ....................... (6174J)    -5 841   -9 167  -13 800   -16 903
                                                                  ----------------------------------
TOTAL CHANGE IN INVENTORIES .......................... (6010J)      -686    7 534    7 096     2 455
----------------------------------------------------------------------------------------------------

BY TYPE OF ORGANISATION

General government ................................... (6175J)       392      331     -220        51

Public corporations .................................. (6176J)     1 459     -873   -1 226      -218

Private business enterprises ......................... (6177J)    -2 537    8 076    8 542     2 622
----------------------------------------------------------------------------------------------------
INDUSTRIAL AND COMMERCIAL INVENTORIES(2) ............. (6178J)     2 026   11 646   20 538    13 614
----------------------------------------------------------------------------------------------------

R millions
----------------------------------------------------------------------------------------------------
                                                                  2002      2003     2004      2005
                                                                 -----------------------------------

BY KIND OF ECONOMIC ACTIVITY

Agriculture, forestry and fishing(1) ................. (6160J)     1 280       249       31      710

Mining and quarrying ................................. (6161J)     2 758     1 905    1 335    1 211

Manufacturing ........................................ (6162J)    22 874    10 164    9 589   11 805

  Private business enterprises ....................... (6163J)    24 239    10 009    9 477   11 848
  Other .............................................. (6164J)    -1 365       155      112      -43

Electricity, gas and water ........................... (6165J)      -248       248     -141      -21

Construction (contractors) ........................... (6166J)       868       460    1 673    1 085

Wholesale and retail trade, catering and accommodation (6167J)    10 948      -252    8 766    5 409

  Wholesale, retail and motor trade .................. (6168J)     6 864     3 128    8 982    3 867
  Other .............................................. (6169J)     4 084    -3 380     -216    1 542

Transport, storage and communication ................. (6170J)     1 071       102      496      252

Financial intermediation, insurance, real-estate and
business services .................................... (6171J)        25         4        4       --

Community, social and personal services .............. (6172J)       -23       -23       15       58
                                                                 -----------------------------------
CHANGE IN INVENTORIES AT BOOK VALUE .................. (6173J)    39 553    12 857   21 768   20 509

INVENTORY VALUATION ADJUSTMENT ....................... (6174J)   -27 503     1 234   -2 479   -4 020
                                                                 -----------------------------------
TOTAL CHANGE IN INVENTORIES .......................... (6010J)    12 050    14 091   19 289   16 489
----------------------------------------------------------------------------------------------------

BY TYPE OF ORGANISATION

General government ................................... (6175J)      -241       -27       15       25

Public corporations .................................. (6176J)    -1 683       643      413        7

Private business enterprises ......................... (6177J)    13 974    13 475   18 861   16 457
----------------------------------------------------------------------------------------------------
INDUSTRIAL AND COMMERCIAL INVENTORIES(2) ............. (6178J)    29 738    13 292   18 571   15 672
----------------------------------------------------------------------------------------------------

KB624

(1).  Including livestock.

(2).  Change in book value of inventories of total manufacturing and of wholesale, retail and motor trade.

--------------------------------------------------------------------------------
S-130                                              QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

CHANGE IN INVENTORIES
AT CONSTANT 2000 PRICES

R millions
------------------------------------------------------------------------------------------------------------------
                                                                             1998       1999      2000       2001
                                                                            --------------------------------------

BY KIND OF ECONOMIC ACTIVITY

Agriculture, forestry and fishing(1) ......................... (6160Y)         502       -287      -628       -464

Mining and quarrying ......................................... (6161Y)         912      2 389    -2 548        510

Manufacturing ................................................ (6162Y)       1 716      4 827     7 542        566

   Private business enterprises .............................. (6163Y)       1 586      4 961     7 322        596
   Other ..................................................... (6164Y)         130       -134       220        -30

Electricity, gas and water ................................... (6165Y)       1 067        274      -179       -202
Construction (contractors) ................................... (6166Y)        -310       -101        65         42

Wholesale and retail trade, catering and accommodation ....... (6167Y)      -6 434        254     4 160        857

   Wholesale, retail and motor trade ......................... (6168Y)      -4 801        119     1 614      2 151
   Other ..................................................... (6169Y)      -1 633        135     2 546     -1 294

Transport, storage and communication ......................... (6170Y)         582       -834    -1 160        -15

Financial intermediation, insurance, real-estate and
business services ............................................ (6171Y)           3          6        13         -7

Community, social and personal services ...................... (6172Y)         321        203      -169         24

TOTAL CHANGE IN INVENTORIES .................................. (6010Y)      -1 641      6 731     7 096      1 311
------------------------------------------------------------------------------------------------------------------
BY TYPE OF ORGANISATION

General government ........................................... (6175Y)         453        372      -220         48

Public corporations .......................................... (6176Y)       1 674       -971    -1 226       -263

Private business enterprises ................................. (6177Y)      -3 768      7 330     8 542      1 526
------------------------------------------------------------------------------------------------------------------
INDUSTRIAL AND COMMERCIAL INVENTORIES(2) ..................... (6178Y)      -3 085      4 946     9 156      2 717
------------------------------------------------------------------------------------------------------------------

R millions
------------------------------------------------------------------------------------------------------------------
                                                                             2002       2003      2004       2005
                                                                            --------------------------------------

BY KIND OF ECONOMIC ACTIVITY

Agriculture, forestry and fishing(1) ......................... (6160Y)      -1 869     -2 879       174        221

Mining and quarrying ......................................... (6161Y)       1 364      1 674       949        736

Manufacturing ................................................ (6162Y)       7 006      6 670     5 385      5 847

   Private business enterprises .............................. (6163Y)       8 336      6 557     5 314      5 902
   Other ..................................................... (6164Y)      -1 330        113        71        -55

Electricity, gas and water ................................... (6165Y)        -516        226      -130        -57
Construction (contractors) ................................... (6166Y)         172        202     1 054        308

Wholesale and retail trade, catering and accommodation ....... (6167Y)         375      3 122     6 719      1 441

   Wholesale, retail and motor trade ......................... (6168Y)      -1 085      3 716     5 717      1 525
   Other ..................................................... (6169Y)       1 460       -594     1 002        -84

Transport, storage and communication ......................... (6170Y)         333        142       350        103

Financial intermediation, insurance, real-estate and
business services ............................................ (6171Y)          17          4         1         -2

Community, social and personal services ...................... (6172Y)        -100         -9         7         35

TOTAL CHANGE IN INVENTORIES .................................. (6010Y)       6 782      9 152    14 509      8 632
------------------------------------------------------------------------------------------------------------------
BY TYPE OF ORGANISATION

General government ........................................... (6175Y)        -195        -21        12         19

Public corporations .......................................... (6176Y)      -1 383        507       324          7

Private business enterprises ................................. (6177Y)       8 360      8 666    14 173      8 606
------------------------------------------------------------------------------------------------------------------
INDUSTRIAL AND COMMERCIAL INVENTORIES(2) ..................... (6178Y)       5 921     10 386    11 102      7 372
------------------------------------------------------------------------------------------------------------------

KB625

(1).  Including livestock.

(2).  Change in book value of inventories of total manufacturing and of wholesale, retail and motor trade.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                              S-131

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

GROSS AND NET CAPITAL FORMATION BY TYPE OF ORGANISATION
AT CURRENT PRICES

R millions
------------------------------------------------------------------------------------------------------------------------------
                                                   1998      1999      2000      2001      2002      2003      2004      2005
                                                 -----------------------------------------------------------------------------

GROSS CAPITAL FORMATION(1) .........   (6180J)   126 227   133 288   146 743   155 980   187 644   212 995   242 767   273 079

General government .................   (6181J)    20 658    21 532    24 688    25 717    29 333    34 434    37 887    42 061

Public corporations ................   (6182J)    23 967    16 355    13 416    14 603    16 521    22 949    24 932    32 113

Private business enterprises .......   (6183J)    81 602    95 401   108 639   115 660   141 790   155 612   179 948   198 905

CONSUMPTION OF FIXED CAPITAL(2) ....   (6002J)    96 615   107 966   119 237   130 848   149 329   161 653   172 496   189 952

General government .................   (6184J)    15 144    17 035    19 049    20 858    23 516    25 265    26 944    30 001

Public corporations ................   (6185J)    17 304    18 787    19 596    20 037    21 620    22 070    22 372    23 540

Private business enterprises .......   (6186J)    64 167    72 144    80 592    89 953   104 193   114 318   123 180   136 411

NET CAPITAL FORMATION ..............   (6187J)    29 612    25 322    27 506    25 132    38 315    51 342    70 271    83 127

General government .................   (6188J)     5 514     4 497     5 639     4 859     5 817     9 169    10 943    12 060

Public corporations ................   (6189J)     6 663    -2 432    -6 180    -5 434    -5 099       879     2 560     8 573

Private business enterprises .......   (6190J)    17 435    23 257    28 047    25 707    37 597    41 294    56 768    62 494
------------------------------------------------------------------------------------------------------------------------------

KB626

(1).  After inventory valuation adjustment.

(2).  At replacement value.

FINANCING OF GROSS CAPITAL FORMATION
AT CURRENT PRICES

R millions
------------------------------------------------------------------------------------------------------------------------------
                                                   1998      1999      2000      2001      2002      2003      2004      2005
                                                 -----------------------------------------------------------------------------

Saving by households(1) ............   (6200J)     7 283     6 878     6 922     5 703     5 072     9 741     3 913     1 462

Corporate saving(1) ................   (6201J)    32 015    31 675    39 919    28 935    50 861    46 785    47 935    30 639

Saving of general government(1) ....   (6202J)   -22 786   -17 387   -20 527    -8 282   -10 104   -21 945   -29 042   -13 348

Consumption of fixed capital(2) ....   (6002J)    96 615   107 966   119 237   130 848   149 329   161 653   172 496   189 952
                                                 -----------------------------------------------------------------------------
GROSS SAVING(3) ....................   (6203J)   113 127   129 132   145 551   157 204   195 158   196 234   195 302   208 705
------------------------------------------------------------------------------------------------------------------------------

FOREIGN INVESTMENT .................   (6206J)    13 100     4 156     1 192    -1 224    -7 514    16 761    47 465    64 374

   Net capital inflow from the rest
     of the world ..................   (6204J)    10 701    15 907     4 636       110   -11 524    13 814    87 942   101 214

   Change in gold and other foreign
     reserves(4) ...................   (6205J)     2 399   -11 751    -3 444    -1 334     4 010     2 947   -40 477   -36 840

GROSS CAPITAL FORMATION ............   (6180J)   126 227   133 288   146 743   155 980   187 644   212 995   242 767   273 079
------------------------------------------------------------------------------------------------------------------------------

KB627

(1).  After consumption of fixed capital and inventory valuation adjustment.

(2).  At replacement value.

(3).  After inventory valuation adjustment.

(4).  Increase -; decrease +.

--------------------------------------------------------------------------------
S-132                                              QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

NATIONAL DISPOSABLE INCOME, SAVING AND NET BORROWING
AT CURRENT PRICES

R millions
--------------------------------------------------------------------------------------------------------
                                                              1998        1999        2000        2001
                                                           ---------------------------------------------

Compensation of employees ....................... (6000J)    372 541     404 418     442 301     473 851

less Net compensation to non-residents .......... (6210J)      1 952       2 043       2 002       2 035

COMPENSATION OF RESIDENTS ....................... (6240J)    370 589     402 375     440 299     471 816

   Net operating surplus(1) ..................... (6001J)    192 931     210 398     258 533     305 667
   Consumption of fixed capital(2) .............. (6002J)     96 615     107 966     119 237     130 848

Gross operating surplus ......................... (6212J)    289 546     318 364     377 770     436 515

less Net property income to the rest of the world (6213J)     15 536      17 558      20 022      30 141

GROSS NATIONAL OPERATING SURPLUS ................ (6214J)    274 010     300 806     357 748     406 374

GROSS NATIONAL INCOME AT FACTOR COST ............ (6020J)    644 599     703 181     798 047     878 190

Taxes on production and imports ................. (6004J)     89 219      98 477     107 954     116 631

less Subsidies .................................. (6005J)      8 882       7 576       5 877       6 990

GROSS NATIONAL INCOME AT MARKET PRICES .......... (6016J)    724 936     794 082     900 124     987 831

Net current transfers from the rest of the world  (6017J)     -4 093      -5 662      -6 422      -6 257

GROSS NATIONAL DISPOSABLE INCOME ................ (6018J)    720 843     788 420     893 702     981 574

less Final consumption expenditure .............. (6620J)    609 536     664 223     748 150     826 080

less Residual item adjustment ................... (6011J)     -1 820      -4 935           1      -1 710

GROSS SAVING .................................... (6203J)    113 127     129 132     145 551     157 204

Net capital transfers from the rest of the world  (6670J)       -309        -378        -359        -256

less Gross capital formation .................... (6180J)    126 227     133 288     146 743     155 980

NET LENDING (+) / BORROWING (-) ................. (6672J)    -13 409      -4 534      -1 551         968
--------------------------------------------------------------------------------------------------------

R millions
--------------------------------------------------------------------------------------------------------
                                                              2002        2003        2004        2005
                                                           ---------------------------------------------

Compensation of employees ....................... (6000J)    520 501     570 697     624 529     680 056

less Net compensation to non-residents .......... (6210J)      2 494       2 352       3 013       2 716

COMPENSATION OF RESIDENTS ....................... (6240J)    518 007     568 345     621 516     677 340

   Net operating surplus(1) ..................... (6001J)    372 507     385 546     420 005     454 281
   Consumption of fixed capital(2) .............. (6002J)    149 329     161 653     172 496     189 952

Gross operating surplus ......................... (6212J)    521 836     547 199     592 501     644 233

less Net property income to the rest of the world (6213J)     26 906      32 519      25 093      28 318

GROSS NATIONAL OPERATING SURPLUS ................ (6214J)    494 930     514 680     567 408     615 915

GROSS NATIONAL INCOME AT FACTOR COST ............ (6020J)  1 012 937   1 083 025   1 188 922   1 293 255

Taxes on production and imports ................. (6004J)    134 688     148 183     176 655     208 015

less Subsidies .................................. (6005J)      8 247       9 053       7 027       9 049

GROSS NATIONAL INCOME AT MARKET PRICES .......... (6016J)  1 139 378   1 222 155   1 358 550   1 492 221

Net current transfers from the rest of the world  (6017J)     -5 844      -6 349      -9 486     -11 035

GROSS NATIONAL DISPOSABLE INCOME ................ (6018J)  1 133 534   1 215 806   1 349 064   1 481 186

less Final consumption expenditure .............. (6620J)    937 392   1 028 545   1 143 772   1 275 335

less Residual item adjustment ................... (6011J)        984      -8 973       9 990      -2 854

GROSS SAVING .................................... (6203J)    195 158     196 234     195 302     208 705

Net capital transfers from the rest of the world  (6670J)       -163         327         338         193

less Gross capital formation .................... (6180J)    187 644     212 995     242 767     273 079

NET LENDING (+) / BORROWING (-) ................. (6672J)      7 351     -16 434     -47 127     -64 181
--------------------------------------------------------------------------------------------------------

KB628

(1).  After consumption of fixed capital and inventory valuation adjustment.

(2).  At replacement value.

NATIONAL INCOME AND SAVING
SELECTED ITEMS

R millions
------------------------------------------------------------------------------------------------------------------
                                                                                   2004
                                                         ---------------------------------------------------------
                                                             01          02          03          04        2004
                                                         ---------------------------------------------------------

Gross national income at market prices ..... (6016K)       320 713     333 001     349 624     355 212   1 358 550

Real gross national income (at 2000 prices)  (6016C)       253 903     263 569     267 457     272 106   1 057 035

Gross saving ............................... (6203K)        50 153      49 368      49 059      46 722     195 302

SEASONALLY ADJUSTED ANNUALISED RATES

Gross national income at market prices ..... (6016L)     1 301 081   1 339 066   1 382 839   1 411 214   1 358 550

Real gross national income (at 2000 prices)  (6016D)     1 042 077   1 051 270   1 068 478   1 066 315   1 057 035

Gross saving ............................... (6203L)       196 247     187 060     205 850     192 051     195 302
------------------------------------------------------------------------------------------------------------------

R millions
------------------------------------------------------------------------------------------------------------------
                                                                                   2005
                                                         ---------------------------------------------------------
                                                             01          02          03          04        2005
                                                         ---------------------------------------------------------

Gross national income at market prices ..... (6016K)       353 876     359 761     385 234     393 350   1 492 221

Real gross national income (at 2000 prices)  (6016C)       263 726     277 350     282 267     287 432   1 110 775

Gross saving ............................... (6203K)        48 161      52 414      50 979      57 151     208 705

SEASONALLY ADJUSTED ANNUALISED RATES

Gross national income at market prices ..... (6016L)     1 435 489   1 450 619   1 522 560   1 560 216   1 492 221

Real gross national income (at 2000 prices)  (6016D)     1 085 346   1 107 801   1 121 350   1 128 603   1 110 775

Gross saving ............................... (6203L)       201 658     207 957     216 829     208 376     208 705
------------------------------------------------------------------------------------------------------------------

KB634

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                              S-133

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

ACCOUNT WITH THE REST OF THE WORLD
AT CURRENT PRICES

R millions
---------------------------------------------------------------------------------------------------------------------------
                                                                       Primary       Total
                                         Exports                        income      exports
                                           of            Exports       from the     of goods      Imports of
Period                                    goods            of          rest of        and           goods        Imports of
                                        (f.o.b.)        services      the world     services       (f.o.b.)       services

                                         (6608J)         (6609J)       (6612J)      (6616J)        (6610J)         (6611J)
---------------------------------------------------------------------------------------------------------------------------

1986 ...............................      41 348           4 324         2 714       48 386         26 382           6 138
1987 ...............................      48 128           4 727         2 756       55 611         29 182           6 354
1988 ...............................      55 538           5 456         2 814       63 808         40 008           7 385
1989 ...............................      59 624           7 560         3 141       70 325         45 067           8 758
1990 ...............................      61 443           8 800         1 701       71 944         44 706           9 670
1991 ...............................      63 403           8 804         2 414       74 621         47 466          10 554
1992 ...............................      69 884           9 561         2 649       82 094         51 976          12 427
1993 ...............................      85 086          10 701         2 286       98 073         60 512          15 407
1994 ...............................      93 256          13 306         3 455      110 017         77 675          18 072
1995 ...............................     108 064          16 752         4 128      128 944         99 425          21 668
1996 ...............................     131 055          21 761         4 662      157 478        118 658          24 682
1997 ...............................     143 796          24 863         6 477      175 136        133 061          27 657
1998 ...............................     160 763          29 690         8 115      198 568        150 705          31 267
1999 ...............................     174 319          31 825        10 947      217 091        149 854          35 183
2000 ...............................     222 061          34 950        17 432      274 443        189 411          40 346
2001 ...............................     265 832          39 752        21 125      326 709        221 235          44 692
2002 ...............................     333 251          49 039        22 711      405 001        283 004          56 528
2003 ...............................     291 434          59 359        21 373      372 166        264 752          61 582
2004 ...............................     310 525          57 887        20 975      389 387        311 759          66 524
2005 ...............................     347 673          65 054        29 304      442 031        359 678          75 354
---------------------------------------------------------------------------------------------------------------------------

R millions
------------------------------------------------------------------------------------------------------------------------------
                                         Primary         Total                                                      Change in
                                          income        imports                      Balance     Net capital         gold and
                                          to the       of goods       Transfers         on       inflow from          other
     Period                              rest of          and           (net         current     the rest of         foreign
                                        the world      services       receipts)      account      the world        reserves(1)

                                         (6613J)        (6617J)        (6680J)       (6260J)       (6204J)           (6205J)
------------------------------------------------------------------------------------------------------------------------------

1986 ...............................       9 445         41 965            -84         6 337        -7 571             1 234
1987 ...............................       9 102         44 638           -578        10 395        -5 523            -4 872
1988 ...............................      10 026         57 419           -555         5 834        -4 773            -1 061
1989 ...............................      11 978         65 803           -552         3 970        -1 972            -1 998
1990 ...............................      12 743         67 119           -828         3 997        -3 962               -35
1991 ...............................      11 273         69 293         -1 418         3 910        -3 712              -198
1992 ...............................      11 050         75 453         -1 042         5 599        -4 974              -625
1993 ...............................      10 986         86 905         -2 092         9 076        -6 186            -2 890
1994 ...............................      12 054        107 801         -2 160            56         1 323            -1 379
1995 ...............................      14 555        135 648         -2 341        -9 045        12 352            -3 307
1996 ...............................      18 042        161 382         -3 210        -7 114             7             7 107
1997 ...............................      21 321        182 039         -3 328       -10 231        28 053           -17 822
1998 ...............................      25 603        207 575         -4 093       -13 100        10 701             2 399
1999 ...............................      30 548        215 585         -5 662        -4 156        15 907           -11 751
2000 ...............................      39 456        269 213         -6 422        -1 192         4 636            -3 444
2001 ...............................      53 301        319 228         -6 257         1 224           110            -1 334
2002 ...............................      52 111        391 643         -5 844         7 514       -11 524             4 010
2003 ...............................      56 244        382 578         -6 349       -16 761        13 814             2 947
2004 ...............................      49 083        427 366         -9 486       -47 465        87 942           -40 477
2005 ...............................      60 338        495 370        -11 035       -64 374       101 214           -36 840
------------------------------------------------------------------------------------------------------------------------------

KB637

(1).  Increase -; decrease +.

--------------------------------------------------------------------------------
S-134                                              QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

CURRENT INCOME AND EXPENDITURE OF INCORPORATED BUSINESS ENTERPRISES
AT CURRENT PRICES

R millions
------------------------------------------------------------------------------------------------------------------------------------
                                                        1998      1999      2000      2001      2002      2003      2004      2005
                                                       -----------------------------------------------------------------------------

Net operating surplus(1) ................. (6220J)     109 815   119 810   154 215   189 232   238 732   244 354   267 716   290 060

Income received from property ............ (6221J)     200 390   200 608   191 361   207 558   247 845   265 321   241 803   277 335

   Interest .............................. (6222J)     174 954   173 362   161 109   165 771   206 926   223 475   201 361   225 884

   Dividends ............................. (6223J)      23 080    24 903    27 656    39 459    38 838    39 234    37 647    47 704

   Rent and other income from property ... (6224J)       2 356     2 343     2 596     2 328     2 081     2 612     2 795     3 747

TOTAL INCOME(1) .......................... (6225J)     310 205   320 418   345 576   396 790   486 577   509 675   509 519   567 395

Income from property paid ................ (6226J)     243 800   254 041   267 672   304 144   361 535   384 010   377 349   427 390

   Interest .............................. (6227J)     129 267   126 555   111 828   116 546   154 135   172 176   146 086   157 077

   Dividends ............................. (6228J)      53 095    64 941    87 993   122 369   129 392   128 891   139 900   167 985

   Rent and other income from property ... (6229J)      61 438    62 545    67 851    65 229    78 008    82 943    91 363   102 328

Current taxes on income and wealth ....... (6230J)      29 935    30 220    33 248    58 701    68 807    70 356    75 493    98 931

Current transfers to households .......... (6231J)         644       739       828       908     1 032     1 343     1 634     1 955

Current transfers to general government .. (6232J)       3 774     3 681     3 829     4 016     4 210     7 020     6 924     8 293

Current transfers to the rest of the world (6233J)          37        62        80        86       132       161       184       187

TOTAL EXPENDITURE ........................ (6234J)     278 190   288 743   305 657   367 855   435 716   462 890   461 584   536 756

CORPORATE SAVING(1) ...................... (6201J)      32 015    31 675    39 919    28 935    50 861    46 785    47 935    30 639
------------------------------------------------------------------------------------------------------------------------------------

KB629

(1).  After consumption of fixed capital and inventory valuation adjustment.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                              S-135

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

CURRENT INCOME AND EXPENDITURE OF GENERAL GOVERNMENT
AT CURRENT PRICES

R millions
------------------------------------------------------------------------------------------------------------------------------------
                                                         1998      1999      2000      2001      2002      2003      2004      2005
                                                       -----------------------------------------------------------------------------

Income from property(1) .................... (6250J)     4 494     5 235     5 857     6 860     5 447     8 812     6 684     9 813

Taxes on production and imports ............ (6690J)    89 219    98 477   107 954   116 631   134 688   148 183   176 655   208 015

   Taxes on products ....................... (6603J)    74 473    80 528    87 816    96 363   109 660   119 940   146 240   174 167
   Other taxes on production ............... (6600J)    14 746    17 949    20 138    20 268    25 028    28 243    30 415    33 848

Current taxes on income and wealth ......... (6251J)   105 357   114 555   121 096   148 401   164 779   170 118   184 140   223 216

Current transfers receivable from households (6252J)     2 021     1 952     1 870     1 850     1 677     2 684     2 929     3 249

Current transfers from incorporated business
enterprises ................................ (6232J)     3 774     3 681     3 829     4 016     4 210     7 020     6 924     8 293

Transfers from the rest of the world ....... (6253J)       144       174       481       812     1 085     1 371     1 033       944

CURRENT INCOME(2) .......................... (6254J)   205 009   224 074   241 087   278 570   311 886   338 188   378 365   453 530

Interest on public debt(3) ................. (6255J)    47 550    49 953    51 747    53 280    53 593    52 246    54 235    58 743

Subsidies .................................. (6005J)     8 882     7 576     5 877     6 990     8 247     9 053     7 027     9 049

   Subsidies on products ................... (6604J)     6 923     5 718     3 886     4 571     4 762     4 046     2 446     3 864
   Other subsidies on production ........... (6601J)     1 959     1 858     1 991     2 419     3 485     5 007     4 581     5 185

Current transfers to households ............ (6257J)    27 712    28 129    29 687    33 180    37 838    48 126    62 147    79 627

Transfers to the rest of the world ......... (6258J)     4 280     5 851     6 955     7 122     7 011     7 795    10 637    12 064

DISPOSABLE INCOME .......................... (6693J)   116 585   132 565   146 821   177 998   205 197   220 968   244 319   294 047

Final consumption expenditure(4) ........... (6008J)   139 371   149 952   167 348   186 280   215 301   242 913   273 361   307 395

   Compensation of employees ............... (6256J)   103 527   109 398   116 447   123 704   136 085   148 770   161 829   176 602

CURRENT EXPENDITURE ........................ (6259J)   227 795   241 461   261 614   286 852   321 990   360 133   407 407   466 878

SAVING(2) .................................. (6202J)   -22 786   -17 387   -20 527    -8 282   -10 104   -21 945   -29 042   -13 348
------------------------------------------------------------------------------------------------------------------------------------

APPROPRIATION OF DISPOSABLE INCOME

Disposable income .......................... (6693J)   116 585   132 565   146 821   177 998   205 197   220 968   244 319   294 047

less Social transfers in kind to households  (6695J)    64 111    66 830    72 753    81 657    95 809   111 351   125 984   138 272

ADJUSTED DISPOSABLE INCOME ................. (6696J)    52 474    65 735    74 068    96 341   109 388   109 617   118 335   155 775

less Actual final consumption .............. (6697J)    75 260    83 122    94 595   104 623   119 492   131 562   147 377   169 123

SAVING(2) .................................. (6202J)   -22 786   -17 387   -20 527    -8 282   -10 104   -21 945   -29 042   -13 348
------------------------------------------------------------------------------------------------------------------------------------

KB632

CURRENT INCOME AND EXPENDITURE OF GENERAL GOVERNMENT
SELECTED ITEMS

R millions
----------------------------------------------------------------------------------------------
                                                                    2004
                                               -----------------------------------------------
                                                  01        02        03        04      2004
                                               -----------------------------------------------

Taxes on production and imports .... (6690K)    43 888    39 760    44 530    48 477   176 655
Current taxes on income and wealth . (6251K)    42 777    42 853    46 656    51 854   184 140
Saving(2) .......................... (6202K)   -13 247    -8 711   -11 373     4 289   -29 042
SEASONALLY ADJUSTED ANNUALISED RATES
Taxes on production and imports .... (6690L)   170 531   170 825   173 700   191 564   176 655
Current taxes on income and wealth . (6251L)   161 014   190 150   191 113   194 283   184 140
Saving(2) .......................... (6202L)   -37 802   -26 489   -25 460   -26 417   -29 042
----------------------------------------------------------------------------------------------

R millions
----------------------------------------------------------------------------------------------
                                                                    2005
                                               -----------------------------------------------
                                                  01        02        03        04      2005
                                               -----------------------------------------------

Taxes on production and imports .... (6690K)    52 990    46 418    52 867    55 740   208 015
Current taxes on income and wealth . (6251K)    54 998    53 018    55 361    59 839   223 216
Saving(2) .......................... (6202K)    -6 093    -3 345    -7 888     3 978   -13 348
SEASONALLY ADJUSTED ANNUALISED RATES
Taxes on production and imports .... (6690L)   205 405   199 628   206 746   220 281   208 015
Current taxes on income and wealth . (6251L)   206 703   230 608   229 165   226 388   223 216
Saving(2) .......................... (6202L)   -10 725    -8 062    -5 793   -28 812   -13 348
----------------------------------------------------------------------------------------------

KB633

(1).  Income from property by general government consists of interest, dividend and rent receipts by general government and the surpluses/deficits of general government business enterprises.

(2).  After consumption of fixed capital and after inventory valuation adjustment.

(3).  Includes amortised discount.

(4).  Current expenditure on salaries and wages and on goods and other services of a non-capital nature by the service departments (not business enterprises) of general government. General government includes central government, provincial governments and local governments.

--------------------------------------------------------------------------------
S-136                                              QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

CURRENT INCOME AND EXPENDITURE OF HOUSEHOLDS(1)
AT CURRENT PRICES

R millions
--------------------------------------------------------------------------------------------------------------------
                                                                          1998        1999        2000        2001
                                                                       ---------------------------------------------

Compensation of employees(2) ........................... (6240J)         370 589     402 375     440 299     471 816

Income from property(3) ................................ (6241J)         155 866     176 116     206 496     231 010

Current transfers from general government .............. (6257J)          27 712      28 129      29 687      33 180

Current transfers from incorporated business enterprises (6231J)             644         739         828         908

Transfers from the rest of the world ................... (6243J)             191         232         260         292

CURRENT INCOME ......................................... (6244J)         555 002     607 591     677 570     737 206

less Current taxes on income and wealth ................ (6245J)          75 422      84 335      87 848      89 700

less Current transfers to general government ........... (6252J)           2 021       1 952       1 870       1 850

less Transfers to the rest of the world ................ (6248J)             111         155         128         153

DISPOSABLE INCOME(4) ................................... (6246J)         477 448     521 149     587 724     645 503

Social transfers in kind receivable from
general government(5) .................................. (6695J)          64 111      66 830      72 753      81 657

ADJUSTED DISPOSABLE INCOME ............................. (6249J)         541 559     587 979     660 477     727 160

less Actual final consumption .......................... (6235J)         534 276     581 101     653 555     721 457
   Final consumption expenditure by households ......... (6007J)         470 165     514 271     580 802     639 800
   Individual consumption by general government(5) ..... (6605J)          64 111      66 830      72 753      81 657

SAVING(4) .............................................. (6200J)           7 283       6 878       6 922       5 703
--------------------------------------------------------------------------------------------------------------------

R millions
------------------------------------------------------------------------------------------------------------------
                                                                         2002        2003        2004       2005
                                                                       -------------------------------------------

Compensation of employees(2) ........................... (6240J)       518 007     568 345     621 516     677 340

Income from property(3) ................................ (6241J)       267 721     279 769     300 301     337 742

Current transfers from general government .............. (6257J)        37 838      48 126      62 147      79 627

Current transfers from incorporated business enterprises (6231J)         1 032       1 343       1 634       1 955

Transfers from the rest of the world ................... (6243J)           376         470         589         592

CURRENT INCOME ......................................... (6244J)       824 974     898 053     986 187   1 097 256

less Current taxes on income and wealth ................ (6245J)        95 972      99 762     108 647     124 285

less Current transfers to general government ........... (6252J)         1 677       2 684       2 929       3 249

less Transfers to the rest of the world ................ (6248J)           162         234         287         320

DISPOSABLE INCOME(4) ................................... (6246J)       727 163     795 373     874 324     969 402

Social transfers in kind receivable from
general government(5) .................................. (6695J)        95 809     111 351     125 984     138 272

ADJUSTED DISPOSABLE INCOME ............................. (6249J)       822 972     906 724   1 000 308   1 107 674

less Actual final consumption .......................... (6235J)       817 900     896 983     996 395   1 106 212
   Final consumption expenditure by households ......... (6007J)       722 091     785 632     870 411     967 940
   Individual consumption by general government(5) ..... (6605J)        95 809     111 351     125 984     138 272

SAVING(4) .............................................. (6200J)         5 072       9 741       3 913       1 462
------------------------------------------------------------------------------------------------------------------

KB630

CURRENT INCOME AND EXPENDITURE OF HOUSEHOLDS(1)
SELECTED ITEMS

R millions
--------------------------------------------------------------------------------------------------
                                                                        2004
                                                   -----------------------------------------------
                                                      01        02        03        04      2004
                                                   -----------------------------------------------

Compensation of employees(2) .......     (6240K)   147 255   151 801   155 745   166 715   621 516

Disposable income(4) ...............     (6246K)   212 134   220 077   216 084   226 029   874 324

Saving(4) ..........................     (6200K)     8 279     6 298    -1 328    -9 336     3 913

SEASONALLY ADJUSTED ANNUALISED RATES

Compensation of employees(2) .......     (6240L)   595 693   617 402   625 807   647 162   621 516

Disposable income(4) ...............     (6246L)   845 935   863 367   876 941   911 053   874 324

Saving(4) ..........................     (6200L)     6 755     3 041     2 950     2 906     3 913
--------------------------------------------------------------------------------------------------

R millions
------------------------------------------------------------------------------------------------------
                                                                          2005
                                                   ---------------------------------------------------
                                                      01        02        03        04          2005
                                                   ---------------------------------------------------

Compensation of employees(2) .......     (6240K)   159 628   165 776   169 924     182 012     677 340

Disposable income(4) ...............     (6246K)   229 461   241 339   241 273     257 329     969 402

Saving(4) ..........................     (6200K)     4 507     3 019    -1 959      -4 105       1 462

SEASONALLY ADJUSTED ANNUALISED RATES

Compensation of employees(2) .......     (6240L)   646 001   674 684   682 968     705 707     677 340

Disposable income(4) ...............     (6246L)   928 686   959 669   979 793   1 009 460     969 402

Saving(4) ..........................     (6200L)     1 861     1 591     1 339       1 057       1 462
------------------------------------------------------------------------------------------------------

KB631

(1).  The data in this table refer to private households (including pension and provident funds and long-term insurance funds), non-incorporated business enterprises and private non-profit institutions (e.g. churches, welfare organisations and sport clubs) that render social and community services to households.

(2).  After adjustment for net compensation paid to non-residents.

(3).  Income from property consists of dividend receipts; interest receipts less interest payments; rent receipts less maintenance cost, mortgage interest and consumption of fixed capital; and the profits of non- corporate business enterprises after consumption of fixed capital and after inventory valuation adjustment.

(4).  After consumption of fixed capital and inventory valuation adjustment.

(5).  For example health and education.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                              S-137

KEY INFORMATION                                       SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

NATIONAL ACCOUNTS

Percentage changes in selected data at constant 2000 prices(1)
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                                                            Final        Final
                                        Gross                  Gross      consump-    consumption
                        Gross        value added     Gross    domestic   tion expen-  expenditure
Period                 domestic       excluding    national    expen-     diture by    by general
                       product     agriculture(2)   income     diture    households    government

                       (6006Z)         (6626Z)      (6016Z)   (6012Z)      (6007Z)      (6008Z)
-------------------------------------------------------------------------------------------------

1988 ...............      4.2            3.8          3.9        6.3         5.3           1.7
1989 ...............      2.4            1.8          1.1        1.2         2.7           4.0
1990 ...............     -0.3           -0.4         -1.2       -2.0         2.9           2.3
1991 ...............     -1.0           -1.4         -0.8       -0.6        -0.5           2.3
1992 ...............     -2.1           -0.8         -2.1       -1.9        -1.4           1.9
1993 ...............      1.2            0.5          1.6        1.6         1.9           1.2
1994 ...............      3.2            2.7          5.1        5.3         4.0           0.8
1995 ...............      3.1            4.2          2.2        4.3         5.9          -6.0
1996 ...............      4.3            3.5          4.6        4.1         4.5           3.8
1997 ...............      2.6            2.7          2.1        2.6         3.3           2.1
1998 ...............      0.5            0.9         -0.3       -0.1         1.7          -2.2
1999 ...............      2.4            2.6          1.2       -0.3         1.7           0.4
2000 ...............      4.2            4.4          3.7        3.3         4.1           2.9
2001 ...............      2.7            3.1          2.5        2.4         3.5           3.1
2002 ...............      3.7            3.7          5.2        4.9         3.2           4.6
2003 ...............      3.0            3.2          3.3        5.2         3.5           6.5
2004 ...............      4.5            4.6          5.5        7.5         6.5           6.9
2005 ...............      4.9            4.9          5.1        5.9         6.9           5.6
-------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------

                         Gross      Exports       Imports      Disposable
                         fixed     of goods      of goods        income
Period                  capital       and           and            of
                       formation   services      services    households(3)

                        (6009Z)     (6013Z)       (6014Z)       (6246Z)
---------------------------------------------------------------------------

1988 ...............      12.6        8.2          21.9            4.4
1989 ...............       6.5        2.2           0.3            2.2
1990 ...............      -2.3       -0.4          -5.8            0.4
1991 ...............      -7.4       -1.5           2.1            0.4
1992 ...............      -5.3        5.5           5.3           -1.5
1993 ...............      -0.6       10.4           7.0            1.0
1994 ...............       8.2        2.5          16.1            2.0
1995 ...............      10.7       10.9          16.8            4.8
1996 ...............       9.0        7.2           8.7            4.5
1997 ...............       5.7        5.3           5.4            3.0
1998 ...............       4.8        3.2           2.0            0.6
1999 ...............      -7.6        1.3          -8.4            1.5
2000 ...............       4.3        8.3           5.3            3.9
2001 ...............       3.5        1.8           0.2            3.2
2002 ...............       3.7        0.5           5.1            3.0
2003 ...............       8.3        0.3           8.8            4.0
2004 ...............       8.8        2.5          14.1            5.7
2005 ...............       8.0        6.7          10.1            6.6
---------------------------------------------------------------------------

KB808

SEASONALLY ADJUSTED ANNUALISED RATES
------------------------------------------------------------------------------------------------------------------------
                       (6006S)   (6626S)  (6016S)  (6012S)   (6007S)    (6008S)   (6009S)  (6013S)    (6014S)    (6246S)
                       -------------------------------------------------------------------------------------------------

2001: 01 ...........      2.6       3.2      3.2      3.4       3.6        2.9       3.6     -5.3       -3.7        3.2
      02 ...........      2.0       2.3     -1.4     -0.7       2.9        3.3       2.3     14.5        5.1        2.5
      03 ...........      1.1       1.1      0.8      6.2       3.3        3.8       1.1    -29.6      -18.5        3.5
      04 ...........      3.1       3.2      8.6      4.1       4.1        3.7       0.2      7.1       11.7        5.3

2002: 01 ...........      4.2       4.2      8.6      7.3       2.9        4.4       0.5      4.4       17.4        1.3
      02 ...........      5.4       5.4      1.1      2.9       3.2        5.3       5.6     14.6        5.1        3.3
      03 ...........      4.7       4.2      9.5      8.8       2.8        6.0      10.0    -15.9       -3.6        2.5
      04 ...........      3.3       3.7      1.4     -0.1       2.1        5.9      16.6     24.6       10.9        3.1

2003: 01 ...........      2.5       2.5      3.8      7.0       3.1        6.1       6.3    -13.9        0.9        4.3
      02 ...........      2.1       2.3     -5.2      6.6       3.5        6.3       4.9     -0.4       18.4        2.0
      03 ...........      2.3       3.0     14.0      3.5       5.6        6.3       5.2     15.7       20.8        7.5
      04 ...........      2.6       2.8      2.8      8.7       5.9       13.5       8.0     -8.2       14.3        7.5

2004: 01 ...........      5.0       5.1      8.6      9.7       6.7        5.4      11.7    -15.4        1.2        3.2
      02 ...........      6.5       6.3      3.6      9.5       7.2        6.0       9.9     21.9       33.2        5.3
      03 ...........      6.6       6.6      6.7      4.7       7.4        0.1       7.5     10.5        3.2        7.4
      04 ...........      4.3       4.4     -0.8      3.8       7.7       12.6       9.7     25.0       20.8        7.6

2005: 01 ...........      4.6       4.7      7.3      7.0       6.5        0.8       9.9    -18.4       -9.1        6.0
      02 ...........      5.4       5.1      8.5      5.9       6.7        5.9       4.6     23.5       23.2        6.5
      03 ...........      4.2       4.2      5.0      7.4       6.1        5.5       7.0     10.5       21.6        6.0
      04 ...........      3.3       3.4      2.6      3.9       6.8       14.7       7.5     -4.1       -1.2        6.7
------------------------------------------------------------------------------------------------------------------------

KB809

(1).  Compared with preceding period. Quarterly changes reflect annual rates based on seasonally adjusted data.

(2).  At basic prices.

(3).  See footnote 1 of Table KB630.

--------------------------------------------------------------------------------
S-154                                              QUARTERLY BULLETIN MARCH 2006

SOUTH AFRICAN RESERVE BANK                                       KEY INFORMATION
--------------------------------------------------------------------------------

NATIONAL ACCOUNTS
SELECTED DATA

---------------------------------------------------------------------------
                                                Current
                             ----------------------------------------------
                                                  Rand
                             ----------------------------------------------
                              Gross            Gross           Disposable
                             domestic         national           income
Period                       product           income          per capita
                               per              per                of
                              capita           capita         households(1)

                             (6270J)          (6271J)            (6272J)
---------------------------------------------------------------------------
1968 ...............             486              468              326
1969 ...............             533              513              342
1970 ...............             569              548              370
1971 ...............             614              593              428
1972 ...............             676              653              468
1973 ...............             816              790              502
1974 ...............             981              947              588
1975 ...............           1 079            1 034              666
1976 ...............           1 191            1 141              716
1977 ...............           1 292            1 235              830
1978 ...............           1 450            1 388              868
1979 ...............           1 693            1 623            1 021
1980 ...............           2 205            2 114            1 260
1981 ...............           2 494            2 386            1 405
1982 ...............           2 766            2 652            1 597
1983 ...............           3 094            2 971            1 814
1984 ...............           3 545            3 404            2 151
1985 ...............           4 002            3 822            2 390
1986 ...............           4 584            4 377            2 693
1987 ...............           5 245            5 054            3 197
1988 ...............           6 164            5 952            3 808
1989 ...............           7 247            6 992            4 423
1990 ...............           8 172            7 861            5 119
1991 ...............           9 167            8 923            5 809
1992 ...............          10 066            9 839            6 690
1993 ...............          11 286           11 055            7 306
1994 ...............          12 504           12 281            7 953
1995 ...............          13 920           13 655            8 868
1996 ...............          15 368           15 035            9 745
1997 ...............          16 699           16 338           10 692
1998 ...............          17 703           17 286           11 385
1999 ...............          19 001           18 544           12 170
2000 ...............          21 104           20 600           13 450
2001 ...............          22 899           22 177           14 492
2002 ...............          25 780           25 131           16 039
2003 ...............          27 294           26 537           17 270
2004 ...............          29 684           29 082           18 717
2005 ...............          32 166           31 511           20 471
---------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                  At constant 2000 prices
                       -------------------------------------------------------------------------------------------------------------
                                      Rand                            Percentage change                           Rand
                       -------------------------------------------------------------------------------------------------------------
                         Gross      Gross    Disposable      Gross        Gross       Disposable
                        domestic  national     income       domestic     national       income       Average     Average    Average
Period                  product    income    per capita     product       income      per capita     capital      output    capital
                          per        per         of           per          per            of         output       labour     labour
                         capita    capita   households(1)    capita       capita     households(1)    ratio      ratio(2)   ratio(2)

                        (6270Y)    (6271Y)     (6272Y)      (6270Z)      (6271Z)        (6272Z)      (6273Y)     (6274Y)    (6275Y)
------------------------------------------------------------------------------------------------------------------------------------

1968 ...............    20 274     19 393       11 505         1.4          2.3           5.9          1.8           ...         ...
1969 ...............    20 659     19 759       11 515         1.9          1.9           0.1          1.8           ...         ...
1970 ...............    21 167     19 937       11 805         2.5          0.9           2.5          1.8        53 216      97 590
1971 ...............    21 534     20 440       12 644         1.7          2.5           7.1          1.9        54 992     103 060
1972 ...............    21 365     20 730       13 013        -0.8          1.4           2.9          2.0        55 443     109 090
1973 ...............    21 811     22 068       12 982         2.1          6.5          -0.2          2.0        57 191     115 602
1974 ...............    22 613     23 254       13 380         3.7          5.4           3.1          2.0        59 459     121 597
1975 ...............    22 481     22 545       13 833        -0.6         -3.0           3.4          2.1        59 852     127 875
1976 ...............    22 467     22 065       13 108        -0.1         -2.1          -5.2          2.2        61 015     135 142
1977 ...............    21 917     21 773       13 527        -2.4         -1.3           3.2          2.3        60 419     140 972
1978 ...............    22 036     22 006       12 887         0.5          1.1          -4.7          2.4        60 254     142 585
1979 ...............    22 349     22 524       13 440         1.4          2.4           4.3          2.4        60 519     142 953
1980 ...............    23 294     23 951       14 265         4.2          6.3           6.1          2.3        63 278     146 885
1981 ...............    23 972     23 795       13 573         2.9         -0.7          -4.9          2.3        63 163     146 671
1982 ...............    23 335     22 820       13 499        -2.7         -4.1          -0.5          2.5        60 739     148 877
1983 ...............    22 387     21 937       13 595        -4.1         -3.9           0.7          2.6        57 356     149 068
1984 ...............    23 006     22 773       14 249         2.8          3.8           4.8          2.5        58 306     148 429
1985 ...............    22 232     22 105       13 773        -3.4         -2.9          -3.3          2.6        56 140     147 163
1986 ...............    21 754     21 779       13 053        -2.2         -1.5          -5.2          2.7        54 886     145 884
1987 ...............    21 740     21 987       13 474        -0.1          1.0           3.2          2.6        54 495     143 568
1988 ...............    22 183     22 379       13 778         2.0          1.8           2.3          2.6        55 280     141 293
1989 ...............    22 241     22 158       13 788         0.3         -1.0           0.1          2.5        55 361     140 053
1990 ...............    21 710     21 428       13 561        -2.4         -3.3          -1.6          2.6        53 700     139 098
1991 ...............    21 045     20 820       13 340        -3.1         -2.8          -1.6          2.7        51 929     137 652
1992 ...............    20 170     19 962       12 867        -4.2         -4.1          -3.5          2.7        49 679     135 544
1993 ...............    19 996     19 856       12 732        -0.9         -0.5          -1.0          2.7        49 286     133 101
1994 ...............    20 214     20 440       12 722         1.1          2.9          -0.1          2.6        49 662     130 885
1995 ...............    20 412     20 449       13 058         1.0          0.0           2.6          2.6        50 044     129 288
1996 ...............    20 848     20 937       13 367         2.1          2.4           2.4          2.5        51 044     128 147
1997 ...............    20 955     20 939       13 487         0.5          0.0           0.9          2.5        51 251     127 311
1998 ...............    20 625     20 450       13 282        -1.6         -2.3          -1.5          2.5        50 493     126 704
1999 ...............    20 675     20 269       13 209         0.2         -0.9          -0.6          2.5        50 721     125 752
2000 ...............    21 104     20 600       13 450         2.1          1.6           1.8          2.4        51 864     124 236
2001 ...............    21 269     20 712       13 618         0.8          0.5           1.2          2.4        52 264     123 024
2002 ...............    21 667     21 407       13 785         1.9          3.4           1.2          2.3        53 233     121 918
2003 ...............    21 964     21 764       14 106         1.4          1.7           2.3          2.3        53 894     121 423
2004 ...............    22 622     22 628       14 694         3.0          4.0           4.2          2.2        55 400     121 532
2005 ...............    23 414     23 456       15 447         3.5          3.7           5.1          2.1        57 294     122 369
------------------------------------------------------------------------------------------------------------------------------------

KB810

(1).  See footnote 1 of Table KB630.

(2).  Derived from mid-year estimates of the economically active population.

QUARTERLY BULLETIN MARCH 2006                                              S-155
--------------------------------------------------------------------------------

KEY INFORMATION                                       SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

NATIONAL ACCOUNTS
RATIOS OF SELECTED DATA
AT CURRENT PRICES

-----------------------------------------------------------------------------------------------------------
                                              Final
                               Final       consumption
                            consumption    expenditure       Gross            Public       Industrial and
Period                      expenditure    by general    fixed capital        sector         commercial
                           by households   government      formation      expenditure(3)     inventories
                             to GDP(1)      to GDP(1)      to GDP(1)        to GDP(1)         to GDP(4)

                              (6280J)        (6281J)        (6282J)          (6283J)           (6284J)
-----------------------------------------------------------------------------------------------------------

1991 ...............            61.6           19.8           17.2              25.7             16.7
1992 ...............            62.9           20.2           15.7              25.5             16.0
1993 ...............            61.8           20.1           14.7              24.4             14.5
1994 ...............            61.8           20.0           15.2              23.8             14.9
1995 ...............            62.6           18.3           15.9              22.6             16.0
1996 ...............            62.2           19.1           16.3              23.6             16.4
1997 ...............            62.9           19.2           16.5              24.0             15.9
1998 ...............            63.3           18.8           17.1              24.8             14.7
1999 ...............            63.2           18.4           15.5              23.1             14.3
2000 ...............            63.0           18.1           15.1              22.3             15.0
2001 ...............            62.7           18.3           15.1              22.2             15.0
2002 ...............            61.8           18.4           15.0              22.3             15.5
2003 ...............            62.5           19.3           15.8              23.9             15.7
2004 ...............            62.8           19.7           16.1              24.2             15.4
2005 ...............            63.5           20.2           16.8              25.0             15.2
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                                                            Household
                           Compensation                    Saving to         debt to
Period                          of           Gross        disposable        disposable
                           employees to    saving to        income            income
                              GDP(2)         GDP(1)      of households   of households(5)

                              (6295J)       (6286J)         (6287J)          (6525J)
-----------------------------------------------------------------------------------------

1991 ...............            57.1           18.6            2.7              55.0
1992 ...............            57.5           16.3            5.3              52.2
1993 ...............            56.6           16.4            4.5              53.2
1994 ...............            55.9           16.9            2.8              55.5
1995 ...............            55.8           16.5            1.8              58.3
1996 ...............            55.4           16.1            1.8              61.3
1997 ...............            55.3           15.1            1.7              61.4
1998 ...............            56.3           15.2            1.5              60.2
1999 ...............            56.0           15.9            1.3              57.1
2000 ...............            53.9           15.8            1.2              53.3
2001 ...............            52.1           15.4            0.9              52.6
2002 ...............            49.9           16.7            0.7              50.3
2003 ...............            51.1           15.6            1.2              51.8
2004 ...............            51.3           14.1            0.4              55.9
2005 ...............            51.4           13.7            0.2              62.4
-----------------------------------------------------------------------------------------

KB811

SEASONALLY ADJUSTED ANNUALISED RATES

--------------------------------------------------------------------------------------------------------------------
                         (6280L)   (6281L)    (6282L)    (6283L)    (6284L)   (6295L)   (6286L)   (6287L)    (6525L)
                         -------------------------------------------------------------------------------------------

2001: 01 ...........       62.0      18.0      15.0        22.0       14.8      52.4      16.0      0.9        52.8
      02 ...........       62.9      18.2      15.1        21.8       15.0      52.5      15.2      0.8        52.3
      03 ...........       63.4      18.5      15.2        22.3       15.1      52.3      14.6      0.8        52.6
      04 ...........       62.5      18.2      14.8        22.7       14.9      51.1      15.7      1.1        52.6

2002: 01 ...........       61.8      18.4      14.6        21.9       15.4      50.6      16.4      0.7        51.6
      02 ...........       61.7      18.4      14.8        22.3       15.5      50.5      15.8      0.7        51.0
      03 ...........       62.2      18.6      15.2        22.6       15.8      50.0      16.9      0.6        49.6
      04 ...........       61.5      18.4      15.4        22.5       15.5      48.8      17.6      0.8        49.1

2003: 01 ...........       61.8      19.0      15.7        23.7       15.6      50.0      16.7      1.2        51.3
      02 ...........       62.7      19.3      15.9        23.9       15.8      51.3      14.1      0.8        51.8
      03 ...........       62.7      19.4      15.8        23.8       15.8      51.0      16.4      1.3        52.6
      04 ...........       62.8      19.6      15.8        24.1       15.6      51.8      15.3      1.6        51.3

2004: 01 ...........       63.1      19.7      16.0        24.1       15.4      51.2      14.7      0.8        53.9
      02 ...........       63.1      19.9      16.2        24.5       15.4      51.8      13.7      0.4        55.0
      03 ...........       62.0      19.5      16.1        23.9       15.4      50.6      14.6      0.3        56.8
      04 ...........       62.9      19.9      16.2        24.4       15.2      51.6      13.3      0.3        57.8

2005: 01 ...........       63.3      19.8      16.5        24.5       15.5      51.0      13.8      0.2        59.5
      02 ...........       64.6      20.3      17.1        25.3       15.4      52.4      14.0      0.2        61.0
      03 ...........       63.3      20.2      16.9        25.1       15.2      50.9      14.0      0.1        63.5
      04 ...........       63.0      20.4      16.9        25.3       14.7      51.1      13.0      0.1        65.6
--------------------------------------------------------------------------------------------------------------------

KB812

(1).  Gross domestic product at prices. market

(2).  Gross domestic product at factor cost.

(3).  Final consumption expenditure by general government plus gross capital formation by public authorities and public corporations.

(4).  Gross domestic product excluding agriculture at market prices.

(5).  See footnote 1 of Table KB630.

--------------------------------------------------------------------------------
S-156                                              QUARTERLY MARCH 2006 BULLETIN

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

LABOUR: EMPLOYMENT IN THE NON-AGRICULTURAL SECTORS(1),(6),(7)
SEASONALLY ADJUSTED

Indices: 2000 = 100

------------------------------------------------------------------------------------
                                                    Public sector
                                  --------------------------------------------------
Period                               General             Business
                                  government(2)       enterprises(3)         Total

                                     (7000L)             (7001L)            (7002L)
------------------------------------------------------------------------------------

NUMBER IN 2000                      1 455 550             162 258          1 617 807

1997 ........................          108.3               121.3              109.6
1998 ........................          106.9               116.2              107.9
1999 ........................          103.7               109.3              104.3
2000 ........................          100.0               100.0              100.0
2001 ........................           98.6                90.8               97.8
------------------------------------------------------------------------------------
2002 ........................           97.7                78.2               95.7
2003 ........................           98.5                68.4               95.5
2004 ........................          100.3                64.6               96.7

1998:04 .....................          106.5               116.1              107.4

1999:01 .....................          106.1               114.4              106.9
     02 .....................          104.5               112.9              105.3
     03 .....................          103.0               102.9              103.0
     04 .....................          101.4               107.0              101.9

2000:01 .....................          101.3               106.6              101.8
     02 .....................          100.3                98.4              100.1
     03 .....................           99.5                98.8               99.5
     04 .....................           98.9                96.2               98.7

2001:01 .....................           99.1                91.9               98.4
     02 .....................           98.5                90.6               97.7
     03 .....................           98.3                90.8               97.6
     04 .....................           98.4                90.0               97.5

2002:01 .....................           99.0                85.2               97.6
     02 .....................           98.8                83.1               97.2
------------------------------------------------------------------------------------
     03 .....................           96.1                73.1               93.8
     04 .....................           96.8                71.6               94.3

2003:01 .....................           98.1                70.9               95.4
     02 .....................           97.9                68.4               94.9
     03 .....................           98.7                67.7               95.6
     04 .....................           99.3                66.5               96.0

2004:01 .....................           98.7                65.8               95.4
     02 .....................           99.7                65.1               96.2
     03 .....................          100.5                64.3               96.9
------------------------------------------------------------------------------------
     04 .....................          102.1                63.2               98.2

2005:01 .....................          102.3                62.6               98.3
     02 .....................          102.9                60.7               98.7
     03 .....................          104.2                60.6               99.8
------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                   Private sector
                                  ---------------------------------------------------------------------------------
Period                                         Manu-       Construc-                     Financial                        Grand
                                   Mining    facturing       tion        Trade(4)     institutions(5)       Total         total

                                  (7003L)     (7004L)       (7005L)      (7006L)          (7007L)          (7008L)       (7009L)
---------------------------------------------------------------------------------------------------------------------------------

NUMBER IN 2000                    416 270    1 296 166      222 420      873 118          196 555         3 116 351     4 734 158

1997 ........................      131.5        107.7        139.5         88.1            110.9            108.2          108.7
1998 ........................      110.4        104.2        125.7         92.2            110.3            103.4          104.9
1999 ........................      103.9        101.5        104.9        100.8            103.9            102.0          102.8
2000 ........................      100.0        100.0        100.0        100.0            100.0            100.0          100.0
2001 ........................       97.7         97.4         98.3        101.2             98.4             98.7           98.4
---------------------------------------------------------------------------------------------------------------------------------
2002 ........................       99.0         96.8        126.6        125.4            337.8            129.2          117.8
2003 ........................      102.2         96.5        135.5        145.5            545.2            155.7          135.1
2004 ........................      109.6         96.3        134.2        151.1            618.5            163.5          140.7

1998:04 .....................      106.7        102.4        113.5         94.7            109.8            102.1          103.9

1999:01 .....................      106.4        102.1        111.7         98.7            106.4            102.7          104.1
     02 .....................      106.1        101.4        104.4        100.2            103.9            102.1          103.2
     03 .....................      102.5        100.9        102.2        102.4            103.8            101.9          102.3
     04 .....................      100.5        101.5        101.5        102.0            101.3            101.5          101.6

2000:01 .....................       99.9        100.6        100.8        100.6            100.4            100.5          100.9
     02 .....................       99.3        100.8        100.3         99.4             99.9            100.1          100.1
     03 .....................       99.9         99.9         98.5         98.4             99.4             99.3           99.4
     04 .....................      100.9         98.7        100.4        101.6            100.3            100.0           99.6

2001:01 .....................       98.9         97.6         97.9        101.0            100.0             98.9           98.7
     02 .....................       97.5         97.4        101.1        101.6             97.8             98.9           98.5
     03 .....................       96.5         97.5         98.1        100.9             97.8             98.4           98.1
     04 .....................       97.8         97.2         96.0        101.4             98.2             98.6           98.2

2002:01 .....................       96.6         96.6         96.0        101.6             95.8             98.0           97.9
     02 .....................       98.6         97.5         96.0        101.7             94.3             98.7           98.2
---------------------------------------------------------------------------------------------------------------------------------
     03 .....................      100.5         96.3        156.6        148.9            587.0            160.1          137.4
     04 .....................      100.4         96.6        157.8        149.3            574.0            160.1          137.6

2003:01 .....................      100.1         97.3        149.9        144.7            561.1            157.6          136.3
     02 .....................      101.1         95.6        132.9        145.1            535.7            154.0          133.8
     03 .....................      102.7         96.1        129.2        146.1            534.6            154.8          134.5
     04 .....................      104.8         96.8        130.0        146.0            549.4            156.3          135.7

2004:01 .....................      108.7         97.6        120.0        147.9            551.3            157.3          136.2
     02 .....................      110.1         97.6        122.6        146.5            557.2            158.3          137.1
     03 .....................      110.1         98.9        125.7        152.0            566.0            161.5          139.4
---------------------------------------------------------------------------------------------------------------------------------
     04 .....................      109.5         90.9        168.5        157.8            799.4            176.9          150.0

2005:01 .....................      107.8         90.7        168.7        154.9            734.2            171.8          146.7
     02 .....................      106.9         91.2        194.2        157.6            750.6            175.8          149.5
     03 .....................      106.6         92.2        198.4        160.2            761.7            178.5          151.6
---------------------------------------------------------------------------------------------------------------------------------

KB701

(1).  Source of basic data: Statistics South Africa.

(2).  National departments, local authorities, provinces and statutory bodies.

(3).  Transnet, Sapos, Telkom and SABC.

(4).  Including catering and accommodation services.

(5).  Banking institutions, building societies and insurance companies. From the third quarter of 2002, also inclusive of real-estate and business services.

(6).  From the first quarter of 1998 basic data originate from the Survey of
      Employment and Earnings in selected industries by Statistics South Africa, and are not strictly comparable with earlier data.

(7).  From the third quarter of 2002, basic data originate from a new expanded
      Survey of Employment and Earnings and from the fourth quarter of 2004 from the Quarterly Employment Statistics survey by Statistics South Africa.

--------------------------------------------------------------------------------
S-138                                              QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

LABOUR: LABOUR COSTS IN THE NON-AGRICULTURAL SECTORS(1),(3),(4)
SEASONALLY ADJUSTED

------------------------------------------------------------------------------------------------------------------------
                                                         Remuneration per worker (Indices:2000=100)
                                  --------------------------------------------------------------------------------------
                                               At current prices                           At constant prices(2)
                                  --------------------------------------------------------------------------------------
Period                             Public           Private                          Public       Private
                                   sector           sector             Total         sector        sector        Total

                                  (7011L)           (7012L)           (7013L)       (7011D)       (7012D)       (7013D)
------------------------------------------------------------------------------------------------------------------------

   1997 .....................         79.1             72.0               75.1          98.6          89.6          93.5
   1998 .....................         87.2             83.7               85.5         101.6          97.6          99.6
   1999 .....................         91.2             91.6               91.6          99.4          99.7          99.8
   2000 .....................        100.0            100.0              100.0         100.0         100.0         100.0
   2001 .....................        109.6            108.8              109.1         102.3         101.5         101.8
------------------------------------------------------------------------------------------------------------------------
   2002 .....................        121.2            119.9              117.8         103.0         101.9         100.1
   2003 .....................        132.5            129.1              125.7         107.7         104.9         102.1
   2004 .....................        144.6            139.4              135.8         112.3         108.2         105.4

1997:03 .....................         80.0             73.0               76.0          98.9          90.2          94.0
     04 .....................         79.7             74.7               76.9          96.3          90.1          92.8

1998:01 .....................         83.6             80.9               82.3         101.0          97.7          99.4
     02 .....................         88.9             82.2               85.4         103.8          95.9          99.7
     03 .....................         85.1             84.3               84.9          98.6          97.6          98.4
     04 .....................         91.0             87.6               89.5         103.0          99.1         101.2

1999:01 .....................         87.5             88.2               88.2          98.6          99.3          99.3
     02 .....................         92.1             91.0               91.7         101.1          99.9         100.7
     03 .....................         92.2             92.9               92.7          99.9         100.6         100.4
     04 .....................         93.0             94.2               93.7          98.0          99.2          98.8

2000:01 .....................         92.9             97.9               95.9          96.6         101.7          99.6
     02 .....................        101.5             99.1              100.1         102.7         100.2         101.3
     03 .....................         99.9            101.5              100.8          99.0         100.4          99.8
     04 .....................        105.6            101.5              103.1         101.7          97.7          99.3

2001:01 .....................        107.8            104.5              105.8         102.9          99.7         101.0
     02 .....................        106.3            108.4              107.4         100.0         102.0         101.1
     03 .....................        107.5            110.3              109.1         100.7         103.2         102.1
     04 .....................        117.0            112.2              114.1         105.5         101.1         102.8

2002:01 .....................        114.5            116.3              115.5         100.5         101.9         101.3
     02 .....................        115.5            119.0              117.4          99.3         102.3         100.9
------------------------------------------------------------------------------------------------------------------------
     03 .....................        130.9            122.0              120.0         111.6         103.9         102.2
     04 .....................        123.6            122.3              118.2         100.6          99.5          96.1

2003:01 .....................        129.0            126.2              122.6         105.7         103.4         100.4
     02 .....................        131.1            128.0              124.6         107.3         104.6         101.9
     03 .....................        134.5            131.2              127.7         109.8         107.1         104.3
     04 .....................        135.3            131.0              127.8         107.9         104.4         101.9

2004:01 .....................        141.4            137.1              133.6         111.7         108.2         105.4
     02 .....................        141.4            139.0              134.9         111.1         109.1         105.9
     03 .....................        143.6            141.7              137.2         111.2         109.6         106.2
------------------------------------------------------------------------------------------------------------------------
     04 .....................        152.0            139.8              137.5         115.2         105.9         104.1

2005:01 .....................        151.4            140.9              138.4         116.4         108.2         106.3
     02 .....................        154.6            140.3              138.7         116.6         105.7         104.5
     03 .....................        155.2            144.1              141.4         115.3         106.9         104.9
------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------
                                                      Nominal
                                                       unit
                                     Labour           labour
                                  productivity         costs
Period                              (Index:           (Index:
                                   2000=100)         2000=100)

                                    (7014L)           (7015L)
---------------------------------------------------------------

   1997 .....................            85.2             88.1
   1998 .....................            89.0             96.1
   1999 .....................            93.2             98.3
   2000 .....................           100.0            100.0
   2001 .....................           104.8            104.2
---------------------------------------------------------------
   2002 .....................            93.2            129.8
   2003 .....................            81.6            154.0
   2004 .....................            82.1            165.6

1997:03 .....................            85.5             89.0
     04 .....................            86.4             89.0

1998:01 .....................            88.1             93.3
     02 .....................            89.0             96.0
     03 .....................            89.1             95.3
     04 .....................            89.9             99.6

1999:01 .....................            90.6             97.4
     02 .....................            92.2             99.4
     03 .....................            94.1             98.5
     04 .....................            95.7             97.9

2000:01 .....................            97.6             98.3
     02 .....................            99.4            100.8
     03 .....................           101.1             99.7
     04 .....................           101.9            101.2

2001:01 .....................           103.6            102.2
     02 .....................           104.5            102.9
     03 .....................           105.1            103.8
     04 .....................           105.9            107.8

2002:01 .....................           107.3            107.6
     02 .....................           108.4            108.3
---------------------------------------------------------------
     03 .....................            78.2            153.4
     04 .....................            78.8            149.9

2003:01 .....................            80.1            153.1
     02 .....................            82.1            151.8
     03 .....................            82.2            155.3
     04 .....................            82.1            155.7

2004:01 .....................            82.9            161.3
     02 .....................            83.6            161.4
     03 .....................            83.5            164.3
---------------------------------------------------------------
     04 .....................            78.5            175.2

2005:01 .....................            81.2            170.5
     02 .....................            80.6            172.0
     03 .....................            80.3            176.1
---------------------------------------------------------------

KB702

(1).  Source of basic data: Statistics South Africa.

(2).  Deflated by the non-agricultural gross domestic product deflator.

(3).  From the first quarter of 1998 basic data originate from the Survey of
      Employment and Earnings in selected industries by Statistics South Africa, and are not strictly comparable with earlier data.

(4).  From the third quarter of 2002, basic data originate from a new expanded
      Survey of Employment and Earnings by Statistics South Africa and from the fourth quarter of 2004 from the Quarterly Employment Statistics survey by
      Statistics South Africa.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                              S-139

AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

MANUFACTURING: ORDERS, PRODUCTION, SALES AND UTILISATION OF PRODUCTION
CAPACITY(1)

SEASONALLY ADJUSTED

------------------------------------------------------------------------------------------------------------------
                                        Orders and sales (3),(4)                   Volume of production(3)
                                            Indices: 2000=100                         Indices: 2000=100
                                  --------------------------------------------------------------------------------
Period                               New          Unfilled                   Durable       Non-durable
                                  orders(2)      orders(2)       Sales        goods           goods         Total

                                   (7070T)        (7071T)       (7082T)      (7083N)         (7084N)       (7085N)
------------------------------------------------------------------------------------------------------------------

1998 ........................           87.4          104.1         91.4         93.6             99.8        96.9
1999 ........................           90.1           97.6         92.9         91.7            100.5        96.4
2000 ........................          100.0          100.0        100.0        100.0            100.0       100.0
2001 ........................          106.2          109.4        105.0        103.7            102.0       102.8
2002 ........................          117.4          115.8        113.2        109.8            105.5       107.4
2003 ........................          108.9          111.7        105.2        107.6            103.6       105.4
2004 ........................             --             --        112.1        111.5            108.7       110.0
2005 ........................             --             --        116.5        115.4            112.5       113.8

2003:Jan ....................          121.4          116.8        108.7        109.0            105.2       106.9
     Feb ....................          110.8          118.1        108.0        109.1            104.7       106.7
     Mar ....................          100.6          111.1        104.9        106.9            103.5       105.0
     Apr ....................          111.2          110.2        107.2        112.2            102.3       106.7
     May ....................          105.2          108.3        103.4        107.9            102.0       104.6
     Jun ....................          110.1          112.0        104.9        106.9            103.5       105.0
     Jul ....................          110.2          110.4        104.2        107.0            106.3       106.6
     Aug ....................          109.4          110.9        104.1        107.3            102.1       104.4
     Sep ....................          107.4          110.4        103.9        107.5            102.5       104.7
     Oct ....................          105.9          109.0        104.1        106.3            105.2       105.7
     Nov ....................          106.0          109.5        103.4        106.9            102.3       104.4
     Dec ....................          108.4          114.1        105.4        104.8            104.1       104.4

2004:Jan ....................             --             --        108.9        108.2            103.9       105.8
     Feb ....................             --             --        110.8        108.2            106.4       107.2
     Mar ....................             --             --        110.9        110.4            109.6       110.0
     Apr ....................             --             --        109.1        108.3            105.3       106.7
     May ....................             --             --        115.1        111.6            110.4       110.9
     Jun ....................             --             --        111.7        110.2            109.7       109.9
     Jul ....................             --             --        112.5        112.6            109.2       110.7
     Aug ....................             --             --        113.1        113.8            110.0       111.7
     Sep ....................             --             --        114.2        113.6            110.4       111.8
     Oct ....................             --             --        113.1        112.9            110.2       111.4
     Nov ....................             --             --        113.6        113.6            107.8       110.4
     Dec ....................             --             --        111.8        114.8            112.0       113.2

2005:Jan ....................             --             --        114.3        114.3            106.2       109.8
     Feb ....................             --             --        112.1        110.9            107.6       109.1
     Mar ....................             --             --        112.7        113.3            111.6       112.3
     Apr ....................             --             --        115.7        114.3            114.5       114.4
     May ....................             --             --        116.1        111.8            111.4       111.6
     Jun ....................             --             --        116.6        114.0            113.1       113.5
     Jul ....................             --             --        117.1        112.0            114.4       113.3
     Aug ....................             --             --        118.9        114.5            116.3       115.5
     Sep ....................             --             --        118.9        118.4            117.5       117.9
     Oct ....................             --             --        116.5        115.8            109.5       112.3
     Nov ....................             --             --        116.6        119.2            111.4       114.9
     Dec ....................             --             --        122.4        126.5            116.5       121.0
------------------------------------------------------------------------------------------------------------------

                                  --------------------------------------------------------------------
                                    Percentage utilisation of                Labour(5)     Nominal(5)
                                       production capacity(6)                 produc-      unit labour
                                  --------------------------------------      tivity          costs
Period                             Durable       Non-durable                  (Index:        (Index:
                                    goods           goods        Total       2000=100)      2000=100)

                                   (7076L)         (7077L)      (7078L)       (7079L)        (7080L)
------------------------------------------------------------------------------------------------------

1998 ........................          78.2             81.4       80.1           93.0           92.3
1999 ........................          77.7             79.8       78.9           95.0           97.7
2000 ........................          79.8             79.3       79.5          100.0          100.0
2001 ........................          79.8             80.1       80.0          105.5          103.7
2002 ........................          81.8             80.5       81.1          109.9          106.8
2003 ........................          81.7             80.6       81.1          109.4          115.9
2004 ........................          85.6             83.8       84.6          115.8          121.0
2005 ........................          86.5             84.3       85.3             --             --

2003:Jan ....................           ...              ...        ...            ...            ...
     Feb ....................           ...              ...        ...            ...            ...
     Mar ....................          81.6             80.2       80.8          108.1          112.7
     Apr ....................           ...              ...        ...            ...            ...
     May ....................           ...              ...        ...            ...            ...
     Jun ....................          81.1             80.2       80.6          110.0          114.4
     Jul ....................           ...              ...        ...            ...            ...
     Aug ....................           ...              ...        ...            ...            ...
     Sep ....................          81.0             81.0       81.0          109.9          116.8
     Oct ....................           ...              ...        ...            ...            ...
     Nov ....................           ...              ...        ...            ...            ...
     Dec ....................          83.2             81.2       82.1          109.4          119.6

2004:Jan ....................           ...              ...        ...            ...            ...
                                  --------------------------------------
     Feb ....................           ...              ...        ...            ...            ...
     Mar ....................          84.3             83.2       83.7          112.3          119.7
     Apr ....................           ...              ...        ...            ...            ...
     May ....................           ...              ...        ...            ...            ...
     Jun ....................          85.0             83.2       84.0          114.6          120.2
     Jul ....................           ...              ...        ...            ...            ...
     Aug ....................           ...              ...        ...            ...            ...
     Sep ....................          86.5             84.7       85.5          116.2          119.8
     Oct ....................           ...              ...        ...            ...            ...
     Nov ....................           ...              ...        ...            ...            ...
     Dec ....................          86.4             84.0       85.1          120.0          124.4

2005:Jan ....................           ...              ...        ...            ...            ...
     Feb ....................           ...              ...        ...            ...            ...
     Mar ....................          85.6             83.6       84.5          118.9          124.9
     Apr ....................           ...              ...        ...            ...            ...
     May ....................           ...              ...        ...            ...            ...
     Jun ....................          86.3             84.2       85.1          121.2          119.5
     Jul ....................           ...              ...        ...            ...            ...
     Aug ....................           ...              ...        ...            ...            ...
     Sep ....................          86.8             85.1       85.9          122.4          120.0
     Oct ....................           ...              ...        ...            ...            ...
     Nov ....................           ...              ...        ...            ...            ...
     Dec ....................          87.2             84.2       85.5             --             --
------------------------------------------------------------------------------------------------------

KB706

(1).  Source of basic data: Statistics South Africa.

(2).  Data refer to selected industry groups.

(3).  Since January 1995 information of the former TBVC states has been included.

(4).  At constant June 2000 prices.

(5).  From the third quarter of 2002, basic data originate from a new expanded
      Survey of Employment and Earnings by Statistics South Africa.

(6).  Comparability break from December 2003 due to a new survey based on
      Statistics SA's new business register.

--------------------------------------------------------------------------------
S-140                                              QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

INDICATORS OF REAL ECONOMIC ACTIVITY(1)
SEASONALLY ADJUSTED

Indices: 2000 = 100

--------------------------------------------------------------------------------------------------------------
                                          Mining production(2)
                                  ------------------------------------
Period                                                                        Building
                                                                               plans             Buildings
                                    Gold        Non gold       Total       passed(5),(7)      completed(5),(7)

                                  (7060N)        (7061N)      (7062N)         (7063T)             (7064T)
--------------------------------------------------------------------------------------------------------------

1998 ........................        108.0          100.8        103.6          100.6             121.9
1999 ........................        104.8           99.4        101.5           93.6             100.7
2000 ........................        100.0          100.0        100.0          100.0             100.0
2001 ........................         91.7          104.8        101.4           90.3             107.8
2002 ........................         92.4          105.6        102.2          103.8             105.4
2003 ........................         86.7          113.2        106.4          116.1             116.4
2004 ........................         78.5          121.3        110.3          155.1             147.4
2005 ........................         68.4          128.7        113.2          217.1             191.7

2003:Feb ....................         88.1          114.0        107.3           95.7             107.9
     Mar ....................         87.6          107.7        102.5           99.8             117.6
     Apr ....................         90.2          109.9        104.8          103.6             121.2
     May ....................         87.6          113.2        106.6          115.4             120.9
     Jun ....................         84.0          111.7        104.6          111.0             106.8
     Jul ....................         88.1          117.6        110.0          129.7             156.3
     Aug ....................         86.0          113.8        106.6          121.5             114.7
     Sep ....................         86.1          119.5        110.9          122.9              97.3
     Oct ....................         86.5          121.2        112.3          120.9             108.1
     Nov ....................         84.6          114.2        106.6          125.8             115.9
     Dec ....................         81.8          122.9        112.3          130.9             120.2

2004:Jan ....................         79.0          120.3        109.7          126.5             118.0
     Feb ....................         82.0          110.2        102.9          154.5             123.3
     Mar ....................         80.7          125.0        113.6          147.7             120.7
     Apr ....................         80.4          118.6        108.8          125.7             101.8
     May ....................         80.9          122.6        111.9          147.8             141.4
     Jun ....................         80.0          115.9        106.7          146.9             134.4
     Jul ....................         80.5          131.6        118.5          162.2             150.1
     Aug ....................         79.7          122.4        111.4          174.0             182.3
     Sep ....................         76.9          125.9        113.3          163.8             154.7
     Oct ....................         74.9          116.5        105.8          164.8             160.2
     Nov ....................         75.7          119.2        108.0          173.9             220.3
     Dec ....................         71.0          127.2        112.8          173.8             161.9

2005:Jan ....................         73.5          133.5        118.1          162.2             131.9
     Feb ....................         71.3          114.4        103.4          172.2             133.3
     Mar ....................         71.7          137.3        120.4          203.4             141.6
     Apr ....................         65.4          132.7        115.4          202.4             157.4
     May ....................         70.5          130.8        115.4          227.0             187.0
     Jun ....................         69.8          129.0        113.8          220.0             189.3
     Jul ....................         66.7          130.2        113.9          222.5             169.3
     Aug ....................         62.6          132.0        114.2          244.6             228.6
     Sep ....................         67.7          131.7        115.3          250.8             222.4
     Oct ....................         66.9          122.2        108.1          244.0             242.6
     Nov ....................         66.7          126.2        110.9          229.6             251.9
     Dec ....................         68.3          124.2        109.9          226.7             245.0

2006:Jan ....................           --             --           --             --                --
--------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                                  Trade
                                 --------------------------------------
                                                              Number of                       Transnet:
Period                                                           new          Electric         Revenue
                                    Retail      Wholesale     vehicles        current          earning
                                 sales(5),(7)  sales(5),(8)    sold(3)      generated(6)      traffic(4)

                                   (7086T)       (7087T)       (7067N)        (7068N)          (7069N)
---------------------------------------------------------------------------------------------------------

1998 ........................       100.7            90.4         92.2            97.5            99.8
1999 ........................        99.6            92.8         86.7            96.4            95.4
2000 ........................       100.0           100.0        100.0           100.0           100.0
2001 ........................       102.7           102.9        107.6            99.7           103.2
2002 ........................       105.1           106.0        102.6           104.7           101.3
2003 ........................       110.2           114.2        108.0           111.2           103.1
2004 ........................       120.9           130.0        131.8           116.1           104.1
2005 ........................          --              --        165.6           116.3           105.9

2003:Feb ....................       106.6           114.5         97.8           108.3           100.2
     Mar ....................       108.5           113.6        100.4           109.3           106.4
     Apr ....................       108.3           112.9        109.2           109.5           109.3
     May ....................       108.5           114.7         94.9           108.9            96.7
     Jun ....................       111.1           116.5        103.1           109.9           103.7
     Jul ....................       111.5           121.1        111.8           108.7            99.9
     Aug ....................       109.6           114.3        118.2           113.4           101.8
     Sep ....................       112.5           115.5        114.1           112.9           102.7
     Oct ....................       111.7           115.1        109.7           115.0           101.7
     Nov ....................       113.3           115.2        118.8           114.9           107.8
     Dec ....................       115.0           107.4        107.1           115.7           103.1

2004:Jan ....................       117.0           115.8        120.1           114.9            92.2
     Feb ....................       117.7           118.9        118.4           118.3           110.7
     Mar ....................       117.6           124.3        123.3           115.1            98.5
     Apr ....................       116.3           118.0        120.2           115.1           105.2
     May ....................       118.1           135.0        125.2           115.4           105.0
     Jun ....................       120.3           136.1        131.1           116.5           105.4
     Jul ....................       120.6           134.1        129.7           116.6           101.2
     Aug ....................       122.5           134.1        136.9           115.0           105.9
     Sep ....................       124.6           133.3        139.3           115.8           109.6
     Oct ....................       124.6           135.8        144.7           116.0           107.6
     Nov ....................       125.8           141.1        146.5           116.3           106.3
     Dec ....................       125.7           133.9        146.4           118.0           101.9

2005:Jan ....................       122.5           126.7        148.4           117.9            98.3
     Feb ....................       125.2           120.8        151.9           117.1           115.7
     Mar ....................       124.6           127.0        152.4           116.9            94.3
     Apr ....................       126.0           131.9        160.1           119.8           115.9
     May ....................       127.2           133.1        164.6           115.2            99.3
     Jun ....................       126.5           135.1        166.6           112.7           105.6
     Jul ....................       126.0           136.9        161.2           112.8           103.7
     Aug ....................       132.3           137.8        169.1           112.9           103.8
     Sep ....................       129.2           140.2        172.9           115.2           114.2
     Oct ....................       134.8           137.2        170.0           116.2           103.8
     Nov ....................       135.0           142.6        179.8           117.3           108.6
     Dec ....................          --              --        190.6           121.2           107.4

2006:Jan ....................          --              --        176.7              --              --
---------------------------------------------------------------------------------------------------------

KB705

(1).  Source of basic data: Statistics South Africa, unless otherwise indicated.

(2).  Since January 1990 information of the former TBVC states has been included.

(3).  Source of basic data: National Association of Automobile Manufacturers of
      South Africa.

(4).  Source of basic data: Transnet.

(5).  Since January 1995 information of the former TBVC states has been included.

(6).  Since January 1989 information of the former TBVC states has been included.

(7).  At constant 1995 prices.

(8).  At constant June 1995 prices.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                              S-141

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

CONSUMER PRICES - METROPOLITAN AREAS(1)
SEASONALLY ADJUSTED(5)

Indices: 2000 = 100

-----------------------------------------------------------------------------------
                                                      Services
                                  -------------------------------------------------
Period
                                  Housing(3)     Transport      Other        Total

                                   (7020N)        (7021N)      (7022N)      (7023N)
-----------------------------------------------------------------------------------

WEIGHTS(2)                            24.3           3.4          15.2         42.9

1998 ........................        100.7          94.8          80.7         93.7
1999 ........................        102.0          96.8          90.2         97.7
2000 ........................        100.0         100.0         100.1        100.0
2001 ........................        103.9         104.3         109.1        105.6
2002 ........................        112.8         110.0         116.5        113.8
2003 ........................        119.5         116.4         124.1        120.9
2004 ........................        112.7         120.9         131.1        119.9
2005 ........................        115.4         123.6         139.0        124.4

2003:Jan ....................        120.6         111.7         122.1        120.4
     Feb ....................        121.8         112.5         122.3        121.3
     Mar ....................        122.9         114.6         122.5        122.1
     Apr ....................        123.1         116.4         121.4        122.0
     May ....................        122.7         116.8         123.0        122.4
     Jun ....................        123.3         116.8         123.5        122.9
     Jul ....................        119.5         117.2         124.2        121.0
     Aug ....................        120.8         117.4         125.0        122.0
     Sep ....................        118.2         117.7         125.6        120.8
     Oct ....................        116.8         118.4         125.8        120.1
     Nov ....................        111.7         118.4         126.6        117.5
     Dec ....................        112.5         118.4         127.1        118.2

2004:Jan ....................        111.8         117.8         127.4        117.8
     Feb ....................        111.7         118.7         128.2        118.1
     Mar ....................        112.1         118.9         129.7        118.9
     Apr ....................        111.9         119.2         128.4        118.3
     May ....................        111.4         119.6         130.1        118.7
     Jun ....................        111.8         120.7         130.7        119.2
     Jul ....................        113.7         121.6         131.2        120.6
     Aug ....................        113.3         122.2         132.3        120.8
     Sep ....................        112.3         122.5         132.9        120.4
     Oct ....................        113.1         122.8         133.6        121.2
     Nov ....................        114.1         123.6         134.4        122.1
     Dec ....................        114.9         123.5         134.8        122.6

2005:Jan ....................        115.4         123.2         134.4        122.7
     Feb ....................        114.3         122.7         135.8        122.6
     Mar ....................        115.3         122.6         137.3        123.7
     Apr ....................        115.4         122.7         137.6        123.8
     May ....................        114.1         122.7         138.1        123.3
     Jun ....................        114.7         122.8         138.9        123.9
     Jul ....................        114.8         123.4         139.5        124.3
     Aug ....................        115.2         123.7         140.0        124.7
     Sep ....................        115.7         124.1         140.6        125.2
     Oct ....................        116.2         124.4         141.2        125.7
     Nov ....................        116.7         125.0         142.0        126.3
     Dec ....................        116.8         125.4         142.5        126.6

2006:Jan ....................        117.0         125.7         141.5        126.4
-----------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                           Goods
                                  ----------------------------------------------------------------------------------------
                                                                                Transport
                                            Furniture   Clothing                 goods:      Beverages
Period                                         and        and                    Running        and
                                  Food(4)   equipment   footwear   Vehicles       costs       tobacco     Other    Total      Total

                                  (7024N)    (7025N)    (7026N)    (7027N)       (7028N)      (7029N)    (7030N)   (7031N)   (7032N)
------------------------------------------------------------------------------------------------------------------------------------

WEIGHTS(2)                          22.1          2.5       3.2         6.0          5.5          2.5       15.3      57.1    100.0

1998 ........................       88.3         95.7      98.2        88.0         70.6         81.5       86.2      87.3     90.2
1999 ........................       92.8         98.8      99.2        93.3         79.3         91.8       92.8      92.7     94.9
2000 ........................      100.0        100.0     100.1       100.0        100.0        100.0      100.0     100.0    100.0
2001 ........................      105.5        104.4      99.5       105.4        110.4        108.6      106.2     105.6    105.7
2002 ........................      121.8        111.9      98.3       115.3        119.8        119.1      111.8     116.4    115.3
2003 ........................      131.8        116.9      99.8       119.7        118.6        132.4      117.4     123.0    122.1
2004 ........................      135.0        117.4      96.0       118.3        132.1        145.9      121.3     126.8    123.8
2005 ........................      138.1        116.6      92.3       116.5        152.7        157.2      124.1     130.8    128.0

2003:Jan ....................      131.1        116.5     101.0       118.9        120.9        124.6      116.0     122.2    121.7
     Feb ....................      130.6        116.9     100.1       119.8        122.6        125.0      116.6     122.4    121.8
     Mar ....................      130.4        115.7      99.8       120.6        131.4        127.5      116.1     123.1    122.4
     Apr ....................      130.5        115.9      99.6       119.7        127.1        129.7      116.3     122.8    122.4
     May ....................      131.2        116.3      99.5       119.8        116.1        131.0      117.0     122.3    122.4
     Jun ....................      130.8        116.7      99.7       119.2        105.8        131.4      117.0     121.1    122.3
     Jul ....................      131.4        116.9      99.9       119.6        113.9        135.4      117.5     122.5    121.9
     Aug ....................      132.4        117.1     100.3       119.8        120.0        136.2      117.5     123.6    122.8
     Sep ....................      132.3        117.2     100.0       120.1        120.7        135.8      117.7     123.7    122.5
     Oct ....................      133.0        118.0     100.4       119.7        114.3        136.6      118.1     123.5    121.9
     Nov ....................      134.3        118.3      98.9       119.8        114.0        137.6      118.7     124.1    121.3
     Dec ....................      134.1        117.3      98.2       119.7        116.3        138.3      120.0     124.5    121.7

2004:Jan ....................      134.7        117.8      97.4       118.7        118.3        138.9      120.7     125.0    122.1
     Feb ....................      134.8        117.4      98.1       118.3        127.4        140.4      121.1     126.1    122.7
     Mar ....................      134.6        116.9      98.2       118.2        129.7        144.1      120.8     126.3    122.8
     Apr ....................      134.4        117.0      97.0       117.6        130.0        143.8      121.0     126.2    122.8
     May ....................      134.4        118.0      96.2       117.8        130.3        144.8      121.4     126.4    123.2
     Jun ....................      134.9        117.4      95.6       118.4        134.8        145.4      121.2     127.0    123.6
     Jul ....................      134.6        117.3      94.9       118.9        133.6        146.4      121.4     126.8    123.8
     Aug ....................      134.7        117.3      94.0       119.1        128.9        147.2      121.3     126.4    124.1
     Sep ....................      134.6        116.9      94.8       119.1        134.2        146.7      120.8     126.7    124.1
     Oct ....................      135.5        117.5      95.2       118.4        137.3        149.1      121.4     127.6    124.7
     Nov ....................      136.5        117.8      95.2       118.0        140.6        151.1      121.7     128.5    125.9
     Dec ....................      135.9        117.4      95.4       117.5        140.1        152.3      122.2     128.3    125.8

2005:Jan ....................      136.2        117.2      94.3       116.7        130.9        153.1      122.4     127.5    125.8
     Feb ....................      137.1        117.3      94.9       116.6        130.8        152.2      124.0     128.2    126.0
     Mar ....................      136.8        117.8      93.9       116.6        138.4        154.9      123.6     128.9    126.7
     Apr ....................      137.0        117.5      93.6       116.1        145.7        154.4      124.2     129.7    126.7
     May ....................      136.8        117.3      92.6       116.5        151.8        155.4      124.6     130.3    127.3
     Jun ....................      137.1        116.6      92.3       116.7        145.0        156.0      124.4     129.7    127.2
     Jul ....................      138.4        116.8      92.2       116.3        155.5        158.0      123.9     131.2    127.9
     Aug ....................      138.5        116.3      90.8       116.4        164.6        159.0      124.4     132.2    128.8
     Sep ....................      139.5        115.5      90.6       116.2        169.4        159.4      124.1     132.9    129.5
     Oct ....................      138.9        115.8      90.9       116.9        175.2        160.3      123.8     133.3    129.9
     Nov ....................      139.7        116.0      90.5       116.4        164.8        161.2      125.1     132.9    130.0
     Dec ....................      141.5        115.6      90.8       116.3        160.8        162.2      125.1     133.3    130.4

2006:Jan ....................      142.0        115.8      89.5       116.1        165.1        163.5      125.8     134.0    130.8
------------------------------------------------------------------------------------------------------------------------------------

KB703

(1).  Source: Statistics South Africa.

(2).  Weights based on expenditure patterns of households in the different income categories in 1985 were applied to data up to July 1991. Revised weights based on the expenditure pattern in 1990 were applied to data as from August 1991 up to December 1996. Revised weights based on the expenditure patterns in 1995 were applied to data as from January 1997 up to December 2001. New weights based on the expenditure patterns in 2000 are applied to data as from January 2002.

(3).  Including domestic workers.

(4).  Including non-alcoholic beverages.

(5).  Seasonally adjusted by the South African Reserve Bank.

--------------------------------------------------------------------------------
S-142                                              QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

CONSUMER PRICES - METROPOLITAN AND OTHER URBAN AREAS(1)
SEASONALLY ADJUSTED(6)

Indices: 2000 = 100

-----------------------------------------------------------------------------------
                                                      Services
                                  -------------------------------------------------
Period
                                  Housing(3)     Transport      Other        Total

                                   (7100N)        (7101N)      (7102N)      (7103N)
-----------------------------------------------------------------------------------

WEIGHTS(2)                           22.3            3.5         14.8        40.6

2003 ........................        117.9          115.4        126.4       120.8
2004 ........................        111.3          119.4        133.5       120.1
2005 ........................        113.9          121.7        141.4       124.6

2002:Nov ....................        119.0          110.3        122.5       119.6
     Dec ....................        119.9          111.3        123.1       120.3

2003:Jan ....................        120.5          111.5        123.6       120.9
     Feb ....................        120.5          111.8        123.9       121.2
     Mar ....................        120.8          114.1        124.5       121.9
     Apr ....................        121.0          115.4        124.9       121.8
     May ....................        120.9          115.5        125.7       122.2
     Jun ....................        121.6          115.6        126.5       122.7
     Jul ....................        117.5          115.9        126.8       120.7
     Aug ....................        118.7          116.1        127.4       121.6
     Sep ....................        116.4          116.8        127.9       120.7
     Oct ....................        114.4          117.1        128.1       119.6
     Nov ....................        110.8          117.0        128.3       117.9
     Dec ....................        111.5          117.4        128.8       118.3

2004:Jan ....................        110.7          117.5        129.6       118.3
     Feb ....................        110.9          117.7        130.4       118.7
     Mar ....................        110.7          118.0        131.3       119.0
     Apr ....................        110.7          118.2        131.8       118.9
     May ....................        110.6          118.4        132.4       119.2
     Jun ....................        110.9          119.2        133.0       119.4
     Jul ....................        111.2          119.8        133.7       120.1
     Aug ....................        111.8          120.0        134.4       120.7
     Sep ....................        110.6          120.5        135.2       120.5
     Oct ....................        111.7          120.8        136.0       121.5
     Nov ....................        112.8          120.9        136.9       122.3
     Dec ....................        113.5          121.5        137.4       122.9

2005:Jan ....................        113.9          121.4        137.2       123.3
     Feb ....................        113.7          121.0        138.2       123.4
     Mar ....................        114.4          120.9        139.1       123.9
     Apr ....................        113.5          121.1        139.9       124.0
     May ....................        112.7          120.9        140.5       123.4
     Jun ....................        113.0          121.2        141.3       123.8
     Jul ....................        112.9          121.6        141.8       124.2
     Aug ....................        113.8          121.9        142.4       124.7
     Sep ....................        113.9          122.1        142.8       125.2
     Oct ....................        114.5          122.3        143.8       126.0
     Nov ....................        115.4          122.4        144.4       126.5
     Dec ....................        115.5          123.0        144.8       127.0

2006:Jan                             115.7          123.4        143.9       126.8
-----------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                                           Goods
                                  ----------------------------------------------------------------------------------------
                                                                                Transport
                                            Furniture   Clothing                 goods:      Beverages
Period                                         and        and                    Running        and
                                  Food(4)   equipment   footwear   Vehicles       costs       tobacco     Other     Total

                                  (7104N)    (7105N)    (7106N)    (7107N)       (7108N)      (7109N)    (7110N)   (7111N)
--------------------------------------------------------------------------------------------------------------------------

WEIGHTS(2)                           24.2        2.8        3.6        5.1           5.2         2.7       15.8      59.4

2003 ........................       132.8      115.7       99.0      118.0         116.9       133.1      120.0     123.9
2004 ........................       135.6      116.2       95.3      117.0         128.6       146.5      124.4     127.5
2005 ........................       138.6      115.6       92.1      115.6         146.7       158.4      128.0     131.5

2002:Nov ....................       130.7      114.9       99.6      117.0         122.0       124.1      116.3     122.0
     Dec ....................       131.3      115.3       99.9      117.3         121.7       125.1      116.8     122.4

2003:Jan ....................       132.1      115.4      100.0      117.2         119.1       125.9      117.3     122.7
     Feb ....................       131.7      115.6       99.4      118.0         120.2       126.5      118.1     122.9
     Mar ....................       131.9      115.2       99.1      118.4         125.6       127.9      118.4     123.6
     Apr ....................       132.2      115.3       99.3      118.3         122.0       130.0      118.9     123.7
     May ....................       132.6      115.3       99.2      118.5         113.7       131.1      119.5     123.3
     Jun ....................       132.5      115.2       99.2      118.1         107.9       132.1      119.5     122.8
     Jul ....................       133.0      115.5       99.2      118.0         113.5       135.8      120.4     123.9
     Aug ....................       133.2      115.7       99.4      118.0         118.4       136.5      120.9     124.6
     Sep ....................       133.1      116.3       99.1      118.0         119.2       136.7      121.2     124.7
     Oct ....................       133.2      116.4       98.9      117.9         113.4       137.3      121.8     124.4
     Nov ....................       134.3      116.5       97.9      117.8         113.2       138.1      121.8     124.8
     Dec ....................       134.0      115.8       97.2      117.8         116.0       139.0      122.5     125.1

2004:Jan ....................       134.7      115.9       96.7      117.6         117.2       140.0      122.9     125.6
     Feb ....................       135.2      115.8       97.0      117.3         124.7       141.7      123.5     126.7
     Mar ....................       135.4      115.9       97.3      117.2         124.2       143.8      123.5     126.8
     Apr ....................       135.6      116.1       96.2      117.0         125.2       144.3      123.8     127.0
     May ....................       135.5      116.6       95.5      117.0         126.0       145.1      124.1     127.2
     Jun ....................       135.6      116.6       94.7      117.2         132.9       145.9      124.1     127.8
     Jul ....................       135.3      116.4       94.2      117.3         130.7       147.1      124.4     127.6
     Aug ....................       135.4      116.4       93.4      117.3         125.8       147.6      124.5     127.2
     Sep ....................       135.4      116.1       94.6      117.4         130.7       148.0      124.7     127.8
     Oct ....................       135.9      116.3       94.3      116.6         133.3       150.2      125.1     128.3
     Nov ....................       136.9      116.5       94.6      116.3         136.4       151.8      125.7     129.3
     Dec ....................       136.4      116.0       94.6      116.2         135.9       152.9      125.9     129.1

2005:Jan ....................       136.9      115.8       94.0      115.8         128.2       153.9      126.2     128.6
     Feb ....................       137.4      115.9       94.1      115.7         127.5       154.1      126.7     128.9
     Mar ....................       137.5      116.2       93.4      115.6         132.4       155.3      127.3     129.6
     Apr ....................       137.7      116.1       93.3      115.3         142.0       155.4      127.6     130.6
     May ....................       137.3      115.9       92.3      115.5         144.6       156.2      128.5     130.8
     Jun ....................       137.4      115.5       91.8      115.9         141.5       156.9      128.3     130.5
     Jul ....................       138.9      115.7       91.7      115.6         150.1       159.6      128.2     132.0
     Aug ....................       139.0      115.3       90.7      115.5         156.1       160.4      128.5     132.6
     Sep ....................       139.8      114.9       90.8      115.5         162.5       160.9      128.3     133.4
     Oct ....................       139.2      115.3       91.0      115.7         164.6       161.5      128.5     133.5
     Nov ....................       139.9      115.6       90.7      115.3         156.9       162.7      129.0     133.2
     Dec ....................       141.9      115.1       91.0      115.2         154.4       163.7      129.1     133.9

2006:Jan ....................       142.6      114.8       89.3      115.0         155.4       164.9      129.8     134.4
--------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------
                                   Total     CPIX(5)

                                  (7112N)    (7113N)
                                  ------------------
WEIGHTS(2)                         100.0        89.7

2003 ........................      122.4       124.4
2004 ........................      124.4       129.8
2005 ........................      128.5       134.9

2002:Nov ....................      120.8       121.3
     Dec ....................      121.3       121.7

2003:Jan ....................      121.8       122.1
     Feb ....................      122.0       122.3
     Mar ....................      122.6       123.2
     Apr ....................      122.7       123.5
     May ....................      122.7       123.7
     Jun ....................      122.6       123.4
     Jul ....................      122.3       124.6
     Aug ....................      123.1       125.4
     Sep ....................      122.7       125.7
     Oct ....................      122.2       125.7
     Nov ....................      121.9       126.2
     Dec ....................      122.2       126.6

2004:Jan ....................      122.6       127.3
     Feb ....................      123.3       128.3
     Mar ....................      123.5       128.6
     Apr ....................      123.5       128.9
     May ....................      123.8       129.1
     Jun ....................      124.4       129.6
     Jul ....................      124.3       129.9
     Aug ....................      124.6       130.1
     Sep ....................      124.5       130.3
     Oct ....................      125.3       131.0
     Nov ....................      126.5       132.1
     Dec ....................      126.4       132.0

2005:Jan ....................      126.3       131.9
     Feb ....................      126.5       132.4
     Mar ....................      127.1       133.2
     Apr ....................      127.5       133.5
     May ....................      127.7       134.2
     Jun ....................      127.7       134.2
     Jul ....................      128.5       135.4
     Aug ....................      129.3       136.3
     Sep ....................      129.7       136.5
     Oct ....................      130.1       136.9
     Nov ....................      130.5       136.8
     Dec ....................      130.8       137.3

2006:Jan ....................      131.1       137.6
----------------------------------------------------

KB709

(1).  Source: Statistics South Africa.

(2).  Weights based on expenditure patterns of households in the different income categories in 1985 were applied to data up to July 1991. Revised weights based on the expenditure pattern in 1990 were applied to data as from August 1991 up to December 1996. Revised weights based on the expenditure patterns in 1995 were applied to data as from January 1997 up to December 2001. New weights based on the expenditure patterns in 2000 are applied to data as from January 2002.

(3).  Including domestic workers.

(4).  Including non-alcoholic beverages.

(5).  Overall consumer price index, excluding interest rates on mortgage bonds.

(6).  Seasonally adjusted by the South African Reserve Bank.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                              S-143

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

CONSUMER PRICES - METROPOLITAN AREAS(1)

-----------------------------------------------------------------------------------
                                                      Services
                                  -------------------------------------------------
Period
                                  Housing(3)     Transport      Other        Total

                                   (7020A)        (7021A)      (7022A)      (7023A)
-----------------------------------------------------------------------------------

WEIGHTS(2)                            24.3           3.4          15.2        42.9

1998 ........................          7.9           2.0          10.4         7.9
1999 ........................          1.3           2.1          11.7         4.2
2000 ........................         -1.9           3.3          11.0         2.4
2001 ........................          3.9           4.4           9.0         5.5
2002 ........................          8.5           5.4           6.8         7.8
2003 ........................          6.0           5.8           6.6         6.2
2004 ........................         -5.7           3.9           5.7        -0.8
2005 ........................          2.4           2.2           6.0         3.8

2003:Jan ....................         17.5           3.6           7.8        12.8
     Feb ....................         14.7           3.3           5.8        10.5
     Mar ....................         14.7           5.8           8.6        11.8
     Apr ....................         11.6           6.7           8.0         9.9
     May ....................         11.5           6.7           7.3         9.6
     Jun ....................         11.6           6.2           7.0         9.5
     Jul ....................          4.7           6.1           6.6         5.5
     Aug ....................          4.6           6.1           6.4         5.4
     Sep ....................          2.5           6.3           6.0         4.1
     Oct ....................         -3.0           6.6           5.6         0.8
     Nov ....................         -7.0           6.4           5.0        -1.8
     Dec ....................         -7.0           5.7           4.8        -1.9

2004:Jan ....................         -8.2           5.5           4.7        -2.6
     Feb ....................         -8.1           5.5           5.5        -2.2
     Mar ....................         -8.5           3.8           5.6        -2.5
     Apr ....................         -8.8           2.6           5.6        -2.8
     May ....................         -9.0           2.7           5.4        -2.9
     Jun ....................         -9.2           3.6           5.6        -2.9
     Jul ....................         -5.5           4.0           5.4        -0.8
     Aug ....................         -5.8           4.1           5.8        -0.8
     Sep ....................         -4.9           3.9           5.8        -0.3
     Oct ....................         -2.4           3.6           6.0         1.2
     Nov ....................          1.7           4.0           6.4         3.7
     Dec ....................          1.7           4.1           6.4         3.7

2005:Jan ....................          2.9           3.9           5.7         4.1
     Feb ....................          2.4           3.4           5.8         3.8
     Mar ....................          2.8           2.9           6.1         4.1
     Apr ....................          3.2           2.8           6.3         4.4
     May ....................          2.1           2.4           6.2         3.8
     Jun ....................          2.4           1.7           6.2         3.8
     Jul ....................          1.9           1.6           6.3         3.6
     Aug ....................          2.0           1.6           5.9         3.5
     Sep ....................          2.8           1.4           5.9         3.9
     Oct ....................          2.5           1.6           5.9         3.7
     Nov ....................          2.1           1.6           5.8         3.5
     Dec ....................          1.6           1.5           5.6         3.1

2006:Jan ....................          1.5           2.0           4.8         2.9

                                                                           Goods
                                  ----------------------------------------------------------------------------------------
                                                                                Transport
                                            Furniture   Clothing                 goods:      Beverages
Period                                         and        and                    Running        and
                                  Food(4)   equipment   footwear   Vehicles       costs       tobacco     Other     Total     Total

                                  (7024A)    (7025A)    (7026A)     (7027A)      (7028A)      (7029A)    (7030A)   (7031A)   (7032A)
------------------------------------------------------------------------------------------------------------------------------------

WEIGHTS(2)                          22.1         2.5        3.2        6.0           5.5          2.5      15.3      57.1     100.0

1998 ........................        6.3         3.8        1.0        4.3           5.3         14.6       7.9       6.0       6.9
1999 ........................        5.1         3.2        1.0        6.1          12.3         12.7       7.7       6.1       5.2
2000 ........................        7.7         1.2        0.9        7.1          26.1          8.9       7.7       7.9       5.4
2001 ........................        5.5         4.4       -0.5        5.4          10.4          8.6       6.2       5.6       5.7
2002 ........................       15.5         7.2       -1.3        9.4           8.5          9.7       5.3      10.2       9.2
2003 ........................        8.2         4.4        1.6        3.9          -1.0         11.1       5.0       5.7       5.8
2004 ........................        2.4         0.4       -3.8       -1.2          11.4         10.2       3.3       3.1       1.4
2005 ........................        2.3        -0.6       -3.9       -1.6          15.6          7.8       2.4       3.2       3.4

2003:Jan ....................       15.4         9.3        3.8        8.6           7.5          9.4       7.4      10.7      11.6
     Feb ....................       14.1         9.3        4.3        8.7           6.3          9.1       7.1      10.0      10.3
     Mar ....................       12.5         5.6        4.0        6.5          11.8          9.2       5.6       9.2      10.2
     Apr ....................       11.1         5.6        4.1        5.5           6.7         11.0       5.9       8.2       8.8
     May ....................       11.1         5.6        3.3        5.1          -8.0         11.4       5.5       6.4       7.8
     Jun ....................        8.8         4.1        2.8        4.3         -11.2         11.2       4.0       4.6       6.7
     Jul ....................        7.5         4.1        2.1        2.9          -2.8         13.7       4.9       5.2       5.2
     Aug ....................        6.5         4.0        0.9        3.0           1.1         13.0       4.5       5.0       5.1
     Sep ....................        4.5         2.0       -0.5        1.9           0.4         11.3       4.0       3.7       3.7
     Oct ....................        3.1         2.0       -0.8        0.6          -6.8         11.4       3.8       2.1       1.5
     Nov ....................        3.5         1.8       -1.9        0.2          -8.4         11.4       3.8       2.1       0.4
     Dec ....................        2.8         0.7       -2.9       -0.3          -5.2         11.3       4.2       2.1       0.3

2004:Jan ....................        2.8         0.9       -3.6       -0.3          -2.4         11.4       3.9       2.3       0.2
     Feb ....................        3.3         0.6       -2.4       -1.3           4.2         12.4       3.9       3.1       0.7
     Mar ....................        3.1         0.9       -2.0       -1.7          -0.5         12.7       4.3       2.7       0.4
     Apr ....................        2.8         0.8       -3.1       -1.7           2.9         10.8       3.7       2.6       0.2
     May ....................        2.3         1.3       -3.7       -1.7          12.1         10.7       3.8       3.3       0.6
     Jun ....................        2.7         0.6       -4.3       -0.9          26.5         10.8       3.6       4.6       1.2
     Jul ....................        2.1         0.3       -4.9       -0.8          16.8          8.2       3.2       3.3       1.6
     Aug ....................        1.7         0.2       -5.9       -0.7           7.1          8.2       3.1       2.3       1.0
     Sep ....................        1.7        -0.4       -4.6       -0.8          10.8          8.2       2.6       2.5       1.3
     Oct ....................        2.0        -0.3       -4.8       -1.2          19.3          9.2       2.7       3.4       2.4
     Nov ....................        2.0        -0.2       -3.5       -1.4          23.6          9.8       2.6       3.8       3.7
     Dec ....................        1.8         0.0       -2.8       -1.7          19.3          9.9       2.2       3.2       3.4

2005:Jan ....................        1.6        -0.3       -2.9       -1.8          10.2          9.7       1.7       2.2       3.0
     Feb ....................        1.7        -0.1       -3.3       -1.5           2.5          8.4       2.4       1.7       2.6
     Mar ....................        1.6         0.5       -4.3       -1.6           9.4          7.7       2.7       2.3       3.0
     Apr ....................        1.7         0.2       -3.6       -1.8          12.6          7.5       2.9       2.8       3.4
     May ....................        1.5        -0.5       -4.0       -1.4          16.5          7.4       3.0       3.1       3.3
     Jun ....................        1.5        -0.7       -3.8       -1.7           6.8          7.2       2.7       2.0       2.8
     Jul ....................        2.7        -0.4       -3.3       -2.0          16.1          8.1       2.2       3.4       3.4
     Aug ....................        2.7        -0.9       -3.6       -2.0          27.1          8.2       2.4       4.4       3.9
     Sep ....................        3.5        -1.3       -4.5       -2.0          27.0          8.3       2.1       4.7       4.4
     Oct ....................        2.7        -1.2       -4.1       -1.0          26.0          7.4       1.6       4.3       4.0
     Nov ....................        2.5        -1.2       -4.7       -1.1          16.4          6.8       2.4       3.4       3.4
     Dec ....................        4.3        -1.5       -4.4       -0.9          14.8          6.6       2.3       3.9       3.6

2006:Jan ....................        4.3        -1.2       -5.3       -0.7          24.0          6.7       2.6       4.8       4.0
------------------------------------------------------------------------------------------------------------------------------------

KB708

(1).  Source: Statistics South Africa.

(2).  Weights based on expenditure patterns of households in the different income categories in 1985 were applied to data up to July 1991. Revised weights based on the expenditure pattern in 1990 were applied to data as from August 1991 up to December 1996. Revised weights based on the expenditure patterns in 1995 were applied to data as from January 1997 up to December 2001. New weights based on the expenditure patterns in 2000 are applied to data as from January 2002.

(3).  Including domestic workers.

(4).  Including non-alcoholic beverages.

(5).  Monthly: compared with the same month of the previous year.

--------------------------------------------------------------------------------
S-144                                              QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

CONSUMER PRICES - METROPOLITAN AND OTHER URBAN AREAS(1)

-----------------------------------------------------------------------------------
                                                      Services
                                  -------------------------------------------------
Period
                                  Housing(3)     Transport      Other        Total

                                   (7100A)        (7101A)      (7102A)      (7103A)
-----------------------------------------------------------------------------------

WEIGHTS(2)                            22.3           3.5          14.8        40.6

2004 ........................          5.6           3.5           5.6        -0.5
2005 ........................          2.3           1.9           5.9         3.7

2003:Jan ....................         16.9           3.4           8.0        12.3
     Feb ....................         14.0           3.1           6.5        10.2
     Mar ....................         14.1           5.7           8.7        11.3
     Apr ....................         10.9           6.4           8.3         9.6
     May ....................         11.0           6.4           7.4         9.2
     Jun ....................         11.1           5.9           7.5         9.3
     Jul ....................          4.3           5.8           6.8         5.4
     Aug ....................          4.6           5.9           6.6         5.4
     Sep ....................          2.2           6.1           6.2         4.1
     Oct ....................         -3.1           6.2           5.3         0.8
     Nov ....................         -7.0           6.1           4.8        -1.6
     Dec ....................         -7.0           5.5           4.7        -1.7

2004:Jan ....................         -8.2           5.4           4.7        -2.2
     Feb ....................         -8.1           5.3           5.1        -2.1
     Mar ....................         -8.3           3.4           5.5        -2.1
     Apr ....................         -8.5           2.4           5.4        -2.4
     May ....................         -8.6           2.5           5.4        -2.4
     Jun ....................         -8.8           3.1           5.1        -2.6
     Jul ....................         -5.3           3.3           5.4        -0.5
     Aug ....................         -5.7           3.4           5.6        -0.7
     Sep ....................         -4.9           3.2           5.7        -0.2
     Oct ....................         -2.4           3.1           6.2         1.4
     Nov ....................          1.7           3.3           6.8         3.9
     Dec ....................          1.8           3.4           6.7         3.9

2005:Jan ....................          2.9           3.3           5.6         4.1
     Feb ....................          2.6           2.8           6.0         4.0
     Mar ....................          2.8           2.4           6.0         4.1
     Apr ....................          3.1           2.5           6.1         4.3
     May ....................          1.8           2.2           6.1         3.6
     Jun ....................          1.9           1.6           6.3         3.7
     Jul ....................          1.6           1.5           6.1         3.4
     Aug ....................          1.8           1.5           6.0         3.5
     Sep ....................          2.9           1.4           5.7         3.9
     Oct ....................          2.5           1.3           5.8         3.7
     Nov ....................          2.2           1.3           5.5         3.5
     Dec ....................          1.8           1.3           5.4         3.2

2006:Jan ....................          1.6           1.6           4.8         2.9

--------------------------------------------------------------------------------------------------------------------------
                                                                           Goods
                                  ----------------------------------------------------------------------------------------
                                                                                Transport
                                            Furniture   Clothing                 goods:      Beverages
Period                                         and        and                    Running        and
                                  Food(4)   equipment   footwear   Vehicles       costs       tobacco     Other     Total

                                  (7104A)    (7105A)    (7106A)    (7107A)       (7108A)      (7109A)    (7110A)   (7111A)
--------------------------------------------------------------------------------------------------------------------------

WEIGHTS(2)                          24.2         2.8        3.6        5.1           5.2         2.7       15.8      59.4

2004 ........................        2.1         0.5       -3.8       -0.8          10.0        10.1        3.6       2.9
2005 ........................        2.2        -0.5       -3.4       -1.3          14.1         8.1        2.9       3.1

2003:Jan ....................       16.8         8.9        4.2        8.6           7.0         9.6        7.6      11.5
     Feb ....................       15.1         8.9        4.6        8.7           6.0         9.3        7.8      10.8
     Mar ....................       13.4         5.7        4.2        6.6          10.8         9.7        6.9       9.9
     Apr ....................       11.6         5.7        4.3        5.8           6.1        11.0        6.7       8.7
     May ....................       11.6         5.7        3.8        5.4          -6.9        11.4        7.0       7.5
     Jun ....................        9.1         3.4        3.4        4.7          -9.8        11.5        4.9       5.5
     Jul ....................        7.7         3.4        2.7        3.2          -2.2        13.6        5.7       5.8
     Aug ....................        6.1         3.4        1.3        3.2           1.1        13.1        5.9       5.3
     Sep ....................        4.1         1.6        0.1        2.3           0.5        11.3        5.0       3.9
     Oct ....................        2.7         1.5       -0.5        1.0          -5.9        11.4        5.2       2.6
     Nov ....................        2.8         1.4       -1.6        0.7          -7.3        11.3        4.8       2.4
     Dec ....................        2.1         0.3       -2.7        0.4          -4.5        11.2        4.9       2.2

2004:Jan ....................        2.1         0.4       -3.3        0.3          -2.0        11.2        4.8       2.4
     Feb ....................        2.7         0.2       -2.4       -0.7           3.7        11.9        4.8       3.1
     Mar ....................        2.6         0.6       -1.8       -0.9          -0.5        12.4        4.4       2.7
     Apr ....................        2.5         0.7       -3.1       -1.2           2.6        11.0        4.0       2.7
     May ....................        2.1         1.2       -3.7       -1.3          10.6        10.7        3.9       3.1
     Jun ....................        2.3         1.2       -4.5       -0.8          23.2        10.5        3.9       4.1
     Jul ....................        1.7         0.8       -5.1       -0.6          14.7         8.4        3.3       2.9
     Aug ....................        1.6         0.6       -6.0       -0.5           6.3         8.2        3.0       2.1
     Sep ....................        1.7        -0.1       -4.5       -0.6           9.5         8.2        2.8       2.4
     Oct ....................        2.0         0.0       -4.6       -1.0          16.9         9.4        2.8       3.1
     Nov ....................        2.0         0.0       -3.4       -1.2          20.8         9.9        3.2       3.6
     Dec ....................        1.8         0.2       -2.6       -1.4          17.0        10.0        2.7       3.1

2005:Jan ....................        1.7        -0.1       -2.8       -1.5           9.0        10.0        2.7       2.4
     Feb ....................        1.6         0.1       -3.0       -1.3           2.3         8.7        2.5       1.7
     Mar ....................        1.5         0.2       -4.0       -1.4           8.5         8.0        3.1       2.3
     Apr ....................        1.6         0.0       -3.0       -1.5          11.5         7.7        3.2       2.7
     May ....................        1.3        -0.6       -3.3       -1.2          14.9         7.6        3.6       2.9
     Jun ....................        1.3        -1.0       -3.0       -1.3           6.3         7.5        3.3       2.1
     Jul ....................        2.7        -0.5       -2.6       -1.4          14.6         8.5        3.1       3.4
     Aug ....................        2.7        -0.9       -2.9       -1.5          24.3         8.7        3.2       4.2
     Sep ....................        3.2        -1.1       -4.0       -1.5          24.3         8.7        2.8       4.4
     Oct ....................        2.5        -0.9       -3.5       -0.8          23.5         7.6        2.7       4.0
     Nov ....................        2.2        -0.7       -4.1       -0.9          14.9         7.2        2.6       3.1
     Dec ....................        4.0        -0.8       -3.8       -0.8          13.5         7.1        2.6       3.7

2006:Jan ....................        4.2        -0.9       -5.0       -0.6          21.5         7.1        2.9       4.4
--------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------
Period
                                   Total     CPIX(6)

                                  (7112A)    (7113A)
                                  ------------------
WEIGHTS(2)                         100.0       89.7

2004 ........................        1.6        4.3
2005 ........................        3.3        3.9

2003:Jan ....................       11.8       10.0
     Feb ....................       10.5        9.3
     Mar ....................       10.4        9.3
     Apr ....................        9.0        8.5
     May ....................        8.2        7.7
     Jun ....................        7.1        6.4
     Jul ....................        5.6        6.6
     Aug ....................        5.3        6.3
     Sep ....................        4.0        5.4
     Oct ....................        1.9        4.4
     Nov ....................        0.9        4.1
     Dec ....................        0.7        4.0

2004:Jan ....................        0.6        4.2
     Feb ....................        1.1        4.8
     Mar ....................        0.8        4.4
     Apr ....................        0.7        4.4
     May ....................        0.9        4.4
     Jun ....................        1.5        5.0
     Jul ....................        1.6        4.2
     Aug ....................        1.1        3.7
     Sep ....................        1.5        3.7
     Oct ....................        2.5        4.2
     Nov ....................        3.7        4.6
     Dec ....................        3.4        4.3

2005:Jan ....................        3.0        3.6
     Feb ....................        2.6        3.1
     Mar ....................        3.0        3.6
     Apr ....................        3.2        3.8
     May ....................        3.1        3.9
     Jun ....................        2.7        3.5
     Jul ....................        3.4        4.2
     Aug ....................        3.9        4.8
     Sep ....................        4.2        4.7
     Oct ....................        3.8        4.4
     Nov ....................        3.2        3.7
     Dec ....................        3.5        4.0

2006:Jan ....................        3.8        4.3
----------------------------------------------------

KB710

(1).  Source: Statistics South Africa.

(2).  Weights based on expenditure patterns of households in the different income categories in 1985 were applied to data up to July 1991. Revised weights based on the expenditure pattern in 1990 were applied to data as from August 1991 up to December 1996. Revised weights based on the expenditure patterns in 1995 were applied to data as from January 1997 up to December 2001. New weights based on the expenditure patterns in 2000 are applied to data as from January 2002.

(3).  Including domestic workers.

(4).  Including non-alcoholic beverages.

(5).  Monthly: Compared with the same month of the previous year.

(6).  Overall consumer price index, excluding interest rates on mortgage bonds.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                              S-145

SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

PRODUCTION PRICES
SEASONALLY ADJUSTED(5)

Indices: 2000=100

-----------------------------------------------------------------------------------------------------------------------------
                                                        Production prices of goods for domestic use(1)
                                  -------------------------------------------------------------------------------------------
                                                                     Goods produced in SA
                                  -------------------------------------------------------------------------------------------
                                                                                 Manufacturing
                                                -----------------------------------------------------------------------------
Period                                                                                        Machinery
                                  Agriculture,     Beverages     Textiles,        Basic          and
                                    forestry          and       clothing and    metals and    transport
                                  and fishing       tobacco       footwear       products     equipment     Food       Total

                                    (7040N)         (7041N)       (7042N)        (7043N)       (7044N)     (7045N)    (7046N)
-----------------------------------------------------------------------------------------------------------------------------

WEIGHTS(4)                             12,5             5,8           5,4          7,8           14,7        12,4       77,5

1998 ........................          95.1            86.6          93.9           91.1         91.3        91.3       87.7
1999 ........................          97.1            92.4          96.3           94.7         95.6        95.6       92.7
2000 ........................         100.0           100.0         100.0          100.0        100.0       100.0      100.0
2001 ........................         110.4           107.2         105.5          106.1        106.4       107.5      107.6
2002 ........................         132.0           114.8         115.6          119.5        116.3       135.0      122.4
2003 ........................         126.8           127.8         122.2          125.6        123.8       140.9      129.5
2004 ........................         126.1           140.3         120.6          132.1        126.7       138.7      132.1
2005 ........................         121.1           149.2         119.8          142.2        130.1       137.0      136.5

2003:Mar ....................         126.7           122.9         122.3          125.2        123.1       143.8      130.2
   Apr ......................         123.1           124.6         122.5          125.0        123.6       143.4      130.3
   May ......................         126.4           126.3         122.8          123.7        123.7       139.7      128.9
   Jun ......................         126.1           127.0         122.4          125.2        124.0       140.2      129.2
   Jul ......................         131.2           129.0         122.3          126.2        124.5       140.8      129.8
   Aug ......................         125.1           129.8         123.1          126.5        123.7       139.9      129.7
   Sep ......................         125.7           130.7         121.9          126.9        124.2       139.3      129.9
   Oct ......................         128.9           132.7         122.3          127.0        124.6       139.5      129.1
   Nov ......................         124.2           133.3         123.0          126.3        124.8       138.7      129.1
   Dec ......................         127.3           134.3         121.8          126.4        125.3       139.9      129.7

2004:Jan ....................         130.2           135.2         122.0          127.2        125.7       139.8      129.8
   Feb ......................         132.7           135.8         122.4          126.9        125.3       137.5      130.2
   Mar ......................         132.1           136.9         120.5          127.7        125.8       139.4      130.8
   Apr ......................         132.1           138.8         120.6          128.4        126.2       140.4      131.3
   May ......................         128.2           139.4         120.8          130.5        125.9       139.9      131.8
   Jun ......................         127.5           139.9         120.4          131.9        126.2       139.7      132.6
   Jul ......................         123.3           140.9         120.4          132.4        126.7       139.3      132.2
   Aug ......................         123.3           141.6         121.2          134.2        127.1       138.3      132.3
   Sep ......................         122.0           142.5         119.3          135.0        127.5       138.3      132.9
   Oct ......................         121.2           143.4         119.6          135.7        128.0       137.3      133.3
   Nov ......................         120.6           144.3         120.4          137.2        128.0       137.2      133.8
   Dec ......................         119.6           145.3         119.5          137.7        128.4       137.0      133.9

2005:Jan ....................         117.7           146.0         119.8          138.2        128.8       137.1      133.7
   Feb ......................         118.0           147.0         119.7          138.3        128.3       136.8      133.9
   Mar ......................         120.9           147.9         119.1          139.4        128.8       136.4      134.7
   Apr ......................         117.9           146.7         119.2          141.8        129.3       135.7      135.3
   May ......................         119.2           147.1         119.2          142.4        128.8       136.3      135.9
   Jun ......................         119.3           148.1         119.6          142.6        129.1       137.2      136.1
   Jul ......................         120.2           149.0         119.2          144.6        129.6       136.9      137.2
   Aug ......................         119.2           150.2         119.1          142.8        130.8       137.8      137.6
   Sep ......................         121.7           151.1         120.8          143.7        131.3       137.3      138.3
   Oct ......................         122.0           151.7         120.8          144.4        131.8       136.7      138.5
   Nov ......................         126.6           152.4         120.7          143.1        132.3       137.5      138.4
   Dec ......................         129.9           153.7         120.7          145.0        132.7       138.6      138.9

2006:Jan ....................         128.7           155.5         120.6          146.4        133.1       139.6      139.6
-----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                        Production prices of goods for domestic use(1)
                                  -----------------------------------------------------------
                                   Goods produced in SA
                                  ---------------------
Period
                                                                                     Farming
                                                           Imported                   requi-
                                  Other(2)      Total       goods        Total       sites(3)

                                  (7047N)      (7048N)     (7049N)      (7050N)      (7051L)
---------------------------------------------------------------------------------------------

WEIGHTS(4)                           10,0        73,0         27,0       100,0

1998 ........................        87.9        88.6         81.1        86.6         82.3
1999 ........................        92.7        93.2         87.4        91.6         87.7
2000 ........................       100.0       100.0        100.0       100.0        100.0
2001 ........................       105.6       107.8        110.0       108.4        111.6
2002 ........................       110.6       122.4        127.1       123.8        133.6
2003 ........................       109.9       127.2        121.8       125.8        139.0
2004 ........................       119.9       130.1        117.0       126.7        135.8
2005 ........................       129.5       133.9        121.2       130.6           --

2003:Mar ....................       106.0       127.3        126.4       127.5        138.9
   Apr ......................       107.0       127.0        125.2       126.6          ...
   May ......................       106.7       126.5        121.6       125.2          ...
   Jun ......................       109.1       126.8        122.6       125.2        141.6
   Jul ......................       111.0       127.8        120.1       125.9          ...
   Aug ......................       113.3       127.3        119.8       125.5          ...
   Sep ......................       112.4       127.3        119.3       125.2        137.7
   Oct ......................       112.3       127.3        118.0       124.8          ...
   Nov ......................       113.3       126.9        117.4       124.3          ...
   Dec ......................       113.1       127.8        116.7       125.2        137.7

2004:Jan ....................       113.4       129.0        116.4       125.6          ...
   Feb ......................       112.8       129.1        116.7       126.1          ...
   Mar ......................       114.3       129.2        115.6       126.0        135.8
   Apr ......................       115.4       129.7        117.1       126.4          ...
   May ......................       115.2       129.8        118.3       126.7          ...
   Jun ......................       120.4       131.0        117.5       126.9        137.8
   Jul ......................       124.2       130.3        117.0       126.8          ...
   Aug ......................       123.6       130.3        117.0       126.9          ...
   Sep ......................       124.8       130.4        117.1       126.9        135.4
   Oct ......................       125.4       130.7        117.9       127.2          ...
   Nov ......................       125.0       131.2        117.6       127.4          ...
   Dec ......................       124.5       131.2        116.5       127.6        134.3

2005:Jan ....................       124.4       131.4        116.7       127.5          ...
   Feb ......................       126.1       131.4        116.0       127.6          ...
   Mar ......................       127.5       132.1        116.3       128.4        133.4
   Apr ......................       127.4       132.2        118.7       128.7          ...
   May ......................       128.2       133.1        120.2       129.7          ...
   Jun ......................       128.0       133.4        121.5       129.8        135.5
   Jul ......................       128.8       134.2        122.9       131.4          ...
   Aug ......................       132.3       134.9        124.2       132.3          ...
   Sep ......................       132.4       135.3        125.2       132.7        135.7
   Oct ......................       129.8       135.3        124.8       132.5          ...
   Nov ......................       135.2       136.5        124.0       133.1          ...
   Dec ......................       134.0       137.3        124.4       134.1           --

2006:Jan ....................       133.2       138.2        124.0       134.5          ...
-------------------------------------------------------------------------------------------

KB704

(1).  Source: Statistics South Africa.

(2).  Mining and quarrying plus electricity and gas.

(3).  Source of basic data: Department of Agriculture.

(4).  Weights based on production and foreign trade statistics in 1985 were applied to data up to May 1995. The new weights based on the production and foreign trade statistics in 1989/1990 are applied to data as from June
      1995.

(5).  Seasonally adjusted by the South African Reserve Bank.

--------------------------------------------------------------------------------
S-146                                              QUARTERLY BULLETIN MARCH 2006

                                                      SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

COMPOSITE BUSINESS CYCLE INDICATORS
SEASONALLY ADJUSTED

Indices: 2000 = 100

------------------------------------------------------------------------
                                               South Africa
                                  --------------------------------------
Period                             Leading      Coincident      Lagging
                                  indicator     indicator      indicator

                                   (7090N)       (7091N)        (7092N)
------------------------------------------------------------------------

1998 ........................         86.0         100.1          117.4
1999 ........................         92.0          97.1          107.1
2000 ........................        100.0         100.0          100.0
2001 ........................         98.8         104.8          101.8
2002 ........................        109.1         113.6          104.0
2003 ........................        102.0         116.6          109.3
2004 ........................        113.1         136.9          106.2
2005 ........................        114.5            --             --

2003: Feb ...................        101.5         117.2          108.8
      Mar ...................        100.2         115.9          110.1
      Apr ...................         98.7         115.3          111.2
      May ...................         97.7         113.9          112.6
      Jun ...................         99.4         114.2          109.7
      Jul ...................        100.7         116.6          109.5
      Aug ...................        101.7         117.3          108.5
      Sep ...................        103.5         117.4          108.1
      Oct ...................        104.5         117.6          109.0
      Nov ...................        105.2         117.6          107.6
      Dec ...................        106.9         119.6          107.5

2004: Jan ...................        109.0         123.2          106.2
      Feb ...................        111.0         125.4          106.1
      Mar ...................        111.4         128.1          106.2
      Apr ...................        112.0         128.5          105.4
      May ...................        112.1         133.0          105.1
      Jun ...................        112.7         135.3          105.7
      Jul ...................        112.8         139.8          105.4
      Aug ...................        113.9         143.6          106.2
      Sep ...................        115.3         146.0          106.3
      Oct ...................        115.6         146.0          106.8
      Nov ...................        117.1         146.8          107.2
      Dec ...................        114.1         147.2          107.4

2005: Jan ...................        111.6         144.5          107.2
      Feb ...................        110.1         141.5          107.7
      Mar ...................        111.1         143.6          107.1
      Apr ...................        112.2         147.4          106.2
      May ...................        113.2         149.9          105.6
      Jun ...................        113.6         153.3          106.3
      Jul ...................        114.4         155.9          105.4
      Aug ...................        115.9         160.0          106.5
      Sep ...................        116.8         162.3             --
      Oct ...................        117.0         160.4             --
      Nov ...................        118.0         162.8             --
      Dec ...................        119.5            --             --

2006: Jan ...................           --            --             --
------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                              Trading-partner countries(1)
                                  ------------------------------------------------------------------------------------
                                            Leading indicator                           Coincident indicator
Period                            ------------------------------------------------------------------------------------
                                   USA(2)    Other countries(3)     Total     USA(2)     Other countries(3)     Total

                                  (7093N)         (7094N)          (7095N)    (7096N)         (7097N)          (7098N)
----------------------------------------------------------------------------------------------------------------------

1998 ........................       94.7             90.7            92.3       93.6             91.9            92.6
1999 ........................       98.2             94.9            96.2       96.7             93.8            95.0
2000 ........................      100.0            100.0           100.0      100.0            100.0           100.0
2001 ........................       98.1             96.7            97.3       99.4            101.7           100.7
2002 ........................      103.0             95.5            98.6       98.8            100.9           100.0
2003 ........................      108.3             97.7           102.1       99.2            101.5           100.5
2004 ........................      116.6            105.6           110.1      101.9            104.9           103.6
2005 ........................      119.0               --              --      104.2               --              --

2003: Feb ...................      104.9             95.8            99.5       98.6            101.1           100.1
      Mar ...................      105.0             95.8            99.6       98.6            100.9            99.9
      Apr ...................      105.6             95.7            99.8       98.5            100.8            99.8
      May ...................      106.9             95.8           100.4       98.8            100.7            99.9
      Jun ...................      107.8             96.6           101.2       99.0            101.0           100.2
      Jul ...................      108.7             97.5           102.1       99.3            101.3           100.5
      Aug ...................      109.3             98.2           102.8       99.3            101.4           100.5
      Sep ...................      110.1             99.1           103.6       99.5            101.6           100.8
      Oct ...................      111.1            100.1           104.7       99.7            102.2           101.1
      Nov ...................      111.8            100.8           105.3      100.1            102.5           101.5
      Dec ...................      112.8            101.1           105.9      100.3            103.1           102.0

2004: Jan ...................      113.7            101.9           106.8      100.4            103.3           102.1
      Feb ...................      114.2            102.4           107.2      100.7            103.6           102.4
      Mar ...................      115.5            103.6           108.6      101.1            104.4           103.0
      Apr ...................      115.8            105.1           109.5      101.3            104.7           103.3
      May ...................      116.4            105.7           110.1      101.6            105.0           103.6
      Jun ...................      116.8            106.5           110.8      101.6            105.2           103.7
      Jul ...................      117.3            106.4           110.9      102.0            104.9           103.7
      Aug ...................      117.4            106.3           110.9      102.1            105.0           103.8
      Sep ...................      117.5            106.7           111.2      102.1            105.5           104.1
      Oct ...................      117.5            107.2           111.4      102.6            105.5           104.3
      Nov ...................      118.1            107.4           111.8      102.9            105.7           104.5
      Dec ...................      118.9            107.7           112.3      104.2            105.7           105.1

2005: Jan ...................      118.8            108.3           112.7      103.5            106.0           105.0
      Feb ...................      119.1            108.6           112.9      103.7            105.7           104.9
      Mar ...................      118.3            107.9           112.2      103.8            106.2           105.2
      Apr ...................      118.4            107.6           112.0      103.9            106.6           105.5
      May ...................      118.6            107.1           111.9      104.2            107.0           105.8
      Jun ...................      119.1            108.3           112.8      104.1            107.5           106.1
      Jul ...................      118.9            109.5           113.4      104.4            107.4           106.2
      Aug ...................      119.0            110.4           114.0      103.5            107.7           106.0
      Sep ...................      118.0            111.4           114.1      104.0            107.9           106.3
      Oct ...................      118.9            112.4           115.1      104.4            107.8           106.4
      Nov ...................      120.1            113.4           116.1      105.0               --              --
      Dec ...................      120.4               --              --      105.2               --              --

2006: Jan ...................      121.7               --              --      105.4               --              --
----------------------------------------------------------------------------------------------------------------------

KB707

(1).  Including, apart from the United States of America, also the United
      Kingdom, Germany, France, Italy, Canada and Japan.

(2).  Source of basic data: The Conference Board, Inc., New York, United States of America.

(3).  Source of basic data: Foundation for International Business and Economic
      Research, New York, United States of America.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                              S-147

SOUTH AFRICAN RESERVE BANK                                       KEY INFORMATION
--------------------------------------------------------------------------------

COMPOSITE BUSINESS CYCLE INDICATORS

Percentage change(1)

------------------------------------------------------------------------
                                               South Africa
                                  --------------------------------------
Period                             Leading      Coincident      Lagging
                                  indicator     indicator      indicator

                                   (7090B)       (7091B)        (7092B)
------------------------------------------------------------------------

1998 ........................        -7.9          -7.5            8.9
1999 ........................         7.0          -2.9           -8.8
2000 ........................         8.7           3.0           -6.6
2001 ........................        -1.2           4.8            1.8
2002 ........................        10.4           8.4            2.2
2003 ........................        -6.5           2.7            5.1
2004 ........................        10.8          17.4           -2.9
2005 ........................         1.2            --             --

2003:Feb ....................        -5.8           7.9            6.6
     Mar ....................        -8.4           5.9            7.9
     Apr ....................       -11.1           3.0            8.3
     May ....................       -11.3           1.0           10.4
     Jun ....................        -9.4           1.3            7.4
     Jul ....................        -8.1           2.3            5.7
     Aug ....................        -7.3           1.1            4.4
     Sep ....................        -5.8           0.5            2.8
     Oct ....................        -4.8           0.1            2.7
     Nov ....................        -3.7           0.4           -0.1
     Dec ....................         0.4           2.3           -1.1

2004:Jan ....................         4.5           5.7           -2.3
     Feb ....................         9.3           7.0           -2.5
     Mar ....................        11.2          10.5           -3.5
     Apr ....................        13.4          11.4           -5.3
     May ....................        14.6          16.8           -6.6
     Jun ....................        13.4          18.4           -3.6
     Jul ....................        12.0          20.0           -3.8
     Aug ....................        11.9          22.4           -2.1
     Sep ....................        11.3          24.3           -1.7
     Oct ....................        10.7          24.1           -2.0
     Nov ....................        11.3          24.8           -0.4
     Dec ....................         6.7          23.1           -0.1

2005:Jan ....................         2.4          17.3            0.9
     Feb ....................        -0.8          12.9            1.5
     Mar ....................        -0.3          12.0            0.8
     Apr ....................         0.2          14.8            0.8
     May ....................         1.0          12.7            0.4
     Jun ....................         0.8          13.3            0.5
     Jul ....................         1.4          11.5            0.0
     Aug ....................         1.8          11.4            0.3
     Sep ....................         1.3          11.2             --
     Oct ....................         1.2           9.8             --
     Nov ....................         0.8          10.9             --
     Dec ....................         4.7            --             --

2006:Jan ....................          --            --             --

----------------------------------------------------------------------------------------------------------------------
                                                              Trading-partner countries
                                  ------------------------------------------------------------------------------------
                                            Leading indicator                           Coincident indicator
Period                            ------------------------------------------------------------------------------------
                                    USA        Other countries      Total      USA        Other countries       Total

                                  (7093B)         (7094B)          (7095B)    (7096B)         (7097B)          (7098B)
----------------------------------------------------------------------------------------------------------------------

1998 ........................        3.5              1.0             2.0        4.0             1.1              2.3
1999 ........................        3.7              4.6             4.2        3.3             2.1              2.6
2000 ........................        1.9              5.4             3.9        3.4             6.6              5.2
2001 ........................       -1.9             -3.3            -2.7       -0.6             1.7              0.7
2002 ........................        5.0             -1.2             1.4       -0.6            -0.8             -0.7
2003 ........................        5.1              2.3             3.5        0.4             0.5              0.5
2004 ........................        7.7              8.1             7.9        2.7             3.4              3.1
2005 ........................        2.0               --              --        2.2              --               --

2003:Feb ....................        3.2              1.2             2.0       -0.1             0.8              0.4
     Mar ....................        3.1             -0.1             1.2       -0.1             0.3              0.1
     Apr ....................        3.2             -0.3             1.2       -0.4            -0.1             -0.2
     May ....................        3.8             -0.9             1.1       -0.2            -0.1             -0.1
     Jun ....................        4.5              0.4             2.2       -0.1             0.3              0.1
     Jul ....................        5.2              2.2             3.5        0.3             0.2              0.2
     Aug ....................        5.6              3.0             4.2        0.4             0.2              0.2
     Sep ....................        6.4              3.5             4.8        0.8             0.3              0.5
     Oct ....................        7.1              5.0             5.9        0.9             1.0              0.9
     Nov ....................        7.0              5.5             6.1        1.3             1.2              1.2
     Dec ....................        7.5              5.8             6.5        1.7             2.0              1.9

2004:Jan ....................        8.2              6.1             7.0        1.6             2.4              2.1
     Feb ....................        8.9              6.9             7.7        2.1             2.4              2.3
     Mar ....................       10.0              8.2             9.0        2.5             3.4              3.1
     Apr ....................        9.7              9.9             9.8        2.8             3.9              3.4
     May ....................        8.9             10.4             9.7        2.9             4.3              3.7
     Jun ....................        8.4             10.3             9.5        2.6             4.2              3.5
     Jul ....................        7.9              9.2             8.6        2.7             3.5              3.2
     Aug ....................        7.4              8.3             7.9        2.9             3.6              3.3
     Sep ....................        6.7              7.8             7.3        2.6             3.8              3.3
     Oct ....................        5.7              7.1             6.5        2.9             3.3              3.1
     Nov ....................        5.7              6.5             6.2        2.8             3.1              3.0
     Dec ....................        5.5              6.5             6.0        3.9             2.5              3.1

2005:Jan ....................        4.5              6.3             5.5        3.1             2.6              2.8
     Feb ....................        4.3              6.1             5.3        3.0             2.1              2.5
     Mar ....................        2.4              4.1             3.4        2.7             1.7              2.1
     Apr ....................        2.3              2.3             2.3        2.7             1.9              2.2
     May ....................        1.9              1.3             1.6        2.6             1.8              2.1
     Jun ....................        1.9              1.7             1.8        2.5             2.2              2.3
     Jul ....................        1.4              2.9             2.2        2.4             2.4              2.4
     Aug ....................        1.4              3.8             2.8        1.4             2.5              2.1
     Sep ....................        0.4              4.4             2.6        1.9             2.3              2.1
     Oct ....................        1.3              4.9             3.3        1.8             2.2              2.0
     Nov ....................        1.6              5.6             3.9        2.0              --               --
     Dec ....................        1.2               --              --        1.0              --               --

2006:Jan ....................        2.4               --              --        1.8              --               --
----------------------------------------------------------------------------------------------------------------------

KB813

(1).  Percentage change over twelve months.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                              S-157

KEY INFORMATION                                       SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

LABOUR IN THE NON-AGRICULTURAL SECTORS(4)

Percentage change

-----------------------------------------------------------------
                                           Employment(1)
                                  -------------------------------
Period                            Public      Private
                                  sector      sector       Total

                                  (7002Q)     (7008Q)     (7009Q)
-----------------------------------------------------------------

2001 ........................        2.1        -0.6        -0.9
2002 ........................        0.3         0.7         0.5
2003 ........................        1.4        -2.4        -1.6
2004 ........................        1.1         2.4         2.1

2003:04 .....................        1.5         5.1         4.2

2004:01 .....................       -2.8         2.3         1.1
     02 .....................        2.8         2.8         2.8
     03 .....................        2.6         8.4         7.1
     04 .....................        8.5        -2.8        -0.4

2005:01 .....................        0.5       -11.1        -8.6
     02 .....................        1.4         9.8         7.8
     03 .....................        4.7         6.3         5.9
-----------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                     Remuneration per worker(2)
                                  ----------------------------------------------------------------
                                         At current prices               At constant prices(3)
                                  ----------------------------------------------------------------                  Nominal
                                                                                                       Labour        unit
Period                            Public      Private                Public     Private                produc-      labour
                                  sector      sector       Total     sector     sector      Total     tivity(2)    costs(2)

                                  (7011P)     (7012P)     (7013P)    (7011R)    (7012R)    (7013R)     (7014P)     (7015P)
---------------------------------------------------------------------------------------------------------------------------

2001 ........................        9.2         8.1         8.3        1.9        0.9        1.1         4.0         4.1
2002 ........................       10.2        12.3        11.6        0.4        2.3        1.7         3.2         8.1
2003 ........................        9.1         8.4         8.9        4.3        3.6        4.2         4.9         3.9
2004 ........................        9.1         9.3         9.1        4.2        4.4        4.3         2.5         6.5

2003:04 .....................        9.3         7.0         8.0        7.1        4.9        5.9         4.4         3.5

2004:01 .....................        9.6         8.6         8.9        5.6        4.6        4.9         3.7         5.1
     02 .....................        7.8         8.4         8.1        3.5        4.1        3.8         1.8         6.1
     03 .....................        6.7         7.5         7.0        1.2        1.9        1.4         1.4         5.5
     04 .....................       12.2        12.7        12.6        6.7        7.1        7.0         2.9         9.4

2005:01 .....................        6.9         8.4         8.3        4.0        5.5        5.4         5.5         2.7
     02 .....................        9.2         6.6         7.6        4.8        2.3        3.2         3.9         3.5
     03 .....................        8.0         7.5         7.9        3.5        3.1        3.5         3.6         4.2
---------------------------------------------------------------------------------------------------------------------------

KB814

(1).  Compared with the preceding period. Quarterly changes at seasonally adjusted annualised rates.

(2).  Compared with the same period of the previous year.

(3).  Deflated by the non-agricultural gross domestic product deflator.

(4).  Based on labour statistics that were statistically linked to compensate for structural breaks in both the third quarter of 2002, following the publication of a new expanded Survey of Employment and Earnings and the fourth quarter of 2004, following the publication of the Quarterly
      Employment Statistics survey by Statistics South Africa.

PRICES

Percentage change

----------------------------------------------------------------------------------------------------------------
                                                                  Consumer prices
                                  ------------------------------------------------------------------------------
                                       Services               Goods                               CPIX
                                  ---------------------------------------               ------------------------
Period                                                                                              Administered
                                  Housing     Total      Food      Total      Total      Total         prices

                                  (7020A)    (7023A)    (7024A)   (7031A)    (7032A)    (7113A)       (7052A)
----------------------------------------------------------------------------------------------------------------

2003 ........................       6.0        6.2        8.2       5.7        5.8        6.8           5.9
2004 ........................      -5.7       -0.8        2.4       3.1        1.4        4.3           8.3
2005 ........................       2.4        3.8        2.3       3.2        3.4        3.9           8.3

 2005:02 ....................      -1.0        2.2        0.7       5.4        2.8        4.6           16.2
      03 ....................       1.9        3.4        5.6       6.9        5.4        6.3           12.5
      04 ....................       4.5        4.8        3.6       3.3        4.2        2.9           3.9

2005:Aug ....................       2.0        3.5        2.7       4.4        3.9        4.8           11.2
     Sep ....................       2.8        3.9        3.5       4.7        4.4        4.7           10.3
     Oct ....................       2.5        3.7        2.7       4.3        4.0        4.4           10.0
     Nov ....................       2.1        3.5        2.5       3.4        3.4        3.7           7.5
     Dec ....................       1.6        3.1        4.3       3.9        3.6        4.0           7.0

2006:Jan ....................       1.5        2.9        4.3       4.8        4.0        4.3           8.6
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------
                                              Production prices
                                  ------------------------------------------
                                  South African goods
                                  -------------------
Period                            Manufac-               Imported
                                   turing      Total       goods      Total

                                  (7046A)     (7048A)     (7049A)    (7050A)
----------------------------------------------------------------------------

2003 ........................       5.8         3.9        -4.2        1.7
2004 ........................       2.0         2.3        -3.9        0.6
2005 ........................       3.4         2.9         3.6        3.1

 2005:02 ....................       5.1         3.9        13.7        5.1
      03 ....................       5.9         5.8        13.9        8.6
      04 ....................       2.5         4.6         0.8        3.5

2005:Aug ....................       4.1         3.6         6.2        4.2
     Sep ....................       4.1         3.8         6.8        4.6
     Oct ....................       3.9         3.5         5.8        4.2
     Nov ....................       3.5         4.0         5.7        4.5
     Dec ....................       3.7         4.6         6.5        5.1

2006:Jan ....................       4.4         5.2         6.4        5.5
----------------------------------------------------------------------------

KB815

(1).  Quarterly: Compared with the preceding period. Seasonally adjusted annualised rates (Seasonally adjusted by the South African Reserve Bank).
      Monthly: Compared with the same month of the previous year.

(2).  For metropolitan areas only.

(3).  Including non-alcoholic beverages.

(4).  Overall consumer price index, excluding interest rates on mortgage bonds.

(5).  For metropolitan and other urban areas.

(6).  An administered price is defined by Statistics South Africa as the price of a product, which is set consciously by an individual producer or group of producers and/or any price, which can be determined or influenced by government, either directly, or through one or other government agencies/institutions without reference to market forces.

--------------------------------------------------------------------------------
S-158                                              QUARTERLY BULLETIN MARCH 2006

SOUTH AFRICAN RESERVE                                       BANK KEY INFORMATION
--------------------------------------------------------------------------------

CPIX INFLATION EXPECTATIONS(1)

Per cent

-----------------------------------------------------------------------------------------------------------------
                                          2004/02   2004/03   2004/04    2005/01    2005/02    2005/03    2005/04
-----------------------------------------------------------------------------------------------------------------

FINANCIAL ANALYSTS

Current year(2) .............(7114K)        5.1       4.8       4.3        4.0        4.2        4.3        4.1
One year ahead(2) ...........(7115K)        5.6       5.2       4.7        4.7        5.0        5.3        5.0
Two years ahead(2) ..........(7116K)        5.6       5.4       5.2        4.8        4.9        5.1        4.8

BUSINESS REPRESENTATIVES

Current year(2) .............(7117K)        6.6       6.3       6.1        4.7        4.7        4.8        4.9
One year ahead(2) ...........(7118K)        6.9       6.5       6.3        5.1        5.0        5.2        5.3
Two years ahead(2) ..........(7119K)        7.1       6.7       6.6        5.4        5.4        5.5        5.5

TRADE UNION REPRESENTATIVES

Current year(2) .............(7120K)        6.4       5.7       5.6        4.8        4.6        5.1        5.1
One year ahead(2) ...........(7121K)        6.4       5.8       5.6        4.6        4.7        5.2        5.4
Two years ahead(2) ..........(7122K)        6.5       6.0       5.7        4.8        4.7        5.5        5.3

ALL SURVEYED PARTICIPANTS

Current year(2) .............(7123K)        6.0       5.6       5.4        4.5        4.5        4.7        4.7
One year ahead(2) ...........(7124K)        6.3       5.8       5.5        4.8        4.9        5.2        5.2
Two years ahead(2) ..........(7125K)        6.4       6.0       5.8        5.0        5.0        5.4        5.2
-----------------------------------------------------------------------------------------------------------------

KB816

(1).  Source: Bureau for Economic Research, University of Stellenbosch.

(2).  In relation to the reference quarter.

                BUSINESS CYCLE PHASES OF SOUTH AFRICA SINCE 1945

--------------------------------------------------------------------------
UPWARD PHASE                                                   DURATION IN
                                                                    MONTHS

Post war                     -  July 1946                                7
May 1947                     -  November 1948                           19
March 1950                   -  December 1951                           22
April 1953                   -  April 1955                              25
October 1956                 -  January 1958                            16
April 1959                   -  April 1960                              13
September 1961               -  April 1965                              44
January 1966                 -  May 1967                                17
January 1968                 -  December 1970                           36
September 1972               -  August 1974                             24
January 1978                 -  August 1981                             44
April 1983                   -  June 1984                               15
April 1986                   -  February 1989                           35
June 1993                    -  November 1996                           42
September 1999               -
--------------------------------------------------------------------------

--------------------------------------------------------------------------
DOWNWARD PHASE                                                 DURATION IN
                                                                    MONTHS

August 1946                  -  April 1947                               9
December 1948                -  February 1950                           15
January 1952                 -  March 1953                              15
May 1955                     -  September 1956                          17
February 1958                -  March 1959                              14
May 1960                     -  August 1961                             16
May 1965                     -  December 1965                            8
June 1967                    -  December 1967                            7
January 1971                 -  August 1972                             20
September 1974               -  December 1977                           40
September 1981               -  March 1983                              19
July 1984                    -  March 1986                              21
March 1989                   -  May 1993                                51
December 1996                -  August 1999                             33
--------------------------------------------------------------------------

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                              S-159

KEY INFORMATION                                       SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

MONEY AND BANKING
SELECTED DATA

------------------------------------------------------------------------------------------------------------------------------------
                                              Percentage changes(1)
                     -------------------------------------------------------------------  Income velocity of circulation of money(4)
                                  Monetary aggregates(2)                   Credit(3)
End of               ---------------------------------------------------------------------------------------------------------------
                                                                       Private
                        M1(A)         M1          M2         M3        sector      Total      V1(A)      V1        V2        V3

                       (1370A)     (1371A)     (1373A)     (1374A)     (1347A)    (1368A)    (1420K)  (1421K)   (1422K)    (1423K)
------------------------------------------------------------------------------------------------------------------------------------

1999 ............       28.76       20.78       13.49       10.45        8.69       8.07      6.35      3.47      1.99       1.81
2000 ............        0.33        1.87        6.21        7.21       10.77       9.87      6.42      3.51      2.07       1.88
2001 ............       15.32       15.02       14.57       16.44       14.18      11.58      6.65      3.54      2.04       1.83
2002 ............       11.83       13.53       16.28       18.07        4.40       7.96      6.46      3.40      1.99       1.75
2003 ............       11.16        8.24       15.94       12.88       19.18      16.08      6.53      3.59      1.85       1.65
2004 ............       11.65        8.69       11.63       13.13       13.80      12.74      6.15      3.43      1.81       1.61
2005 ............       19.43       19.35       17.37       19.92       19.59      14.67      5.81      3.30      1.72       1.52

2003: Jan .......       12.78        6.89       14.02       14.88       13.23      15.88       ...       ...       ...        ...
      Feb .......        9.39        2.99       12.69       13.84       14.09      16.92       ...       ...       ...        ...
      Mar .......        6.17        3.41       11.24       13.34       16.34      17.51      6.59      3.57      1.94       1.71
      Apr .......        6.32        2.06       15.48       15.46       21.63      23.65       ...       ...       ...        ...
      May .......        2.66       -4.05       14.46       13.12       16.88      17.60       ...       ...       ...        ...
      Jun .......        4.02       -2.96       18.17       15.47       17.34      20.93      6.65      3.63      1.85       1.64
      Jul .......        2.01       -0.88       19.97       15.51       17.66      19.78       ...       ...       ...        ...
      Aug .......       -0.81       -2.65       16.60       12.71       16.19      15.80       ...       ...       ...        ...
      Sep .......        5.72        0.77       18.12       14.57       17.97      17.26      6.53      3.65      1.81       1.63
      Oct .......        9.18        3.88       17.04       13.10       19.14      18.96       ...       ...       ...        ...
      Nov .......        9.14        5.88       16.03       12.98       20.78      19.24       ...       ...       ...        ...
      Dec .......       11.16        8.24       15.94       12.88       19.18      16.08      6.36      3.50      1.80       1.62

2004: Jan .......       15.50       12.97       14.91       12.69        9.25       9.08       ...       ...       ...        ...
      Feb .......       23.65       20.40       17.08       15.27        8.25       8.93       ...       ...       ...        ...
      Mar .......        5.04       13.99       14.98       14.34        7.30       8.71      6.04      3.35      1.81       1.62
      Apr .......       18.84       13.93       11.83       12.77        2.44       3.94       ...       ...       ...        ...
      May .......       21.31       15.85        9.96       11.07        5.21       7.77       ...       ...       ...        ...
      Jun .......       20.08       19.76        9.43       11.26        5.95       7.66      6.09      3.45      1.83       1.61
      Jul .......       17.74       16.67        8.66       10.96        6.23       7.34       ...       ...       ...        ...
      Aug .......       20.27       19.81       11.13       13.97        8.19      10.12       ...       ...       ...        ...
      Sep .......       14.62       16.05       11.85       14.40        8.45       7.35      6.18      3.45      1.82       1.61
      Oct .......       15.80       15.48       13.56       15.54       10.52       8.96       ...       ...       ...        ...
      Nov .......       11.64       12.36       11.69       14.05       10.73      10.24       ...       ...       ...        ...
      Dec .......       11.65        8.69       11.63       13.13       13.80      12.74      6.28      3.45      1.78       1.58

2005: Jan .......       10.74        6.50       11.49       12.95       15.75      13.22       ...       ...       ...        ...
      Feb .......        5.73        4.26       11.26       12.60       17.56      13.86       ...       ...       ...        ...
      Mar .......       12.53        7.94       11.77       12.28       17.40      13.19      6.11      3.49      1.78       1.58
      Apr .......       18.61       15.25       15.91       14.99       20.74      17.00       ...       ...       ...        ...
      May .......       15.67       14.67       15.73       16.27       23.27      18.90       ...       ...       ...        ...
      Jun .......       15.84       13.63       17.02       17.08       22.42      17.47      5.73      3.30      1.73       1.53
      Jul .......       22.84       18.14       19.95       19.86       24.17      18.38       ...       ...       ...        ...
      Aug .......       19.43       20.36       19.45       19.00       22.73      18.10       ...       ...       ...        ...
      Sep .......       20.04       19.01       17.27       16.85       22.88      18.77      5.62      3.18      1.68       1.49
      Oct .......       20.79       18.43       15.14       15.92       19.25      14.31       ...       ...       ...        ...
      Nov .......       19.13       18.45       16.10       16.44       18.80      12.83       ...       ...       ...        ...
      Dec .......       19.43       19.35       17.37       19.92       19.59      14.67      5.79      3.23      1.70       1.50
------------------------------------------------------------------------------------------------------------------------------------

KB800

(1).  Measured over a twelve-month period.

(2).  Based on the consolidated liabilities of the monetary sector (as defined on pages S-18 and S-19).

(3).  Domestic credit extended by all monetary institutions.

(4).  The ratio of the gross domestic product at current prices, seasonally adjusted, to the average value of the relevant seasonally adjusted monetary aggregate.

--------------------------------------------------------------------------------
S-148                                              QUARTERLY BULLETIN MARCH 2006

SOUTH AFRICAN RESERVE BANK                                       KEY INFORMATION
--------------------------------------------------------------------------------

CAPITAL MARKET
SELECTED DATA

-------------------------------------------------------------------
                               Percentage change (1),(2)
                     ----------------------------------------------
                        Real                              Futures
                       estate      Total       Total     contracts
                     ----------    value      nominal    ----------
Period                Transfer      of       value of    Underlying
                        duty      shares       bonds      value(3)
                                 traded(3)   traded(4)

                      (2072A)     (2039A)      (2042A)     (2054A)
-------------------------------------------------------------------
1998(2)..........       -33.1        20.2        28.0       -10.2
1999 ............        45.2        89.8         9.2       157.6
2000 ............        12.7        17.8         5.5        -9.7
2001 ............        16.9        31.7        70.7       138.1
2002 ............        21.6        -4.4       -42.9       -49.9
2003 ............        62.3        11.3        15.3        53.5
2004 ............        39.3        42.3       -29.5        25.9
2005 ............        19.0        28.6        10.1        80.6

2002: Dec .......        21.6        -4.4       -42.9       -49.9

2003: Jan .......         8.7        10.8       -33.8       -53.4
      Feb .......        10.9        -5.0       -17.3       -42.0
      Mar .......        19.7        12.1       -28.3        -9.4
      Apr .......        11.3       -30.4       -35.2       -36.1
      May .......        25.0       -28.9       -16.7       -13.9
      Jun .......        28.0       -18.2        15.2         4.0
      Jul .......        32.6       -27.8         2.7       -39.3
      Aug .......        35.6       -17.9         8.0         3.8
      Sep .......        51.4        15.0        23.8        41.7
      Oct .......        40.4         4.7        -7.4         5.0
      Nov .......        33.4        18.2         6.3         9.1
      Dec .......        62.3        11.3        15.3        53.5

2004: Jan .......        45.1        47.8        -0.5        99.7
      Feb .......        54.6        26.8       -11.6        49.0
      Mar .......        65.5        34.2        -5.4        52.8
      Apr .......        47.6        51.5       -36.1        42.3
      May .......        53.6        29.5       -32.0        26.1
      Jun .......        75.0        33.6       -28.5        27.8
      Jul .......        50.2        20.0       -27.0        18.0
      Aug .......        56.9        40.3       -13.3        36.5
      Sep .......        55.6        14.3       -29.3        27.9
      Oct .......        37.2        34.6       -26.5         2.4
      Nov .......        69.3        74.1       -10.5        40.2
      Dec .......        39.3        42.3       -29.5        25.9

2005: Jan .......        42.5        -8.0       -15.9       -29.7
      Feb .......        34.1        21.7        -2.7        -7.6
      Mar .......        28.5        15.7        -5.1        32.7
      Apr .......        42.5        24.0        26.7        50.7
      May .......        15.3        11.2        10.0         6.8
      Jun .......        21.4        21.2        -0.9        68.9
      Jul .......        16.0        48.0       -14.6        41.6
      Aug .......        40.6        34.3       -11.2        32.6
      Sep .......        14.1        57.9        -4.8        87.9
      Oct .......        25.1        39.7        -5.4       107.1
      Nov .......        14.9         6.0        -3.3        75.0
      Dec .......        19.0        28.6        10.1        80.6

2006: Jan .......         6.4        75.9         2.8       117.3
-------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                     Percentage change (1),(2)
                    ------------------------------------------------------------     Price-
                                                                                    earnings
                                            Share prices                          ratio of all
                    ------------------------------------------------------------   classes of
Period              Gold mining  Resources   Financial   Industrial  All classes     shares

                       (2073A)    (2074A)      (2075A)     (2076A)     (2077A)      (2078A)
----------------------------------------------------------------------------------------------

1998(2) .........        14.5        -8.5       -10.4       -19.2       -13.4         13.5
1999 ............        24.3       118.0        47.0        43.3        50.9         12.8
2000 ............       -24.2         8.7        -0.2       -13.9        -2.8         13.4
2001 ............       100.7        82.0        -9.1         1.3        24.3         10.9
2002 ............        75.4        -4.9        -7.5        -7.3        -6.3         12.5
2003 ............       -12.7        -3.3         3.4        18.0         4.9         11.2
2004 ............       -28.5        -4.4        43.8        42.6        23.1         14.2
2005 ............        39.0        64.3        26.2        28.9        39.9         14.4

2002: Dec .......        75.4        -4.9        -7.5        -7.3        -6.3         11.8

2003: Jan .......        64.6        -8.0       -11.2       -10.2        -9.4         11.6
      Feb .......        16.7       -21.7        -8.9       -13.8       -16.5         11.0
      Mar .......        -8.1       -31.1       -15.7       -23.6       -25.5         10.3
      Apr .......       -26.3       -35.9       -20.9       -25.9       -29.5          9.7
      May .......       -33.1       -34.5       -22.2       -24.5       -28.7         10.0
      Jun .......       -21.6       -25.5       -12.6       -17.5       -20.1         10.6
      Jul .......       -16.1       -21.1        -5.2        -8.7       -13.5         10.6
      Aug .......        -4.9        -5.9        -2.7        -0.0        -3.3         11.5
      Sep .......       -12.5        -6.9        -2.5         7.1        -1.7         11.6
      Oct .......        -7.5        -6.4        -1.2        10.5        -0.1         11.9
      Nov .......        -7.6        -4.2        -4.0        11.8         0.7         12.4
      Dec .......       -12.7        -3.3         3.4        18.0         4.9         12.6

2004: Jan .......       -11.5         6.3        10.9        28.4        14.0         14.1
      Feb .......        -8.9        12.3        17.3        39.2        21.6         15.0
      Mar .......         5.6        21.1        25.8        52.0        31.6         14.6
      Apr .......         3.7        22.9        28.6        59.1        35.5         14.6
      May .......       -10.3        11.0        19.8        46.7        24.4         13.7
      Jun .......       -23.5         0.4        16.7        40.4        16.9         13.4
      Jul .......       -24.6         2.2        14.8        37.3        16.6         13.2
      Aug .......       -20.7         5.8        17.6        33.0        17.4         13.5
      Sep .......       -22.1         4.6        30.8        34.4        20.3         14.2
      Oct .......       -13.3         6.2        33.2        39.0        23.2         14.8
      Nov .......       -17.6         1.1        39.7        42.8        24.1         14.7
      Dec .......       -28.5        -4.4        43.8        42.6        23.1         14.8

2005: Jan .......       -38.1       -11.5        37.4        36.0        15.6         15.2
      Feb .......       -32.2        -4.0        37.9        36.1        19.4         14.5
      Mar .......       -23.6         2.8        41.2        36.7        23.5         14.2
      Apr .......       -23.0         8.8        33.7        26.8        21.3         13.8
      May .......       -18.5        15.6        43.5        35.2        29.6         13.7
      Jun .......         1.2        30.8        41.3        37.7        36.0         14.1
      Jul .......        11.3        39.7        47.1        49.4        45.2         14.8
      Aug .......        -5.4        29.6        54.7        51.2        43.5         14.2
      Sep .......         1.1        32.5        42.6        47.2        40.3         14.2
      Oct .......         4.2        35.3        31.6        37.6        35.2         14.2
      Nov .......        14.1        53.1        28.7        33.3        39.0         14.8
      Dec .......        39.0        64.3        26.2        28.9        39.9         15.1

2006: Jan .......        71.8        69.8        36.8        37.7        47.1         16.2
----------------------------------------------------------------------------------------------

KB801

(1).  Measured over a twelve-month period.

(2).  Annual figures reflect the values as at December.

(3).  Source: The JSE Limited.

(4).  Source: The Bond Exchange of South Africa as from July 1995.

--------------------------------------------------------------------------------
QUARTERLY BULLETIN MARCH 2006                                              S-149

KEY INFORMATION                                       SOUTH AFRICAN RESERVE BANK
--------------------------------------------------------------------------------

PUBLIC FINANCE
SELECTED DATA

------------------------------------------------------------------------------------------
                                            Percentage change (1)
                    ----------------------------------------------------------------------
                                         National Revenue account(2)
                    ----------------------------------------------------------------------
                                                 Domestic taxes on goods and services
                                             ---------------------------------------------
End of                Taxes on                               Excise duties
                      income,                            ----------------------
                    profits and    Taxes       Value-                  Other
                      capital        on        added                   excise
                       gains      property     tax(3)    Fuel levy     duties      Total

                      (4573E)      (4577E)    (4578E)     (4579E)     (4580E)     (4582E)
------------------------------------------------------------------------------------------

BUDGET(4)
2004/2005                10.0         2.4        10.9         4.5        14.7       10.3
2005/2006                 2.9         9.0         8.0        10.5        12.5        8.8

31 March

------------------------------------------------------------------------------------------
2000(5) .........         7.2        34.5        10.8         4.8         5.0        9.6
2001 ............         8.6         4.5        12.6         1.4         3.6        9.4
2002 ............        16.8        16.3        12.1         3.0         8.0        9.8
2003 ............        11.7         9.9        14.9         2.8         9.7       12.3
2004 ............         4.5        31.9        15.0         8.6         9.0       12.9
2005 ............        13.5        34.4        21.7        12.2        14.6       19.3

31 December

2000 ............         5.7         3.2        10.2         4.3         2.3        8.6
2001 ............        22.3        15.0        12.4         1.3         5.4        9.6
2002 ............         9.4        16.2        17.1         2.7        12.4       13.5
2003 ............         4.6        18.2        11.8         4.5        10.6       10.9
2004 ............         9.7        40.0        21.5        15.5        10.9       19.0
2005 ............        19.3        25.4        17.3         7.2        12.1       15.2

2000: 04 ........         4.2        24.6         6.1        13.7         3.0        6.7

2001: 01 ........        16.0        16.1        18.6        -3.6         6.2       12.8
      02 ........        41.4         2.3         8.2         7.8        11.3        8.8
      03 ........         5.8        23.3         7.5        10.1         6.3        8.0
      04 ........        29.3        19.5        15.2        -7.2        -0.8        8.8

2002: 01 ........        -1.2        20.8        16.6         2.7        14.5       13.2
      02 ........        14.6        30.0        27.3         2.4        -1.3       19.3
      03 ........        20.8        12.3        16.7         0.7        24.8       13.6
      04 ........         6.2         3.8         9.5         5.1        10.5        8.8

2003: 01 ........         7.7        -2.8         9.2         2.9         5.9        9.0
      02 ........         6.2         2.6         5.5       -41.3        24.7       -1.2
      03 ........         8.8        43.1         9.1        49.0       -13.3       12.7
      04 ........        -2.9        31.9        23.4         7.9        31.2       22.3

2004: 01 ........         7.1        51.9        20.9        19.2         1.1       16.5
      02 ........         0.8        50.7        24.4        91.6        17.6       30.5
      03 ........        12.7        18.4        21.6       -17.3        27.9       14.1
      04 ........        17.8        45.4        19.7        15.6         3.4       17.0

2005: 01 ........        22.3        28.3        21.4         6.7        14.0       17.9
      02 ........        23.1        24.0         9.7        11.6        11.4       10.6
      03 ........        17.9        29.6        19.5         8.1        11.2       16.8
      04 ........        15.1        20.6        18.0         3.1        11.7       15.3
------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                                     Percentage change(1)
                     ----------------------------------------------------------------------------------

                                    National Revenue account(2)                         National
                     ----------------------------------------------------------        government
                      Taxes on                                                          finances
                      interna-                                                          cash-flow
End of                 tional                                                           adjusted
                       trade                                                     ----------------------
                        and                                            Total
                      transac-     Other      Non-tax      Total       expen-                 Expen-
                       tions       taxes      revenue     revenue      diture     Revenue     diture

                      (4592E)     (4593E)     (4596E)     (4597E)     (4601E)     (4045E)     (4049E)
-------------------------------------------------------------------------------------------------------

BUDGET(4)
2004/2005                24.5        -3.9         8.5         9.4        12.2         --           --
2005/2006                -0.7       -13.2        46.8         6.5        13.4         --           --

31 March

-------------------------------------------------------------------------------------------------------
2000(5) .........        12.0         8.7         2.2         8.4         6.1        7.5          5.1
2001 ............        21.4        -3.5       -26.3         8.6         8.1        9.4          9.4
2002 ............         5.5        13.2        16.1        15.1        12.4       14.8         10.5
2003 ............        10.8        13.5        14.1        12.4        10.9       12.4         11.8
2004 ............       -12.5       -32.5        23.1         7.2        12.8        7.4         13.2
2005 ............        57.9       -23.4         3.1        16.2        12.1       16.2         11.0

31 December

2000 ............        26.4        -5.1       -27.3         6.5         6.2        6.3          6.8
2001 ............         7.7        19.5        -5.5        17.8        11.8       17.4         11.2
2002 ............         9.3       179.1         5.1        12.6        12.8       14.0         10.8
2003 ............       -13.9      -116.0        57.5         4.9        12.8        4.3         13.7
2004 ............        41.7       -61.5        -7.0        13.7        11.4       13.5         12.2
2005 ............        49.8      -567.7        37.0        20.1        12.8       20.6         12.6

2000: 04 ........         8.9       -24.0       -42.9         5.3         7.1        4.4          6.1

2001: 01 ........        10.8        14.4       -28.8        14.1        14.7       16.1         13.7
      02 ........        12.6      -809.7       -91.7        18.3        10.1       16.3         10.4
      03 ........       -14.0     1 014.8       110.4        16.3        13.0       14.4         11.3
      04 ........        26.7      -159.0       162.2        22.5         8.9       22.5          9.0

2002: 01 ........        -0.5        -8.7        33.3         5.3        16.5        7.6         11.0
      02 ........        18.4      -138.9       409.7        25.8        11.8       30.9         10.9
      03 ........         2.5       -59.0       -19.3        11.6        10.9        9.6         12.7
      04 ........        13.5      -910.4       -30.5        10.0        11.8       11.4          8.1

2003: 01 ........         7.7      -793.4        52.4         4.9         9.5        2.2         14.6
      02 ........         8.3       -90.5       118.2         3.0         8.1        3.4          6.1
      03 ........       -43.7       -44.2        32.1         8.0        17.4        9.1         16.4
      04 ........       -21.2       -59.1        57.9         3.9        16.3        2.8         17.9

2004: 01 ........        13.9       -81.5       -20.0        13.9         9.8       14.3         12.8
      02 ........        -1.3      -162.2        -9.2         9.8        15.8        7.5         16.6
      03 ........       145.8       -85.4        22.5        13.7         7.8       13.5          7.2
      04 ........        54.4       -87.3       -16.0        16.9        13.2       18.1         12.8

2005: 01 ........        85.9      -274.3        10.2        23.4        12.4       24.3          8.6
      02 ........        29.2       -93.5         5.8        19.6        14.3       19.6         12.8
      03 ........        57.1       238.9        85.7        21.4        11.2       21.8         14.7
      04 ........        39.5        19.1        32.6        16.7        13.4       17.1         14.9
-------------------------------------------------------------------------------------------------------

KB802

(1).  Compared with the corresponding period of the preceding fiscal year.

(2).  The information on this page is an analysis of the National Revenue Fund.

(3).  Before 1983 sales duty is included and before October 1991 general sales tax is included.

(4).  Compared with the actual outcome of previous fiscal years.

(5).  Before April 2000, the basis of reporting revenue and expenditure was bank statement transactions, whereas the current reporting relies on cash book transactions as reported in the Statement of Revenue, Expenditure and
      Borrowing and is therefore not strictly comparable with data prior to
      April 2000. Total revenue includes amounts in transit before April 2000.

--------------------------------------------------------------------------------
S-150                                              QUARTERLY BULLETIN MARCH 2006

SOUTH AFRICAN RESERVE BANK                                       KEY INFORMATION
--------------------------------------------------------------------------------

PUBLIC FINANCE
SELECTED DATA

------------------------------------------------------------------------------------------
                                               Percentage of GDP
                     ---------------------------------------------------------------------

                                                                                    Non-
                                                                                 financial
                         National government finance    Deficit (-)/   Total      public-
                     ----------------------------------  Surplus (+)  national    sector
End of                                                    adjusted    govern-    borrowing
                                   Expen-   Deficit (-)/  for cash      ment     require-
                       Revenue     diture   Surplus (+)    flows      debt(1)      ment

                       (4433K)     (4434K)    (4420K)     (4423K)     (4424K)     (4432K)
------------------------------------------------------------------------------------------

BUDGET(5)
2004/2005                24.6        27.7        -3.1          --          --        3.2
2005/2006                24.2        27.3        -3.1          --          --        3.9

31 March

2000 ............        23.7        25.8        -2.1        -2.0        46.6        1.4
2001 ............        22.7        24.6        -1.9        -1.9        43.9        1.8
2002 ............        23.7        25.1        -1.4        -1.0        43.9        0.5
2003 ............        23.3        24.3        -1.1        -0.9        38.6        1.3
2004 ............        23.3        25.7        -2.3        -2.2        36.9        2.4
2005 ............        24.5        26.0        -1.5        -1.1        35.7        1.8

31 December

2000 ............        22.5        24.4        -1.9        -2.1        44.4        1.5
2001 ............        24.0        24.7        -0.7        -0.8        45.3       -0.2
2002 ............        23.6        24.3        -0.7        -0.1        38.9        0.9
2003 ............        23.0        25.5        -2.5        -2.2        39.8        2.4
2004 ............        23.7        25.7        -2.0        -2.0        37.5        3.5
2005 ............        25.9        26.4        -0.5        -0.3        35.8       -1.1

2000: 04 ........        22.9        21.4         1.5         1.1        44.4       -1.1

2001: 01 ........        26.0        27.2        -1.2        -0.5        43.9        1.0
      02 ........        21.0        24.2        -3.2        -4.6        44.4        0.0
      03 ........        23.3        26.3        -3.0        -2.3        44.9        2.7
      04 ........        25.6        21.3         4.3         3.9        45.3       -4.2

2002: 01 ........        24.5        28.3        -3.8        -1.3        43.9        3.5
      02 ........        22.9        23.5        -0.5        -0.9        44.1       -2.6
      03 ........        22.4        25.2        -2.7        -2.8        42.5        5.7
      04 ........        24.5        20.7         3.8         4.3        38.9       -3.2

2003: 01 ........        23.2        28.0        -4.8        -4.2        38.6        5.2
      02 ........        22.0        23.7        -1.6        -1.5        39.5        0.0
      03 ........        22.7        27.6        -5.0        -4.6        39.2        5.0
      04 ........        24.1        22.8         1.3         1.3        39.8       -2.3

2004: 01 ........        24.5        28.4        -4.0        -4.1        36.9        6.9
      02 ........        22.1        25.1        -2.9        -3.4        37.2        3.0
      03 ........        23.0        26.7        -3.6        -3.1        37.8        3.4
      04 ........        25.1        23.1         2.1         2.5        37.5       -2.0

2005: 01 ........        27.4        29.0        -1.6        -0.5        35.7        2.9
      02 ........        24.4        26.5        -2.0        -2.2        36.6       -2.3
      03 ........        25.5        27.1        -1.5        -1.8        36.2       -0.2
      04 ........        26.3        23.5         2.9         3.1        35.8       -3.2
------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                                Percentage of total revenue
                     ----------------------------------------------------------------------------------
                           Taxes on income, profits         Domestic taxes on goods            Taxes
                               and capital gains                 and  services                  on
                     ---------------------------------------------------------------------   interna-
                                                                         Excise duties        tional
                                                                     ---------------------     trade
End of                 Tax on      Tax on                  Value-                  Other        and
                      indivi-      compa-                  added                  excise     transac-
                       duals      nies(2)     Total(3)     tax(4)    Fuel levy    duties       tions

                      (4429K)     (4430K)     (4425K)     (4431K)     (4437K)    (4435K)      (4438K)
-------------------------------------------------------------------------------------------------------

BUDGET(5)

2004/2005                32.6        25.2        57.9        27.4         5.3        4.2          3.2
2005/2006                31.8        22.5        54.3        28.7         5.6        4.2          3.6

31 March

2000 ............        43.5        15.0        58.5        24.4         7.2        4.5          3.4
2001 ............        40.3        18.2        58.5        25.3         6.7        4.3          3.8
2002 ............        36.7        22.7        59.4        24.6         6.0        4.1          3.5
2003 ............        34.0        25.0        59.0        25.2         5.5        4.0          3.4
2004 ............        33.2        24.3        57.5        27.0         5.6        4.0          2.8
2005 ............        32.2        24.0        56.2        28.3         5.4        4.0          3.8

31 December

2000 ............        42.1        16.0        58.2        25.1         7.0        4.4          3.9
2001 ............        36.2        24.2        60.4        23.9         6.1        3.9          3.6
2002 ............        33.9        24.7        58.6        24.9         5.5        3.9          3.4
2003 ............        34.2        24.3        58.5        26.5         5.5        4.2          2.8
2004 ............        33.2        23.2        56.4        28.3         5.6        4.1          3.5
2005 ............        31.0        25.0        56.0        27.7         5.0        3.8          4.4

2000: 04 ........        39.6        19.7        59.3        24.4         7.2        4.3          4.0

2001: 01 ........        38.7        22.3        61.0        24.0         5.7        4.5          2.6
      02 ........        37.0        29.1        66.1        24.1         7.1        4.0          3.9
      03 ........        36.1        16.0        52.1        24.7         6.3        3.8          3.6
      04 ........        33.3        29.3        62.6        22.9         5.4        3.5          4.1

2002: 01 ........        40.3        17.0        57.3        26.6         5.6        4.9          2.4
      02 ........        30.0        30.2        60.2        24.4         5.7        3.1          3.7
      03 ........        33.7        22.7        56.5        25.8         5.7        4.2          3.3
      04 ........        31.8        28.6        60.4        22.8         5.2        3.5          4.2

2003: 01 ........        40.6        18.2        58.8        27.7         5.4        5.0          2.5
      02 ........        31.4        30.7        62.1        25.0         3.3        3.8          3.9
      03 ........        33.9        22.9        56.9        26.1         7.8        3.4          1.7
      04 ........        31.2        25.3        56.5        27.1         5.4        4.4          3.2

2004: 01 ........        36.0        19.3        55.3        29.4         5.7        4.4          2.5
      02 ........        32.5        24.5        57.0        28.4         5.7        4.1          3.5
      03 ........        34.0        22.3        56.3        27.9         5.7        3.8          3.8
      04 ........        30.5        26.4        56.9        27.8         5.3        3.9          4.2

2005: 01 ........        31.9        22.9        54.8        28.9         4.9        4.1          3.7
      02 ........        31.5        27.2        58.6        26.0         5.3        3.8          3.8
      03 ........        31.2        23.5        54.7        27.5         5.1        3.5          4.9
      04 ........        29.7        26.5        56.2        28.1         4.7        3.8          5.1
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KB803

(1).  As at the end of the period.

(2).  Including secondary tax on companies and tax on retirement funds.

(3).  Including other taxes on income and profits not divisible between individuals and companies.

(4).  Before 1983 sales duty is included and before October 1991 general sales tax is included.

(5).  Compared with the actual outcome of previous fiscal years.

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QUARTERLY BULLETIN MARCH 2006                                              S-151